FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-226850-05

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated January 27, 2020, may be amended or completed prior to time of sale.

$792,922,000 (Approximate)

BBCMS Mortgage Trust 2020-C6
(Central Index Key Number 0001797679)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2020-C6

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2020-C6 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2020-C6. The assets of the issuing entity will primarily consist of (i) a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates, and (ii) a subordinate interest in a commercial mortgage loan, which is generally the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in March 2020. The rated final distribution date for the certificates is the distribution date in February 2053.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$14,352,000%		(5)	December 2024
Class A-2	$88,400,000%		(5)	January 2025
Class A-3	(6)%		(5)	(6)
Class A-4	(6)%		(5)	(6)
Class A-SB	$26,810,000%		(5)	November 2029
Class X-A	$615,862,000	(7)%	Variable(8)	NAP
Class X-B	$177,060,000	(9)%	Variable(10)	NAP
Class A-S	$105,576,000%		(5)	January 2030
Class B	$37,392,000%		(5)	January 2030
Class C	$34,092,000%		(5)	February 2030

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 59 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., SG Americas Securities, LLC, Bancroft Capital, LLC and Drexel Hamilton, LLC will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 72.7% of each class of offered certificates and SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 27.3% of each class of offered certificates. Bancroft Capital, LLC and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 19, 2020. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately    % of the aggregate certificate balance of the offered certificates, plus accrued interest from February 1, 2020, before deducting expenses payable by the depositor.

Barclays	Société Générale
Co-Lead Managers and Joint Bookrunners
Bancroft Capital, LLC	Drexel Hamilton
Co-Managers

February      , 2020

BBCMS Mortgage Trust 2020-C6

Commercial Mortgage Pass-Through Certificates, Series 2020-C6

Idaho
1 property
$4,051,000
0.4% of total
Nebraska
1 property
$905,786
0.1% of total
South Dakota
3 properties
$4,337,867
0.5% of total
Missouri
4 properties
$15,915,618
1.8% of total
Minnesota
2 properties
$19,154,518
2.1% of total
Illinois
10 properties
$38,892,217
4.3% of total
Indiana
3 properties
$15,419,607
1.7% of total
Michigan
2 properties
$10,372,796
1.1% of total
Pennsylvania
4 properties
$45,144,923
5.0% of total
New York
11 properties
$193,770,000
21.4% of total
Washington
1 property
$50,000,000
5.5% of total
New Hampshire
1 property
$779,507
0.1% of total
Ohio
5 properties
$9,729,279
1.1% of total
Massachusetts
1 property
$3,642,000
0.4% of total
Oregon
1 property
$28,000,000
3.1% of total
New Jersey
2 properties
$54,288,250
6.0% of total
Nevada
1 property
$43,750,000
4.8% of total
Maryland
1 property
$14,500,000
1.6% of total
California
4 properties
$129,100,000
14.3% of total
Virginia
4 properties
$10,725,766
1.2% of total
Arizona
2 properties
$18,950,000
2.1% of total
South Carolina
3 properties
$2,176,125
0.2% of total
North Carolina
2 properties
$52,131,731
5.8% of total
Georgia
19 properties
$54,845,768
6.1% of total
Kansas
2 properties
$1,153,021
0.1% of total
Oklahoma
1 property
$8,519,344
0.9% of total
Texas
1 property
$663,283
0.1% of total
Mississippi
6 properties
$4,530,886
0.5% of total
Tennessee
4 properties
$28,689,625
3.2% of total
Florida
8 properties
$28,226,451
3.1% of total
Louisiana
3 properties
$8,367,692
0.9% of total
Alabama
5 properties
$3,270,087
0.4% of total
Percentage of
Initial Pool Balance
0.1% – 3.0%
3.1% – 6.0%
6.1% – 21.4%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$14,352,000		30.000%	%	(5)	December 2024	2.87	3/20 – 12/24
A-2	$88,400,000		30.000%	%	(5)	January 2025	4.84	12/24 – 1/25
A-3	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-4	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-SB	$26,810,000		30.000%	%	(5)	November 2029	7.41	1/25 – 11/29
X-A	$615,862,000	(7)	NAP	%	Variable(8)	NAP	NAP	NAP
X-B	$177,060,000	(9)	NAP	%	Variable(10)	NAP	NAP	NAP
A-S	$105,576,000		18.000%	%	(5)	January 2030	9.91	1/30 – 1/30
B	$37,392,000		13.750%	%	(5)	January 2030	9.91	1/30 – 1/30
C	$34,092,000		9.875%	%	(5)	February 2030	9.96	1/30 – 2/30
Non-Offered Pooled Certificates
X-D	$29,693,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
D	$12,097,000		8.500%	%	(5)	February 2030	9.99	2/30 – 2/30
E	$17,596,000		6.500%	%	(5)	February 2030	9.99	2/30 – 2/30
F-RR	$8,798,000		5.500%	%	(5)	February 2030	9.99	2/30 – 2/30
G-RR	$13,198,000		4.000%	%	(5)	February 2030	9.99	2/30 – 2/30
H-RR	$8,798,000		3.000%	%	(5)	February 2030	9.99	2/30 – 2/30
J-RR	$9,897,000		1.875%	%	(5)	February 2030	9.99	2/30 – 2/30
NR-RR	$16,497,147		0.000%	%	(5)	February 2030	9.99	2/30 – 2/30
S(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
VRR Interest	$24,200,000		NAP	%	(15)	February 2030	9.18	3/20 – 2/30
Non-Offered Loan-Specific Certificates
F5T-A(16)	$23,085,000		78.419%	%	(17)	January 2030	9.91	1/30 – 1/30
F5T-B(16)	$26,410,000		53.730%	%	(17)	January 2030	9.91	1/30 – 1/30
F5T-C(16)	$28,690,000		26.909%	%	(17)	January 2030	9.91	1/30 – 1/30
F5T-D(16)	$28,785,000		0.000%	%	(17)	January 2030	9.91	1/30 – 1/30
F5T-VRR Interest(16)	$5,630,000		NAP	NAP	WAC(18)	January 2030	9.91	1/30 – 1/30

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates”, “Non-Offered Pooled Certificates” or “Non-Offered Loan-Specific Certificates” in the table above, and the VRR Interest is not offered by this prospectus. The certificate balance of the F5T-VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates”, “Non-Offered Pooled Certificates” or “Non-Offered Loan-Specific Certificates” in the table above, and the F5T-VRR Interest is not offered by this prospectus.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentage for each class of pooled principal balance certificates does not include the subordination provided by the trust subordinate companion loan related to the F5 Tower mortgage loan. None of the Class F5T-A, Class F5T-B, Class F5T-C or Class F5T-D certificates or the F5T-VRR interest (collectively, the “loan-specific certificates”) will provide credit support to any other class of certificates except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the F5 Tower mortgage loan. The initial credit support percentages of the loan-specific certificates are based on the F5 Tower trust subordinate companion loan. The approximate initial credit support percentages shown in the table above take into account the VRR Interest and the F5T-VRR Interest, as applicable. Losses incurred on the trust subordinate companion loan will be allocated between the F5T-VRR Interest, on the one hand, and the loan-specific certificates with a certificate balance, on the other hand, pro rata in accordance with their respective outstanding certificate balances. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the pooled non-VRR certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Description of the Certificates”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific certificates, the trust subordinate companion loan) and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans (or, in the case of the loan-specific certificates, the trust subordinate companion loan).

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates (collectively, the “pooled principal balance certificates” will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $486,300,000, subject to a variance of plus or minus 5%. In the event that the Class A-4 certificates are issued with an initial certificate balance of $486,300,000, the Class A-3 certificates will not be issued and the Class A-4 certificates will be renamed Class A-3.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-3	$0 - $230,000,000	NAP – December 2029	NAP – 9.80	NAP / 11/29 – 12/29
Class A-4	$256,300,000 - $486,300,000	January 2030	9.87 – 9.84	12/29 – 1/30 / 11/29 – 1/30

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR Interest. The Class S certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(15)	The effective interest rate for the VRR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loan. The trust subordinate companion loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan”.

(17)	The pass-through rates for the Class F5T-A, Class F5T-B, Class F5T-C and Class F5T-D certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the net mortgage rate on the trust subordinate companion loan, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the net mortgage rate on the trust subordinate companion loan, or (iv) a variable rate per annum equal to the net mortgage rate on the trust subordinate companion loan minus a specified percentage. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(18)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the F5T-VRR interest will be the net mortgage rate on the trust subordinate companion loan.

The Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class NR-RR, Class S, Class R certificates, the VRR Interest and the loan-specific certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Risk Factors	59
The Certificates May Not Be a Suitable Investment for You	59
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	59
Risks Related to Market Conditions and Other External Factors	59
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	59
Other Events May Affect the Value and Liquidity of Your Investment	60
Risks Relating to the Mortgage Loans	60
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	60
Risks of Commercial and Multifamily Lending Generally	61
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	62
General	62
A Tenant Concentration May Result in Increased Losses	63
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	64
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	64
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	65
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	65
Early Lease Termination Options May Reduce Cash Flow	66
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	67
Office Properties Have Special Risks	67
Retail Properties Have Special Risks	68
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	68
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	69
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	69
Mixed Use Properties Have Special Risks	70
Multifamily Properties Have Special Risks	70
Healthcare-Related Properties Have Special Risks	72
Hotel Properties Have Special Risks	73
Risks Relating to Affiliation with a Franchise or Hotel Management Company	75
Industrial Properties Have Special Risks	76
Risks Related to Casino Properties	77
Self Storage Properties Have Special Risks	78
Data Center Properties Have Special Risks	79
Manufactured Housing Community Properties Have Special Risks	79
Condominium Ownership May Limit Use and Improvements	80
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	82
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	82
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	84
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	85
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	86

Risks Related to Zoning Non-Compliance and Use Restrictions	88
Risks Relating to Inspections of Properties	89
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	89
Insurance May Not Be Available or Adequate	89
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	90
Terrorism Insurance May Not Be Available for All Mortgaged Properties	91
Risks Associated with Blanket Insurance Policies or Self-Insurance	92
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	92
Limited Information Causes Uncertainty	93
Historical Information	93
Ongoing Information	93
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	93
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	94
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	95
Static Pool Data Would Not Be Indicative of the Performance of this Pool	95
Appraisals May Not Reflect Current or Future Market Value of Each Property	96
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	97
The Borrower’s Form of Entity May Cause Special Risks	97
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	100
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	100
Other Financings or Ability to Incur Other Indebtedness Entails Risk	101
Tenancies-in-Common May Hinder Recovery	103
Risks Relating to Delaware Statutory Trusts	103
Risks Relating to Enforceability of Cross-Collateralization	103
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	104
Risks Associated with One Action Rules	104
State Law Limitations on Assignments of Leases and Rents May Entail Risks	104
Risks of Anticipated Repayment Date Loans	105
Various Other Laws Could Affect the Exercise of Lender’s Rights	105
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	105
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	106
Risks Related to Ground Leases and Other Leasehold Interests	107
Sale-Leaseback Transactions Have Special Risks	109
Increases in Real Estate Taxes May Reduce Available Funds	110
Risks Relating to Tax Credits	110
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	111
Risks Related to Conflicts of Interest	111
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	111
The Servicing of the Kings Plaza Whole Loan Will Shift to Other Servicers	114
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	114
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	116
Potential Conflicts of Interest of the Operating Advisor	118

Potential Conflicts of Interest of the Asset Representations Reviewer	119
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	119
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	122
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	122
Other Potential Conflicts of Interest May Affect Your Investment	123
Other Risks Relating to the Certificates	123
The Certificates Are Limited Obligations	123
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	124
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	124
EU Risk Retention and Due Diligence Requirements	126
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	127
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	129
General	129
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	130
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	131
Losses and Shortfalls May Change Your Anticipated Yield	132
Risk of Early Termination	132
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	133
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	133
You Have Limited Voting Rights	133
The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	134
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	136
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	137
Risks Relating to Modifications of the Mortgage Loans	138
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	139
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Pooled Non-VRR Certificates, and Payments Allocated to the Pooled Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	140
Risks Relating to Interest on Advances and Special Servicing Compensation	140
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	141
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	141
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	142
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	142
Tax Considerations Relating to Foreclosure	142
REMIC Status	143
Material Federal Tax Considerations Regarding Original Issue Discount	143

Description of the Mortgage Pool	143
General	143
Co-Originated and Third-Party Originated Mortgage Loans	145
Certain Calculations and Definitions	145
Definitions	146
Mortgage Pool Characteristics	160
Overview	160
Property Types	161
Office Properties	161
Retail Properties	162
Mixed Use Properties	162
Multifamily Properties	163
Hotel Properties	164
Industrial Properties	165
Self Storage Properties	166
Manufactured Housing Community Properties	166
Specialty Use Concentrations	166
Mortgage Loan Concentrations	167
Top Fifteen Mortgage Loans or Group of Cross-Collateralized Mortgage Loans	167
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	168
Geographic Concentrations	169
Mortgaged Properties with Limited Prior Operating History	169
Tenancies-in-Common or Diversified Ownership	170
Delaware Statutory Trusts	170
Condominium and Other Shared Interests	170
Fee & Leasehold Estates; Ground Leases	171
Environmental Considerations	173
Redevelopment, Renovation and Expansion	177
Assessment of Property Value and Condition	177
Litigation and Other Considerations	178
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	179
Tenant Issues	181
Tenant Concentrations	181
Lease Expirations and Terminations	181
Expirations	181
Terminations	182
Other	183
Purchase Options and Rights of First Refusal	184
Affiliated Leases	186
Competition from Certain Nearby Properties	186
Insurance Considerations	186
Use Restrictions	187
Appraised Value	188
Non-Recourse Carveout Limitations	188
Real Estate and Other Tax Considerations	189
Delinquency Information	191
Certain Terms of the Mortgage Loans	191
Amortization of Principal	191
Due Dates; Mortgage Rates; Calculations of Interest	192
Single Purpose Entity Covenants	192
ARD Loans	192
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	193
Voluntary Prepayments	194
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	195
Defeasance	196

Releases; Partial Releases	197
Escrows	199
Mortgaged Property Accounts	200
Exceptions to Underwriting Guidelines	201
Additional Indebtedness	202
General	202
Whole Loans	203
Mezzanine Indebtedness	203
Other Secured Indebtedness	206
Preferred Equity	206
Other Unsecured Indebtedness	207
The Whole Loans	207
General	207
The Serviced Pari Passu Whole Loans	213
Intercreditor Agreement	213
Control Rights with respect to Serviced Pari Passu Whole Loans	213
Certain Rights of each Non-Controlling Holder	214
Sale of Defaulted Mortgage Loan	214
The Non-Serviced Pari Passu Whole Loans	215
Intercreditor Agreement	215
Control Rights	216
Certain Rights of each Non-Controlling Holder	216
Custody of the Mortgage File	217
Sale of Defaulted Mortgage Loan	217
The Serviced AB Whole Loan	217
The F5 Tower Whole Loan	217
The Non-Serviced AB Whole Loans	223
The Parkmerced Whole Loan	223
The 650 Madison Avenue Whole Loan	233
The Bellagio Hotel and Casino Whole Loan	239
Additional Information	248
Transaction Parties	248
The Sponsors and Mortgage Loan Sellers	248
Barclays Capital Real Estate Inc.	248
General	248
Barclays’ Securitization Program	249
Review of Barclays Mortgage Loans	250
Barclays’ Underwriting Guidelines and Processes	251
Compliance with Rule 15Ga-1 under the Exchange Act	254
Retained Interests in This Securitization	254
Societe Generale Financial Corporation	255
General	255
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	255
Societe Generale Financial Corporation’s Underwriting Standards	256
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	259
Compliance with Rule 15Ga-1 under the Exchange Act	261
Retained Interests in This Securitization	262
Starwood Mortgage Capital LLC	262
General	262
Starwood’s Securitization Program	262
Review of SMC Mortgage Loans	262
Starwood’s Underwriting Guidelines and Processes	264
Exceptions to Starwood’s Underwriting Guidelines	267
Servicing	268
Compliance with Rule 15Ga-1 under the Exchange Act	268

Retained Interests in This Securitization	268
The Depositor	268
The Issuing Entity	269
The Trustee and the Certificate Administrator	270
The Master Servicer and Special Servicer	271
The Operating Advisor and Asset Representations Reviewer	275
The Affiliated Special Servicer	276
The MRCD 2019-PARK Master Servicer, the MRCD 2019-PARK Special Servicer, the MAD 2019-650M Master Servicer, the Benchmark 2020-B16 Special Servicer, the BANK 2020-BNK25 Special Servicer and the BX 2019-OC11 Master Servicer	280
Credit Risk Retention	283
General	283
Qualifying CRE Loans	284
The VRR Interest	284
Material Terms of the VRR Interest	284
General	284
VRR Available Funds	284
Allocation of Pooled VRR Realized Losses	285
Priority of Distributions on the VRR Interest	285
Yield Maintenance Charges and Prepayment Premiums	286
Excess Interest	287
HRR Certificates	287
The Third Party Purchaser	288
Determination of Amount of Required Horizontal Credit Risk Retention	289
General	289
Swap-Priced Principal Balance Certificates	289
Swap Yield Curve	290
Credit Spread Determination	290
Discount Yield Determination	291
Determination of Class Sizes	291
Target Price Determination	292
Determination of Assumed Certificate Coupon	292
Determination of Swap-Priced Expected Price	293
Interest-Only Certificates	293
Treasury Yield Curve	293
Credit Spread Determination	294
Discount Yield Determination	294
Determination of Scheduled Certificate Interest Payments	295
Determination of Interest–Only Expected Price	295
Yield-Priced Principal Balance Certificates	295
Determination of Class Size	295
Determination of Yield-Priced Expected Price	295
Hedging, Transfer and Financing Restrictions	296
Operating Advisor	297
Representations and Warranties	298
Description of the Certificates	299
General	299
Distributions	302
Method, Timing and Amount	302
Available Funds	302
Priority of Distributions	305
Pass-Through Rates	309
Interest Distribution Amount	311
Principal Distribution Amount	312
Certain Calculations with Respect to Individual Mortgage Loans	314
Excess Interest	315

Application Priority of Mortgage Loan Collections or Whole Loan Collections	315
Allocation of Yield Maintenance Charges and Prepayment Premiums	318
Assumed Final Distribution Date; Rated Final Distribution Date	320
Prepayment Interest Shortfalls	320
Subordination; Allocation of Realized Losses	322
Reports to Certificateholders; Certain Available Information	325
Certificate Administrator Reports	325
Information Available Electronically	331
Voting Rights	336
Delivery, Form, Transfer and Denomination	337
Book-Entry Registration	337
Definitive Certificates	340
Certificateholder Communication	340
Access to Certificateholders’ Names and Addresses	340
Requests to Communicate	340
List of Certificateholders	341
Description of the Mortgage Loan Purchase Agreements	341
General	341
Dispute Resolution Provisions	352
Asset Review Obligations	353
Pooling and Servicing Agreement	353
General	353
Assignment of the Mortgage Loans	353
Servicing Standard	354
Subservicing	355
Advances	356
P&I Advances	356
Servicing Advances	357
Nonrecoverable Advances	358
Recovery of Advances	359
Accounts	361
Withdrawals from the Collection Account	363
Servicing and Other Compensation and Payment of Expenses	366
General	366
Master Servicing Compensation	371
Special Servicing Compensation	373
Disclosable Special Servicer Fees	377
Certificate Administrator and Trustee Compensation	378
Operating Advisor Compensation	378
Asset Representations Reviewer Compensation	379
CREFC® Intellectual Property Royalty License Fee	379
Appraisal Reduction Amounts	380
Maintenance of Insurance	387
Modifications, Waivers and Amendments	390
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	394
Inspections	395
Collection of Operating Information	396
Special Servicing Transfer Event	396
Asset Status Report	399
Realization Upon Mortgage Loans	402
Sale of Defaulted Loans and REO Properties	405
The Directing Certificateholder	408
General	408
Major Decisions	410
Asset Status Report	413
Replacement of the Special Servicer	413

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	413
Servicing Override	415
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	416
Rights of the Holders of Serviced Pari Passu Companion Loans	416
Limitation on Liability of Directing Certificateholder	416
The Operating Advisor	417
General	417
Duties of Operating Advisor At All Times	418
Annual Report	419
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	420
Recommendation of the Replacement of the Special Servicer	421
Eligibility of Operating Advisor	421
Other Obligations of Operating Advisor	422
Delegation of Operating Advisor’s Duties	422
Termination of the Operating Advisor With Cause	423
Rights Upon Operating Advisor Termination Event	423
Waiver of Operating Advisor Termination Event	424
Termination of the Operating Advisor Without Cause	424
Resignation of the Operating Advisor	424
Operating Advisor Compensation	425
The Asset Representations Reviewer	425
Asset Review	425
Asset Review Trigger	425
Asset Review Vote	426
Review Materials	427
Asset Review	428
Eligibility of Asset Representations Reviewer	430
Other Obligations of Asset Representations Reviewer	430
Delegation of Asset Representations Reviewer’s Duties	431
Assignment of Asset Representations Reviewer’s Rights and Obligations	431
Asset Representations Reviewer Termination Events	431
Rights Upon Asset Representations Reviewer Termination Event	432
Termination of the Asset Representations Reviewer Without Cause	432
Resignation of Asset Representations Reviewer	433
Asset Representations Reviewer Compensation	433
Limitation on Liability of the Risk Retention Consultation Parties	433
Replacement of the Special Servicer Without Cause	434
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	436
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	437
Termination of the Master Servicer or Special Servicer for Cause	437
Servicer Termination Events	437
Rights Upon Servicer Termination Event	439
Waiver of Servicer Termination Event	440
Resignation of the Master Servicer or Special Servicer	441
Limitation on Liability; Indemnification	441
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	444
Dispute Resolution Provisions	444
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	444
Repurchase Request Delivered by a Party to the PSA	445
Resolution of a Repurchase Request	446
Mediation and Arbitration Provisions	448

Servicing of the Non-Serviced Mortgage Loans	449
General	449
Servicing of the Parkmerced Mortgage Loan	452
Servicing of the 650 Madison Avenue Mortgage Loan	453
Servicing of the Kings Plaza Mortgage Loan	453
Servicing of the 545 Washington Boulevard Mortgage Loan	454
Servicing of the Bellagio Hotel and Casino Mortgage Loan	454
Rating Agency Confirmations	455
Evidence as to Compliance	457
Limitation on Rights of Certificateholders to Institute a Proceeding	458
Termination; Retirement of Certificates	458
Amendment	459
Resignation and Removal of the Trustee and the Certificate Administrator	462
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	463
Certain Legal Aspects of Mortgage Loans	463
General	464
Types of Mortgage Instruments	464
Leases and Rents	465
Personalty	465
Foreclosure	465
General	465
Foreclosure Procedures Vary from State to State	466
Judicial Foreclosure	466
Equitable and Other Limitations on Enforceability of Certain Provisions	466
Nonjudicial Foreclosure/Power of Sale	466
Public Sale	467
Rights of Redemption	468
Anti-Deficiency Legislation	468
Leasehold Considerations	469
Cooperative Shares	469
Bankruptcy Laws	469
Environmental Considerations	475
General	475
Superlien Laws	475
CERCLA	475
Certain Other Federal and State Laws	475
Additional Considerations	476
Due-on-Sale and Due-on-Encumbrance Provisions	476
Subordinate Financing	477
Default Interest and Limitations on Prepayments	477
Applicability of Usury Laws	477
Americans with Disabilities Act	477
Servicemembers Civil Relief Act	478
Anti-Money Laundering, Economic Sanctions and Bribery	478
Potential Forfeiture of Assets	478
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	479
Pending Legal Proceedings Involving Transaction Parties	480
Use of Proceeds	481
Yield and Maturity Considerations	481
Yield Considerations	481
General	481
Rate and Timing of Principal Payments	481
Losses and Shortfalls	482
Certain Relevant Factors Affecting Loan Payments and Defaults	483
Delay in Payment of Distributions	484

Yield on the Certificates with Notional Amounts	484
Weighted Average Life	484
Pre-Tax Yield to Maturity Tables	489
Material Federal Income Tax Considerations	493
General	493
Qualification as a REMIC	494
Status of Offered Certificates	495
Taxation of Regular Interests	496
General	496
Original Issue Discount	496
Acquisition Premium	498
Market Discount	498
Premium	499
Election To Treat All Interest Under the Constant Yield Method	500
Treatment of Losses	500
Yield Maintenance Charges and Prepayment Premiums	501
Sale or Exchange of Regular Interests	501
Taxes That May Be Imposed on a REMIC	502
Prohibited Transactions	502
Contributions to a REMIC After the Startup Day	502
Net Income from Foreclosure Property	502
Bipartisan Budget Act of 2015	503
Taxation of Certain Foreign Investors	503
FATCA	504
Backup Withholding	504
Information Reporting	504
3.8% Medicare Tax on “Net Investment Income”	505
Reporting Requirements	505
Certain State and Local Tax Considerations	506
Method of Distribution (Underwriter)	506
Incorporation of Certain Information by Reference	508
Where You Can Find More Information	509
Financial Information	509
Certain ERISA Considerations	509
General	509
Plan Asset Regulations	510
Administrative Exemptions	510
Insurance Company General Accounts	512
Legal Investment	513
Legal Matters	514
Ratings	514
Index of Defined Terms	517

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Group of Cross-Collateralized Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BBCMS 2020-C6 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (”QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES OR OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE "DELEGATED DIRECTIVE"). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR'S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS REGULATION”); AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES.

EUROPEAN UNION RETENTION REQUIREMENT

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR THEIR AFFILIATES WILL RETAIN A 5% NET ECONOMIC INTEREST WITH RESPECT TO THE CERTIFICATES IN ANY OF THE FORMS PRESCRIBED BY ARTICLE 6 OF REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”). FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS” IN THIS PROSPECTUS.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE "PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER") AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF

COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;

●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE

PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2020-C6, Commercial Mortgage Pass-Through Certificates, Series 2020-C6.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BBCMS Mortgage Trust 2020-C6, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:

●	Barclays Capital Real Estate Inc., a Delaware corporation

●	Societe Generale Financial Corporation, a Delaware corporation

●	Starwood Mortgage Capital LLC, a Delaware limited liability company

The sponsors (solely with respect to the F5 Tower trust subordinate companion loan, together with German American Capital Corporation) are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	16	$ 456,574,026	50.5%
Societe Generale Financial Corporation	9	246,943,969	27.3
Starwood Mortgage Capital LLC	20	200,485,152	22.2
Total	45	$ 904,003,147	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

In addition, Barclays will transfer to the depositor its 70% interest in the F5 Tower trust subordinate companion loan and German American Capital Corporation will transfer to the depositor its 30% interest in the F5 Tower trust subordinate companion loan, which will be an asset of the issuing entity but will not be included in the mortgage pool.

All of the mortgage loans, except for the Bellagio Hotel and Casino mortgage loan, were originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating and processing and/or providing or withholding consent as to major decisions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association, as the special servicer, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be appointed to be the special servicer by KKR CMBS II Aggregator Type 1 L.P., a Delaware limited partnership, or an affiliate thereof, which, on the closing date, is expected to appoint KKR Real Estate Credit Opportunity Partners II L.P. as the initial directing certificateholder (other than with respect to the F5 Tower whole loan). See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Affiliated Special Servicer	LNR Partners, LLC, the special servicer with respect to the 650 Madison Avenue whole loan, is an affiliate of Starwood Mortgage Capital LLC, a sponsor, an originator and a mortgage loan seller. See “Transaction Parties—The Affiliated Special Servicer—LNR Partners, LLC”.

Trustee	Wells Fargo Bank, National Association will act as trustee. The corporate trust office of the trustee is located at 9062 Old

Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The

Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of (i) after a control appraisal event, the related controlling pari passu companion loan holder with respect to the F5 Tower whole loan and (ii) the related subordinate companion loan holder solely with respect to the F5 Tower whole loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The F5 Tower Whole Loan ”, the directing certificateholder will be entitled to (i) advise the special servicer, with respect to certain major decisions regarding specially serviced mortgage loans and will also be entitled to advise the special servicer with certain major decisions regarding non-specially serviced mortgage loans (other than any excluded loan with respect to the directing certificateholder) and (ii) will be entitled to advise the master servicer to the extent the directing certificateholder’s consent is required. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (or, with respect to the F5 Tower whole loan prior to the continuation of an F5 Tower control appraisal period, the F5 Tower controlling class certificateholder (or its representative) selected by a majority of the F5 Tower controlling class certificateholders) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class NR-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is expected that on the closing date, KKR CMBS II Aggregator Type 1 L.P. will purchase or otherwise acquire a majority of the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class NR-RR and Class S certificates, and that KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) the F5 Tower whole loan or (iii) any excluded loan).

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to the F5 Tower whole loan, for so long as no F5 Tower control appraisal period is continuing with respect to the F5 Tower whole loan, as described under “Pooling and Servicing Agreement—The Directing Certificateholder”, the directing certificateholder for the F5 Tower whole loan will be the F5 Tower controlling class certificateholder (or its representative) selected by a majority of the F5 Tower controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The F5 Tower controlling class will be the most subordinate class of the loan-specific certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuation of an F5 Tower control appraisal period the loan-specific certificates will no longer be permitted to exercise control and consultation rights under the related co-lender agreement, the control and consultation rights will be exercised by the holder of Note A-1-B so long as Note A-1-B is not included in a securitization, and if it is included in a securitization, the entity identified as “directing certificateholder” or an analogous entity under the servicing agreement governing the securitization will exercise control and consultation rights. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan”.

It is expected that the initial directing certificateholder with respect to the F5 Tower whole loan will be .

Holders of the Loan-Specific

Certificates	The F5 Tower mortgage loan (5.5%) has a trust subordinate companion loan (a subordinate interest in the related whole loan)

which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the loan-specific certificates.

Initially, and for so long as no F5 Tower control appraisal period is continuing as described under “Pooling and Servicing Agreement—The Directing Certificateholder”, the F5 Tower controlling class certificateholder (or its representative) selected by a majority of the F5 Tower controlling class certificateholders will be entitled to exercise certain of the rights of the holder of the trust subordinate companion loan under the related co-lender agreement on behalf of the holders of the loan-specific certificates, as the beneficial owner of such certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan”.

Risk Retention Consultation

Parties	The “pooled risk retention consultation party” will be a party selected by Barclays Capital Real Estate Inc. The pooled risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any serviced mortgage loan (other than any excluded loans) and any related serviced companion loans that is a specially serviced loan, and (ii) during the continuance of a consultation termination event, with respect to any serviced mortgage loan (other than any excluded loans) and any related serviced companion loans, as further described in this prospectus. For the avoidance of doubt, the pooled risk retention consultation party will not have any consultation rights with respect to any applicable excluded loan.

In addition, with respect to the F5 Tower whole loan, the risk retention consultation parties will be (i) a party selected by Barclays Capital Real Estate Inc., the “F5 Tower-A risk retention consultation party”, and (ii) a party selected by Deutsche Bank AG, New York Branch, the “F5 Tower-B risk retention consultation party” (collectively with the F5 Tower-A risk retention consultation party, the “F5 Tower risk retention consultation parties”), and such parties will have, prior to a control appraisal period, the same non-binding consultation rights as described above solely with respect to the F5 Tower whole loan. The pooled risk retention consultation party and the F5 Tower risk retention consultation parties are referred to in this prospectus as the “risk retention consultation parties”.

With respect to a risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2020 (or, in the case of any mortgage loan that has its first due date after February 2020, the date that would have been its due date in February 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about February 19, 2020.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in March 2020.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Pennsylvania, Maryland, New York, Kansas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan or trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans or trust subordinate companion loan, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	December 2024
Class A-2	January 2025
Class A-3	NAP – December 2029(1)
Class A-4	January 2030
Class A-SB	November 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2030
Class B	January 2030
Class C	February 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-3 certificates ranging from $0 to $230,000,000. In the event that the Class A-4 certificates are issued with an initial certificate balance of $486,300,000, the Class A-3 certificates will not be issued and the Class A-4 certificates will be renamed Class A-3.

The rated final distribution date will be the distribution date in February 2053.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:1

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2020-C6:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: (i) Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class NR-RR, Class S, Class R and the VRR Interest (referred to as the “non-offered pooled certificates”), and (ii) the loan-specific certificates. The offered certificates and the non-offered

1 In addition, Barclays Capital Real Estate Inc. and the German American Capital Corporation will sell the trust subordinate companion loan to the depositor, which will in turn deposit the trust subordinate companion loan into the issuing entity. Although the trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to the trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates.

pooled certificates (other than the Class R certificates and the VRR Interest) are collectively referred to as the “pooled non-VRR certificates”. The offered certificates and the non-offered pooled certificates (other than the Class R certificates) are collectively referred to as the “pooled certificates”. The Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates are collectively referred to as the “HRR certificates”.

The F5 Tower mortgage loan (5.5%) will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the loan-specific certificates.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$14,352,000		1.588%	30.000%
Class A-2	$88,400,000		9.779%	30.000%
Class A-3	$0 - $	230,000,000(3)	NAP - 25.442%(3)	30.000%
Class A-4	$256,300,000 - $	486,300,000(3)	28.352% - 53.794%(3)	30.000%
Class A-SB	$26,810,000		2.966%	30.000%
Class X-A	$615,862,000		NAP	NAP
Class X-B	$177,060,000		NAP	NAP
Class A-S	$105,576,000		11.679%	18.000%
Class B	$37,392,000		4.136%	13.750%
Class C	$34,092,000		3.771%	9.875%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the pooled non-VRR certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

(3)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $486,300,000, subject to a variance of plus or minus 5%. In the event that the Class A-4 certificates are issued with an initial certificate balance of $486,300,000, the Class A-3 certificates will not be issued and the Class A-4 certificates will be renamed Class A-3.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass- Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-SB	%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.05125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and trust subordinate companion loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan other than the trust subordinate companion loan) at a per annum rate equal to 0.00733%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any related companion loan) at a per annum rate equal to 0.00245%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00025%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, the trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Parkmerced	0.00125% per annum	0.25000% per annum
650 Madison Avenue	0.00125% per annum	0.25000% per annum
Kings Plaza(2)	0.00125% per annum	0.25000% per annum
545 Washington Boulevard	0.00250% per annum	0.25000% per annum
Bellagio Hotel and Casino	0.00125% per annum	0.25000% per annum

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.

(2)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Allocation Between VRR Interest and Pooled Non-VRR

Certificates	The aggregate amount available for distributions to holders of the pooled certificates (including the VRR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to all other pooled certificates, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by approximately 2.7% and (b) the pooled non-VRR certificates will at all times be the product of such amount multiplied by approximately 97.3%, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order

of Distributions on the

Pooled Non-VRR Certificates	On each distribution date, funds available for distribution to the pooled non-VRR certificates (other than any yield maintenance charges and prepayment premiums and any excess interest attributable to the Class S certificates) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of pooled principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the VRR Interest have been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered pooled certificates (other than the Class X-D, Class S and Class R certificates and the VRR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loan in accordance with the co-lender agreement relating to the F5 Tower whole loan and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of pooled certificates (other than the Class S and Class R certificates) and the VRR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest. As described in these sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of certain of the pooled non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the pooled non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Any yield maintenance charges or prepayment premiums received in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the pooled certificates.

E. Subordination,

Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of pooled non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of pooled non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the pooled certificates will be allocated between the VRR Interest and the pooled non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the pooled non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A,

Class X-B and Class X-D certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR Interest and pooled non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-pooled VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain pooled non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates and the Class X-D certificates are not offered by this prospectus. The VRR Interest is not offered by this prospectus.

***	Other than the Class X-D, Class S and Class R certificates and the VRR Interest. None of the loan-specific certificates will be subordinate to any class of pooled certificates or the VRR interest, except to the extent of the subordination of the trust subordinate companion loan to the F5 Tower mortgage loan as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan”.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior pooled non-VRR certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest will be pro rata and pari passu with the right to payment of holders of the pooled non-VRR certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the pooled non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class R or Class S certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR Interest will reduce the certificate balance of the VRR Interest. Principal losses and principal payments, if any, on the trust subordinate companion loan allocated to a class of loan-specific certificates will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest—Allocation of Pooled VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	The following types of shortfalls will reduce the pooled aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and the pooled non-VRR certificates. The reduction in amounts available for distribution to the pooled non-VRR certificates will reduce distributions to the classes of pooled non-VRR certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the pooled non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the pooled non-VRR certificates (other than the Class S certificates) are required to be further allocated among the classes of pooled non-VRR certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated between the VRR Interest, on the one hand, and the Class S certificates, on the other hand, in accordance with their respective percentage allocation entitlement on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan), any REO loan (other than any portion of an REO loan related to a companion loan other than the trust subordinate companion loan) and the trust subordinate companion loan (unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan or trust subordinate companion loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than the trust subordinate companion loan) and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-five (45) fixed-rate commercial mortgage loans and the trust subordinate companion loan, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred eighteen (118) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $904,003,147. The principal balance of the trust subordinate companion loan as of the cut-off date will be approximately $112,600,000.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-five (45) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of four (4) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”. With respect to the F5 Tower whole loan set forth below, the trust subordinate companion loan is evidenced by two junior promissory notes referred to in this prospectus as the “trust subordinate companion loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Parkmerced	$65,000,000	7.2%	$ 482,000,000	$953,000,000	25.9%	4.00x	11.1%	71.1%	1.22x	4.0%
650 Madison Avenue	$60,000,000	6.6%	$ 526,800,000	$213,200,000	48.5%	2.74x	10.0%	66.1%	2.01x	7.3%
Kings Plaza	$60,000,000	6.6%	$ 427,000,000	N/A	54.1%	3.07x	10.7%	54.1%	3.07x	10.7%
545 Washington Boulevard	$50,321,250	5.6%	$ 201,285,000	N/A	61.4%	2.50x	8.8%	61.4%	2.50x	8.8%
F5 Tower	$50,000,000	5.5%	$ 135,000,000	$112,600,000	39.4%	3.33x	13.0%	63.3%	2.07x	8.1%
Exchange on Erwin	$50,000,000	5.5%	$ 25,450,000	N/A	64.5%	2.24x	7.9%	64.5%	2.24x	7.9%
Bellagio Hotel and Casino	$43,750,000	4.8%	$ 1,632,450,000	$1,333,800,000	39.3%	8.42x	28.3%	70.7%	4.06x	15.7%
ExchangeRight Net Leased Portfolio #31	$40,000,000	4.4%	$ 33,875,000	N/A	62.1%	2.56x	9.4%	62.1%	2.56x	9.4%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loans and any related mezzanine debt.

(2)	Calculated including any related companion loans but excluding any related mezzanine debt.

(3)	In the case of the Parkmerced, 650 Madison Avenue, 545 Washington Boulevard, Exchange on Erwin and Bellagio Hotel and Casino mortgage loans, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “—Assessments of Property Value and Condition” for additional information.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Parkmerced	MRCD 2019-PARK	7.2%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association
650 Madison Avenue	MAD 2019-650M	6.6%	KeyBank National Association	LNR Partners, LLC	Wilmington Trust, National Association
Kings Plaza(2)	Benchmark 2020-B16	6.6%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Wells Fargo Bank, National Association
545 Washington Boulevard	BANK 2020-BNK25	5.6%	Wells Fargo Bank, National Association	KeyBank National Association	Wilmington Trust, National Association
Bellagio Hotel and Casino	BX 2019-OC11	4.8%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party(3)
Parkmerced	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Western Asset Capital Corporation(4)
650 Madison Avenue	Citibank, N.A.	Citibank, N.A.	N/A	Healthcare of Ontario Pension Plan Trust Fund(5)
Kings Plaza	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Ellington Management Group, LLC (6)
545 Washington Boulevard	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Ellington Management Group, LLC
Bellagio Hotel and Casino	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	CPPIB Credit Structured North America 111, Inc.

(1)	As of the closing date of the related securitization.

(2)	After the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related pooling and servicing agreement for that securitization transaction.

(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable

(4)	The Initial Directing Party for the Parkmerced Whole Loan is Western Asset Mortgage Capital Corporation, as the controlling class representative for the MRCD 2019-PRKC securitization trust which is currently the controlling noteholder for such whole loan. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1. Note A-1 was included in the MRCD 2019-PARK securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the MRCD 2019-PARK securitization is expected to exercise the rights of the controlling holder with respect to the Parkmerced Whole Loan.

(5)	The Initial Directing Party for the 650 Madison Avenue Whole Loan is Healthcare of Ontario Pension Plan Trust Fund, as the controlling class representative for the MAD 2019-650M securitization trust which is currently the controlling noteholder for such whole loan. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1-1. Note A-1-1 was included in the CGCMT 2019-C7 securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the CGCMT 2019-C7 securitization is expected to exercise the rights of the controlling holder with respect to the 650 Madison Avenue Whole Loan.

(6)	The Kings Plaza Whole Loan is expected to be serviced under the pooling and servicing agreement governing the Benchmark 2020-B16 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related controlling noteholder and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include any trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$904,003,147
Number of mortgage loans	45
Number of mortgaged properties	118
Range of Cut-off Date Balances	$2,992,602 to $65,000,000
Average Cut-off Date Balance	$20,088,959
Range of Mortgage Rates	2.72457% to 4.67000%
Weighted average Mortgage Rate	3.61658%
Range of original terms to maturity(3)	60 months to 120 months
Weighted average original term to maturity(3)	114 months
Range of remaining terms to maturity(3)	58 months to 120 months
Weighted average remaining term to maturity(3)	113 months
Range of original amortization terms(4)	360 months to 360 months
Weighted average original amortization term(4)	360 months
Range of remaining amortization terms(4)	357 months to 360 months
Weighted average remaining amortization term(4)	359 months
Range of Cut-off Date LTV Ratios(5)(6)	25.9% to 73.5%
Weighted average Cut-off Date LTV Ratio(5)(6)	56.6%
Range of LTV Ratios as of the maturity date or anticipated repayment date(3)(5)(6)	25.9% to 66.5%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(3)(5)(6)	53.3%
Range of U/W NCF DSCRs(6)(7)(8)	1.48x to 8.42x
Weighted average U/W NCF DSCR(6)(7)(8)	2.75x
Range of U/W NOI Debt Yields(6)(8)	6.5% to 28.3%
Weighted average U/W NOI Debt Yield(6)(8)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	61.3%
Interest-only, Amortizing Balloon	21.4%
Amortizing Balloon	8.8%
Interest-only, ARD	8.5%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to two (2) mortgage loans with an anticipated repayment date, secured by the mortgaged properties identified on Annex A-1 to this prospectus as F5 Tower and Advance Auto Parts Portfolio, collectively representing approximately 8.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(4)	Excludes twenty-five (25) mortgage loans (69.8%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(5)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-is (extraordinary assumption)”, “as-leased-sale-leaseback” or similar hypothetical values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(6)	In the case of eight (8) mortgage loans (46.4%), each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to 4 mortgage loans identified as the Parkmerced mortgage loan (7.2%), 650 Madison Avenue mortgage loan (6.6%), F5 Tower mortgage loan (5.5%) and Bellagio Hotel and Casino mortgage loan (4.8%), loan-to-value ratios and debt yields includes any pari passu companion loans, as applicable, but excludes the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are (a) with respect to the Parkmerced mortgage loan (7.2%), 1.22x, 71.1%, 71.1% and 4.0%, respectively, (b) with respect to the 650 Madison Avenue mortgage loan (6.6%), 2.01x, 66.1%, 66.1% and 7.3%, respectively, (c) with respect to the F5 Tower mortgage loan (5.5%), 2.07x, 63.3%, 63.3% and 8.1%, respectively and (d) with respect to the Bellagio Hotel and Casino mortgage loan (4.8%), 4.06x, 70.7%, 70.7% and 15.7%, respectively.

(7)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

(8)	With respect to the Bellagio Hotel and Casino mortgage loan (4.8%), the related mortgaged property is master leased to a sole tenant, Bellagio, LLC. Bellagio, LLC has the exclusive right to operate the mortgaged property and the borrower is entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the mortgaged property by Bellagio, LLC. The underwritten net cash flow debt service coverage ratio and the underwritten net operating income debt yield are calculated on a “look-through” basis, based on the rents and receipts of the mortgaged property The underwritten net cash flow debt service coverage ratio and the underwritten net operating income debt yield of the related whole loan, based only on the master lease rent, are 2.19x and 8.1%, respectively.

Forty-four (44) of the mortgage loans (92.8%) accrue interest on an actual/360 basis.

One (1) of the mortgage loans (7.2%) accrues interest on a 30/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to eighty-two (82) of the mortgaged properties (34.0%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to three (3) mortgage loans (3.5%) being contributed by Starwood Mortgage Capital LLC, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten revenue, underwritten management fees, underwritten vacancies, underwritten occupancy, reserves, single-purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; and “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in January 2030 and the F5 Tower or Advance Auto Parts Portfolio mortgage loans are still an asset of the issuing entity, then such mortgage loans will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (including the loan-specific certificates, but other than the Class S and Class R certificates) for the mortgage loans and the trust subordinate companion loan then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or trust subordinate companion loan, as applicable, in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan or trust subordinate companion loan, as applicable, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or trust subordinate companion loan, as applicable, or mortgaged property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in the case of the Parkmerced whole loan, the 650

Madison Avenue whole loan and the Bellagio Hotel and Casino whole loan only, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as three separate REMICs (the “trust subordinate companion loan REMIC”, the “lower-tier REMIC” and the “upper-tier REMIC” and each a “trust REMIC” for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be treated as a trust and the holders of the Class S certificates and the VRR Interest will be treated as the beneficial owners of such entitlement for federal income tax purposes (a “grantor trust”), as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility.  We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●

Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan.  If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.  Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity.  Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans.  In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes.  We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry.  In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business.  We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period.  We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires.  We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease“ below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property.  Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan.  If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school.  The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans.  Enrollment at a private school may decrease due to, among other factors:

●     changing local demographics;

●     competition from other schools;

●     increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●     poor performance by teachers, administrative staff or students; or

●     mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”).  A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid.  A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.  In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.  See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.   See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if those tenants were paying above-market rents or could not be replaced.  If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.  See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See representation and warranty number 7 in Annex D-1 and the identified exceptions, if any, to that representation and warranty in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●

in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment.  Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●

in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out.  Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.”  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices.  Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.  To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by the tenant.  For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged.  We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future.  This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans.  Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores.  Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms.  As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues.  In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.  See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely

Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors.  Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls.  For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants.  Retail properties may also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease.  Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants.  This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans.  These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”).  Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower.  We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses“ below.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties.  Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable.  See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●

certain multifamily properties may be considered to be “flexible apartment properties”.  Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the 101 Stanton Street and 251 East 10th Street mortgaged properties (collectively, 1.8%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	reimbursement policies; and

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals.  We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels.  Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties.  In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other.  As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In addition, some hospitality properties also operate a casino business at the property, which is subject to a number of risks. See “—Risks Related to Casino Properties” below.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.  In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower.  Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”.  Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system.  We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement.  We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation.  In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager.  Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted.  In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager.  Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement.  Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations.  We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property.  In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses.  Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities.  Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Risks Related to Casino Properties

Certain mortgaged properties may consist of casino properties, or may consist of hospitality and resort properties that include casinos. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming,  internet lotteries and other internet wagering gaming services.  In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses,  (iii) customers or employees may attempt or commit  fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured)  may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the borrower to make payments under the related mortgage loan. In addition, the gaming laws of certain jurisdictions relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the related gaming authorities. Accordingly, in the event of a foreclosure of the related mortgaged property, the lender or its agent, or a purchaser of the property, would not have the right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all.  Furthermore, because of the unique construction requirements of casinos, the space at those hospitality properties would not easily be converted to other uses.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.  In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes.  See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. Moreover, such conversion to an alternate use may be accompanied by a decrease in rents at the related mortgaged property. See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season.  This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan.  Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis.  In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes.  See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).  Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone.  Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.  In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors.  Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit.  Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests.  We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units.  The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan.  See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted.  In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units.  Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas.  Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  As mortgage loans pay down or properties are released, the remaining pooled certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans.  Because principal on the pooled certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, mixed use, multifamily, hotel and industrial properties.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments.  We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Georgia, New Jersey, North Carolina, Washington and Pennsylvania.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●

if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.  See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property.  Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property.  Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment.  This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law.  There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken.  Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.  See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See  “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; and “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property.  To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans.  In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property.  In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests.  These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions.  Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property.  See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or group of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants.  Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage.  Parking garages and parking lots present risks not associated with other properties.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility.  Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property.  Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings.  See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.  Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.  In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs.  For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance.  Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks.  Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection.  The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval.  Any such approval process, even if successful, could delay any redevelopment or alteration of a related property.  The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D 1 and any exceptions thereto in Annex D 2 (subject to the limitations and qualifications set forth in the preamble to Annex D 1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference.  In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2020. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.  See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment.  Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans.  To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program.  The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses.  Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government.  The federal share of compensation for insured losses of an insurer equals 80% in 2020 of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year.  Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million in 2020.  The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks.  Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program.  We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance.  Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market.  To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.  In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance.  In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA.  See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans or group of cross-collateralized mortgage loans.  See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.  We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance.  Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.  See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property.  The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.  See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available.  As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease.  In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information.  The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee.  In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions“ below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors.  We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows.  For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease.  Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred.  In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus.  We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.  The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.  Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent.  Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month.  Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result.  In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month.  Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders.  The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans.  Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; and “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”).  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan.  Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A-1 for the dates of the latest appraisals for the mortgaged properties.  We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates.  The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.  In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed.  Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”.  However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified.  Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See  “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; and “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes” for additional information regarding the appraisals.  We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.  See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan.  Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements.  Additionally, in some cases unsecured debt exists and/or is allowed in the future.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended.  Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan.  Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities.  Such loans are subject to additional bankruptcy risk.  The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership.  Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property.  The bankruptcy of a general partner may dissolve the partnership under applicable state law.  In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case.  The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.  In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower.  A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation.  Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal.  Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.  See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common.  In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  See “—Tenancies-in-Common May Hinder Recovery” below.  See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common.  Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  See “—Tenancies-in-Common May Hinder Recovery” below.  See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures.  Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan.  Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering.  With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower.  Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group.  We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market.  Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property.  Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan.  See  “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment“ and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk“ below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.  See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past.  In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction.  In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction.  We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents.  Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.  In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony.  We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.  Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans.  We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners.  See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity.  Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan (other than the trust subordinate companion loan) will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan.  As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.  See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow.  Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties.  Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.  See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common.  In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common under the mortgage loans will be single-purpose entities.  Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-

collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest, neither of which are offered by this prospectus.  Similarly, excess interest collected with respect to the trust subordinate companion loan will be paid to the holders of the loan-specific certificates.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans.  These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans.  For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans.  Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida.  See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks“ and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case.  Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-

petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not.  See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition.  Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease.  We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant.  If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case.  The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property.  The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance.  To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim.  The tenant also might assert that the entire claim on the deemed loan is an unsecured claim.  In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease.  The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan.  Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage.  That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.  Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract.  In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition.  As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing.  We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.]

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing.  The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants.  The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project.  In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit.  Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period.  In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits.  The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor.  Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years.  The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans (and Barclays Capital Real Estate Inc. and German American Capital Corporation will sell the trust subordinate companion loan) to the depositor (an affiliate of (i) Barclays Capital Real Estate Inc., one of the sponsors and originators, (ii) Barclays Bank PLC, the expected holder of the VRR Interest, one of the expected holders of the F5T-VRR Interest (in each case, as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), the expected initial pooled risk retention consultation party and the expected initial F5 Tower-A risk retention consultation party, and (iii) Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans.  The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans.  These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.  In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.  Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses.  During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties.  Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants.  The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity.  We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity.  Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans.  In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), is expected to hold the VRR Interest as described in “Credit Risk Retention”, and is (or is affiliated with the entities) expected to be appointed as the initial pooled risk retention consultation party. The pooled risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the pooled risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The pooled risk retention consultation party and the holder of the VRR Interest by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the pooled risk retention consultation party or the holder of the VRR Interest holds companion loan securities, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the pooled risk retention consultation party or the holder of the VRR Interest entitled to appoint the pooled risk retention consultation party (any such mortgage loan referred to in this context as an “excluded loan” as to the pooled risk retention consultation party), then the pooled risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and Deutsche Bank AG, New York Branch are expected to hold the F5T-VRR Interest and are expected to be appointed as the initial F5 Tower risk retention consultation parties. The F5 Tower risk retention consultation parties may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions with respect to the F5 Tower whole loan that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the F5 Tower risk retention consultation parties and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the F5 Tower whole loan documents. The F5 Tower risk retention consultation parties and the holders of the F5T-VRR Interest by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the F5 Tower risk retention consultation parties or the holders of the F5T-VRR Interest holds companion loan securities, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under the F5 Tower whole loan. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the F5 Tower risk retention consultation parties or the holders of the F5T-VRR Interest entitled to appoint such F5 Tower risk retention consultation parties (any such mortgage loan referred to in this context as an “excluded loan” as to the F5 Tower risk retention consultation parties), then the F5 Tower risk retention consultation parties will not have consultation rights solely with respect to any such excluded loan.

In addition, for so long as Barclays Bank PLC (or such other “majority-owned affiliate” of Barclays Capital Real Estate Inc.) (as the expected holder of the VRR Interest or the pooled risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “conflicted information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that Barclays Bank PLC (or such other “majority-owned affiliate” of Barclays Capital Real Estate Inc.) (as the expected holder of the VRR Interest or the expected initial pooled risk retention consultation party) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

In addition, for so long as Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and Deutsche Bank AG, New York Branch (or its “majority-owned affiliate”) (in each case as an expected holder of the F5T-VRR Interest or as the expected initial F5 Tower risk retention consultation parties) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “conflicted information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that any of Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) or Deutsche Bank AG, New York Branch (in each case as an expected holder of the F5T-VRR Interest or as the expected initial F5 Tower risk retention consultation parties) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

In addition, Starwood Mortgage Capital LLC, a sponsor, mortgage loan seller and originator, is an affiliate of LNR Partners LLC, the special servicer under the MAD 2019-650M trust and servicing agreement, which governs the servicing of the 650 Madison Avenue Whole Loan.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.  For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans“ and “—Other Potential Conflicts of Interest May Affect Your Investment” below.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Kings Plaza Whole Loan Will Shift to Other Servicers

The servicing of the Kings Plaza whole loan will be governed by the Benchmark 2020-B16 pooling and servicing agreement only temporarily, until the securitization of the related controlling pari passu companion loan. At that time, the servicing and administration of the Kings Plaza whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the related controlling pari passu companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of such controlling pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of the Kings Plaza controlling pari passu companion loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the Kings Plaza whole loan, or any other non-serviced whole loan, other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non Serviced Pari Passu Whole Loans—Control Rights”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  The expected holder of the VRR Interest and the party expected to be designated to consult with the special servicer on its behalf as the pooled risk retention consultation party is an Underwriter Entity. Similarly, one of the expected holders of the F5T-VRR Interest and one of the parties expected to be designated to consult with the special servicer on its behalf as one of the F5 Tower risk retention consultation parties is an Underwriter Entity. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’

relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates.  See “Pooling and Servicing Agreement—Servicing Standard”.  The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans.  In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates.  See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder.  After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer.  See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.  Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.  While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations.  Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2020-C6 non-offered certificates.  In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool.  Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller.  This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Midland Loan Services, a Division of PNC Bank, National Association assisted KKR CMBS II Aggregator Type 1 L.P. (or its affiliate), which is expected to cause its “majority-owned affiliate” to purchase the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class NR-RR and Class S certificates and is expected to appoint KKR Real Estate Credit Opportunity Partners II L.P. as the initial directing certificateholder, with due diligence relating to the mortgage loans to be included in the mortgage pool.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan.  See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.  In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the risk retention consultation parties, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties.  In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans.  See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.  In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof will be appointed as the initial directing certificateholder (other than with respect to the F5 Tower whole loan).  The special servicer may, (i) at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) or (ii) with respect to a serviced AB whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, at the direction of the holder of the related subordinate companion loan (and after a control appraisal period, at the direction of the holder of the controlling pari passu companion loan or the directing holder appointed by the related securitization), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders.  As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder) or (iii) with respect to the F5 Tower whole loan after the occurrence of a control appraisal period, the holder of Note A-1-B or the directing holder appointed by the related securitization, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

With respect to the F5 Tower whole loan, the mortgage loan and the related subordinate companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the F5 Tower mortgage loan and the trust subordinate companion loan will be assets in the trust fund.  The initial directing certificateholder for the F5 Tower whole loan is expected to be the F5 Tower controlling class certificateholder (or its representative).  For so long as no F5 Tower control appraisal period is continuing, the directing certificateholder for the F5 Tower whole loan will be the F5 Tower controlling class certificateholder (or its representative) selected by a majority of the F5 Tower controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time).  The F5 Tower controlling class will be the most subordinate class of the Class F5T-A, Class F5T-B, Class F5T-C, or Class F5T-D certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class.  During the continuance of an F5 Tower control appraisal period with respect to the F5 Tower whole loan, the directing certificateholder for the F5 Tower whole loan will be the holder of Note A-1-B of the F5 Tower whole loan so long as Note A-1-B is not included in a securitization, or if Note A-1-B is included in a securitization, the entity identified as the “directing certificateholder” or an analogous entity under the servicing agreement governing the securitization will act as directing certificateholder.  The directing certificateholder for the F5 Tower whole loan will have the right to (i) consent to certain material decisions and actions made with respect to the F5 Tower whole loan and (ii) replace the special servicer with respect to the F5 Tower whole loan, with or without cause.  The special servicer may, at the direction of the related directing certificateholder, take actions with respect to the F5 Tower whole loan that could adversely affect the holders of some or all of the classes of certificates.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan”.

The table titled “Non-Serviced Whole Loans“ under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan.  Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans.  As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.  In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In addition, with respect to the F5 Tower whole loan, the trust subordinate companion loan holder and the holder of the controlling pari passu companion loan have certain consent rights that could adversely affect the holders of some or all of the classes of certificates. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders.  As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates.  However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan).  See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower.  In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (or with respect to the F5 Tower whole loan, prior to the continuation of an F5 Tower control appraisal period, the F5 Tower controlling class certificateholder (or its representative) selected by a majority of the F5 Tower controlling class certificateholders) (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement).  In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement.  Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.  In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates.  Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors.  In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan.  The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

KKR Real Estate Credit Opportunity Partners II L.P., or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to the F5 Tower whole loan).  The directing certificateholder will have certain rights to direct and consult with the special servicer.  In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement.  See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and

(ii) with respect to a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement).  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling companion loan, or with respect to a serviced AB whole loan, the holder of the related subordinate companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.  In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property.  However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven.  See “Description of the Mortgage Pool—Tenant Issues—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity.  The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person.  The primary assets of the issuing entity will be the mortgage loans and the trust subordinate companion loan, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the trust subordinate companion loan, as applicable.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled.  See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  The underwriters have no obligation to make a market in the offered certificates.  We cannot assure you that an active secondary market for the certificates will develop.  Additionally, one or more investors may purchase substantial portions of one or more classes of certificates.  Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●

legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●

increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●

investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.  While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●

Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets.  In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time.  These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS.  Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States.  When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS.  As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule.  The general effects of the Volcker Rule remain uncertain.  Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers.  This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date.  We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”.  We cannot assure you that the retaining sponsor, the holder of the VRR Interest, the holders of the F5T-VRR Interest and the third-party purchaser will at all times satisfy such credit risk retention requirements.  At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the EU (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified EU Directives and Regulations (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

None of the sponsors, the depositor or any other party to the transaction described in this prospectus intends to take any action in connection with such transaction, in a manner prescribed or contemplated by the EU Securitization Regulation. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any EU Institutional Investor with any applicable EU Risk Retention and Due Diligence Requirement. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements. None of the depositor, the underwriters, the sponsors or their respective affiliates will retain a 5% net economic interest with respect to the certificates in any of the forms prescribed by Article 6 of the EU Securitization Regulation.

Consequently, the offered certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans.  Actual losses may, however, exceed the assumed levels.  If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates.  See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates.  If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor.  Further, in the case of two nationally recognized statistical rating organizations engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by those nationally recognized statistical rating organizations for the classes of pooled certificates. If the depositor had selected those nationally recognized statistical rating organizations to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those pooled certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of pooled certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.  Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

On July 2, 2019, Morningstar Credit Ratings, LLC completed the acquisition of DBRS, Inc. We cannot assure you that the ratings on your Certificates from DBRS, Inc. (“DBRS Morningstar”) will not be adversely affected by any change in methodology as a result of such acquisition.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates.  Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action.  In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations“ and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates.  If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans.  The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property.  A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts.  We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date.  Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults.  Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders.  Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions“ above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable.  Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums.  As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.  Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates.  Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding.  As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A-1.  The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).  Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of pooled non-VRR certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus.  See “Description of the Certificates—Distributions”.  Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled non-VRR certificates and the VRR Interest, pro rata based on their respective percentage allocation entitled as described in this prospectus, on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances.  See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the pooled principal balance certificates, first the Class NR-RR certificates, then the Class J-RR certificates, then the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class.  A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates,  a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates and a reduction of the certificate balance of the Class D and Class E certificates will result in a corresponding reduction of the notional amount of the Class X-D certificates.  We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances.  See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.  In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation.  If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates.  See “Description of the Certificates”.  As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates.  See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans.  With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement.  With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement.  See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”.  In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class.  Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote.  In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  See “Description of the Certificates—Voting Rights”.  You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.  See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the pooled risk retention consultation party selected by Barclays Capital Real Estate Inc. will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan).  In addition, for so long as no F5 Tower control appraisal period is continuing, the F5 Tower risk retention consultation parties, selected by Barclays Capital Real Estate Inc. and Deutsche Bank AG, New York Branch, will have certain consultation rights with respect to the F5 Tower mortgage loan. See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation parties have consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses.  As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation parties, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity.  See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties, the controlling companion loan holder with respect to any AB whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)            may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)            may act solely in its interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any AB whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)           does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of any AB whole loan, the related controlling companion noteholder does not have any duties to any other person);

(iv)           may take actions that favor its interests or the interests of the holders of the controlling class or the VRR Interest, as applicable  (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any AB whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)           will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation parties or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any AB whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the HRR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan).  Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.  The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans).  We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates.  With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property.  There will be no operating advisor under the MAD 2019-650M trust and servicing agreement with respect to the 650 Madison Avenue whole loan.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus.  After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances).  See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause.  The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause.  The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders.  With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity.  The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.  We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan, will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement.  Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) other than with respect to the trust subordinate companion loan, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan.  The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan” and “—The Non-Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (including the trust subordinate companion loan under limited circumstances) or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan.  However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses.  In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan.  The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it.  This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.  Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan.  In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall.  To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority.  See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors.  First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date.  You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates.  The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates.  You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so.  However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. and (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity.  Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects.  In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan.  In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Pooled Non-VRR Certificates, and Payments Allocated to the Pooled Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the pooled non-VRR certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the pooled non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the pooled non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the pooled non-VRR certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”).  If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable.  However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable.  An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions.  However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor.  A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a

“business trust”.  Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts.  If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained.  Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant.  Such increased cost could result in losses to the issuing entity.  Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation.  In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent.  Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate.  No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”.  Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders.  The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property.  See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.  In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.  In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions.  Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended.  If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income.  Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans.  This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction.  In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of forty-five (45) fixed-rate mortgage loans (the “Mortgage Loans“ or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $904,003,147 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan.  The “Cut-off Date“ means the respective due dates for such Mortgage Loans and the Trust Subordinate Companion Loan in February 2020 (or, in the case of any Mortgage Loan that has its first due date after February 2020, the date that would have been its due date in February 2020 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eight (8) Mortgage Loans (46.4%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and (ii) in the case of four (4) Mortgage Loans (24.2%), one or more loans that are subordinate in right of payment to the Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as “Subordinate Companion Loans”).  The Pari Passu Companion Loans and Subordinate Companion Loans are collectively referred to herein as the  “Companion Loans“, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan“. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan.  See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

With respect to the F5 Tower Whole Loan, there is one Subordinate Companion Loan relating to the F5 Tower Mortgage Loan, consisting of Notes B-1 and B-2, which will be included in the issuing entity (the “Trust Subordinate Companion Loan”) and which will have a principal balance as of the Cut-off Date of $112,600,000. Although the Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related co-lender agreement will be payable only to the Class F5T-A, Class F5T-B, Class F5T-C and Class F5T-D certificates and the F5T-VRR Interest (the “Loan-Specific Certificates”).

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	16	46	$456,574,026	50.5%
Societe Generale Financial Corporation	9	46	246,943,969	27.3
Starwood Mortgage Capital LLC	20	26	200,485,152	22.2
Total	45	118	$904,003,147	100.0%

(1)

Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

In addition, Barclays will transfer to the depositor its 70% interest in the F5 Tower Trust Subordinate Companion loan and German American Capital Corporation (“GACC”) will transfer to the depositor its 30% interest in the F5 Tower Trust Subordinate Companion Loan, which will be an asset of the issuing entity but will not be included in the mortgage pool.

All of the Mortgage Loans, except for the Bellagio Hotel and Casino Mortgage Loan, were originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).  For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets.  The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower.  You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●

The Parkmerced Mortgage Loan (7.2%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●

The 650 Madison Avenue Mortgage Loan (6.6%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Goldman Sachs Bank USA and BMO Harris Bank N.A. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●

The Kings Plaza Mortgage Loan (6.6%) is part of a Whole Loan that was co-originated by Societe Generale Financial Corporation, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association. Such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s underwriting guidelines.

●

The 545 Washington Boulevard Mortgage Loan (5.6%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Morgan Stanley Bank, N.A. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●

The F5 Tower Mortgage Loan (5.5%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and DBR Investments Co. Limited. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●

The Bellagio Hotel and Casino Mortgage Loan (4.8%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. Societe Generale Financial Corporation subsequently acquired 2 of such notes in the aggregate original principal amount of $43,750,000.  Such Mortgage Loan was re-underwritten pursuant to Societe Generale Financial Corporation’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding.  The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on February 19, 2020 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date.  The statistics in

Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Parkmerced Mortgage Loan or the Parkmerced Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Parkmerced Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus.  From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Parkmerced Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

Although the Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.  All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR“ means, for any hotel property, average daily rate.

“Annual Debt Service“ generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●

in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year (other than with respect to the Parkmerced Mortgage Loan (7.2%), which accrues interest on a 30/360 basis); and

●

in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence.  In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan).  Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value“ means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1.  The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.  In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property.   In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs.  We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.  In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties.  For more information see the definition of “LTV Ratio” and the related table and discussion below.  With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis“ is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions.  For this purpose:

“Effective Gross Income“ means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below.  In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses“ means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3 to this prospectus.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers.  The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow.  In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance“ of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio“ for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As- Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Parkmerced(1)	7.2%	25.9%	25.9%	$2,110,000,000	31.4%	31.4%	$1,741,000,000
650 Madison Avenue(2)	6.6%	48.5%	48.5%	$1,210,000,000	48.9%	48.9%	$1,200,000,000
545 Washington Boulevard(3)	5.6%	61.4%	61.4%	$410,000,000	65.5%	65.5%	$384,000,000
Exchange on Erwin(4)	5.5%	64.5%	64.5%	$117,000,000	65.9%	65.9%	$114,500,000
Bellagio Hotel and Casino(5)	4.8%	39.3%	39.3%	$4,260,000,000	25.8%	25.8%	$6,500,000,000
41 University Drive(6)	1.3%	72.9%	57.4%	$16,490,000	74.7%	58.8%	$16,100,000
Home2 Suites – Alexandria, LA(7)	0.9%	68.2%	54.1%	$11,600,000	69.4%	55.1%	$11,400,000
Hampton Inn – Roseville, MI(8)	0.8%	65.3%	52.0%	$11,300,000	67.7%	53.9%	$10,900,000

(1)

With respect to the Parkmerced Mortgage Loan (7.2%), the appraised value of $2,110,000,000 represents the “as-is value inclusive of development rights (excluding all of Phase 1)” appraised value as of September 3, 2019, which consists of the as-is value (excluding Phase 1) of $1,741,000,000 and the as-is value of development rights (excluding Phase 1) of $369,000,000. Phase 1 consists of 56 units that are not part of the collateral for the related Mortgage Loan.

(2)

With respect to the 650 Madison Avenue Mortgage Loan (6.6%), the appraised value of $1,210,000,000 represents the “hypothetical as-is” appraised value as of October 31, 2019, which assumes that the Mortgaged Property will have in place reserves of approximately $9,576,014. At the origination of the Mortgage Loan, approximately $9,576,014 was reserved.

(3)

With respect to the 545 Washington Boulevard Mortgage Loan (5.6%), the appraised value of $410,000,000 represents the “as-is inclusive of escrow” appraised value as of October 16, 2019 and includes an extraordinary assumption that the Mortgaged Property will have in place reserves of $28,536,056. At the origination of the Mortgage Loan, approximately $26,042,846 was reserved for rent concessions and existing tenant improvements and leasing commissions.

(4)

With respect to the Exchange on Erwin Mortgage Loan (5.5%), the “as-is” appraised value of $117,000,000 includes an extraordinary assumption that funds for tenant improvements and leasing commissions for the mixed-use commercial component of the Mortgaged Property have been reserved. The appraisal for the mixed-use commercial component of the Mortgaged Property concluded a value of $40,300,000 including the reserve and $37,800,000 without the reserve. At the origination of the Mortgage Loan, the borrower escrowed $2,500,000 for tenant improvements and leasing commissions.

(5)

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the appraised value of $4,260,000,000 represents the “as-leased” value solely with respect the real property portion of the Mortgaged Property, excluding certain intangible value attributable to the Mortgaged Property.

(6)

With respect to the 41 University Drive Mortgage Loan (1.3%), the appraised value of $16,490,000 represents the “as-is inclusive of escrow” appraised value as of October 11, 2019 and includes an extraordinary assumption that funds for the capital improvements, which are anticipated to cost $390,000, have been fully escrowed and will be available to fund the proposed capital improvements. At the origination of the Mortgage Loan, the borrower escrowed $390,000 for capital improvements.

(7)

With respect to the Home2 Suites – Alexandria, LA Mortgage Loan (0.9%), the appraised value of $11,600,000 represents the “as-is (extraordinary assumption)” appraised value as of September 9, 2019 and includes an extraordinary assumption that funds for the capital improvements, which are anticipated to cost $200,000, have been fully escrowed and will be available to fund the proposed capital improvements. At the origination of the Mortgage Loan, the borrower escrowed $200,000 for capital improvements.

(8)

With respect to the Hampton Inn – Roseville, MI Mortgage Loan (0.8%), the appraised value of $11,300,000 represents the “as-is (extraordinary assumption)” appraised value as of September 23, 2019 and includes an extraordinary assumption that funds for the capital improvements, which are anticipated to cost $350,000, have been fully escrowed and will be available to fund the proposed capital improvements. At the origination of the Mortgage Loan, the borrower escrowed $350,000 for capital improvements.

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made.  In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination.  See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).  In the case of a Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, unless otherwise indicated, LTV Ratios were calculated with respect to the cross-collateralized group in the aggregate.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio“ or “Cut-off Date LTV Ratio“ generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus.  See also the footnotes to Annex A-1 in this prospectus.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination.  No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property.  See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.  In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

“Debt Service Coverage Ratio“, “DSCR“, “Underwritten Net Cash Flow Debt Service Coverage Ratio“, “Underwritten Debt Service Coverage Ratio“, “U/W NCF DSCR“ or “U/W DSCR“ generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex    A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA“ means gross leasable area.

“In-Place Cash Management“ means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit“ means the principal balance per unit of measure (as applicable) as of the Cut-off Date.  With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.  With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD“, “LTV Ratio at Maturity or Anticipated Repayment Date“ and “Balloon or ARD LTV Ratio“ generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.  Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus.  See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.  In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

“Maturity Date Balloon or ARD Payment“ or “Balloon or ARD Payment“ means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date.  Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income“ generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA“ means net rentable area.

“Occupancy Rate“ means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting.  In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as:  the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus.  For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date“ means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions“ denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply.  In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“Def(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“Def or @%(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“Def or YM(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“Def or GRTR of @% or YM(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD“ means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR“ means, with respect to any hotel property, revenue per available room.

“Square Feet“, “SF“ or “Sq. Ft.“ means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12“ and “TTM“ each means trailing 12 months.

“Term to Maturity“ means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable.  Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses“ or “U/W Expenses“ means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow“, “Underwritten NCF“, “U/W Net Cash Flow“ or “U/W NCF“ means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%.  In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property.  In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period).  In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods.  In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs).  Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are:  (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero).  In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information.  We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values.  In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring.  In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases.  We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance.  Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus.  In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.  See also Annex A-1 and the footnotes thereto.

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Cash Flow Debt Service Coverage Ratio is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NCF Debt Yield“ or “U/W NCF Debt Yield“ generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.  However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the related Mortgaged Property is master leased to a sole tenant, Bellagio, LLC.  Bellagio, LLC has the exclusive right to operate the Mortgaged Property and the borrower is entitled to receive only rents from the master lease and not the underlying rents or receipts from the operation of the Mortgaged Property by Bellagio, LLC.  The U/W NCF Debt Yield for such Mortgage Loan set forth in this prospectus is calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property.  The U/W NCF Debt Yield of the related Whole Loan, based only on the master lease rent, is 8.1%.

“Underwritten Net Operating Income“, “Underwritten NOI“, “U/W Net Operating Income“ or “U/W NOI“ means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for).  In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and UW NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and UW NCF set forth in this prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio“ or “U/W NOI DSCR“ for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan.  However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.  The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans  (except for the Parkmerced Mortgage Loan) were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year. For the Parkmerced Mortgage Loan, interest  accrues on the basis of a 360-day year consisting of twelve 30-day months.

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage

Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the related Mortgaged Property is master leased to a sole tenant, Bellagio, LLC.  Bellagio, LLC has the exclusive right to operate the Mortgaged Property and the borrower is entitled to receive only rents from the master lease and not the underlying rents or receipts from the operation of the Mortgaged Property by Bellagio, LLC.  The U/W NOI DSCR for such Mortgage Loan set forth in this prospectus is calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property.  The U/W NOI DSCR of the related Whole Loan, based only on the master lease rent, is 2.19x.

“Underwritten NOI Debt Yield“ or “U/W NOI Debt Yield“ means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.  In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the related Mortgaged Property is master leased to a sole tenant, Bellagio, LLC.  Bellagio, LLC has the exclusive right to operate the Mortgaged Property and the borrower is entitled to receive only rents from the master lease and not the underlying rents or receipts from the operation of the Mortgaged Property by Bellagio, LLC.  The UW NOI Debt Yield for such Mortgage Loan set forth in this prospectus is calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property.  The UW NOI Debt Yield of the related Whole Loan, based only on the master lease rent, is 8.1%.

“Underwritten Revenues“ or “U/W Revenues“ with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units“, “Rooms“ or “Pads“ means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate“ means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings.  If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.  Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers.  In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$904,003,147
Number of Mortgage Loans	45
Number of Mortgaged Properties	118
Range of Cut-off Date Balances	$2,992,602 to $65,000,000
Average Cut-off Date Balance	$20,088,959
Range of Mortgage Rates	2.72457% to 4.67000%
Weighted average Mortgage Rate	3.61658%
Range of original terms to maturity(3)	60 months to 120 months
Weighted average original term to maturity(3)	114 months
Range of remaining terms to maturity(3)	58 months to 120 months
Weighted average remaining term to maturity(3)	113 months
Range of original amortization terms(4)	360 months to 360 months
Weighted average original amortization term(4)	360 months
Range of remaining amortization terms(4)	357 months to 360 months
Weighted average remaining amortization term(4)	359 months
Range of Cut-off Date LTV Ratios(5)(6)	25.9% to 73.5%
Weighted average Cut-off Date LTV Ratio(5)(6)	56.6%
Range of LTV Ratios at Maturity or ARD(3)(5)(6)	25.9% to 66.5%
Weighted average LTV Ratio at Maturity or ARD(3)(5)(6)	53.3%
Range of U/W NCF DSCRs(6)(7)(8)	1.48x to 8.42x
Weighted average U/W NCF DSCR(6)(7)(8)	2.75x
Range of U/W NOI Debt Yields(6)(8)	6.5% to 28.3%
Weighted average U/W NOI Debt Yield(6)(8)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	61.3%
Interest-only, Amortizing Balloon	21.4%
Amortizing Balloon	8.8%
Interest-only, ARD	8.5%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)

With respect to two (2) mortgage loans with an Anticipated Repayment Date, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as F5 Tower and Advance Auto Parts Portfolio (collectively, 8.5%), calculated as of the related Anticipated Repayment Date.

(4)	Excludes twenty-five (25) Mortgage Loans (69.8%) that are interest-only for the entire term or until the Anticipated Repayment Date.

(5)

Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions“ in this prospectus; provided, that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-is (extraordinary assumption)”, “as-leased-sale-leaseback” or similar hypothetical values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.  For further information, see Annex A-1 to this prospectus.  See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(6)

In the case of eight (8) Mortgage Loans (46.4%), each of which has one or more pari passu companion loans that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to four (4) Mortgage Loans identified as the Parkmerced Mortgage Loan (7.2%), 650 Madison Avenue Mortgage Loan (6.6%), F5 Tower Mortgage Loan (5.5%) and Bellagio Hotel and Casino Mortgage Loan (4.8%), LTV Ratios and Debt Yields includes any pari passu companion loans, as applicable, but excludes the related subordinate companion loan(s). The UW NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity, and UW NOI DY including the related subordinate companion loans are (a) with respect to the Parkmerced Mortgage Loan (7.2%), 1.22x, 71.1%, 71.1% and 4.0%, respectively, (b) with respect to the 650 Madison Avenue Mortgage Loan (6.6%), 2.01x, 66.1%, 66.1% and 7.3%, respectively and (c) with respect to the F5 Tower Mortgage Loan (5.5%), 2.07x, 63.3%, 63.3% and 8.1%, respectively and (d) with respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), 4.06x, 70.7%, 70.7% and 15.7%, respectively.

(7)

Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.  For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”.  See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

(8)

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the related Mortgaged Property is master leased to a sole tenant, Bellagio, LLC.  Bellagio, LLC has the exclusive right to operate of the mortgaged property and the borrower is entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by Bellagio, LLC.  The UW NCF DSCR and the UW NOI Debt Yield for such Mortgage Loan set forth in this prospectus are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property  The UW NCF DSCR and UW NOI Debt Yield of the related Whole Loan, based only on the master lease rent, are 2.19x and 8.1%, respectively.

The issuing entity will include twelve (12) Mortgage Loans (31.7%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions“ above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.  See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	7	$184,048,039	20.4%
CBD	2	100,321,250	11.1
Suburban	4	80,737,957	8.9
Medical	1	2,988,832	0.3
Retail	68	$182,234,236	20.2%
Freestanding	62	75,171,168	8.3
Super Regional Mall	1	60,000,000	6.6
Anchored	4	41,700,568	4.6
Shadow Anchored	1	5,362,500	0.6
Mixed Use	6	$171,670,000	19.0%
Office/Retail	1	60,000,000	6.6
Multifamily/Office/Retail	2	57,300,000	6.3
Office/Industrial	1	28,000,000	3.1
Retail/Office	1	15,100,000	1.7
Multifamily/Retail	1	11,270,000	1.2
Multifamily	16	$154,310,000	17.1%
High Rise/Townhome	1	65,000,000	7.2
Mid Rise	7	47,400,000	5.2
Garden	8	41,910,000	4.6
Hotel	7	$109,198,686	12.1%
Full Service	1	43,750,000	4.8
Limited Service	4	37,532,458	4.2
Select Service	1	20,000,000	2.2
Extended Stay	1	7,916,227	0.9
Industrial	6	$72,025,000	8.0%
Manufacturing	1	33,800,000	3.7
Warehouse	4	22,675,000	2.5
Flex	1	15,550,000	1.7
Self Storage	4	$25,273,533	2.8%
Self Storage	4	25,273,533	2.8
Manufactured Housing	4	$5,243,653	0.6%
Manufactured Housing	4	5,243,653	0.6
Total	118	$ 904,003,147	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●

With respect to the 545 Washington Boulevard Mortgage Loan (5.6%), the Mortgaged Property has a surface parking lot at the rear of the property that can accommodate up to 15 cars and is reserved for Insurance Services Office, Inc. (“ISO”) executive parking. There is an irrevocable, perpetual parking easement in place pursuant to which the 545 Washington Boulevard borrowers and all future owners of the improvements have the right to use 739 parking spaces in the parking garage located at 561 Washington Boulevard (the “North Garage”). Pursuant to a partnership (the “Garage Partnership”) between, among other parties, the owner of the North Garage and 545 Washington Parking Garage, LP, an affiliate of the 545 Washington Boulevard borrowers (the “Garage Affiliate”), certain additional income generated from transient parking operations at the North Garage is additional collateral for the 545 Washington Boulevard Whole Loan. The Garage Affiliate’s 26.7752% interest in the Garage Partnership has been pledged as collateral for the 545 Washington Boulevard Whole Loan. Income from the parking garage represents only 5.5% of the underwritten effective gross income. JPMorgan Chase Bank is entitled to use 343 spaces at the North Garage pursuant to its lease, ISO is entitled to use at least 348 spaces at the North Garage pursuant to its lease, and various other tenants are also entitled to use spaces at the North Garage, in each case, subject to the terms of each respective lease, for a total of 765 parking spaces at the North Garage; i.e. an overage of 26 spaces. There is an additional parking easement in place pursuant to which the 545 Washington Boulevard borrowers and all future owners of the Mortgaged Property have the right, for a period of 25 years from the origination date, to park up to 128 cars, on a non-exclusive basis, in an adjacent garage at 90 Town Square Place.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties and mixed use properties with retail, office, industrial and multifamily components set forth above, we note the following:

●

With respect to the Kings Plaza Mortgage Loan (6.6%), the Mortgage Loan is secured in part by 811,797 square feet of an approximately 1,150,000 square foot shopping center.  A portion of a roof at the Mortgaged Property is improved by a stand-alone power plant which provides electricity for the shopping center as well as the surrounding area.  The power plant is interconnected with the local Consolidated Edison (“ConEd”) grid, which permits the borrower to export any surplus electric capacity during peak load demands.  In addition, tenants at the Mortgaged Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rate allowing the power plant to generate a profit from such sales.  The power plant commenced operations in July 2019 and is expected to generate approximately $1.3 million in participation revenue and $1.3 million in operating cost savings through year end 2019.  The borrower expects that in 2020, the power plant will generate approximately $1.8 million in revenue and will reach stabilization in 2021 at approximately $2.1 million.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses“ in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

Each such mixed use Mortgaged Property has one or more office, industrial, retail or multifamily components, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks”,  “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.  See Annex A-1 to this prospectus and the footnotes thereto.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●

With respect to the Parkmerced Mortgage Loan (7.2%), all of the existing residential units at the Mortgaged Property are governed by the San Francisco Rent Stabilization and Arbitration Ordinance, which provides that the annual allowable increase in rent will become effective March 1 of each year, and will be no more than 60% of the percentage increase in the Consumer Price Index (CPI) for All Urban Consumers in the San Francisco-Oakland-San Jose region for the preceding 12 months, as published by the San Francisco Rent Stabilization and Arbitration Board. In no event will the allowable annual increase by greater than 7%. Upon vacating, the San Francisco Rent Control Ordinance allows for rent to be raised to market levels. Additionally, approximately 12.2% of the units at the Mortgaged Property are currently rented to tenants that rely on rent subsidies under various government funded programs, such as the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. Generally, a tenant receiving such subsidy or assistance must regularly meet certain income requirements. Further, approximately 66.2% of the units at the Mortgaged Property are rented on a month-to-month basis.

●

With respect to the Exchange on Erwin Mortgage Loan (5.5%), approximately 76% of the residents of the multifamily component of the Mortgaged Property are Duke University graduate students. All of the units are leased by the unit (not by the bed) and at least 90% of the leases are for terms of at least one year. Additionally, the multifamily component of the Mortgaged Property are restricted to tenants 21 years of age or older.

●

With respect to the Trinity Multifamily Portfolio Mortgage Loan (2.8%) the 7500 S South Shore, the South Clyde and the South Chappel Mortgaged Properties are entitled to lease units to tenants under the Chicago Housing Authority’s Housing Choice Voucher Program (“Voucher Program”). Through the Voucher Program, the U.S. Department of Housing and Urban Development (“HUD”) provides Section 8 rental subsidies in an amount equal to the difference between the HUD approved rent for a particular assisted unit and the HUD required rental contribution from eligible tenant families to the borrower pursuant to a Housing Assistance Payments Contract (each, a “HAP Contract”). A tenant’s rental contribution under the HAP Contract is determined by HUD. The borrower’s participation in the Voucher Program does not restrict its ability to lease units at the Mortgaged Properties to the public at market rents. 110 of the 130 units at the 7500 S South Shore Mortgaged Property, 41 of the 53 units at the South Clyde Mortgaged Property and 22 of the 25 units at the South Chappel Mortgaged Property are currently rented to tenants that rely on rent subsidies under various government funded programs, such as the Voucher Program. Generally, a tenant receiving such subsidy or assistance must regularly meet certain income requirements. Additionally, the Mortgaged Properties are enrolled in the Cook County Assessor’s Class 9 Affordable Housing Tax Credit Incentive Program (“Class 9”), which provides reduced tax assessment levels, provided that the Mortgaged Properties lease at least 35% of their units at rents affordable to low- and moderate-income persons or households. The borrower has represented that it is in compliance with all terms and conditions of Class 9 and that the Mortgaged Properties are entitled to the tax benefits pursuant to Class 9. The Mortgage Loan documents are recourse to the borrower and the guarantor for any losses incurred by the lender in connection with the removal of the Class 9 designation without the lender’s consent.

●

With respect to the Trinity Multifamily Portfolio Mortgage Loan (2.8%) approximately 73.3% of the Heather Glenn Mortgaged Property, 44.4% of The Timbers Mortgaged Property and 21.1% of The Woodlands Mortgaged Property are occupied by students.

●

With respect to the Hanover Place Mortgage Loan (1.8%), occupancy at the related Mortgaged Property is generally restricted to residents aged 55 years or older and approximately 25% of the related units are under month-to-month occupancy agreements.

●

With respect to the 101 Stanton Street and the 251 East 10th Street Mortgage Loans (collectively, 1.8%), certain of the units at the related Mortgaged Properties are rent-stabilized and are subject to the HSTP Act.  See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks.”

●

With respect to the 482 Seneca Avenue and the 22 Melrose Street Mortgage Loans (collectively, 1.4%), each Mortgaged Property is expected to be subject to certain rental restrictions in connection with the related 421-a tax abatement.  See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.  See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●

All such hotel properties, with the exception of Bellagio Hotel and Casino Mortgaged Property (4.8%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the related Mortgaged Property is unflagged.

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the related Mortgaged Property consists of a resort and casino and, as of the trailing twelve months ended September 30, 2019, approximately 29.6% of underwritten revenues were from gaming, approximately 28.4% of underwritten revenues were from hotel rooms, approximately 24.7% of underwritten revenues were from food and beverage sales, approximately 9.0% of underwritten revenues were from entertainment, approximately 4.1% of underwritten revenues were from retail and approximately 4.2% of underwritten revenues were from other operations.

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the related Mortgaged Property is master leased by the borrower to a sole tenant, Bellagio, LLC, the former owner of the Mortgaged Property and a wholly-owned subsidiary of MGM Resorts International, pursuant to a sale-leaseback transaction.  The related master lease has an initial term expiring on November 30, 2049, with two, 10-year renewal options.  Bellagio, LLC holds a 5% indirect, non-controlling ownership interest in the borrower and MGM Resorts International guarantees the payment and performance of all monetary obligations and certain other obligations of Bellagio, LLC under the master lease.  For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Property.  However, debt service coverage ratios and debt yields for such Mortgage Loan set forth in this prospectus are not based on the master lease rent, but are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property.  Due to the need to find a tenant with the ability to obtain a gaming license and to manage the various operations at the Mortgaged Property, if Bellagio, LLC were to fail to comply with the terms of the master lease or with any applicable gaming licenses, the borrower may be unable to locate a suitable tenant at comparable rental rates or at all.  The master tenant is not a bankruptcy remote entity.  A bankruptcy of the master tenant, its lease guarantor or their affiliate could result in a loss of a substantial portion of the borrower’s rental revenue and materially and adversely affect the borrower.  In addition, it is possible that a bankruptcy court could recharacterize the master lease transaction as a lending transaction, which would cause the borrower to lose certain rights as the owner or landlord in the bankruptcy proceeding.  See “Risk Factors—Risks Relating to the Mortgage Loans—Sale-Leaseback Transactions Have Special Risks.”

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the collateral includes a collateral assignment of the rights of the borrower in various intellectual property rights related to the name “Bellagio” and stylized “B;”  however, not all such intellectually property is registered, and such intellectual property is subject to the risks to hospitality brand intellectual property identified under “Description of the Mortgage Pool—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks.”

●

In addition, with respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the Mortgage Loan documents permit Bellagio, LLC to encumber its leasehold interest as security for one or more leasehold mortgages provided that, among other conditions, any such leasehold lender enters into an intercreditor agreement in form and substance reasonably acceptable to the lender.  Pursuant to the master lease, the leasehold lender may have certain rights to cure an event of default under the master lease, to have certain non-curable events of default waived, and to obtain a new master lease, which may potentially impede the exercise of the lender’s remedies upon a foreclosure.

●

With respect to the Holiday Inn Express – Indianapolis, IN, the Fairfield Inn & Suites Lebanon and the Hampton Inn – Roseville, MI Mortgaged Properties (collectively, 3.2%), the appraisal concluded that a hotel property that (i) has recently opened or is expected to open and (ii) is within 5 miles of the Mortgaged Property, will directly compete with the Mortgaged Property.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Springhill Suites – New Smyrna Beach	$ 20,000,000	2.2%	1/9/2048	1/6/2030
Holiday Inn Express – Indianapolis, IN	$ 13,443,296	1.5%	1/26/2031	11/6/2029
Hampton Inn & Suites Oklahoma City	$ 8,519,344	0.9%	11/30/2030	11/1/2029
Fairfield Inn & Suites Lebanon	$ 8,189,625	0.9%	4/5/2038	1/1/2030
Home2 Suites – Alexandria, LA	$ 7,916,227	0.9%	10/31/2034	11/6/2029
Hampton Inn – Roseville, MI	$ 7,380,194	0.8%	11/30/2030	12/6/2029

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company“ and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties and mixed use properties with industrial components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

●

With respect to the Storage Xxtra Highway 92 Mortgage Loan (0.8%), the Mortgaged Property consists of 2 adjacent parcels.  There are 9 storage buildings located on the first parcel.  The borrower sponsor reported that it intends to construct 7 additional storage buildings on the adjacent parcel.  The Mortgage Loan is secured by both parcels.  At origination, the guarantor delivered a completion guaranty of its obligations under the loan documents to, among other things, complete the improvements without substantial deviation from the plans provided to the lender.  In addition, at origination, the borrower funded a reserve in an amount equal to $3,447,698 to be used for construction of such improvements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, , see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks“ and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(1)	5	18.1%
Restaurant/Bakery(2)	8	17.9%
Grocery store(3)	6	6.0%
Gym, fitness center, spa or a health club(4)	2	2.3%
Data center(5)	1	1.7%

(1)

Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 650 Madison Avenue, Exchange on Erwin, ExchangeRight Net Leased Portfolio #31 – BioLife Plasma Services L.P. - Columbus, GA, Millikan Business Center and Gardena Valley Shopping Center.

(2)

Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 545 Washington Boulevard, Exchange on Erwin, Gardena Valley Shopping Center, 404-406 Broadway, 101 Stanton Street, Walnut & Warren Food Lions – Walnut Hill, Walnut & Warren Food Lions – Warren Corners and North Fayette Shopping Center.

(3)

Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio #31 – Hy-Vee - Savage, MN, ExchangeRight Net Leased Portfolio #31 – Giant Eagle - New Albany, OH, Gardena Valley Shopping Center, Second Street Shops, Walnut & Warren Food Lions – Walnut Hill and Walnut & Warren Food Lions – Warren Corners.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 404-406 Broadway and North Fayette Shopping Center.

(5)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Landing At The Quarter.

In addition, each of the ExchangeRight Net Leased Portfolio #31 – Hy-Vee - Savage, MN, the ExchangeRight Net Leased Portfolio #31 – Giant Eagle - New Albany, OH and the Gardena Valley Shopping Center Mortgaged Properties (collectively, 3.9%) includes one or more tenants that operate an on-site gas station.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Group of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Parkmerced	$ 65,000,000	7.2%	$172,828	4.00x	25.9%	Multifamily
650 Madison Avenue	$ 60,000,000	6.6%	$977	2.74x	48.5%	Mixed Use
Kings Plaza	$ 60,000,000	6.6%	$600	3.07x	54.1%	Retail
545 Washington Boulevard	$ 50,321,250	5.6%	$290	2.50x	61.4%	Office
F5 Tower	$ 50,000,000	5.5%	$359	3.33x	39.4%	Office
Exchange on Erwin	$ 50,000,000	5.5%	$239	2.24x	64.5%	Mixed Use
Bellagio Hotel and Casino	$ 43,750,000	4.8%	$426,189	8.42x	39.3%	Hotel
ExchangeRight Net Leased Portfolio #31	$ 40,000,000	4.4%	$135	2.56x	62.1%	Various
CNP Headquarters	$ 33,800,000	3.7%	$94	1.66x	64.6%	Industrial
482 Seneca Avenue, 217 Court Street, 144 North 11th Street, 99 North 7th Street and 22 Melrose Street(2)	$ 29,900,000	3.3%	$598,000	1.73x	63.7%	Multifamily
Millikan Business Center	$ 28,000,000	3.1%	$95	2.05x	64.4%	Mixed Use
Satellite Flex Office Portfolio	$ 27,300,000	3.0%	$95	1.51x	73.4%	Office
2000 Park Lane	$ 26,910,000	3.0%	$115	2.04x	65.0%	Office
Advance Auto Parts Portfolio	$ 26,500,000	2.9%	$107	2.69x	65.0%	Retail
Trinity Multifamily Portfolio	$ 25,310,000	2.8%	$71,497	1.63x	73.5%	Multifamily
Top 3 Total/Weighted Average	$ 185,000,000	20.5%		3.29x	42.4%
Top 5 Total/Weighted Average	$ 285,321,250	31.6%		3.16x	45.2%
Top 15 Total/Weighted Average	$ 616,791,250	68.2%		3.01x	54.4%

(1)

In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).  On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(2)

The 482 Seneca Avenue, 217 Court Street, 144 North 11th Street, 99 North 7th Street and 22 Melrose Street Mortgage Loans constitute a group of five cross-collateralized loans that are being grouped as a portfolio for purposes of the Top Fifteen Mortgage Loans or Group of Cross-Collateralized Mortgage Loans.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.  Other than with respect to the top 15 Mortgage

Loans or group of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax.  In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property.  This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by one or more Mortgaged Properties or consists of a group of cross-collateralized Mortgage Loans.

Cross-Collateralized and Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ExchangeRight Net Leased Portfolio #31	Multi-Property	$40,000,000	4.4%
482 Seneca Avenue, 217 Court Street, 144 North 11th Street, 99 North 7th Street and 22 Melrose Street	Cross-Collateralized Group	$29,900,000	3.3%
Advance Auto Parts Portfolio	Multi-Property	$26,500,000	2.9%
Trinity Multifamily Portfolio	Multi-Property	$25,310,000	2.8%
BlueLinx Portfolio III	Multi-Property	$22,675,000	2.5%
StorPlace Cool Springs and StorPlace Hendersonville	Cross-Collateralized Group	$15,300,000	1.7%
CVS Walgreens Portfolio	Multi-Property	$11,660,000	1.3%
Walnut & Warren Food Lions	Multi-Property	$7,180,568	0.8%
Sioux City MHC Portfolio	Multi-Property	$5,243,653	0.6%
Total		$183,769,221	20.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.  For example, with respect to each of the Satellite Flex Office Portfolio Mortgaged Property (3.0%) and the ABC Self Storage Mortgaged Property (0.3%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	11	$ 193,770,000	21.4%
California	4	$ 129,100,000	14.3%
Georgia	19	$ 54,845,768	6.1%
New Jersey	2	$ 54,288,250	6.0%
North Carolina	2	$ 52,131,731	5.8%
Washington	1	$ 50,000,000	5.5%
Pennsylvania	4	$ 45,144,923	5.0%

(1)

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-five (25) other states, with no more than 4.8% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●

Seventeen (17) Mortgaged Properties (collectively, 5.3%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina, Virginia, Hawaii, Texas, Louisiana, Alabama, Mississippi or Puerto Rico, and are therefore more susceptible to hurricanes.  See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

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Six (6) Mortgaged Properties (22.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Eighty-two (82) of the Mortgaged Properties (34.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 545 Washington Boulevard, Trinity Multifamily Portfolio and North Fayette Shopping Center (collectively, 9.0%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.  See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Millikan Business Center and the ABC Self Storage Mortgage Loans (collectively, 3.4%), more than twenty (20) individuals have direct ownership interests in the related borrowers.

With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), the Mortgage Loan is structured as a Delaware statutory trust, which permits up to 250 members.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio #31 and the Hanover Place Mortgage Loans (collectively, 6.3%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The F5 Tower, Exchange on Erwin and 41 University Drive Mortgage Loans (collectively, 12.4%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.  With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

With respect to the 650 Madison Avenue Mortgage Loan (6.6%), the borrower has the right to convert the entire Mortgaged Property to a commercial condominium form of ownership (a “Condominium Conversion”), after which the entirety of the resulting condominium will constitute collateral for the Mortgage Loan, provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, each, a “Condominium Unit”) identified in the Mortgage Loan documents, (ii) no event of default is continuing on the date lender receives notice from borrower of the Condominium Conversion or on the date of the consummation of the Condominium Conversion, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the Mortgage Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the Mortgage and amendments and reaffirmations to the terms and conditions of the Mortgage Loan documents reasonably required by the lender, (v) the borrower delivers reasonable evidence that after giving effect to the Condominium Conversion, each Condominium Unit constitutes a separate tax lot, (vi) the borrower delivers to the lender an endorsement, supplement or amendment to the title insurance policy meeting the requirements set forth in the Mortgage Loan documents, provided that (x) if borrower is unable to obtain such title endorsements, supplements and amendments to the title insurance policy, borrower must have delivered to the lender an updated title search with respect to the property that shows no liens on the property other than permitted encumbrances, and (y) in no event will borrower be required to obtain a new title insurance policy, (vii) the borrower has submitted to the lender a subordination of lien (and Mortgage Loan documents) to the Condominium Documents for execution by the lender, containing standard provisions, if any, protecting the rights of the lender and must otherwise be reasonably satisfactory to the lender, (viii) the borrower delivers a REMIC opinion and (ix) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the Mortgage Loan documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the Mortgage Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the Mortgaged Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions.

With respect to the 41 University Drive Mortgage Loan (1.3%), the Mortgaged Property is subject to that certain Declaration of Condominium of Silver Lake Executive Campus, dated December 22, 1998, as amended by that certain First Amendment to Declaration of Condominium Silver Lake Executive Campus, dated August 7, 2003 (the “Declaration”), which establishes the Silver Lake Condominium Association (the “Association”). The condominium (the “Condominium”) consists of three units (each, a “Unit”), with membership interests and percentage of votes per lot as follows: (a) Unit 1 (16.23%); (b) Unit 2 (31.85%); and (c) Unit 3 (51.92%). The collateral for the Mortgage Loan consists of Unit 2. In connection with the origination of the Mortgage Loan, the Association delivered an estoppel, which provides, among other things, that the Association will provide the lender with (x) notice of any substantial damage or destruction of the common elements and (y) notice of any default by the borrower where the default is not cured by the borrower within sixty (60) days after the Association provides notice to the borrower of the default.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.  See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	115	$ 749,931,897	83.0%
Fee/Leasehold(3)	3	154,071,250	17.0
Total	118	$ 904,003,147	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

With respect to the Kings Plaza Mortgage Loan (6.6%), the Mortgage Loan is secured by (i) the borrower’s leasehold interest in each of a marina and a portion of the land underneath the related parking garage at the Mortgaged Property and (ii) the fee simple interest in the remaining portions of the Mortgaged Property.  The related ground lease between the City of New York, as ground lessor, and the borrower, as ground lessee, has an expiration date of May 28, 2028, with three, 10-year and one, 9-year renewal options.  Annual ground rent is $122,957, subject to a schedule of escalations set forth in the related ground lease.  The ground lease does not include certain customary lender protections and does not, among other things, provide that (i) the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender or (ii) the ground lessor is required to enter into a new lease with the lender upon rejection of the ground lease in a bankruptcy proceeding.  In addition, the ground lease provides that any related insurance proceeds or condemnation awards will belong to and be subject solely to the control of the ground lessor.

With respect to the F5 Tower Mortgage Loan (5.5%), the collateral for the Mortgage Loan includes (x) the borrower’s fee interest in (i) the “office condominium unit” and (ii) the “base unit” (a parking garage in which the borrower, as owner, owns (a) 217 spaces in fee and (b) has a permanent easement over a further 42 spaces) and (y) the borrower’s leasehold interest in an additional 62 parking spaces (the “Leasehold Collateral”), which are leased from The Rainier Club (the “Lessor”) pursuant to that certain garage lease (the “Lease”). The Leasehold Collateral accounts for 19.3% of the parking spaces and 11.5% of the parking income (0.7% of total effective gross income) at the Mortgaged Property. The Lease and the related documents do not provide for certain customary conditions on the lessee and the Lessor, including that: (i) the Lessor is not required to enter into a new lease with the lender upon termination of the Lease for any reason, including rejection of the Lease in a bankruptcy; (ii) the prior written consent of the lender is not required prior to any amendment, modification, cancellation or termination of the Lease; (iii) the term of the Lease expires on September 30, 2026, which is prior to the maturity date of the Mortgage Loan; (iv) the Lessor is not required to give the lender notice of a default under, or termination of, the Lease; and (v) the lender is not given the right to cure defaults. The parking spaces provided by the Leasehold Collateral are not required for the Mortgaged Property to remain in compliance with the applicable zoning requirements. Further, pursuant to lease of the sole tenant at the Mortgaged Property, the number of parking passes that the tenant rents from the borrower depends on whether the Leasehold Collateral is being leased by the borrower.

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the Mortgage Loan is secured by (i) the borrower’s leasehold interest in an approximately 0.84 acre parcel improved by a marquee sign and a portion of the walkway leading to the hotel (the “Leasehold Parcel”) and (ii) fee simple interest in the remaining portions of the Mortgaged Property.  The related ground lease has an expiration date on April 27, 2033, with two, 20-year renewal options and the Leasehold Parcel is subleased to the related master tenant, Bellagio, LLC, for the term of the related master lease (provided that, if the term of the ground lease expires prior to the term of the master lease, then master lease will terminate solely with respect to the related Leasehold Parcel.  Annual ground rent is approximately $503,703 for the current lease year, subject to a schedule of escalations set forth in the related ground lease.  The ground lease does not include certain customary lender protections and does not, among other things, provide that (i) the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender, (ii) the lender may exercise any related renewal options to the extent such option is not exercised by the ground lessee, (iii) no notice of default or termination is effective against the lender unless such notice is given to the lender, or (iv) the ground lessor is prohibited from terminating the ground lease to the extent the lender is proceeding to cure any default if any related cure periods under the ground lease have already expired.  In the event the ground lease is terminated, the ground lessor is only required to enter into a new lease with the lender provided, among other conditions, the lender (i) is a qualifying leasehold mortgagee (as defined in the related ground lease), (ii) pays any and all sums which would at the time of execution be due under the original ground lease but for the termination of such ground lease, (iii) cures any default then susceptible to being cured, (iv) pays all reasonable expenses incurred by the ground lessor in connection with such defaults and (v) if the ground lease is rejected by the borrower in a bankruptcy proceedings, obtains the approval of the bankruptcy court having jurisdiction over the ground borrower prior to terminating the ground lease.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed above, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases:  (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 8 months prior to the Cut-off Date.  See Annex A-1 for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”).  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”).  A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus.  See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

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With respect to the Kings Plaza Mortgage Loan (6.6%), the related Phase I ESA identified a controlled REC at the Mortgaged Property related to groundwater and soil contamination from underground storage tanks (“USTs”).  Six leaking, 15,000 gallon No. 2 fuel oil USTs were removed from the Mortgaged Property in 1997 following the discovery of fuel oil in groundwater monitoring wells.  Chlorinated volatile organic compounds were identified in the groundwater at concentrations exceeding the New York State Department of Environmental Conservation (“NYSDEC”) criteria, and the Mortgaged Property was subsequently enrolled in the NYSDEC Voluntary Cleanup Program in 2001.  An additional No. 2 fuel oil release occurred in 2006.  In 2018 the Mortgaged Property was transferred to the Brownfields Clean Up Program and remedial actions addressing these releases have successfully achieved soil cleanup objectives for commercial use, but residual groundwater contamination above applicable commercial cleanup standards remains.  Engineering and institutional controls were implemented at the Mortgaged Property, which included the filing of a deed restriction and environmental easement restricting the Mortgaged Property to commercial and industrial uses.

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With respect to the 545 Washington Boulevard Mortgage Loan (5.6%), the Phase I ESA performed at the related Mortgaged Property did not identify any RECs. One Controlled Recognized Environmental Condition (“CREC”) stemming from the historic fill impacted the groundwater in the vicinity of the Mortgaged Property from an off-site source. Accordingly, no remedial obligations were imposed on the owner.  A remedial plan was approved by the New Jersey Department of Environmental Protection (“NJDEP”) and implemented in 1985, which included dust control measures, ambient air monitoring, dewatering effluent analysis, excavation and removal of contaminated soils, and the use of engineering controls such as clean fill material and pavement caps to prevent exposure.  A Remedial Action Permit (“RAP”) was issued in 2014, which in conjunction with the Newport Remedial Plan (“NRP”) sets forth the monitoring and maintenance obligations for the engineering controls. A Classification Exception Area (“CEA”) approved for an indefinite period in 2015 restricts installation of production wells and use of groundwater in the redevelopment area. The ESA determined that the acceptance of the NRP by the NJDEP, the issuance of the RAP, the implementation of the engineering controls and the restrictions imposed by the CEA represents a CREC with no further investigation recommended.

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With respect to the Exchange on Erwin Mortgage Loan (5.5%), the Phase I ESA identified a CREC at the Mortgaged Property in connection with the former presence of USTs. Due to the former presence of such USTs, the Mortgaged Property was enrolled in the North Carolina Department of Environmental Quality (“NCDEQ”) Brownfield Program (“Brownfield Program”), and is therefore subject to certain land use restrictions, which include (x) management of impacted soil during future redevelopment activities and (y) that the groundwater at the Mortgaged Property cannot be used for any purpose without the prior written approval of NCDEQ. Further, no building may be constructed at the Mortgaged Property without an assessment of risk regarding the soil vapor at the Mortgaged Property, which must provide to NCDEQ that no soil vapor barrier, sub-slab venting or mitigation system is required. Based on the case closed status of the former heating oil USTs and the associated Brownfield Program restrictions, the Phase I ESA provided that no further investigation is warranted; however, an annual submission of a land use restriction update to NCDEQ is required. For more information on the Brownfield Program, see “Real Estate and Other Tax Considerations”.

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With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), the related Phase I ESA identified a CREC at the CVS Pharmacy - Alton, IL Mortgaged Property in connection with the former operation of a gasoline service station from approximately 1962 until 1998. Between 1995 and 2000, contaminated soil was transported for offsite disposal, five USTs were removed and nine soil samples were collected during such removal, which indicated that the groundwater and soil at the Mortgaged Property contained certain contaminants that exceeded the Illinois Environmental Protection Agency (“IEPA”) action level. Subsequent samples indicated that excavation activities reduced the contaminant concentrations in the soil to below the IEPA action levels over the majority of the Mortgaged Property. Six monitoring wells were installed and sampled in 2000, which indicated that contaminant concentrations exceeded the IEPA groundwater objectives. The IEPA issued a no further response (“NFR”) letter dated August 10, 2006, which identified groundwater use as an institutional control, and provided that no further action was warranted. Based on the analytical data, removal of petroleum-impacted soil and confirmatory sampling, redevelopment of the Mortgaged Property, and the regulatory status and institutional control, the historic use of the Mortgaged Property as a filling station represents a CREC. Based on the conclusions of the assessment, the Phase I ESA recommended the continual implementation of the groundwater use restriction currently in-place under the NFR letter as a result of the historical use of the Mortgaged Property as a filling station.

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With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), the related Phase I ESA identified a REC at the Walgreens – Wheeling, IL Mortgaged Property in connection with the former operations of a dry cleaning tenant at the Mortgaged Property from at least 1988 to 1999 and the related use of certain dry-cleaning solvents. A focused no further remediation letter was issued for the Mortgaged Property in 2001; however, the list of successfully addressed substances did not include certain dry-cleaning solvents. Based on the duration of dry-cleaning operations at the Mortgaged Property, the reported use of certain dry-cleaning solvents in large quantities, the lack of sufficient subsurface investigations, and the hazardous and mobile nature of dry-cleaning chemicals, the former presence of a dry-cleaning business on the Mortgaged Property is considered a REC. Additionally, the Phase I ESA also identified a CREC at the Mortgaged Property in connection with (x) the former operations of a gasoline filling station from at least 1969 to 1974 at the Mortgaged Property and the presence of related USTs and (y) the release of a “petroleum-type product” at the Mortgaged Property, which was reported to the Illinois Emergency Management Agency (“IEMA”) on June 7, 2000. In connection with the former operations of a gasoline filling station, a subsurface investigation was conducted in 1998 and 1999, which revealed certain pollutants in the soil. In connection with the petroleum release, on February 27, 2001, the Mortgaged Property was enrolled into the Illinois Environmental Protection Agency (“IEPA”) Site Remediation Program (“SRP”) in pursuit of regulatory closure of the previously identified, petroleum-based subsurface contamination. On August 21, 2001, the IEPA issued a focused no further remediation letter for the Mortgaged Property signifying a release from further responsibilities associated with identified soil contamination. The letter stipulates that an approximate 1.3-acre portion of the Mortgaged Property is restricted to industrial/commercial uses. The letter also requires the implementation and maintenance of an institutional control that effectively prohibits the installation and use of potable water supply wells at the Mortgaged Property. Based on the lack of evidence of remaining USTs at the Mortgaged Property, the analytical results from previous subsurface investigations, the remedial excavations performed, the regulatory closure, the use restrictions currently in-place, and the redevelopment of the Mortgaged Property with the existing improvements, the former gasoline station and USTs are considered a CREC. Based on the REC and CREC issues at the Mortgaged Property, the Phase I ESA recommended that (x) a limited subsurface investigation be conducted in order to determine the presence or absence of soil, soil vapor, and/or groundwater contamination due to the Mortgaged Property’s history of dry-cleaning operations and (y) the continual implementation of the use restrictions currently in-place under the no further remediation letter, dated August 21, 2001, as a result of the former gasoline station on the Mortgaged Property. A Remedial Cost Estimate dated December 6, 2019 provided that, based on the findings of the Phase I ESA, the worst-case costs associated with a Phase II assessment and remedial actions likely needed for the Mortgaged Property would be approximately $575,000 to $895,000. The borrower obtained environmental insurance from Zurich (“AA-” S&P; “A+” AM Best) in lieu of a Phase II ESA, which covers lender collateral protection, first party cleanup and third party liability. The insurance has a term of December 6, 2019 to December 6, 2032 and a $3,000,000 limit per occurrence and in the aggregate and a deductible of $25,000 per claim.

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With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), the related Phase I ESA identified a CREC at the Dollar General - Evansville, IN Mortgaged Property in connection with the former operation of a gas station at the Mortgaged Property from approximately 1970 until 2009. Three USTs were installed at the Mortgaged Property in 1971. A release was reported in 2009 and the Indiana Department of Environmental Management (“IDEM”) assigned a medium priority corrective action. In May 2010, the USTs were removed and soil/groundwater samples were collected, which indicated that certain groundwater contaminant levels exceeded residential standards, but were within the industrial cleanup objectives.  A series of subsequent groundwater monitoring events were conducted between March 2010 and January 2011, which concluded that the groundwater levels were reduced to within residential standards at all monitoring wells with the exception of one well, with a reported estimated affected area of at 0.018 acres with groundwater contaminants exceeding the residential standards. IDEM issued a No Further Action (“NFA”) letter dated January 17, 2012 and concluded that no further response actions were required. The residual soil and groundwater contamination are permitted to remain in place at the Mortgaged Property under an environment restrictive covenant dated September 1, 2011. The restrictions and provisions binding the current and all future owners of the Mortgaged Property include: (i) the Mortgaged Property cannot be used for residential, child daycare or educational purposes; (ii) groundwater may not be extracted for any purpose other than for environmental remediation purposes; and (iii) any disturbance of impacted soil as a result of excavation and construction activities must be restored in such a manner that the remaining contaminant concentrations do not present a threat to human health or the environment. In addition, contaminated soils that are excavated must be managed in accordance with applicable federal and state laws. Based on the analytical results, the regulatory closure and restrictive covenant currently in-place, and redevelopment of the Mortgaged Property, the former gasoline station and USTs are considered a CREC. The Phase I ESA recommended continued adherence to the use restrictions and conditions currently in place under the Environment Restrictive Covenant dated September 1, 2011.

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With respect to the Advance Auto Parts Portfolio Mortgage Loan (2.9%), the related Phase I ESAs did not identify any RECs at any of the Mortgaged Properties; however, they did identify certain business environmental risks (“BERs”) at each of (i) the Advance Auto Parts – Nashville Mortgaged Property, related to the prior use of the Mortgaged Property as a gas station from at least the 1960s through the early 1990s, and (ii) the Advance Auto Parts – York Mortgaged Property, related to (a) a potential failure of a prior tenant to remove an oil-water separator reportedly installed on site and (b) automotive repair operations at the site from at least the 1980s through the early 2000s. Inactive UST sites at both Mortgaged Properties lack explicit records of closure and removal, although the USTs appear to have been closed or removed in the early 1990s based on information from applicable regulatory databases. The Mortgage Loan documents require the borrowers to use commercially reasonable efforts to, among other things, demonstrate the proper removal of USTs and procurement of either regulatory no further action status or its functional equivalent for each Mortgaged Property to the reasonable satisfaction of the lender (the “Environmental Work”). At origination, the borrower deposited with the lender $300,000, representing approximately 125% of estimated costs to perform the Environmental Work.

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With respect to the Trinity Multifamily Portfolio Mortgage Loan (2.8%), the related Phase I ESA identified a REC at the 7500 S South Shore Mortgaged Property in connection with the former operation of a gasoline service station located on the adjacent property from at least the 1970s until the related USTs were removed in September 2000. The LUST database indicates that a gasoline release was reported on September 22, 2000, which has not been granted closure. According to a letter from the City of Chicago, dated October 6, 2000, the City of Chicago Department of Environment (“DOE”) funded and managed the UST removal activities associated with this incident as part of the “City’s Abandoned Service Station Management Property.” In a letter from the IEPA, dated December 5, 2000, the IEPA acknowledged that the City of Chicago was not deemed to be the operator of the USTs and, therefore, the LUST reporting and corrective action requirements do not apply to the DOE. Consequently, the extent of contamination at this site is unknown, and it is not known if any contamination has impacted the Mortgaged Property. However, the Illinois Emergency Management Agency report for the release states that the release appeared to be minor, that a cleanup contractor had been hired, and that a representative of the Illinois Office of the State Fire Marshal was present at the time. Additionally, the presence of a parking lot between the former gas station and the Mortgaged Property mitigates concern regarding vapor migration, and groundwater at the Mortgaged Property is not used as a source of potable water. A previously obtained Phase I ESA, dated December 22, 2017 noted that the removed USTs were in good condition and no further action was recommended. In addition, several buildings previously located on the Mortgaged Property contained first floor commercial businesses; however, the specific nature of these businesses are unknown, and therefore this is considered a potentially significant data gap because of the potential for dry cleaners to have been present. However, the Phase I ESA reported that no specific areas of concern associated with the historic tenant operations have been identified, and the Mortgaged Property was not identified on any databases that would indicate environmental concern.

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With respect to the Gardena Valley Shopping Center Mortgage Loan (2.5%),the related Phase I ESA identified contaminated groundwater at the Mortgaged Property in connection with chlorinated solvents and petroleum hydrocarbons typically used at dry cleaning facilities. Although there are dry cleaning operations located adjacent to the Mortgaged Property, the related environmental consultant was not able to attribute the groundwater contamination to such facilities. The environmental consultant considers the contaminated groundwater and the unknown source of such contamination to be a REC. The environmental consultant recommended that an environmental insurance policy be obtained. At origination, an environmental insurance policy was obtained from Great American Insurance Group listing the lender as an additional named insured, with a $5,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. Great American Insurance Group is rated “A” or better by A.M. Best. The policy expires December 17, 2032, which is approximately 3 years past the maturity date of the Mortgage Loan.

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With respect to the BlueLinx Portfolio III Mortgage Loan (2.5%), the related Phase I ESA identified certain RECs at the BlueLinx Richmond Mortgaged Property related to one active and three former underground storage tanks.  Based on the limited sampling data and regulatory documentation available in connection with the USTs, a limited Phase II subsurface investigation was conducted in December 2019 which identified concentrations of total petroleum hydrocarbons – diesel range organics (TPH-DRO) in groundwater and soil samples above applicable regulatory standards, indicating that a release from the USTs had occurred.  At origination, the lender obtained an environmental insurance policy from Lloyd’s of London (Beazley), covering the lender and borrower as named insureds, with individual and aggregate policy limits of $1,000,000, a deductible of up to $50,000 and a term expiring on January 30, 2024.  Additionally, an $85,000 environmental reserve, representing approximately 100% of any estimated costs, was escrowed at origination for continued monitoring and corrective action work relating to the USTs, including mandatory reporting to the Virginia Department of Environmental Quality.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors.  Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance.

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With respect to the Parkmerced Mortgage Loan (7.2%), the Mortgaged Property and the larger development of which it is a part are subject to a development agreement, dated July 6, 2011, by and among the City and County of San Francisco and the borrower, which expires on July 9, 2041. The development rights assigned thereby have significant value, and the related appraisal concluded a value of $369,000,000 with respect to the development rights associated with the Mortgaged Property. Accordingly, the ability of the borrower to refinance or sell the Mortgaged Property is highly dependent on the availability of the development rights at the time of refinancing or sale, and the Trust’s ability to realize on the Mortgage Loan in case of default is highly dependent on a future purchaser’s ability to take advantage of the development rights. The first phase of the development is expected to be performed by affiliates of the borrower at property that is not collateral for the Mortgage Loan. If those borrower affiliates fail to engage in development on their property, it could negatively impact the borrower’s ability to take advantage of the development rights relating to the Mortgaged Property. In addition, any legislative action to limit development generally or the borrower’s development rights specifically could have the result of reducing the overall value of the Mortgaged Property and the borrower’s ability to refinance or sell the Mortgaged Property upon maturity.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties.  Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals.  The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.  Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering.  None of these engineering reports are more than eight (8) months old as of the Cut-off Date.  In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

With respect to the F5 Tower Mortgage Loan (5.5%), a report dated November 25, 2019 by RDH Building Science, Inc. (the “Report”) identifies some curtain wall façade deficiencies with the alignment of the perimeter glazing gaskets, and deformed thermal trim extrusions. The related engineering report for the Mortgaged Property recommends further investigation, observation, repairs and replacements of the façade at the Mortgaged Property. The Report estimated the cost of the façade repairs would be between $565,000 and $970,000. Replacement reserves were not required in connection with the origination of the Mortgage Loan, as these repairs have begun, and are underway by Harmon, Inc., the subcontractor who is performing the work under warranty.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.  In addition, the Mortgaged Properties may be subject to ongoing litigation.  For example:

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With respect to the Parkmerced Mortgage Loan (7.2%), the related sponsor is involved in a pending litigation matter with a Stellar Management employee, Matthew Lembo (“Lembo”). Lembo alleges that he and the sponsor formed an oral contract before the sponsor left Stellar under which Lembo was supposed to receive a 2.5% interest in the Mortgaged Property that would grow over time. Lembo alleges that the sponsor has refused to abide by the terms of this oral contract. Lembo has filed a lawsuit against the sponsor (the “Lembo Action”) for the sponsor’s alleged failure to comply with their oral contract. Lembo seeks monetary damages and a declaration that he has a continuing interest in the Mortgaged Property. Lembo does not specify the precise amount of damages he is seeking because he claims that the sponsor has withheld certain financial records that would indicate the value of Lembo’s alleged interest in the Mortgaged Property. However, Lembo pleads that that the amount of damages is believed to be no less than $12,000,000.

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With respect to the 650 Madison Avenue Mortgage Loan (6.6%), the borrower, the borrower sponsor and guarantor, and affiliates thereof are subject to multiple pending lawsuits, for claims related to, among other things, torts, negligence, personal injury, and premises liability. Such legal proceedings and other disputes may be covered by insurance maintained by the borrower. However, certain types of litigation may not be covered by insurance. We cannot assure you that any insurance maintained by the borrower will be adequate to cover litigation, disputes and related expenses.

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With respect to the Hampton Inn & Suites Oklahoma City Mortgage Loan (0.9%), one of the related borrower sponsors, Shaurin N. Patel (a licensed physician), is a named defendant to a lawsuit seeking an unspecified amount of damages for alleged economic and non-economic injuries sustained by the plaintiff as a result of medical treatment that is alleged to have been rendered negligently by Mr. Patel.  The case is currently in pretrial discovery.  Each defendant, including Mr. Patel, filed an answer to the plaintiff’s complaint denying all allegations, claims and liability.  Mr. Patel maintains a medical malpractice insurance policy with a coverage limit of $1,000,000; however, such policy does not cover punitive damages.  Mr. Patel has represented to the lender that he has a net worth in excess of approximately $12.275 million and a liquidity of approximately $582,000.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.  See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-six (26) of the Mortgage Loans (52.4%) were originated in connection with borrower’s refinancing of a previous mortgage loan.

●	Eighteen (18) of the Mortgage Loans (47.0%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.

●	One (1) of the Mortgage Loans (0.6%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust.  For example:

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With respect to the Parkmerced, 545 Washington Boulevard, ExchangeRight Net Leased Portfolio #31, Millikan Business Center, 482 Seneca Avenue, 217 Court Street, 144 North 11th Street, 99 North 7th Street, 22 Melrose Street, Satellite Flex Office Portfolio, BlueLinx Portfolio III, Holiday Inn Express – Indianapolis, IN and North Fayette Shopping Center Mortgage Loans (collectively, 31.2%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within approximately the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans with related borrowers, we note the following:

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With respect to the Parkmerced Mortgage Loan (7.2%), the Mortgaged Property previously secured a $550,000,000 loan, which was transferred into special servicing shortly before its maturity in 2010 and subsequently defaulted at maturity. The loan was subsequently restructured with a maturity date extension in connection with a principal payment of $10,000,000. The loan made in 2005 was refinanced in 2012 with a loan in the amount of $450,000,000. The 2012 mortgage loan was repaid in full.  As of the origination date of the subject Mortgage Loan, the previous mortgage loan secured by the Mortgaged Property was in default due to the borrower’s failure to make the balloon payment on the related maturity date of November 8, 2019. At the time of the default, the borrower was in the process of negotiating the subject Mortgage Loan, and the servicer of the previous mortgage loan agreed to up to sixty (60) days of forbearance in order for the subject Mortgage Loan and related mezzanine loan to be originated. The previous loan was repaid in full on the origination date of the subject Mortgage Loan, eighteen (18) days after the original default.

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With respect to the 545 Washington Boulevard Mortgage Loan (5.6%), the borrower sponsor has managed over 275 properties during its operating history and has defaulted on a total of nine loans secured by such properties, of which the lender took a loss on seven loans, one loan the lender was paid in full and one loan is still being resolved with the related special servicer.

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With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), sponsor Warren Thomas disclosed that in 2009, a lender foreclosed on a 60-unit Houston apartment building unrelated to the Mortgaged Property, for which the borrower sponsor was a co-guarantor.  The borrower sponsor settled the debt with the lender in 2013.

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With respect to the 482 Seneca Avenue, 217 Court Street, 144 North 11th Street, 99 North 7th Street and 22 Melrose Street Mortgage Loans (collectively, 3.3%), the borrower sponsor disclosed a prior bankruptcy in 2009 in connection with its inability to sell units at a property unrelated to the Mortgaged Properties. The sponsor ultimately settled with the lender and sold the property in 2010. The bankruptcy proceeding closed on April 8, 2011. In addition, the borrower sponsor disclosed two prior foreclosures in 2012 and 2015 in connection with its inability to sell units at two properties unrelated to the Mortgaged Properties. The sponsor ultimately settled with the lenders and paid off the loans in full.

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With respect to the Millikan Business Center Mortgage Loan (3.1%), the borrower sponsors William Felton and Matthew J. Felton went into default on one unrelated loan that had an outstanding balance of $8,400,000, which was securitized in JPMCC 2007-CB19. The loan was transferred to special servicing on July 16, 2016 for imminent default due to the largest tenant’s indication of its intention to vacate.  The servicer ultimately foreclosed on the asset and a receiver was appointed on January 20, 2017. Additionally, an affiliate of the borrower Francis Greenburger has been involved in multiple foreclosures and discounted payoffs in connection with unrelated properties since 2010, through Time Equities, Inc., which was founded by Mr. Greenburger.

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With respect to the Satellite Flex Office Portfolio Mortgage Loan (3.0%), one of the borrower sponsors Lloyd W. Kendall, Jr. went into default on an unrelated loan, which was securitized in COMM 2014-CCRE18. In February 2018, some investors in the unrelated property attempted to amend the operating agreement to remove the borrower sponsor as manager and declare themselves as manager. This resulted in litigation, and as a result the loan was put into default and transferred to special servicing in December 2018. The loan has remained current while the litigation has been pending. In October 2019, a settlement/forbearance agreement was entered into with the borrower and the investors, which stipulates that the borrower must either refinance or sell the property to payoff the investors by the end of 2019. The borrower refinanced the property in 2019. Additionally, one of the guarantors, Quynh Palomino, disclosed a previous foreclosure related to a vacant land parcel in California.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans“ and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.  See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

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Forty-two (42) of the Mortgaged Properties (collectively, 19.5%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

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Four (4) of the Mortgaged Properties (collectively, 5.0%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations“ below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan.  For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or group of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus.  In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.  Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Prospective investors are encouraged to review the charts entitled “Major Tenants“ and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 650 Madison Avenue, Exchange on Erwin and ExchangeRight Net Leased Portfolio #31.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of ARD Loans), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
ExchangeRight Net Leased Portfolio #31 – Walgreens - Des Plaines, IL	0.3%	No	9/30/2029	12/6/2029
ExchangeRight Net Leased Portfolio #31 – Tractor Supply - Oregon, OH	0.2%	No	12/31/2029	12/6/2029
ExchangeRight Net Leased Portfolio #31 – CVS Pharmacy - Milford, OH	0.1%	No	1/30/2030	12/6/2029
ExchangeRight Net Leased Portfolio #31 – CVS Pharmacy - Alton, IL	0.1%	No	1/30/2030	12/6/2029
ExchangeRight Net Leased Portfolio #31 – Walgreens - Chicago Heights, IL	0.1%	No	10/31/2030	12/6/2029
ExchangeRight Net Leased Portfolio #31 – CVS Pharmacy - Mobile, AL	0.1%	No	1/30/2030	12/6/2029
ExchangeRight Net Leased Portfolio #31 – Advance Auto Parts - Richmond, VA	0.1%	No	2/28/2030	12/6/2029
ExchangeRight Net Leased Portfolio #31 – CVS Pharmacy - Lawrenceville, GA	0.1%	No	1/31/2030	12/6/2029
Advance Auto Parts Portfolio – Cut Off	0.03%	No	8/31/2023	2/1/2030
Advance Auto Parts Portfolio – Baton Rouge	0.02%	No	8/31/2023	2/1/2030

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant.  Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.  For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants“ and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 650 Madison Avenue, Kings Plaza, 545 Washington Boulevard, F5 Tower, Exchange on Erwin, ExchangeRight Net Leased Portfolio #31 –BioLife Plasma Services L.P. - Columbus, GA, ExchangeRight Net Leased Portfolio #31 –  Walgreens - Des Plains, IL, ExchangeRight Net Leased

Portfolio #31 – Walgreens - Wheeling, IL, ExchangeRight Net Leased Portfolio #31 – Walgreens - Chicago Heights, IL, 2000 Park Lane and North Fayette Shopping Center.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation.  For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

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With respect to the 650 Madison Avenue Mortgage Loan (6.6%), Sotheby’s Int’l Realty Inc, the third largest tenant at the Mortgaged Property, is entitled to rent abatement in the amount of $288,326 per month from December 2019 through September 2020, resulting in a total amount of $2,883,263, which was reserved at the origination of the Mortgage Loan. The tenant is required to begin paying full, unabated rent in October 2020.

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With respect to the Kings Plaza Mortgage Loan (6.6%), Best Buy, the fifth largest tenant at the Mortgaged Property, is currently in negotiations with the borrower for an early termination of its related lease with respect to its entire demised premises (the “Best Buy Space”).  The Mortgage Loan documents permit the borrower to enter into (i) a termination of the Best Buy lease, (ii) a modification of the Best Buy lease which results in the rent payable by Best Buy being less than an amount equal to 105% of the amount of the rent in effect as of the origination date, or (iii) a modification of the Best Buy lease which shortens the related term to a date expiring prior to January 31, 2032; provided, among other conditions, the borrower enters into a master lease with the related guarantor requiring such guarantor to pay an amount equal to (i) 105% of the amount of rent to which the borrower would otherwise be entitled pursuant to the Best Buy lease in effect as of the origination date, minus (ii) the sum of (x) the amount of rent actually received by the borrower from tenants under any replacement lease, plus (y) the amount of rent actually received by the borrower from Best Buy under the terms of the Best Buy lease.  In connection with any redevelopment of the Best Buy Space, the Mortgage Loan documents require the borrower to, among other things, deliver a completion guaranty to the lender.

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With respect to the 545 Washington Boulevard Mortgage Loan (5.6%), VF Sportswear, the fourth largest tenant at the Mortgaged Property, is currently dark and is considering marketing its space for sublease. The lease has a payment guarantee from parent company, VF Corporation, who is an investment grade rated tenant. Rent for the fourth largest tenant was underwritten as in place, adjusted for any rent steps, based on the current lease.

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With respect to the F5 Tower Mortgage Loan (5.5%), F5 Networks Inc., the sole tenant at the Mortgaged Property, subleases (x) 18,886 square feet (the 22nd floor at the Mortgaged Property) to FourSquare Labs, Inc. through November 30, 2022 at a current annual rental rate of $38.00 per square foot, and (y) 18,636 square feet (the 23rd floor at the Mortgaged Property) to Grab Technology Corp. through February 28, 2023 at a current annual rental rate of $55.00 per square foot. The lender underwrote to the prime lease in both cases.

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With respect to the Millikan Business Center Mortgage Loan (3.1%), MKS Instruments, the largest tenant at the Mortgaged Property, has an executed lease and is currently building out their space with a lease start date in July 2020. The tenant has fully abated rent from July 2020 through October 2020, and partially abated rent in November 2020. All rent (approximately $730,170) during the abatement period from July 2020 to November 2020 was reserved at the origination of the Mortgage Loan.

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With respect to the Satellite Flex Office Portfolio Mortgage Loan (3.0%), Moreland Altobelli Associates, the third largest tenant at the Mortgaged Property, has executed its lease and is currently building out its space at the Mortgaged Property. The tenant is entitled rent abatement in the amount of approximately $10,611 per month from December 2019 to February 2020 and in the amount of approximately $5,306 per month from March 2020 to August 2020, resulting in a total amount of approximately $63,668, which was reserved at the closing of the Mortgage Loan. The tenant is required to begin paying full, unabated rent in September 2020.

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With respect to the Advance Auto Parts Portfolio Mortgage Loan (2.9%), the sole tenant, Advance Auto Parts, is currently dark at each of the Advance Auto Parts – Cut Off Mortgaged Property and the Advance Auto Parts – Baton Rouge Mortgaged Property.  Under the related master lease, Advance Auto Parts remains liable for all payments and other obligations in connection with such Mortgaged Properties through the expiration of the master lease as it pertains to such Mortgaged Properties.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 to this prospectus and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 650 Madison Avenue, F5 Tower and Millikan Business Center.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties. 545 Washington Boulevard, ExchangeRight Net Leased Portfolio #31 – Hy-Vee - Savage, MN, ExchangeRight Net Leased Portfolio #31 – Giant Eagle - New Albany, OH, ExchangeRight Net Leased Portfolio #31 – Walgreens - Des Plaines, IL, ExchangeRight Net Leased Portfolio #31 – Tractor Supply - Yulee, FL, ExchangeRight Net Leased Portfolio #31 – Tractor Supply - New Lenox, IL, ExchangeRight Net Leased Portfolio #31 – Tractor Supply - Danville, IN, ExchangeRight Net Leased Portfolio #31 – Walgreens - Chicago Heights, IL, ExchangeRight Net Leased Portfolio #31 – Walgreens - Wheeling, IL, ExchangeRight Net Leased Portfolio #31 – Tractor Supply - Kankakee, IL, Advance Auto Parts Portfolio, Springhill Suites – New Smyrna Beach, CVS Walgreens Portfolio – Walgreens Post Falls and Fairfield Inn & Suites Lebanon Mortgaged Properties (collectively, 14.6%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party.  See “Yield and Maturity Considerations” in this prospectus.  See representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans or group of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

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With respect to the 545 Washington Boulevard Mortgage Loan (5.6%), JPMorgan Chase Bank, the second largest tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property, provided that the tenant occupies at least four floors of the building located at the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply in a judicial or non-judicial foreclosure, the delivery of a deed-in-lieu of judicial or non-judicial foreclosure, or any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the foregoing events.

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With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), the sole tenant at the Tractor Supply – Yulee, FL Mortgaged Property has a right of first refusal to purchase the Mortgaged Property.  The lender required a $750,000 holdback at the origination of the Mortgage Loan, which will be held by the lender on behalf of the borrower until the borrower provides (A) a fully executed tenant SNDA, which expressly subordinates the tenant’s right of first refusal to the Mortgage Loan documents and is otherwise reasonably satisfactory to the lender and (B) an endorsement to the related title insurance policy for the Mortgaged Property in a form reasonably acceptable to lender, which insures that the right of first refusal is subordinate to the lien of the Mortgage within thirty (30) days of the origination date of the Mortgage Loan; provided, however if such SNDA cannot be reasonably delivered to the lender within such thirty (30) day period, and provided that the borrower has commenced to deliver such SNDA within such thirty (30) day period and thereafter is diligently and expeditiously proceeding to deliver the same, such period may be extended for such time as is reasonably necessary, not to exceed forty-five (45) days. The Mortgage Loan documents are recourse to the borrower and the guarantor for losses incurred by the lender as a result of the borrower’s failure to provide such SNDA. The borrower has fulfilled its requirement under (A) to provide a fully executed tenant SNDA which expressly subordinates the tenant’s right of first refusal to the Mortgage Loan documents. The lender is still waiting on borrower to provide an endorsement to the title insurance policy.

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With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), the sole tenant at the Giant Eagle – New Albany, OH Mortgaged Property has a right of first refusal to purchase the Mortgaged Property.

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With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), the sole tenant at the Hy-Vee – Savage, MN Mortgaged Property has a right of first refusal to purchase the Mortgaged Property.  The tenant has agreed that such right of first refusal will not: (i) apply with respect to a foreclosure or similar sale of the Mortgaged Property by any holder of a mortgage on the Mortgaged Property or to the granting of a deed in lieu of foreclosure by the lender to such holder; or (ii) apply to any transfer of the Mortgaged Property to an affiliate of the lender; provided, however, the tenant’s right of first refusal will continue to apply to any transfer by such affiliated successor lender to any sale to a non-affiliated third party.

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With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), the sole tenant at each of the Tractor Supply – New Lenox, IL Mortgaged Property, the Tractor Supply – Danville, IN Mortgaged Property and the Tractor Supply – Kankakee, IL Mortgaged Property has a right of first refusal to purchase the Mortgaged Property.  The tenant has agreed that such right of first refusal is subject and subordinate to the Mortgage upon the Mortgaged Property.

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With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), the sole tenant at each of the Walgreens – Des Plaines, IL Mortgaged Property, the Walgreens – Wheeling, IL Mortgaged Property and the Walgreens – Chicago Heights, IL Mortgaged Property has a right of first refusal to purchase the Mortgaged Property.  The tenant agreed that such right of first refusal will not apply to a successor lender through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage, provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.

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With respect to the Advance Auto Parts Portfolio Mortgage Loan (2.9%), the sole tenant, Advance Auto Parts, has a right of first offer under the related master lease to purchase the entire portfolio of Mortgaged Properties in the event of a proposed transfer of the portfolio to a third party.  The right of first offer has been waived in connection with a foreclosure or deed-in-lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), Bellagio, LLC, the sole tenant at the Mortgaged Property pursuant to a master lease, holds a 5% indirect, non-controlling ownership interest in the borrower.  In addition, MGM Resorts International (“MGM”), the parent of Bellagio, LLC, has provided a shortfall collection guaranty to the lender pursuant to which MGM has guaranteed the unpaid principal portion of the initial principal amount of the related whole loan (along with any interest accrued and unpaid thereon); provided, however, that such guaranty is only exercisable in the event the lender has, among other things, first pursued all other remedies to which the lender is reasonably entitled against the borrower under the related Mortgage Loan documents and the lender has exhausted the lender’s efforts to seek repayment from all other sources, including through foreclosure of the Mortgaged Property.   See “—Hotel Properties” for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves.  In particular, with respect to the 15 largest Mortgage Loans or group of Mortgage Loans with related borrowers, we note the following:

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With respect to the 482 Seneca Avenue, 217 Court Street, 144 North 11th Street, 99 North 7th Street and 22 Melrose Street Mortgage Loans (collectively, 3.3%), the borrower sponsor owns a large portfolio of multifamily properties throughout Brooklyn which compete with the related Mortgaged Properties.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.  Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.  Each

Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.  In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Six (6) of the Mortgaged Properties (22.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4).  Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-nine (29) Mortgage Loans (collectively, 76.5%) one or more of the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.  See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.  Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

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With respect to the Exchange on Erwin, Bellagio Hotel and Casino, ExchangeRight Net Leased Portfolio #31, CNP Headquarters, Advance Auto Parts Portfolio and CVS Walgreens Portfolio Mortgage Loans (collectively, 22.8%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease.  Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease.  If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents.  See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds.  Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.  Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.  Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance.  See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.  See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.  In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property.  See “—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction.  However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value.  However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Definitions”, above.  The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.   We cannot assure you that those assumptions are or will be accurate or that any such non-”as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values.  Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts.  In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.  In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts.  See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).  For example:

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With respect to the 650 Madison Avenue Mortgage Loan (6.6%), the liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the Whole Loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the Whole Loan), in each case plus costs and expenses related to enforcement.

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With respect to the Bellagio Hotel and Casino Mortgage Loan (4.8%), the related non-recourse carveout guarantor’s liability for (i) any bankruptcy-related recourse events is limited to an amount equal to 10% of the outstanding principal balance of the related whole loan as of the date of any such event and (ii) any transfers of either the Mortgaged Property or controlling equity interests in the borrower made in violation of the Mortgage Loan documents is limited to recourse for losses to the lender (and not full recourse).  In addition, the Mortgage Loan documents only provide recourse to the borrower (and not the related non-recourse carveout guarantor) for any breaches of the environmental covenants set forth in the Mortgage Loan documents; provided, however, that if the borrower fails to maintain an environmental insurance policy satisfying the conditions set forth in the related Mortgage Loan documents, the non-recourse carveout guarantor will be liable for any losses to the lender relating to breaches of the environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy.  At origination, the borrower obtained an environmental insurance policy issued by Evanston Insurance Company satisfying the conditions set forth in the Mortgage Loan documents, except that such policy provides for a deductible of $50,000.  The environmental insurance policy expires on November 15, 2024 (which is prior to the related Mortgage Loan maturity date).

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With respect to the Exchange on Erwin Mortgage Loan (5.5%), the liability for the guarantor with respect to the full recourse carveouts relating to bankruptcy events is capped at 20% of the outstanding principal balance of the Whole Loan at the time such event occurs, plus the costs of enforcement.

●	With respect to the CNP Headquarters Mortgage Loan (3.7%), recourse for breaches of the environmental covenants in the Mortgage Loan documents is capped at $33,800,000.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.  See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

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With respect to the Kings Plaza Mortgage Loan (6.6%), a portion of the Mortgaged Property occupied by Lowe’s Home Centers is subject to a 15-year Industrial & Commercial Incentive Program (“ICIP”) tax abatement that expires in the 2025/2026 tax year.  Under the ICIP tax abatement, taxes are payable on the underlying land and improvements; however, any taxes related to increased assessments on such improvements are fully abated through the 2020/2021 tax year.  Commencing in the 2021/2022 tax year, such increases are then phased in at 20% increments through the expiration of the related ICIP abatement.  For the 2019/2020 tax year, abated taxes for the applicable land and improvements are approximately $643,391 (as opposed to unabated taxes of approximately $992,466).  Under its related lease, Lowe’s Home Centers remains directly responsible for all tax payments due on the applicable land and improvements (including in the event the ICIP abatement was no longer in effect).

●	With respect to the Kings Plaza Mortgage Loan (6.6%), the collateral includes all of the equity interests in Kings Plaza Energy LLC, an affiliate of the Kings Plaza borrower, as well as a pledge of the equity interests in the Kings Plaza borrower. Because the pledged equity interests may not qualify as an interest in real property or as personal property incidental to real property for U.S. federal income tax purposes, upon a foreclosure, the Treasury regulations may restrict the trust from taking title to such equity interests. Therefore, upon the occurrence of an event of default under the Mortgage Loan and an ensuing foreclosure with respect to the Mortgage Loan, the pooling and servicing agreement may not permit the trust to take title to the equity interests in Kings Plaza Energy LLC and/or the Kings Plaza borrower (unless an opinion of counsel is provided indicating otherwise), but rather will require the trust to either (i) exercise the legal remedies available to it under applicable law, or (ii) sell such equity interests and apply the proceeds toward the repayment of the Mortgage Loan. Depending on market conditions, the proceeds from the sale of such equity interests could be less than the proceeds that would be received if the special servicer had taken title to such equity interests and sold them at a later date.

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With respect to the Exchange on Erwin Mortgage Loan (5.5%), the Mortgaged Property was enrolled in the Brownfield program to support the Mortgaged Property’s redevelopment with multifamily apartment buildings, and is entitled to tax abatement in the amount of $412,261 for 2019, $313,642 for 2020, $202,205 for 2021, $100,767 for 2022 and $29,646 for 2023, resulting in a total benefit of $1,058,521.

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With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (4.4%), the Hobby Lobby - Belton, MO and Hobby Lobby - Marion, OH Mortgaged Properties are subject to Tax Increment Financing (“TIF”) pursuant to certain Tax Increment Financing Agreements (individually, the “Marion TIF” and the “Belton TIF”, and collectively, the “TIF Agreements”) and are required to pay the TIF in lieu of taxes. As of the origination date of the Mortgage Loan, (x) the current annual payment due to the taxing authority under the Marion TIF is approximately $83,467 and (y) the current annual payment due to the taxing authority under the Belton TIF is approximately $156,889. The borrower covenanted in the Mortgage Loan documents that the borrower will (a) fulfill and perform each and every term, covenant and provision of the TIF Agreements to be fulfilled or performed by the borrower; (b) promptly deliver to the lender any default notice received by the borrower under the TIF Agreements; (c) not terminate, amend or modify the TIF Agreements without the lender’s prior written consent; and (d) enforce, comply with, and cause each of the parties to the TIF Agreements to comply with all of the terms and conditions contained in the TIF Agreements. The Mortgage Loan documents are recourse to the borrower and the guarantor for any losses incurred by the lender in connection with a breach by the borrower of any covenant with respect to the foregoing. Further, the Mortgage Loan documents require the borrower to use commercially reasonable efforts to deliver fully executed estoppels related to the TIF Agreements to the lender within 60 days from the closing date of the Mortgage Loan.

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With respect to the Trinity Multifamily Portfolio Mortgage Loan (2.8%), the 7500 S South Shore, the South Clyde and the South Chappel Mortgaged Properties are enrolled in the Cook County Assessor’s Class 9 Affordable Housing Tax Credit Incentive Program, which provides reduced tax assessment levels, provided that the Mortgaged Properties lease at least 35% of their units at rents affordable to low- and moderate-income persons or households. For more information, please see “—Property Types—Multifamily Properties” above.

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With respect to the 482 Seneca Avenue and the 22 Melrose Street Mortgage Loans (collectively, 1.4%), each Mortgaged Property is expected to benefit from a 35-year tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The 35-year tax abatement program allows each Mortgaged Property to be 100% tax-exempt for the first 25 years and 30% tax-exempt for years 26 through 35. The unabated taxes for the 482 Seneca Avenue Mortgaged Property are $120,539 for the 2019/2020 tax year, compared to the underwritten abated taxes of $16,151 and the unabated taxes for the 22 Melrose Street Mortgaged Property are $42,747 for the 2019/2020 tax year, compared to the underwritten abated taxes of $1,158.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination.  A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-three (23) Mortgage Loans (61.3%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Ten (10) Mortgage Loans (21.4%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Ten (10) Mortgage Loans (8.8%) require monthly payments of principal and interest for the entire term to stated maturity.

Two (2) of the Mortgage Loans (8.5%) provide for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loans are outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	23	$ 554,126,250	61.3%
IO-Balloon	10	193,502,500	21.4
Balloon	10	79,874,397	8.8
ARD-Interest Only	2	76,500,000	8.5
Total	45	$ 904,003,147	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	39	$ 707,488,803	78.3%
3 (Once per trailing 12 month period)	1	11,520,000	1.3
3	1	60,000,000	6.6
5	4	124,994,344	13.8
Total	45	$ 904,003,147	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

Forty-four (44) of the Mortgage Loans (92.8%) accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

One (1) of the Mortgage Loans (7.2%) accrues interest assuming a 30-day month, assuming a 360-day year.

Single Purpose Entity Covenants

With respect to the 2000 Park Lane Mortgage Loan (3.0%), the original principal balance is $26,910,000; however, the related borrower does not have an independent director.

With respect to the Gardena Valley Shopping Center Mortgage Loan (2.5%), the original principal balance is $23,000,000; however, the related borrower does not have an independent director.

See “—Additional Indebtedness” above. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

ARD Loans

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as F5 Tower and Advance Auto Parts Portfolio (collectively, 8.5%) (each, an “ARD Loan”), each provides that, after a certain date (the “Anticipated Repayment Date“ or “ARD”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”).  See Annex A-1 for the Anticipated Repayment Date for each of the ARD Loans.

With respect to the F5 Tower Mortgage Loan (5.5%), the related Revised Rate is an annual rate equal to the positive difference between the (a) adjusted blended interest rate which will equal the greater of (i) the Initial Rate plus 250 basis points and (ii) when applicable, the default rate and the (b) Initial Rate.

With respect to the Advance Auto Parts Portfolio Mortgage Loan (2.9%), the related Revised Rate is an annual rate equal to the greatest of (i) the Initial Rate plus 350 basis points, (ii) the treasury rate plus 350 basis points and (iii) when applicable, the default rate.

Each of the ARD Loans is interest-only until its Anticipated Repayment Date.  Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so.  We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest on the Mortgage Loans will be paid to the holders of the Class S certificates and the VRR Interest.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date).  See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision.  See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

With respect to the 545 Washington Boulevard Mortgage Loan (5.6%), the Mortgage Loan documents permit prepayment in order to cure a cash management trigger event caused by a decline in debt service coverage ratio. No prepayment fee or yield maintenance premium is required in connection with a prepayment for such purpose.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or group of cross-collateralized Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

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Thirty-four (34) Mortgage Loans (58.5%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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Seven (7) Mortgage Loans (20.2%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium (in the case of the Exchange on Erwin Mortgage Loan, only upon the payment of a Yield Maintenance Charge), and thereafter such Mortgage Loan is freely prepayable.

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One (1) Mortgage Loan (7.2%) permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.

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One (1) of the Mortgage Loans (5.5%) prohibits voluntary principal prepayments during the Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium for a specified period, and thereafter for a specified period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the Anticipated Repayment Date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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One (1) of the Mortgage Loans (4.8%) permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium for a specified period, and thereafter for a specified period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or

Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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One (1) of the Mortgage Loans (3.7%), prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan.  Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired.  See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	7.2%
4	28	50.5%
5	3	9.0%
6	7	6.3%
7	6	27.1%
Total	45	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●

the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of thirty-seven (37) Mortgage Loans (the “Defeasance Loans”) (72.6%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.  See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements.  Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●

With respect to the 650 Madison Avenue Mortgage Loan (6.6%), provided that no event of default is continuing under the related Mortgage Loan documents (other than an event of default that would be cured by a partial defeasance and the associated release), at any time after the earlier of (a) November 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and provided that a condominium conversion has occurred, the borrower may deliver defeasance collateral and obtain release of one or more individual condominium units provided that, among other conditions, (i) the defeasance collateral is in an amount equal to or greater than 125% of the allocated loan amount for the individual condominium units being released, (ii) loan-to-value ratio with respect to the condominium units remaining subject to the lien of the Mortgage after such partial defeasance must be equal to or less than 67%, (iii) the debt yield with respect to the remaining condominium units for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the Mortgaged Property that continues to be subject to the liens of the Mortgage Loan documents after the contemplated release and to exclude the interest expense on the aggregate amount defeased, may not be less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, (iv) the borrower delivers a REMIC opinion, and (v) if requested by lender, the borrower delivers a rating agency confirmation. See “Condominium Interests and Other Shared Interests”.

●

With respect to the Kings Plaza Mortgage Loan (6.6%), the Mortgage Loan documents permit the borrower to obtain the release of all or a portion of a parcel improved by a parking garage (the “Release Parcel”) without payment of a release amount provided, among other conditions, (i) there is no material diminution of net revenue generated by parking operations at the Mortgaged Property, (ii) the Release Parcel is transferred to an affiliate of the borrower, (iii) the number of parking spaces at the Mortgaged Property may not be reduced to a number below the number of parking spaces required to satisfy zoning requirements applicable to the Mortgaged Property, (iv)

any development of the Release Parcel (1) will not materially impair the use of and/or the access to the parking garage by customers of the Mortgaged Property and (2) no more than 10% of the gross leasable area of any completed development may be used for retail purposes (provided, further, that neither the borrower nor any of its affiliates may cause or solicit any existing retail tenant at the Mortgaged Property to lease space at the Release Parcel), and (v) satisfaction of customary REMIC requirements.

●

With respect to the Exchange on Erwin Mortgage Loan (5.5%), the borrower may obtain the release of the office parcel (the “Office Parcel”) and the retail parcel (the “Retail Parcel” and, together with the Office Parcel, the “Release Parcel”) in a single release after December 6, 2021, upon at least thirty (30) days’ but no more than ninety (90) days’ prior written notice, and the satisfaction of the conditions as set forth in the Mortgage Loan documents, including: (a) the borrower prepays the Mortgage Loan, in an amount equal to 120% of the allocated loan amount of the Release Parcel ($26,350,000) (the “Release Price”); (b) after the release of the Release Parcel, the lender will have determined that that the debt yield for the Mortgaged Property then remaining must be equal or greater than the greater of (i) the debt yield on the closing date of the Mortgage Loan and (ii) the Debt Yield immediately preceding the release of the Release Parcel; provided, however, that for purposes of this clause (ii) the debt yield will be deemed to be no greater than 9.5%; and (c) (i) the lender determines that based on an updated appraisal using a commercially reasonable valuation method permitted pursuant to a REMIC Trust, the aggregate fair market value of the Mortgaged Property at the time of such determination is at least 80% of the amount of the debt at the time of such determination, or (ii) the delivery of a REMIC opinion. Notwithstanding the foregoing, the borrower may individually obtain the release of the Office Parcel or the Retail Parcel if the borrower delivers separate appraisals such that the lender may reasonably bi-furcate the allocated loan amount.

●

With respect to the 482 Seneca Avenue, 217 Court Street, 144 North 11th Street, 99 North 7th Street and 22 Melrose Street Mortgage Loans (collectively, 3.3%), at any time after the second anniversary of the Closing Date, the borrower may obtain the release of each such Mortgage Loan (the “Release Property”) from the related cross-collateralization agreement by, among other things, defeasing the Mortgage Loan in an amount equal to the greatest of (a) 125% of the loan amount of the Mortgage Loan to be released, (b) an amount which would result in the debt service coverage ratio with respect to the remaining Mortgaged Properties being greater than or equal to 1.75x after giving effect to such release, (c) an amount which would result in the debt service coverage ratio with respect to the remaining Mortgaged Properties being less than or equal to 65.0% after giving effect to such release, (d) an amount which would result in the debt yield on the remaining Mortgaged Properties being greater than or equal to 7.0% after giving effect to such release and (e) an amount as may be required such that the related securitization will not fail to maintain its status as a REMIC trust as a result of such release.  In addition, in connection with any such release, each Mortgage Loan remaining subject to the cross-collateralization agreement will be partially defeased in an amount equal to the amount of any full defeasance in an amount greater than the principal balance of the Mortgage Loan being fully defeased, allocated on a pro rata basis to each other Mortgage Loan remaining subject to the cross-collateralization agreement. In addition, at any time after the second anniversary of the Closing Date, the lender will permit an individual Mortgage Loan to be released from the cross-collateralization agreement in connection with an assumption of some (but not all) of the related Mortgage Loans by a qualified buyer unaffiliated with the related borrower, subject to the following conditions, among others: (a) the lender’s confirmation that the related Mortgage Loan, following the release, will satisfy (i) a minimum debt service coverage ratio of 2.00x, (ii) a minimum debt yield of 8.0% and (iii) a maximum loan-to-value ratio of 60.0%; and (b) the lender’s confirmation that the remaining Mortgage Loans, following the release, will satisfy (i) in the case of the first two releases of a Mortgage Loan, (x) a minimum debt service coverage ratio of 1.75x, (y) a minimum debt yield of 7.0% and (z) a maximum loan-to-value ratio of 65.0% and (ii) for any subsequent release of a Mortgage Loan, (x) a minimum debt service coverage ratio of 2.00x, (y) a minimum debt yield of 8.0% and (z) a maximum loan-to-value ratio of 60.0%.

●

With respect to the Advance Auto Parts Portfolio Mortgage Loan (2.9%), after August 31, 2023, the borrower may obtain the release of either (or both) of the Advance Auto Parts – Cut Off Mortgaged Property or Advance Auto Parts – Baton Rouge Mortgaged Property (but no other individual Mortgaged Property other than in connection with a casualty), provided, among other conditions, (i) the borrower defeases the Mortgage Loan in an amount equal to 115% of the allocated loan amount for the Mortgaged Property being released, (ii) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 2.69x, and (b) the loan-to-value ratio for the remaining Mortgaged Properties is no greater than the lesser of (1) the loan-to-value ratio immediately preceding such release and (2) 65%, and (iii) satisfaction of customary REMIC conditions.

●

With respect to the BlueLinx Portfolio III Mortgage Loan (2.5%), after the expiration of the related lockout period, the borrowers may obtain the release of up to two individual Mortgaged Properties (in the aggregate during the term of the related Mortgage Loan) upon a bona-fide, third party sale provided, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to 125% of the allocated loan amount for the individual Mortgaged Property being released, (ii) after giving effect to such release (a) the debt service coverage ratio for all of the remaining Mortgaged Properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 2.03x, and (b) the debt yield for all of the remaining Mortgaged Properties is no less than the greater of (1) the debt yield immediately preceding such release and (2) 10.1%, and (iii) satisfaction of customary REMIC requirements.

●

With respect to the CVS Walgreens Portfolio Mortgage Loan (1.3%), at any time after the second anniversary of the Closing Date, the borrower may obtain the release of an individual Mortgaged Property (the “Release Property”) by defeasing the Mortgage Loan in an amount equal to the greatest of: (i) 125% of the allocated loan amount for such Release Property, (ii) an amount which would result in the debt service coverage ratio on the remaining Mortgaged Properties being greater than or equal to 1.40x after giving effect to such release, (iii) an amount which would result in the loan-to-value ratio on the remaining properties being less than or equal to 65.0% after giving effect to such release and (iv) an amount which would result in the debt yield on the remaining properties being greater than or equal to 8.0% after giving effect to such release. In addition, the release is subject to the receipt of a rating agency confirmation and a REMIC opinion.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things.  Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.  We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Thirty-five (35) Mortgage Loans (57.8%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-seven (37) Mortgage Loans (65.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Sixteen (16) of the twenty-three (23) Mortgage Loans (57.2%) secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Ten (10) Mortgage Loans (25.2%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Twenty-four (24) Mortgage Loans (28.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

The Springhill Suites – New Smyrna Beach Mortgage Loan (2.2%) requires a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Related to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	14	$ 441,167,480	48.8%
Springing Cash Management	26	325,554,736	36.0
Soft/Springing Cash Management(1)	2	115,000,000	12.7
None	3	22,280,931	2.5
Total:	45	$ 904,003,147	100.0%

(1)	The Exchange on Erwin Mortgaged Property has hard lockbox for the commercial portion of the Mortgaged Property.

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●

Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●

Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●

Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●

None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—

Societe Generale Financial Corporation’s Underwriting Standards“ and “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”.

Three (3) Mortgage Loans (3.5%) were originated or acquired by Starwood Mortgage Capital LLC with exceptions to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

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The 404-406 Broadway Mortgage Loan (1.7%) was originated subject to an exception from Starwood Mortgage Capital LLC’s underwriting guidelines and procedures due to the fact that the U/W NCF Debt Yield of 7.2% is lower than the 8.0% U/W NCF Debt Yield required by Starwood Mortgage Capital LLC’s underwriting guidelines for retail and office properties. Starwood Mortgage Capital LLC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the Mortgaged Property’s location in a submarket with a relatively low vacancy rate, and (ii) a 100% occupancy rate at the Mortgaged Property. Certain characteristics of the Mortgage Loan can be found on Annex A-1. Based on the foregoing, Starwood Mortgage Capital LLC approved the inclusion of the Mortgage Loan in this transaction.

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The 101 Stanton Street Mortgage Loan (1.2%) was originated subject to an exception from Starwood Mortgage Capital LLC’s underwriting guidelines and procedures due to the fact that the U/W NCF Debt Yield of 6.5% is lower than the 7.0% U/W NCF Debt Yield required by Starwood Mortgage Capital LLC’s underwriting guidelines for multifamily properties. Starwood Mortgage Capital LLC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the borrower sponsor’s experience in the local real estate industry, (ii) the Mortgaged Property’s location in a submarket with relatively low vacancy rates, (iii) a 100% occupancy rate at the Mortgaged Property and (iv) the borrower sponsor’s investment in the Mortgaged Property through renovations and capital improvements. Certain characteristics of the Mortgage Loan can be found on Annex A-1. Based on the foregoing, Starwood Mortgage Capital LLC approved the inclusion of the Mortgage Loan in this transaction.

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The 251 East 10th Street Mortgage Loan (0.6%) was originated subject to an exception from Starwood Mortgage Capital LLC’s underwriting guidelines and procedures due to the fact that the U/W NCF Debt Yield of 6.6% is lower than the 7.0% U/W NCF Debt Yield required by Starwood Mortgage Capital LLC’s underwriting guidelines for multifamily properties. Starwood Mortgage Capital LLC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the borrower sponsor’s experience in the local real estate industry, (ii) a 100% occupancy rate at the Mortgaged Property and (iii) the Mortgaged Property’s location in a submarket with a relatively low vacancy rate. Certain characteristics of the Mortgage Loan can be found on Annex A-1. Based on the foregoing, Starwood Mortgage Capital LLC approved the inclusion of the Mortgage Loan in this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Parkmerced	$65,000,000	7.2%	$275,000,000	$482,000,000	$953,000,000	$1,775,000,000	4.29577%	25.9%	84.1%	4.00x	0.78x(2)
Kings Plaza	$60,000,000	6.6%	$53,000,000	$427,000,000	NAP	$540,000,000	3.61803%	54.1%	60.0%	3.07x	1.73x
F5 Tower	$50,000,000	5.5%	$48,500,000	$135,000,000	$112,600,000	$346,100,000	4.04219%	39.4%	73.6%	3.33x	1.63x

(1)

Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)

The Parkmerced Mezzanine Loan accrues interest based on a 10.00000% interest rate, which is payable monthly from excess cash remaining following the payment of (i) amounts due under the Parkmerced Whole Loan, (ii) approved capital expenses and (iii) approved operating expenses; the insufficiency of excess cash to pay accrued and unpaid interest outstanding on a payment date (other than the applicable maturity date) will not constitute an event of default under the Parkmerced Mezzanine Loan. All accrued and unpaid interest on the Parkmerced Mezzanine Loan will compound annually on each anniversary of the first monthly payment date under the mezzanine loan and is and payable on the applicable maturity date. See Annex A-3 herein for additional information.

Other than with respect to the Parkmerced Mortgage Loan, which has a mezzanine loan, which has one five-year extension option beyond the maturity date of the Parkmerced Mortgage Loan, the mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default (or continuing event of default with respect to the F5 Tower Mortgage Loan) under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor (other than with respect to the F5 Tower Mortgage Loan, as the intercreditor agreement requires the source of funds other than the mezzanine borrower or any of its affiliates) and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents (other than with respect to the F5 Tower Mortgage Loan, as the intercreditor agreement does not require prepayments of the mezzanine loan to be expressly permitted pursuant to the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

With respect to the Parkmerced Mortgage Loan (7.2%), the related mezzanine borrower may not, and may not permit the Mortgage Loan borrower to, obtain, refinance, recast, modify, amend, extend, or comprise with respect to any loan or the terms of any loan (including the Mortgage Loan) or any other indebtedness or financing (whether on a secured or unsecured basis), including any new mortgage loan or any other loan the proceeds of which are used to pay the Mortgage Loan. Notwithstanding the foregoing, if the related mezzanine borrower exercises its right to extend the term of the mezzanine loan until the extended mezzanine loan maturity date and, provided that no default under the mezzanine loan or mezzanine loan event of default has occurred and is continuing, then the mezzanine borrower may cause the Mortgage Loan borrower to refinance the mortgage loan (a “Loan Refinancing”) without prepaying the mezzanine loan, provided such Loan Refinancing complies in all respects with certain terms and conditions (the “Loan Refinancing Conditions”), including, but not limited to: (i) the aggregate of all origination, upfront and similar fees payable to the lender(s) at closing, together with all fees payable to one or more brokers in connection with such Loan Refinancing, may not exceed 1.5% of the aggregate principal amount of such Loan Refinancing; (ii) the maximum aggregate principal balance of all new loans with respect to such Loan Refinancing (which for the avoidance of doubt does not include the mezzanine loan) may not exceed $1,500,000,000; (iii) the aggregate term of such Loan Refinancing (including all extension options) must not be less than three years or exceed five years and any such Loan Refinancing must be repayable in full without penalty on or before the extended mezzanine loan maturity date; (iv) the aggregate annual debt service for such Loan Refinancing may not exceed $63,750,000; (v) no portion of the mezzanine loan may be subordinated any further than it was on the origination date of the Mortgage Loan, which for the avoidance of doubt means that the Loan Refinancing will be non-accruing (i.e. all interest must be paid currently), will not have any zero-coupon components or original issue discount features and will not include any upfront fees or rate buydowns other than the those set forth in the first sentence of this section; (vi) such Loan Refinancing does not require any unusual or atypical material expenses and/or costs (e.g., upfront fees to buy down the interest rate); (vii) the transfer restrictions in such Loan Refinancing may be no more restrictive than those contained in the Mortgage Loan, and the Loan Refinancing must permit (A) any changes of control with respect to the mezzanine borrower and the mortgage loan borrower that are permitted by the Mortgage Loan, and (B) any substitute guarantor that is permitted by the Mortgage Loan; (viii) the loan guaranties in favor of the lender(s) of such Loan Refinancing must be limited to customary and market non-recourse carveouts in commercial lending at the time of such Loan Refinancing or otherwise included in the loan guaranties with respect to the Mortgage Loan (provided that such loan guaranties may not be detrimental to the ability of the mezzanine lender or its affiliate to maintain its status as a REIT), and no other payment, principal or other guaranties will be required; (ix) the mezzanine lender receives an intercreditor agreement from the lender(s) of such Loan Refinancing containing terms which are no less favorable to the mezzanine lender than the terms set forth in the mezzanine loan intercreditor agreement; and (x) if after the repayment of the Mortgage Loan, together with all related customary closing fees, costs and expenses, there are excess proceeds from such Loan Refinancing, then such excess proceeds will be applied to pay down the junior principal and after repayment of the junior principal and the accrued interest portion, the senior principal.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
545 Washington Boulevard	$ 50,321,250	N/A	61.4%	2.50x	8.6%	Yes	Yes
Bellagio Hotel and Casino	$ 43,750,000	N/A	72.0%	4.24x	N/A	Yes	No
CNP Headquarters	$ 33,800,000	N/A	64.6%	1.60x	N/A	Yes	Yes
Millikan Business Center	$ 28,000,000	N/A	64.4%	2.00x	10.83%	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●

With respect to the Kings Plaza Mortgage Loan (6.6%), the Mortgage Loan documents permit the borrower to obtain property-assessed clean energy loans in an amount not to exceed $10,000,000 provided, among other conditions, at lender’s sole discretion, the borrower deliver a rating agency confirmation from any applicable rating agency.

In addition, eight (8) Mortgaged Properties (3.1%) are located in Florida. Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the 545 Washington Boulevard Mortgage Loan (5.6%), the Mortgage Loan documents permit the borrower, upon not less than thirty (30) days’ prior written notice to the lender (the “Permitted Preferred Equity Election”), to obtain a preferred equity investment (the “Permitted Preferred Equity”) from a holder of a direct or indirect preferred equity interest (and not a common membership interest) of the borrower, which Permitted Preferred Equity will be subordinate to the Mortgage Loan (and any mezzanine loan created pursuant to the Mortgage Loan documents) and will contain certain preferential rights as more particularly set forth in the related limited liability company agreement, limited partnership agreement or other organizational documents (“Permitted Preferred Equity Rights”), upon the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including: (i) the loan-to-value ratio (taking into account the Permitted Preferred Equity) is equal to or less than 61.4%; (ii) the debt service coverage ratio (taking into account the Permitted Preferred Equity) must be equal to or greater than 2.50x; (iii) the debt yield (taking into account the Permitted Preferred Equity) must be equal to or greater than 8.6%; (iv) the Permitted Preferred Equity must be funded, and at all times held, by a qualified lender (the “Permitted Preferred Equity Holder”) and such Permitted Preferred Equity Holder will not be permitted to transfer the Permitted Preferred Equity without the consent of the lender, other than to a qualified lender, as set forth in the Mortgage Loan documents; (v) the term of the Permitted Preferred Equity will have a term at least co-terminus with the Mortgage Loan and all other terms, provisions and conditions of the Permitted Preferred Equity, including, without limitation, the applicable organizational documents evidencing and governing the rights and remedies of a Permitted Preferred Equity Holder (including, without limitation, the Permitted Preferred Equity Rights) (the “Permitted Preferred Equity Documents”) will be acceptable to the lender in its reasonable discretion; (vi) the Permitted Preferred Equity Holder will enter into a customary recognition agreement in such form acceptable to the lender in its sole but reasonable discretion, which recognition agreement must provide, among other things, that as a condition to the exercise of any Permitted Preferred Equity Rights, Permitted Preferred Equity Holder will provide a replacement guaranty, in the form of the related Mortgage Loan guaranty, from the Permitted Preferred Equity Holder or another creditworthy entity meeting the lender’s then-current reasonable and customary underwriting standards; and (vii) if required by the lender, the borrower will deliver a rating agency confirmation with respect to the Permitted Preferred Equity. Notwithstanding the foregoing, the right to make the Permitted Preferred Equity Election is a one-time, exclusive right and upon the first to occur of either a permitted mezzanine loan election or Permitted Preferred Equity Election, whichever of such rights will have not been so exercised will be extinguished, void and of no further force and effect.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Parkmerced, 650 Madison Avenue, Kings Plaza, 545 Washington Boulevard, F5 Tower, Exchange on Erwin, Bellagio Hotel and Casino and ExchangeRight Net Leased Portfolio #31 Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s).

In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the Serviced AB Whole Loan and any of the Non-Serviced AB Whole Loans.

“BANK 2020-BNK25 PSA” means the pooling and servicing agreement governing the servicing of the Kings Plaza Whole Loan and the 545 Washington Boulevard Whole Loan.

“BX 2019-OC11 TSA” means the trust and servicing agreement governing the servicing of the Bellagio Hotel and Casino Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Appraisal Period” means, with respect to the Parkmerced Whole Loan, a Parkmerced Control Appraisal Period, with respect to the 650 Madison Avenue Whole Loan, a 650 Madison Avenue Control Appraisal Period, and with respect to the F5 Tower Whole Loan, an F5 Tower Control Appraisal Period.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“MAD 2019-650M TSA” means the trust and servicing agreement governing the servicing of the 650 Madison Avenue Whole Loan.

“MRCD 2019-PARK TSA” means the trust and servicing agreement governing the servicing of the Parkmerced Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the Parkmerced Whole Loan, the 650 Madison Avenue Whole Loan and the Bellagio Hotel and Casino Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

 “Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means each of the Parkmerced Subordinate Companion Loan, 650 Madison Avenue Subordinate Companion Loan, and the Bellagio Hotel and Casino Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced A/B Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced AB Whole Loan” means any Serviced Whole Loan that partially consists of one or more Subordinate Companion Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Subordinate Companion Loan” means the Trust Subordinate Companion Loan.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

 “Subordinate Companion Loan” means the Serviced Subordinate Companion Loan and the Non-Serviced Subordinate Companion Loans.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Parkmerced	Non-Serviced	A-1	Non-Control(2)	$123,500,000	MRCD 2019-PARK
		A-2	Non-Control	$123,500,000	MRCD 2019-PARK
		A-3	Non-Control	$65,000,000	BBCMS 2020-C6
		A-4	Non-Control	$50,000,000	Citi Real Estate Funding Inc.
		A-5	Non-Control	$50,000,000	An affiliate of Barclays Capital Real Estate Inc.
		A-6	Non-Control	$12,500,000	Citi Real Estate Funding Inc.
		A-7	Non-Control	$35,000,000	An affiliate of Barclays Capital Real Estate Inc.
		A-8	Non-Control	$10,000,000	Citi Real Estate Funding Inc.
		A-9	Non-Control	$40,000,000	Cantor Commercial Real Estate Lending, L.P.
		A-10	Non-Control	$37,500,000	GSMS 2020-GC45(3)
		B-1	Non-Control	$354,000,000	MRCD 2019-PARK

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		B-2	Non-Control	$354,000,000	MRCD 2019-PARK
		C-1	Control(2)	$122,500,000	MRCD 2019-PRKC
		C-2	Control(2)	$122,500,000	MRCD 2019-PRKC
650 Madison Avenue	Non-Serviced	Note A-1-1	Non-Control(4)	$50,000,000	CGCMT 2019-C7
		Note A-1-2-1	Non-Control	$40,000,000	Cantor Commercial Real Estate Lending L.P.
		Note A-1-3	Non-Control	$20,000,000	GSMS 2020-GC45(3)
		Note A-1-4	Non-Control	$50,000,000	Citi Real Estate Funding Inc.
		Note A-1-5	Non-Control	$45,000,000	Benchmark 2020-B16(5)
		Note A-1-6	Non-Control	$87,900,000	Citi Real Estate Funding Inc.
		Note A-2-1	Non-Control	$30,000,000	GSMS 2020-GC45(3)
		Note A-2-2	Non-Control	$50,000,000	Goldman Sachs Mortgage Company
		Note A-2-3	Non-Control	$20,000,000	Goldman Sachs Mortgage Company
		Note A-2-4	Non-Control	$20,000,000	Goldman Sachs Mortgage Company
		Note A-2-5	Non-Control	$10,000,000	Goldman Sachs Mortgage Company
		Note A-2-6	Non-Control	$6,450,000	Goldman Sachs Mortgage Company
		Note A-2-7	Non-Control	$5,000,000	Goldman Sachs Mortgage Company
		Note A-2-8	Non-Control	$5,000,000	Goldman Sachs Mortgage Company
		Note A-3-1	Non-Control	$60,000,000	BBCMS 2020-C6
		Note A-3-2	Non-Control	$46,450,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-3-3	Non-Control	$40,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-4	Non-Control	$400,000	MAD 2019-650M
		Note A-5	Non-Control	$200,000	MAD 2019-650M
		Note A-6	Non-Control	$200,000	MAD 2019-650M
		Note A-7	Non-Control	$200,000	MAD 2019-650M
		Note B-1	Control(4)	$85,280,000	MAD 2019-650M
		Note B-2	Non-Control	$42,640,000	MAD 2019-650M
		Note B-3	Non-Control	$42,640,000	MAD 2019-650M
		Note B-4	Non-Control	$42,640,000	MAD 2019-650M
Kings Plaza	Non-Serviced	A-1-1	Control	$70,000,000	JPMorgan Chase Bank, National Association
		A-1-2	Non-Control	$50,000,000	Benchmark 2020-B16(5)
		A-1-3	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
		A-1-4	Non-Control	$21,108,108	JPMorgan Chase Bank, National Association
		A-2-1	Non-Control	$60,000,000	BBCMS 2020-C6
		A-2-2	Non-Control	$50,000,000	Societe Generale Financial Corporation
		A-2-3	Non-Control	$35,000,000	Societe Generale Financial Corporation
		A-2-4	Non-Control	$12,945,946	Societe Generale Financial Corporation
		A-3-1	Non-Control	$50,000,000	BANK 2020-BNK25(6)
		A-3-2	Non-Control	$50,000,000	Wells Fargo Bank, National Association
		A-3-3	Non-Control	$32,945,946	Wells Fargo Bank, National Association
		A-3-4	Non-Control	$25,000,000	BANK 2020-BNK25(6)
545 Washington Boulevard	Non-Serviced	A-1	Control	$81,285,000	BANK 2020-BNK25(6)
		A-2	Non-Control	$60,000,000	Morgan Stanley Bank, N.A.
		A-3	Non-Control	$60,000,000	Morgan Stanley Bank, N.A.
		A-4	Non-Control	$50,321,250	BBCMS 2020-C6
F5 Tower	Serviced	A-1-A	Non-Control	$50,000,000	BBCMS 2020-C6
		A-1-B	Non-Control(7)	$40,000,000	An affiliate of Barclays Capital Real Estate Inc.
		A-1-C	Non-Control	$39,500,000	An affiliate of Barclays Capital Real Estate Inc.
		A-2	Non-Control	$55,500,000	DBR Investments Co. Limited
		B-1	Control(7)	$78,820,000	BBCMS 2020-C6
		B-2	Control(7)	$33,780,000	BBCMS 2020-C6
Exchange on Erwin	Serviced	A-1	Control	$50,000,000	BBCMS 2020-C6

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		A-2	Non-Control	$25,450,000	An affiliate of Barclays Capital Real Estate Inc.
Bellagio Hotel and Casino	Non-Serviced	A-1-S1	Control	$258,000,000	BX 2019-OC11
		A-1-S2	Non-Control	$100,000,000	BX 2019-OC11
		A-2-S1	Non-Control	$129,000,000	BX 2019-OC11
		A-2-S2	Non-Control	$50,000,000	BX 2019-OC11
		A-3-S1	Non-Control	$129,000,000	BX 2019-OC11
		A-3-S2	Non-Control	$50,000,000	BX 2019-OC11
		A-1-RL	Non-Control	$180,100,000	Third Party Purchaser
		A-2-RL	Non-Control	$90,050,000	Third Party Purchaser
		A-3-RL	Non-Control	$90,050,000	Third Party Purchaser
		A-1-C1	Non-Control	$100,000,000	BANK 2020-BNK25(6)
		A-1-C2	Non-Control	$65,000,000	Morgan Stanley Bank, N.A.
		A-1-C3	Non-Control	$65,000,000	Morgan Stanley Bank, N.A.
		A-1-C4	Non-Control	$35,000,000	Morgan Stanley Bank, N.A.
		A-1-C5	Non-Control	$35,000,000	Morgan Stanley Bank, N.A.
		A-2-C1	Non-Control	$60,000,000	GSMS 2020-GC45(3)
		A-2-C2	Non-Control	$30,000,000	Benchmark 2020-B16(4)
		A-2-C3	Non-Control	$60,000,000	Citi Real Estate Funding, Inc.
		A-3-C1	Non-Control	$50,000,000	JPMorgan Chase Bank, National Association
		A-3-C2	Non-Control	$30,000,000	Benchmark 2020-B16(5)
		A-3-C3	Non-Control	$25,000,000	BBCMS 2020-C6
		A-3-C4	Non-Control	$18,750,000	BBCMS 2020-C6
		A-3-C5	Non-Control	$18,750,000	JPMorgan Chase Bank, National Association
		A-3-C6	Non-Control	$7,500,000	JPMorgan Chase Bank, National Association
		B-1-S	Non-Control	$255,350,000	BX 2019-OC11
		B-2-S	Non-Control	$127,675,000	BX 2019-OC11
		B-3-S	Non-Control	$127,675,000	BX 2019-OC11
		B-1-RL	Non-Control	$69,900,000	Third Party Purchaser
		B-2-RL	Non-Control	$34,950,000	Third Party Purchaser
		B-3-RL	Non-Control	$34,950,000	Third Party Purchaser
		C-1-S	Non-Control	$341,650,000	BX 2019-OC11
		C-2-S	Non-Control	$170,825,000	BX 2019-OC11
		C-3-S	Non-Control	$170,825,000	BX 2019-OC11
ExchangeRight Net Leased Portfolio #31	Serviced	A-1	Control	$40,000,000	BBCMS 2020-C6
		A-2	Non-Control	$33,875,000	An affiliate of Barclays Capital Real Estate Inc.

(1)

With respect to the AB Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

(2)

With respect to the Parkmerced Whole Loan, the initial Control Note is Note C-1. During the continuance of a Parkmerced Control Appraisal Period, Note A-1 will be the Control Note. See “The Non-Serviced AB Whole Loans–The Parkmerced Whole Loan” below.

(3)	The GSMS 2020-GC45 securitization is expected to close on or about January 30, 2020.

(4)

With respect to the 650 Madison Avenue Whole Loan, the initial Control Note is Note B-1. During the continuance of a 650 Madison Avenue Control Appraisal Period, Note A-1-1 will be the Control Note. See “The Non-Serviced AB Whole Loans–The 650 Madison Avenue Whole Loan” below.

(5)	The Benchmark 2020-B16 securitization is expected to close on or about February 12, 2020.

(6)	The BANK 2020-BNK25 securitization is expected to close on or about February 13, 2020.

(7)

With respect to the F5 Tower Whole Loan, the initial Control Note is Note B-1. During the continuance of an F5 Tower Control Appraisal Period, Note A-1-B will be the Control Note. See “The Serviced AB Whole Loan–The F5 Tower Whole Loan” below.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Serviced AB Whole Loan

The F5 Tower Whole Loan

General

The F5 Tower Mortgage Loan (5.5%), is part of the F5 Tower Whole Loan (as defined below) comprised of seven promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “F5 Tower Mortgaged Property”).

The F5 Tower Whole Loan is evidenced by four senior pari passu notes, Note A-1-A (the “F5 Tower Mortgage Loan”) with an aggregate principal balance as of the Cut-off Date of $50,000,000, Note A-1-B, Note A-1-C, and Note A-2 (collectively, the “F5 Tower Pari Passu Companion Loans”) with an aggregate principal balance as of the Cut-off Date of $135,000,000 and two subordinate companion notes, Note B-1 and Note B-2, with an aggregate principal balance as of the Cut-off Date of $112,600,000 (the “F5 Tower Subordinate Companion Loan”). The F5 Tower Subordinate Companion Loans are currently held by Barclays Capital Real Estate Inc. and DBR Investments Co. Limited, respectively, and will be assets of the Trust. The F5 Tower Mortgage Loan, the F5 Tower Pari Passu Companion Loans and the F5 Tower Subordinate Companion Loans are collectively referred to in this prospectus as the “F5 Tower Whole Loan”.

The holders of the F5 Tower Whole Loan (the “F5 Tower Noteholders”) entered into a co-lender agreement, prior to the Closing Date (the “F5 Tower Intercreditor Agreement”), which will govern their respective rights and obligations and the allocation of payments to each F5 Tower Noteholder to the extent set forth in the F5 Tower Intercreditor Agreement.

Servicing

The Master Servicer and the Special Servicer will service and administer the F5 Tower Whole Loan pursuant to the Pooling and Servicing Agreement and the Mortgage Loan Documents, for so long as the F5 Tower Mortgage Loan is an asset of the Trust. The Master Servicer and/or Special Servicer may not enter into any amendment, modification or extension of the F5 Tower Whole Loan or any Mortgage Loan Document that would constitute a Major Decision, without the consent (or deemed consent) of the F5 Tower Directing Holder (or its representative) (provided that no F5 Tower Control Appraisal Period exists). Prior to the occurrence and continuation of an F5 Tower Control Appraisal Period, the F5 Tower Directing Holder will have the right to replace the Special Servicer with respect to the F5 Tower Whole Loan upon at least ten (10) business days’ prior notice to the Special Servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

Application of Payments

The F5 Tower Intercreditor Agreement sets forth the respective rights of the holder of the F5 Tower Mortgage Loan and the holders of the F5 Tower Companion Loans with respect to distributions of funds received in respect of the F5 Tower Whole Loan, and provides, in general, that the rights of the holders of the F5 Tower Subordinate Companion Loans to receive payments of interest, principal and other amounts with respect to the F5 Tower Subordinate Companion Loans, will at all times be junior, subject and subordinate to the F5 Tower Pari Passu Companion Loans and the respective rights of the holders of the F5 Tower Pari Passu Companion Loans to receive payments of interest, principal and other amounts with respect to each F5 Tower Pari Passu Companion Loan, respectively, as and to the extent set forth in the F5 Tower Intercreditor Agreement, in each case as further described below.

All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the F5 Tower Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof (excluding amounts for required reserves or escrows required by the related Mortgage Loan documents to be held as reserves or escrows), will be applied in the following order of priority without duplication:

●

first, (A) first, to each holder of an F5 Tower Pari Passu Companion Loan (or the Master Servicer or the Trustee and, if applicable, the master servicers of the related other securitizations), up to the amount of any property protection advances that are nonrecoverable advances (or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any property protection advances that are nonrecoverable advances previously reimbursed to the Master Servicer or the Trustee from general collections of the related other securitization trusts) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each holder of an F5 Tower Pari Passu Companion Loan (or the Master Servicer or)

the Trustee and the master servicers or trustees of the related other securitization trusts, up to the amount of any monthly payment advance that is a nonrecoverable advance or analogous concept under the related servicing agreement with respect to such F5 Tower Pari Passu Companion Loan, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of such F5 Tower Pari Passu Companion Loan) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such other securitization trust), and (C) third, to each holder of an F5 Tower Subordinate Companion Loan (or the Master Servicer or the Trustee), up to the amount of any monthly payment advance that is a nonrecoverable advance with respect to such F5 Tower Subordinate Companion Loan, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the F5 Tower Subordinate Companion Loan, that remain unreimbursed (together with interest thereon at the applicable advance rate);

●

second, to each holder of an F5 Tower Pari Passu Companion Loan (or any servicer or trustee (if any), as applicable) on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the F5 Tower Pari Passu Companion Loans (or any servicer or the trustee (if any), as applicable), with respect to the F5 Tower Whole Loan pursuant to the F5 Tower Intercreditor Agreement or the PSA, including, without limitation, unreimbursed servicing advances and interest thereon at the applicable advance rate, to the extent such costs and servicing advances and interest thereon are then payable or reimbursable under the F5 Tower Intercreditor or under the PSA;

●

third, to pay accrued and unpaid interest on the F5 Tower Pari Passu Companion Loans to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable note interest rate minus the applicable servicing fee rate;

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fourth, to pay accrued and unpaid interest on the F5 Tower Subordinate Companion Loans to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable note interest rate minus the applicable servicing fee rate;

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fifth, (A) prior to the anticipated repayment date, to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders, until the respective note principal balances have been reduced to zero and (B) on and after the anticipated repayment date, first (1) to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of the F5 Tower Whole Loan over an amortization schedule of 30 years using an assumed interest rate of the initial F5 Tower Pari Passu Companion Loan interest rate and the initial F5 Tower Subordinate Companion Loan interest rate, and then (2) to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders, until the respective note principal balances have been reduced to zero;

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sixth, to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on their respective entitlements) in an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of such F5 Tower Pari Passu Companion Loan and the denominator of which is the sum of the principal balances of all F5 Tower Notes multiplied by (ii) the ratio of the related F5 Tower Pari Passu Companion Loan’s interest rate to the weighted average of the interest rates of the F5 Tower Notes based on their principal balances and (iii) any prepayment premium to the extent paid by the related borrower;

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seventh, if the proceeds of any foreclosure sale or any liquidation of the F5 Tower Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout the aggregate principal balance of the F5 Tower Pari Passu Companion Loans has been reduced, such excess amount to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on the principal balances of such F5 Tower Notes) in an aggregate amount up to the reduction, if any, of the principal balance of each F5 Tower Pari Passu Companion Loan as a result of such workout, plus interest on such aggregate amount at the related note rate;

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eighth, (A) prior to the anticipated repayment date, to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders until the respective note principal balances have been reduced to zero and (B) on and after the anticipated repayment date, first (1) to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of the F5 Tower Whole Loan over an amortization schedule of 30 years using an assumed interest rate of the initial F5 Tower Pari Passu Companion Loan interest rate and the initial F5 Tower Subordinate Companion Loan interest rate, and then (2) to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders, until the respective note principal balances have been reduced to zero;

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ninth, to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on their respective entitlements) in an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of such F5 Tower Note and the denominator of which is the sum of the principal balances of all F5 Tower Notes multiplied by (ii) the ratio of the related F5 Tower Note’s interest rate to the weighted average of the interest rates of all F5 Tower Notes based on their principal balances and (iii) any prepayment premium to the extent paid by the Borrower;

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tenth, to any holder of an F5 Tower Subordinate Companion Loan that has made any payments or advances to cure defaults pursuant to the F5 Tower Intercreditor Agreement, to such holder of an F5 Tower Subordinate Companion Loan, pro rata (based on their respective entitlements to reimbursements for cure payments) to reimburse them for all such cure payments;

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eleventh, if the proceeds of any foreclosure sale or any liquidation of the F5 Tower Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth and, as a result of a workout the aggregate principal balance of the F5 Tower Subordinate Companion Loans has been reduced, such excess amount to each F5 Tower Note B holder, pro rata, in an amount up to the reduction, if any, of the principal balance of the each F5 Tower Subordinate Companion Loan as a result of such workout, plus interest on such aggregate amount at the related note rate;

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twelfth, to each F5 Tower Pari Passu Companion Loan holder, pro rata (based on their respective entitlements to interest) in an amount equal to all anticipated repayment date interest on such F5 Tower Pari Passu Companion Loan;

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thirteenth, to each F5 Tower Subordinate Companion Loan holder, pro rata (based on their respective entitlements to interest) in an amount equal to all anticipated repayment date interest on such F5 Tower Subordinate Companion Loan;

●	fourteenth, to pay default interest and late payment charges then due and owing under the F5 Tower Whole Loan, all of which will be applied in accordance with the PSA; and

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fifteenth, if any excess amount is available to be distributed in respect of the F5 Tower Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiv), any remaining amount will be paid pro rata to each Note Holder of an F5 Tower Pari Passu Companion Loan and each holder of an F5 Tower Subordinate Companion Loan based on their initial principal balances.

The Directing Holder

The F5 Tower Directing Holder. The controlling noteholder (the “F5 Tower Directing Holder”) under the F5 Tower Intercreditor Agreement, as of any date of determination, is:

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initially, the holder or holders of a majority of the F5 Tower Subordinate Companion Loans (by Principal Balance) (the “Majority F5 Tower Subordinate Companion Loan Noteholder”), unless an F5 Tower Control Appraisal Period has occurred and is continuing; and

●	if an F5 Tower Control Appraisal Period (as defined below) has occurred and is continuing, the holder of Note A-1-B (the “F5 Tower Controlling A Note”);

At any time the Majority F5 Tower Subordinate Companion Loan Noteholder is the F5 Tower Directing Holder and the F5 Tower Subordinate Companion Loans are included in the Trust, the rights of the F5 Tower Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class” to the extent provided in the PSA.

Consultation and Consent

Prior to the occurrence and continuation of an F5 Tower Control Appraisal Period, if any consent, modification, amendment or waiver under, or other action in respect of, the F5 Tower Whole Loan or the Mortgage Loan Documents that would constitute a Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), the F5 Tower Mortgage Loan (or Master Servicer and/or Special Servicer) is required to request the written consent of the F5 Tower Directing Holder (or the representative it has appointed to act on its behalf) before implementing a decision with respect to such Major Decision. If the F5 Tower Directing Holder (or the representative it has appointed to act on its behalf) fails to respond to the holder of the F5 Tower Mortgage Loan (or Master Servicer and/or Special Servicer) with respect to any such proposed action within ten (10) business days after receipt of such notice, the F5 Tower Directing Holder (or the representative it has appointed to act on its behalf) will have no further consent rights with respect to such action.

During the continuation of an F5 Tower Control Appraisal Period, the holder of the F5 Tower Mortgage Loan (or the Master Servicer acting on its behalf) will be required: (i) to provide copies of any notice, information and report that it is required to provide to the Directing Holder pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the F5 Tower Whole Loan, to the holder of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization), within the same time frame it is required to provide to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder under the Pooling and Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event); and (ii) at any time the F5 Tower Directing Holder is the holder of Note A-1-B, to consult with the holder of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization) on a strictly non-binding basis, to the extent having received such notices, information and reports, the holder of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu

Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the F5 Tower Whole Loan, and consider alternative actions recommended by the holder of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization); provided that after the expiration of a period of ten (10) business days from the delivery to the holder of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization) by the holder of the F5 Tower Mortgage Loan of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Directing Holder, the holder of the F5 Tower Mortgage Loan (or the Master Servicer acting on its behalf) will no longer be obligated to consult with the holder of the F5 Tower Pari Passu Companion Loan (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the Directing Holder, or the equivalent, of such securitization), whether or not the holders of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization) have responded within such ten (10) business day period.

“F5 Tower Control Appraisal Period” means any period, with respect to the F5 Tower Whole Loan, if and for so long as: (a) (1) the sum of the aggregate initial principal balance of the F5 Tower Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the F5 Tower Subordinate Companion Loans , (y) any Appraisal Reduction Amount for the F5 Tower Whole Loan that is allocated to the F5 Tower Subordinate Companion Loans and (z) any losses realized with respect to the Mortgaged Property or the F5 Tower Whole Loan that are allocated to the F5 Tower Subordinate Companion Loans, is less than (b) twenty-five percent (25%) of the remainder of the (1) sum of the aggregate initial principal balance of the F5 Tower Subordinate Companion Loan less (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the F5 Tower Subordinate Companion Loans.

Special Servicer Appointment Rights

Pursuant to the terms of the F5 Tower Intercreditor Agreement and the PSA, the F5 Tower Directing Holder (or its representative) with respect to the F5 Tower Whole Loan will have the right, with or without cause, to replace the Special Servicer then acting with respect to the F5 Tower Mortgage Loan and appoint a replacement special servicer.

Sale of Defaulted Mortgage Loan

If the F5 Tower Mortgage Loan becomes a Defaulted Loan, and if the Special Servicer decides to sell the F5 Tower Mortgage Loan, the Special Servicer will be required to sell F5 Tower Mortgage Loan and each related F5 Tower Pari Passu Companion Loan and each related F5 Tower Subordinate Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, The Special Servicer will not be permitted to sell the F5 Tower Whole Loan without the consent of each F5 Tower Pari Passu Companion Loan and F5 Tower Subordinate Companion Loan unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the F5 Tower Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Special Servicer in connection with the proposed sale.

Posting of Collateral

The F5 Tower Intercreditor Agreement provides that the holders of the F5 Tower Subordinate Companion Loans, acting unanimously, are entitled to avoid an F5 Tower Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of, and acceptable, to the Master Servicer or Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the F5 Tower Intercreditor Agreement (either (x) or (y), the (“F5 Tower Subordinate Companion Loans Threshold Event Collateral”), and (ii) the F5 Tower Subordinate Companion Loans Threshold Event Collateral is in an amount that, when added to the appraised value of the related Mortgaged Property as determined pursuant to the Pooling and Servicing Agreement, would cause the applicable F5 Tower Control Appraisal Period not to exist.

The Non-Serviced AB Whole Loans

The Parkmerced Whole Loan

General

The Parkmerced Whole Loan consists of (a) the Parkmerced Mortgage Loan evidenced by promissory note A-3 with an original principal balance of $65,000,000 which is being contributed to the issuing entity, (b) nine Pari Passu Companion Loans (the “Parkmerced Pari Passu Companion Loans” and, together with the Parkmerced Mortgage Loan, the “Parkmerced A Notes”) evidenced by promissory notes A-1, A-2, A-4, A-5, A-6, A-7, A-8, A-9 and A-10 with an aggregate original principal balance of $482,000,000 which are not being contributed to the issuing entity, (c) two senior Subordinate Companion Loans (the “Parkmerced B Notes”) evidenced by promissory notes B-1 and B-2 with an aggregate original principal balance of $708,000,000 which are not being contributed to the issuing entity and (d) two junior Subordinate Companion Loans (the “Parkmerced C Notes” and, together with the Parkmerced B Notes, the “Parkmerced Subordinate Companion Loans”) evidenced by promissory notes C-1 and C-2 with an aggregate original principal balance of $245,000,000 which are not being contributed to the issuing entity.

Servicing

The related Co-Lender Agreement (the “Parkmerced Co-Lender Agreement”) provides that the administration of the Parkmerced Mortgage Loan will be governed by the Parkmerced Co-Lender Agreement and the MRCD 2019-PARK TSA. The parties to the MRCD 2019-PARK TSA identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian.

In servicing the Parkmerced Whole Loan, the servicing standard set forth in the MRCD 2019-PARK TSA will require the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the Parkmerced Companion Loans (it being understood that the interest of the Parkmerced C notes are junior to the Parkmerced B Notes and the Parkmerced B Notes are junior to the Parkmerced A Notes).

Amounts payable to the issuing entity as holder of the Parkmerced Mortgage Loan pursuant to the Parkmerced Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the MRCD 2019-PARK TSA is the custodian of the mortgage file related to the Parkmerced Whole Loan (other than the promissory notes evidencing the Parkmerced Mortgage Loan and any related Companion Loan not included in the MRCD 2019-PARK securitization).

Application of Payments

The Parkmerced Co-Lender Agreement sets forth the respective rights of the holders of the Parkmerced Mortgage Loan and the related Parkmerced Companion Loans with respect to distributions of funds received in respect of the Parkmerced Whole Loan, and provides, in general, that:

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The Parkmerced C Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced C Notes are at all times junior, subject and subordinate to the Parkmerced B Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced B Notes and the Parkmerced B Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced B Notes are at all times junior, subject and subordinate to the Parkmerced A Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced A Notes, as set forth in the Parkmerced Co-Lender Agreement.

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Prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Parkmerced Whole Loan, (ii) any other event of default that causes the Parkmerced Whole Loan to become a specially serviced loan under the MRCD 2019-PARK TSA or (iii) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Parkmerced Whole Loan or the Parkmerced Mortgaged Property or amounts realized as proceeds of the Parkmerced Whole Loan or the Parkmerced Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the MRCD 2019-PARK TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

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first, (i) first, to the holders of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and, if applicable, the master servicers and trustees of any trusts (each a “Non-Lead Securitization Trust”) related to the securitization of any Parkmerced A Note not included in the MRCD 2019-PARK securitization), up to the amount of any servicing advances that are nonrecoverable advances (or in the case of a master servicer or trustee of any Non-Lead Securitization Trust, if applicable, its pro rata share of any servicing advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (ii) second, to each holder of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and the master servicers or trustees of the related Non-Lead Securitization Trusts), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under the related MRCD 2019-PARK TSA with respect to such Parkmerced A Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced A Notes) that remain unreimbursed

(together with interest thereon at the applicable advance rate or analogous concept under such Non-Lead Securitization Trust), (iii) third, to each holder of the Parkmerced B Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee), up to the amount of any P&I advance that is a nonrecoverable advance with respect to such Parkmerced B Note, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the Parkmerced B Notes, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (iv) fourth, to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee of the Non-Lead Securitization and, if applicable, the master servicers of the related Non-Lead Securitization Trusts), up to the amount of any administrative advances that are nonrecoverable advances (or in the case of a master servicer of any Non-Lead Securitization Trust, if applicable, its pro rata share of any administrative advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust);

●	second, to the holders of the Parkmerced A Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced A Notes at the related net interest rate;

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third, (i) to the holders of the Parkmerced A Notes in an amount equal to the principal payments (excluding all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the Parkmerced Whole Loan that are allocated to the Parkmerced A Notes pursuant to the related mortgage loan agreement; and (ii) with respect to all prepayment proceeds relating to casualty or condemnation, to the holders of the Parkmerced A Notes until the aggregate principal balance of the Parkmerced A Notes is reduced to zero;

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fourth, to each holder of the Parkmerced A Notes up to the amount of any unreimbursed costs and expenses paid by such holder of the Parkmerced A Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs, to be allocated pro rata based on the amounts due to each holder of the Parkmerced A Notes pursuant to this clause;

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fifth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through four and, as a result of a workout, the aggregate principal balance of the Parkmerced A Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced A Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced A Notes as a result of such workout, plus interest on such amount at the related net interest rate;

●	sixth, to the holder of the Parkmerced B Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced B Notes at the related net interest rate;

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seventh, (i) to the holder of the Parkmerced B Notes in an amount equal to the principal payments (excluding all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the Parkmerced Whole Loan that are allocated to the Parkmerced B Notes pursuant to the related mortgage loan agreement; and (ii) with respect to all prepayment proceeds relating to casualty or condemnation, to the holder of the Parkmerced B Notes until the aggregate principal balance of the Parkmerced B Notes is reduced to zero;

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eighth, to the holder of the Parkmerced B Notes up to the amount of any unreimbursed costs and expenses paid by the holder of the Parkmerced B Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through eight and, as a result of a workout, the aggregate principal balance of the Parkmerced B Notes has been reduced, such excess amount will be paid to the holder of the Parkmerced B Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced B Notes as a result of such workout, plus interest on such amount at the related net interest rate;

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tenth, to the extent the holders of the Parkmerced C Notes have made any payments or advances to cure defaults pursuant to the Parkmerced Co-Lender Agreement, to reimburse the holders of the Parkmerced C Notes for all such cure payments;

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eleventh, to each holder of the Parkmerced C Notes (or the master servicer or trustee of the securitization of the Parkmerced C Notes), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under the trust and servicing agreement related to the securitization of the Parkmerced C Notes (the “MRCD 2019-PRKC TSA”) with respect to such Parkmerced C Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced C Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under the MRCD 2019-PRKC TSA);

●	twelfth, to the holders of the Parkmerced C Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced C Notes at the related net interest rate;

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thirteenth, (i) to the holders of the Parkmerced C Notes in an amount equal to the principal payments (excluding all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the Parkmerced Whole Loan that are allocated to the Parkmerced C Notes pursuant to the related mortgage loan agreement; and (ii) with respect to all prepayment proceeds relating to casualty or condemnation, to the holders of the Parkmerced C Notes until the aggregate principal balance of the Parkmerced C Notes is reduced to zero;

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fourteenth, to the holders of the Parkmerced C Notes up to the amount of any unreimbursed costs and expenses paid by the holders of the Parkmerced C Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

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fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through fourteen and, as a result of a workout, the aggregate principal balance of the Parkmerced C Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced C Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced C Notes as a result of such workout, plus interest on such amount at the related net interest rate;

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sixteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to each of the holders of the Parkmerced A Notes in an amount up to the amount allocable to the Parkmerced A Notes in accordance with the loan documents;

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seventeenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holder of the Parkmerced B Notes in an amount up to the amount allocable to Parkmerced B Note in accordance with the loan documents;

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eighteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the Parkmerced C Notes in an amount up to the amount allocable to the Parkmerced C Notes in accordance with the loan documents;

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nineteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the MRCD 2019-PARK TSA, including, without limitation, to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under the MRCD 2019-PARK TSA, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the Parkmerced A Notes, the holders of the Parkmerced B Notes and the holders of the Parkmerced C Notes, pro rata, based on their respective percentage interests; and

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twentieth, if any excess amount is available to be distributed in respect of the Parkmerced Whole Loan, and not otherwise applied in accordance with the foregoing clauses one through nineteen, any remaining amount will be paid pro rata to the holders of the Parkmerced A Notes, the holder of the Parkmerced B Notes and the holders of the Parkmerced C Notes in accordance with their respective initial percentage interests.

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Upon the occurrence and during the continuance of a Sequential Pay Event, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Parkmerced Whole Loan or the Parkmerced Mortgaged Property or amounts realized as proceeds of the Parkmerced Whole Loan or the Parkmerced Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the MRCD 2019-PARK TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

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first, (i) first, to the holders of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and, if applicable, the master servicers and trustees of the related Non-Lead Securitization Trusts), up to the amount of any servicing advances that are nonrecoverable advances (or in the case of a master servicer of any Non-Lead Securitization Trust, if applicable, its pro rata share of any servicing advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (ii) second, to each holder of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and the master servicers or trustees of the related Non-Lead Securitization Trusts), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under the related MRCD 2019-PARK TSA with respect to such Parkmerced A Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced A Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such Non-Lead Securitization Trust), (iii) third, to each holder of the Parkmerced B Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee), up to the amount of any P&I advance that is a nonrecoverable advance with respect to such Parkmerced B Note, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the Parkmerced B Notes, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (iv) fourth, to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee of the Lead Securitization and, if applicable, the master servicers of the related Non-Lead Securitization Trusts), up to the amount of any administrative advances that are nonrecoverable advances (or in the case of a master servicer of any Non-Lead Securitization Trust, if applicable, its pro rata share of any administrative advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust);

●	second, to the holders of the Parkmerced A Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced A Notes at the related net interest rate;

●	third, to the holders of the Parkmerced B Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced B Notes at the related net interest rate;

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fourth, to the holders of the Parkmerced A Notes in an amount equal to the aggregate principal balance of the Parkmerced A Notes until the aggregate principal balance of the Parkmerced A Notes has been reduced to zero;

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fifth, to each holder of the Parkmerced A Notes up to the amount of any unreimbursed costs and expenses paid by such holder of the Parkmerced A Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs, to be allocated pro rata based on the amounts due to each holder of the Parkmerced A Notes pursuant to this clause;

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sixth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through fifth and, as a result of a workout, the aggregate principal balance of the Parkmerced A Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced A Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced A Notes as a result of such workout, plus interest on such amount at the related net interest rate;

●	seventh, to the holder of the Parkmerced B Notes in an amount equal to the aggregate principal balance of the Parkmerced B Notes has been reduced to zero;

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eighth, to the holder of the Parkmerced B Notes up to the amount of any unreimbursed costs and expenses paid by the holder of the Parkmerced B Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through eight and, as a result of a workout, the aggregate principal balance of the Parkmerced B Notes has been reduced, such excess amount will be paid to the holder of the Parkmerced B Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced B Notes as a result of such workout, plus interest on such amount at the related net interest rate;

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tenth, to the extent the holders of the Parkmerced C Notes have made any payments or advances to cure defaults pursuant to the Parkmerced Co-Lender Agreement, to reimburse the holders of the Parkmerced C Notes for all such cure payments;

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eleventh, to each holder of the Parkmerced C Notes (or the master servicer or trustee of the securitization of the Parkmerced C Notes), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under MRCD 2019-PRKC TSA with respect to such Parkmerced C Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced C Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under the MRCD 2019-PRKC TSA);

●	twelfth, to the holders of the Parkmerced C Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced C Notes at the related net interest rate;

●	thirteenth, to the holders of the Parkmerced C Notes in an amount equal to the aggregate principal balance of the Parkmerced C Notes has been reduced to zero;

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fourteenth, to the holders of the Parkmerced C Notes up to the amount of any unreimbursed costs and expenses paid by the holders of the Parkmerced C Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

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fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through fourteen and, as a result of a workout, the aggregate principal balance of the Parkmerced C Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced C Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced C Notes as a result of such workout, plus interest on such amount at the related net interest rate;

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sixteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the Parkmerced A Notes in an amount up to the amount allocable to the Parkmerced A Notes in accordance with the loan documents;

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seventeenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holder of the Parkmerced B Notes in an amount up to the amount allocable to Parkmerced B Note in accordance with the loan documents;

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eighteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the Parkmerced C Notes in an amount up to the amount allocable to the Parkmerced C Notes in accordance with the loan documents;

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nineteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the MRCD 2019-PARK TSA, including, without limitation, to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under the MRCD 2019-PARK TSA, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the Parkmerced A Notes, the holder of the Parkmerced B Notes and the holders of the Parkmerced C Notes, pro rata, based on their respective percentage interests; and

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twentieth, if any excess amount is available to be distributed in respect of the Parkmerced Whole Loan, and not otherwise applied in accordance with the foregoing clauses one through nineteen, any remaining amount will be paid pro rata to the holders of the Parkmerced A Notes, the holder of the Parkmerced B Notes and the holders of the Parkmerced C Notes in accordance with their respective initial percentage interests.

Notwithstanding the foregoing, if a P&I advance is made with respect to the Parkmerced Mortgage Loan, then that P&I advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Parkmerced Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Parkmerced Companion Loans.

Certain costs and expenses allocable to the Parkmerced Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the Parkmerced Whole Loan may, to the extent allocable to the Parkmerced Whole Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Parkmerced Co-Lender Agreement, the controlling noteholder with respect to the Parkmerced Whole Loan (the “Parkmerced Controlling Noteholder”), as of any date of determination, will be (i) the holder of note C-1, unless a Parkmerced Control Appraisal Period (as defined below) has occurred and is continuing, or (ii) if a Parkmerced Control Appraisal Period has occurred and is continuing, the holder of note A-1; provided that, if the holder of note C-1 is held by the related borrower or a related borrower party, or the related borrower or the related borrower party would otherwise be entitled to exercise the rights of the Parkmerced Controlling Noteholder, a Parkmerced Control Appraisal Period will be deemed to have occurred with respect to the holder of note C-1.

Pursuant to the Parkmerced Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Parkmerced Whole Loan or the loan documents (whether or not a servicing transfer event under the MRCD 2019-PARK TSA has occurred and is continuing) that would constitute a Parkmerced Major Decision has been requested or proposed at least ten (10) Business Days prior to taking action with respect to such Parkmerced Major Decision (or making a determination not to take action with respect to such Parkmerced Major Decision), the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer will request the written consent of the Parkmerced Controlling Noteholder (or its representative) before implementing a decision with respect to such Parkmerced Major Decision. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the Parkmerced Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MRCD 2019-PARK TSA, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Parkmerced Controlling Noteholder if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MRCD 2019-PARK TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the Parkmerced Whole Loan as a whole, and the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable has made a reasonable effort to contact the Parkmerced Controlling Noteholder.

Notwithstanding the foregoing, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer are not allowed to follow any advice, direction, objection or consultation provided by the Parkmerced Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard set forth in the MRCD 2019-PARK TSA, require or cause the related Non-Serviced

Master Servicer or the related Non-Serviced Special Servicer to violate the terms of the Parkmerced Co-Lender Agreement, the MRCD 2019-PARK TSA or the related loan agreement, or materially expand the scope of the responsibilities of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer under the Parkmerced Co-Lender Agreement.

The related Non-Serviced Master Servicer of the related Non-Serviced Special Servicer will be required: (i) to provide copies to the holders of each Parkmerced A Notes (at any time it is not the Parkmerced Controlling Noteholder), including the issuing entity, as the holder of the Parkmerced Mortgage Loan (each, in such capacity, an “Parkmerced Non-Controlling Senior Noteholder”) of any notice, information and report that is required to be provided to the related Non-Controlling Directing Holder pursuant to the MRCD 2019-PARK TSA with respect to any Parkmerced Major Decision, or the implementation of any recommended actions outlined in an asset status report, within the same time frame such notice, information and report is required to be provided to the related Non-Controlling Directing Holder (without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence of a control termination event or consultation termination event under the MRCD 2019-PARK TSA), and (ii) consult with each Parkmerced Non-Controlling Senior Noteholder on a strictly non-binding basis, to the extent, having received such notices, information and reports, such Parkmerced Non-Controlling Senior Noteholder requests consultation with respect to any such Parkmerced Major Decision or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Parkmerced Non-Controlling Senior Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any Parkmerced Non-Controlling Senior Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer will no longer be obligated to consult with such Parkmerced Non-Controlling Senior Noteholder, whether or not such Parkmerced Non-Controlling Senior Noteholder has responded within such ten (10) Business Day period (unless, the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the Parkmerced Non-Controlling Senior Noteholders set forth in the immediately preceding sentence, the related Non-Serviced Special Servicer may make any Parkmerced Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned ten (10) business day period if the related Non-Serviced Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the holders of the Parkmerced Whole Loan. In no event will the related Non-Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Parkmerced Non-Controlling Senior Noteholder.

In addition to the consultation rights described above, pursuant to the terms of the Parkmerced Co-Lender Agreement, during the continuation of Parkmerced Control Appraisal Period, each Parkmerced Non-Controlling Senior Noteholder will have the right to attend annual meetings (either telephonically or in person, at the discretion of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Parkmerced Whole Loan are discussed.

The term “Parkmerced Control Appraisal Period” means any period with respect to the Parkmerced Whole Loan, if and for so long as: (a) (1) the aggregate initial principal balance of the Parkmerced C Notes, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Parkmerced C Notes after the date of creation of the Parkmerced C Notes, (y) any “appraisal reduction amount” (as defined in the MRCD 2019-PARK TSA), for the Parkmerced Whole Loan that is allocated to the Parkmerced C Notes and (z) any losses realized with respect to the Parkmerced Mortgaged Property or the Parkmerced Whole Loan that are allocated to the Parkmerced C Notes, is less than (b) 25% of the remainder of the (i) initial principal balance of the Parkmerced C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Parkmerced C Notes on the Parkmerced C Notes after the date of creation of the Parkmerced C Notes.

“Parkmerced Major Decision” means a “Major Decision” under the MRCD 2019-PARK TSA.

Sale of Defaulted Whole Loan

If the Parkmerced Whole Loan becomes a defaulted mortgage loan under the MRCD 2019-PARK TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the MRCD 2019-PARK securitization, the related Non-Serviced Special Servicer will be required to sell the Parkmerced Mortgage Loan and the Parkmerced Pari Passu Companion Loans in accordance with the MRCD 2019-PARK TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Parkmerced Mortgage Loan or any Parkmerced Pari Passu Companion Loan not included in the MRCD 2019-PARK securitization trust without the consent of the related Parkmerced Non-Controlling Senior Noteholder unless it has delivered to such Parkmerced Non-Controlling Senior Noteholder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Parkmerced Mortgage Loan or such Parkmerced Pari Passu Companion Loan, as applicable, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents requested by the Parkmerced Non-Controlling Senior Noteholder, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the related Non-Serviced Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale. A Parkmerced Non-Controlling Senior Noteholder may waive any of the delivery or timing requirements set forth in the preceding sentence as to itself. Subject to the foregoing, each of the Parkmerced Non-Controlling Senior Noteholders and their representatives are permitted to submit an offer at any sale of the Parkmerced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. Additionally, pursuant to the Parkmerced Co-Lender Agreement, if the Parkmerced Whole Loan becomes a defaulted mortgage loan under the MRCD 2019-PARK TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the MRCD 2019-PARK securitization, the related Non-Serviced Special Servicer has the right to sell the Parkmerced Subordinate Companion Loans together with the Parkmerced A Notes, subject to certain conditions set forth in the Parkmerced Co-Lender Agreement, including notification requirements similar to those described in the second preceding sentence.

Special Servicer Appointment Rights

Pursuant to the Parkmerced Co-Lender Agreement, the Parkmerced Controlling Noteholder (or its representative) will have the right to terminate the rights and obligations of any special servicer then acting under the MRCD 2019-PARK TSA with or without cause, upon at least ten (10) Business Days’ prior notice to such special servicer, with respect to the Parkmerced Whole Loan and appoint a replacement special servicer with respect to the Parkmerced Whole Loan.

The 650 Madison Avenue Whole Loan

General

The 650 Madison Avenue Whole Loan consists of (a) the 650 Madison Avenue Mortgage Loan evidenced by promissory note A-3-1 with an original principal balance of $60,000,000, which is being contributed to the issuing entity, (b) twenty Pari Passu Companion Loans (the “650 Madison Avenue Pari Passu Companion Loans” and, together with the 650 Madison Avenue Mortgage Loan, the “650 Madison Avenue A Notes”) evidenced by promissory notes A-1-1, A-1-2-1, A-1-3, A-1-4, A-1-5, A-1-6, A-2-1, A-2-2, A-2-3, A-2-4, A-2-5, A-2-6, A-2-7, A-2-8, A-3-2, A-3-3, A-4, A-5, A-6 and A-7 with an aggregate original principal balance of $526,800,000, which are not being contributed to the issuing entity, and (c) four Subordinate Companion Loans (the “650 Madison Avenue Subordinate Companion Loans”) evidenced by promissory notes B-1, B-2, B-3 and B-4 with an aggregate original principal balance of $213,200,000, which are not being contributed to the issuing entity.

Servicing

The related Co-Lender Agreement (the “650 Madison Avenue Co-Lender Agreement”) provides that the administration of the 650 Madison Avenue Mortgage Loan will be governed by the 650 Madison Avenue Co-Lender Agreement and the MAD 2019-650M TSA. The parties to the MAD 2019-650M TSA identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian. In servicing the 650 Madison Avenue Whole Loan, the servicing standard set forth in the MAD 2019-650M TSA will require the related Non-Serviced Master Servicer and Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the 650 Madison Avenue Companion Loans as a collective whole, taking into account the subordinate or pari passu nature of the related Companion Loan(s).

Amounts payable to the issuing entity as holder of the 650 Madison Avenue Mortgage Loan pursuant to the 650 Madison Avenue Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as the custodian under the MAD 2019-650M TSA is the custodian of the mortgage file related to the 650 Madison Avenue Whole Loan (other than the promissory notes evidencing the 650 Madison Avenue Mortgage Loan and any related Companion Loan not included in the MAD 2019-650M securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the 650 Madison Avenue Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the 650 Madison Avenue Whole Loan, and provides, in general, that:

The 650 Madison Avenue Subordinate Companion Loans and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the 650 Madison Avenue Subordinate Companion Loans will at all times be junior, subject and subordinate to the 650 Madison Avenue A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such 650 Madison Avenue A Notes, in each case as further described below.

All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property or amounts realized as proceeds of the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the MAD 2019-650M TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in the MAD 2019-650M TSA):

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first, on a pro rata and pari passu basis, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance for each 650 Madison Avenue A Note at the applicable net interest rate;

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second, on a pro rata and pari passu basis, based on the outstanding principal balances of each 650 Madison Avenue A Note, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 650 Madison Avenue Whole Loan until their principal balances have been reduced to zero;

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third, on pro rata and pari passu basis, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer on its behalf and not previously paid or reimbursed) with respect to the 650 Madison Avenue Whole Loan pursuant to the 650 Madison Avenue Co-Lender Agreement or the MAD 2019-650M TSA;

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fourth, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread (as set forth in the 650 Madison Avenue Co-Lender Agreement);

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fifth, on a pro rata and pari passu basis, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance for each 650 Madison Avenue Subordinate Companion Loan at the applicable net interest rate;

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sixth, on a pro rata and pari passu basis based on the outstanding principal balances of each 650 Madison Avenue Subordinate Companion Loan, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 650 Madison Avenue Whole Loan, until the principal balance for each 650 Madison Avenue Subordinate Companion Loan has been reduced to zero;

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seventh, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread;

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eighth, if the proceeds of any foreclosure sale or any liquidation of the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance for the 650 Madison Avenue Subordinate Companion Loans has been reduced, such excess amount will be paid, on a pro rata and pari passu basis, based on the outstanding principal balances of each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance for the 650 Madison Avenue Subordinate Companion Loans as a result of such Workout, plus interest on such amount at the related net interest rate;

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ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the MAD 2019-650M TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the 650 Madison Avenue Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans, pro rata, based on their respective percentage interests; and

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tenth, if any excess amount is available to be distributed in respect of the 650 Madison Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans in accordance with their respective initial percentage interests.

All expenses and losses relating to the 650 Madison Avenue Whole Loan and the 650 Madison Avenue Mortgaged Property will be allocated first, pro rata, to the 650 Madison Avenue Subordinate Companion Loans and then, pro rata, to the 650 Madison Avenue Mortgage Loan and the 650 Madison Avenue Pari Passu Companion Loans. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the 650 Madison Avenue Whole Loan will, after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the 650 Madison Avenue Whole Loan, be reimbursed first, pro rata, to reduce the principal balances of the 650 Madison Avenue Mortgage Loan and the 650 Madison Avenue Pari Passu Companion Loans, and then, pro rata to reduce the principal balances of the 650 Madison Avenue Trust Subordinate Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 650 Madison Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 650 Madison Avenue Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 650 Madison Avenue Companion Loans.

Certain costs and expenses allocable to the 650 Madison Avenue Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the 650 Madison Avenue Whole Loan may, to the extent allocable to the 650 Madison Avenue Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the 650 Madison Avenue Co-Lender Agreement, the controlling holder with respect to the 650 Madison Avenue Whole Loan (the “650 Madison Avenue Controlling Noteholder”), as of any date of determination, will be the holder of note B-1, unless a 650 Madison Avenue Control Appraisal Period has occurred and is continuing or if a 650 Madison Avenue Control Appraisal Period has occurred and is continuing, the holder of note A-1-1; provided that, if the holder of note B-1 would be the 650 Madison Avenue Controlling Noteholder pursuant to the terms hereof, but any interest in note B-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 650 Madison Avenue Controlling Noteholder, a 650 Madison Avenue Control Appraisal Period will be deemed to have occurred. Further, if the holder of note A-1-1 would be the 650 Madison Avenue Controlling Noteholder, but any interest in note A-1-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 650 Madison Avenue Controlling Noteholder with respect to note A-1-1, there will be no 650 Madison Avenue Controlling Noteholder.

Pursuant to the 650 Madison Avenue Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 650 Madison Avenue Whole Loan (whether or not a servicing transfer event under the MAD 2019-650M TSA has occurred and is continuing) that would constitute a 650 Madison Avenue Major Decision, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be required to provide the 650 Madison Avenue Controlling Noteholder (or its representative) with at least ten (10) Business Days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested 650 Madison Avenue Major Decision. The related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is not permitted to take any action with respect to such 650 Madison Avenue Major Decision (or make a determination not to take action with respect to such 650 Madison Avenue Major Decision), unless and until the related Non-Serviced Special Servicer receives the written consent of the 650 Madison Avenue Controlling Noteholder (or its representative) before implementing a decision with respect to such 650 Madison Avenue Major Decision; provided that the provisions of the MAD 2019-650M TSA will govern the consent and consultation rights under the 650 Madison Avenue Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MAD 2019-650M TSA, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, may take actions with respect to the 650 Madison Avenue Mortgaged Property before obtaining the consent of the 650 Madison Avenue Controlling Noteholder if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MAD 2019-650M TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the 650 Madison Avenue Whole Loan as a collective whole, and the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, has made a reasonable effort to contact the 650 Madison Avenue Controlling Noteholder.

Notwithstanding the foregoing, the related Non-Serviced Master Servicer and the Non-Serviced Special Servicer will not be permitted to follow any advice or consultation provided by the 650 Madison Avenue Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the MAD 2019-650M TSA, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate provisions of the 650 Madison Avenue Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate the terms of the 650 Madison Avenue Whole Loan, or materially expand the scope of the related Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s, as applicable, responsibilities under the 650 Madison Avenue Co-Lender Agreement or the MAD 2019-650M TSA.

The related Non-Serviced Special Servicer will be required to provide copies to the issuing entity and each holder of a 650 Madison Avenue Companion Loan (at any time such holder is not the 650 Madison Avenue Controlling Noteholder) (each, a “650 Madison Avenue Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the 650 Madison Avenue Controlling Noteholder pursuant to the MAD 2019-650M TSA with respect to any 650 Madison Avenue Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the 650 Madison Avenue Controlling Noteholder and, at any time the 650 Madison Avenue Controlling Noteholder is the holder of note B-1, the related Non-Serviced Special Servicer will be required to consult with each 650 Madison Avenue Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 650 Madison Avenue Non-Controlling Noteholder requests consultation with respect to any such 650 Madison Avenue Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 650 Madison Avenue Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any 650 Madison Avenue Non-Controlling Noteholder by the related Non- Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such 650 Madison Avenue Non-Controlling Noteholder, whether or not such 650 Madison Avenue Non-Controlling Noteholder has responded within such ten (10) Business Day period.

A “650 Madison Avenue Control Appraisal Period” will exist with respect to the 650 Madison Avenue Whole Loan, if and for so long as (a)(1) the initial principal balance of the 650 Madison Avenue Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 650 Madison Avenue Subordinate Companion Loans, (y) any appraisal reduction amount for the 650 Madison Avenue Whole Loan that is allocated to such 650 Madison Avenue Subordinate Companion Loans and (z) any losses realized with respect to the 650 Madison Avenue Mortgaged Property or the 650 Madison Avenue Whole Loan that are allocated to the 650 Madison Avenue Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the initial principal balance of the 650 Madison Avenue Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the 650 Madison Avenue Subordinate Companion Loans.

“650 Madison Avenue Major Decision” means a “Major Decision” under the MAD 2019-650M TSA.

Sale of Defaulted Whole Loan

If the 650 Madison Avenue Whole Loan becomes a defaulted mortgage loan under the MAD 2019-650M TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the MAD 2019-650M securitization, the related Non-Serviced Special Servicer will be required to sell the 650 Madison Avenue Mortgage Loan, the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans, together as notes evidencing one whole loan in accordance with the MAD 2019-650M TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the 650 Madison Avenue Mortgage Loan or any 650 Madison Avenue Pari Passu Companion Loan not included in the MAD 2019-650M securitization without the consent of the holders thereof (including the issuing entity, as holder of the 650 Madison Avenue Mortgage Loan) (together, the “650 Madison Avenue Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the 650 Madison Avenue Mortgage Loan or such 650 Madison Avenue Pari Passu Companion Loan, as applicable, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by the 650 Madison Avenue Non-Lead Noteholder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the 650 Madison Avenue Controlling Noteholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Special Servicer in connection with the proposed sale, provided that such 650 Madison Avenue Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the 650 Madison Avenue Co-Lender Agreement, the 650 Madison Avenue Controlling Noteholder (or its representative) will be entitled to terminate the rights and obligations of the related Non-Serviced Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the 650 Madison Avenue Whole Loan.

The Bellagio Hotel and Casino Whole Loan

General

The Bellagio Hotel and Casino Whole Loan consists of (a) the Bellagio Hotel and Casino Mortgage Loan evidenced by promissory note A-3-C3 with an original principal balance of $25,000,000 and promissory note A-3-C4 with an original principal balance of $18,750,000 which are being contributed to the issuing entity, (b) twenty-one Pari Passu Companion Loans (the “Bellagio Hotel and Casino Companion Loans” and, together with the Bellagio Hotel and Casino Mortgage Loan, the “Bellagio Hotel and Casino A Notes”) evidenced by promissory notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2, A-1-RL, A-2-RL, A-3-RL, A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C5, A-2-C1, A-2-C2, A-2-C3, A-3-C1, A-3-C2, A-3-C5 and A-3-C6 with an aggregate original principal balance of $1,632,450,000, which are not being contributed to the issuing entity, (c) six senior Subordinate Companion Loans (the “Bellagio Hotel and Casino B Notes”) evidenced by promissory notes B-1-S, B-2-S, B-3-S, B-1-RL, B-2-RL and B-3-RL with an aggregate original principal balance of $650,500,000, which are not being contributed to the issuing entity and (d) three junior Subordinate Companion Loans (the “Bellagio Hotel and Casino C Notes” and, together with the Bellagio Hotel and Casino B Notes, the “Bellagio Hotel and Casino Subordinate Companion Loans”) evidenced by promissory notes C-1-S, C-2-S and C-3-S with an aggregate original principal balance of $683,300,000, which are not being contributed to the issuing entity.

Servicing

The related Co-Lender Agreement (the “Bellagio Hotel and Casino Co-Lender Agreement”) provides that the administration of the Bellagio Hotel and Casino Mortgage Loan will be governed by the Bellagio Hotel and Casino Co-Lender Agreement and the BX 2019-OC11 TSA. The parties to the BX 2019-OC11 TSA identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian. In servicing the Bellagio Hotel and Casino Whole Loan, the servicing standard set forth in the BX 2019-OC11 TSA will require the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the Bellagio Hotel and Casino Companion Loans as a collective whole, taking into account the subordinate nature of the Bellagio Hotel and Casino Subordinate Companion Loans (and the subordination of the Bellagio Hotel and Casino C Notes to the Bellagio Hotel and Casino B Notes).

Amounts payable to the issuing entity as holder of the Bellagio Hotel and Casino Mortgage Loan pursuant to the Bellagio Hotel and Casino Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the BX 2019-OC11 TSA is the custodian of the mortgage file related to the Bellagio Hotel and Casino Whole Loan (other than the promissory notes evidencing the Bellagio Hotel and Casino Mortgage Loan and any related Companion Loan not included in the BX 2019-OC11 securitization).

Application of Payments

The related Bellagio Hotel and Casino Co-Lender Agreement sets forth the respective rights of the holders of the Bellagio Hotel and Casino Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the Bellagio Hotel and Casino Whole Loan, and provides, in general, that:

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The Bellagio Hotel and Casino Subordinate Companion Loans and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino Subordinate Companion Loans are at all times junior, subject and subordinate to the Bellagio Hotel and Casino A Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino A Notes, as and to the extent set forth in the Bellagio Hotel and Casino Co-Lender Agreement. The Bellagio Hotel and Casino C Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino C Notes are at all times junior, subject and subordinate to the Bellagio Hotel and Casino B Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino B Notes, as and to the extent set forth in the Bellagio Hotel and Casino Co-Lender Agreement.

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Prior to the occurrence and continuance of (i) an event of default with respect to an obligation of the related borrower to pay money due under the Bellagio Hotel and Casino Whole Loan or (ii) any non-monetary event of default as a result of which the Bellagio Hotel and Casino Whole Loan becomes a specially serviced loan under the BX 2019-OC11 TSA (which, for clarification, does not include any imminent event of default) (each, a “Triggering Event of Default”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property or amounts realized as proceeds of the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property, after payment of amounts for required reserves or escrows required by the Bellagio Hotel and Casino Mortgage Loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2019-OC11 TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

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first, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino A Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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second, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino A Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino A Note such accrued and unpaid interest (to the extent of such reimbursement);

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third, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino B Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino B Note such accrued and unpaid interest (to the extent of such reimbursement);

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fourth, to the holders of the Bellagio Hotel and Casino C Notes pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino C Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino C Note such accrued and unpaid interest (to the extent of such reimbursement);

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fifth, pro rata, based on the note principal balances of their respective Bellagio Hotel and Casino A Notes, to each holder of the Bellagio Hotel and Casino A Notes in an amount equal to its respective principal entitlement allocated pursuant to the Bellagio Hotel and Casino Mortgage Loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the note principal balance of its respective Bellagio Hotel and Casino A Note;

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sixth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through five and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino A Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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seventh, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino B Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eighth, pro rata, based on the note principal Balances of their respective Bellagio Hotel and Casino B Notes, to each holder of the Bellagio Hotel and Casino B Note in an amount equal to its respective principal entitlement allocated pursuant to the Bellagio Hotel and Casino Mortgage Loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the note principal balance of its respective Bellagio Hotel and Casino B Note;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through eight and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino B Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino C Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino B Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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tenth, to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino C Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eleventh, pro rata, based on the note principal balances of their respective Bellagio Hotel and Casino C Notes, to each holder of a Bellagio Hotel and Casino C Note in an amount equal to its respective principal entitlement allocated pursuant to the Bellagio Hotel and Casino Mortgage Loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the note principal balance of its respective Bellagio Hotel and Casino C Note;

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twelfth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through eleven and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino C Notes have been reduced, such excess amount will be paid to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino C Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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thirteenth, to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests, any prepayment or yield maintenance premium, to the extent paid by the related borrower;

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fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the BX 2019-OC11 TSA, including, without limitation, to provide reimbursement for interest on advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the Bellagio Hotel and Casino Whole

Loan), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests; and

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fifteenth, if any excess amount is available to be distributed in respect of the Bellagio Hotel and Casino Whole Loan, and not otherwise applied in accordance with the foregoing clauses one through fourteen, any remaining amounts will be paid pro rata to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in accordance with their respective percentage interests;

provided, that to the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of the related Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Bellagio Hotel and Casino Whole Loan (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), will be allocated to reduce the note principal balances of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in the manner permitted or required by the REMIC provisions (to be applied first to the Bellagio Hotel and Casino A Notes (on a pro rata and pari passu basis), then to the Bellagio Hotel and Casino B Notes (on a pro rata and pari passu basis), and then to the Bellagio Hotel and Casino C Notes (on a pro rata and pari passu basis)).

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Upon the occurrence and during the continuance of a Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property or amounts realized as proceeds of the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property, after payment of amounts for required reserves or escrows required by the Bellagio Hotel and Casino Mortgage Loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2019-OC11 TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

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first, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino A Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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second, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino A Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino A Note such accrued and unpaid interest (to the extent of such reimbursement);

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third, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino B Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino B Note such accrued and unpaid interest (to the extent of such reimbursement);

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fourth, to the holders of the Bellagio Hotel and Casino C Notes pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino C Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino C Note such accrued and unpaid interest (to the extent of such reimbursement);

●	fifth, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis, until the note principal balances of the Bellagio Hotel and Casino A Notes have been reduced to zero;

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sixth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through five and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino A Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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seventh, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino B Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eighth, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis, until the note principal balances of the Bellagio Hotel and Casino B Notes have been reduced to zero;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through eight and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino B Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino C Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino B Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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tenth, to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino C Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eleventh, to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis, until the note principal balances of the Bellagio Hotel and Casino C Notes have been reduced to zero;

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twelfth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through eleven and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino C Notes have been reduced, such excess amount will be paid to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino C Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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thirteenth, to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests, any prepayment or yield maintenance premium, to the extent paid by the related borrower;

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fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the BX 2019-OC11 TSA, including, without limitation, to provide reimbursement for interest on advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the Bellagio Hotel and Casino Whole Loan), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests; and

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fifteenth, if any excess amount is available to be distributed in respect of the Bellagio Hotel and Casino Whole Loan, and not otherwise applied in accordance with the foregoing clauses one through fourteen, any remaining amount will be paid pro rata to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in accordance with their respective percentage interests;

provided, that to the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of the related Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Bellagio Hotel and Casino Whole Loan (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), will be allocated to reduce the note principal balances of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in the manner permitted or required by the REMIC provisions (to be applied first to the Bellagio Hotel and Casino A Notes (on a pro rata and pari passu basis), then to the Bellagio Hotel and Casino B Notes (on a pro rata and pari passu basis), and then to the Bellagio Hotel and Casino C Notes (on a pro rata and pari passu basis)).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Bellagio Hotel and Casino Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Bellagio Hotel and Casino Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Bellagio Hotel and Casino Companion Loans.

Certain costs and expenses allocable to the Bellagio Hotel and Casino Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the Bellagio Hotel and Casino Whole Loan may, to the extent allocable to the Bellagio Hotel and Casino Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Bellagio Hotel and Casino Co-Lender Agreement, the controlling noteholder with respect to the Bellagio Hotel and Casino Whole Loan (the “Bellagio Hotel and Casino Controlling Noteholder”) will be the holder of note A-1-S1, provided, that for so long as 25% or more of note A-1-S1 is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of the Bellagio Hotel and Casino Controlling Noteholder is) the related borrower party, the holder of note A-1-S1 (and such party assigned the rights to exercise the rights of the Bellagio Hotel and Casino Controlling Noteholder) will not be entitled to exercise any rights of the Bellagio Hotel and Casino Controlling Noteholder, and there will be deemed to be no Bellagio Hotel and Casino Controlling Noteholder.

The Bellagio Hotel and Casino Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf) will be required to (i) provide copies to the issuing entity and each holder of a Bellagio Hotel and Casino Companion Loan other than the Bellagio Hotel and Casino Controlling Noteholder) (each, a “Bellagio Hotel and Casino Non-Controlling Noteholder”) of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder with respect to any Bellagio Hotel and Casino Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the related Non-Serviced Directing Holder (without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence of a control termination event or a consultation termination event under the BX 2019-OC11 TSA), and (ii) use reasonable efforts to consult with each Bellagio Hotel and Casino Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Bellagio Hotel and Casino Non-Controlling Noteholder requests consultation with respect to any such Bellagio Hotel and Casino Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Bellagio Hotel and Casino Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) business days from the delivery to any Bellagio Hotel and Casino Non-Controlling Noteholder by the Bellagio Hotel and Casino Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf) of written notice of a proposed action, together with copies of the notice, information and reports, the Bellagio Hotel and Casino Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf)will no longer be obligated to consult with such Bellagio Hotel and Casino Non-Controlling

Noteholder, whether or not such Bellagio Hotel and Casino Non-Controlling Noteholder has responded within such ten (10) business day period (unless the Bellagio Hotel and Casino Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf)proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of each Bellagio Hotel and Casino Non-Controlling Noteholder set forth in the immediately preceding sentence, the Bellagio Hotel and Casino Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf) may take any Bellagio Hotel and Casino Major Decision or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) business day period if the Bellagio Hotel and Casino Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the Bellagio Hotel and Casino Whole Loan. In no event will the Non-Serviced Master Servicer or the Non-Serviced Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Bellagio Hotel and Casino Non-Controlling Noteholder.

In addition to the consultation rights described above, pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement, each Bellagio Hotel and Casino Non-Controlling Noteholder will have the right to an annual meeting (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Bellagio Hotel and Casino Whole Loan are discussed.

“Bellagio Hotel and Casino Major Decision” means a “Major Decision” under the BX 2019-OC11 TSA.

Sale of Defaulted Whole Loan

If the Bellagio Hotel and Casino Whole Loan becomes a defaulted mortgage loan under the BX 2019-OC11 TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the BX 2019-OC11 securitization, the related Non-Serviced Special Servicer will be required to sell the Bellagio Hotel and Casino Mortgage Loan and the Bellagio Hotel and Casino Companion Loans, together as notes evidencing one whole loan in accordance with the BX 2019-OC11 TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Bellagio Hotel and Casino Mortgage Loan or any Bellagio Hotel and Casino Companion Loan not included in the BX 2019-OC11 securitization without the consent of the holders thereof (including the issuing entity, as holder of the Bellagio Hotel and Casino Mortgage Loan) (together, the “Bellagio Hotel and Casino Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Bellagio Hotel and Casino Mortgage Loan or such Bellagio Hotel and Casino Companion Loan, as applicable, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents requested by the Bellagio Hotel and Casino Non-Lead Noteholder, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the Bellagio Hotel and Casino Controlling Noteholder, its representative, any Bellagio Hotel and Casino Non-Controlling Noteholders and their representatives are permitted to submit an offer at any sale of the Bellagio Hotel and Casino Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Bellagio Hotel and Casino Co-Lender Agreement, the Bellagio Hotel and Casino Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace any special servicer then acting under the BX 2019-OC11 TSA with respect to the Bellagio Hotel and Casino Whole Loan and appoint a replacement special servicer with respect to the Bellagio Hotel and Casino Whole Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or group of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in January 2020 and ending on the hypothetical Determination Date in February 2020. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Societe Generale Financial Corporation and Starwood Mortgage Capital LLC, are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Societe Generale Financial Corporation and Starwood Mortgage Capital LLC on or about February 19, 2020 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor, Barclays Capital Inc., one of the underwriters and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays), the expected initial Pooled Risk Retention Consultation Party), the expected holder of the VRR Interest and an expected holder of a portion of the F5T-VRR Interest and the expected initial F5 Tower-A Risk Retention Consultation Party. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

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Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

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Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on December 31, 2019, Barclays or its affiliates were the loan sellers in approximately 134 commercial mortgage-backed securitization transactions. Approximately $37.8 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018 and through 2019.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview.  Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus.  The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan.  The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process.  After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation.  The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans.  These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review.  Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus.  In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans.  Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects.  Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.  Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General.  Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office.  Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations.  Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis.  Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated or table funded by Barclays must be approved by a credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements.  Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

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Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii)  where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  Barclays relies on information provided by an independent engineer to make this determination.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●

Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”):  (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing.  Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions.  Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process“ above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above.  In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors.  For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on November 7, 2019 in connection with it being a securitizer of certain types of mortgage loans.  Barclays’ Central Index Key is 0001549574.  It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) is expected to retain the VRR Interest and $3,941,000 of the Certificate Balance of the F5T-VRR Interest. In addition, Barclays or its affiliates may retain or own in the future certain classes.  Any such party will have the right to dispose of any such certificates (other than the VRR Interest and its portion of the F5T-VRR Interest) at any time.  Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) will be required to retain the VRR Interest and its portion of the F5T-VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.  See “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates.  The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.  Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays.  Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January, 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions.  Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity.  The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

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Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self-storage and industrial properties.  These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

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Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in.  Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2019, Societe Generale Financial Corporation securitized 71 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $1.84 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines.  Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization.  Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General.  Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis.  Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization.  Prior to closing loans, a credit memorandum is produced and delivered to the credit committee.  If deemed appropriate a member of the real estate credit department will visit the subject property.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio.  Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time.  The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio.  Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements.  Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

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Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

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Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

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Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

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Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report.  Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II environmental site assessment be obtained, Societe Generale Financial Corporation generally requires such Phase II environmental site assessment to be obtained.

Physical Condition Report.  Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm.  Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy.  The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors.  Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions.  Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above.  In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors.  None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview.  In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans.  The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database.  To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans.  The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process.  After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph.  The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation.  Societe Generale Financial Corporation, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans.  These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;

●

comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review.  Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus.  In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents.  In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy.  If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution.  Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects.  Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on August 9, 2019. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including December 31, 2019 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 14, 2019.  SGNY’s Central Index Key number is 0001238163.  With respect to the period from and including January 1, 2012 to and including December 31, 2019, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC“ and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization.  The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”.  Starwood was formed to invest in commercial real estate debt.  The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of LNR Partners, LLC, the special servicer of the 650 Madison Avenue Mortgage Loan (6.6%).

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the certificate administrator and trustee, and SMC, which is a sponsor, an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans (22.2%).  In addition, pursuant to interim custodial arrangements between Wells Fargo Bank, National Association and SMC, Wells Fargo Bank, National Association acts as interim custodian with respect to 18 of the SMC Mortgage Loans (18.9%).

Starwood’s Securitization Program

This is the 86th commercial mortgage securitization to which Starwood is contributing loans.  Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $12.56 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Starwood’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects.  Starwood also determined that the SMC Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwritten in accordance with Starwood’s underwriting criteria, except as described in “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.  SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Starwood’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors“ section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

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Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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Taxes.  Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Starwood’s Underwriting Guidelines

The 404-406 Broadway Mortgage Loan (1.7%) was originated subject to an exception from SMC’s underwriting guidelines and procedures due to the fact that the U/W NCF Debt Yield of 7.2% is lower than the 8.0% U/W NCF Debt Yield required by SMC’s underwriting guidelines for retail and office properties.  SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the Mortgaged Property’s location in a submarket with a relatively low vacancy rate, and (ii) a 100% occupancy rate at the Mortgaged Property.  Certain characteristics of the Mortgage Loan can be found on Annex A-1.  Based on the foregoing, SMC approved inclusion of the Mortgage Loan in this transaction.

The 101 Stanton Street Mortgage Loan (1.2%) was originated subject to an exception from SMC’s underwriting guidelines and procedures due to the fact that the U/W NCF Debt Yield of 6.5% is lower than the 7.0% U/W NCF Debt Yield required by SMC’s underwriting guidelines for multifamily properties.  SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the borrower sponsor’s experience in the local real estate industry, (ii) the Mortgaged Property’s location in a submarket with relatively low vacancy rates, (iii) a 100% occupancy rate at the Mortgaged Property and (iv) the borrower sponsor’s investment in the Mortgaged Property through renovations and capital improvements.  Certain characteristics of the Mortgage Loan can be found on Annex A-1.  Based on the foregoing, SMC approved inclusion of the Mortgage Loan in this transaction.

The 251 East 10th Street Mortgage Loan (0.6%) was originated subject to an exception from SMC’s underwriting guidelines and procedures due to the fact that the U/W NCF Debt Yield of 6.6% is lower than the 7.0% U/W NCF Debt Yield required by SMC’s underwriting guidelines for multifamily properties.  SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the borrower sponsor’s experience in the local real estate industry, (ii) a 100% occupancy rate at the Mortgaged Property and (iii) the Mortgaged Property’s location in a submarket with a relatively low vacancy rate.  Certain characteristics of the Mortgage Loan can be found on Annex A-1.  Based on the foregoing, SMC approved inclusion of the Mortgage Loan in this transaction.

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above, none of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 7, 2019. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that LNR Partners currently acts as special servicer under the MAD 2019-650M securitization, pursuant to which the 650 Madison Avenue Mortgage Loan is serviced. In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions.  Any such party will have the right to dispose of such certificates at any time.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC.  The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities.  The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator, which is an indirect wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales, the expected holder of the VRR Interest and one of the expected holders of the FT5-VRR Interest (in each case, as a “majority-owned affiliate” of Barclays), the initial Pooled Risk Retention Consultation Party and the expected F5 Tower-A Risk Retention Consultation Party.  The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans.  The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence.  The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations.  On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller (and the Trust Subordinate Companion Loan from Barclays and GACC) and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA.  The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2020-C6 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and the Trust Subordinate Companion Loan and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus.  Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments.  The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support.  The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”.  The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer.  A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and the Certificate Administrator” and “—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested.  The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor.  The fiscal year of the issuing entity is the calendar year.  The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans and the Trust Subordinate Companion Loan to the issuing entity.  The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers and the Trust Subordinate Companion Loan from Barclays and GACC, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee, the certificate administrator, the custodian and the 17g-5 Information Provider under the PSA.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion  in assets and approximately 261,000 employees as of September 30, 2019, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC:  N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of September 30, 2019, Wells Fargo Bank was acting as trustee on approximately 389 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $163 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of September 30, 2019, Wells Fargo Bank was acting as securities administrator with respect to more than $506 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of September 30, 2019, Wells Fargo Bank was acting as custodian of more than 272,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsors or an affiliate of the sponsors and one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function.  An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018.  The affected distributions were revised to correct the error before the next distribution date.

Beginning on June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank, in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts.  The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. In November 2018, Wells Fargo Bank reached an agreement, in which it denied any wrongdoing, to resolve such claims on a classwide basis for the 271 RMBS trusts at issue.  On May 6, 2019, the court entered an order approving the settlement agreement.  Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning several RMBS trusts in New York federal and state court are not covered by the agreement. With respect to such litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank set forth under this heading “—The Trustee and the Certificate Administrator” has been provided by Wells Fargo Bank.  None of the depositor, the underwriters or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Wells Fargo Bank and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA.  For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer and Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland is also expected to be appointed to act as an initial special servicer under the PSA and in this capacity is expected to be responsible for the servicing and administration of the applicable Specially Serviced Loans and any associated REO Properties, and generally, will review, evaluate and provide or withhold consent as to certain Major Decisions. Generally, Midland will process Major Decisions, and will perform certain enforcement actions relating to the Mortgage Loans (other than any Excluded Special Servicer Loan or Non-Serviced Mortgage Loan) and Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., Morningstar Credit Ratings, LLC, DBRS Morningstar and Kroll Bond Rating Agency, Inc. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business and Morningstar Credit Ratings, LLC. For each category, S&P Global Ratings, a Standard & Poor’s Financial Services LLC business ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch Ratings, Inc. rates Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of December 31, 2019, Midland was master and/or primary servicing approximately 35,022 commercial and multifamily mortgage loans with a principal balance of approximately $550 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,379 of such loans, with a total principal balance of approximately $219 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2017 to 2019.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2017	2018	2019
CMBS	$162	$181	$219
Other	$323	$352	$352
Total	$486	$533	$606

As of December 31, 2019, Midland was named the special servicer in approximately 376 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $171 billion. With respect to such transactions as of such date, Midland was administering approximately 132 assets with an outstanding principal balance of approximately $1.4 billion.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2017 to 2019.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2017	2018	2019
Total	$145	$158	$171

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity.  In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland is also expected to be the master servicer under the Benchmark 2020-B16 PSA, which governs the servicing and administration of the Kings Plaza Whole Loan (until the securitization of the related controlling Pari Passu Companion Loan).

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing holder, any Companion Loan holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and the related Intercreditor Agreement and limitations on the right of such person to replace the special servicer. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date.  The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

Pursuant to a servicing agreement between an affiliate of Barclays Capital Real Estate Inc., on the one hand, and Midland, on the other hand, Midland acts as servicer with respect to certain unrelated mortgage loans.

KKR Real Estate Credit Opportunity Partners II L.P. or one of its affiliates is expected to serve as the initial Directing Certificateholder (other than with respect to the F5 Tower Whole Loan), and has engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements....”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting.  Midland is currently remediating the Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

The foregoing information regarding Midland under this section titled “—The Master Servicer and the Special Servicer” has been provided by Midland.  None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer and as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA.  Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”.  The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.  The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The special servicer will not have primary responsibility for custody services or original documents evidencing the Mortgage Loans or the Companion Loans.  The special servicer may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Companions Loans or otherwise.  To the extent that the special servicer has custody of any such document for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

The special servicer will not have any material advancing rights or any advancing obligations.  In certain instances, the special servicer may have the right to make property related property protection advances in emergency situations.

The roles and responsibilities of the special servicer are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

Midland, in its capacity as master servicer and special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA.  Certain terms of the PSA regarding the master servicer’s or the special servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”.  The master servicer’s and the special servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s and the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of December 31, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 189 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $154 billion. As of December 31, 2019, Pentalpha Surveillance was acting as asset representations reviewer for 75 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $69 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer.  For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer“ and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

The Affiliated Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is the current special servicer  under the MAD 2019-650M TSA which governs the servicing for the for the 650 Madison Avenue Whole Loan.  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

STWD and its affiliates hold and manage over $13.0 billion of debt and equity commercial real estate investments.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the MAD 2019-650M TSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties.  LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years.  The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 185 as of December 31, 2019.

More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion; and

●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion.

As of December 31, 2019, LNR Partners has resolved approximately $78 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018 and approximately $2.6 billion of U.S. commercial and multifamily mortgage loans through December 31, 2019.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina.  As of December 31, 2019, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,425 assets across the United States with a then current face value of approximately $93.9 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing.  LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.

After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the MAD 2019-650M TSA for assets of the same type included in this securitization transaction.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the MAD 2019-650M TSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the certificates.  Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer.  Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans.  On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standard under the MAD 2019-650M TSA.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in MAD 2019-650M securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than Starwood Mortgage Capital LLC (“SMC”)), any originator (other than SMC) or any significant obligor.  LNR Partners, however, is an affiliate of SMC, one of the sponsors, originators and mortgage loan sellers.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer for MAD 2019-650M securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years.  In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above or in the “Credit Risk Retention” section, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the Trust or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the MAD 2019-650M TSA).  However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions.  Any such party will have the right to dispose of such certificates at any time.

The information set forth under this sub-heading “—The Affiliated Special Servicer” regarding LNR Partners, LLC has been provided by LNR Partners, LLC.

The MRCD 2019-PARK Master Servicer, the MRCD 2019-PARK Special Servicer, the MAD 2019-650M Master Servicer, the Benchmark 2020-B16 Special Servicer, the BANK 2020-BNK25 Special Servicer and the BX 2019-OC11 Master Servicer

KeyBank National Association, a national banking association (“KeyBank”), is (i) the Non-Serviced Master Servicer and the Non-Serviced Special Servicer with respect to the Parkmerced Whole Loan under the MRCD 2019-PARK PSA, (ii) the Non-Serviced Master Servicer of the 650 Madison Avenue Whole Loan under the MAD 2019-650M TSA, (iii) expected to be the Non-Serviced Special Servicer of the Kings Plaza Whole Loan under the Benchmark 2020-B16 PSA, (iv) expected to be the Non-Serviced Special Servicer of the 545 Washington Boulevard Whole Loan under the BANK 2020-BNK25 PSA and (v) the Non-Serviced Master Servicer of the Bellagio Hotel and Casino Whole Loan under the BX 2019-OC11 TSA.

KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank is not an affiliate of the issuing entity, the depositor, the Mortgage Loan Sellers, the master servicer, the trustee, the certificate administrator, the operating advisor, or the asset representations reviewer.  The principal servicing offices of KeyBank are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/17	12/31/18	12/31/19
By Approximate Number	16,654	16,281	18,882

By Approximate Aggregate Principal Balance (in billions)	$197.6	$239.0	$289.6

Within this servicing portfolio are, as of December 31, 2019, approximately 11,073 loans with a total principal balance of approximately $203.0 billion that are included in approximately 771 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2019, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage-backed securities transactions since 1998.  As of December 31, 2019, KeyBank was named as special servicer with respect to commercial mortgage loans in 281 commercial mortgage-backed securities transactions totaling approximately $111.4 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 86 commercial mortgage loans with an aggregate outstanding principal balance of approximately $778.3 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019
By Approximate Number of Transactions	177	211	281
By Approximate Aggregate Principal Balance (in billions)	$71.1	$86.7	$111.4

KeyBank has resolved over $12.7 billion of U.S. commercial mortgage loans over the past 10 years, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, $1.89 billion of U.S. commercial mortgage loans during 2012, $2.69 billion U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015, $263.6 million of U.S. commercial mortgage loans during 2016, $225 million of U.S. commercial mortgage loans during 2017, $123.4 million of U.S. commercial mortgage loans during 2018 and $318.7 million of U.S. commercial mortgage loans during 2019.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”).  Moody’s does not assign specific ratings to servicers.  KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer.  Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer.  Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer.  S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows KeyBank to process mortgage servicing activities including:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v)

generating various reports.  KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans.  The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2
Long Term Deposits	N/A	A	Aa3
Short Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the applicable Non-Serviced PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB.  These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the applicable Non-Serviced PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry.  For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.  Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to certain of the Non-Serviced Whole Loans and any related REO property.  Additionally, KeyBank may from time to time perform some of its servicing obligations under the applicable Non-Serviced PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO property.  KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the applicable Non-Serviced PSA as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank in connection with any REO Property held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the Non-Serviced Whole Loans it is performing any primary servicing or special servicing.  KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving such Non-Serviced Whole Loans or otherwise.  To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.  KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the applicable Non-Serviced Whole Loan pursuant to the applicable Non-Serviced PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

The foregoing information regarding KeyBank under this section titled “—The MRCD 2019-PARK Master Servicer, the MRCD 2019-PARK Special Servicer, the MAD 2019-650M Master Servicer, the Kings Plaza Special Servicer, the 545 Washington Boulevard Special Servicer and the Bellagio Hotel and Casino Master Servicer” has been provided by KeyBank. None of the depositor, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Credit Risk Retention

General

This securitization transaction consisting of the issuance of the Pooled Certificates is required to comply with the Credit Risk Retention Rules. Barclays has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●

The Retaining Sponsor (through its “majority-owned affiliate”, Barclays Bank PLC) is expected to acquire on the Closing Date an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity that will consist of a “single vertical security” (as defined in the Credit Risk Retention Rules) with an expected initial Certificate Balance of $24,200,000, representing approximately 2.7% of all classes of Pooled Principal Balance Certificates and the VRR Interest (the “VRR Interest”); and

●

KKR CMBS II Aggregator Type 1 L.P. or its affiliate (the “Third-Party Purchaser”) is expected to purchase for cash the Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $57,188,147 representing approximately 2.4% of the aggregate fair value of all Classes of Pooled Regular Certificates.  The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

The Retaining Sponsor and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) are collectively referred to herein as the “Retaining Parties”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the EU Securitization Regulation.  In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the EU Securitization Regulation.  Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation.  Consequently, the certificates may not be a suitable investment for investors who are subject to the EU Securitization Regulation.  See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Parties, the Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Parties, the Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%.  The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Pooled Non-VRR Certificates (as a collective whole).  On each Distribution Date, the portion of Pooled Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Pooled Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Pooled Non-VRR Certificates will be the product of such Pooled Aggregate Available Funds multiplied by the Non-VRR Percentage.  In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Pooled Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the sum of (i) the product of the VRR Percentage multiplied by the Pooled Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Available Funds”).

The “VRR Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Available Funds”).

Allocation of Pooled VRR Realized Losses

In addition, on each Distribution Date, any Pooled VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such Pooled VRR Realized Loss.

The “Pooled VRR Realized Loss“, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that Pooled VRR Realized Losses previously allocated to the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed Pooled VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the Pooled VRR Realized Loss Interest Distribution Amount for such Distribution Date; provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Trust Subordinate Companion REMIC, in compliance with the Code and applicable Treasury regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, Treasury regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-VRR Percentage“ is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Allocation Percentage“ will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Distribution Amount“ with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Pooled Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second, Twenty-fifth, Twenty-eighth and Thirty-first in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Percentage“ will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Pooled Principal Balance Certificates and the initial Certificate Balance of the VRR Interest.

The initial Certificate Balance of the VRR Interest is subject to change depending on the final pricing of all Classes of Pooled Regular Certificates with the final initial Certificate Balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5.  If the initial Certificate Balance of the VRR Interest is reduced, the initial Certificate Balance of each Class of Pooled Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such reduction in the initial Certificate Balance of the VRR Interest, and the VRR Percentage will decrease and the Non-VRR Percentage will increase.  If the initial Certificate Balance of the VRR Interest is increased, the initial Certificate Balance of each Class of Pooled Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such increase in the initial Certificate Balance of the VRR Interest, and the VRR Percentage will increase and the Non-VRR Percentage will decrease.

The “VRR Principal Distribution Amount“ with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Pooled Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, Twenty-sixth, Twenty-ninth and Thirty-second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Pooled VRR Realized Loss Interest Distribution Amount“, with respect to any Distribution Date, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Pooled Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh, Thirtieth and Thirty-third in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holders of the VRR Interest in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

HRR Certificates

General

The Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance	Estimated Range of Fair Values of the HRR Certificates (in % and $)(1)(2)	Expected Purchase Price(3)
Class F-RR	$ 8,798,000	0.3580% - 0.3784% / $3,399,072	38.6346%
Class G-RR	$ 13,198,000	0.5371% - 0.5677% / $5,098,994	38.6346%
Class H-RR	$ 8,798,000	0.3580% - 0.3784% / $3,399,072	38.6346%
Class J-RR	$ 9,897,000	0.4028% - 0.4257% / $3,823,666	38.6346%
Class NR-RR	$ 16,497,147	0.6714% - 0.7096% / $6,373,606	38.6346%

(1)

The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the Pooled Certificates issued by the issuing entity and as a dollar amount.  For a description of the manner in which the sponsors determined the estimated fair value of the Pooled Certificates, see “—Determination of Horizontal Amount of Required Credit Risk Retention” below.

(2)

The fair value dollar amount of the Yield-Priced Principal Balance Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Credit Risk Retention—Calculation of Estimated Fair Value of All Certificates”. The fair value of the other Pooled Regular Certificates is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Swap-Priced Expected Price” below.

(3)

Expressed as a percentage of the expected initial Certificate Balance of each class of Yield-Priced Principal Balance Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Yield-Priced Principal Balance Certificates to be acquired by the Third Party Purchaser is approximately $22,094,411 excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $46,601,628, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the Pooled Certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of Pooled Certificates (other than the Class R Certificates) and as a dollar amount) of the Yield-Priced Principal Balance Certificates that were retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of Pooled Certificates (other than the Class R Certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences.  Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Pooled Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Principal Balance Certificates (in reverse sequential order), second, to the Class E certificates, third, to the Class D certificates, fourth, to the Class C certificates, fifth, to the Class B certificates, sixth, to the Class A-S certificates, and seventh, to the Senior Certificates (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of Yield-Priced Principal Balance Certificates identified in the table above in this “—HRR Certificates“ section, see “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Third Party Purchaser

It is anticipated that KKR CMBS II Aggregator Type 1 L.P., a Delaware limited partnership (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table above under “—Eligible Horizontal Residual Interest—General”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

KKR CMBS II Aggregator Type 1 L.P. (“KKR Aggregator”), a Delaware limited partnership, is expected, to (i) act as the initial Third Party Purchaser and (ii) retain the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class NR-RR and Class S certificates.

KKR Aggregator was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”).  As of September 30, 2019, KKR Aggregator has purchased three offerings of CMBS B-Piece Securities subsequent to the implementation of the Credit Risk Retention Rules. KKR Aggregator is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 23 years of CMBS experience as of September 30, 2019. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of September 30, 2019, funds advised by KKR own 70 separate real estate credit investments. As of September 30, 2019, KKR is responsible for approximately $208 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Solely for its own purposes and benefit, the Third Party Purchaser has completed an independent review of the credit risk of each mortgage loan.  The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans.  Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third Party Purchaser.  The Third Party Purchaser performed its due diligence solely for its own benefit. The Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence.  Third Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus.  The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors and other third parties are not entitled to rely on in any way the Third Party Purchaser’s due diligence or acceptance of a mortgage loan.  The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Yield-Priced Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C Class D and Class E Certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR Certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D Certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of Certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

The Third Party Purchaser is expected to purchase the Yield-Priced Principal Balance Certificates identified in the table above that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Swap-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced

Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”.  On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates.  The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations.  For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”.  The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	1.269%	1.600%	1.900%
3YR	1.233%	1.578%	1.909%
4YR	1.213%	1.578%	1.928%
5YR	1.209%	1.596%	1.964%
6YR	1.216%	1.621%	1.985%
7YR	1.220%	1.645%	2.032%
8YR	1.231%	1.675%	2.068%
9YR	1.246%	1.705%	2.103%
10YR	1.261%	1.735%	2.139%

Based on the swap yield curve, the Retaining Sponsor will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.400%	0.450%	0.600%
Class A-2	0.600%	0.650%	0.800%
Class A-3	0.730%	0.780%	0.880%
Class A-4	0.750%	0.800%	0.900%
Class A-SB	0.650%	0.700%	0.800%
Class A-S	1.050%	1.100%	1.200%
Class B	1.250%	1.350%	1.450%
Class C	1.700%	1.750%	1.900%
Class D	2.500%	2.600%	2.750%
Class E	3.250%	3.400%	3.750%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing.  For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below.  The Retaining Sponsor identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.63772%	2.03113%	2.50783%
Class A-2	1.80963%	2.24319%	2.75836%
Class A-3	1.98800%	2.50902%	3.01181%
Class A-4	2.00904%	2.53108%	3.03429%
Class A-SB	1.87451%	2.35743%	2.84675%
Class A-S	2.30958%	2.83216%	3.33560%
Class B	2.50958%	3.08217%	3.58561%
Class C	2.96042%	3.48383%	4.03760%
Class D	3.76084%	4.33466%	4.88860%
Class E	4.51083%	5.13466%	5.88860%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency.  A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating.  Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates, or the b-piece buyer, if applicable (the “Constraining Level”).  In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Yield-Priced Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes.  The Certificate Balance for the class of Swap-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates (other than the Class D and Class E Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions.  The Target Price that was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below.  The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100%
Class A-2	103%
Class A-3	101%
Class A-4	104%
Class A-SB	103%
Class A-S(1)	103%
Class B(1)	103%
Class C(1)	100%

(1)	The Target Price may not be realized with respect to any of Class A-S, Class B or Class C certificates if such class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class D and Class E Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be 2.4%, which was set based on expected market demand for the Class D, Class E and Class X-D Certificates. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.655%	2.051%	2.530%
Class A-2	2.470%	2.911%	3.434%
Class A-3	2.101%	2.622%	3.125%
Class A-4	2.346%	2.874%	3.382%
Class A-SB	2.315%	2.804%	3.300%
Class A-S	2.649%	3.176%	3.601%(1)
Class B	2.851%	3.429%	3.601%(1)
Class C	2.955%	3.474%	3.601%(1)
Class D	2.400%	2.400%	2.400%
Class E	2.400%	2.400%	2.400%

(1)	Based on the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. However, if the Assumed Certificate Coupon for any class of Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Swap-Priced Expected Prices for each class of Swap-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons.  The lower the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of Swap-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”.  On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates.  The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations.  For an expected range of values at specified points along the treasury yield curve, see the table below titled

“Range of Treasury Yield Curve Values”.  The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	1.317%	1.695%	2.076%
10YR	1.342%	1.777%	2.177%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus.  The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.100%	1.200%	1.500%
Class X-B	1.000%	1.100%	NAP
Class X-D	2.000%	2.250%	2.800%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread.  For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below.  The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.42969%	2.93684%	3.62786%
Class X-B	2.33883%	2.86653%	NAP
Class X-D	3.33910%	4.01755%	4.96541%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest–Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield.  The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons.  The lower the Assumed Certificate Coupon for the Pooled Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Pooled Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Pooled Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each such class of Yield-Priced Principal Balance Certificates.  The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield of 16.200% in the low-yield scenario or 16.500% in the base-case and high-yield scenarios (inclusive of agreed upon price adjustments, if applicable) for each class of Yield-Priced Principal Balance Certificates an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Modeling Assumptions and 0% CPY, each as agreed to among the Retaining Sponsor and the Third Party Purchaser.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate

Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of Pooled Certificates (other than the Class R Certificates) by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount.  The Retaining Sponsor determined the range of estimated fair values for each class of Pooled Certificates based on the low estimate and high estimate of expected prices.

Range of Estimated Fair Values for the Pooled Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$ 14,351,742	$ 14,351,842	$ 14,351,900
Class A-2	$ 91,050,851	$ 91,049,790	$ 91,048,376
Class A-3(1)	$ 232,294,710	$ 232,282,520	$ 232,293,100
Class A-4(1)	$ 263,977,210	$ 263,983,105	$ 263,986,693
Class A-SB	$ 27,614,220	$ 27,612,986	$ 27,614,139
Class X-A	$ 17,729,435	$ 41,548,514	$ 66,681,842
Class X-B	$ 0	$ 5,700,801	$ 13,977,116
Class X-D	$ 2,884,170	$ 3,009,742	$ 3,104,611
Class A-S	$ 108,611,838	$ 108,731,350	$ 108,742,119
Class B	$ 37,685,452	$ 38,511,554	$ 38,512,526
Class C	$ 33,115,605	$ 34,089,511	$ 34,090,091
Class D	$ 9,751,863	$ 10,225,497	$ 10,744,132
Class E	$ 13,031,914	$ 13,890,599	$ 14,650,570
Class F-RR	$ 3,399,072	$ 3,399,072	$ 3,466,782
Class G-RR	$ 5,098,995	$ 5,098,994	$ 5,200,566
Class H-RR	$ 3,399,072	$ 3,399,072	$ 3,466,782
Class J-RR	$ 3,823,666	$ 3,823,666	$ 3,899,834
Class NR-RR	$ 6,373,607	$ 6,373,606	$ 6,500,569
Class S	$ 0	$ 0	$ 0
VRR Interest	$ 24,045,701	$ 24,950,345	$ 25,919,918

(1)

The approximate initial Certificate Balances of the Class A-3 and Class A-4 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-3 Certificates are expected to be within a range of $0 and $230,000,000 and the respective initial Certificate Balances of the Class A-4 Certificates are expected to be within a range of $256,300,000 and $486,300,000.  In the event that the Class A-4 certificates are issued with an initial Certificate Balance of $486,300,000, the Class A-3 certificates will not be issued and the Class A-4 certificates will be renamed Class A-3. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 Certificates is expected to be approximately $486,300,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-3 Certificates is assumed to be $230,000,000 and the Certificate Balance of the Class A-4 Certificates is assumed to be $256,300,000.

The estimated range of fair value for all the Pooled Certificates is approximately $898,239,123 to $968,251,665.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” related to its ownership of the Yield-Priced Principal Balance Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Yield-Priced Principal Balance Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until on and after the fifth anniversary of the Closing Date.  On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Pooled Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Pooled Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date or (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §244.7(b)(8)(i) of the Credit Risk Retention Rules.

In addition, neither the Retaining Parties nor their respective affiliates intend to transfer the VRR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to the VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and

●

issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major

Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of HRR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA.  As a result of Pentalpha Surveillance’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, Societe Generale Financial Corporation and SMC, will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”).

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Societe Generale Financial Corporation and SMC determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Societe Generale Financial Corporation or SMC, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Societe Generale Financial Corporation or SMC, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property.  However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Societe Generale Financial Corporation and SMC based its decisions will in fact sufficiently mitigate those risks.  In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity.  The assets of the issuing entity will consist of:  (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans (and in the case of Barclays and GACC, the Trust Subordinate Companion Loan) it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2020-C6 will consist of the following classes:  the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class NR-RR, Class S, Class R, Class F5T-A, Class F5T-B, Class F5T-C and Class F5T-D certificates and the VRR Interest and the F5T-VRR Interest.

The Class X-A, Class X-B and Class X-D certificates are referred to collectively in this prospectus as the “Class X Certificates“.  The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates“.  The Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates“.  The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates“.  The Class F5T-A, Class F5T-B, Class F5T-C and Class F5T-D Certificates and F5T-VRR Interest are referred to collectively in this prospectus as the “Loan-Specific Certificates”. The Senior Certificates, the Subordinate Certificates and the VRR Interest are collectively referred to in this prospectus as the “Pooled Regular Certificates”, which along with the Loan-Specific Certificates, are collectively referred to in this prospectus as the “Regular Certificates”.  The Senior Certificates, the Subordinate Certificates, the Class S

Certificates and the VRR Interest are collectively referred to in this prospectus as the “Pooled Certificates“.  The Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Pooled Principal Balance Certificates“.  The Pooled Principal Balance Certificates and the Loan-Specific Certificates (excluding the F5T-VRR Interest) are collectively referred to in this prospectus as the “Principal Balance Certificates”.  The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates“.  The Pooled Certificates (other than the VRR Interest and Residual Certificates) are collectively referred to in this prospectus as the “Pooled Non-VRR Certificates”.

As further described in this prospectus:

●	the primary source for payments of principal and interest on the Pooled Non-VRR Certificates and the VRR Interest will be amounts received by the issuing entity in respect of the Mortgage Loans; and

●	the primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Trust Subordinate Companion Loan.

Upon initial issuance, the Pooled Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$ 14,352,000
A-2	$ 88,400,000
A-3	(2)
A-4	(2)
A-SB	$ 26,810,000
X-A	$ 615,862,000
X-B	$ 177,060,000
A-S	$ 105,576,000
B	$ 37,392,000
C	$ 34,092,000
Non-Offered Pooled Certificates
X-D	$ 29,693,000
D	$ 12,097,000
E	$ 17,596,000
F-RR	$ 8,798,000
G-RR	$ 13,198,000
H-RR	$ 8,798,000
J-RR	$ 9,897,000
NR-RR	$ 16,497,147
VRR Interest	$ 24,200,000
S	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)

The approximate initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-3 certificates are expected to be within a range of $0 and $230,000,000, and the respective initial certificate balances of the Class A-4 certificates are expected to be within a range of $256,300,000 and $486,300,000.  The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $486,300,000, subject to a variance of plus or minus 5%. In the event that the Class A-4 certificates are issued with an initial Certificate Balance of $486,300,000, the Class A-3 certificates will not be issued and the Class A-4 certificates will be renamed Class A-3.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates and the VRR Interest outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each class of Pooled Principal Balance Certificates and the VRR Interest will be reduced by any distributions of principal actually made on, and by any Pooled Certificate Realized Losses or Pooled VRR Realized Losses, as applicable, actually allocated to, that class of Pooled Principal Balance Certificates or the VRR Interest on that Distribution Date. On each Distribution Date, the Certificate Balance of each class of Loan-Specific Certificates (other than the F5T-VRR Interest) and the F5T-VRR Interest will be reduced by any distributions of principal actually made on, and by any F5 Tower Non-VRR Realized Losses or F5 Tower VRR Realized Losses, as applicable, actually allocated to, that class of Loan-Specific Certificates (other than the F5T-VRR Interest) or the F5T-VRR Interest on that Distribution Date.  In the event that Pooled Certificate Realized Losses or Pooled VRR Realized Losses, as applicable, previously allocated to a class of Pooled Principal Balance Certificates or the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Pooled Principal Balance Certificates or VRR Interest may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions“ below and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”).  The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time.  The initial Notional Amount of the Class X-A certificates will be approximately $615,862,000.  The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time.  The initial Notional Amount of the Class X-B certificates will be approximately $177,060,000.  The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D and Class E certificates outstanding from time to time.  The initial Notional Amount of the Class X-D certificates will be approximately $29,693,000.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”).  The certificates (other than the Class S certificates and the rights of the VRR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”).  The Trust Subordinate Companion Loan  will be held by the trust subordinate companion REMIC (the “Trust Subordinate Companion REMIC”) (collectively with the Lower-Tier REMIC and the Upper-Tier REMIC, the “Trust REMICs”).  The Class S certificates and the VRR Interest will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”).  The “Determination Date“ will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in March 2020.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date.  With respect to any Distribution Date, the “Record Date“ will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.  These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder.  The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.  All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest“ evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”).  The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.  The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Account, the Gain-on-Sale Reserve Account and the VRR Certificate Gain-on-Sale Reserve Account may not be invested; provided, that if Wells Fargo Bank, National Association, is not the certificate administrator, such funds may be invested in Permitted Investments.  The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions made on the Pooled Certificates, the VRR Interest and the Class R certificates, the Pooled Aggregate Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates the F5 Tower Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates (including the VRR Interest) and the Class R Certificates on each Distribution Date (the “Pooled Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loan):

(a)     the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●

all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●

with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;

●	all amounts deposited in the Collection Account in error; and

●

any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)     if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)     all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders);

(d)     with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)     with respect to the Distribution Date in March 2020, the Interest Deposit Amount (net of an amount accrued at the Administrative Cost Rate) applicable to the Mortgage Loans.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates (including the F5T-VRR Interest) and the Class R certificates on each Distribution Date (with respect to such Distribution Date, the “F5 Tower Available Funds”) will, in general, equal the sum of the following amounts

(without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)     the aggregate amount of all cash received on the Trust Subordinate Companion Loan and any related REO Property (including Compensating Interest Payments with respect to the Trust Subordinate Companion Loan required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●

all Periodic Payments and any balloon payments paid by the borrower with respect to the Trust Subordinate Companion Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;

●

with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amounts related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and Prepayment Premiums with respect to the Trust Subordinate Companion Loan;

●	all amounts deposited in the Collection Account in error; and

●

any late payment charges or accrued interest on the Trust Subordinate Companion Loan actually collected thereon and allocable to the default interest rate for the Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)     if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)     P&I Advances on the Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)     with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA; and

(e)     with respect to the Distribution Date in March 2020, the Interest Deposit Amount (net of an amount accrued at the Administrative Cost Rate) applicable to the Trust Subordinate Companion Loan.

The amount available for distribution to holders of the Pooled Non-VRR Certificates on each Distribution Date (with respect to such Distribution Date, the “Pooled Available Funds”) will, in general, equal the Non-VRR Percentage of the Pooled Aggregate Available Funds for such Distribution Date.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Pooled Regular Certificates (other than the VRR Interest) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-VRR Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-VRR Percentage, and (ii) any Pooled Certificate Realized Losses and Pooled VRR Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale-Remittance Amount as part of the definition of Pooled Available Funds and the VRR Certificate Gain-on-Sale Remittance Amount as part of the definition of VRR Available Funds.

The “Collection Period“ for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs.  Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date“ means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount”  for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Certificates (other than the VRR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)     prior to the Cross-Over Date:

(a)

to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)

to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)

to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)

to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)

to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)

to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Thirty-first, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Thirty-second, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates have been reduced to zero, to the Class NR-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirty-third, to the Class NR-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed; and

Thirty-fourth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date“ means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Pooled Certificate Realized Losses to those certificates.

Reimbursement of previously allocated Pooled Certificate Realized Losses or Pooled VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred):  (i) the VRR Percentage of the amount of such recovery will be added to the Certificate Balance of the VRR Interest, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed Pooled VRR Realized Loss previously allocated to the VRR Interest; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in
“—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Pooled Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the VRR Certificate Interest Distribution Account will increase as a result of such increase).  If the Certificate Balance of any class of Principal Balance Certificates or the VRR Interest is so increased, the amount of unreimbursed Realized Losses or Pooled VRR Realized Loss, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Pooled Non-VRR Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class NR-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate for the related Distribution Date.

The Pass-Through Rate for each of the Class F5T-A, Class F5T-B, Class F5T-C and Class F5T-D Certificates for any Distribution Date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the net mortgage rate on the Trust Subordinate Companion Loan, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the net mortgage rate on the Trust Subordinate Companion Loan, or (iv) a variable rate per annum equal to the net mortgage rate on the Trust Subordinate Companion Loan minus a specified percentage.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the F5T-VRR Interest will be the Net Mortgage Rate on the Trust Subordinate Companion Loan for the related Distribution Date.

The “WAC Rate“ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate“ for each Mortgage Loan (including any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.  Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable; provided that, for purposes of calculating Pass-Through Rates and the WAC Rate with respect to the Distribution Date in March 2020, the Interest Deposit Amount will be included in determining the Net Mortgage Rate of the Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate“ as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate“ with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount“ with respect to any Distribution Date and each class of Pooled Regular Certificates (other than the VRR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Aggregate Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount“ with respect to any Distribution Date and any class of Pooled Regular Certificates (other than the VRR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date.  Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall“ with respect to any Distribution Date for any class of Pooled Regular Certificates (other than the VRR Interest) will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period“ for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount“ for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loan):

(a)     the Scheduled Principal Distribution Amount for that Distribution Date,

(b)     the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)     the Principal Shortfall for such Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)     Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)     Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates (other than the VRR Interest) will equal the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount“ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each

Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above.  The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount“ for each Distribution Date will equal the aggregate of the following:  (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment“ for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall“ for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holder of the Pooled Principal Balance Certificates in respect of such Aggregate Principal Distribution Amount.

The “Class A-SB Planned Principal Balance“ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions.  See “Yield and Maturity Considerations—Weighted Average Life”.  Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions.  Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance“ of each Mortgage Loan and Trust Subordinate Companion Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)       the principal portion of each Periodic Payment due on such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)      all principal prepayments received with respect to such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan or Trust Subordinate Companion Loan) and Liquidation Proceeds received with respect to such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)     any reduction in the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or Trust Subordinate Companion Loan or a modification of such Mortgage Loan or Trust Subordinate Companion Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)       the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date.  On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan, Trust Subordinate Companion Loan or REO Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Pooled Certificate Realized Losses and Pooled VRR Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans.  Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance.  Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.  Amounts relating to the REO Property or REO Loan in respect of the Trust Subordinate Companion Loan will only be available to holders of the Loan-Specific Certificates.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) the holders of the Class S Certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class S certificates and (ii) to the holders of the VRR Interest, the remainder of such Excess Interest.  Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.  Payments of Excess Interest on the Trust Subordinate Companion Loan will be distributed to the holders of the Loan-Specific Certificates. The VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of its related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:  (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C Certificates as described above, and (4) to the Class X-D Certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and (y) to the VRR Interest, the VRR Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction“ means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the VRR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●

if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●

if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate“ means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium“ means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge“ means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class NR-RR, Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date“ with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	December 2024
Class A-2	January 2025
Class A-3	NAP – December 2029(1)
Class A-4	January 2030
Class A-SB	November 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2030
Class B	January 2030
Class C	February 2030

(1)

The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-3 Certificates ranging from $0 to $230,000,000. In the event that the Class A-4 Certificates are issued with an initial Certificate Balance of $486,300,000, the Class A-3 Certificates will not be issued and the Class A-4 Certificates will be renamed Class A-3.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions.  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date“ for each class of Offered Certificates will be the Distribution Date in February 2053.  See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess“.  Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall“.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on the applicable P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan and the Trust Subordinate Companion Loan, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)      the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan, Trust and Subordinate Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan, as applicable, subject to such prepayment.  In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan, any related Serviced Pari Passu Companion Loans and the Trust Subordinate

Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.  With respect to the Trust Subordinate Companion Loan, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made of the Trust Subordinate Companion Loan to be included in the F5 Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date. Any Aggregate Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Pooled Non-VRR Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest. Any Aggregate Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest. Prepayment Interest Excess in respect of the Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Pooled Non-VRR Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.  In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.  The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates.  The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates.  The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a class of Pooled Non-VRR Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable allocable to the Pooled Non-VRR Certificates to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Certificate Realized Losses to classes of Pooled Non-VRR Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Pooled Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above.  On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero.  See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders on that date and the VRR Interest owner, the certificate administrator is required to calculate the Pooled Certificate Realized Loss and the Pooled VRR Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the Loan-Specific Certificateholders on that date, the certificate administrator will be required to calculate the F5 Tower VRR Realized Loss and F5 Tower Non-VRR Realized Loss for such Distribution Date.

The “Pooled Certificate Realized Loss“ with respect to the Mortgage Loans, with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Pooled Principal Balance Certificates (other than the VRR Interest) after giving effect to distributions of principal on that Distribution Date.  The certificate administrator will be required to allocate any Pooled Certificate Realized Losses among the respective classes of Pooled Principal Balance Certificates (other than the VRR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class J-RR certificates;

third, to the Class H-RR certificates;

fourth, to the Class G-RR certificates;

fifth, to the Class F-RR certificates;

sixth, to the Class E certificates;

seventh, to the Class D certificates;

eighth, to the Class C certificates;

ninth, to the Class B certificates; and

tenth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Certificate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B and Class X-D Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate (i) any F5 Tower Non-VRR Realized Losses among the respective classes of the Loan-Specific Certificates: first, to the Class F5T-D Certificates, then, to the Class F5T-C Certificates, then, to the Class F5T-B Certificates and then, to the Class F5T-A Certificates, in each case until the Certificate Balance of each such class is reduced to zero and (ii) any F5 Tower VRR Realized Losses to the F5T-VRR Interest.

Pooled Certificate Realized Losses will not be allocated to the VRR Interest, the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Pooled Principal Balance Certificates are reduced by such Pooled Certificate Realized Losses. Pooled VRR Realized Losses, rather than Pooled Certificate Realized Losses, will be allocated to the VRR Interest.  See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of Pooled VRR Realized Losses”. F5 Tower Realized Losses and F5 Tower VRR Realized Losses will be allocated only to the Loan-Specific Certificates.  Pooled Certificate Realized Losses will not be allocated to the Loan-Specific Certificates.  F5 Tower Realized Losses and F5 Tower VRR Realized Losses will not be allocated to the Pooled Certificates.

The “F5 Tower Non-VRR Realized Loss” with respect to the Trust Subordinate Companion Loan, with respect to any Distribution Date, is the amount, if any, by which (i) the product of (A) the F5 Tower Non-VRR Percentage and (B) the Stated Principal Balance of such Trust Subordinate Companion Loan (including the assumed Stated Principal Balance if such Trust Subordinate Companion Loan has become an REO Loan) as of the end of the last day of the related Collection Period, is less than (ii) the aggregate Certificate Balance of the Loan-Specific Certificates (other than the F5T-VRR Interest) after giving effect to distributions of principal on that Distribution Date.

The “F5 Tower VRR Realized Loss” with respect to the Trust Subordinate Companion Loan, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the F5T-VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the F5 Tower VRR Percentage and (B) the aggregate Stated Principal Balance of the Trust Subordinate Companion Loan (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the master servicer or the trustee from general collections of principal on the Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loan (but in each case, excluding the F5 Tower Senior Pari Passu Companion Loans), as of the end of the last day of the related Collection Period.

The “F5 Tower VRR Percentage” means an amount, expressed as a percentage, the numerator of which is the initial Certificate Balance of the F5T-VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Loan-Specific Principal Balance Certificates and the initial Certificate Balance of the F5T-VRR Interest.

The “F5 Tower Non-VRR Percentage” means an amount, expressed as a percentage, equal to 100% minus the F5 Tower VRR Percentage.

The Pooled Certificate Realized Losses, the Pooled VRR Realized Losses, the F5 Tower Non-VRR Realized Losses and the F5 Tower VRR Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses could result from the occurrence of:  (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.  With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero, except that the Class S Certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest.  However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Pooled Certificate Realized Losses and Pooled VRR Realized Losses, as applicable, are required thereafter to be made to a class of Pooled Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “Distributions—Available Funds” and “Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the

Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year.  This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential.  Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending June 30, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●

Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA.  Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Loan-Specific Initial Purchasers” means Barclays Capital Inc. and Deutsche Bank Securities Inc.

“Privileged Person“ includes the depositor and its designees, the initial purchasers, the Loan-Specific Initial Purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder or any F5 Tower Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Loans, and (ii) if such party is not the Directing Certificateholder, any Controlling Class Certificateholder or any F5 Tower Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information).  Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be each of (a) the party selected by Barclays (such party, the “Pooled Risk Retention Consultation Party”) and (b) solely with respect to the F5 Tower Whole Loan, each of (i) the party selected by Barclays (such party, the “F5 Tower-A Risk Retention Consultation Party”) and (ii) the party selected by Deutsche Bank AG, New York Branch (such party, the “F5 Tower-B

Risk Retention Consultation Party” and collectively with the F5 Tower-A Risk Retention Consultation Party, the “F5 Tower Risk Retention Consultation Parties”). The other parties to the PSA will be entitled to assume that the identity of each Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of such Risk Retention Consultation Party from Barclays (in the case of the Pooled Risk Retention Consultation Party and the F5 Tower-A Risk Retention Consultation Party) or Deutsche Bank AG, New York Branch (in the case of the F5 Tower-B Risk Retention Consultation Party). Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan.  The initial Pooled Risk Retention Consultation Party with respect to the mortgage pool is expected to be Barclays Bank PLC. The initial F5 Tower-A Risk Retention Consultation Party is expected to be Barclays Bank PLC and the initial F5 Tower-B Risk Retention Consultation Party is expected to be Deutsche Bank AG, New York Branch.

“Borrower Party“ means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate“ means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable.  For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender“  means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Information“ means, with respect to any Excluded Loan, any information solely related to such Excluded Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan“ means (a) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to a Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party or the applicable VRR Interest owner (or with respect to the F5 Tower Whole Loan prior to the continuation of an F5 Tower Control Appraisal Period, the F5 Tower Controlling Class Representative) is a Borrower Party.  As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification“ means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder, a Controlling Class Certificateholder or a Risk Retention Consultation Party,

such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Loan.  The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder“ is the person in whose name a certificate (including the VRR Interest or F5T-VRR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the VRR Interest or F5T-VRR Interest) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification“ means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA.  Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website.  Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●

any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report; and

●	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●

all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●

any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●

any notice that a Control Termination Event or an F5 Tower Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

●	any notice or documents provided to the certificate administrator by the Depositor or the Master Servicer directing the certificate administrator to post to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder, any Controlling Class Certificateholder or the F5 Tower Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder.  The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information.  In addition, if the Directing Certificateholder, any Controlling Class Certificateholder or any F5 Tower Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder, any Controlling Class Certificateholder or any F5 Tower Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA, and each of the master servicer and special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator.  In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA.  The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers.  The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA.  The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines in its respective discretion that (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable.  In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party)  as part of its responses to any inquiries.  In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer.  The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA.  The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates.  None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website.  Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website.  The parties to the PSA will not be required to provide that certification.  In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer.  The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA.  The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source.  Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider“ means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the

PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law.  However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants.  Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.  The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)     2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     in the case of any Principal Balance Certificates, the VRR Interest and the F5T-VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, the VRR Interest and the F5T-VRR Interest, determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)     2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     in the case of any Pooled Principal Balance Certificates and the VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Pooled Principal Balance Certificates and the VRR Interest, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class S and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000.  The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”,”—Replacement of the Special Servicer Without Cause”,  “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the

Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and

Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless:  (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA.  Any request for release of a Class F-RR, Class G-RR, Class H-RR, Class J-RR or Class NR-RR certificate is subject to any additional requirements pursuant to the PSA. The VRR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the VRR Interest.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA.  Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following:  (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Administration Group – BBCMS 2020-C6

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates:  (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C).  The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request.  Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and the Trust Subordinate Companion Loan, in the case of Barclays and GACC) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and the Trust Subordinate Companion Loan, in the case of Barclays and GACC) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the F5 Tower Mortgage Loan, and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan or Trust Subordinate Companion Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)      the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)   the original or a copy of all related environmental insurance policies; and

(xix)     a list related to such Mortgage Loan or Trust Subordinate Companion Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans or Trust Subordinate Companion Loan within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File“  means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)     A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan or Trust Subordinate Companion Loan has been assumed or consolidated;

(v)      the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)     any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)      any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)     a copy of any engineering reports or property condition reports;

(c)     other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)     a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan or Trust Subordinate Companion Loan;

(f)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan or Trust Subordinate Companion Loan;

(g)     a copy of the appraisal for the related Mortgaged Property(ies);

(h)     for any Mortgage Loan or Trust Subordinate Companion Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)      a copy of the applicable mortgage loan seller’s asset summary;

(j)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)     a copy of all zoning reports;

(l)      a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)     a copy of all UCC searches;

(o)     a copy of all litigation searches;

(p)     a copy of all bankruptcy searches;

(q)     a copy of any origination settlement statement;

(r)      a copy of the insurance summary report;

(s)     a copy of organizational documents of the related mortgagor and any guarantor;

(t)      unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan or Trust Subordinate Companion Loan origination date;

(u)     a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)     a copy of any closure letter (environmental); and

(w)     a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan.  In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan or Trust Subordinate Companion Loan because such document is inapplicable to the origination of a Mortgage Loan or Trust Subordinate Companion Loan of that structure or type), the Diligence File will be required to include a statement to that effect.  No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File.  It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect.  The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan or Trust Subordinate Companion Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. A specific Trust Subordinate Companion Loan MLPA will contain certain representations and warranties applicable to the trust subordinate companion loan. Except in the case of the representations and warranties made in such Trust Subordinate Companion Loan MLPA, those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan, the Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation will be required to, no later than 90 days following:

(a)     such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)     in the case of such Material Defect that would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)     cure such Material Defect in all material respects, at its own expense,

(B)     repurchase the affected Mortgage Loan, the Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(C)     substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan, Trust Subordinate Companion Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken).  Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan or Trust Subordinate Companion Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such Material Defect (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable.  Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan will not be a Material Defect.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below.  In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group.  Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage

Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral.  If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the four (4) most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or Trust Subordinate Companion Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will not be obligated to repurchase the Mortgage Loan or Trust Subordinate Companion Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder (or the F5 Tower Controlling Class Representative in respect of the Trust Subordinate Companion Loan) in respect of any Mortgage Loan or Trust Subordinate Companion Loan that is not an Excluded Loan with regard to the Directing Certificateholder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects.  A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale

Financial Corporation to the same extent as Societe Generale Financial Corporation is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan and the Trust Subordinate Companion Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the Trust Subordinate Companion Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan, Trust Subordinate Companion Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan, Trust Subordinate Companion Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan, Trust Subordinate Companion Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan or Trust Subordinate Companion Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)     have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)     have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)     have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)     accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)     have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)      have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)     comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)     have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)      have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)      constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)     not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)      have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)    not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)     have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)     prohibit defeasance within two years of the Closing Date;

(p)     not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)     have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)      be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding.  When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or Trust Subordinate Companion Loan or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will have the option to either repurchase or substitute for the related Mortgage Loan or Trust Subordinate Companion Loan as provided above or pay such costs and expenses.  The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.  The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be the sole warranting party in respect of the Mortgage Loans or Trust Subordinate Companion Loan sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and Societe Generale Financial Corporation) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Serviced AB Whole Loan—The F5 Tower Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans“ and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan or Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan or Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans or Trust Subordinate Companion Loan to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-

servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to any Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan or Trust Subordinate Companion Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or Trust Subordinate Companion Loan and such Mortgage Loan or Trust Subordinate Companion Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest with respect to any Companion Loan (other than the Trust Subordinate Companion Loan).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances“ and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. For the avoidance of doubt, any nonrecoverability determination with respect of the Trust Subordinate Companion Loan will be made based on the subordinate nature of the Trust Subordinate Companion Loan. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the

Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan or Trust Subordinate Companion Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans (which excludes the Trust Subordinate Companion Loan) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the F5 Tower Whole Loan. Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the F5 Tower Mortgage Loan) or any interest due on such Advance from any collections on the F5 Tower Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the F5 Tower Mortgage Loan). With respect to the Trust Subordinate Companion Loan, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the F5 Tower Mortgage Loan and the Trust Subordinate Companion Loan.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the F5 Tower Mortgage Loan) from any collections on the F5 Tower Whole Loan allocable to the Trust Subordinate Companion Loan or (2) any Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the F5 Tower Mortgage Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the F5 Tower Whole Loan, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans or Trust Subordinate Companion Loan then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) which compounds annually accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate“ will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Trust Subordinate Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds (excluding any Interest Deposit Amount) for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account” and a “Trust Subordinate Companion Loan REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders (or for the benefit of the holders of the Loan-Specific Certificates, in the case of the Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to the Trust Subordinate Companion Loan)), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class S and Class R certificates or distributable to the VRR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from (i) Pooled Available Funds to the holders of the Regular Certificates (other than the Loan-Specific Certificates), (ii) VRR Available Funds to the VRR Interest owner and the (iii) the F5 Tower Available Funds to the holders of the Loan-Specific Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest”, and (2) to apply amounts on deposit in the Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the F5 Tower Available Funds to the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans and Trust Subordinate Companion Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Certificates. The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest owner. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

With respect to the Distribution Date in March 2020, for each Mortgage Loan and Trust Subordinate Companion Loan that accrues interest based on an actual/360 basis, the related mortgage loan seller will remit to the depositor on the Closing Date for deposit into the Interest Reserve Account an amount equal to one day of interest at the related Net Mortgage Rate (the “Interest Deposit Amount”). The Interest Deposit Amount will be included in the Withheld Amounts available for the Distribution Date in March 2020.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “VRR Certificate Gain-on-Sale Reserve Account”), each of which may be a sub account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Pooled Non-VRR Certificates and of the VRR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-VRR Percentage multiplied by such gains and into the VRR Certificate Gain-on-Sale Reserve Account in an amount equal to the VRR Allocation Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the VRR Interest) (including to reimburse for Pooled Certificate Realized Losses previously allocated to such certificates), and amounts in the VRR Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Certificate Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for the Pooled VRR Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made. Any gains allocable to the Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Certificates for F5 Tower Realized Losses and F5 Tower VRR Realized Losses and, to the extent not so applied, such gains will be held and applied to offset future F5 Tower Realized Losses and F5 Tower VRR Realized Losses, if any.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in either its own name or in the name of the limited liability company wholly-owned by the Trust and which is managed by the special servicer formed to hold title to the foreclosure property on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts“ (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)          to remit on or before each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)          to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)         to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)         to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of the Pooled Certificate Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)          to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)         to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)        to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)        to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)         to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)          to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)         to recoup any amounts deposited in the Collection Account in error;

(xii)        to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)       to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)        to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)       to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)       to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)      to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)       to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)        to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan, except as specifically described in the PSA with respect to the Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or the Trust Subordinate Companion Loan in the case of the F5 Tower Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan (other than the Trust Subordinate Companion Loan). Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Master Servicing Fee / Master Servicer

With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.

Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Special Servicing Fee / Special Servicer

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.

First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Workout Fee / Special Servicer(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.

Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Liquidation Fee /Master Servicer(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (ii) Loss of Value Payments paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).

From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time

Liquidation Fee /Special Servicer(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).

From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)

All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.

		Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator / Trustee Fee / Certificate Administrator

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan.

		Out of general collections with respect to Mortgage Loans and the Trust Subordinate Companion Loan on deposit in the Collection Account or the Distribution Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans and the Trust Subordinate Companion Loan on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each related Companion Loan).

First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Operating Advisor Consulting Fee / Operating Advisor

$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.

Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.

Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).

		Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Asset Representations Reviewer Asset Review Fee

For each Delinquent Loan, an amount equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.

Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.

In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.

First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.

Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.

Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.

First, from funds collected with respect to the related Mortgage Loan or, with respect to the F5 Tower Mortgage Loan, the Trust Subordinate Companion Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account subject to limitations with respect to P&I Advances made with respect to the Trust Subordinate Companion Loan.

Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of default interest and late payment charges on the related Mortgage Loan or Trust Subordinate Companion Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans subject to limitations with respect to P&I Advances made with respect to the Trust Subordinate Companion Loan.

Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties

Amount to which such party is entitled for indemnification under the PSA.

Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).

Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®

With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan and Trust Subordinate Companion Loan.

		Out of general collections with respect to Mortgage Loans and Trust Subordinate Companion Loan on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)

Based on third party charges.

First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)

With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the F5 Tower Mortgage Loan.

(2)

Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.05125%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan. With respect to the Trust Subordinate Companion Loan, the Servicing Fee Rate will be 0.00250%.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●

100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;

●

100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●

100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;

●

100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges were prepared by the Master Servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and

●

penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees“ means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees“ means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (ii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee“ will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-

Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee“ will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate“ equal to the lesser of (i) 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) such rate that would result in $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount“ with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or

Insurance and Condemnation Proceeds or (iii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

A “Liquidation Fee“, with respect to a Mortgage Loan or an REO Property, will be an amount payable from, and calculated by the application of a Liquidation Fee Rate” equal to the lesser of (i) 1.0% of the related payment or proceeds and (ii) such lower rate that would result in a Liquidation Fee of $1,000,000 (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)           (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)          the purchase of (A) any Specially Serviced Loan that is part of a Serviced AB Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)         the purchase of all of the Mortgage Loans and REO Properties and the Trust Subordinate Companion Loan in connection with any termination of the issuing entity,

(iv)         (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)          the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)         if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)          100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)         100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)         100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)         100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)          50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision;

(vi)         with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds,

(vii)        100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demand charges were prepared by the special servicer, and

(viii)        penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split (other than a fee split with regard to penalty charges) between the master servicer and the special servicer pursuant to the terms of the PSA, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (x) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the master servicer decides not to charge any fee (other than penalty charges), the special servicer will still be entitled to charge the portion of the related fee the special servicer would have been entitled to if the master servicer had charged a fee and the master servicer will not be entitled to any percentage interest of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will still be entitled to charge the portion of the related fee the master servicer would have been entitled to if the special servicer had charged a fee and the special servicer will not be entitled to any percentage interest of such fee charged by the master servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees“ means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special

Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees“ means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the Trust Subordinate Companion Loan and will be equal to the product of a rate equal to 0.00733% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans, Trust Subordinate Companion Loan or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00245% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee“ will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses“ for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00025% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee“ with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan but other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and the Trust Subordinate Companion Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, Trust Subordinate Companion Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, Trust Subordinate Companion Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate“ with respect to each Mortgage Loan and Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event“ will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount“ for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.     the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)        all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)        all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and, second, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the Mortgage Loan is a Specially Serviced Loan), to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable

Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if such Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of certificates then-outstanding (i.e., first, to the Class NR-RR certificates, second, to the Class J-RR certificates, third, to the Class H-RR certificates, fourth, to the Class G-RR certificates, fifth, to the Class F-RR certificates, sixth, to the Class E certificates, seventh, to the Class D certificates, eighth, to the Class C certificates, ninth, to the Class B certificates, tenth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior

Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand). See “—Advances”.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount“ as of any date of determination and for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer or the master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s or the special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the VRR Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-VRR Percentage of any Appraisal Reduction Amounts will be allocated to each class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class J-RR certificates, third, to the Class H-RR certificates, fourth, to the Class G-RR certificates, fifth, to the Class F-RR certificates, sixth, to the Class E certificates, seventh, to the Class D certificates, eighth, to the Class C certificates, ninth, to the Class B certificates, tenth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B and Class X-D Certificates)). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class NR-RR certificates, second, to the Class J-RR certificates, third, to the Class H-RR certificates, fourth, to the Class G-RR certificates and fifth, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

For purposes of determining Voting Rights (in certain circumstances) allocated to the Loan-Specific Certificates, the F5 Tower Controlling Class and the occurrence of an F5 Tower Control Appraisal Period, Appraisal Reduction Amounts allocated to the F5 Tower Whole Loan will be allocated first to the Trust Subordinate Companion Loan and then to the F5 Tower Mortgage Loan. The VRR Percentage of any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to the F5T-VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof. The Non-VRR Percentage of Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates other than the F5T-VRR Interest in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class F5T-D certificates; then, to the Class F5T-C certificates; then, to the Class F5T-B certificates, and then, to the Class F5T-A certificates). In addition, for purposes of determining the F5 Tower Controlling Class and the occurrence of an F5 Tower Control Appraisal Period, the Non-VRR Percentage of any Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of F5 Tower Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class F5T-D certificates; then, to the Class F5T-C certificates; then, to the Class F5T-B certificates, and then, to the Class F5T-A certificates). For the avoidance of doubt, for purposes of determining the F5 Tower Controlling Class and the occurrence of an F5 Tower Control Appraisal Period, any class of F5 Tower Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or, with respect to the F5 Tower Whole Loan, the F5 Tower Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or F5 Tower Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the F5 Tower Controlling Class until such time, if any, as such class is reinstated as the Controlling Class or the F5 Tower Controlling Class; the rights of the Controlling Class or the F5 Controlling Class will be exercised by the next most senior class of Control Eligible Certificates or F5 Tower Control Eligible Certificate, respectively, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced AB Whole Loan, the holders of each of the related Subordinate Companion Loans may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon request of a Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with a Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan and after consultation with Risk Retention Consultation Parties) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) within 10 business days of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder or the special servicer: (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements except that (other than with respect to any Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s

consent (or deemed consent) will be required to grant waivers of more than three consecutive late deliveries of financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due); (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000); (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout, holdback or performance reserve releases specifically scheduled in the PSA for which there is lender discretion; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any intercreditor, co-lender or similar agreement with any mezzanine lender or subordinate debt holder, except that (other than with respect to any Excluded Loan and other than with respect to amendments to split or resize notes consistent with the terms of such Intercreditor Agreement or such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any intercreditor, co-lender or similar agreement with any mezzanine lender or subordinate debt holder other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (xi) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xiii) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied and (xiv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury regulations section 1.860G-2(b) and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that in the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to consult with the master servicer on a non-binding basis (provided that if the Directing Certificateholder fails to respond to a request for consultation within 10 business days after receipt of such request for consultation from the Master Servicer, the Master Servicer will have no further obligation to consult with the Directing Certificateholder with respect to such Master Servicer Decision provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer from its obligation to consult with the Directing Certificateholder on any future matters). In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x)(a) the restrictions and limitations described below, (y) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan or Trust Subordinate Companion Loan, as applicable, prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver, amendment or consent of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the related Other Master Servicer), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or a Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Parties (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver, amendment or consent of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Parties, the special servicer will be required to forward any such notice to the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder) or the Risk Retention Consultation Parties, and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver, amendment or consent, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver, amendment or consent of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or as a Risk Retention Consultation Party, the special servicer has consulted with the Directing Certificateholder or the Risk Retention Consultation Parties and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder and other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder and the Risk Retention Consultation Parties, the special servicer has consulted with the Directing Certificateholder and the Risk Retention Consultation Parties, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers or assumptions provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2021 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2022) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to the Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holders of the related Subordinate Companion Loans, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on June 30, 2020 and the calendar year ending on December 31, 2020. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans“. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)       the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the master servicer, on or before the date on which the subject payment was due, documentation (and the master servicer will be required to promptly forward such documentation to the Directing Certificateholder) reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2)       the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)       the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)       a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)       the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)       the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)       the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion

Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Trust Subordinate Companion Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or Trust Subordinate Companion Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●

the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event;

●

the Pooled Risk Retention Consultation Party (but not with respect to any applicable Excluded Loan) and the F5 Tower Risk Retention Consultation Parties (only in the case of an Asset Status Report relating to the F5 Tower Whole Loan);

●	with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan;

●

with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●

the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●

a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●

(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●

the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●

the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

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an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●

the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard; provided, however, if the Directing Certificateholder’s or Controlling Holder’s, as applicable, direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report“ means, with respect to any Specially Serviced Loan, the final iteration of the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The Special Servicer will notify the Operating Advisor of whether any Asset Status Report delivered to the Operating Advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the Operating Advisor and the Special Servicer.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to the Serviced AB Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans)).

Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders (including the holders of the Loan-Specific Certificates), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan or Trust Subordinate Companion Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and after consulting on a non-binding basis with the Risk Retention Consultation Parties in accordance with the PSA) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder, the Risk Retention Consultation Parties and in respect of any Serviced AB Whole Loan, if applicable, the holder of the related Subordinate Companion Loan, not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan“ means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, if the related borrower has provided documentation reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable, (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, then such Mortgage Loan or Serviced Whole Loan will not be considered a Defaulted Loan unless and until such balloon payment is delinquent at least 120 days; and, in any case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Excluded Loan as to such party) and the Risk Retention Consultation Parties (other than with respect to any applicable Excluded Loan), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person“, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Parties, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties“ section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan (or the Trust Subordinate Companion Loan, in the case of the F5 Tower Whole Loan) together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Serviced AB Whole Loan” and “—The Serviced AB Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the F5 Tower Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the F5 Tower Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the F5 Tower Mortgage Loan, the Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the F5 Tower Mortgage Loan, the Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the F5 Tower Mortgage Loan, the Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans“ below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (1) will be entitled to advise the special servicer, with respect to all Major Decisions for Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below and will be entitled to advise the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder), as to all Major Decisions and (2) will be entitled to advise the master servicer to the extent the Directing Certificateholder’s consent is required by the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder“ will be (i) with respect to each Mortgage Loan (other than the F5 Tower Whole Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder, and (ii) with respect to the F5 Tower Whole Loan, the F5 Tower Loan Specific Directing Holder.

The “F5 Tower Loan-Specific Directing Holder” means (x) for so long as no F5 Tower Control Appraisal Period exists, the F5 Tower Controlling Class Representative and (y) for so long as an F5 Tower Control Appraisal Period exists, (a) the holder of F5 Tower Controlling A Note so long as the F5 Tower Controlling A Note is not included in a securitization and (b) if the F5 Tower Controlling A Note is included in a securitization (“F5 Tower Controlling A Note Securitization”), the entity identified as “directing certificateholder” or the analogous entity in the servicing agreement governing such securitization.

The “F5 Tower Controlling Class Representative” will be the F5 Tower Controlling Class Certificateholder (or its representative) selected by more than 50% of the F5 Tower Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until an F5 Tower Controlling Class Representative is so selected, or

(3)       upon receipt of a notice from a majority of the F5 Tower Controlling Class Certificateholders, by Certificate Balance, that an F5 Tower Controlling Class

Representative is no longer designated, then the F5 Tower Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the F5 Tower Controlling Class (with evidence of ownership), or its representative, will be the F5 Tower Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the F5 Tower Controlling Class, then there will be no F5 Tower Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the F5 Tower Controlling Class Representative has not changed until such parties receive written notice of a replacement of the F5 Tower Controlling Class Representative from a party holding the requisite interest in the F5 Tower Controlling Class, or the resignation of the then-current F5 Tower Controlling Class Representative.

After the occurrence and during the continuance of an F5 Tower Control Appraisal Period, there will be no F5 Tower Controlling Class Representative.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than the F5 Tower Whole Loan) is expected to be KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof.

The initial Directing Certificateholder with respect to the F5 Tower Whole Loan is expected to be    .

A “Controlling Class Certificateholder“ is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “F5 Tower Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the F5 Tower Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class“ will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

The “F5 Tower Controlling Class” will be, as of any date of determination, the most subordinate class of F5 Tower Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the Loan-Specific Certificates other than the F5 Tower Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the F5 Tower Controlling Class will be the most subordinate class among the F5 Tower Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The F5 Tower Controlling Class as of the Closing Date will be the Class F5T-D certificates.

The “Control Eligible Certificates“ will be any of the Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR certificates.

The “F5 Tower Control Eligible Certificates” will be the Class F5T-A, Class F5T-B, Class F5T-C and Class F5T-D certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class or the F5 Tower Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override“ below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to such party.

Each of the following is a “Major Decision“:

(i)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)          any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decision;

(iii)         following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)         any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under

“—Termination; Retirement of Certificates”), in each case, for less than the applicable Purchase Price;

(v)          any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)         any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if (i) required pursuant to the specific terms of the related Mortgage Loan documents or (ii) a release of a non-material, non-income producing parcel as described under clause (ii) or clause (v) of the definition of “Master Servicer Decision”;

(vii)        any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiii) of the definition of “Master Servicer Decision” or, solely with regard to Specially Serviced Loans, as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(viii)       any consent to a property management company change with respect to a Mortgage Loan for which the proposed replacement property manager is a Borrower Party, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(ix)        any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)         other than in the case of any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xi)         any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)        other than in the case of a non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (except any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any intercreditor, co-lender or similar agreement with any mezzanine lender or subordinate debt holder to split or resize notes consistent with the terms of such Intercreditor Agreement or such intercreditor, co-lender or similar agreement), or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)       any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower;

(xiv)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)        determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, waiver, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvi)       other than in the case of any non-Specially Serviced Loan, and other than with respect to a ground lease (addressed in clause (xv) above), any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property, if the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property;

(xvii)      other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xviii)      other than in the case of a non-Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way; and

(xix)       other than in the case of any non-Specially Serviced Loan, any determination of an Acceptable Insurance Default.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any applicable Excluded Loan), upon request of a Pooled Risk Retention Consultation Party, the special servicer will also be required to consult with the Pooled Risk Retention Consultation Party in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of such Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Pooled Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. Furthermore, with respect to the F5 Tower Whole Loan (for so long as no F5 Tower Control Appraisal Period is continuing), the master servicer or the special servicer will also be required to consult with the F5 Tower Retention Consultation Parties in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of the F5 Tower Risk Retention Consultation Parties pursuant to the PSA) and to consider alternative actions recommended by the F5 Tower Risk Retention Consultation Parties in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from any such Risk Retention Consultation Party within 10 days following the later of (i) the special servicer’s written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the special servicer will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the special servicer from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

Following an F5 Tower Control Appraisal Period, the F5 Tower Risk Retention Consultation Parties will no longer have any consultation rights in respect of any Major Decisions with respect to the F5 Tower Whole Loan. For the avoidance of doubt, the consultation rights of the F5 Tower Risk Retention Consultation Parties will apply exclusively to the F5 Tower Whole Loan.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause“ and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event“ will occur (a) with respect to any Mortgage Loan (other than any Serviced AB Whole Loan), when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans and (b) with respect to the F5 Tower Whole Loan, when both (i) an F5 Tower Control Appraisal Period has occurred and is continuing and (ii) when the a “control termination event” or analogous event has occurred and is continuing under the F5 Tower Controlling A Note Securitization; provided, that no Control Termination Event may occur with respect to the F5 Tower Whole Loan if the F5 Tower Controlling A Note is not held in a F5 Tower Controlling A Note Securitization.

A “Consultation Termination Event“ will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans and (b) with respect to the F5 Tower Whole Loan, when both (i) an F5 Tower Control Appraisal Period has occurred and is continuing and (ii) when the a “consultation termination event” or analogous event has occurred and is continuing under the F5 Tower Controlling A Note Securitization; provided, that no Consultation Termination Event may occur with respect to the F5 Tower Whole Loan if the F5 Tower Controlling A Note is not held in a F5 Tower Controlling A Note Securitization.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Consultation Termination Event.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or applicable Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to such party, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Parties or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Parties or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Parties, the Operating Advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) or, in the case of the Serviced AB Whole Loan, the holder of the relate Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a broker or dealer within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)           after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)          if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)         if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operation Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Risk Retention Consultation Party, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and

●

to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the Special Servicer will be required to send to the Operating Advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor“ means an institution:

(i)          that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)          that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)         that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, a Risk Retention Consultation Party, the Third Party Purchaser, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)         that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)          that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)         that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information“ means (i) any correspondence between the Directing Certificateholder or any Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception“ means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Pooled Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders, the Risk Retention Consultation Parties and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Pooled Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Pooled Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Risk Retention Consultation Parties and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger“ will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2010, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between December 1, 2014 and December 31, 2019 was approximately 37.6% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent 20.5% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan“ means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, each Risk Retention Consultation Party, the Directing Certificateholder and the

Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum“ means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)          a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)         a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)        a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)         copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)          a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)         a copy of any notice previously delivered by the Master Servicer or Special Servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)        copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard“ means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer“ is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, a Risk Retention Consultation Party, the Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third Party Purchaser, any party to the PSA, a Risk Retention Consultation Party, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)          any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Pooled Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)         any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)        any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)          the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)         the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Pooled Certificates evidencing at least 75% of the Pooled Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(1)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(2)       may act solely in the interests of the holders of the VRR Interest or the F5 VRR Interest, as applicable;

(3)       does not have any liability or duties to the holders of any class of certificates;

(4)       may take actions that favor the interests of the holders of one or more classes including the VRR Interest or the F5T-VRR Interest, as applicable, over the interests of the holders of one or more other classes of certificates; and

(5)       will have no liability whatsoever for having so acted as set forth in (1) – (4) above, and no Certificateholder may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder) under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan (other than the F5 Tower Mortgage Loan), upon (i) the written direction of holders of Pooled Principal Balance Certificates and the VRR Interest evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Pooled Principal Balance Certificates and the VRR Interest requesting a vote to replace the special servicer (other than with respect to the F5 Tower Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates and VRR Interest evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer (other than with respect to the F5 Tower Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

With respect to the F5 Tower Whole Loan, after the occurrence and during the continuance of a Control Termination Event, with respect to such Whole Loan, certificateholders of the F5 Tower Controlling A Note Securitization with the requisite percentage of voting rights may have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer, provided such successor special servicer (i) satisfies all of the eligibility requirements applicable to the Special Servicer contained in the Pooling and Servicing Agreement (including satisfaction of Rating Agency conditions evidenced by a Rating Agency Confirmation) and (ii) is not a Borrower Party Affiliate.

A “Certificateholder Quorum“ means, in connection with any solicitation of votes in connection with the replacement of the special servicer (other than with respect to the F5 Tower Whole Loan) or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative

Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Pooled Principal Balance Certificates and VRR Interest on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer“ is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by DBRS Morningstar and has not been publicly cited by DBRS Morningstar as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans“ and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided however, the depositor will have no obligation to monitor the Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event“ under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution

Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        DBRS Morningstar (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by DBRS Morningstar (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)       such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities“ means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) Certificateholders entitled to (a) more than 25% of the Voting Rights in the case of the master servicer, or the special servicer with respect to the F5 Tower Whole Loan and (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the F5 Tower Whole Loan) or (ii) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, (i) at the written direction of the holders of Voting Rights evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the F5 Tower Whole Loan) and (c) 25% of the Voting Rights in the case of the special servicer with respect to the F5 Tower Whole Loan, or (ii)for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari

Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least (a) 66-2/3% of the Voting Rights in case of the master servicer or in the case of the special servicer with respect to the F5 Tower Whole Loan or (b) 66-2/3% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the F5 Tower Whole Loan) allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant portions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution

Account or the Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase

Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder“ is the first Certificateholder or Certificate Owner (in either case, other than the holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer“ will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party“ is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request“ and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved“ means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a related non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to the such master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the master servicer sends the Master Servicer Proposed Course of Action Notice (as defined below), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than the holder of the VRR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates (other than the special servicer or a Controlling Class Certificateholder) will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

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Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

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Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS 2020-C6 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSAs for the Parkmerced Whole Loan and the 650 Madison Avenue Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loans serviced under the related Non-Serviced PSAs.

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Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).

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The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

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Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

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The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

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The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

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Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

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The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

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The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

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Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

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The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less); except that, in the case of the Non-Serviced PSA for the Parkmerced Whole Loan, the related Non-Serviced PSA does not provide for compensating interest payments.

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The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

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While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

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The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2020-C6 mortgage pool, if necessary).

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The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced

Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

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With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

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Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to the 650 Madison Avenue Whole Loan, there is no operating advisor under the related Non-Serviced PSA.

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With respect to the 650 Madison Avenue Whole Loan and the Parkmerced Whole Loan, (i) there is no asset representations reviewer under the related Non-Serviced PSAs and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.

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The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the Parkmerced Mortgage Loan

The Parkmerced Mortgage Loan is being serviced pursuant to the MRCD 2019-PARK TSA. The servicing terms of the MRCD 2019-PARK TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the MRCD 2019-PARK TSA earns a primary servicing fee with respect to the Parkmerced Mortgage Loan equal to 0.00125% per annum.

●

Upon the Parkmerced Mortgage Loan becoming a specially serviced loan under the MRCD 2019-PARK TSA, the related Non-Serviced Special Servicer under the MRCD 2019-PARK TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum.

●

The related Non-Serviced Special Servicer under the MRCD 2019-PARK TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%, subject to a maximum workout fee of $1,000,000 in the aggregate.

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The related Non-Serviced Special Servicer under the MRCD 2019-PARK TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.250%, subject to a maximum liquidation fee of $1,000,000 in the aggregate.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Parkmerced Whole Loan” in this prospectus.

Servicing of the 650 Madison Avenue Mortgage Loan

The 650 Madison Avenue Mortgage Loan is being serviced pursuant to the MAD 2019-650M TSA. The servicing terms of the MAD 2019-650M TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the MAD 2019-650M TSA earns a primary servicing fee with respect to the 650 Madison Avenue Mortgage Loan equal to 0.00125% per annum.

●

Upon the 650 Madison Avenue Mortgage Loan becoming a specially serviced loan under the MAD 2019-650M TSA, the related Non-Serviced Special Servicer under the MAD 2019-650M TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum.

●

The related Non-Serviced Special Servicer under the MAD 2019-650M TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.

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The related Non-Serviced Special Servicer under the MAD 2019-650M TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” in this prospectus.

Servicing of the Kings Plaza Mortgage Loan

The Kings Plaza Mortgage Loan is expected to be serviced under the Benchmark 2020-B16 PSA until the securitization of the related control note. The servicing terms of the Benchmark 2020-B16 PSA are similar in all material respect to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Kings Plaza Mortgage Loan that is to be calculated at 0.00125% per annum.

●

Upon the Kings Plaza Mortgage Loan becoming a specially serviced loan under the Benchmark 2020-B16 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly accruing at a rate equal to 0.25% per annum.

●

In connection with a workout of the Kings Plaza Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower. Such workout fee is subject to a floor of $25,000 and a ceiling of $1,000,000 with respect to any particular workout of the Kings Plaza Mortgage Loan.

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The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payment or proceeds. Such liquidation fee is subject to a floor of $25,000 and a ceiling of $1,000,000 with respect to any particular workout of the Kings Plaza Mortgage Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the 545 Washington Boulevard Mortgage Loan

The 545 Washington Boulevard Mortgage Loan is being serviced pursuant to the BANK 2020-BNK25 PSA. The servicing terms of the BANK 2020-BNK25 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the following:

●	The related Non-Serviced Master Servicer under the BANK 2020-BNK25 PSA earns a primary servicing fee with respect to the 545 Washington Boulevard Mortgage Loan equal to 0.00250% per annum.

●

Upon the 545 Washington Boulevard Mortgage Loan becoming a specially serviced loan under the BANK 2020-BNK25 PSA, the related Non-Serviced Special Servicer under the BANK 2020-BNK25 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum.

●

The related Non-Serviced Special Servicer under the BANK 2020-BNK25 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00%, which is not subject to a maximum workout fee.

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The related Non-Serviced Special Servicer under the BANK 2020-BNK25 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00%, which is not subject to a maximum workout fee.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the Bellagio Hotel and Casino Mortgage Loan

The Bellagio Hotel and Casino Mortgage Loan is being serviced pursuant to the BX 2019-OC11 TSA. The servicing terms of the BX 2019-OC11 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BX 2019-OC11 TSA earns a primary servicing fee with respect to the Bellagio Hotel and Casino Mortgage Loan equal to 0.00125% per annum.

●

Upon the Bellagio Hotel and Casino Mortgage Loan becoming a specially serviced loan under the BX 2019-OC11 TSA, the related Non-Serviced Special Servicer under the BX 2019-OC11 TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum, subject to an annual cap of $250,000.

●

The related Non-Serviced Special Servicer under the BX 2019-OC11 TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%, subject to a maximum workout fee of $2,500,000.

The related Non-Serviced Special Servicer under the BX 2019-OC11 TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%, subject to a maximum liquidation fee of $2,500,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Bellagio Hotel and Casino Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario“.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS Morningstar has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if DBRS Morningstar is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation“ means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies“ mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and DBRS, Inc. (“DBRS Morningstar”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information

Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan or the Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan or the Trust Subordinate Companion Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●

a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB“ means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then outstanding Certificates (other than the Class S and Class R certificates) for the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-

outstanding Non-VRR Certificates (other than the Class S and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans, the Trust Subordinate Companion Loan and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance of all of the Mortgage Loan (solely for the purposes of this calculation, if such right is being exercised after the distribution date in January 2030 and the F5 Tower or Advance Auto Parts Portfolio mortgage loans are still an asset of the issuing entity, then such mortgage loans will be excluded from the then-aggregate Stated Principal Balance of the pool of mortgage loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class S and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the Trust Subordinate Companion Loan (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)     to correct any defect or ambiguity in the PSA;

(b)     to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)     to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)     to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)     to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)      to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)     to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)     to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)      to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)      to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)     to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A-” by S&P, “A-” by Fitch and, if rated by DBRS Morningstar, “A” by DBRS Morningstar; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “BBB” by S&P and “A-” by Fitch and “A(low)” by DBRS Morningstar, (b) its short-term debt obligations have a short-term rating of not less than “A-1” from S&P and “F1” by Fitch and “R-1(low)” by DBRS Morningstar and (c) the master servicer maintains a rating of at least “A” by S&P and “A+” by Fitch and “A” by DBRS Morningstar (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by DBRS Morningstar, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include S&P and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. In addition, Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) which is expected to be the holder of the VRR Interest, one of the holders of the F5T-VRR Interest, the initial Pooled Risk Retention Consultation Party and the initial F5 Tower-A Risk Retention Consultation Party, is also an affiliate of Barclays. An affiliate of Barclays also currently holds certain of the Parkmerced Companion Loans, certain of the 650 Madison Avenue Companion Loans, certain of the F5 Tower Companion Loans, the Exchange on Erwin Companion Loan and the ExchangeRight Net Leased Portfolio #31 Companion Loan. However, Barclays intends to sell such Companion Loans in connection with one or more future securitizations.

Societe Generale Financial Corporation, a sponsor, an originator and a mortgage loan seller, is an affiliate of SG Americas Securities, LLC, one of the underwriters. In addition, Societe Generale Financial Corporation currently holds certain of the Kings Plaza Companion Loans. However, Societe Generale Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

SMC is a sponsor, an originator, and a mortgage loan seller and is an affiliate of LNR Partners, LLC, the special servicer of the 650 Madison Avenue Mortgage Loan (6.6%) under the MAD 2019-650M TSA.

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $170,885,152. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Midland is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to a servicing agreement between an affiliate of Barclays Capital Real Estate Inc., on the one hand, and Midland, on the other hand, Midland acts as servicer with respect to certain unrelated mortgage loans.

Midland assisted KKR CMBS II Aggregator Type 1 L.P. or one of its affiliates with due diligence relating to the Mortgage Loans.

Midland is also expected to be the master servicer under the Benchmark 2020-B16 PSA, which governs the servicing and administration of the Kings Plaza Whole Loan (until the securitization of the related controlling Pari Passu Companion Loan).

Wells Fargo Bank, the certificate administrator and the trustee, is also (i) the certificate administrator and trustee under the MRCD 2019-PARK TSA, which governs the servicing of the Parkmerced Whole Loan, (ii) the certificate administrator under the BANK 2020-BNK25 PSA, which governs the servicing of the Kings Plaza Whole Loan and the 545 Washington Boulevard Whole Loan and (iii) the certificate administrator and trustee under the BX 2019-OC11 TSA, which governs the servicing of the Bellagio Hotel and Casino Whole Loan.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the certificate administrator and trustee, and SMC, which is a sponsor, an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans (22.2%). In addition, pursuant to interim custodial arrangements between Wells Fargo Bank, National Association and SMC, Wells Fargo Bank, National Association acts as interim custodian with respect to 18 of the SMC Mortgage Loans (18.9%).

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Pentalpha Surveillance LLC, the operating advisor and asset representations reviewer, is also expected to be the operating advisor and asset representations reviewer under the BANK 2020-BNK25 PSA, which governs the servicing of the 545 Washington Boulevard Whole Loan.

KeyBank National Association is (i) the Non-Serviced Master Servicer and the Non-Serviced Special Servicer with respect to the Parkmerced Whole Loan under the MRCD 2019-PARK PSA, (ii) the Non-Serviced Master Servicer of the 650 Madison Avenue Whole Loan under the MAD 2019-650M TSA, (iii) expected to be the Non-Serviced Special Servicer of the Kings Plaza Whole Loan under the Benchmark 2020-B16 PSA, (iv) expected to be the Non-Serviced Special Servicer of the 545 Washington Boulevard Whole Loan under the BANK 2020-BNK25 PSA and (v) the Non-Serviced Master Servicer of the Bellagio Hotel and Casino Whole Loan under the BX 2019-OC11 TSA.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Certificate Realized Loss and Pooled VRR Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Pooled Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. An F5 Tower Non-VRR Realized Loss or F5 Tower VRR Realized Loss occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution (based on the allocation of amounts among the Loan-Specific Principal

Balance Certificates, on the one hand, and the F5T-VRR Interest, on the other hand) to the F5 Tower Loan-Specific Certificateholders in reduction of the Certificate Balance of the Loan-Specific Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Pooled Certificates indicated in the table below as a result of the application of Pooled Certificate Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 615,862,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$ 177,060,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 615,862,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$ 177,060,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans (and solely with respect to the F5 Tower Mortgage Loan, the F5 Tower Whole Loan). The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans (and solely with respect to the F5 Tower Mortgage Loan, the F5 Tower Whole Loan) is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans (and solely with respect to the F5 Tower Mortgage Loan, the F5 Tower Whole Loan) are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●

scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in March 2020;

●

the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;

●

the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●

any principal prepayments on the Mortgage Loans (and solely with respect to the F5 Tower Mortgage Loan, principal prepayments on the F5 Tower Whole Loan) will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●

any principal prepayments on the Trust Subordinate Companion Loan will be received on its Due Date after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables and allocated to the Trust Subordinate Companion Loan;

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about February 19, 2020;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	the initial Interest Deposit Amount on the Closing Date;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2021	90%	90%	90%	90%	90%
February 2022	72%	72%	72%	72%	72%
February 2023	50%	50%	50%	50%	50%
February 2024	23%	23%	23%	23%	23%
February 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.87	2.86	2.86	2.86	2.86

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.84	4.84	4.83	4.81	4.66

Percent of the Maximum Initial Certificate Balance ($230,000,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.80	9.74	9.67	9.58	9.39

(1)

The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Minimum Initial Certificate Balance ($0)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	NAP	NAP	NAP	NAP	NAP
February 2021	NAP	NAP	NAP	NAP	NAP
February 2022	NAP	NAP	NAP	NAP	NAP
February 2023	NAP	NAP	NAP	NAP	NAP
February 2024	NAP	NAP	NAP	NAP	NAP
February 2025	NAP	NAP	NAP	NAP	NAP
February 2026	NAP	NAP	NAP	NAP	NAP
February 2027	NAP	NAP	NAP	NAP	NAP
February 2028	NAP	NAP	NAP	NAP	NAP
February 2029	NAP	NAP	NAP	NAP	NAP
February 2030 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP

(1)

The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($486,300,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.84	9.80	9.76	9.70	9.47

(1)

The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($256,300,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.87	9.86	9.84	9.80	9.54

(1)

The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	99%	99%	99%	99%	99%
February 2026	79%	79%	79%	79%	79%
February 2027	59%	59%	59%	59%	59%
February 2028	38%	38%	38%	38%	38%
February 2029	16%	16%	16%	16%	16%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.41	7.41	7.41	7.41	7.41

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.91	9.91	9.89	9.58

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.91	9.91	9.91	9.66

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.93	9.91	9.91	9.66

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from February 1, 2020 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to a Serviced AB Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC“ and the “Upper-Tier REMIC“, and, together, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class NR-RR, Class F5T-A, Class F5T-B, Class F5T-C and Class F5T-D certificates and the F5T-VRR Interest and the regular interests that correspond in the aggregate to the VRR Interest (excluding the right to receive Excess Interest) (the “VRR Upper-Tier Regular Interest”), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Trust Subordinate Companion REMIC, (c) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) a portion of the issuing entity consisting of Excess Interest, the Excess Interest Distribution Account and the VRR Upper-Tier Regular Interest will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, subchapter E of the Code, (b) the VRR Interest will represent undivided beneficial interests in both the VRR Upper-Tier REMIC Regular Interest and the VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code, (c) the Loan-Specific Certificates will represent undivided beneficial interests in the Excess Interest collected on the Trust Subordinate Companion Loan and the related amounts held in the Excess Interest Distribution Account under Section 671 of the Code and (d) the Class S Certificates will represent undivided beneficial interests in the Non-VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans or the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount, or “OID”) on the

Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans or the Trust Subordinate Companion Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, sixteen (16) of the Mortgaged Properties (collectively, 17.1%) securing ten (10) Mortgage Loans are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans or the Trust Subordinate Companion Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under legislation enacted on December 22, 2017, and commonly referred to as the “Tax Cuts and Jobs Acts” (the “Tax Cuts and Jobs Act”), Regular Interestholders may be required to accrue amounts of OID, Yield Maintenance Charges, Prepayment Premiums and other amounts no later than the year they include such amounts as revenue on their applicable financial statements. However, recent proposed Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including, among other things, income subject to OID timing rules. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID

Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class      certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption“. See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class      certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class      certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans and the Trust Subordinate Companion Loan will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Trust Subordinate Companion Loan REMIC’s acquisition of an REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, included new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“partnership representatives”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person (the partnership representative) to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a “tax matters person’s” actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnerships representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to any Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person“ is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person“ means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class S Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Barclays Capital Inc.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
Bancroft Capital, LLC	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-SB	Class X-A	Class X-B	Class A-S
Barclays Capital Inc.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
Bancroft Capital, LLC	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class B	Class C
Barclays Capital Inc.	$	$
SG Americas Securities, LLC	$	$
Bancroft Capital, LLC	$	$
Drexel Hamilton, LLC	$	$
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately    % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2020, before deducting expenses payable by the depositor (such expenses estimated at $   , excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays Bank PLC, the expected initial Pooled Risk Retention Consultation Party, the expected F5 Tower-A Risk Retention Consultation Party, the expected holder of the VRR Interest (as a “majority-owned affiliate” of Barclays) and an expected holder of a portion of the F5T-VRR Interest (as a “majority-owned affiliate” of Barclays), and is an affiliate of Barclays, which is a sponsor, an originator and a mortgage loan seller and is an affiliate of the holder of certain of the Parkmerced Companion Loans, certain of the 650 Madison Avenue Companion Loans, certain of the F5 Tower Companion Loans, the Exchange on Erwin Companion Loan and the ExchangeRight Net Leased Portfolio #31 Companion Loan. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Kings Plaza Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)  the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)  the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans; and

(3)  the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc. and SG Americas Securities has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-226850-05)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226850) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group“ consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan“ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the Trust, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in February 2053. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered

Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of two NRSROs hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by those NRSROs for the classes of Offered Certificates. If the depositor had selected those NRSROs to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

On July 2, 2019, Morningstar Credit Ratings, LLC completed the acquisition of DBRS, Inc. We cannot assure you that the ratings on your Certificates from DBRS Morningstar will not be adversely affected by any change in methodology as a result of such acquisition.

Index of Defined Terms

1
17g-5 Information Provider	335
1986 Act	495
1996 Act	475
2
2015 Budget Act	503
3
30/360 Basis	373
4
401(c) Regulations	513
6
650 Madison Avenue A Notes	234
650 Madison Avenue Co-Lender Agreement	234
650 Madison Avenue Control Appraisal Period	238
650 Madison Avenue Controlling Noteholder	237
650 Madison Avenue Major Decision	238
650 Madison Avenue Non-Controlling Noteholder	238
650 Madison Avenue Non-Lead Noteholders	238
650 Madison Avenue Pari Passu Companion Loans	234
650 Madison Avenue Subordinate Companion Loans	234
A
AB Modified Loan	384
AB Whole Loan	208
Accelerated Mezzanine Loan Lender	329
Acceptable Insurance Default	388
Acting General Counsel’s Letter	142
Actual/360 Basis	192
Actual/360 Loans	362
ADA	477
Additional Exclusions	388
Administrative Cost Rate	311
ADR	146
Advances	357
Affirmative Asset Review Vote	426
Aggregate Excess Prepayment Interest Shortfall	322
Aggregate Gain-on-Sale Entitlement Amount	305
Aggregate Principal Distribution Amount	312
ALTA	259
Annual Debt Service	146
Anticipated Repayment Date	192
Appraisal Reduction Amount	381
Appraisal Reduction Event	380
Appraised Value	147
Appraised-Out Class	386
ARD	192
ARD Loan	192
ASR Consultation Process	402
Assessment of Compliance	457
Asset Representations Reviewer Asset Review Fee	379
Asset Representations Reviewer Fee	379
Asset Representations Reviewer Fee Rate	379
Asset Representations Reviewer Termination Event	431
Asset Representations Reviewer Upfront Fee	379
Asset Review	428
Asset Review Notice	427
Asset Review Quorum	427
Asset Review Report	429
Asset Review Report Summary	429
Asset Review Standard	428
Asset Review Trigger	425
Asset Review Vote Election	426
Asset Status Report	399
Association	171
Assumed Certificate Coupon	292
Assumed Final Distribution Date	320
Assumed Scheduled Payment	313
Attestation Report	458
B
Balloon LTV Ratio	151
Balloon Payment	151
BANK 2020-BNK25 PSA	208
Bankruptcy Code	469
Barclays	248
Barclays Data Tape	250
Barclays Holdings	248
Barclays Mortgage Loans	250
Barclays Review Team	250
Base Interest Fraction	319
Beds	158

Bellagio Hotel and Casino A Notes	239
Bellagio Hotel and Casino B Notes	239
Bellagio Hotel and Casino C Notes	239
Bellagio Hotel and Casino Co-Lender Agreement	239
Bellagio Hotel and Casino Companion Loans	239
Bellagio Hotel and Casino Controlling Noteholder	246
Bellagio Hotel and Casino Major Decision	247
Bellagio Hotel and Casino Non-Controlling Noteholder	246
Bellagio Hotel and Casino Non-Lead Noteholders	247
Bellagio Hotel and Casino Subordinate Companion Loans	239
Belton TIF	190
BERs	175
Best Buy Space	183
Borrower Party	329
Borrower Party Affiliate	329
Breach Notice	346
Brownfield Program	174
BX 2019-OC11 TSA	208
C
C(WUMP)O	21
Cash Flow Analysis	147
CEA	173
CERCLA	475
Certificate Administrator/Trustee Fee	378
Certificate Administrator/Trustee Fee Rate	378
Certificate Balance	300
Certificate Owners	338
Certificateholder	330
Certificateholder Quorum	434
Certificateholder Repurchase Request	444
Certifying Certificateholder	340
Class 9	163
Class A Certificates	299
Class A-SB Planned Principal Balance	313
Class X Certificates	299
Clearstream	337
Clearstream Participants	339
Closing Date	145, 248
CMBS	59
CMBS B-Piece Securities	288
CMMBS	272
Code	493
Collateral Deficiency Amount	384
Collection Account	361
Collection Period	305
Communication Request	341
Companion Distribution Account	361
Companion Holder	208
Companion Holders	208
Companion Loan Rating Agency	208
Companion Loans	144
Compensating Interest Payment	321
Condominium	170, 171
Condominium Conversion	170
Condominium Documents	170
Condominium Unit	170
Condominium Units	170
ConEd	162
Constant Prepayment Rate	485
Constraining Level	291
Consultation Termination Event	415
Control Appraisal Period	208
Control Eligible Certificates	409
Control Note	208
Control Termination Event	415
Controlling Class	409
Controlling Class Certificateholder	409
Controlling Holder	208
Corrected Loan	399
CPR	485
CPY	485
CREC	173
Credit Risk Retention Rules	283
CREFC®	326
CREFC® Intellectual Property Royalty License Fee	380
CREFC® Intellectual Property Royalty License Fee Rate	380
CREFC® Reports	326
Cross-Collateralized Mortgage Loan Repurchase Criteria	348
Cross-Over Date	309
Cumulative Appraisal Reduction Amount	384, 385
Cure/Contest Period	429
Cut-off Date	143
Cut-off Date Balance	148
Cut-off Date Loan-to-Value Ratio	149
Cut-off Date LTV Ratio	149
D
D or @%(#)	153
D or GRTR of @% or YM(#)	153
D or YM(#)	153
D(#)	152
DBRS	430
DBRS Morningstar	128, 456
Debt Service Coverage Ratio	150
Declaration	171
Defaulted Loan	405
Defeasance Deposit	196

Defeasance Loans	196
Defeasance Lock-Out Period	196
Defeasance Option	196
Definitive Certificate	337
Delegated Directive	18
Delinquent Loan	426
Depositories	337
Determination Date	302
Diligence File	343
Directing Certificateholder	408
Directing Certificateholder Asset Status Report Approval Process	401
Disclosable Special Servicer Fees	377
Discount Rate	319
Discount Yield	291
Dispute Resolution Consultation	447
Dispute Resolution Cut-off Date	447
Distribution Accounts	362
Distribution Date	302
Distribution Date Statement	326
Dodd-Frank Act	124
DOL	510
DSCR	150
DTC	337
DTC Participants	337
DTC Rules	338
Due Date	192, 305
E
EDGAR	509
EEA	18
Effective Gross Income	147
Eligible Asset Representations Reviewer	430
Eligible Operating Advisor	421
Enforcing Party	445
Enforcing Servicer	445
Environmental Work	176
ESA	173
Escrow/Reserve Mitigating Circumstances	254
EU Institutional Investors	126
EU Risk Retention and Due Diligence Requirements	126
EU Securitization Regulation	19, 126
Euroclear	337
Euroclear Operator	339
Euroclear Participants	339
Exception Schedules	298
Excess Interest	301
Excess Interest Distribution Account	362
Excess Modification Fee Amount	374
Excess Modification Fees	372
Exchange Act	248
Excluded Controlling Class Holder	328
Excluded Information	329
Excluded Loan	329
Excluded Plan	512
Excluded Special Servicer	435
Excluded Special Servicer Loan	435
Exemption	510
Exemption Rating Agency	511
F
F5 Tower Available Funds	303
F5 Tower Control Appraisal Period	222
F5 Tower Control Eligible Certificates	409
F5 Tower Controlling A Note	221
F5 Tower Controlling A Note Securitization	408
F5 Tower Controlling Class	409
F5 Tower Controlling Class Certificateholder	409
F5 Tower Controlling Class Representative	408
F5 Tower Directing Holder	221
F5 Tower Intercreditor Agreement	218
F5 Tower Loan-Specific Directing Holder	408
F5 Tower Mortgage Loan	218
F5 Tower Mortgaged Property	217
F5 Tower Non-VRR Percentage	325
F5 Tower Non-VRR Realized Loss	324
F5 Tower Noteholders	218
F5 Tower Pari Passu Companion Loans	218
F5 Tower risk retention consultation parties	31
F5 Tower Risk Retention Consultation Parties	329
F5 Tower Subordinate Companion Loan	218
F5 Tower Subordinate Companion Loans Threshold Event Collateral	223
F5 Tower VRR Percentage	324
F5 Tower VRR Realized Loss	324
F5 Tower Whole Loan	218
F5 Tower-A risk retention consultation party	31
F5 Tower-A Risk Retention Consultation Party	328
F5 Tower-B risk retention consultation party	31
F5 Tower-B Risk Retention Consultation Party	329
FATCA	504
FDIA	141
FDIC	141
FIEL	23
Final Asset Status Report	401
Final Dispute Resolution Election Notice	447
Financial Promotion Order	19

FIRREA	142
Fitch	456
FPO Persons	19
FSMA	19
G
GACC	144
Gain-on-Sale Remittance Amount	305
Gain-on-Sale Reserve Account	363
Garage Affiliate	162
Garage Partnership	162
Garn Act	476
GLA	151
Government Securities	194
Grantor Trust	301, 493
GRTR of @% or YM(#)	153
H
HAP Contract	163
HRR certificates	35
HRR Certificates	283
HSTP Act	72
HUD	163
I
ICIP	189
IDEM	175
IEMA	174
IEPA	174
Impermissible Risk Retention Affiliate	437
Impermissible TPP Affiliate	437
Indirect Participants	338
Initial Delivery Date	399
Initial Pool Balance	143
Initial Rate	192
Initial Requesting Certificateholder	445
In-Place Cash Management	151
INSTITUTIONAL INVESTOR	21
Insurance and Condemnation Proceeds	361
Intercreditor Agreement	208
Interest Accrual Amount	311
Interest Accrual Period	312
Interest Deposit Amount	362
Interest Distribution Amount	311
Interest Reserve Account	362
Interest Shortfall	312
Interested Person	406
Interest-Only Certificates	289
Interest-Only Expected Price	295
Interpolated Yield	290, 294
Investor Certification	329
IRS	403
ISO	162
J
Japanese Retention Requirement	23
JFSA	23
JRR Rule	23
K
KBRA	430
KeyBank	280
KKR Aggregator	288
L
L(#)	152
Lease	172
Leasehold Collateral	172
Leasehold Parcel	172
Lembo	178
Lembo Action	178
Lessor	172
Liquidation Fee	375
Liquidation Fee Rate	375
Liquidation Proceeds	361
LNR Partners	276
Loan Per Unit	151
Loan Refinancing	204
Loan Refinancing Conditions	205
Loan-Specific Certificateholder	330
loan-specific certificates	3
Loan-Specific Certificates	144, 299
Loan-Specific Initial Purchasers	328
Lock-out Period	194
Loss of Value Payment	349
Lower-Tier Regular Interests	493
Lower-Tier REMIC	301, 493
Lower-Tier REMIC Distribution Account	361
LTV Ratio	148
LTV Ratio at Maturity	151
M
MAD 2019-650M TSA	208
MAI	351
Major Decision	410
Major Decision Reporting Package	410
Majority F5 Tower Subordinate Companion Loan Noteholder	221
Marion TIF	190
MAS	21
Master Servicer Decision	390
Master Servicer Proposed Course of Action Notice	446
Material Defect	346
Maturity Date Balloon Payment	151
MGM	186
Midland	271

MiFID II	18, 19
MLPA	341
MOA	283
Modeling Assumptions	485
Modification Fees	372
Moody’s	430
Morningstar	281
Mortgage	144
Mortgage File	341
Mortgage Loans	143
Mortgage Note	144
mortgage pool	35
Mortgage Pool	143
Mortgage Rate	311
Mortgaged Property	144
MRCD 2019-PARK TSA	208
MRCD 2019-PRKC TSA	226
N
NCDEQ	174
Net Mortgage Rate	311
Net Operating Income	152
NFA	175
NFR	174
NI 33-105	24
NJDEP	173
Non-Control Note	208
Non-Controlling Holder	208
Non-Lead Securitization Trust	224
non-offered pooled certificates	34
Nonrecoverable Advance	358
Non-Serviced A/B Whole Loan	208
Non-Serviced Certificate Administrator	208
Non-Serviced Companion Loan	209
Non-Serviced Directing Certificateholder	209
Non-Serviced Master Servicer	209
Non-Serviced Mortgage Loan	209
Non-Serviced Pari Passu Companion Loan	209
Non-Serviced Pari Passu Mortgage Loan	209
Non-Serviced Pari Passu Whole Loan	209
Non-Serviced PSA	209
Non-Serviced Special Servicer	209
Non-Serviced Subordinate Companion Loan	209
Non-Serviced Trustee	209
Non-Serviced Whole Loan	209
Non-U.S. Person	504
Non-VRR Percentage	286
North Garage	162
Notional Amount	301
NRA	152
NRP	173
NRSRO	328
NRSRO Certification	331
NYSDEC	173
O
O(#)	152
Occupancy As-Of Date	152
Occupancy Rate	152
offered certificates	34
Offered Certificates	300
Office Parcel	198
OID	495
OID Regulations	496
OLA	142
Operating Advisor Annual Report	419
Operating Advisor Consultation Event	298
Operating Advisor Consulting Fee	378
Operating Advisor Expenses	379
Operating Advisor Fee	378
Operating Advisor Fee Rate	378
Operating Advisor Standard	419
Operating Advisor Termination Event	423
Operating Statements	157
Other Master Servicer	209
Other PSA	209
Other Special Servicer	209
P
P&I Advance	356
P&I Advance Date	356
PACE	105, 206
Pads	158
Par Purchase Price	405
Pari Passu Companion Loans	144
Pari Passu Mortgage Loan	209
Parkmerced A Notes	223
Parkmerced B Notes	223
Parkmerced C Notes	223
Parkmerced Co-Lender Agreement	223
Parkmerced Control Appraisal Period	232
Parkmerced Controlling Noteholder	231
Parkmerced Non-Controlling Senior Noteholder	232
Parkmerced Pari Passu Companion Loans	223
Parkmerced Subordinate Companion Loans	223
Participants	337
Parties in Interest	510
partnership representatives	503
Pass-Through Rate	309
Patriot Act	478
PCIS Persons	20
PCR	258
Pentalpha Surveillance	275

Percentage Interest	302
Periodic Payments	303
Permitted Investments	302, 363
Permitted Preferred Equity	207
Permitted Preferred Equity Documents	207
Permitted Preferred Equity Election	207
Permitted Preferred Equity Holder	207
Permitted Preferred Equity Rights	207
Permitted Special Servicer/Affiliate Fees	378
PIPs	177
Plans	509
Pooled Aggregate Available Funds	302
Pooled Available Funds	305
Pooled Certificate Realized Loss	323
Pooled Certificateholder	330
Pooled Certificates	300
Pooled Non-VRR Certificates	300
Pooled Principal Balance Certificates	300
Pooled Regular Certificates	299
Pooled Risk Retention Consultation Party	328
Pooled Voting Rights	336
Pooled VRR Realized Loss	285
Pooled VRR Realized Loss Interest Distribution Amount	286
PRC	20
Preliminary Dispute Resolution Election Notice	447
Prepayment Assumption	497
Prepayment Interest Excess	320
Prepayment Interest Shortfall	321
Prepayment Premium	319
Prepayment Provisions	152
PRIIPS Regulation	18
Primary Collateral	349
Prime Rate	361
Principal Balance Certificates	300
Principal Distribution Amount	312
Principal Shortfall	313
Privileged Information	422
Privileged Information Exception	422
Privileged Person	328
Professional Investors	21
Prohibited Prepayment	321
Promotion of Collective Investment Schemes Exemptions Order	19
Proposed Course of Action	446
Proposed Course of Action Notice	446
Prospectus	21
Prospectus Directive	18, 19
PSA	299
PSA Party Repurchase Request	445
PTCE	512
Purchase Price	350
Q
Qualification Criteria	261
Qualified Investor	18
Qualified Replacement Special Servicer	435
Qualified Substitute Mortgage Loan	350
Qualifying CRE Loan Percentage	284
R
RAC No-Response Scenario	455
RAP	173
Rated Final Distribution Date	320
Rating Agencies	456
Rating Agency Confirmation	456
REA	70
Realized Losses	325
REC	173
Record Date	302
Registration Statement	509
Regular Certificates	299
Regular Interestholder	496
Regular Interests	493
Regulation AB	458
Reimbursement Rate	361
Related Proceeds	359
Release Date	196
Release Parcel	197, 198
Release Price	198
Release Property	198, 199
Relevant Investor	22
Relevant Persons	20
Relief Act	478
Remaining Term to Maturity	153
REMIC	493
REO Account	363
REO Loan	315
REO Property	399
Report	178
Repurchase Request	445
Requesting Certificateholder	447
Requesting Holders	386
Requesting Investor	341
Requesting Party	455
Required Credit Risk Retention Percentage	284
Requirements	478
Residual Certificates	299
Resolution Failure	445
Resolved	445
Restricted Group	511
Restricted Party	422
Retail Parcel	198
Retaining Parties	284
Retaining Sponsor	283
Review Materials	427

Revised Rate	192
RevPAR	153
Risk Retention Affiliate	421
Risk Retention Affiliated	421
risk retention consultation parties	31
Risk Retention Consultation Party	328
RMBS	271
ROFO	184
ROFR	184
Rooms	158
Rule 17g-5	331
S
S&P	272, 281, 456
Scheduled Certificate Interest Payments	293
Scheduled Certificate Principal Payments	289
Scheduled Principal Distribution Amount	312
SEC	248
Securities Act	457
Securitization Accounts	299, 363
Senior Certificates	299
Sequential Pay Event	224
Serviced AB Whole Loan	210
Serviced Companion Loan	210
Serviced Mortgage Loan	210
Serviced Pari Passu Companion Loan	210
Serviced Pari Passu Companion Loan Securities	439
Serviced Pari Passu Mortgage Loan	210
Serviced Pari Passu Whole Loan	210
Serviced Subordinate Companion Loan	210
Serviced Whole Loan	210
Servicer Termination Event	437
Servicing Advances	357
Servicing Fee	371
Servicing Fee Rate	371
Servicing Standard	355
SF	153
SFA	21
SFO	21
SGFC Entities	255
SGNY	255
Similar Law	509
SMC	262
SMC Data Tape	263
SMC Mortgage Loans	262
SMMEA	513
Société Générale	255
Societe Generale Financial Corporation	255
Societe Generale Financial Corporation Data Tape	260
Societe Generale Financial Corporation Deal Team	259
Societe Generale Mortgage Loans	256
Special Servicing Fee	373
Special Servicing Fee Rate	373
Specially Serviced Loans	396
Sq. Ft.	153
Square Feet	153
SRP	174
Standard Qualifications	2
Startup Day	494
Starwood	262
Starwood Review Team	263
Stated Principal Balance	314
Structured Product	21
STWD	276
Subordinate Certificates	299
Subordinate Companion Loan	210
Subordinate Companion Loans	144
Subsequent Asset Status Report	399
Sub-Servicing Agreement	355
Swap-Priced Expected Price	293
Swap-Priced Principal Balance Certificates	289
T
T-12	153
Target Price	292
Tax Cuts and Jobs Act	496
Term to Maturity	153
Termination Purchase Amount	459
Terms and Conditions	339
Tests	428
Third Party Purchaser	288
Third-Party Purchaser	283
TIF	190
TIF Agreements	190
Title IV Financial Aid	65
Title V	477
Total Operating Expenses	147
Treasury regulations	493
Triggering Event of Default	240
TRIPRA	91
Trust	269
Trust REMICs	493
Trust Subordinate Companion Loan	144
Trust Subordinate Companion Loan REMIC	493
Trust Subordinate Companion Loan REMIC Distribution Account	362
Trust Subordinate Companion Loan REMIC Regular Interests	493
Trust Subordinate Companion REMIC	301
TTM	153
U
U.S. Person	504

U/W DSCR	150
U/W Expenses	153
U/W NCF	154
U/W NCF Debt Yield	156
U/W NCF DSCR	150
U/W Net Cash Flow	154
U/W Net Operating Income	156
U/W NOI	156
U/W NOI Debt Yield	158
U/W NOI DSCR	157
U/W Revenues	158
UCC	465
Underwriter Entities	114
Underwriting Agreement	506
Underwritten Debt Service Coverage Ratio	150
Underwritten Expenses	153
Underwritten NCF	154
Underwritten NCF Debt Yield	156
Underwritten Net Cash Flow	154
Underwritten Net Cash Flow Debt Service Coverage Ratio	150
Underwritten Net Operating Income	156
Underwritten Net Operating Income Debt Service Coverage Ratio	157
Underwritten NOI	156
Underwritten NOI Debt Yield	158
Underwritten Revenues	158
Units	158
Unscheduled Principal Distribution Amount	313
Unsolicited Information	428
Upper-Tier REMIC	301, 493
Upper-Tier REMIC Distribution Account	362
USTs	173
V
Volcker Rule	125
Voting Rights	336
Voucher Program	163
VRR Allocation Percentage	286
VRR Available Funds	284
VRR Certificate Gain-on-Sale Remittance Amount	285
VRR Gain-on-Sale Reserve Account	363
VRR Interest	283
VRR Interest Distribution Amount	286
VRR Percentage	286
VRR Principal Distribution Amount	286
VRR REMIC	493
VRR Upper-Tier Regular Interest	493
W
WAC	4
WAC Rate	311
Weighted Average Mortgage Rate	158
Wells Fargo Bank	270
Whole Loan	144
Withheld Amounts	362
Workout Fee	374
Workout Fee Rate	374
Workout-Delayed Reimbursement Amount	360
Y
Yield Maintenance Charge	319
Yield-Priced Expected Price	295
Yield-Priced Principal Balance Certificates	289
YM(#)	153

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure
1	Both	Barclays	1	Parkmerced	3711 19th Avenue	San Francisco	CA	94132	Multifamily	High Rise/Townhome	1944, 1951	2009	3,165	Units
2	Both	Barclays	1	650 Madison Avenue	650 Madison Avenue	New York	NY	10022	Mixed Use	Office/Retail	1957, 1987	2015	600,415	Square Feet
3	Both	SGFC	1	Kings Plaza	5100 Kings Plaza	Brooklyn	NY	11234	Retail	Super Regional Mall	1969	2018	811,797	Square Feet
4	Both	Barclays	1	545 Washington Boulevard	545 Washington Boulevard	Jersey City	NJ	07310	Office	CBD	2001		866,706	Square Feet
5	Both	Barclays	1	F5 Tower	801 5th Avenue	Seattle	WA	98104	Office	CBD	2019		515,518	Square Feet
6	Both	Barclays	1	Exchange on Erwin	2610 Erwin Drive	Durham	NC	27705	Mixed Use	Multifamily/Office/Retail	2007, 2017-2018		316,061	Square Feet
7	Both	SGFC	1	Bellagio Hotel and Casino	3600 South Las Vegas Boulevard	Las Vegas	NV	89109	Hotel	Full Service	1997	2019	3,933	Rooms
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	Various	Various	Various	Various	Various	Various	Various		547,761	Square Feet
8.01	Property	Barclays	1	Hy-Vee - Savage, MN	6150 Egan Drive	Savage	MN	55378	Retail	Freestanding	2016		101,278	Square Feet
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH	5461 New Albany Road West	New Albany	OH	43054	Retail	Freestanding	2006		71,050	Square Feet
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA	6301 Veterans Parkway	Columbus	GA	31909	Office	Medical	2019		14,181	Square Feet
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL	17 West Golf Road	Des Plaines	IL	60016	Retail	Freestanding	2000		15,120	Square Feet
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL	463180 State Highway 200	Yulee	FL	32097	Retail	Freestanding	2019		18,800	Square Feet
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO	520 East Markey Parkway	Belton	MO	64012	Retail	Freestanding	2016		55,000	Square Feet
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH	3942 Navarre Avenue	Oregon	OH	43616	Retail	Freestanding	2004		18,795	Square Feet
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH	280 McMahan Boulevard	Marion	OH	43302	Retail	Freestanding	2007		55,020	Square Feet
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL	2161 East Laraway Road	New Lenox	IL	60451	Retail	Freestanding	2019		19,097	Square Feet
8.10	Property	Barclays	1	Tractor Supply - Danville, IN	16 Ridge Avenue	Danville	IN	46122	Retail	Freestanding	2019		19,097	Square Feet
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH	921 Lila Avenue	Milford	OH	45150	Retail	Freestanding	1999		10,118	Square Feet
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL	2422 College Avenue	Alton	IL	62002	Retail	Freestanding	2000		10,157	Square Feet
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL	3120 Chicago Road	South Chicago Heights	IL	60411	Retail	Freestanding	2000		14,725	Square Feet
8.14	Property	Barclays	1	Walgreens - Wheeling, IL	1199 West Dundee Road	Wheeling	IL	60090	Retail	Freestanding	2000		14,250	Square Feet
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL	506 Riverstone Parkway	Kankakee	IL	60901	Retail	Freestanding	2019		19,097	Square Feet
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA	1437 Highway 92 North	Fayetteville	GA	30214	Retail	Freestanding	2018		9,002	Square Feet
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL	3100 Dauphin Island Parkway	Mobile	AL	36605	Retail	Freestanding	2000		10,125	Square Feet
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA	7216 Brook Road	Richmond	VA	23227	Retail	Freestanding	2005		7,000	Square Feet
8.19	Property	Barclays	1	Dollar General - Roanoke, VA	2227 Garden City Boulevard Southeast	Roanoke	VA	24014	Retail	Freestanding	2012		10,542	Square Feet
8.20	Property	Barclays	1	Dollar General - McDonough, GA	2370 Highway 155 North	McDonough	GA	30252	Retail	Freestanding	2019		9,026	Square Feet
8.21	Property	Barclays	1	Dollar General - Alvin, TX	1109 South Gordon Street	Alvin	TX	77511	Retail	Freestanding	2011		9,026	Square Feet
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA	2650 Cruse Road	Lawrenceville	GA	30044	Retail	Freestanding	1999		10,127	Square Feet
8.23	Property	Barclays	1	Dollar General - Prattville, AL	1455 Martin Luther King Drive	Prattville	AL	36067	Retail	Freestanding	2019		9,026	Square Feet
8.24	Property	Barclays	1	Dollar General - Mobile, AL	5768 Three Notch Road	Mobile	AL	36619	Retail	Freestanding	2019		9,002	Square Feet
8.25	Property	Barclays	1	Dollar General - Evansville, IN	3101 Mount Vernon Avenue	Evansville	IN	47712	Retail	Freestanding	2019		9,100	Square Feet
9	Both	SGFC	1	CNP Headquarters	1250 East Lathrop Road, 15789 McKinley Avenue, 2020 Park Street and 2445 East Louise Avenue	Lathrop	CA	95330	Industrial	Manufacturing	1992-2000		358,107	Square Feet
10	Both	SMC	1	482 Seneca Avenue	482 Seneca Avenue	Ridgewood	NY	11385	Multifamily	Mid Rise	2019		21	Units
11	Both	SMC	1	217 Court Street	217 Court Street	Brooklyn	NY	11201	Multifamily	Mid Rise	1900	2017	6	Units
12	Both	SMC	1	144 North 11th Street	144 North 11th Street	Brooklyn	NY	11249	Multifamily	Mid Rise	1899	2018	8	Units
13	Both	SMC	1	99 North 7th Street	99 North 7th Street	Brooklyn	NY	11249	Multifamily	Mid Rise	1900	2018	7	Units
14	Both	SMC	1	22 Melrose Street	22 Melrose Street	Brooklyn	NY	11206	Multifamily	Mid Rise	2017		8	Units
15	Both	Barclays	1	Millikan Business Center	14400-14523 Millikan Way	Beaverton	OR	97005	Mixed Use	Office/Industrial	1970		293,763	Square Feet
16	Both	Barclays	1	Satellite Flex Office Portfolio	2400, 2405, 2425 and 2450 Commerce Avenue	Duluth	GA	30096	Office	Suburban	1998-1999		287,816	Square Feet
17	Both	SGFC	1	2000 Park Lane	2000 Park Lane	Pittsburgh	PA	15275	Office	Suburban	1993	2012-2014	234,859	Square Feet
18	Loan	SGFC	35	Advance Auto Parts Portfolio	Various	Various	Various	Various	Retail	Freestanding	Various	Various	248,790	Square Feet
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale	605 Southeast 20th Street	Fort Lauderdale	FL	33316	Retail	Freestanding	1997		6,697	Square Feet
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo	99256 Overseas Highway	Key Largo	FL	33037	Retail	Freestanding	1997		6,622	Square Feet
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville	295 Glynn Street	Fayetteville	GA	30214	Retail	Freestanding	1998		6,432	Square Feet
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit	500 Southeast Missouri 291 Highway	Lee’s Summit	MO	64063	Retail	Freestanding	1988		10,686	Square Feet
18.05	Property	SGFC	1	Advance Auto Parts - Deltona	1665 Providence Boulevard	Deltona	FL	32725	Retail	Freestanding	1997	2012	6,690	Square Feet
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg	3404 Halls Ferry Road	Vicksburg	MS	39180	Retail	Freestanding	1998		6,686	Square Feet
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal	1501 South Ribaut Road	Port Royal	SC	29935	Retail	Freestanding	1999		6,712	Square Feet
18.08	Property	SGFC	1	Advance Auto Parts - York	1406 Kenneth Road	York	PA	17408	Retail	Freestanding	1986		7,768	Square Feet
18.09	Property	SGFC	1	Advance Auto Parts - Waycross	2105 Memorial Drive	Waycross	GA	31501	Retail	Freestanding	1993		11,975	Square Feet
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston	712 North Church Street	Thomaston	GA	30286	Retail	Freestanding	1997		6,673	Square Feet
18.11	Property	SGFC	1	Advance Auto Parts - Marietta	2588 Powder Springs Road	Marietta	GA	30064	Retail	Freestanding	1998		6,148	Square Feet
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville	10301 D’iberville Road	D’iberville	MS	39532	Retail	Freestanding	1997		6,697	Square Feet
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie	1725 First Avenue Southeast	Moultrie	GA	31768	Retail	Freestanding	1994		6,510	Square Feet
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta	1060 Edgefield Road	North Augusta	SC	29860	Retail	Freestanding	1999		6,741	Square Feet
18.15	Property	SGFC	1	Advance Auto Parts - Daphne	1800 Highway 98	Daphne	AL	36526	Retail	Freestanding	1996		6,689	Square Feet
18.16	Property	SGFC	1	Advance Auto Parts - Naranja	26859 South Dixie Highway	Naranja	FL	33032	Retail	Freestanding	1997		6,460	Square Feet
18.17	Property	SGFC	1	Advance Auto Parts - Milford	162 Elm Street	Milford	NH	03055	Retail	Freestanding	1997		8,014	Square Feet
18.18	Property	SGFC	1	Advance Auto Parts - Adel	212 West 4th Street	Adel	GA	31620	Retail	Freestanding	1997		6,717	Square Feet
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton	104 South Oak Street	Eatonton	GA	31024	Retail	Freestanding	1999		6,702	Square Feet
18.20	Property	SGFC	1	Advance Auto Parts - Meridian	1601 5th Avenue	Meridian	MS	39301	Retail	Freestanding	1999		6,702	Square Feet
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade	2 Northeast 6th Street	Fort Meade	FL	33841	Retail	Freestanding	1996		6,700	Square Feet
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment	2440 Highway 29 South	Cantonment	FL	32533	Retail	Freestanding	1996		6,705	Square Feet
18.23	Property	SGFC	1	Advance Auto Parts - Topeka	1939 Northwest Topeka Boulevard	Topeka	KS	66608	Retail	Freestanding	1998		8,220	Square Feet
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst	28085 Highway 28	Hazlehurst	MS	39083	Retail	Freestanding	1997		6,693	Square Feet
18.25	Property	SGFC	1	Advance Auto Parts - Quitman	311 South Archusa Avenue	Quitman	MS	39355	Retail	Freestanding	1999		6,707	Square Feet
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs	1118 Bienville Boulevard	Ocean Springs	MS	39564	Retail	Freestanding	1997		6,666	Square Feet
18.27	Property	SGFC	1	Advance Auto Parts - Albany	1416 Radium Springs Road	Albany	GA	31705	Retail	Freestanding	1996		6,764	Square Feet
18.28	Property	SGFC	1	Advance Auto Parts - Eastman	401 Oak Street	Eastman	GA	31023	Retail	Freestanding	1995		6,710	Square Feet
18.29	Property	SGFC	1	Advance Auto Parts - Lima	1145 West North Street	Lima	OH	45805	Retail	Freestanding	1998		8,000	Square Feet
18.30	Property	SGFC	1	Advance Auto Parts - Nashville	520 South Davis Street	Nashville	GA	31639	Retail	Freestanding	1996		6,717	Square Feet
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island	4481 Jefferson Davis Highway	Beech Island	SC	29842	Retail	Freestanding	1996		6,710	Square Feet
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia	1104 Martin Luther King Jr. Expressway	Andalusia	AL	36420	Retail	Freestanding	1995		6,428	Square Feet
18.33	Property	SGFC	1	Advance Auto Parts - Garden City	2202 East Kansas Avenue	Garden City	KS	67846	Retail	Freestanding	1989		7,995	Square Feet
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off	14036 West Main Street	Cut Off	LA	70373	Retail	Freestanding	1999		6,671	Square Feet
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge	4122 Plank Road	Baton Rouge	LA	70805	Retail	Freestanding	1998		6,783	Square Feet

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure
19	Loan	Barclays	7	Trinity Multifamily Portfolio	Various	Various	Various	Various	Multifamily	Garden	Various	Various	354	Units
19.01	Property	Barclays	1	7500 S South Shore	7500 South South Shore Drive	Chicago	IL	60649	Multifamily	Garden	1950	2017	130	Units
19.02	Property	Barclays	1	Sierra Antigua Apartments	800 North Lenzner Avenue	Sierra Vista	AZ	85635	Multifamily	Garden	1973	2018	60	Units
19.03	Property	Barclays	1	South Clyde	6914-6916 South Clyde Avenue	Chicago	IL	60649	Multifamily	Garden	1928	2017	53	Units
19.04	Property	Barclays	1	Heather Glenn	1708 Springhill Drive	Valdosta	GA	31602	Multifamily	Garden	2006		30	Units
19.05	Property	Barclays	1	The Woodlands	200 West Cranford Avenue	Valdosta	GA	31602	Multifamily	Garden	1977	2017	38	Units
19.06	Property	Barclays	1	South Chappel	7038 South Chappel Avenue	Chicago	IL	60649	Multifamily	Garden	1926	2017	25	Units
19.07	Property	Barclays	1	The Timbers	210 West Cranford Avenue	Valdosta	GA	31602	Multifamily	Garden	2013		18	Units
20	Both	SMC	1	Gardena Valley Shopping Center	1208-1320 West Redondo Beach Boulevard	Gardena	CA	90247	Retail	Anchored	1952-2003		128,275	Square Feet
21	Loan	SGFC	4	BlueLinx Portfolio III	Various	Various	Various	Various	Industrial	Warehouse	Various	Various	783,889	Square Feet
21.01	Property	SGFC	1	BlueLinx Bridgeton	13860 Corporate Woods Trail	Bridgeton	MO	63044	Industrial	Warehouse	1996		241,053	Square Feet
21.02	Property	SGFC	1	BlueLinx Kansas City	1727 Warren Street	North Kansas City	MO	64116	Industrial	Warehouse	1980	1997	235,922	Square Feet
21.03	Property	SGFC	1	BlueLinx Madison	700 Myatt Drive	Madison	TN	37115	Industrial	Warehouse	1974		152,000	Square Feet
21.04	Property	SGFC	1	BlueLinx Richmond	4700 Bethlehem Road	Richmond	VA	23230	Industrial	Warehouse	1965-1980		154,914	Square Feet
22	Both	SMC	1	Springhill Suites - New Smyrna Beach	512 Flagler Avenue	New Smyrna Beach	FL	32169	Hotel	Select Service	2018		114	Rooms
23	Both	SGFC	1	Hanover Place	16851 South Harlem Avenue	Tinley Park	IL	60477	Multifamily	Garden	2005		150	Units
24	Both	SMC	1	Landing At The Quarter	15425, 15455 and 15475 North Greenway Hayden Loop	Scottsdale	AZ	85260	Industrial	Flex	1989		114,521	Square Feet
25	Both	SMC	1	StorPlace Cool Springs	1006 Flagpole Court	Brentwood	TN	37027	Self Storage	Self Storage	2008		410	Units
26	Both	SMC	1	StorPlace Hendersonville	1010 Avondale Road	Hendersonville	TN	37075	Self Storage	Self Storage	2010		466	Units
27	Both	SMC	1	404-406 Broadway	404-406 Broadway	New York	NY	10013	Mixed Use	Retail/Office	1915	2010	16,183	Square Feet
28	Both	SMC	1	Holly Office Park	44421, 44423, 44425 and 44427 Airport Road	California	MD	20619	Office	Suburban	1983-2001		179,023	Square Feet
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	410 South Missouri Street	Indianapolis	IN	46225	Hotel	Limited Service	2003	2016-2017	108	Rooms
30	Both	SMC	1	The Alhambra Lofts	783-791 Knickerbocker Avenue	Brooklyn	NY	11207	Multifamily	Mid Rise	1960	2019	38	Units
31	Both	Barclays	1	41 University Drive	41 University Drive	Newtown	PA	18940	Office	Suburban	1999		86,940	Square Feet
32	Loan	SMC	3	CVS Walgreens Portfolio	Various	Various	Various	Various	Retail	Freestanding	Various		35,886	Square Feet
32.01	Property	SMC	1	Walgreens Post Falls	706 East Seltice Way	Post Falls	ID	83854	Retail	Freestanding	2003		14,406	Square Feet
32.02	Property	SMC	1	CVS Trenton	1100 Liberty Street	Trenton	NJ	08611	Retail	Freestanding	2001		11,355	Square Feet
32.03	Property	SMC	1	CVS Westborough	74 East Main Street	Westborough	MA	01581	Retail	Freestanding	1997		10,125	Square Feet
33	Both	Barclays	1	Second Street Shops	20-50 Second Street South	Waite Park	MN	56387	Retail	Anchored	1992	2016	93,760	Square Feet
34	Both	SMC	1	101 Stanton Street	101 Stanton Street	New York	NY	10002	Mixed Use	Multifamily/Retail	1920	1985, 2015	15	Units
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	4333 Southwest 15th Street	Oklahoma City	OK	73108	Hotel	Limited Service	2014		104	Rooms
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon	1145 Franklin Road	Lebanon	TN	37090	Hotel	Limited Service	2018		90	Rooms
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	3800 Alexandria Mall Drive	Alexandria	LA	71301	Hotel	Extended Stay	2016		89	Rooms
38	Both	Barclays	1	Hampton Inn - Roseville, MI	33680 Gratiot Avenue	Clinton Township	MI	48035	Hotel	Limited Service	2010	2017	94	Rooms
39	Both	SMC	1	La Jolla Seaview	5685-5699 La Jolla Boulevard	La Jolla	CA	92037	Mixed Use	Multifamily/Office/Retail	1986	2018-2019	16,365	Square Feet
40	Loan	SMC	2	Walnut & Warren Food Lions	Various	Various	Various	Various	Retail	Anchored	Various	Various	95,728	Square Feet
40.01	Property	SMC	1	Walnut Hill	2120 South Crater Road	Petersburg	VA	23805	Retail	Anchored	2007		50,328	Square Feet
40.02	Property	SMC	1	Warren Corners	1206 US Highway 158 Business West	Norlina	NC	27563	Retail	Anchored	1997	2018	45,400	Square Feet
41	Both	SMC	1	Storage Xxtra Highway 92	3595 Hiram Douglasville Highway	Hiram	GA	30141	Self Storage	Self Storage	2005-2006		565	Units
42	Both	Barclays	1	North Fayette Shopping Center	610-690 Chauvet Drive	Pittsburgh	PA	15275	Retail	Shadow Anchored	1999		47,550	Square Feet
43	Loan	SMC	4	Sioux City MHC Portfolio	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various		281	Pads
43.01	Property	SMC	1	McCook Mobile Home Estates MHP	101 Cotts Drive	North Sioux City	SD	57049	Manufactured Housing	Manufactured Housing	1990		110	Pads
43.02	Property	SMC	1	Cottonwood MHP	220 South Derby Lane	North Sioux City	SD	57049	Manufactured Housing	Manufactured Housing	1970		74	Pads
43.03	Property	SMC	1	Tan Tara Hollow MHC	2200 G Street	South Sioux City	NE	68776	Manufactured Housing	Manufactured Housing	1970		56	Pads
43.04	Property	SMC	1	Lakeshore MHP	416 Lakeshore Drive	North Sioux City	SD	57049	Manufactured Housing	Manufactured Housing	1970		41	Pads
44	Both	SMC	1	251 East 10th Street	251 East 10th Street	New York	NY	10009	Multifamily	Mid Rise	1900		10	Units
45	Both	Barclays	1	ABC Self Storage	600 Carson Road, 23 & 790 U.S. Highway 41	Ishpeming, Negaunee	MI	49849, 49866	Self Storage	Self Storage	2003		890	Units

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Occupancy %(3)(4)	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ARD LTV (%)(5)	Interest Rate %
1	Both	Barclays	1	Parkmerced	94.2%	09/10/2019	2,110,000,000	09/03/2019	No	65,000,000	65,000,000	172,828	7.2%	25.9%	65,000,000	25.9%	2.72457
2	Both	Barclays	1	650 Madison Avenue	97.4%	10/01/2019	1,210,000,000	10/31/2019	No	60,000,000	60,000,000	977	6.6%	48.5%	60,000,000	48.5%	3.48600
3	Both	SGFC	1	Kings Plaza	96.7%	10/31/2019	900,000,000	10/17/2019	No	60,000,000	60,000,000	600	6.6%	54.1%	60,000,000	54.1%	3.35880
4	Both	Barclays	1	545 Washington Boulevard	95.5%	08/01/2019	410,000,000	10/16/2019	No	50,321,250	50,321,250	290	5.6%	61.4%	50,321,250	61.4%	3.40500
5	Both	Barclays	1	F5 Tower	100.0%	12/19/2019	470,000,000	11/05/2019	No	50,000,000	50,000,000	359	5.5%	39.4%	50,000,000	39.4%	3.69868
6	Both	Barclays	1	Exchange on Erwin	97.0%	Various	117,000,000	10/31/2019	No	50,000,000	50,000,000	239	5.5%	64.5%	50,000,000	64.5%	3.42100
7	Both	SGFC	1	Bellagio Hotel and Casino	94.8%	09/30/2019	4,260,000,000	10/16/2019	No	43,750,000	43,750,000	426,189	4.8%	39.3%	43,750,000	39.3%	3.170153
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	100.0%	12/09/2019	119,040,000	Various	No	40,000,000	40,000,000	135	4.4%	62.1%	40,000,000	62.1%	3.49400
8.01	Property	Barclays	1	Hy-Vee - Savage, MN	100.0%	12/09/2019	22,400,000	11/12/2019		7,634,518	7,634,518	135	0.8%	62.1%	7,634,518	62.1%	3.49400
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH	100.0%	12/09/2019	16,480,000	11/25/2019		5,027,411	5,027,411	135	0.6%	62.1%	5,027,411	62.1%	3.49400
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA	100.0%	12/09/2019	7,950,000	10/24/2019		2,988,832	2,988,832	135	0.3%	62.1%	2,988,832	62.1%	3.49400
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL	100.0%	12/09/2019	6,300,000	11/01/2019		2,376,988	2,376,988	135	0.3%	62.1%	2,376,988	62.1%	3.49400
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL	100.0%	12/09/2019	5,560,000	11/13/2019		2,003,384	2,003,384	135	0.2%	62.1%	2,003,384	62.1%	3.49400
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO	100.0%	12/09/2019	5,300,000	10/22/2019		1,746,193	1,746,193	135	0.2%	62.1%	1,746,193	62.1%	3.49400
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH	100.0%	12/09/2019	4,180,000	10/19/2019		1,489,002	1,489,002	135	0.2%	62.1%	1,489,002	62.1%	3.49400
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH	100.0%	12/09/2019	4,200,000	10/19/2019		1,461,929	1,461,929	135	0.2%	62.1%	1,461,929	62.1%	3.49400
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL	100.0%	12/09/2019	4,050,000	10/31/2019		1,380,711	1,380,711	135	0.2%	62.1%	1,380,711	62.1%	3.49400
8.10	Property	Barclays	1	Tractor Supply - Danville, IN	100.0%	12/09/2019	3,900,000	10/24/2019		1,353,638	1,353,638	135	0.1%	62.1%	1,353,638	62.1%	3.49400
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH	100.0%	12/09/2019	3,450,000	10/25/2019		1,218,274	1,218,274	135	0.1%	62.1%	1,218,274	62.1%	3.49400
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL	100.0%	12/09/2019	3,390,000	10/25/2019		1,191,201	1,191,201	135	0.1%	62.1%	1,191,201	62.1%	3.49400
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL	100.0%	12/09/2019	4,100,000	11/01/2019		1,128,934	1,128,934	135	0.1%	62.1%	1,128,934	62.1%	3.49400
8.14	Property	Barclays	1	Walgreens - Wheeling, IL	100.0%	12/09/2019	5,600,000	11/01/2019		1,112,690	1,112,690	135	0.1%	62.1%	1,112,690	62.1%	3.49400
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL	100.0%	12/09/2019	3,000,000	10/31/2019		1,001,692	1,001,692	135	0.1%	62.1%	1,001,692	62.1%	3.49400
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA	100.0%	12/09/2019	1,920,000	10/22/2019		758,037	758,037	135	0.1%	62.1%	758,037	62.1%	3.49400
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL	100.0%	12/09/2019	2,100,000	10/28/2019		744,501	744,501	135	0.1%	62.1%	744,501	62.1%	3.49400
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA	100.0%	12/09/2019	2,180,000	10/28/2019		730,964	730,964	135	0.1%	62.1%	730,964	62.1%	3.49400
8.19	Property	Barclays	1	Dollar General - Roanoke, VA	100.0%	12/09/2019	1,850,000	10/27/2019		730,964	730,964	135	0.1%	62.1%	730,964	62.1%	3.49400
8.20	Property	Barclays	1	Dollar General - McDonough, GA	100.0%	12/09/2019	1,870,000	10/22/2019		717,428	717,428	135	0.1%	62.1%	717,428	62.1%	3.49400
8.21	Property	Barclays	1	Dollar General - Alvin, TX	100.0%	12/09/2019	1,670,000	10/24/2019		663,283	663,283	135	0.1%	62.1%	663,283	62.1%	3.49400
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA	100.0%	12/09/2019	2,830,000	10/22/2019		641,624	641,624	135	0.1%	62.1%	641,624	62.1%	3.49400
8.23	Property	Barclays	1	Dollar General - Prattville, AL	100.0%	12/09/2019	1,575,000	11/09/2019		638,917	638,917	135	0.1%	62.1%	638,917	62.1%	3.49400
8.24	Property	Barclays	1	Dollar General - Mobile, AL	100.0%	12/09/2019	1,625,000	10/28/2019		636,210	636,210	135	0.1%	62.1%	636,210	62.1%	3.49400
8.25	Property	Barclays	1	Dollar General - Evansville, IN	100.0%	12/09/2019	1,560,000	10/26/2019		622,673	622,673	135	0.1%	62.1%	622,673	62.1%	3.49400
9	Both	SGFC	1	CNP Headquarters	100.0%	01/15/2020	52,300,000	12/03/2019	No	33,800,000	33,800,000	94	3.7%	64.6%	30,551,273	58.4%	3.77000
10	Both	SMC	1	482 Seneca Avenue	100.0%	12/31/2019	13,700,000	11/27/2019	Yes	8,600,000	8,600,000	598,000	1.0%	63.7%	8,600,000	63.7%	4.04000
11	Both	SMC	1	217 Court Street	100.0%	11/26/2019	10,450,000	11/26/2019	Yes	6,694,286	6,694,286	598,000	0.7%	63.7%	6,694,286	63.7%	4.04000
12	Both	SMC	1	144 North 11th Street	100.0%	12/31/2019	9,400,000	11/26/2019	Yes	6,021,654	6,021,654	598,000	0.7%	63.7%	6,021,654	63.7%	4.04000
13	Both	SMC	1	99 North 7th Street	100.0%	12/31/2019	7,600,000	11/26/2019	Yes	4,868,571	4,868,571	598,000	0.5%	63.7%	4,868,571	63.7%	4.04000
14	Both	SMC	1	22 Melrose Street	100.0%	12/31/2019	5,800,000	11/26/2019	Yes	3,715,489	3,715,489	598,000	0.4%	63.7%	3,715,489	63.7%	4.04000
15	Both	Barclays	1	Millikan Business Center	88.1%	09/23/2019	43,500,000	09/10/2019	No	28,000,000	28,000,000	95	3.1%	64.4%	23,829,703	54.8%	3.35730
16	Both	Barclays	1	Satellite Flex Office Portfolio	82.5%	09/05/2019	37,200,000	10/09/2019	No	27,300,000	27,300,000	95	3.0%	73.4%	22,296,122	59.9%	3.92000
17	Both	SGFC	1	2000 Park Lane	93.2%	10/31/2019	41,400,000	10/22/2019	No	26,910,000	26,910,000	115	3.0%	65.0%	24,192,649	58.4%	3.46500
18	Loan	SGFC	35	Advance Auto Parts Portfolio	100.0%	01/10/2020	40,795,000	Various	No	26,500,000	26,500,000	107	2.9%	65.0%	26,500,000	65.0%	3.56000
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale	100.0%	01/10/2020	3,100,000	12/05/2019		2,013,727	2,013,727	107	0.2%	65.0%	2,013,727	65.0%	3.56000
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo	100.0%	01/10/2020	1,700,000	12/05/2019		1,104,302	1,104,302	107	0.1%	65.0%	1,104,302	65.0%	3.56000
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville	100.0%	01/10/2020	1,550,000	12/03/2019		1,006,864	1,006,864	107	0.1%	65.0%	1,006,864	65.0%	3.56000
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit	100.0%	01/10/2020	1,400,000	12/06/2019		909,425	909,425	107	0.1%	65.0%	909,425	65.0%	3.56000
18.05	Property	SGFC	1	Advance Auto Parts - Deltona	100.0%	01/10/2020	1,360,000	12/07/2019		883,442	883,442	107	0.1%	65.0%	883,442	65.0%	3.56000
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg	100.0%	01/10/2020	1,350,000	12/04/2019		876,946	876,946	107	0.1%	65.0%	876,946	65.0%	3.56000
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal	100.0%	01/10/2020	1,350,000	12/03/2019		876,946	876,946	107	0.1%	65.0%	876,946	65.0%	3.56000
18.08	Property	SGFC	1	Advance Auto Parts - York	100.0%	01/10/2020	1,300,000	12/03/2019		844,466	844,466	107	0.1%	65.0%	844,466	65.0%	3.56000
18.09	Property	SGFC	1	Advance Auto Parts - Waycross	100.0%	01/10/2020	1,300,000	12/03/2019		844,466	844,466	107	0.1%	65.0%	844,466	65.0%	3.56000
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston	100.0%	01/10/2020	1,300,000	12/03/2019		844,466	844,466	107	0.1%	65.0%	844,466	65.0%	3.56000
18.11	Property	SGFC	1	Advance Auto Parts - Marietta	100.0%	01/10/2020	1,300,000	12/03/2019		844,466	844,466	107	0.1%	65.0%	844,466	65.0%	3.56000
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville	100.0%	01/10/2020	1,300,000	12/04/2019		844,466	844,466	107	0.1%	65.0%	844,466	65.0%	3.56000
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie	100.0%	01/10/2020	1,250,000	12/03/2019		811,987	811,987	107	0.1%	65.0%	811,987	65.0%	3.56000
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta	100.0%	01/10/2020	1,250,000	12/03/2019		811,987	811,987	107	0.1%	65.0%	811,987	65.0%	3.56000
18.15	Property	SGFC	1	Advance Auto Parts - Daphne	100.0%	01/10/2020	1,200,000	12/06/2019		779,507	779,507	107	0.1%	65.0%	779,507	65.0%	3.56000
18.16	Property	SGFC	1	Advance Auto Parts - Naranja	100.0%	01/10/2020	1,200,000	12/05/2019		779,507	779,507	107	0.1%	65.0%	779,507	65.0%	3.56000
18.17	Property	SGFC	1	Advance Auto Parts - Milford	100.0%	01/10/2020	1,200,000	12/06/2019		779,507	779,507	107	0.1%	65.0%	779,507	65.0%	3.56000
18.18	Property	SGFC	1	Advance Auto Parts - Adel	100.0%	01/10/2020	1,150,000	12/03/2019		747,028	747,028	107	0.1%	65.0%	747,028	65.0%	3.56000
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton	100.0%	01/10/2020	1,150,000	12/03/2019		747,028	747,028	107	0.1%	65.0%	747,028	65.0%	3.56000
18.20	Property	SGFC	1	Advance Auto Parts - Meridian	100.0%	01/10/2020	1,150,000	12/04/2019		747,028	747,028	107	0.1%	65.0%	747,028	65.0%	3.56000
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade	100.0%	01/10/2020	1,120,000	12/06/2019		727,540	727,540	107	0.1%	65.0%	727,540	65.0%	3.56000
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment	100.0%	01/10/2020	1,100,000	12/03/2019		714,548	714,548	107	0.1%	65.0%	714,548	65.0%	3.56000
18.23	Property	SGFC	1	Advance Auto Parts - Topeka	100.0%	01/10/2020	1,100,000	11/25/2019		714,548	714,548	107	0.1%	65.0%	714,548	65.0%	3.56000
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst	100.0%	01/10/2020	1,075,000	12/04/2019		698,309	698,309	107	0.1%	65.0%	698,309	65.0%	3.56000
18.25	Property	SGFC	1	Advance Auto Parts - Quitman	100.0%	01/10/2020	1,075,000	12/04/2019		698,309	698,309	107	0.1%	65.0%	698,309	65.0%	3.56000
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs	100.0%	01/10/2020	1,025,000	12/04/2019		665,829	665,829	107	0.1%	65.0%	665,829	65.0%	3.56000
18.27	Property	SGFC	1	Advance Auto Parts - Albany	100.0%	01/10/2020	1,000,000	12/03/2019		649,589	649,589	107	0.1%	65.0%	649,589	65.0%	3.56000
18.28	Property	SGFC	1	Advance Auto Parts - Eastman	100.0%	01/10/2020	975,000	12/03/2019		633,350	633,350	107	0.1%	65.0%	633,350	65.0%	3.56000
18.29	Property	SGFC	1	Advance Auto Parts - Lima	100.0%	01/10/2020	820,000	11/26/2019		532,663	532,663	107	0.1%	65.0%	532,663	65.0%	3.56000
18.30	Property	SGFC	1	Advance Auto Parts - Nashville	100.0%	01/10/2020	800,000	12/03/2019		519,672	519,672	107	0.1%	65.0%	519,672	65.0%	3.56000
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island	100.0%	01/10/2020	750,000	12/03/2019		487,192	487,192	107	0.1%	65.0%	487,192	65.0%	3.56000
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia	100.0%	01/10/2020	725,000	12/06/2019		470,952	470,952	107	0.1%	65.0%	470,952	65.0%	3.56000
18.33	Property	SGFC	1	Advance Auto Parts - Garden City	100.0%	01/10/2020	675,000	11/22/2019		438,473	438,473	107	0.0%	65.0%	438,473	65.0%	3.56000
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off	100.0%	01/10/2020	375,000	12/06/2019		243,596	243,596	107	0.0%	65.0%	243,596	65.0%	3.56000
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge	100.0%	01/10/2020	320,000	12/06/2019		207,869	207,869	107	0.0%	65.0%	207,869	65.0%	3.56000

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Occupancy %(3)(4)	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ARD LTV (%)(5)	Interest Rate %
19	Loan	Barclays	7	Trinity Multifamily Portfolio	95.2%	12/12/2019	34,450,000	Various	No	25,310,000	25,310,000	71,497	2.8%	73.5%	21,415,845	62.2%	4.16000
19.01	Property	Barclays	1	7500 S South Shore	94.6%	12/12/2019	11,750,000	11/11/2019		8,700,000	8,700,000	71,497	1.0%	73.5%	7,361,432	62.2%	4.16000
19.02	Property	Barclays	1	Sierra Antigua Apartments	95.0%	12/12/2019	4,600,000	11/05/2019		3,400,000	3,400,000	71,497	0.4%	73.5%	2,876,882	62.2%	4.16000
19.03	Property	Barclays	1	South Clyde	90.6%	12/12/2019	4,550,000	11/11/2019		3,330,000	3,330,000	71,497	0.4%	73.5%	2,817,652	62.2%	4.16000
19.04	Property	Barclays	1	Heather Glenn	100.0%	12/12/2019	4,400,000	10/31/2019		3,250,000	3,250,000	71,497	0.4%	73.5%	2,749,960	62.2%	4.16000
19.05	Property	Barclays	1	The Woodlands	100.0%	12/12/2019	3,500,000	10/31/2019		2,500,000	2,500,000	71,497	0.3%	73.5%	2,115,354	62.2%	4.16000
19.06	Property	Barclays	1	South Chappel	92.0%	12/12/2019	2,850,000	11/11/2019		2,070,000	2,070,000	71,497	0.2%	73.5%	1,751,513	62.2%	4.16000
19.07	Property	Barclays	1	The Timbers	100.0%	12/12/2019	2,800,000	10/31/2019		2,060,000	2,060,000	71,497	0.2%	73.5%	1,743,052	62.2%	4.16000
20	Both	SMC	1	Gardena Valley Shopping Center	96.9%	11/01/2019	59,500,000	10/23/2019	No	23,000,000	23,000,000	179	2.5%	38.7%	23,000,000	38.7%	3.40000
21	Loan	SGFC	4	BlueLinx Portfolio III	100.0%	12/31/2019	34,075,000	Various	No	22,675,000	22,675,000	29	2.5%	66.5%	22,675,000	66.5%	4.38000
21.01	Property	SGFC	1	BlueLinx Bridgeton	100.0%	12/31/2019	10,500,000	11/04/2019		7,140,000	7,140,000	29	0.8%	66.5%	7,140,000	66.5%	4.38000
21.02	Property	SGFC	1	BlueLinx Kansas City	100.0%	12/31/2019	9,475,000	11/05/2019		6,120,000	6,120,000	29	0.7%	66.5%	6,120,000	66.5%	4.38000
21.03	Property	SGFC	1	BlueLinx Madison	100.0%	12/31/2019	7,800,000	11/11/2019		5,200,000	5,200,000	29	0.6%	66.5%	5,200,000	66.5%	4.38000
21.04	Property	SGFC	1	BlueLinx Richmond	100.0%	12/31/2019	6,300,000	11/12/2019		4,215,000	4,215,000	29	0.5%	66.5%	4,215,000	66.5%	4.38000
22	Both	SMC	1	Springhill Suites - New Smyrna Beach	66.3%	11/30/2019	33,000,000	12/01/2019	No	20,000,000	20,000,000	175,439	2.2%	60.6%	16,407,066	49.7%	4.06000
23	Both	SGFC	1	Hanover Place	96.7%	12/01/2019	30,200,000	11/25/2019	No	16,600,000	16,600,000	110,667	1.8%	55.0%	16,600,000	55.0%	3.66000
24	Both	SMC	1	Landing At The Quarter	94.8%	11/01/2019	28,000,000	11/13/2019	No	15,550,000	15,550,000	136	1.7%	55.5%	15,550,000	55.5%	3.71700
25	Both	SMC	1	StorPlace Cool Springs	85.6%	10/31/2019	12,240,000	11/06/2019	Yes	7,900,000	7,900,000	17,466	0.9%	65.3%	6,827,885	56.4%	3.96600
26	Both	SMC	1	StorPlace Hendersonville	96.6%	10/31/2019	11,190,000	11/12/2019	Yes	7,400,000	7,400,000	17,466	0.8%	65.3%	6,395,740	56.4%	3.96600
27	Both	SMC	1	404-406 Broadway	100.0%	12/20/2019	26,650,000	10/08/2019	No	15,100,000	15,100,000	933	1.7%	56.7%	15,100,000	56.7%	4.06000
28	Both	SMC	1	Holly Office Park	93.5%	12/30/2019	24,400,000	12/27/2019	No	14,500,000	14,500,000	81	1.6%	59.4%	14,500,000	59.4%	3.99000
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	78.6%	08/31/2019	19,800,000	09/17/2019	No	13,500,000	13,443,296	124,475	1.5%	67.9%	10,684,285	54.0%	3.89700
30	Both	SMC	1	The Alhambra Lofts	100.0%	11/21/2019	19,400,000	10/10/2019	No	12,400,000	12,400,000	326,316	1.4%	63.9%	12,400,000	63.9%	3.92500
31	Both	Barclays	1	41 University Drive	91.3%	12/05/2019	16,490,000	10/11/2019	No	12,045,000	12,027,957	138	1.3%	72.9%	9,465,749	57.4%	3.70600
32	Loan	SMC	3	CVS Walgreens Portfolio	100.0%	11/22/2019	17,930,000	Various	No	11,660,000	11,660,000	325	1.3%	65.0%	11,660,000	65.0%	3.78500
32.01	Property	SMC	1	Walgreens Post Falls	100.0%	11/22/2019	6,230,000	10/17/2019		4,051,000	4,051,000	325	0.4%	65.0%	4,051,000	65.0%	3.78500
32.02	Property	SMC	1	CVS Trenton	100.0%	11/22/2019	6,100,000	10/14/2019		3,967,000	3,967,000	325	0.4%	65.0%	3,967,000	65.0%	3.78500
32.03	Property	SMC	1	CVS Westborough	100.0%	11/22/2019	5,600,000	10/16/2019		3,642,000	3,642,000	325	0.4%	65.0%	3,642,000	65.0%	3.78500
33	Both	Barclays	1	Second Street Shops	100.0%	11/14/2019	16,000,000	10/01/2019	No	11,520,000	11,520,000	123	1.3%	72.0%	9,365,282	58.5%	3.78000
34	Both	SMC	1	101 Stanton Street	100.0%	01/03/2020	18,000,000	11/05/2019	No	11,270,000	11,270,000	751,333	1.2%	62.6%	11,270,000	62.6%	4.21000
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	73.6%	08/31/2019	13,300,000	09/17/2019	No	8,550,000	8,519,344	81,917	0.9%	64.1%	6,953,127	52.3%	4.67000
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon	74.6%	10/31/2019	12,900,000	11/06/2019	No	8,200,000	8,189,625	90,996	0.9%	63.5%	6,567,752	50.9%	4.23000
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	77.8%	08/31/2019	11,600,000	09/09/2019	No	7,950,000	7,916,227	88,946	0.9%	68.2%	6,278,732	54.1%	3.84000
38	Both	Barclays	1	Hampton Inn - Roseville, MI	70.9%	09/30/2019	11,300,000	09/23/2019	No	7,400,000	7,380,194	78,513	0.8%	65.3%	5,874,110	52.0%	3.97800
39	Both	SMC	1	La Jolla Seaview	86.2%	11/19/2019	13,640,000	10/21/2019	No	7,300,000	7,300,000	446	0.8%	53.5%	7,300,000	53.5%	3.96000
40	Loan	SMC	2	Walnut & Warren Food Lions	85.1%	10/01/2019	10,600,000	Various	No	7,200,000	7,180,568	75	0.8%	67.7%	5,707,259	53.8%	3.93900
40.01	Property	SMC	1	Walnut Hill	88.9%	10/01/2019	7,400,000	09/24/2019		5,062,500	5,048,837	75	0.6%	67.7%	4,012,917	53.8%	3.93900
40.02	Property	SMC	1	Warren Corners	80.8%	10/01/2019	3,200,000	09/23/2019		2,137,500	2,131,731	75	0.2%	67.7%	1,694,342	53.8%	3.93900
41	Both	SMC	1	Storage Xxtra Highway 92	87.8%	09/30/2019	11,110,000	10/21/2019	No	7,000,000	6,980,931	12,356	0.8%	62.8%	5,539,825	49.9%	3.89500
42	Both	Barclays	1	North Fayette Shopping Center	100.0%	06/30/2019	7,500,000	08/19/2019	No	5,362,500	5,362,500	113	0.6%	71.5%	4,315,892	57.5%	3.47870
43	Loan	SMC	4	Sioux City MHC Portfolio	76.5%	12/13/2019	7,410,000	06/28/2019	No	5,250,000	5,243,653	18,661	0.6%	70.8%	4,235,365	57.2%	4.43600
43.01	Property	SMC	1	McCook Mobile Home Estates MHP	92.7%	12/13/2019	3,810,000	06/28/2019		2,699,393	2,696,129	18,661	0.3%	70.8%	2,177,698	57.2%	4.43600
43.02	Property	SMC	1	Cottonwood MHP	62.2%	12/13/2019	1,480,000	06/28/2019		1,048,583	1,047,315	18,661	0.1%	70.8%	845,930	57.2%	4.43600
43.03	Property	SMC	1	Tan Tara Hollow MHC	73.2%	12/13/2019	1,280,000	06/28/2019		906,883	905,786	18,661	0.1%	70.8%	731,615	57.2%	4.43600
43.04	Property	SMC	1	Lakeshore MHP	63.4%	12/13/2019	840,000	06/28/2019		595,142	594,422	18,661	0.1%	70.8%	480,122	57.2%	4.43600
44	Both	SMC	1	251 East 10th Street	100.0%	01/02/2020	9,200,000	11/21/2019	No	5,100,000	5,100,000	510,000	0.6%	55.4%	5,100,000	55.4%	4.37700
45	Both	Barclays	1	ABC Self Storage	97.2%	10/30/2019	4,410,000	10/15/2019	No	3,000,000	2,992,602	3,362	0.3%	67.9%	2,739,208	62.1%	4.35600

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization
1	Both	Barclays	1	Parkmerced	0.01058	2.71399	30/360	147,580.88	1,770,970.56	11/26/2019	01/09/2020			60	58	0	0
2	Both	Barclays	1	650 Madison Avenue	0.01058	3.47542	Actual/360	176,720.83	2,120,649.96	11/26/2019	01/08/2020			120	118	0	0
3	Both	SGFC	1	Kings Plaza	0.01058	3.34822	Actual/360	170,272.50	2,043,270.00	12/03/2019	02/01/2020			120	119	0	0
4	Both	Barclays	1	545 Washington Boulevard	0.01183	3.39317	Actual/360	144,769.69	1,737,236.28	01/06/2020	03/05/2020			120	120	0	0
5	Both	Barclays	1	F5 Tower	0.01303	3.68565	Actual/360	156,252.11	1,875,025.32	12/19/2019	02/06/2020			120	119	0	0
6	Both	Barclays	1	Exchange on Erwin	0.01303	3.40797	Actual/360	144,521.41	1,734,256.92	11/21/2019	01/06/2020			120	118	0	0
7	Both	SGFC	1	Bellagio Hotel and Casino	0.01058	3.159573	Actual/360	117,183.75	1,406,205.00	11/15/2019	01/05/2020			120	118	0	0
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	0.01303	3.48097	Actual/360	118,084.26	1,417,011.12	12/09/2019	01/06/2020			120	118	0	0
8.01	Property	Barclays	1	Hy-Vee - Savage, MN										120	118	0	0
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH										120	118	0	0
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA										120	118	0	0
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL										120	118	0	0
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL										120	118	0	0
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO										120	118	0	0
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH										120	118	0	0
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH										120	118	0	0
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL										120	118	0	0
8.10	Property	Barclays	1	Tractor Supply - Danville, IN										120	118	0	0
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH										120	118	0	0
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL										120	118	0	0
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL										120	118	0	0
8.14	Property	Barclays	1	Walgreens - Wheeling, IL										120	118	0	0
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL										120	118	0	0
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA										120	118	0	0
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL										120	118	0	0
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA										120	118	0	0
8.19	Property	Barclays	1	Dollar General - Roanoke, VA										120	118	0	0
8.20	Property	Barclays	1	Dollar General - McDonough, GA										120	118	0	0
8.21	Property	Barclays	1	Dollar General - Alvin, TX										120	118	0	0
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA										120	118	0	0
8.23	Property	Barclays	1	Dollar General - Prattville, AL										120	118	0	0
8.24	Property	Barclays	1	Dollar General - Mobile, AL										120	118	0	0
8.25	Property	Barclays	1	Dollar General - Evansville, IN										120	118	0	0
9	Both	SGFC	1	CNP Headquarters	0.01303	3.75697	Actual/360	156,916.91	1,883,002.92	01/15/2020	03/01/2020	02/01/2025	03/01/2025	120	120	360	360
10	Both	SMC	1	482 Seneca Avenue	0.01303	4.02697	Actual/360	29,355.46	352,265.56	12/31/2019	02/06/2020			120	119	0	0
11	Both	SMC	1	217 Court Street	0.01303	4.02697	Actual/360	22,850.45	274,205.39	12/31/2019	02/06/2020			120	119	0	0
12	Both	SMC	1	144 North 11th Street	0.01303	4.02697	Actual/360	20,554.47	246,653.64	12/31/2019	02/06/2020			120	119	0	0
13	Both	SMC	1	99 North 7th Street	0.01303	4.02697	Actual/360	16,618.51	199,422.08	12/31/2019	02/06/2020			120	119	0	0
14	Both	SMC	1	22 Melrose Street	0.01303	4.02697	Actual/360	12,682.55	152,190.56	12/31/2019	02/06/2020			120	119	0	0
15	Both	Barclays	1	Millikan Business Center	0.01303	3.34427	Actual/360	123,512.77	1,482,153.24	10/18/2019	12/06/2019	11/06/2022	12/06/2022	120	117	360	360
16	Both	Barclays	1	Satellite Flex Office Portfolio	0.01303	3.90697	Actual/360	129,078.42	1,548,941.04	12/10/2019	01/06/2020	12/06/2020	01/06/2021	120	118	360	360
17	Both	SGFC	1	2000 Park Lane	0.01303	3.45197	Actual/360	120,312.79	1,443,753.48	11/25/2019	01/01/2020	12/01/2024	01/01/2025	120	118	360	360
18	Loan	SGFC	35	Advance Auto Parts Portfolio	0.01303	3.54697	Actual/360	79,708.56	956,502.72	01/10/2020	03/02/2020			120	120	0	0
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale										120	120	0	0
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo										120	120	0	0
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville										120	120	0	0
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit										120	120	0	0
18.05	Property	SGFC	1	Advance Auto Parts - Deltona										120	120	0	0
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg										120	120	0	0
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal										120	120	0	0
18.08	Property	SGFC	1	Advance Auto Parts - York										120	120	0	0
18.09	Property	SGFC	1	Advance Auto Parts - Waycross										120	120	0	0
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston										120	120	0	0
18.11	Property	SGFC	1	Advance Auto Parts - Marietta										120	120	0	0
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville										120	120	0	0
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie										120	120	0	0
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta										120	120	0	0
18.15	Property	SGFC	1	Advance Auto Parts - Daphne										120	120	0	0
18.16	Property	SGFC	1	Advance Auto Parts - Naranja										120	120	0	0
18.17	Property	SGFC	1	Advance Auto Parts - Milford										120	120	0	0
18.18	Property	SGFC	1	Advance Auto Parts - Adel										120	120	0	0
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton										120	120	0	0
18.20	Property	SGFC	1	Advance Auto Parts - Meridian										120	120	0	0
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade										120	120	0	0
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment										120	120	0	0
18.23	Property	SGFC	1	Advance Auto Parts - Topeka										120	120	0	0
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst										120	120	0	0
18.25	Property	SGFC	1	Advance Auto Parts - Quitman										120	120	0	0
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs										120	120	0	0
18.27	Property	SGFC	1	Advance Auto Parts - Albany										120	120	0	0
18.28	Property	SGFC	1	Advance Auto Parts - Eastman										120	120	0	0
18.29	Property	SGFC	1	Advance Auto Parts - Lima										120	120	0	0
18.30	Property	SGFC	1	Advance Auto Parts - Nashville										120	120	0	0
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island										120	120	0	0
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia										120	120	0	0
18.33	Property	SGFC	1	Advance Auto Parts - Garden City										120	120	0	0
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off										120	120	0	0
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge										120	120	0	0

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization
19	Loan	Barclays	7	Trinity Multifamily Portfolio	0.01303	4.14697	Actual/360	123,180.07	1,478,160.84	01/08/2020	02/06/2020	01/06/2022	02/06/2022	120	119	360	360
19.01	Property	Barclays	1	7500 S South Shore										120	119	360	360
19.02	Property	Barclays	1	Sierra Antigua Apartments										120	119	360	360
19.03	Property	Barclays	1	South Clyde										120	119	360	360
19.04	Property	Barclays	1	Heather Glenn										120	119	360	360
19.05	Property	Barclays	1	The Woodlands										120	119	360	360
19.06	Property	Barclays	1	South Chappel										120	119	360	360
19.07	Property	Barclays	1	The Timbers										120	119	360	360
20	Both	SMC	1	Gardena Valley Shopping Center	0.01303	3.38697	Actual/360	66,071.76	792,861.11	12/17/2019	02/06/2020			120	119	0	0
21	Loan	SGFC	4	BlueLinx Portfolio III	0.01303	4.36697	Actual/360	83,913.25	1,006,959.00	12/31/2019	02/01/2020			60	59	0	0
21.01	Property	SGFC	1	BlueLinx Bridgeton										60	59	0	0
21.02	Property	SGFC	1	BlueLinx Kansas City										60	59	0	0
21.03	Property	SGFC	1	BlueLinx Madison										60	59	0	0
21.04	Property	SGFC	1	BlueLinx Richmond										60	59	0	0
22	Both	SMC	1	Springhill Suites - New Smyrna Beach	0.01303	4.04697	Actual/360	96,176.17	1,154,114.04	01/02/2020	02/06/2020	01/06/2021	02/06/2021	120	119	360	360
23	Both	SGFC	1	Hanover Place	0.01303	3.64697	Actual/360	51,333.19	615,998.28	12/16/2019	02/01/2020			120	119	0	0
24	Both	SMC	1	Landing At The Quarter	0.06178	3.65522	Actual/360	48,835.10	586,021.19	12/10/2019	02/06/2020			120	119	0	0
25	Both	SMC	1	StorPlace Cool Springs	0.06178	3.90422	Actual/360	37,561.12	450,733.44	12/26/2019	02/06/2020	01/06/2023	02/06/2023	120	119	360	360
26	Both	SMC	1	StorPlace Hendersonville	0.06178	3.90422	Actual/360	35,183.84	422,206.08	12/26/2019	02/06/2020	01/06/2023	02/06/2023	120	119	360	360
27	Both	SMC	1	404-406 Broadway	0.01303	4.04697	Actual/360	51,797.89	621,574.72	01/03/2020	02/06/2020			120	119	0	0
28	Both	SMC	1	Holly Office Park	0.06178	3.92822	Actual/360	48,882.12	586,585.42	01/06/2020	02/06/2020			120	119	0	0
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	0.01303	3.88397	Actual/360	63,652.01	763,824.12	10/24/2019	12/06/2019			120	117	360	357
30	Both	SMC	1	The Alhambra Lofts	0.01303	3.91197	Actual/360	41,121.64	493,459.72	11/26/2019	01/06/2020			120	118	0	0
31	Both	Barclays	1	41 University Drive	0.01303	3.69297	Actual/360	55,481.97	665,783.64	12/20/2019	02/06/2020			120	119	360	359
32	Loan	SMC	3	CVS Walgreens Portfolio	0.05303	3.73197	Actual/360	37,288.38	447,460.60	11/22/2019	01/06/2020			120	118	0	0
32.01	Property	SMC	1	Walgreens Post Falls										120	118	0	0
32.02	Property	SMC	1	CVS Trenton										120	118	0	0
32.03	Property	SMC	1	CVS Westborough										120	118	0	0
33	Both	Barclays	1	Second Street Shops	0.01303	3.76697	Actual/360	53,547.21	642,566.52	10/25/2019	12/06/2019	11/06/2020	12/06/2020	120	117	360	360
34	Both	SMC	1	101 Stanton Street	0.01303	4.19697	Actual/360	40,088.07	481,056.82	01/06/2020	02/06/2020			120	119	0	0
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	0.01303	4.65697	Actual/360	44,189.49	530,273.88	10/28/2019	12/01/2019			120	117	360	357
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon	0.01303	4.21697	Actual/360	40,243.12	482,917.44	12/11/2019	02/01/2020			120	119	360	359
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	0.01303	3.82697	Actual/360	37,224.87	446,698.44	10/21/2019	12/06/2019			120	117	360	357
38	Both	Barclays	1	Hampton Inn - Roseville, MI	0.01303	3.96497	Actual/360	35,234.94	422,819.28	11/21/2019	01/06/2020			120	118	360	358
39	Both	SMC	1	La Jolla Seaview	0.01303	3.94697	Actual/360	24,424.58	293,095.00	12/03/2019	01/06/2020			120	118	0	0
40	Loan	SMC	2	Walnut & Warren Food Lions	0.01303	3.92597	Actual/360	34,121.18	409,454.16	11/26/2019	01/06/2020			120	118	360	358
40.01	Property	SMC	1	Walnut Hill										120	118	360	358
40.02	Property	SMC	1	Warren Corners										120	118	360	358
41	Both	SMC	1	Storage Xxtra Highway 92	0.01303	3.88197	Actual/360	32,996.73	395,960.76	11/26/2019	01/06/2020			120	118	360	358
42	Both	Barclays	1	North Fayette Shopping Center	0.01303	3.46567	Actual/360	24,016.31	288,195.72	10/31/2019	12/06/2019	11/06/2020	12/06/2020	120	117	360	360
43	Loan	SMC	4	Sioux City MHC Portfolio	0.01303	4.42297	Actual/360	26,401.71	316,820.52	12/16/2019	02/06/2020			120	119	360	359
43.01	Property	SMC	1	McCook Mobile Home Estates MHP										120	119	360	359
43.02	Property	SMC	1	Cottonwood MHP										120	119	360	359
43.03	Property	SMC	1	Tan Tara Hollow MHC										120	119	360	359
43.04	Property	SMC	1	Lakeshore MHP										120	119	360	359
44	Both	SMC	1	251 East 10th Street	0.01303	4.36397	Actual/360	18,860.62	226,327.38	01/07/2020	03/06/2020			120	120	0	0
45	Both	Barclays	1	ABC Self Storage	0.01303	4.34297	Actual/360	14,944.96	179,339.52	11/15/2019	01/06/2020			60	58	360	358

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	I/O Period	Seasoning	Amortization Type	Payment Date	Grace Period (Late Payment)(10)	Grace Period (Default)	Maturity/ARD Date	ARD Loan(11)	Final Maturity Date	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)
1	Both	Barclays	1	Parkmerced	60	2	Interest Only	9	0	0	12/09/2024	No	12/09/2024	YM(57),O(3)	Yes	No
2	Both	Barclays	1	650 Madison Avenue	120	2	Interest Only	8	3	0	12/08/2029	No	12/08/2029	L(26),Def(87),O(7)	Yes	No
3	Both	SGFC	1	Kings Plaza	120	1	Interest Only	1	5	0	01/01/2030	No	01/01/2030	L(25),Grtr1%orYM(90),O(5)	Yes	No
4	Both	Barclays	1	545 Washington Boulevard	120	0	Interest Only	5	0	0	02/05/2030	No	02/05/2030	L(24),Def(89),O(7)	Yes	No
5	Both	Barclays	1	F5 Tower	120	1	ARD-Interest Only	6	0	0	01/06/2030	Yes	09/06/2033	L(24),Grtr1%orYM(1),DeforGrtr1%orYM(88),O(7)	Yes	No
6	Both	Barclays	1	Exchange on Erwin	120	2	Interest Only	6	0	0	12/06/2029	No	12/06/2029	L(24),YM(92),O(4)	Yes	Yes
7	Both	SGFC	1	Bellagio Hotel and Casino	120	2	Interest Only	5	0	0	12/05/2029	No	12/05/2029	Grtr0.5%orYM(26),DeforGrtr0.5%orYM(87),O(7)	Yes	No
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	120	2	Interest Only	6	0	0	12/06/2029	No	12/06/2029	L(26),Def(90),O(4)	Yes	Yes
8.01	Property	Barclays	1	Hy-Vee - Savage, MN	120	2
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH	120	2
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA	120	2
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL	120	2
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL	120	2
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO	120	2
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH	120	2
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH	120	2
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL	120	2
8.10	Property	Barclays	1	Tractor Supply - Danville, IN	120	2
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH	120	2
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL	120	2
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL	120	2
8.14	Property	Barclays	1	Walgreens - Wheeling, IL	120	2
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL	120	2
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA	120	2
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL	120	2
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA	120	2
8.19	Property	Barclays	1	Dollar General - Roanoke, VA	120	2
8.20	Property	Barclays	1	Dollar General - McDonough, GA	120	2
8.21	Property	Barclays	1	Dollar General - Alvin, TX	120	2
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA	120	2
8.23	Property	Barclays	1	Dollar General - Prattville, AL	120	2
8.24	Property	Barclays	1	Dollar General - Mobile, AL	120	2
8.25	Property	Barclays	1	Dollar General - Evansville, IN	120	2
9	Both	SGFC	1	CNP Headquarters	60	0	IO-Balloon	1	5	5	02/01/2030	No	02/01/2030	L(24),DeforGrtr1%orYM(89),O(7)	No	NAP
10	Both	SMC	1	482 Seneca Avenue	120	1	Interest Only	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(89),O(6)	No	NAP
11	Both	SMC	1	217 Court Street	120	1	Interest Only	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(89),O(6)	No	NAP
12	Both	SMC	1	144 North 11th Street	120	1	Interest Only	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(89),O(6)	No	NAP
13	Both	SMC	1	99 North 7th Street	120	1	Interest Only	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(89),O(6)	No	NAP
14	Both	SMC	1	22 Melrose Street	120	1	Interest Only	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(89),O(6)	No	NAP
15	Both	Barclays	1	Millikan Business Center	36	3	IO-Balloon	6	0	0	11/06/2029	No	11/06/2029	L(27),Def(89),O(4)	No	NAP
16	Both	Barclays	1	Satellite Flex Office Portfolio	12	2	IO-Balloon	6	0	0	12/06/2029	No	12/06/2029	L(26),Def(90),O(4)	No	NAP
17	Both	SGFC	1	2000 Park Lane	60	2	IO-Balloon	1	0	0	12/01/2029	No	12/01/2029	L(60),Grtr1%orYM(56),O(4)	No	NAP
18	Loan	SGFC	35	Advance Auto Parts Portfolio	120	0	ARD-Interest Only	1	0	0	02/01/2030	Yes	02/01/2031	L(24),Def(92),O(4)	No	NAP
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale	120	0
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo	120	0
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville	120	0
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit	120	0
18.05	Property	SGFC	1	Advance Auto Parts - Deltona	120	0
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg	120	0
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal	120	0
18.08	Property	SGFC	1	Advance Auto Parts - York	120	0
18.09	Property	SGFC	1	Advance Auto Parts - Waycross	120	0
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston	120	0
18.11	Property	SGFC	1	Advance Auto Parts - Marietta	120	0
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville	120	0
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie	120	0
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta	120	0
18.15	Property	SGFC	1	Advance Auto Parts - Daphne	120	0
18.16	Property	SGFC	1	Advance Auto Parts - Naranja	120	0
18.17	Property	SGFC	1	Advance Auto Parts - Milford	120	0
18.18	Property	SGFC	1	Advance Auto Parts - Adel	120	0
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton	120	0
18.20	Property	SGFC	1	Advance Auto Parts - Meridian	120	0
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade	120	0
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment	120	0
18.23	Property	SGFC	1	Advance Auto Parts - Topeka	120	0
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst	120	0
18.25	Property	SGFC	1	Advance Auto Parts - Quitman	120	0
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs	120	0
18.27	Property	SGFC	1	Advance Auto Parts - Albany	120	0
18.28	Property	SGFC	1	Advance Auto Parts - Eastman	120	0
18.29	Property	SGFC	1	Advance Auto Parts - Lima	120	0
18.30	Property	SGFC	1	Advance Auto Parts - Nashville	120	0
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island	120	0
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia	120	0
18.33	Property	SGFC	1	Advance Auto Parts - Garden City	120	0
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off	120	0
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge	120	0

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	I/O Period	Seasoning	Amortization Type	Payment Date	Grace Period (Late Payment)(10)	Grace Period (Default)	Maturity/ARD Date	ARD Loan(11)	Final Maturity Date	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)
19	Loan	Barclays	7	Trinity Multifamily Portfolio	24	1	IO-Balloon	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(91),O(4)	No	NAP
19.01	Property	Barclays	1	7500 S South Shore	24	1
19.02	Property	Barclays	1	Sierra Antigua Apartments	24	1
19.03	Property	Barclays	1	South Clyde	24	1
19.04	Property	Barclays	1	Heather Glenn	24	1
19.05	Property	Barclays	1	The Woodlands	24	1
19.06	Property	Barclays	1	South Chappel	24	1
19.07	Property	Barclays	1	The Timbers	24	1
20	Both	SMC	1	Gardena Valley Shopping Center	120	1	Interest Only	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(91),O(4)	No	NAP
21	Loan	SGFC	4	BlueLinx Portfolio III	60	1	Interest Only	1	5	5	01/01/2025	No	01/01/2025	L(25),Def(31),O(4)	No	NAP
21.01	Property	SGFC	1	BlueLinx Bridgeton	60	1
21.02	Property	SGFC	1	BlueLinx Kansas City	60	1
21.03	Property	SGFC	1	BlueLinx Madison	60	1
21.04	Property	SGFC	1	BlueLinx Richmond	60	1
22	Both	SMC	1	Springhill Suites - New Smyrna Beach	12	1	IO-Balloon	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(91),O(4)	No	NAP
23	Both	SGFC	1	Hanover Place	120	1	Interest Only	1	0	0	01/01/2030	No	01/01/2030	L(25),Def(91),O(4)	No	NAP
24	Both	SMC	1	Landing At The Quarter	120	1	Interest Only	6	0	0	01/06/2030	No	01/06/2030	L(25),Grtr1%orYM(90),O(5)	No	NAP
25	Both	SMC	1	StorPlace Cool Springs	36	1	IO-Balloon	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(91),O(4)	No	NAP
26	Both	SMC	1	StorPlace Hendersonville	36	1	IO-Balloon	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(91),O(4)	No	NAP
27	Both	SMC	1	404-406 Broadway	120	1	Interest Only	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(89),O(6)	No	NAP
28	Both	SMC	1	Holly Office Park	120	1	Interest Only	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(91),O(4)	No	NAP
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	0	3	Balloon	6	0	0	11/06/2029	No	11/06/2029	L(24),Grtr1%orYM(92),O(4)	No	NAP
30	Both	SMC	1	The Alhambra Lofts	120	2	Interest Only	6	0	0	12/06/2029	No	12/06/2029	L(26),Def(90),O(4)	No	NAP
31	Both	Barclays	1	41 University Drive	0	1	Balloon	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(91),O(4)	No	NAP
32	Loan	SMC	3	CVS Walgreens Portfolio	120	2	Interest Only	6	0	0	12/06/2029	No	12/06/2029	L(26),Def(90),O(4)	No	NAP
32.01	Property	SMC	1	Walgreens Post Falls	120	2
32.02	Property	SMC	1	CVS Trenton	120	2
32.03	Property	SMC	1	CVS Westborough	120	2
33	Both	Barclays	1	Second Street Shops	12	3	IO-Balloon	6	3 (Once per trailing 12-month period)	0	11/06/2029	No	11/06/2029	L(25),Grtr1%orYM(89),O(6)	No	NAP
34	Both	SMC	1	101 Stanton Street	120	1	Interest Only	6	0	0	01/06/2030	No	01/06/2030	L(25),Def(91),O(4)	No	NAP
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	0	3	Balloon	1	5	5	11/01/2029	No	11/01/2029	L(27),Def(89),O(4)	No	NAP
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon	0	1	Balloon	1	0	0	01/01/2030	No	01/01/2030	L(25),Def(91),O(4)	No	NAP
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	0	3	Balloon	6	0	0	11/06/2029	No	11/06/2029	L(27),Def(89),O(4)	No	NAP
38	Both	Barclays	1	Hampton Inn - Roseville, MI	0	2	Balloon	6	0	0	12/06/2029	No	12/06/2029	L(26),Def(87),O(7)	No	NAP
39	Both	SMC	1	La Jolla Seaview	120	2	Interest Only	6	0	0	12/06/2029	No	12/06/2029	L(26),Def(90),O(4)	No	NAP
40	Loan	SMC	2	Walnut & Warren Food Lions	0	2	Balloon	6	0	0	12/06/2029	No	12/06/2029	L(26),Def(90),O(4)	No	NAP
40.01	Property	SMC	1	Walnut Hill	0	2
40.02	Property	SMC	1	Warren Corners	0	2
41	Both	SMC	1	Storage Xxtra Highway 92	0	2	Balloon	6	0	0	12/06/2029	No	12/06/2029	L(26),Def(90),O(4)	No	NAP
42	Both	Barclays	1	North Fayette Shopping Center	12	3	IO-Balloon	6	0	0	11/06/2029	No	11/06/2029	L(27),Def(88),O(5)	No	NAP
43	Loan	SMC	4	Sioux City MHC Portfolio	0	1	Balloon	6	0	0	01/06/2030	No	01/06/2030	L(23),Grtr1%orYM(93),O(4)	No	NAP
43.01	Property	SMC	1	McCook Mobile Home Estates MHP	0	1
43.02	Property	SMC	1	Cottonwood MHP	0	1
43.03	Property	SMC	1	Tan Tara Hollow MHC	0	1
43.04	Property	SMC	1	Lakeshore MHP	0	1
44	Both	SMC	1	251 East 10th Street	120	0	Interest Only	6	0	0	02/06/2030	No	02/06/2030	L(24),Def(92),O(4)	No	NAP
45	Both	Barclays	1	ABC Self Storage	0	2	Balloon	6	0	0	12/06/2024	No	12/06/2024	L(26),Def(30),O(4)	No	NAP

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)	Additional Debt Type(s)(13)	Additional Debt Current Balance ($)
1	Both	Barclays	1	Parkmerced	65,000,000	482,000,000	547,000,000	547,000,000	No	Yes	B-Notes ($708,000,000)/C-Notes ($245,000,000)/Mezzanine Loan ($275,000,000)	1,228,000,000
2	Both	Barclays	1	650 Madison Avenue	60,000,000	526,800,000	586,800,000	586,800,000	No	Yes	B-Notes	213,200,000
3	Both	SGFC	1	Kings Plaza	60,000,000	427,000,000	487,000,000	487,000,000	No	Yes	Mezzanine	53,000,000
4	Both	Barclays	1	545 Washington Boulevard	50,321,250	201,285,000	251,606,250	251,606,250	Yes	No	NAP	NAP
5	Both	Barclays	1	F5 Tower	50,000,000	135,000,000	185,000,000	185,000,000	No	Yes	B-Notes ($112,600,000)/Mezzanine Loan ($48,500,000)	161,100,000
6	Both	Barclays	1	Exchange on Erwin	50,000,000	25,450,000	75,450,000	75,450,000	No	No	NAP	NAP
7	Both	SGFC	1	Bellagio Hotel and Casino	43,750,000	1,632,450,000	1,676,200,000	1,676,200,000	Yes	Yes	B-Notes ($650,500,000)/C-Notes ($683,300,000)	1,333,800,000
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	40,000,000	33,875,000	73,875,000	73,875,000	No	No	NAP	NAP
8.01	Property	Barclays	1	Hy-Vee - Savage, MN
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL
8.10	Property	Barclays	1	Tractor Supply - Danville, IN
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL
8.14	Property	Barclays	1	Walgreens - Wheeling, IL
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA
8.19	Property	Barclays	1	Dollar General - Roanoke, VA
8.20	Property	Barclays	1	Dollar General - McDonough, GA
8.21	Property	Barclays	1	Dollar General - Alvin, TX
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA
8.23	Property	Barclays	1	Dollar General - Prattville, AL
8.24	Property	Barclays	1	Dollar General - Mobile, AL
8.25	Property	Barclays	1	Dollar General - Evansville, IN
9	Both	SGFC	1	CNP Headquarters					Yes	No	NAP	NAP
10	Both	SMC	1	482 Seneca Avenue					No	No	NAP	NAP
11	Both	SMC	1	217 Court Street					No	No	NAP	NAP
12	Both	SMC	1	144 North 11th Street					No	No	NAP	NAP
13	Both	SMC	1	99 North 7th Street					No	No	NAP	NAP
14	Both	SMC	1	22 Melrose Street					No	No	NAP	NAP
15	Both	Barclays	1	Millikan Business Center					Yes	No	NAP	NAP
16	Both	Barclays	1	Satellite Flex Office Portfolio					No	No	NAP	NAP
17	Both	SGFC	1	2000 Park Lane					No	No	NAP	NAP
18	Loan	SGFC	35	Advance Auto Parts Portfolio					No	No	NAP	NAP
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit
18.05	Property	SGFC	1	Advance Auto Parts - Deltona
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal
18.08	Property	SGFC	1	Advance Auto Parts - York
18.09	Property	SGFC	1	Advance Auto Parts - Waycross
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston
18.11	Property	SGFC	1	Advance Auto Parts - Marietta
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta
18.15	Property	SGFC	1	Advance Auto Parts - Daphne
18.16	Property	SGFC	1	Advance Auto Parts - Naranja
18.17	Property	SGFC	1	Advance Auto Parts - Milford
18.18	Property	SGFC	1	Advance Auto Parts - Adel
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton
18.20	Property	SGFC	1	Advance Auto Parts - Meridian
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment
18.23	Property	SGFC	1	Advance Auto Parts - Topeka
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst
18.25	Property	SGFC	1	Advance Auto Parts - Quitman
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs
18.27	Property	SGFC	1	Advance Auto Parts - Albany
18.28	Property	SGFC	1	Advance Auto Parts - Eastman
18.29	Property	SGFC	1	Advance Auto Parts - Lima
18.30	Property	SGFC	1	Advance Auto Parts - Nashville
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia
18.33	Property	SGFC	1	Advance Auto Parts - Garden City
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)	Additional Debt Type(s)(13)	Additional Debt Current Balance ($)
19	Loan	Barclays	7	Trinity Multifamily Portfolio					No	No	NAP	NAP
19.01	Property	Barclays	1	7500 S South Shore
19.02	Property	Barclays	1	Sierra Antigua Apartments
19.03	Property	Barclays	1	South Clyde
19.04	Property	Barclays	1	Heather Glenn
19.05	Property	Barclays	1	The Woodlands
19.06	Property	Barclays	1	South Chappel
19.07	Property	Barclays	1	The Timbers
20	Both	SMC	1	Gardena Valley Shopping Center					No	No	NAP	NAP
21	Loan	SGFC	4	BlueLinx Portfolio III					No	No	NAP	NAP
21.01	Property	SGFC	1	BlueLinx Bridgeton
21.02	Property	SGFC	1	BlueLinx Kansas City
21.03	Property	SGFC	1	BlueLinx Madison
21.04	Property	SGFC	1	BlueLinx Richmond
22	Both	SMC	1	Springhill Suites - New Smyrna Beach					No	No	NAP	NAP
23	Both	SGFC	1	Hanover Place					No	No	NAP	NAP
24	Both	SMC	1	Landing At The Quarter					No	No	NAP	NAP
25	Both	SMC	1	StorPlace Cool Springs					No	No	NAP	NAP
26	Both	SMC	1	StorPlace Hendersonville					No	No	NAP	NAP
27	Both	SMC	1	404-406 Broadway					No	No	NAP	NAP
28	Both	SMC	1	Holly Office Park					No	No	NAP	NAP
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN					No	No	NAP	NAP
30	Both	SMC	1	The Alhambra Lofts					No	No	NAP	NAP
31	Both	Barclays	1	41 University Drive					No	No	NAP	NAP
32	Loan	SMC	3	CVS Walgreens Portfolio					No	No	NAP	NAP
32.01	Property	SMC	1	Walgreens Post Falls
32.02	Property	SMC	1	CVS Trenton
32.03	Property	SMC	1	CVS Westborough
33	Both	Barclays	1	Second Street Shops					No	No	NAP	NAP
34	Both	SMC	1	101 Stanton Street					No	No	NAP	NAP
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City					No	No	NAP	NAP
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon					No	No	NAP	NAP
37	Both	Barclays	1	Home2 Suites - Alexandria, LA					No	No	NAP	NAP
38	Both	Barclays	1	Hampton Inn - Roseville, MI					No	No	NAP	NAP
39	Both	SMC	1	La Jolla Seaview					No	No	NAP	NAP
40	Loan	SMC	2	Walnut & Warren Food Lions					No	No	NAP	NAP
40.01	Property	SMC	1	Walnut Hill
40.02	Property	SMC	1	Warren Corners
41	Both	SMC	1	Storage Xxtra Highway 92					No	No	NAP	NAP
42	Both	Barclays	1	North Fayette Shopping Center					No	No	NAP	NAP
43	Loan	SMC	4	Sioux City MHC Portfolio					No	No	NAP	NAP
43.01	Property	SMC	1	McCook Mobile Home Estates MHP
43.02	Property	SMC	1	Cottonwood MHP
43.03	Property	SMC	1	Tan Tara Hollow MHC
43.04	Property	SMC	1	Lakeshore MHP
44	Both	SMC	1	251 East 10th Street					No	No	NAP	NAP
45	Both	Barclays	1	ABC Self Storage					No	No	NAP	NAP

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)
1	Both	Barclays	1	Parkmerced	4.99564741856677	1,775,000,000	0.78	84.1%	3.4%	11.1%	10.9%	4.06	4.00	91.9%	102,983,881
2	Both	Barclays	1	650 Madison Avenue	3.48600	800,000,000	2.01	66.1%	7.3%	10.0%	9.7%	2.82	2.74	96.3%	87,327,989
3	Both	SGFC	1	Kings Plaza	6.00000	540,000,000	1.73	60.0%	9.6%	10.7%	10.5%	3.14	3.07	95.0%	81,045,187
4	Both	Barclays	1	545 Washington Boulevard	NAP	251,606,250	2.50	61.4%	8.8%	8.8%	8.6%	2.56	2.50	100.0%	34,549,509
5	Both	Barclays	1	F5 Tower	4.43666274363749	346,100,000	1.63	73.6%	6.9%	13.0%	12.5%	3.46	3.33	95.2%	32,787,852
6	Both	Barclays	1	Exchange on Erwin	NAP	75,450,000	2.24	64.5%	7.9%	7.9%	7.8%	2.27	2.24	94.1%	8,935,023
7	Both	SGFC	1	Bellagio Hotel and Casino	4.286879237142	3,010,000,000	4.06	70.7%	15.7%	28.3%	27.1%	8.80	8.42	94.8%	1,349,062,464
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	NAP	73,875,000	2.56	62.1%	9.4%	9.4%	9.1%	2.66	2.56	96.3%	7,588,539
8.01	Property	Barclays	1	Hy-Vee - Savage, MN										95.0%	1,274,823
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH										95.0%	991,892
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA										100.0%	499,955
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL										95.0%	393,743
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL										95.0%	326,482
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO										95.0%	491,508
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH										95.0%	250,506
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH										95.0%	380,690
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL										95.0%	236,951
8.10	Property	Barclays	1	Tractor Supply - Danville, IN										95.0%	227,014
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH										95.0%	204,091
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL										95.0%	200,557
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL										95.0%	253,037
8.14	Property	Barclays	1	Walgreens - Wheeling, IL										100.0%	369,292
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL										95.0%	175,635
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA										100.0%	132,422
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL										95.0%	124,218
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA										95.0%	133,351
8.19	Property	Barclays	1	Dollar General - Roanoke, VA										100.0%	131,051
8.20	Property	Barclays	1	Dollar General - McDonough, GA										100.0%	136,005
8.21	Property	Barclays	1	Dollar General - Alvin, TX										100.0%	129,398
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA										95.0%	167,060
8.23	Property	Barclays	1	Dollar General - Prattville, AL										100.0%	105,759
8.24	Property	Barclays	1	Dollar General - Mobile, AL										100.0%	118,943
8.25	Property	Barclays	1	Dollar General - Evansville, IN										100.0%	134,156
9	Both	SGFC	1	CNP Headquarters	NAP	NAP	NAP	NAP	NAP	9.6%	9.2%	1.72	1.66	95.0%	3,329,418
10	Both	SMC	1	482 Seneca Avenue	NAP	NAP	NAP	NAP	NAP	7.1%	7.1%	1.74	1.73	97.0%	709,716
11	Both	SMC	1	217 Court Street	NAP	NAP	NAP	NAP	NAP	7.1%	7.1%	1.74	1.73	95.1%	582,200
12	Both	SMC	1	144 North 11th Street	NAP	NAP	NAP	NAP	NAP	7.1%	7.1%	1.74	1.73	97.0%	481,488
13	Both	SMC	1	99 North 7th Street	NAP	NAP	NAP	NAP	NAP	7.1%	7.1%	1.74	1.73	97.0%	390,876
14	Both	SMC	1	22 Melrose Street	NAP	NAP	NAP	NAP	NAP	7.1%	7.1%	1.74	1.73	97.0%	307,659
15	Both	Barclays	1	Millikan Business Center	NAP	NAP	NAP	NAP	NAP	12.0%	10.8%	2.26	2.05	94.1%	4,878,335
16	Both	Barclays	1	Satellite Flex Office Portfolio	NAP	NAP	NAP	NAP	NAP	9.8%	8.6%	1.73	1.51	80.4%	3,521,934
17	Both	SGFC	1	2000 Park Lane	NAP	NAP	NAP	NAP	NAP	12.2%	11.0%	2.27	2.04	93.0%	5,929,906
18	Loan	SGFC	35	Advance Auto Parts Portfolio	NAP	NAP	NAP	NAP	NAP	9.7%	9.7%	2.69	2.69	97.0%	2,622,743
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale										97.0%	119,763
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo										97.0%	114,972
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville										97.0%	104,098
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit										97.0%	97,364
18.05	Property	SGFC	1	Advance Auto Parts - Deltona										97.0%	90,242
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg										97.0%	90,634
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal										97.0%	93,870
18.08	Property	SGFC	1	Advance Auto Parts - York										97.0%	82,866
18.09	Property	SGFC	1	Advance Auto Parts - Waycross										97.0%	87,785
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston										97.0%	86,744
18.11	Property	SGFC	1	Advance Auto Parts - Marietta										97.0%	87,785
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville										97.0%	86,356
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie										97.0%	84,156
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta										97.0%	86,487
18.15	Property	SGFC	1	Advance Auto Parts - Daphne										97.0%	81,050
18.16	Property	SGFC	1	Advance Auto Parts - Naranja										97.0%	76,389
18.17	Property	SGFC	1	Advance Auto Parts - Milford										97.0%	80,271
18.18	Property	SGFC	1	Advance Auto Parts - Adel										97.0%	77,165
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton										97.0%	77,042
18.20	Property	SGFC	1	Advance Auto Parts - Meridian										97.0%	80,528
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade										97.0%	74,320
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment										97.0%	70,949
18.23	Property	SGFC	1	Advance Auto Parts - Topeka										97.0%	76,650
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst										97.0%	76,773
18.25	Property	SGFC	1	Advance Auto Parts - Quitman										97.0%	75,353
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs										97.0%	70,822
18.27	Property	SGFC	1	Advance Auto Parts - Albany										97.0%	67,977
18.28	Property	SGFC	1	Advance Auto Parts - Eastman										97.0%	66,161
18.29	Property	SGFC	1	Advance Auto Parts - Lima										97.0%	56,708
18.30	Property	SGFC	1	Advance Auto Parts - Nashville										97.0%	54,508
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island										97.0%	50,496
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia										97.0%	49,198
18.33	Property	SGFC	1	Advance Auto Parts - Garden City										97.0%	47,260
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off										0.0%	0
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge										0.0%	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)
19	Loan	Barclays	7	Trinity Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	9.9%	9.5%	1.69	1.63	92.0%	4,059,533
19.01	Property	Barclays	1	7500 S South Shore										92.6%	1,450,788
19.02	Property	Barclays	1	Sierra Antigua Apartments										90.2%	629,122
19.03	Property	Barclays	1	South Clyde										93.3%	525,905
19.04	Property	Barclays	1	Heather Glenn										93.7%	430,402
19.05	Property	Barclays	1	The Woodlands										92.1%	401,576
19.06	Property	Barclays	1	South Chappel										86.5%	314,559
19.07	Property	Barclays	1	The Timbers										94.9%	307,181
20	Both	SMC	1	Gardena Valley Shopping Center	NAP	NAP	NAP	NAP	NAP	14.1%	13.1%	4.08	3.80	95.0%	4,088,526
21	Loan	SGFC	4	BlueLinx Portfolio III	NAP	NAP	NAP	NAP	NAP	10.1%	9.0%	2.27	2.03	92.5%	3,183,118
21.01	Property	SGFC	1	BlueLinx Bridgeton										92.5%	1,106,253
21.02	Property	SGFC	1	BlueLinx Kansas City										92.5%	857,456
21.03	Property	SGFC	1	BlueLinx Madison										92.5%	643,726
21.04	Property	SGFC	1	BlueLinx Richmond										92.5%	575,682
22	Both	SMC	1	Springhill Suites - New Smyrna Beach	NAP	NAP	NAP	NAP	NAP	13.5%	12.3%	2.34	2.13	66.3%	5,996,388
23	Both	SGFC	1	Hanover Place	NAP	NAP	NAP	NAP	NAP	10.3%	10.1%	2.79	2.73	93.4%	3,288,850
24	Both	SMC	1	Landing At The Quarter	NAP	NAP	NAP	NAP	NAP	10.3%	9.8%	2.74	2.59	89.6%	1,987,101
25	Both	SMC	1	StorPlace Cool Springs	NAP	NAP	NAP	NAP	NAP	8.8%	8.7%	1.55	1.53	91.4%	1,052,945
26	Both	SMC	1	StorPlace Hendersonville	NAP	NAP	NAP	NAP	NAP	8.8%	8.7%	1.55	1.53	92.5%	930,835
27	Both	SMC	1	404-406 Broadway	NAP	NAP	NAP	NAP	NAP	7.4%	7.2%	1.79	1.75	95.0%	1,451,210
28	Both	SMC	1	Holly Office Park	NAP	NAP	NAP	NAP	NAP	13.1%	12.0%	3.25	2.96	93.8%	3,312,991
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	NAP	NAP	NAP	NAP	NAP	13.8%	12.3%	2.42	2.16	78.6%	5,127,805
30	Both	SMC	1	The Alhambra Lofts	NAP	NAP	NAP	NAP	NAP	7.0%	7.0%	1.77	1.75	95.0%	1,209,038
31	Both	Barclays	1	41 University Drive	NAP	NAP	NAP	NAP	NAP	12.1%	10.4%	2.18	1.88	91.4%	2,386,205
32	Loan	SMC	3	CVS Walgreens Portfolio	NAP	NAP	NAP	NAP	NAP	8.5%	8.5%	2.22	2.22	98.0%	1,003,417
32.01	Property	SMC	1	Walgreens Post Falls										98.0%	357,410
32.02	Property	SMC	1	CVS Trenton										98.0%	331,364
32.03	Property	SMC	1	CVS Westborough										98.0%	314,642
33	Both	Barclays	1	Second Street Shops	NAP	NAP	NAP	NAP	NAP	10.9%	10.0%	1.96	1.80	95.0%	1,804,977
34	Both	SMC	1	101 Stanton Street	NAP	NAP	NAP	NAP	NAP	6.5%	6.5%	1.53	1.52	96.1%	974,440
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	NAP	NAP	NAP	NAP	NAP	13.6%	12.3%	2.18	1.97	73.6%	2,802,391
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon	NAP	NAP	NAP	NAP	NAP	12.2%	10.8%	2.07	1.84	74.6%	2,750,443
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	NAP	NAP	NAP	NAP	NAP	14.9%	13.5%	2.64	2.40	77.8%	2,725,398
38	Both	Barclays	1	Hampton Inn - Roseville, MI	NAP	NAP	NAP	NAP	NAP	13.4%	11.9%	2.34	2.08	70.9%	2,738,078
39	Both	SMC	1	La Jolla Seaview	NAP	NAP	NAP	NAP	NAP	7.0%	6.9%	1.75	1.73	91.0%	751,812
40	Loan	SMC	2	Walnut & Warren Food Lions	NAP	NAP	NAP	NAP	NAP	11.0%	9.8%	1.93	1.72	90.2%	1,093,200
40.01	Property	SMC	1	Walnut Hill										90.9%	675,005
40.02	Property	SMC	1	Warren Corners										89.1%	418,196
41	Both	SMC	1	Storage Xxtra Highway 92	NAP	NAP	NAP	NAP	NAP	9.6%	9.4%	1.69	1.67	85.0%	1,011,705
42	Both	Barclays	1	North Fayette Shopping Center	NAP	NAP	NAP	NAP	NAP	13.0%	11.7%	2.41	2.17	95.0%	880,170
43	Loan	SMC	4	Sioux City MHC Portfolio	NAP	NAP	NAP	NAP	NAP	9.7%	9.4%	1.60	1.56	77.2%	772,539
43.01	Property	SMC	1	McCook Mobile Home Estates MHP										92.7%	350,499
43.02	Property	SMC	1	Cottonwood MHP										61.7%	143,155
43.03	Property	SMC	1	Tan Tara Hollow MHC										75.3%	198,975
43.04	Property	SMC	1	Lakeshore MHP										62.8%	79,911
44	Both	SMC	1	251 East 10th Street	NAP	NAP	NAP	NAP	NAP	6.6%	6.6%	1.49	1.48	97.0%	435,162
45	Both	Barclays	1	ABC Self Storage	NAP	NAP	NAP	NAP	NAP	9.9%	9.3%	1.65	1.56	79.8%	615,429

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)
1	Both	Barclays	1	Parkmerced	42,514,116	60,469,764	791,250	59,678,514	99,501,311	43,742,948	55,758,363	TTM 08/31/2019	95,282,237	41,596,712	53,685,525	90,052,338
2	Both	Barclays	1	650 Madison Avenue	28,901,495	58,426,495	1,650,104	56,776,391	78,288,218	27,326,681	50,961,537	TTM 09/30/2019	75,039,495	26,481,999	48,557,496	72,488,704
3	Both	SGFC	1	Kings Plaza	29,004,262	52,040,925	1,134,955	50,905,970	76,315,642	28,858,298	47,457,344	TTM 09/30/2019	69,684,148	27,595,961	42,088,187	64,923,243
4	Both	Barclays	1	545 Washington Boulevard	12,284,114	22,265,395	581,920	21,683,475	34,118,594	13,706,753	20,411,841	TTM 11/30/2019	36,347,783	14,521,925	21,825,858	35,023,625
5	Both	Barclays	1	F5 Tower	8,792,416	23,995,436	876,381	23,119,056	31,110,161	8,731,929	22,378,232	T1 Annualized 12/31/2019
6	Both	Barclays	1	Exchange on Erwin	2,992,779	5,942,244	83,869	5,858,374	NAV	NAV	NAV	NAV
7	Both	SGFC	1	Bellagio Hotel and Casino	874,997,149	474,065,315	20,235,937	453,829,378	1,349,062,464	874,997,149	474,065,315	TTM 09/30/2019	1,367,835,267	877,969,225	489,866,042	1,365,570,769
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	627,046	6,961,493	250,061	6,711,432	NAV	NAV	NAV	NAV
8.01	Property	Barclays	1	Hy-Vee - Savage, MN	34,153	1,240,670	59,332	1,181,338	NAV	NAV	NAV	NAV
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH	33,309	958,582	44,155	914,428	NAV	NAV	NAV	NAV
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA	14,385	485,569	0	485,569	NAV	NAV	NAV	NAV
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL	9,267	384,475	16,153	368,322	NAV	NAV	NAV	NAV
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL	8,207	318,275	16,066	302,209	NAV	NAV	NAV	NAV
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO	187,838	303,670	31,980	271,690	NAV	NAV	NAV	NAV
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH	7,566	242,940	10,564	232,376	NAV	NAV	NAV	NAV
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH	126,958	253,731	31,338	222,393	NAV	NAV	NAV	NAV
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL	6,090	230,861	14,052	216,809	NAV	NAV	NAV	NAV
8.10	Property	Barclays	1	Tractor Supply - Danville, IN	5,929	221,085	13,825	207,259	NAV	NAV	NAV	NAV
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH	4,873	199,218	7,910	191,308	NAV	NAV	NAV	NAV
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL	5,068	195,489	7,880	187,609	NAV	NAV	NAV	NAV
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL	6,347	246,689	12,584	234,105	NAV	NAV	NAV	NAV
8.14	Property	Barclays	1	Walgreens - Wheeling, IL	8,678	360,614	2,138	358,477	NAV	NAV	NAV	NAV
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL	4,822	170,812	12,970	157,842	NAV	NAV	NAV	NAV
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA	14,974	117,448	0	117,448	NAV	NAV	NAV	NAV
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL	3,202	121,016	5,893	115,123	NAV	NAV	NAV	NAV
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA	9,668	123,683	6,253	117,430	NAV	NAV	NAV	NAV
8.19	Property	Barclays	1	Dollar General - Roanoke, VA	16,074	114,977	0	114,977	NAV	NAV	NAV	NAV
8.20	Property	Barclays	1	Dollar General - McDonough, GA	24,730	111,276	0	111,276	NAV	NAV	NAV	NAV
8.21	Property	Barclays	1	Dollar General - Alvin, TX	28,494	100,904	0	100,904	NAV	NAV	NAV	NAV
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA	4,151	162,909	6,967	155,942	NAV	NAV	NAV	NAV
8.23	Property	Barclays	1	Dollar General - Prattville, AL	5,994	99,765	0	99,765	NAV	NAV	NAV	NAV
8.24	Property	Barclays	1	Dollar General - Mobile, AL	19,424	99,519	0	99,519	NAV	NAV	NAV	NAV
8.25	Property	Barclays	1	Dollar General - Evansville, IN	36,842	97,314	0	97,314	NAV	NAV	NAV	NAV
9	Both	SGFC	1	CNP Headquarters	99,883	3,229,536	105,616	3,123,920	NAV	NAV	NAV	NAV
10	Both	SMC	1	482 Seneca Avenue	96,788	612,928	5,250	607,678	NAV	NAV	NAV	NAV
11	Both	SMC	1	217 Court Street	116,769	465,432	1,500	463,932	423,356	108,989	314,368	TTM 09/30/2019
12	Both	SMC	1	144 North 11th Street	44,224	437,264	2,000	435,264	157,702	12,533	145,169	T4 09/30/2019
13	Both	SMC	1	99 North 7th Street	46,556	344,320	1,750	342,570	134,352	17,235	117,117	T3 09/30/2019
14	Both	SMC	1	22 Melrose Street	31,812	275,847	2,000	273,847	276,593	60,498	216,095	TTM 09/30/2019
15	Both	Barclays	1	Millikan Business Center	1,524,570	3,353,765	320,125	3,033,639	3,501,982	1,376,852	2,125,130	TTM 09/30/2019	3,677,297	1,392,778	2,284,519	3,433,170
16	Both	Barclays	1	Satellite Flex Office Portfolio	844,536	2,677,398	332,562	2,344,836	3,953,298	853,361	3,099,937	TTM 09/30/2019	3,719,802	837,624	2,882,178	3,386,836
17	Both	SGFC	1	2000 Park Lane	2,652,384	3,277,521	328,803	2,948,719	6,276,857	2,486,958	3,789,899	TTM 09/30/2019	6,214,052	2,557,871	3,656,181
18	Loan	SGFC	35	Advance Auto Parts Portfolio	52,455	2,570,288	0	2,570,288	NAV	NAV	NAV	NAV
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale	2,395	117,368	0	117,368	NAV	NAV	NAV	NAV
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo	2,299	112,672	0	112,672	NAV	NAV	NAV	NAV
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville	2,082	102,016	0	102,016	NAV	NAV	NAV	NAV
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit	1,947	95,417	0	95,417	NAV	NAV	NAV	NAV
18.05	Property	SGFC	1	Advance Auto Parts - Deltona	1,805	88,437	0	88,437	NAV	NAV	NAV	NAV
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg	1,813	88,821	0	88,821	NAV	NAV	NAV	NAV
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal	1,877	91,993	0	91,993	NAV	NAV	NAV	NAV
18.08	Property	SGFC	1	Advance Auto Parts - York	1,657	81,209	0	81,209	NAV	NAV	NAV	NAV
18.09	Property	SGFC	1	Advance Auto Parts - Waycross	1,756	86,029	0	86,029	NAV	NAV	NAV	NAV
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston	1,735	85,009	0	85,009	NAV	NAV	NAV	NAV
18.11	Property	SGFC	1	Advance Auto Parts - Marietta	1,756	86,029	0	86,029	NAV	NAV	NAV	NAV
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville	1,727	84,629	0	84,629	NAV	NAV	NAV	NAV
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie	1,683	82,473	0	82,473	NAV	NAV	NAV	NAV
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta	1,730	84,757	0	84,757	NAV	NAV	NAV	NAV
18.15	Property	SGFC	1	Advance Auto Parts - Daphne	1,621	79,429	0	79,429	NAV	NAV	NAV	NAV
18.16	Property	SGFC	1	Advance Auto Parts - Naranja	1,528	74,861	0	74,861	NAV	NAV	NAV	NAV
18.17	Property	SGFC	1	Advance Auto Parts - Milford	1,605	78,665	0	78,665	NAV	NAV	NAV	NAV
18.18	Property	SGFC	1	Advance Auto Parts - Adel	1,543	75,621	0	75,621	NAV	NAV	NAV	NAV
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton	1,541	75,501	0	75,501	NAV	NAV	NAV	NAV
18.20	Property	SGFC	1	Advance Auto Parts - Meridian	1,611	78,917	0	78,917	NAV	NAV	NAV	NAV
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade	1,486	72,833	0	72,833	NAV	NAV	NAV	NAV
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment	1,419	69,530	0	69,530	NAV	NAV	NAV	NAV
18.23	Property	SGFC	1	Advance Auto Parts - Topeka	1,533	75,117	0	75,117	NAV	NAV	NAV	NAV
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst	1,535	75,238	0	75,238	NAV	NAV	NAV	NAV
18.25	Property	SGFC	1	Advance Auto Parts - Quitman	1,507	73,846	0	73,846	NAV	NAV	NAV	NAV
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs	1,416	69,406	0	69,406	NAV	NAV	NAV	NAV
18.27	Property	SGFC	1	Advance Auto Parts - Albany	1,360	66,618	0	66,618	NAV	NAV	NAV	NAV
18.28	Property	SGFC	1	Advance Auto Parts - Eastman	1,323	64,838	0	64,838	NAV	NAV	NAV	NAV
18.29	Property	SGFC	1	Advance Auto Parts - Lima	1,134	55,574	0	55,574	NAV	NAV	NAV	NAV
18.30	Property	SGFC	1	Advance Auto Parts - Nashville	1,090	53,418	0	53,418	NAV	NAV	NAV	NAV
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island	1,010	49,486	0	49,486	NAV	NAV	NAV	NAV
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia	984	48,214	0	48,214	NAV	NAV	NAV	NAV
18.33	Property	SGFC	1	Advance Auto Parts - Garden City	945	46,314	0	46,314	NAV	NAV	NAV	NAV
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off	0	0	0	0	NAV	NAV	NAV	NAV
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge	0	0	0	0	NAV	NAV	NAV	NAV

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)
19	Loan	Barclays	7	Trinity Multifamily Portfolio	1,562,918	2,496,616	88,500	2,408,116	3,956,221	1,445,726	2,510,496	TTM 11/30/2019	3,252,716	1,342,996	1,909,720
19.01	Property	Barclays	1	7500 S South Shore	513,650	937,138	32,500	904,638	1,347,476	495,528	851,948	TTM 11/30/2019	771,096	450,900	320,196
19.02	Property	Barclays	1	Sierra Antigua Apartments	294,772	334,351	15,000	319,351	629,122	269,459	359,663	TTM 11/30/2019	566,065	287,453	278,612
19.03	Property	Barclays	1	South Clyde	194,684	331,221	13,250	317,971	525,905	192,326	333,579	TTM 11/30/2019	459,992	171,768	288,223
19.04	Property	Barclays	1	Heather Glenn	140,708	289,694	7,500	282,194	430,402	111,854	318,548	TTM 11/30/2019	426,052	106,482	319,570
19.05	Property	Barclays	1	The Woodlands	166,631	234,945	9,500	225,445	401,576	133,618	267,958	TTM 11/30/2019	398,624	118,782	279,842
19.06	Property	Barclays	1	South Chappel	138,485	176,074	6,250	169,824	314,559	139,778	174,781	TTM 11/30/2019	332,416	119,179	213,237
19.07	Property	Barclays	1	The Timbers	113,988	193,193	4,500	188,693	307,181	103,163	204,018	TTM 11/30/2019	298,471	88,432	210,039
20	Both	SMC	1	Gardena Valley Shopping Center	854,919	3,233,607	218,066	3,015,541	3,857,433	750,181	3,107,252	TTM 09/30/2019	3,783,746	788,139	2,995,607	3,696,836
21	Loan	SGFC	4	BlueLinx Portfolio III	901,440	2,281,678	235,167	2,046,512	NAV	NAV	NAV	NAV
21.01	Property	SGFC	1	BlueLinx Bridgeton	408,325	697,929	72,316	625,613	NAV	NAV	NAV	NAV
21.02	Property	SGFC	1	BlueLinx Kansas City	230,830	626,627	70,777	555,850	NAV	NAV	NAV	NAV
21.03	Property	SGFC	1	BlueLinx Madison	122,120	521,606	45,600	476,006	NAV	NAV	NAV	NAV
21.04	Property	SGFC	1	BlueLinx Richmond	140,165	435,517	46,474	389,043	NAV	NAV	NAV	NAV
22	Both	SMC	1	Springhill Suites - New Smyrna Beach	3,298,241	2,698,147	239,856	2,458,292	5,832,103	3,246,979	2,585,124	TTM 11/30/2019	5,341,273	3,021,973	2,319,300
23	Both	SGFC	1	Hanover Place	1,572,354	1,716,496	37,500	1,678,996	2,843,929	1,489,566	1,354,363	TTM 10/31/2019
24	Both	SMC	1	Landing At The Quarter	378,564	1,608,537	91,617	1,516,920	1,698,400	350,664	1,347,736	TTM 10/31/2019	1,541,756	367,853	1,173,904	1,357,805
25	Both	SMC	1	StorPlace Cool Springs	333,070	719,875	9,172	710,703	1,052,945	333,711	719,233	TTM 08/31/2019	1,065,568	330,358	735,210	1,107,074
26	Both	SMC	1	StorPlace Hendersonville	300,399	630,436	7,145	623,291	930,835	305,071	625,764	TTM 08/31/2019	956,725	305,645	651,080	909,879
27	Both	SMC	1	404-406 Broadway	336,600	1,114,611	24,275	1,090,336	1,428,893	288,639	1,140,254	TTM 11/30/2019	1,233,621	273,055	960,566	1,507,715
28	Both	SMC	1	Holly Office Park	1,407,089	1,905,901	168,833	1,737,068	3,361,726	1,403,536	1,958,190	TTM 09/30/2019	3,290,756	1,295,596	1,995,161	3,214,546
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	3,275,865	1,851,940	205,112	1,646,828	5,127,805	3,265,945	1,861,860	TTM 08/31/2019	5,053,613	3,259,876	1,793,737	4,535,822
30	Both	SMC	1	The Alhambra Lofts	335,798	873,240	9,500	863,740	NAV	NAV	NAV	NAV
31	Both	Barclays	1	41 University Drive	932,477	1,453,728	202,265	1,251,464	2,395,192	931,837	1,463,355	TTM 10/31/2019	2,479,701	899,246	1,580,455	2,427,895
32	Loan	SMC	3	CVS Walgreens Portfolio	10,034	993,382	0	993,382	NAV	NAV	NAV	NAV
32.01	Property	SMC	1	Walgreens Post Falls	3,574	353,836	0	353,836	NAV	NAV	NAV	NAV
32.02	Property	SMC	1	CVS Trenton	3,314	328,051	0	328,051	NAV	NAV	NAV	NAV
32.03	Property	SMC	1	CVS Westborough	3,146	311,496	0	311,496	NAV	NAV	NAV	NAV
33	Both	Barclays	1	Second Street Shops	545,903	1,259,074	103,018	1,156,056	1,849,849	440,048	1,409,801	YTD 06/30/2019	1,874,917	417,307	1,457,610	1,703,572
34	Both	SMC	1	101 Stanton Street	237,939	736,500	7,483	729,017	912,139	236,042	676,097	TTM 11/30/2019	698,651	227,246	471,405
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	1,643,886	1,158,505	112,096	1,046,409	2,802,391	1,629,194	1,173,198	TTM 08/31/2019	3,075,927	1,694,436	1,381,491	3,143,608
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon	1,752,458	997,986	110,018	887,968	2,750,443	1,704,996	1,045,448	TTM 10/31/2019
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	1,544,263	1,181,135	109,016	1,072,119	2,725,398	1,511,427	1,213,971	TTM 08/31/2019	2,712,633	1,565,910	1,146,723	2,616,091
38	Both	Barclays	1	Hampton Inn - Roseville, MI	1,747,815	990,263	109,523	880,740	2,738,078	1,751,939	986,140	TTM 09/30/2019	2,910,397	1,802,931	1,107,466	2,912,120
39	Both	SMC	1	La Jolla Seaview	240,327	511,485	5,169	506,316	632,827	243,181	389,646	TTM 09/30/2019	455,799	216,332	239,467
40	Loan	SMC	2	Walnut & Warren Food Lions	303,187	790,013	85,455	704,559	1,072,540	304,030	768,510	TTM 09/30/2019	1,049,666	296,701	752,965	1,017,486
40.01	Property	SMC	1	Walnut Hill	175,718	499,287	42,779	456,508	685,347	171,489	513,859	TTM 09/30/2019	691,742	173,282	518,460	659,844
40.02	Property	SMC	1	Warren Corners	127,469	290,726	42,676	248,050	387,192	132,541	254,652	TTM 09/30/2019	357,924	123,419	234,505	357,642
41	Both	SMC	1	Storage Xxtra Highway 92	342,702	669,003	9,435	659,568	1,011,705	344,888	666,817	TTM 09/30/2019	973,843	337,710	636,133	882,017
42	Both	Barclays	1	North Fayette Shopping Center	185,524	694,647	68,053	626,593	624,608	186,169	438,439	TTM 07/31/2019	422,957	191,951	231,007	319,309
43	Loan	SMC	4	Sioux City MHC Portfolio	264,406	508,133	14,050	494,083	772,539	157,774	614,764	T9 Annualized 09/30/2019
43.01	Property	SMC	1	McCook Mobile Home Estates MHP	86,076	264,423	5,500	258,923	350,499	48,193	302,306	T9 Annualized 09/30/2019
43.02	Property	SMC	1	Cottonwood MHP	49,911	93,244	3,700	89,544	143,155	22,504	120,651	T9 Annualized 09/30/2019
43.03	Property	SMC	1	Tan Tara Hollow MHC	101,732	97,243	2,800	94,443	198,975	76,329	122,645	T9 Annualized 09/30/2019
43.04	Property	SMC	1	Lakeshore MHP	26,687	53,223	2,050	51,173	79,911	10,749	69,162	T9 Annualized 09/30/2019
44	Both	SMC	1	251 East 10th Street	97,594	337,568	2,500	335,068	425,246	60,690	364,556	TTM 11/30/2019	370,430	65,155	305,274
45	Both	Barclays	1	ABC Self Storage	320,150	295,279	15,969	279,310	NAV	NAV	NAV	NAV	615,429	300,094	315,335

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	2017 Expenses ($)	2017 NOI ($)	2016 Revenues ($)	2016 Expenses ($)	2016 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
1	Both	Barclays	1	Parkmerced	40,409,981	49,642,357	83,181,077	38,976,882	44,204,195	Fee				18%
2	Both	Barclays	1	650 Madison Avenue	25,947,358	46,541,346	67,178,535	24,477,341	42,701,194	Fee
3	Both	SGFC	1	Kings Plaza	25,486,495	39,436,748	71,759,240	29,160,529	42,598,711	Fee/Leasehold	05/28/2028	Three 10-year options followed by one nine-year option	$122,957
4	Both	Barclays	1	545 Washington Boulevard	15,195,753	19,827,872				Fee/Leasehold
5	Both	Barclays	1	F5 Tower						Fee				9%
6	Both	Barclays	1	Exchange on Erwin						Fee
7	Both	SGFC	1	Bellagio Hotel and Casino	859,834,535	505,736,234	1,364,138,212	883,316,117	480,822,095	Fee/Leasehold	04/27/2033	Two, 20-year options	Currently $503,702.77 increasing annually by the CPI
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31						Fee
8.01	Property	Barclays	1	Hy-Vee - Savage, MN						Fee
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH						Fee
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA						Fee
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL						Fee
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL						Fee
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO						Fee
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH						Fee
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH						Fee
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL						Fee
8.10	Property	Barclays	1	Tractor Supply - Danville, IN						Fee
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH						Fee
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL						Fee
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL						Fee
8.14	Property	Barclays	1	Walgreens - Wheeling, IL						Fee
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL						Fee
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA						Fee
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL						Fee
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA						Fee
8.19	Property	Barclays	1	Dollar General - Roanoke, VA						Fee
8.20	Property	Barclays	1	Dollar General - McDonough, GA						Fee
8.21	Property	Barclays	1	Dollar General - Alvin, TX						Fee
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA						Fee
8.23	Property	Barclays	1	Dollar General - Prattville, AL						Fee
8.24	Property	Barclays	1	Dollar General - Mobile, AL						Fee
8.25	Property	Barclays	1	Dollar General - Evansville, IN						Fee
9	Both	SGFC	1	CNP Headquarters						Fee				12%
10	Both	SMC	1	482 Seneca Avenue						Fee
11	Both	SMC	1	217 Court Street						Fee
12	Both	SMC	1	144 North 11th Street						Fee
13	Both	SMC	1	99 North 7th Street						Fee
14	Both	SMC	1	22 Melrose Street						Fee
15	Both	Barclays	1	Millikan Business Center	1,258,368	2,174,802	3,361,097	1,257,311	2,103,786	Fee				12%
16	Both	Barclays	1	Satellite Flex Office Portfolio	927,858	2,458,978	3,510,022	830,775	2,679,247	Fee
17	Both	SGFC	1	2000 Park Lane						Fee
18	Loan	SGFC	35	Advance Auto Parts Portfolio						Fee
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale						Fee
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo						Fee
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville						Fee
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit						Fee
18.05	Property	SGFC	1	Advance Auto Parts - Deltona						Fee
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg						Fee
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal						Fee
18.08	Property	SGFC	1	Advance Auto Parts - York						Fee
18.09	Property	SGFC	1	Advance Auto Parts - Waycross						Fee
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston						Fee
18.11	Property	SGFC	1	Advance Auto Parts - Marietta						Fee
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville						Fee
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie						Fee
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta						Fee
18.15	Property	SGFC	1	Advance Auto Parts - Daphne						Fee
18.16	Property	SGFC	1	Advance Auto Parts - Naranja						Fee
18.17	Property	SGFC	1	Advance Auto Parts - Milford						Fee
18.18	Property	SGFC	1	Advance Auto Parts - Adel						Fee
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton						Fee
18.20	Property	SGFC	1	Advance Auto Parts - Meridian						Fee
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade						Fee
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment						Fee
18.23	Property	SGFC	1	Advance Auto Parts - Topeka						Fee
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst						Fee
18.25	Property	SGFC	1	Advance Auto Parts - Quitman						Fee
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs						Fee
18.27	Property	SGFC	1	Advance Auto Parts - Albany						Fee
18.28	Property	SGFC	1	Advance Auto Parts - Eastman						Fee
18.29	Property	SGFC	1	Advance Auto Parts - Lima						Fee
18.30	Property	SGFC	1	Advance Auto Parts - Nashville						Fee
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island						Fee
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia						Fee
18.33	Property	SGFC	1	Advance Auto Parts - Garden City						Fee
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off						Fee
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge						Fee

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	2017 Expenses ($)	2017 NOI ($)	2016 Revenues ($)	2016 Expenses ($)	2016 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
19	Loan	Barclays	7	Trinity Multifamily Portfolio						Fee
19.01	Property	Barclays	1	7500 S South Shore						Fee
19.02	Property	Barclays	1	Sierra Antigua Apartments						Fee
19.03	Property	Barclays	1	South Clyde						Fee
19.04	Property	Barclays	1	Heather Glenn						Fee
19.05	Property	Barclays	1	The Woodlands						Fee
19.06	Property	Barclays	1	South Chappel						Fee
19.07	Property	Barclays	1	The Timbers						Fee
20	Both	SMC	1	Gardena Valley Shopping Center	775,670	2,921,167	3,381,747	707,083	2,674,664	Fee				17%
21	Loan	SGFC	4	BlueLinx Portfolio III						Fee
21.01	Property	SGFC	1	BlueLinx Bridgeton						Fee
21.02	Property	SGFC	1	BlueLinx Kansas City						Fee
21.03	Property	SGFC	1	BlueLinx Madison						Fee
21.04	Property	SGFC	1	BlueLinx Richmond						Fee
22	Both	SMC	1	Springhill Suites - New Smyrna Beach						Fee
23	Both	SGFC	1	Hanover Place						Fee
24	Both	SMC	1	Landing At The Quarter	341,645	1,016,160	1,203,133	243,661	959,472	Fee
25	Both	SMC	1	StorPlace Cool Springs	325,248	781,826	1,099,673	317,951	781,722	Fee
26	Both	SMC	1	StorPlace Hendersonville	289,256	620,624	862,760	269,356	593,404	Fee
27	Both	SMC	1	404-406 Broadway	274,836	1,232,879	1,286,937	121,031	1,165,906	Fee
28	Both	SMC	1	Holly Office Park	1,282,910	1,931,635	2,821,787	1,168,694	1,653,093	Fee
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	2,869,295	1,666,527	4,332,298	2,880,141	1,452,157	Fee
30	Both	SMC	1	The Alhambra Lofts						Fee
31	Both	Barclays	1	41 University Drive	881,250	1,546,645	2,652,491	912,199	1,740,292	Fee
32	Loan	SMC	3	CVS Walgreens Portfolio						Fee
32.01	Property	SMC	1	Walgreens Post Falls						Fee
32.02	Property	SMC	1	CVS Trenton						Fee
32.03	Property	SMC	1	CVS Westborough						Fee
33	Both	Barclays	1	Second Street Shops	294,484	1,409,089				Fee
34	Both	SMC	1	101 Stanton Street						Fee
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	1,744,625	1,398,983				Fee
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon						Fee
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	1,501,406	1,114,685				Fee
38	Both	Barclays	1	Hampton Inn - Roseville, MI	1,789,229	1,122,892				Fee
39	Both	SMC	1	La Jolla Seaview						Fee				8%
40	Loan	SMC	2	Walnut & Warren Food Lions	332,854	684,632	1,015,509	298,133	717,376	Fee
40.01	Property	SMC	1	Walnut Hill	188,590	471,254	666,949	170,561	496,388	Fee
40.02	Property	SMC	1	Warren Corners	144,264	213,378	348,560	127,572	220,988	Fee
41	Both	SMC	1	Storage Xxtra Highway 92	284,289	597,728	790,259	301,404	488,855	Fee
42	Both	Barclays	1	North Fayette Shopping Center	172,503	146,806				Fee
43	Loan	SMC	4	Sioux City MHC Portfolio						Fee
43.01	Property	SMC	1	McCook Mobile Home Estates MHP						Fee
43.02	Property	SMC	1	Cottonwood MHP						Fee
43.03	Property	SMC	1	Tan Tara Hollow MHC						Fee
43.04	Property	SMC	1	Lakeshore MHP						Fee
44	Both	SMC	1	251 East 10th Street						Fee
45	Both	Barclays	1	ABC Self Storage						Fee

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)
1	Both	Barclays	1	Parkmerced	0	108,207	0	0	795,083	0	0	0
2	Both	Barclays	1	650 Madison Avenue	0	0	0	0	0	0	0	9,576,014
3	Both	SGFC	1	Kings Plaza	0	0	0	0	0	0	0	0
4	Both	Barclays	1	545 Washington Boulevard	0	0	0	0	881,651	0	0	26,042,846
5	Both	Barclays	1	F5 Tower	0	0	0	0	644,935	0	0	0
6	Both	Barclays	1	Exchange on Erwin	0	30,000	0	2,500,000	0	0	0	0
7	Both	SGFC	1	Bellagio Hotel and Casino	0	0	0	0	0	0	0	0
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	406,650	69,781	0	500,000	499,357	0	0	750,000
8.01	Property	Barclays	1	Hy-Vee - Savage, MN
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL
8.10	Property	Barclays	1	Tractor Supply - Danville, IN
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL
8.14	Property	Barclays	1	Walgreens - Wheeling, IL
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA
8.19	Property	Barclays	1	Dollar General - Roanoke, VA
8.20	Property	Barclays	1	Dollar General - McDonough, GA
8.21	Property	Barclays	1	Dollar General - Alvin, TX
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA
8.23	Property	Barclays	1	Dollar General - Prattville, AL
8.24	Property	Barclays	1	Dollar General - Mobile, AL
8.25	Property	Barclays	1	Dollar General - Evansville, IN
9	Both	SGFC	1	CNP Headquarters	0	0	0	0	0	0	0	0
10	Both	SMC	1	482 Seneca Avenue	0	0	0	0	10,462	12,595	0	0
11	Both	SMC	1	217 Court Street	0	0	0	0	6,575	5,411	0	0
12	Both	SMC	1	144 North 11th Street	0	0	0	0	618	5,831	0	0
13	Both	SMC	1	99 North 7th Street	0	0	0	0	1,843	4,938	0	0
14	Both	SMC	1	22 Melrose Street	0	0	0	0	3,710	1,744	0	0
15	Both	Barclays	1	Millikan Business Center	0	0	0	0	26,106	0	0	6,396,770
16	Both	Barclays	1	Satellite Flex Office Portfolio	0	225,790	0	535,125	88,287	0	0	569,545
17	Both	SGFC	1	2000 Park Lane	2,936	0	0	24,465	207,779	0	0	0
18	Loan	SGFC	35	Advance Auto Parts Portfolio	0	0	300,000	0	0	0	0	0
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit
18.05	Property	SGFC	1	Advance Auto Parts - Deltona
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal
18.08	Property	SGFC	1	Advance Auto Parts - York
18.09	Property	SGFC	1	Advance Auto Parts - Waycross
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston
18.11	Property	SGFC	1	Advance Auto Parts - Marietta
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta
18.15	Property	SGFC	1	Advance Auto Parts - Daphne
18.16	Property	SGFC	1	Advance Auto Parts - Naranja
18.17	Property	SGFC	1	Advance Auto Parts - Milford
18.18	Property	SGFC	1	Advance Auto Parts - Adel
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton
18.20	Property	SGFC	1	Advance Auto Parts - Meridian
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment
18.23	Property	SGFC	1	Advance Auto Parts - Topeka
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst
18.25	Property	SGFC	1	Advance Auto Parts - Quitman
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs
18.27	Property	SGFC	1	Advance Auto Parts - Albany
18.28	Property	SGFC	1	Advance Auto Parts - Eastman
18.29	Property	SGFC	1	Advance Auto Parts - Lima
18.30	Property	SGFC	1	Advance Auto Parts - Nashville
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia
18.33	Property	SGFC	1	Advance Auto Parts - Garden City
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)
19	Loan	Barclays	7	Trinity Multifamily Portfolio	354,000	12,484	0	0	78,366	10,843	0	0
19.01	Property	Barclays	1	7500 S South Shore
19.02	Property	Barclays	1	Sierra Antigua Apartments
19.03	Property	Barclays	1	South Clyde
19.04	Property	Barclays	1	Heather Glenn
19.05	Property	Barclays	1	The Woodlands
19.06	Property	Barclays	1	South Chappel
19.07	Property	Barclays	1	The Timbers
20	Both	SMC	1	Gardena Valley Shopping Center	0	0	0	0	96,881	19,016	0	0
21	Loan	SGFC	4	BlueLinx Portfolio III	0	3,125	85,000	0	0	0	0	4,622,497
21.01	Property	SGFC	1	BlueLinx Bridgeton
21.02	Property	SGFC	1	BlueLinx Kansas City
21.03	Property	SGFC	1	BlueLinx Madison
21.04	Property	SGFC	1	BlueLinx Richmond
22	Both	SMC	1	Springhill Suites - New Smyrna Beach	0	0	0	0	64,081	68,632	0	0
23	Both	SGFC	1	Hanover Place	425,000	25,000	0	0	541,125	17,327	0	0
24	Both	SMC	1	Landing At The Quarter	0	0	0	0	81,079	15,603	0	0
25	Both	SMC	1	StorPlace Cool Springs	0	0	0	0	23,107	0	0	0
26	Both	SMC	1	StorPlace Hendersonville	0	0	0	0	18,339	0	0	0
27	Both	SMC	1	404-406 Broadway	0	0	0	0	19,945	6,354	0	0
28	Both	SMC	1	Holly Office Park	0	3,775	0	400,000	32,581	23,599	0	0
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	0	0	0	0	20,765	0	0	0
30	Both	SMC	1	The Alhambra Lofts	0	0	0	0	0	6,800	0	0
31	Both	Barclays	1	41 University Drive	0	24,250	0	0	125,195	5,534	0	450,516
32	Loan	SMC	3	CVS Walgreens Portfolio	0	0	0	0	0	0	0	0
32.01	Property	SMC	1	Walgreens Post Falls
32.02	Property	SMC	1	CVS Trenton
32.03	Property	SMC	1	CVS Westborough
33	Both	Barclays	1	Second Street Shops	0	0	0	0	55,594	0	0	0
34	Both	SMC	1	101 Stanton Street	0	8,250	0	0	12,660	1,696	0	0
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	0	0	0	0	118,000	23,852	0	0
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon	0	0	0	0	0	17,341	0	0
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	0	0	0	0	114,457	0	0	200,000
38	Both	Barclays	1	Hampton Inn - Roseville, MI	350,000	0	0	0	65,799	4,493	0	0
39	Both	SMC	1	La Jolla Seaview	0	0	0	0	29,819	1,563	0	213,521
40	Loan	SMC	2	Walnut & Warren Food Lions	215,000	0	0	0	21,552	3,800	0	0
40.01	Property	SMC	1	Walnut Hill
40.02	Property	SMC	1	Warren Corners
41	Both	SMC	1	Storage Xxtra Highway 92	0	0	0	0	8,204	0	0	3,447,698
42	Both	Barclays	1	North Fayette Shopping Center	0	0	0	0	22,316	3,468	0	43,500
43	Loan	SMC	4	Sioux City MHC Portfolio	0	25,313	0	0	15,032	9,033	0	0
43.01	Property	SMC	1	McCook Mobile Home Estates MHP
43.02	Property	SMC	1	Cottonwood MHP
43.03	Property	SMC	1	Tan Tara Hollow MHC
43.04	Property	SMC	1	Lakeshore MHP
44	Both	SMC	1	251 East 10th Street	0	7,500	0	0	6,339	7,323	0	0
45	Both	Barclays	1	ABC Self Storage	0	0	0	0	46,952	4,508	0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)	MONTHLY ESCROWS(20)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Other Upfront Description	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)
1	Both	Barclays	1	Parkmerced		65,938	0
2	Both	Barclays	1	650 Madison Avenue	Free Rent Reserve: 6,378,315; Unfunded Obligations Reserve: 3,197,699	Springing	0
3	Both	SGFC	1	Kings Plaza		Springing	0
4	Both	Barclays	1	545 Washington Boulevard	Rent Concession Reserve: 21,201,910.45; Existing TI/LC Reserve: 4,840,935.49	10,834	0
5	Both	Barclays	1	F5 Tower		Springing	0
6	Both	Barclays	1	Exchange on Erwin		0	0
7	Both	SGFC	1	Bellagio Hotel and Casino		Springing	0
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	SNDA Reserve	2,965	0
8.01	Property	Barclays	1	Hy-Vee - Savage, MN
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL
8.10	Property	Barclays	1	Tractor Supply - Danville, IN
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL
8.14	Property	Barclays	1	Walgreens - Wheeling, IL
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA
8.19	Property	Barclays	1	Dollar General - Roanoke, VA
8.20	Property	Barclays	1	Dollar General - McDonough, GA
8.21	Property	Barclays	1	Dollar General - Alvin, TX
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA
8.23	Property	Barclays	1	Dollar General - Prattville, AL
8.24	Property	Barclays	1	Dollar General - Mobile, AL
8.25	Property	Barclays	1	Dollar General - Evansville, IN
9	Both	SGFC	1	CNP Headquarters		Springing	0
10	Both	SMC	1	482 Seneca Avenue		438	0
11	Both	SMC	1	217 Court Street		125	0
12	Both	SMC	1	144 North 11th Street		167	0
13	Both	SMC	1	99 North 7th Street		146	0
14	Both	SMC	1	22 Melrose Street		167	0
15	Both	Barclays	1	Millikan Business Center	Outstanding TI/LC Reserve: 5,666,600.44; Free Rent Reserve: 730,169.51	4,896	0
16	Both	Barclays	1	Satellite Flex Office Portfolio	Outstanding TI Reserve: 505,877.84; Free Rent Reserve: 63,667.50	4,797	0
17	Both	SGFC	1	2000 Park Lane		2,936	0
18	Loan	SGFC	35	Advance Auto Parts Portfolio		Springing	0
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit
18.05	Property	SGFC	1	Advance Auto Parts - Deltona
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal
18.08	Property	SGFC	1	Advance Auto Parts - York
18.09	Property	SGFC	1	Advance Auto Parts - Waycross
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston
18.11	Property	SGFC	1	Advance Auto Parts - Marietta
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta
18.15	Property	SGFC	1	Advance Auto Parts - Daphne
18.16	Property	SGFC	1	Advance Auto Parts - Naranja
18.17	Property	SGFC	1	Advance Auto Parts - Milford
18.18	Property	SGFC	1	Advance Auto Parts - Adel
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton
18.20	Property	SGFC	1	Advance Auto Parts - Meridian
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment
18.23	Property	SGFC	1	Advance Auto Parts - Topeka
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst
18.25	Property	SGFC	1	Advance Auto Parts - Quitman
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs
18.27	Property	SGFC	1	Advance Auto Parts - Albany
18.28	Property	SGFC	1	Advance Auto Parts - Eastman
18.29	Property	SGFC	1	Advance Auto Parts - Lima
18.30	Property	SGFC	1	Advance Auto Parts - Nashville
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia
18.33	Property	SGFC	1	Advance Auto Parts - Garden City
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)	MONTHLY ESCROWS(20)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Other Upfront Description	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)
19	Loan	Barclays	7	Trinity Multifamily Portfolio		Springing	0
19.01	Property	Barclays	1	7500 S South Shore
19.02	Property	Barclays	1	Sierra Antigua Apartments
19.03	Property	Barclays	1	South Clyde
19.04	Property	Barclays	1	Heather Glenn
19.05	Property	Barclays	1	The Woodlands
19.06	Property	Barclays	1	South Chappel
19.07	Property	Barclays	1	The Timbers
20	Both	SMC	1	Gardena Valley Shopping Center		0	0
21	Loan	SGFC	4	BlueLinx Portfolio III	Security Deposit Impound Reserve: 4,603,954; Richmond Environmental Policy Reserve: 18,543	Springing	0
21.01	Property	SGFC	1	BlueLinx Bridgeton
21.02	Property	SGFC	1	BlueLinx Kansas City
21.03	Property	SGFC	1	BlueLinx Madison
21.04	Property	SGFC	1	BlueLinx Richmond
22	Both	SMC	1	Springhill Suites - New Smyrna Beach		1/12 of (i) 1% of Gross Revenue from Operations in Years 1 and 2 of the Loan, (ii) 2% in Year 3 and (iii) 4% each year thereafter of the Loan term	0
23	Both	SGFC	1	Hanover Place		Springing	0
24	Both	SMC	1	Landing At The Quarter		1,432	0
25	Both	SMC	1	StorPlace Cool Springs		764	0
26	Both	SMC	1	StorPlace Hendersonville		595	0
27	Both	SMC	1	404-406 Broadway		270	0
28	Both	SMC	1	Holly Office Park		2,962	0
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN		1/12 of 4% of Gross Income from Operations	0
30	Both	SMC	1	The Alhambra Lofts		792	0
31	Both	Barclays	1	41 University Drive	HVAC Reserve: 390,000; St. Mary Rent Abatement Reserve: 35,301.42; Peaceable TI Reserve: 12,810.23; Peaceable Gap Rent Reserve: 12,404.63	1,449	0
32	Loan	SMC	3	CVS Walgreens Portfolio		0	0
32.01	Property	SMC	1	Walgreens Post Falls
32.02	Property	SMC	1	CVS Trenton
32.03	Property	SMC	1	CVS Westborough
33	Both	Barclays	1	Second Street Shops		1,172	0
34	Both	SMC	1	101 Stanton Street		449	0
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City		Greater of (i) 1/12 of 4% of Gross Revenues or (ii) 1/12 of amount required pursuant to the franchise agreement	0
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon		Greater of (i) 1/12 of 4% of Gross Revenues or (ii) 1/12 of amount required pursuant to the franchise agreement	0
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	PIP Reserve	1/12 of 4% of Gross Income from Operations	0
38	Both	Barclays	1	Hampton Inn - Roseville, MI		1/12 of 4% of Gross Income from Operations	0
39	Both	SMC	1	La Jolla Seaview	ACRE Reserve: 100,000; New Tenant Reserve: 100,000; Bird Rock Free Rent Reserve: 13,521.27	206	0
40	Loan	SMC	2	Walnut & Warren Food Lions		1,537	0
40.01	Property	SMC	1	Walnut Hill
40.02	Property	SMC	1	Warren Corners
41	Both	SMC	1	Storage Xxtra Highway 92	Property Improvement Reserve	786	0
42	Both	Barclays	1	North Fayette Shopping Center	Parking Lot Repair Reserve	594	0
43	Loan	SMC	4	Sioux City MHC Portfolio		1,171	0
43.01	Property	SMC	1	McCook Mobile Home Estates MHP
43.02	Property	SMC	1	Cottonwood MHP
43.03	Property	SMC	1	Tan Tara Hollow MHC
43.04	Property	SMC	1	Lakeshore MHP
44	Both	SMC	1	251 East 10th Street		208	0
45	Both	Barclays	1	ABC Self Storage		1,347	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)					RESERVE CAPS(21)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
1	Both	Barclays	1	Parkmerced	0	795,083	Springing	0									No
2	Both	Barclays	1	650 Madison Avenue	Springing	Springing	Springing	0									No
3	Both	SGFC	1	Kings Plaza	Springing	Springing	Springing	Springing	Ground Rent Reserve	348,899		2,435,391					No
4	Both	Barclays	1	545 Washington Boulevard	72,226	Springing	Springing	Springing	Major Tenant Rollover Reserve			1,500,000					No
5	Both	Barclays	1	F5 Tower	0	214,978	Springing	Springing	Lease Sweep Reserve							Various	Yes
6	Both	Barclays	1	Exchange on Erwin	0	Springing	Springing	0									No
7	Both	SGFC	1	Bellagio Hotel and Casino	0	Springing	Springing	0									No
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	Springing	Springing	Springing	0									Yes
8.01	Property	Barclays	1	Hy-Vee - Savage, MN													Yes
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH													Yes
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA													Yes
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL													Yes
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL													Yes
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO													Yes
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH													Yes
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH													Yes
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL													Yes
8.10	Property	Barclays	1	Tractor Supply - Danville, IN													Yes
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH													Yes
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL													Yes
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL													Yes
8.14	Property	Barclays	1	Walgreens - Wheeling, IL													Yes
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL													Yes
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA													Yes
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL													Yes
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA													Yes
8.19	Property	Barclays	1	Dollar General - Roanoke, VA													Yes
8.20	Property	Barclays	1	Dollar General - McDonough, GA													Yes
8.21	Property	Barclays	1	Dollar General - Alvin, TX													Yes
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA													Yes
8.23	Property	Barclays	1	Dollar General - Prattville, AL													Yes
8.24	Property	Barclays	1	Dollar General - Mobile, AL													Yes
8.25	Property	Barclays	1	Dollar General - Evansville, IN													Yes
9	Both	SGFC	1	CNP Headquarters	Springing	Springing	Springing	0									Yes
10	Both	SMC	1	482 Seneca Avenue	0	10,462	1,142	0		10,000							No
11	Both	SMC	1	217 Court Street	0	6,575	416	0									No
12	Both	SMC	1	144 North 11th Street	0	309	528	0									No
13	Both	SMC	1	99 North 7th Street	0	921	446	0									No
14	Both	SMC	1	22 Melrose Street	0	3,710	273	0									No
15	Both	Barclays	1	Millikan Business Center	18,360	26,106	Springing	0				1,101,611					No
16	Both	Barclays	1	Satellite Flex Office Portfolio	23,985	29,429	Springing	0				1,439,080					No
17	Both	SGFC	1	2000 Park Lane	24,465	69,260	Springing	0									No
18	Loan	SGFC	35	Advance Auto Parts Portfolio	2,073	Springing	Springing	0				99,488					Yes
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale													Yes
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo													Yes
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville													Yes
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit													Yes
18.05	Property	SGFC	1	Advance Auto Parts - Deltona													Yes
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg													Yes
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal													Yes
18.08	Property	SGFC	1	Advance Auto Parts - York													Yes
18.09	Property	SGFC	1	Advance Auto Parts - Waycross													Yes
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston													Yes
18.11	Property	SGFC	1	Advance Auto Parts - Marietta													Yes
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville													Yes
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie													Yes
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta													Yes
18.15	Property	SGFC	1	Advance Auto Parts - Daphne													Yes
18.16	Property	SGFC	1	Advance Auto Parts - Naranja													Yes
18.17	Property	SGFC	1	Advance Auto Parts - Milford													Yes
18.18	Property	SGFC	1	Advance Auto Parts - Adel													Yes
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton													Yes
18.20	Property	SGFC	1	Advance Auto Parts - Meridian													Yes
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade													Yes
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment													Yes
18.23	Property	SGFC	1	Advance Auto Parts - Topeka													Yes
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst													Yes
18.25	Property	SGFC	1	Advance Auto Parts - Quitman													Yes
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs													Yes
18.27	Property	SGFC	1	Advance Auto Parts - Albany													Yes
18.28	Property	SGFC	1	Advance Auto Parts - Eastman													Yes
18.29	Property	SGFC	1	Advance Auto Parts - Lima													Yes
18.30	Property	SGFC	1	Advance Auto Parts - Nashville													Yes
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island													Yes
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia													Yes
18.33	Property	SGFC	1	Advance Auto Parts - Garden City													Yes
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off													Yes
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge													Yes

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)					RESERVE CAPS(21)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
19	Loan	Barclays	7	Trinity Multifamily Portfolio	0	19,591	10,843	0									No
19.01	Property	Barclays	1	7500 S South Shore													No
19.02	Property	Barclays	1	Sierra Antigua Apartments													No
19.03	Property	Barclays	1	South Clyde													No
19.04	Property	Barclays	1	Heather Glenn													No
19.05	Property	Barclays	1	The Woodlands													No
19.06	Property	Barclays	1	South Chappel													No
19.07	Property	Barclays	1	The Timbers													No
20	Both	SMC	1	Gardena Valley Shopping Center	0	24,220	2,717	0									No
21	Loan	SGFC	4	BlueLinx Portfolio III	Springing	Springing	Springing	0									Yes
21.01	Property	SGFC	1	BlueLinx Bridgeton													Yes
21.02	Property	SGFC	1	BlueLinx Kansas City													Yes
21.03	Property	SGFC	1	BlueLinx Madison													Yes
21.04	Property	SGFC	1	BlueLinx Richmond													Yes
22	Both	SMC	1	Springhill Suites - New Smyrna Beach	0	21,360	13,393	17,000	Seasonality Reserve							150,000	No
23	Both	SGFC	1	Hanover Place	0	41,625	4,332	0		425,000							No
24	Both	SMC	1	Landing At The Quarter	6,203	13,513	1,115	0				223,000					No
25	Both	SMC	1	StorPlace Cool Springs	0	5,777	Springing	0		27,515							No
26	Both	SMC	1	StorPlace Hendersonville	0	4,585	Springing	0		21,435							No
27	Both	SMC	1	404-406 Broadway	1,753	19,945	1,588	0									No
28	Both	SMC	1	Holly Office Park	Springing	16,291	2,145	0				400,000					No
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	0	20,765	Springing	0									No
30	Both	SMC	1	The Alhambra Lofts	0	16,586	2,267	0		50,000							No
31	Both	Barclays	1	41 University Drive	7,245	20,409	1,845	0				434,700					No
32	Loan	SMC	3	CVS Walgreens Portfolio	0	Springing	Springing	0									Yes
32.01	Property	SMC	1	Walgreens Post Falls													Yes
32.02	Property	SMC	1	CVS Trenton													Yes
32.03	Property	SMC	1	CVS Westborough													Yes
33	Both	Barclays	1	Second Street Shops	9,767	27,797	Springing	0				820,400					No
34	Both	SMC	1	101 Stanton Street	175	12,660	822	0									No
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	0	9,833	3,976	0									No
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon	0	9,075	1,577	Springing	PIP Reserve								No
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	0	9,538	Springing	0									No
38	Both	Barclays	1	Hampton Inn - Roseville, MI	0	10,967	2,246	0									No
39	Both	SMC	1	La Jolla Seaview	225	12,743	781	0									No
40	Loan	SMC	2	Walnut & Warren Food Lions	5,584	10,836	1,900	0									No
40.01	Property	SMC	1	Walnut Hill													No
40.02	Property	SMC	1	Warren Corners													No
41	Both	SMC	1	Storage Xxtra Highway 92	0	4,102	Springing	0		28,300							No
42	Both	Barclays	1	North Fayette Shopping Center	2,972	5,579	1,734	0				150,000					No
43	Loan	SMC	4	Sioux City MHC Portfolio	0	2,860	1,290	0									No
43.01	Property	SMC	1	McCook Mobile Home Estates MHP													No
43.02	Property	SMC	1	Cottonwood MHP													No
43.03	Property	SMC	1	Tan Tara Hollow MHC													No
43.04	Property	SMC	1	Lakeshore MHP													No
44	Both	SMC	1	251 East 10th Street	0	2,113	814	0									No
45	Both	Barclays	1	ABC Self Storage	0	11,738	1,503	0									No

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration	Fourth Largest Tenant
1	Both	Barclays	1	Parkmerced
2	Both	Barclays	1	650 Madison Avenue	Ralph Lauren Corporation	277,016	12/31/2024	Memorial Sloan Kettering Cancer Center	100,700	07/31/2023	Sotheby’s Int’l Realty Inc	37,772	11/30/2035	Willett Advisors LLC
3	Both	SGFC	1	Kings Plaza	Lowe’s Home Centers	114,000	05/31/2028	Primark	102,805	07/31/2038	JCPenney	94,895	07/31/2038	Burlington
4	Both	Barclays	1	545 Washington Boulevard	Verisk Analytics (Insurance Services Office, Inc.)	352,765	12/31/2033	JPMorgan Chase Bank	343,805	10/31/2032	HSBC Technology & Services (USA)	77,472	02/28/2021	VF Sportswear
5	Both	Barclays	1	F5 Tower	F5 Networks, Inc.	515,518	09/30/2033
6	Both	Barclays	1	Exchange on Erwin	Duke University	37,290	05/31/2024	Duke University Health Systems	24,250	05/31/2024	Hook & Reel	7,254	12/31/2029	Smashburger
7	Both	SGFC	1	Bellagio Hotel and Casino
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31
8.01	Property	Barclays	1	Hy-Vee - Savage, MN	Hy-Vee	101,278	11/30/2039
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH	Giant Eagle	71,050	08/31/2032
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA	BioLife Plasma Services L.P.	14,181	09/30/2034
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL	Walgreens	15,120	09/30/2029
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL	Tractor Supply	18,800	09/15/2034
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO	Hobby Lobby	55,000	02/28/2031
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH	Tractor Supply	18,795	12/31/2029
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH	Hobby Lobby	55,020	03/31/2031
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL	Tractor Supply	19,097	10/31/2034
8.10	Property	Barclays	1	Tractor Supply - Danville, IN	Tractor Supply	19,097	10/31/2034
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH	CVS	10,118	01/30/2030
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL	CVS	10,157	01/30/2030
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL	Walgreens	14,725	10/31/2030
8.14	Property	Barclays	1	Walgreens - Wheeling, IL	Walgreens	14,250	06/30/2031
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL	Tractor Supply	19,097	10/31/2034
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA	Dollar General	9,002	11/30/2033
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL	CVS	10,125	01/30/2030
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA	Advance Auto Parts	7,000	02/28/2030
8.19	Property	Barclays	1	Dollar General - Roanoke, VA	Dollar General	10,542	05/31/2032
8.20	Property	Barclays	1	Dollar General - McDonough, GA	Dollar General	9,026	10/31/2034
8.21	Property	Barclays	1	Dollar General - Alvin, TX	Dollar General	9,026	02/29/2032
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA	CVS	10,127	01/31/2030
8.23	Property	Barclays	1	Dollar General - Prattville, AL	Dollar General	9,026	11/30/2034
8.24	Property	Barclays	1	Dollar General - Mobile, AL	Dollar General	9,002	11/30/2034
8.25	Property	Barclays	1	Dollar General - Evansville, IN	Dollar General	9,100	07/31/2034
9	Both	SGFC	1	CNP Headquarters	California Natural Products	358,107	11/01/2044
10	Both	SMC	1	482 Seneca Avenue
11	Both	SMC	1	217 Court Street
12	Both	SMC	1	144 North 11th Street
13	Both	SMC	1	99 North 7th Street
14	Both	SMC	1	22 Melrose Street
15	Both	Barclays	1	Millikan Business Center	MKS Instruments	113,341	11/30/2030	Nike Retail Services, Inc.	50,000	11/30/2023	Nationstar Mortgage LLC	43,421	02/28/2022	Lakeside Sports Facility of Oregon
16	Both	Barclays	1	Satellite Flex Office Portfolio	American Security Insurance Company (Assurant)	69,117	12/31/2024	AGS	55,264	06/30/2028	Moreland Altobelli Associates	41,822	05/31/2027	Agency Matrix
17	Both	SGFC	1	2000 Park Lane	Cigna	156,589	12/31/2021	Cabot Oil & Gas	56,447	08/31/2025
18	Loan	SGFC	35	Advance Auto Parts Portfolio
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale	Advance Auto Parts	6,697	08/31/2031
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo	Advance Auto Parts	6,622	08/31/2031
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville	Advance Auto Parts	6,432	08/31/2031
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit	Advance Auto Parts	10,686	08/31/2031
18.05	Property	SGFC	1	Advance Auto Parts - Deltona	Advance Auto Parts	6,690	08/31/2031
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg	Advance Auto Parts	6,686	08/31/2031
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal	Advance Auto Parts	6,712	08/31/2031
18.08	Property	SGFC	1	Advance Auto Parts - York	Advance Auto Parts	7,768	08/31/2031
18.09	Property	SGFC	1	Advance Auto Parts - Waycross	Advance Auto Parts	11,975	08/31/2031
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston	Advance Auto Parts	6,673	08/31/2031
18.11	Property	SGFC	1	Advance Auto Parts - Marietta	Advance Auto Parts	6,148	08/31/2031
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville	Advance Auto Parts	6,697	08/31/2031
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie	Advance Auto Parts	6,510	08/31/2031
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta	Advance Auto Parts	6,741	08/31/2031
18.15	Property	SGFC	1	Advance Auto Parts - Daphne	Advance Auto Parts	6,689	08/31/2031
18.16	Property	SGFC	1	Advance Auto Parts - Naranja	Advance Auto Parts	6,460	08/31/2031
18.17	Property	SGFC	1	Advance Auto Parts - Milford	Advance Auto Parts	8,014	08/31/2031
18.18	Property	SGFC	1	Advance Auto Parts - Adel	Advance Auto Parts	6,717	08/31/2031
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton	Advance Auto Parts	6,702	08/31/2031
18.20	Property	SGFC	1	Advance Auto Parts - Meridian	Advance Auto Parts	6,702	08/31/2031
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade	Advance Auto Parts	6,700	08/31/2031
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment	Advance Auto Parts	6,705	08/31/2031
18.23	Property	SGFC	1	Advance Auto Parts - Topeka	Advance Auto Parts	8,220	08/31/2031
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst	Advance Auto Parts	6,693	08/31/2031
18.25	Property	SGFC	1	Advance Auto Parts - Quitman	Advance Auto Parts	6,707	08/31/2031
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs	Advance Auto Parts	6,666	08/31/2031
18.27	Property	SGFC	1	Advance Auto Parts - Albany	Advance Auto Parts	6,764	08/31/2031
18.28	Property	SGFC	1	Advance Auto Parts - Eastman	Advance Auto Parts	6,710	08/31/2031
18.29	Property	SGFC	1	Advance Auto Parts - Lima	Advance Auto Parts	8,000	08/31/2031
18.30	Property	SGFC	1	Advance Auto Parts - Nashville	Advance Auto Parts	6,717	08/31/2031
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island	Advance Auto Parts	6,710	08/31/2031
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia	Advance Auto Parts	6,428	08/31/2031
18.33	Property	SGFC	1	Advance Auto Parts - Garden City	Advance Auto Parts	7,995	08/31/2031
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off	Advance Auto Parts	6,671	08/31/2023
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge	Advance Auto Parts	6,783	08/31/2023

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration	Fourth Largest Tenant
19	Loan	Barclays	7	Trinity Multifamily Portfolio
19.01	Property	Barclays	1	7500 S South Shore
19.02	Property	Barclays	1	Sierra Antigua Apartments
19.03	Property	Barclays	1	South Clyde
19.04	Property	Barclays	1	Heather Glenn
19.05	Property	Barclays	1	The Woodlands
19.06	Property	Barclays	1	South Chappel
19.07	Property	Barclays	1	The Timbers
20	Both	SMC	1	Gardena Valley Shopping Center	Vons Market	48,494	09/30/2024	O’Reilly Auto	16,973	12/31/2021	Rite Aid	15,000	01/31/2039	Gardena Buffet & Grill
21	Loan	SGFC	4	BlueLinx Portfolio III
21.01	Property	SGFC	1	BlueLinx Bridgeton	BlueLinx	241,053	12/31/2037
21.02	Property	SGFC	1	BlueLinx Kansas City	BlueLinx	235,922	12/31/2037
21.03	Property	SGFC	1	BlueLinx Madison	BlueLinx	152,000	12/31/2037
21.04	Property	SGFC	1	BlueLinx Richmond	BlueLinx	154,914	12/31/2037
22	Both	SMC	1	Springhill Suites - New Smyrna Beach
23	Both	SGFC	1	Hanover Place
24	Both	SMC	1	Landing At The Quarter	Don & Douglas Cunningham	9,178	05/31/2022	Salon Suites	8,832	09/30/2021	G4 Builders, LLC	5,961	12/31/2022	Family Matters Inc.
25	Both	SMC	1	StorPlace Cool Springs
26	Both	SMC	1	StorPlace Hendersonville
27	Both	SMC	1	404-406 Broadway	Vera Yoga	4,600	08/31/2026	Origin Boutique	2,500	05/31/2028	Threekingdoms Inc.	2,500	07/31/2029	Chipotle
28	Both	SMC	1	Holly Office Park	Zenetex	40,314	04/30/2020	Amewas	35,366	03/31/2021	General Dynamics IT	30,917	12/31/2020	Booz Allen
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN
30	Both	SMC	1	The Alhambra Lofts
31	Both	Barclays	1	41 University Drive	St. Mary Medical Center	35,238	11/30/2023	EPAM	17,746	05/31/2029	Regus - National Business Centers, L.L.C.	15,671	11/30/2021	Cantor Novak Beaver Pike
32	Loan	SMC	3	CVS Walgreens Portfolio
32.01	Property	SMC	1	Walgreens Post Falls	Walgreens	14,406	09/30/2094
32.02	Property	SMC	1	CVS Trenton	CVS	11,355	05/31/2034
32.03	Property	SMC	1	CVS Westborough	CVS	10,125	01/31/2038
33	Both	Barclays	1	Second Street Shops	Dick’s Sporting Goods	51,641	01/31/2027	Fresh Thyme	29,247	10/31/2026	Five Below	9,000	01/31/2027	Mattress Firm
34	Both	SMC	1	101 Stanton Street	Prema	1,000	10/31/2022	Nooklyn	646	03/31/2023	BD Best Pizza	450	11/19/2027
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon
37	Both	Barclays	1	Home2 Suites - Alexandria, LA
38	Both	Barclays	1	Hampton Inn - Roseville, MI
39	Both	SMC	1	La Jolla Seaview	Pinnacle Remodeling	1,296	02/28/2022	Bird Rock Fine Wines	976	12/31/2023	Fantasy Nails	845	11/06/2021	Edward D. Jones
40	Loan	SMC	2	Walnut & Warren Food Lions
40.01	Property	SMC	1	Walnut Hill	Food Lion	34,928	12/31/2029	Jackson Hewitt	1,400	04/30/2021	Nails Art	1,400	06/30/2022	Classic Barber Shop
40.02	Property	SMC	1	Warren Corners	Food Lion	29,000	12/31/2029	Hertford Business	3,200	MTM	Tobacco Shop	1,500	08/31/2022	Chen’s Kitchen
41	Both	SMC	1	Storage Xxtra Highway 92
42	Both	Barclays	1	North Fayette Shopping Center	Pool City Leisure Center	19,000	10/31/2024	Ferguson Enterprises	15,000	04/30/2029	LowKey Taco	7,750	09/30/2028	Orangetheory
43	Loan	SMC	4	Sioux City MHC Portfolio
43.01	Property	SMC	1	McCook Mobile Home Estates MHP
43.02	Property	SMC	1	Cottonwood MHP
43.03	Property	SMC	1	Tan Tara Hollow MHC
43.04	Property	SMC	1	Lakeshore MHP
44	Both	SMC	1	251 East 10th Street
45	Both	Barclays	1	ABC Self Storage

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose	Principal/Carveout Guarantor(25)
1	Both	Barclays	1	Parkmerced						Refinance	Robert A. Rosania
2	Both	Barclays	1	650 Madison Avenue	25,732	12/31/2024	BC Partners Inc.	19,380	01/31/2027	Refinance	Vornado Realty L.P., OPG Investment Holdings (US), LLC
3	Both	SGFC	1	Kings Plaza	55,078	07/31/2028	Best Buy	53,371	01/31/2032	Refinance	The Macerich Partnership, L.P.
4	Both	Barclays	1	545 Washington Boulevard	42,643	02/28/2025	Newport Restaurant Group (Dorrian’s)	4,760	04/30/2032	Acquisition	HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, HGGP Capital XIV, LP
5	Both	Barclays	1	F5 Tower						Acquisition	FS KKR Capital Corp., FS KKR Capital Corp. II
6	Both	Barclays	1	Exchange on Erwin	2,974	03/31/2024	The Noodle Shop	2,925	06/30/2023	Acquisition	Starwood REIT Operating Partnership, L.P.
7	Both	SGFC	1	Bellagio Hotel and Casino						Acquisition	BREIT Operating Partnership L.P.
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31						Acquisition	David Fisher, Joshua Ungerecht, Warren Thomas
8.01	Property	Barclays	1	Hy-Vee - Savage, MN
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL
8.10	Property	Barclays	1	Tractor Supply - Danville, IN
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL
8.14	Property	Barclays	1	Walgreens - Wheeling, IL
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA
8.19	Property	Barclays	1	Dollar General - Roanoke, VA
8.20	Property	Barclays	1	Dollar General - McDonough, GA
8.21	Property	Barclays	1	Dollar General - Alvin, TX
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA
8.23	Property	Barclays	1	Dollar General - Prattville, AL
8.24	Property	Barclays	1	Dollar General - Mobile, AL
8.25	Property	Barclays	1	Dollar General - Evansville, IN
9	Both	SGFC	1	CNP Headquarters						Acquisition	AG Net Lease IV Corp., AG Net Lease Realty Fund IV Investments (H-1), L.P.
10	Both	SMC	1	482 Seneca Avenue						Refinance	Joel Schwartz, Shaindy Schwartz
11	Both	SMC	1	217 Court Street						Refinance	Joel Schwartz, Shaindy Schwartz
12	Both	SMC	1	144 North 11th Street						Refinance	Joel Schwartz, Shaindy Schwartz
13	Both	SMC	1	99 North 7th Street						Refinance	Joel Schwartz, Shaindy Schwartz
14	Both	SMC	1	22 Melrose Street						Refinance	Joel Schwartz, Shaindy Schwartz
15	Both	Barclays	1	Millikan Business Center	27,000	08/31/2025	Record Xpress of California, LLC	25,000	01/31/2021	Refinance	Matthew J. Felton
16	Both	Barclays	1	Satellite Flex Office Portfolio	29,259	02/28/2026	Valmet	27,714	10/31/2021	Refinance	Quynh Palomino, Lloyd W. Kendall, Jr.
17	Both	SGFC	1	2000 Park Lane						Acquisition	Hamad Alhomaizi
18	Loan	SGFC	35	Advance Auto Parts Portfolio						Refinance	WRS Advisors IV LLC
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit
18.05	Property	SGFC	1	Advance Auto Parts - Deltona
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal
18.08	Property	SGFC	1	Advance Auto Parts - York
18.09	Property	SGFC	1	Advance Auto Parts - Waycross
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston
18.11	Property	SGFC	1	Advance Auto Parts - Marietta
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta
18.15	Property	SGFC	1	Advance Auto Parts - Daphne
18.16	Property	SGFC	1	Advance Auto Parts - Naranja
18.17	Property	SGFC	1	Advance Auto Parts - Milford
18.18	Property	SGFC	1	Advance Auto Parts - Adel
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton
18.20	Property	SGFC	1	Advance Auto Parts - Meridian
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment
18.23	Property	SGFC	1	Advance Auto Parts - Topeka
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst
18.25	Property	SGFC	1	Advance Auto Parts - Quitman
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs
18.27	Property	SGFC	1	Advance Auto Parts - Albany
18.28	Property	SGFC	1	Advance Auto Parts - Eastman
18.29	Property	SGFC	1	Advance Auto Parts - Lima
18.30	Property	SGFC	1	Advance Auto Parts - Nashville
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia
18.33	Property	SGFC	1	Advance Auto Parts - Garden City
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose	Principal/Carveout Guarantor(25)
19	Loan	Barclays	7	Trinity Multifamily Portfolio						Acquisition	Trinity Flood
19.01	Property	Barclays	1	7500 S South Shore
19.02	Property	Barclays	1	Sierra Antigua Apartments
19.03	Property	Barclays	1	South Clyde
19.04	Property	Barclays	1	Heather Glenn
19.05	Property	Barclays	1	The Woodlands
19.06	Property	Barclays	1	South Chappel
19.07	Property	Barclays	1	The Timbers
20	Both	SMC	1	Gardena Valley Shopping Center	11,200	09/30/2026	Healthcare Partners	7,920	03/31/2029	Refinance	Charals Haagen, William L. Crigger
21	Loan	SGFC	4	BlueLinx Portfolio III						Acquisition	Brennan Management, LLC, Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben
21.01	Property	SGFC	1	BlueLinx Bridgeton
21.02	Property	SGFC	1	BlueLinx Kansas City
21.03	Property	SGFC	1	BlueLinx Madison
21.04	Property	SGFC	1	BlueLinx Richmond
22	Both	SMC	1	Springhill Suites - New Smyrna Beach						Refinance	Milton Randolph McHenry
23	Both	SGFC	1	Hanover Place						Acquisition	Pietro V. Scola, Joseph L. Fox
24	Both	SMC	1	Landing At The Quarter	5,027	03/31/2022	Forced Physics Data Center Technology, LLC	4,805	01/31/2020	Refinance	K2H Ltd.
25	Both	SMC	1	StorPlace Cool Springs						Refinance	J. Edmond Freeman, Jr.
26	Both	SMC	1	StorPlace Hendersonville						Refinance	J. Edmond Freeman, Jr.
27	Both	SMC	1	404-406 Broadway	2,483	04/30/2031	BK Pilates	2,100	03/31/2023	Refinance	Haim Kedmi
28	Both	SMC	1	Holly Office Park	12,881	01/31/2021	Amelex (AEI)	10,634	08/31/2020	Refinance	Robert Waldschmitt
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN						Refinance	Timothy J. Dora, Robert Dora
30	Both	SMC	1	The Alhambra Lofts						Refinance	Norman Strulovitch
31	Both	Barclays	1	41 University Drive	2,646	05/31/2024	Xsunt Corporation	2,067	12/31/2020	Acquisition	Moses Y. Samet
32	Loan	SMC	3	CVS Walgreens Portfolio						Acquisition	Harris Toibb
32.01	Property	SMC	1	Walgreens Post Falls
32.02	Property	SMC	1	CVS Trenton
32.03	Property	SMC	1	CVS Westborough
33	Both	Barclays	1	Second Street Shops	3,872	08/31/2026				Acquisition	David Dushey
34	Both	SMC	1	101 Stanton Street						Refinance	Parag Sawhney, Joshua Greenberg, Abe Cohen, Raymond Chera, Adam Greene
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City						Refinance	Kalpana N. Patel, Shaurin N. Patel
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon						Refinance	Hiren Desai
37	Both	Barclays	1	Home2 Suites - Alexandria, LA						Acquisition	Rahul Agarwal, Rajneesh Singh
38	Both	Barclays	1	Hampton Inn - Roseville, MI						Refinance	Anant Patel
39	Both	SMC	1	La Jolla Seaview	797	12/31/2022	The Pace Company	565	07/14/2021	Acquisition	Robert Smith, Laurie D. Smith, Rosalie Brown
40	Loan	SMC	2	Walnut & Warren Food Lions						Acquisition	Hilbert Eshaghpour
40.01	Property	SMC	1	Walnut Hill	1,400	10/31/2020	China Star	1,400	05/31/2026
40.02	Property	SMC	1	Warren Corners	1,500	04/30/2020	Carini’s Italian	1,500	11/30/2021
41	Both	SMC	1	Storage Xxtra Highway 92						Refinance	Fred D. Rickman, Jr., Tracy E.D. Spencer
42	Both	Barclays	1	North Fayette Shopping Center	4,000	05/31/2025	The Yard	1,800	09/30/2028	Acquisition	Elias Marcovici, William Yagoda
43	Loan	SMC	4	Sioux City MHC Portfolio						Recapitalization	Jefferson Damon Lilly, Park Avenue Partners Fund 1, LLC
43.01	Property	SMC	1	McCook Mobile Home Estates MHP
43.02	Property	SMC	1	Cottonwood MHP
43.03	Property	SMC	1	Tan Tara Hollow MHC
43.04	Property	SMC	1	Lakeshore MHP
44	Both	SMC	1	251 East 10th Street						Refinance	Sanjiv Chand
45	Both	Barclays	1	ABC Self Storage						Acquisition	Matthew Ricciardella

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Related Borrower(26)	Lockbox (Y/N)	Lockbox Type(27)	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)
1	Both	Barclays	1	Parkmerced	No	Yes	Soft
2	Both	Barclays	1	650 Madison Avenue	No	Yes	Hard
3	Both	SGFC	1	Kings Plaza	No	Yes	Hard
4	Both	Barclays	1	545 Washington Boulevard	No	Yes	Springing
5	Both	Barclays	1	F5 Tower	No	Yes	Hard
6	Both	Barclays	1	Exchange on Erwin	No	Yes	Soft (Residential); Hard (Commercial)
7	Both	SGFC	1	Bellagio Hotel and Casino	No	Yes	Hard	94.8%	281.69	267.18	94.8%	281.69	267.18	94.9%	278.28
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31	No	Yes	Hard
8.01	Property	Barclays	1	Hy-Vee - Savage, MN
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL
8.10	Property	Barclays	1	Tractor Supply - Danville, IN
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL
8.14	Property	Barclays	1	Walgreens - Wheeling, IL
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA
8.19	Property	Barclays	1	Dollar General - Roanoke, VA
8.20	Property	Barclays	1	Dollar General - McDonough, GA
8.21	Property	Barclays	1	Dollar General - Alvin, TX
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA
8.23	Property	Barclays	1	Dollar General - Prattville, AL
8.24	Property	Barclays	1	Dollar General - Mobile, AL
8.25	Property	Barclays	1	Dollar General - Evansville, IN
9	Both	SGFC	1	CNP Headquarters	No	Yes	Hard
10	Both	SMC	1	482 Seneca Avenue	Yes - Group 1	Yes	Springing
11	Both	SMC	1	217 Court Street	Yes - Group 1	Yes	Springing
12	Both	SMC	1	144 North 11th Street	Yes - Group 1	Yes	Springing
13	Both	SMC	1	99 North 7th Street	Yes - Group 1	Yes	Springing
14	Both	SMC	1	22 Melrose Street	Yes - Group 1	Yes	Springing
15	Both	Barclays	1	Millikan Business Center	No	Yes	Hard
16	Both	Barclays	1	Satellite Flex Office Portfolio	No	Yes	Hard
17	Both	SGFC	1	2000 Park Lane	No	Yes	Hard
18	Loan	SGFC	35	Advance Auto Parts Portfolio	No	Yes	Hard
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit
18.05	Property	SGFC	1	Advance Auto Parts - Deltona
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal
18.08	Property	SGFC	1	Advance Auto Parts - York
18.09	Property	SGFC	1	Advance Auto Parts - Waycross
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston
18.11	Property	SGFC	1	Advance Auto Parts - Marietta
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta
18.15	Property	SGFC	1	Advance Auto Parts - Daphne
18.16	Property	SGFC	1	Advance Auto Parts - Naranja
18.17	Property	SGFC	1	Advance Auto Parts - Milford
18.18	Property	SGFC	1	Advance Auto Parts - Adel
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton
18.20	Property	SGFC	1	Advance Auto Parts - Meridian
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment
18.23	Property	SGFC	1	Advance Auto Parts - Topeka
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst
18.25	Property	SGFC	1	Advance Auto Parts - Quitman
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs
18.27	Property	SGFC	1	Advance Auto Parts - Albany
18.28	Property	SGFC	1	Advance Auto Parts - Eastman
18.29	Property	SGFC	1	Advance Auto Parts - Lima
18.30	Property	SGFC	1	Advance Auto Parts - Nashville
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia
18.33	Property	SGFC	1	Advance Auto Parts - Garden City
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Related Borrower(26)	Lockbox (Y/N)	Lockbox Type(27)	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)
19	Loan	Barclays	7	Trinity Multifamily Portfolio	No	Yes	Springing
19.01	Property	Barclays	1	7500 S South Shore
19.02	Property	Barclays	1	Sierra Antigua Apartments
19.03	Property	Barclays	1	South Clyde
19.04	Property	Barclays	1	Heather Glenn
19.05	Property	Barclays	1	The Woodlands
19.06	Property	Barclays	1	South Chappel
19.07	Property	Barclays	1	The Timbers
20	Both	SMC	1	Gardena Valley Shopping Center	No	Yes	Springing
21	Loan	SGFC	4	BlueLinx Portfolio III	No	Yes	Springing
21.01	Property	SGFC	1	BlueLinx Bridgeton
21.02	Property	SGFC	1	BlueLinx Kansas City
21.03	Property	SGFC	1	BlueLinx Madison
21.04	Property	SGFC	1	BlueLinx Richmond
22	Both	SMC	1	Springhill Suites - New Smyrna Beach	No	Yes	Springing	66.3%	194.33	128.76	66.3%	194.33	128.76	66.2%	174.47
23	Both	SGFC	1	Hanover Place	No	Yes	Springing
24	Both	SMC	1	Landing At The Quarter	No	Yes	Springing
25	Both	SMC	1	StorPlace Cool Springs	Yes - Group 2	No	None
26	Both	SMC	1	StorPlace Hendersonville	Yes - Group 2	No	None
27	Both	SMC	1	404-406 Broadway	No	Yes	Springing
28	Both	SMC	1	Holly Office Park	No	Yes	Springing
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	No	Yes	Hard	78.6%	151.79	119.35	78.6%	151.79	119.35	80.3%	146.98
30	Both	SMC	1	The Alhambra Lofts	No	Yes	Springing
31	Both	Barclays	1	41 University Drive	No	Yes	Hard
32	Loan	SMC	3	CVS Walgreens Portfolio	No	Yes	Springing
32.01	Property	SMC	1	Walgreens Post Falls
32.02	Property	SMC	1	CVS Trenton
32.03	Property	SMC	1	CVS Westborough
33	Both	Barclays	1	Second Street Shops	No	Yes	Hard
34	Both	SMC	1	101 Stanton Street	No	Yes	Springing
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	No	Yes	Springing	73.6%	98.91	72.81	73.6%	98.91	72.81	77.7%	102.75
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon	No	Yes	Springing	74.6%	109.30	81.53	74.6%	109.30	81.53	NAV	NAV
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	No	Yes	Hard	77.8%	106.57	82.95	77.8%	106.57	82.95	77.9%	105.86
38	Both	Barclays	1	Hampton Inn - Roseville, MI	No	Yes	Springing	70.9%	111.11	78.72	70.9%	111.11	78.72	72.0%	116.75
39	Both	SMC	1	La Jolla Seaview	No	Yes	Springing
40	Loan	SMC	2	Walnut & Warren Food Lions	No	Yes	Springing
40.01	Property	SMC	1	Walnut Hill
40.02	Property	SMC	1	Warren Corners
41	Both	SMC	1	Storage Xxtra Highway 92	No	No	None
42	Both	Barclays	1	North Fayette Shopping Center	No	Yes	Springing
43	Loan	SMC	4	Sioux City MHC Portfolio	No	Yes	Springing
43.01	Property	SMC	1	McCook Mobile Home Estates MHP
43.02	Property	SMC	1	Cottonwood MHP
43.03	Property	SMC	1	Tan Tara Hollow MHC
43.04	Property	SMC	1	Lakeshore MHP
44	Both	SMC	1	251 East 10th Street	No	Yes	Springing
45	Both	Barclays	1	ABC Self Storage	No	Yes	Springing

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)	2016 Occupancy (%)	2016 ADR ($)	2016 RevPAR ($)
1	Both	Barclays	1	Parkmerced
2	Both	Barclays	1	650 Madison Avenue
3	Both	SGFC	1	Kings Plaza
4	Both	Barclays	1	545 Washington Boulevard
5	Both	Barclays	1	F5 Tower
6	Both	Barclays	1	Exchange on Erwin
7	Both	SGFC	1	Bellagio Hotel and Casino	264.19	92.9%	276.24	256.53	93.5%	270.29	252.78
8	Loan	Barclays	25	ExchangeRight Net Leased Portfolio #31
8.01	Property	Barclays	1	Hy-Vee - Savage, MN
8.02	Property	Barclays	1	Giant Eagle - New Albany, OH
8.03	Property	Barclays	1	BioLife Plasma Services L.P. - Columbus, GA
8.04	Property	Barclays	1	Walgreens - Des Plaines, IL
8.05	Property	Barclays	1	Tractor Supply - Yulee, FL
8.06	Property	Barclays	1	Hobby Lobby - Belton, MO
8.07	Property	Barclays	1	Tractor Supply - Oregon, OH
8.08	Property	Barclays	1	Hobby Lobby - Marion, OH
8.09	Property	Barclays	1	Tractor Supply - New Lenox, IL
8.10	Property	Barclays	1	Tractor Supply - Danville, IN
8.11	Property	Barclays	1	CVS Pharmacy - Milford, OH
8.12	Property	Barclays	1	CVS Pharmacy - Alton, IL
8.13	Property	Barclays	1	Walgreens - Chicago Heights, IL
8.14	Property	Barclays	1	Walgreens - Wheeling, IL
8.15	Property	Barclays	1	Tractor Supply - Kankakee, IL
8.16	Property	Barclays	1	Dollar General - Fayetteville, GA
8.17	Property	Barclays	1	CVS Pharmacy - Mobile, AL
8.18	Property	Barclays	1	Advance Auto Parts - Richmond, VA
8.19	Property	Barclays	1	Dollar General - Roanoke, VA
8.20	Property	Barclays	1	Dollar General - McDonough, GA
8.21	Property	Barclays	1	Dollar General - Alvin, TX
8.22	Property	Barclays	1	CVS Pharmacy - Lawrenceville, GA
8.23	Property	Barclays	1	Dollar General - Prattville, AL
8.24	Property	Barclays	1	Dollar General - Mobile, AL
8.25	Property	Barclays	1	Dollar General - Evansville, IN
9	Both	SGFC	1	CNP Headquarters
10	Both	SMC	1	482 Seneca Avenue
11	Both	SMC	1	217 Court Street
12	Both	SMC	1	144 North 11th Street
13	Both	SMC	1	99 North 7th Street
14	Both	SMC	1	22 Melrose Street
15	Both	Barclays	1	Millikan Business Center
16	Both	Barclays	1	Satellite Flex Office Portfolio
17	Both	SGFC	1	2000 Park Lane
18	Loan	SGFC	35	Advance Auto Parts Portfolio
18.01	Property	SGFC	1	Advance Auto Parts - Fort Lauderdale
18.02	Property	SGFC	1	Advance Auto Parts - Key Largo
18.03	Property	SGFC	1	Advance Auto Parts - Fayetteville
18.04	Property	SGFC	1	Advance Auto Parts - Lee’s Summit
18.05	Property	SGFC	1	Advance Auto Parts - Deltona
18.06	Property	SGFC	1	Advance Auto Parts - Vicksburg
18.07	Property	SGFC	1	Advance Auto Parts - Port Royal
18.08	Property	SGFC	1	Advance Auto Parts - York
18.09	Property	SGFC	1	Advance Auto Parts - Waycross
18.10	Property	SGFC	1	Advance Auto Parts - Thomaston
18.11	Property	SGFC	1	Advance Auto Parts - Marietta
18.12	Property	SGFC	1	Advance Auto Parts - D’iberville
18.13	Property	SGFC	1	Advance Auto Parts - Moultrie
18.14	Property	SGFC	1	Advance Auto Parts - North Augusta
18.15	Property	SGFC	1	Advance Auto Parts - Daphne
18.16	Property	SGFC	1	Advance Auto Parts - Naranja
18.17	Property	SGFC	1	Advance Auto Parts - Milford
18.18	Property	SGFC	1	Advance Auto Parts - Adel
18.19	Property	SGFC	1	Advance Auto Parts - Eatonton
18.20	Property	SGFC	1	Advance Auto Parts - Meridian
18.21	Property	SGFC	1	Advance Auto Parts - Fort Meade
18.22	Property	SGFC	1	Advance Auto Parts - Cantonment
18.23	Property	SGFC	1	Advance Auto Parts - Topeka
18.24	Property	SGFC	1	Advance Auto Parts - Hazlehurst
18.25	Property	SGFC	1	Advance Auto Parts - Quitman
18.26	Property	SGFC	1	Advance Auto Parts - Ocean Springs
18.27	Property	SGFC	1	Advance Auto Parts - Albany
18.28	Property	SGFC	1	Advance Auto Parts - Eastman
18.29	Property	SGFC	1	Advance Auto Parts - Lima
18.30	Property	SGFC	1	Advance Auto Parts - Nashville
18.31	Property	SGFC	1	Advance Auto Parts - Beech Island
18.32	Property	SGFC	1	Advance Auto Parts - Andalusia
18.33	Property	SGFC	1	Advance Auto Parts - Garden City
18.34	Property	SGFC	1	Advance Auto Parts - Cut Off
18.35	Property	SGFC	1	Advance Auto Parts - Baton Rouge

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)	2016 Occupancy (%)	2016 ADR ($)	2016 RevPAR ($)
19	Loan	Barclays	7	Trinity Multifamily Portfolio
19.01	Property	Barclays	1	7500 S South Shore
19.02	Property	Barclays	1	Sierra Antigua Apartments
19.03	Property	Barclays	1	South Clyde
19.04	Property	Barclays	1	Heather Glenn
19.05	Property	Barclays	1	The Woodlands
19.06	Property	Barclays	1	South Chappel
19.07	Property	Barclays	1	The Timbers
20	Both	SMC	1	Gardena Valley Shopping Center
21	Loan	SGFC	4	BlueLinx Portfolio III
21.01	Property	SGFC	1	BlueLinx Bridgeton
21.02	Property	SGFC	1	BlueLinx Kansas City
21.03	Property	SGFC	1	BlueLinx Madison
21.04	Property	SGFC	1	BlueLinx Richmond
22	Both	SMC	1	Springhill Suites - New Smyrna Beach	115.41	NAV	NAV	NAV	NAV	NAV	NAV
23	Both	SGFC	1	Hanover Place
24	Both	SMC	1	Landing At The Quarter
25	Both	SMC	1	StorPlace Cool Springs
26	Both	SMC	1	StorPlace Hendersonville
27	Both	SMC	1	404-406 Broadway
28	Both	SMC	1	Holly Office Park
29	Both	Barclays	1	Holiday Inn Express - Indianapolis, IN	118.08	70.8%	150.16	106.31	67.8%	150.60	106.43
30	Both	SMC	1	The Alhambra Lofts
31	Both	Barclays	1	41 University Drive
32	Loan	SMC	3	CVS Walgreens Portfolio
32.01	Property	SMC	1	Walgreens Post Falls
32.02	Property	SMC	1	CVS Trenton
32.03	Property	SMC	1	CVS Westborough
33	Both	Barclays	1	Second Street Shops
34	Both	SMC	1	101 Stanton Street
35	Both	SGFC	1	Hampton Inn & Suites Oklahoma City	79.84	78.7%	103.92	81.79	NAV	NAV	NAV
36	Both	SGFC	1	Fairfield Inn & Suites Lebanon	NAV	NAV	NAV	NAV	NAV	NAV	NAV
37	Both	Barclays	1	Home2 Suites - Alexandria, LA	79.51	75.7%	105.02	79.51	NAV	NAV	NAV
38	Both	Barclays	1	Hampton Inn - Roseville, MI	84.30	72.6%	116.09	84.30	NAV	NAV	NAV
39	Both	SMC	1	La Jolla Seaview
40	Loan	SMC	2	Walnut & Warren Food Lions
40.01	Property	SMC	1	Walnut Hill
40.02	Property	SMC	1	Warren Corners
41	Both	SMC	1	Storage Xxtra Highway 92
42	Both	Barclays	1	North Fayette Shopping Center
43	Loan	SMC	4	Sioux City MHC Portfolio
43.01	Property	SMC	1	McCook Mobile Home Estates MHP
43.02	Property	SMC	1	Cottonwood MHP
43.03	Property	SMC	1	Tan Tara Hollow MHC
43.04	Property	SMC	1	Lakeshore MHP
44	Both	SMC	1	251 East 10th Street
45	Both	Barclays	1	ABC Self Storage

A-1-30

Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller; “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller; “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller.

(2)	With respect to Loan No. 2, 650 Madison Avenue, the mortgaged property is comprised of 564,255 square feet of office space and 36,160 square feet of retail space.

With respect to Loan No. 3, Kings Plaza, the mortgaged property is comprised of a mall containing 811,797 square feet, a power plant, a parking garage and ground leased land owned by the City of New York comprised of a marina, a portion of the land beneath the parking garage and the parking garage ingress/egress.

With respect to Loan No. 6, Exchange on Erwin, the mortgaged property is comprised of 219,112 square feet of multifamily space and 96,949 square feet of commercial space.

With respect to Loan No. 7, Bellagio Hotel and Casino, the mortgaged property is comprised of 3,933 guest rooms, approximately 200,000 square feet of meeting and convention space, approximately 154,000 square feet of casino, gaming and arcade space, 150,283 square feet of theater/showroom space, 143,507 square feet of food/beverage space, 111,047 square feet of office space, 105,317 square feet of warehouse space, 103,520 square feet of retail space, 39,605 square feet of storage space, 26,215 square feet of conservatory space and 4,488 square feet of wedding chapel space.

With respect to Loan No. 9, CNP Headquarters, the mortgaged property is comprised of 358,107 square feet of industrial, food processing space, which includes approximately 20,054 square feet of office space and approximately 338,053 square feet of industrial space, and 65.17 acres of excess land. The mortgaged property consists of three properties that include: (i) property #1 containing seven industrial buildings totaling 241,032 square feet, comprised of three adjacent parcels; (ii) property #2 containing 117,075 square feet of industrial space, with the southern portion of the mortgaged property estimated at 18.93 acres used for water discharge from the processing facility; and (iii) property #3 containing a 46.24-acre vacant site with no improvements used as an excess water discharge field.

With respect to Loan No. 11, 217 Court Street, the mortgaged property is comprised of six residential units and 3,850 square feet of retail space.

With respect to Loan No. 15, Millikan Business Center, the mortgaged property is comprised of a mix of office space, warehouse space and office/flex space.

With respect to Loan No. 21, BlueLinx Portfolio III, the portfolio of mortgaged properties has a total of 783,889 square feet, comprised of 16,670 square feet of office space and 767,219 square feet of industrial, warehouse/distribution space. The BlueLinx Bridgeton mortgaged property has a total of 241,053 square feet, comprised of 5,062 square feet of office space and 235,991 square feet of industrial, warehouse/distribution space; the BlueLinx Kansas City mortgaged property has a total of 235,922 square feet, comprised of 5,322 square feet of office space and 230,600 square feet of industrial, warehouse/distribution space; the BlueLinx Madison mortgaged property has a total of 152,000 square feet, comprised of 1,824 square feet of office space and 150,176 square feet of industrial, warehouse/distribution space; and the BlueLinx Richmond mortgaged property has a total of 154,914 square feet, comprised of 4,462 square feet of office space and 150,452 square feet of industrial, warehouse/distribution space.

With respect to Loan No. 21, BlueLinx Portfolio III, the BlueLinx Kansas City mortgaged property includes 3.14 acres assumed by the related appraisal to be excess land located on the south side of the BlueLinx Kansas City mortgaged property.

With respect to Loan No. 27, 404-406 Broadway, the mortgaged property is comprised of approximately 13,683 square feet of retail space and 2,500 square feet of office space.

With respect to Loan No. 34, 101 Stanton Street, the mortgaged property is comprised of 15 residential units and 2,096 square feet of retail space.

A-1-31

With respect to Loan No. 39, La Jolla Seaview, the mortgaged property is comprised of 12 residential units and 6,737 square feet of retail space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 3, Kings Plaza, the mortgaged property is subject to a long term ground lease with the City of New York. The ground leased area includes the parking garage ingress/egress, the marina building and a portion of the ground under the parking garage. All Seasons Marine Corp. currently leases the marina building from the borrower and pays rent equal to the ground rent due to the City of New York ($122,957). The initial lease term for All Seasons Marine Corp. expired in 2005, and the tenant has extended its lease and has a current lease expiration date of November 30, 2020. All Seasons Marine Corp. occupies 10,278 square feet or 1.3% of the mortgaged property’s net rentable area.

With respect to Loan No. 39, La Jolla Seaview, the mortgaged property contains 6,737 square feet of retail space, which is 66.5% occupied as of November 19, 2019, and 12 residential units that are 100.0% occupied as of November 25, 2019.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the preliminary prospectus.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Current LTV (%) and the Maturity/ARD LTV (%) are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 1, Parkmerced, the Appraised Value ($) assumes the value of certain units that the borrower has the right to develop but has not yet developed.

With respect to Loan No. 2, 650 Madison Avenue, the Appraised Value ($) assumes that outstanding tenant improvements and leasing commissions and free rent are deposited at loan origination. The borrower reserved approximately $9.6 million in outstanding tenant improvements and leasing commissions and free rent into a reserve account at loan origination.

With respect to Loan No. 3, Kings Plaza, in addition to the “as is” value, the appraisal provided a “leasehold” value for the mortgaged property of $4,800,000 as of October 17, 2019 based on the ground lease associated with Lot 50 (the ground leased area, which includes the parking garage ingress/egress, the marina building and a portion of the ground under the parking garage). The appraisal also provided an “actual cash” value of $111,670,035 as of October 17, 2019.

With respect to Loan No. 4, 545 Washington Boulevard, the Appraised Value ($) assumes that all outstanding tenant improvements and leasing commissions and free rent were reserved at loan origination. The borrower deposited approximately $26.0 million in outstanding tenant improvements and leasing commissions into a reserve account at loan origination.

With respect to Loan No. 6, Exchange on Erwin, the Appraised Value ($) assumes payment of all rent concessions, tenant improvement and leasing commission (“TI/LC”) obligations. The borrower deposited upfront reserves totaling $2,500,000 for such outstanding TI/LC obligations and free rent.

With respect to Loan No. 7, Bellagio Hotel and Casino, in addition to the $6,500,000,000 “as is” Appraised Value, the appraisal included a $4,260,000,000 “As Leased-Sale-Leaseback” appraised value based on the seller of the Bellagio Hotel and Casino mortgaged property leasing back the Bellagio Hotel and Casino mortgaged property on an absolute net basis for a period of 30 years with two 10-year renewal options.

A-1-32

With respect to Loan No. 9, CNP Headquarters, the $52,300,000 Appraised Value ($)includes 46.24 acres of vacant land used exclusively for excess water discharge for the mortgaged property. The vacant land “as-is” appraised value is $18,300,000.

With respect to Loan No. 18, Advance Auto Parts Portfolio, the Advance Auto Parts – Baton Rouge mortgaged property has been dark since 2002, and the Advance Auto Parts – Cut Off mortgaged property has been dark since 2015. The appraisals provided a dark value of $300,000 for the Advance Auto Parts – Baton Rouge mortgaged property and $300,000 for the Advance Auto Parts – Cut Off mortgaged property.

With respect to Loan No. 21, BlueLinx Portfolio III, the $9,475,000 Appraised Value ($) for the BlueLinx Kansas City mortgaged property reflects an “as-is” value that includes 3.14 acres assumed by the related appraisal to be excess land on an adjacent parcel located on the south side of the BlueLinx Kansas City mortgaged property. The “as is” appraised value of the excess land as of November 5, 2019 is $475,000.

With respect to Loan No. 31, 41 University Drive, the Appraised Value ($) assumes that payment of capital expenditures totaling $390,000 were funded at loan origination. At loan origination, the borrower deposited upfront reserves totaling $390,000 for such outstanding capital expenditures relating to the rooftop HVAC system.

With respect to Loan No. 36, Fairfield Inn & Suites Lebanon, the appraisal provided an “as-stabilized” value of $13,700,000 as of December 1, 2022, and the “as-is” appraised value as of November 6, 2019 is $12,900,000. The Current LTV (%) and Maturity/ARD LTV (%) with respect to the “as-stabilized” appraised value are 59.8% and 47.9%, respectively.

With respect to Loan No. 37, Home2 Suites – Alexandria, LA, the appraisal provided an as-is value inclusive of a hypothetical assumption of $11,600,000 as of September 9, 2019 which assumes payment for capital expenditures equal to $200,000. The borrower deposited $200,000 into a property improvement plan reserve at loan origination.

With respect to Loan No. 38, Hampton Inn – Roseville, MI, the Appraised Value ($) assumes that payment of capital expenditures totaling $350,000 were funded at loan origination. At loan origination, the borrower deposited upfront reserves totaling $350,000 for such outstanding capital expenditures.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(7)	The Original Balance ($) and Current Balance ($) represent only the mortgage loan included in the issuing entity. The U/W NOI DSCR (x), U/W NCF DSCR (x), Current LTV (%), Maturity/ARD LTV (%), Current U/W NOI Debt Yield (%), Current U/W NCF Debt Yield (%) and Current Balance per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1 as 1, 2, 3, 4, 5, 6, 7 and 8, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

With respect to Loan No. 5, F5 Tower, control rights are currently exercised by the holder of the related subordinate companion loan until the occurrence and during the continuance of a control appraisal period for the related whole loan, as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan” in the preliminary prospectus.

With respect to Loan Nos. 10, 11, 12, 13 and 14, 482 Seneca Avenue, 217 Court Street, 144 North 11th Street, 99 North 7th Street and 22 Melrose Street, the mortgage loans are cross-collateralized and cross-defaulted with each other.

With respect to Loan Nos. 25 and 26, StorPlace Cool Springs and StorPlace Hendersonville, the mortgage loans are cross-collateralized and cross-defaulted with each other.

A-1-33

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate, the Asset Representation Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 1, Parkmerced, the Parkmerced whole loan accrues interest on a 30/360 basis at a rate of (i) 2.72457% for the A Notes, (ii) approximately 3.187777232% for the B Notes and (iii) approximately 4.602892857% for the C Notes. The mezzanine loan interest rate is 10.00000% for a five-year term with the option to extend for an additional five years at an interest rate of 12.00000% and accrues on an actual/360 basis. All excess cash distributed by the borrower to the mezzanine borrower is required to be applied to the payment of accrued and unpaid interest on the Parkmerced mezzanine loan, and the mezzanine borrower will not be in default under the Parkmerced mezzanine loan due to the insufficiency of available cash to pay accrued and unpaid interest in full; provided that any unpaid interest under the mezzanine loan will accrue and be compounded annually. If the mezzanine borrower extends the Parkmerced mezzanine loan for an additional five-year term, any modifications to or refinancing of the Parkmerced whole loan will be subject to certain financial restrictions described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

(10)	With respect to Loan No. 9, CNP Headquarters, a Grace Period (Late Payment) of five days is allowed. The Grace Period (Default) is zero days on maturity and five days for the monthly payment of principal and interest.

With respect to Loan No. 21, BlueLinx Portfolio III, a Grace Period (Late Payment) of five days is allowed. The Grace Period (Default) is zero days on maturity and five days for the monthly payment of principal and interest.

With respect to Loan No. 33, Second Street Shops, a Grace Period (Late Payment) of three days is allowed once per trailing 12-month period.

With respect to Loan No. 35, Hampton Inn & Suites Oklahoma City, a Grace Period (Late Payment) of five days is allowed. The Grace Period (Default) is zero days on maturity and five days for the monthly payment of principal and interest.

(11)	With respect to Loan No. 5, F5 Tower, the F5 Tower whole loan is structured with an anticipated repayment date of January 6, 2030 (the “ARD”) and a final maturity date of September 6, 2033, or if the Largest Tenant, F5 Networks, Inc., exercises its early termination option pursuant to its lease, the final maturity date will be September 6, 2030. The monthly debt service payments are based on an initial interest rate of 3.69868%, and are interest-only through and including the ARD and the final maturity date. Commencing on the ARD and each payment date thereafter, the F5 Tower whole loan will accrue interest at an adjusted interest rate, as defined in the F5 Tower whole loan documents; provided, however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. In addition, from and after the ARD, all excess cash flow from the F5 Tower mortgaged property after the payment of reserves for tax and insurance, condominium charges, mortgage interest on the four senior pari passu promissory notes and two subordinate B-notes (in each case, calculated at the initial interest rate) and the mezzanine debt service as described in the F5 Tower whole loan documents (with interest calculated at the initial interest rate) will be applied as provided in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan” in the preliminary prospectus.

With respect to Loan No. 18, Advance Auto Parts Portfolio, the Advance Auto Parts Portfolio mortgage loan is structured with an anticipated repayment date of February 1, 2030 (the “Advance Auto Parts Portfolio ARD”) and a final maturity date of February 1, 2031. The monthly debt service payments are based on an initial interest rate of 3.56000%, and are interest-only through and including the Advance Auto Parts Portfolio ARD and the final maturity date. Commencing on the Advance Auto Parts Portfolio ARD and each payment date thereafter, the Advance Auto Parts Portfolio mortgage loan will accrue interest at an adjusted interest rate, as defined in the Advance Auto Parts Portfolio mortgage loan documents; however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred. In addition,

A-1-34

from and after the Advance Auto Parts Portfolio ARD, all excess cash flow from the Advance Auto Parts Portfolio mortgaged properties after the payment of reserves and mortgage interest calculated at the initial interest rate will be applied as provided in the Advance Auto Parts Portfolio mortgage loan documents.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date. Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 2, 650 Madison Avenue, defeasance of the 650 Madison Avenue whole loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the 650 Madison Avenue whole loan to be securitized or (ii) November 26, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020. The actual lockout period may be longer.

With respect to Loan No. 3, Kings Plaza, the lockout period will be at least 25 payments beginning with and including the first payment date of February 1, 2020. Yield Maintenance of the full $487.0 million Kings Plaza whole loan is permitted from and after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising the Kings Plaza whole loan to be securitized and (ii) February 1, 2023. The assumed lockout period of 25 payments is based on the expected closing date of this transaction in February 2020. The actual lockout period may be longer.

With respect to Loan No. 4, 545 Washington Boulevard, defeasance of the 545 Washington Boulevard whole loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the 545 Washington Boulevard whole loan to be securitized or (ii) September 5, 2023. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in February 2020. The actual lockout period may be longer.

With respect to Loan No. 5, F5 Tower, defeasance of the F5 Tower whole loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the F5 Tower whole loan to be securitized or (ii) December 19, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in February 2020. The actual lockout period may be longer.

With respect to Loan No. 6, Exchange on Erwin, the borrower may prepay the Exchange on Erwin whole loan at any time (subject to the payment of any applicable yield maintenance premiums) in order to achieve the required debt yield set forth in the Exchange on Erwin whole loan documents to prevent a trigger period as defined in the Exchange on Erwin whole loan documents.

With respect to Loan No. 7, Bellagio Hotel and Casino, the assumed defeasance lockout period of 26 payments is based on the expected closing date of this transaction in February 2020. The actual lockout period may be longer. Defeasance in whole is permitted at any time after the earlier to occur of (i) the end of the two year period commencing on the closing date of the securitization of the last note comprising the Bellagio Hotel and Casino whole loan to be securitized and (ii) November 15, 2022.  The Bellagio Hotel and Casino whole loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.

With respect to Loan No. 8, ExchangeRight Net Leased Portfolio #31, defeasance of the ExchangeRight Net Leased Portfolio #31 whole loan is permitted following the date after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note comprising the ExchangeRight Net Leased Portfolio #31 whole loan to be securitized and (ii) December 9, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020. The actual lockout period may be longer.

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(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, Parkmerced, the Parkmerced whole loan includes two pari passu subordinate B-Notes (B-1 and B-2), two pari passu subordinate C-Notes (C-1 and C-2) and a mezzanine loan which have a combined Cut-off Date Balance of $1.228 billion and are not included in the BBCMS 2020-C6 securitization trust. All loan level metrics are based on the Parkmerced whole loan balance excluding the B-Notes, C-Notes and mezzanine loan.

With respect to Loan No. 2, 650 Madison Avenue, the 650 Madison Avenue whole loan includes four pari passu subordinate B-Notes (B-1, B-2, B-3, and B-4) which have a combined Cut-off Date Balance of $213.2 million and are not included in the BBCMS 2020-C6 securitization trust. All loan level metrics are based on the 650 Madison Avenue whole loan balance excluding the B-Notes.

With respect to Loan No. 3, Kings Plaza, the mezzanine loan is secured by, among other things, the pledge of the direct equity interest in the Kings Plaza borrowers and is coterminous with the Kings Plaza whole loan. The Kings Plaza mezzanine loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule as set forth in the mezzanine loan documents. Based on the Kings Plaza whole loan and the Kings Plaza mezzanine loan, the cumulative Current LTV (%) is 60.0%.

With respect to Loan No. 4, 545 Washington Boulevard, future mezzanine debt and preferred equity are permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 61.4%, (iii) the combined debt yield is equal to or greater than 8.6%, (iv) the combined debt service coverage ratio is equal to or greater than 2.50x, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (vi) the borrower obtains rating agency confirmation.

With respect to Loan No. 5, F5 Tower, the F5 Tower whole loan includes two pari passu subordinate B-Notes (B-1 and B-2) totaling $112.6 million that are included in the BBCMS 2020-C6 securitization trust but do not provide credit support for the pooled certificates. Additionally, the F5 Tower mezzanine loan with a Cut-off Date Balance of $48.5 million is not included in the BBCMS 2020-C6 securitization trust. All loan level metrics are based on the F5 Tower whole loan balance excluding the B-Notes and mezzanine loan.

With respect to Loan No. 7, Bellagio Hotel and Casino, the Bellagio Hotel and Casino whole loan consists of (i) the Bellagio Hotel and Casino senior loan, comprised of 23 Bellagio Hotel and Casino senior notes with an aggregate original principal balance of $1,676,200,000, which accrues interest at a rate of 3.1701530% per annum, (ii) the Bellagio Hotel and Casino junior B notes, comprised of six subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino senior notes, with an aggregate original principal balance of $650,500,000, which accrue interest at the rate of 3.1701530% per annum and (iii) the Bellagio Hotel and Casino junior C notes, comprised of three subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino senior notes and the Bellagio Hotel and Casino junior A notes, with an aggregate original principal balance of $683,300,000, which accrue interest at the rate of 5.35000% per annum. Promissory notes A-3-C3 and A-3-C4, in the aggregate original principal balance of $43,750,000, represent the Bellagio Hotel and Casino mortgage loan and are included in the BBCMS 2020-C6 securitization trust.

With respect to Loan No. 7, Bellagio Hotel and Casino, the Bellagio Hotel and Casino whole loan documents provide for a one-time right of a parent entity of the Bellagio Hotel and Casino borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino borrower, provided that the following conditions, among others, are satisfied: (i) the principal amount of the mezzanine loan is not greater than an amount equal to the amount which, will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a whole loan debt service coverage ratio that is not less than 4.24x and (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required to be coterminous with the Bellagio Hotel and Casino whole loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino whole loan (except that prepayments of the mezzanine loan to

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cure a trigger event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino whole loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino whole loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

With respect to Loan No. 9, CNP Headquarters, the borrower is permitted to incur a future mezzanine loan subject to the satisfaction of the requirements set forth in the CNP Headquarters mortgage loan documents including, but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the CNP Headquarters mortgage loan and the mezzanine loan is no greater than 64.6%; (iii) the actual combined debt service coverage ratio based on the CNP Headquarters mortgage loan and the mezzanine loan actual amortizing debt service is no less than 1.60x; (iv) the term of the mezzanine loan is co-terminus with the CNP Headquarters mortgage loan; (v) the execution of an intercreditor agreement acceptable to the lender; (vi) a cash management period will exist throughout the term of the mezzanine loan; (vii) the qualified mezzanine lender will comply with standard rating agency criteria for “qualified transferees” of the ownership interests in the borrower; (viii) receipt of rating agency confirmation; and (ix) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender.

With respect to Loan No. 15, Millikan Business Center, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 64.4%, (iii) the combined debt yield is equal to or greater than 10.83%, (iv) the combined debt service coverage ratio is equal to or greater than 2.00x, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (vi) the borrower obtains rating agency confirmation.

(14)	The U/W NOI DSCR (x) and U/W NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Note Date during the term of the mortgage loan.

With respect to Loan No. 7, Bellagio Hotel and Casino, Bellagio, LLC (the “Bellagio Tenant”) entered into a new 30-year lease with two 10-year extension options (the “Bellagio Lease”) to operate the mortgaged property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the borrower an initial lease rent of $245.0 million per annum, subject to annual increases of (i) 2.0% for the first ten years of the lease term, and (ii) thereafter, the greater of 2.0% or the annual change in the CPI (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term.

With respect to Loan No. 7, Bellagio Hotel and Casino, the Bellagio Tenant owns an indirect 5% equity interest in the Bellagio Hotel and Casino borrower. Financial and other information is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino mortgaged property. The initial Bellagio Lease annual rent is $245,000,000, and the debt service coverage ratio and debt yield for the Bellagio Hotel and Casino whole loan based on such initial annual rent are 2.19x and 8.1%, respectively.

(15)	With respect to Loan No. 3, Kings Plaza, the mortgaged property contains a stand-alone power plant located on the roof that provides all electricity to the mortgaged property, and in 2019 the borrower sponsor completed a two-year, $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison grid. The interconnected system went live in July 2019 and as a result the power plant was underwritten as generating approximately $1.8 million in revenue in 2020 and approximately $2.1 million upon reaching stabilization in 2021.

With respect to Loan No. 18, Advance Auto Parts Portfolio, the Advance Auto Parts – Baton Rouge mortgaged property has been dark since 2002, and the Advance Auto Parts – Cut Off mortgaged property has been dark since 2015. The tenants at each mortgaged property are currently paying rent but both mortgaged properties were underwritten as vacant. No net operating income or net cash flow is allocated for the Advance Auto Parts – Baton Rouge mortgaged property or the Advance Auto Parts – Cut Off mortgaged property.

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(16)	In certain cases, U/W Capital Items ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 8, ExchangeRight Net Leased Portfolio #31, a $50,000 credit for the $500,000 tenant improvement and leasing commissions escrow was underwritten on the loan level, but not the property level. The $500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions for any of the ExchangeRight Net Leased Portfolio #31 properties.

(17)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 5, F5 Tower, historical financials are not available because the property was constructed in 2019.

With respect to Loan No. 6, Exchange on Erwin, historical financials are not available because the multifamily portion of the property was built between 2017 and 2018 and stabilized through 2019.

With respect to Loan No. 8, ExchangeRight Net Leased Portfolio #31, the mortgage loan represents acquisition financing and the seller provided limited operating history for the portfolio.

With respect to Loan No. 9, CNP Headquarters, the mortgage loan represents acquisition financing and historical financials were unavailable from the sellers.

With respect to Loan Nos. 10, 11, 12, 13 and 14, 482 Seneca Avenue, 217 Court Street, 144 North 11th Street, 99 North 7th Street and 22 Melrose Street, historical financials and historical occupancies are unavailable prior to the most recent period because all of the mortgaged properties were built or renovated between 2017 and 2019.

With respect to Loan No. 17, 2000 Park Lane, the mortgage loan represents acquisition financing and historical financials were unavailable from the sellers.

With respect to Loan No. 18, Advance Auto Parts Portfolio, the mortgage loan represents refinance financing and historical financials were unavailable from the sponsors. Historical NOI is unavailable for the mortgaged properties because certain of the mortgaged properties were subject to previous leases that reflected rents on a portfolio basis (which other portfolios were not the same as the Advance Auto Parts Portfolio) and not an individual property basis. The Advance Auto Parts Portfolio mortgage loan was underwritten based upon the new lease entered into between the borrower sponsor and Advance Auto Parts in 2019 (which lease reflects rent on an individual property basis).

With respect to Loan No. 21, BlueLinx Portfolio III, the mortgage loan represents acquisition financing and historical financials were unavailable from the sellers.

With respect to Loan No. 22, Springhill Suites – New Smyrna Beach, the 2016 and 2017 historical financials are unavailable due to the mortgaged property being built in 2018.

With respect to Loan No. 23, Hanover Place, the mortgage loan represents acquisition financing and historical financials were unavailable from the sellers.

With respect to Loan No. 30, The Alhambra Lofts, historical financials are unavailable because the mortgaged property was renovated in 2019.

With respect to Loan No. 32, CVS Walgreens Portfolio, historical financials are unavailable due to the triple-net nature of the single-tenant leases at each of the mortgaged properties.

With respect to Loan No. 34, 101 Stanton Street, the mortgaged property was acquired by the borrower sponsor in June 2017. The prior owner did not provide 2016 or 2017 operating statements.

With respect to Loan No. 39, La Jolla Seaview, the mortgaged property was acquired in November 2017 and 2016 and 2017 historical financials are unavailable.

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With respect to Loan No. 43, Sioux City MHC Portfolio, the mortgaged properties were acquired in June 2019 and historical financials prior to the trailing nine months ending September 30, 2019 were not provided by the seller.

With respect to Loan No. 44, 251 East 10th Street, the mortgaged property was acquired in February 2018 and historical financials prior to 2018 were not provided by the seller.

(18)	With respect to Loan No. 3, Kings Plaza, the mortgage loan is secured by the borrower’s fee and leasehold interests in the mortgaged property. The mortgaged property is subject to a ground lease between the City of New York, as ground lessee, and the borrower, as ground lessor. The ground lease includes the parking garage ingress/egress, the marina building and a portion of the ground under the parking garage, for a total of 10,278 square feet or 1.3% of the mortgaged property’s net rentable area. The borrower has exercised its first of five extension options and the ground lease has a current expiration date of May 28, 2028. The remaining extension options are three, ten-year options and one, nine-year option, for a fully-extended expiration of May 28, 2067. The first renewal option ground lease rent is $122,957.

With respect to Loan No. 4, 545 Washington Boulevard, the property is comprised of both a fee interest and a leasehold interest under a 98-year ground lease, dated as of July 1, 1999 and expiring June 30, 2097.  Both the fee and leasehold interest are collateral for the 545 Washington Boulevard whole loan. The borrowers own both the fee and leasehold interests in the property.

With respect to Loan No. 5, F5 Tower, the collateral consists of the borrower’s fee interest in the office condominium, 259 borrower-owned spaces in a parking garage and an additional 62 parking spaces leased from The Rainier Club through September 30, 2026. The 62 parking spaces subject to the leasehold interest account for 19.3% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

With respect to Loan No. 7, Bellagio Hotel and Casino, a 0.84-acre parcel of the mortgaged property is subject to a ground lease between MKB Company, as ground lessee, and Bellagio, LLC, as ground lessor. The ground lease commenced on April 26, 1995 and expires on April 27, 2033, with two, twenty-year extension options remaining. The current ground lease rent is $503,703. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the CPI.

(19)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

(20)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 8, ExchangeRight Net Leased Portfolio #31, the borrower is required to make monthly tax escrows of 1/12th of the taxes that the lender estimates will be payable in the next 12 months, provided that the borrower will not be required to escrow such amounts if (i) no cash sweep event has occurred and is continuing, (ii) no default exists under the lease at the applicable ExchangeRight Net Leased Portfolio #31 mortgaged property, (iii) the tenant at the applicable ExchangeRight Net Leased Portfolio #31 mortgaged property is liable for paying all taxes for such ExchangeRight Net Leased Portfolio #31 mortgaged property and (iv) the borrower has provided written evidence that all taxes for such ExchangeRight Net Leased Portfolio #31 mortgaged property have been paid in full. However, the borrower is required to make monthly tax deposits described above beginning on the payment date in November 2020 for the BioLife Plasma Services L.P. – Columbus, GA mortgaged property until the borrower has provided a separate tax parcel identification number for such mortgaged property.

With respect to Loan No. 19, Trinity Multifamily Portfolio, monthly escrows for capital expenditures are waived until the January 6, 2024 payment date.

With respect to Loan No. 22, Springhill Suites – New Smyrna Beach, the mortgage loan documents provide for ongoing monthly reserves for FF&E in an amount equal to (i) 1/12th of 1.0% of annual gross revenues up to and including the payment date in January 2022, (ii) 1/12th of 2.0% of annual gross revenues

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beginning on the payment date in February 2022 and up to and including the payment date in January 2023 and (iii) 1/12th of 4.0% of annual gross revenues on each payment date thereafter for the term of the mortgage loan.

With respect to Loan No. 28, Holly Office Park, the mortgage loan documents provide for ongoing monthly TI/LC reserve deposits in the amount of approximately $14,583 subject to a cap of $400,000.

(21)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 5, F5 Tower, the lease sweep reserve payments of approximately $64,440 per month during a trigger period will be capped at amounts based on the following: (a) with respect to a Lease Sweep Period (as defined below) caused by clause (i)(a) or (i)(b) of a Lease Sweep Period below, $75.00 per rentable square foot of the terminated space; (b) with respect to a Lease Sweep Period caused by clause (ii) below, $38,663,850 ($75.00 per rentable square foot leased to F5 Networks, Inc. (“F5 Networks”)); (c) with respect to a Lease Sweep Period caused by clause (iv) below, $75.00 per rentable square foot of the related defaulted lease; or (d) with respect to a Lease Sweep Period caused by clause (iii) below, $75.00 per rentable square foot of applicable dark space; provided that the aggregate lease sweep reserve cap for all concurrent Lease Sweep Period triggers  may not exceed $38,663,850. A “Lease Sweep Period” will commence on the first payment date prior to the ARD following the earliest to occur of (i)(a) a Lease Sweep Tenant Party (as defined below) terminating all or at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), upon the effective date of such termination or (b) a Lease Sweep Tenant Party delivering written notice to the borrower or property manager of intent to terminate 40,000 or more square feet of space, upon the later of the date that is 36 months prior to the lease expiration date and the date the written notice is received; (ii) the date that is 10 months prior to the ARD unless F5 Networks does not exercise its early termination right; (iii) a Lease Sweep Tenant Party going dark on 50% or more of its space, subject to certain exceptions set forth in the F5 Tower whole loan documents; (iv) a monetary default or material non-monetary default under (a) the F5 Networks lease or (b) an F5 Networks replacement lease for at least 75% of the square feet demised under the F5 Networks lease, if applicable; or (v) bankruptcy proceedings of a Lease Sweep Tenant Party. A “Lease Sweep Tenant Party” means (a) F5 Networks, (b) a tenant under one or more F5 Networks replacement leases for at least 75% of the rentable square feet demised under the F5 Networks lease or (c) a direct or indirect parent company of either of the foregoing.

With respect to Loan No. 23, Hanover Place, the borrower is required to escrow on a monthly basis an amount equal to 1/12th of the product obtained by multiplying $250 by the number of apartment units at the Hanover Place mortgaged property (initially $3,125 per month) for capital expense reserves when the aggregate amount of funds in the capital expense reserve subaccount falls below $150,000. The capital expense reserve subaccount is subject to a cap of (i) as of the origination date, $425,000, (ii) from and after January 1, 2024, $250,000 and (iii) from and after January 1, 2028, $150,000 (each, a “Capital Reserve Cap”). If the funds on reserve in the capital expense reserve subaccount on any payment date equal or exceed the Capital Reserve Cap and to the extent a monthly deposit set forth in the related mortgage loan documents would cause the aggregate amount on deposit in the capital reserve subaccount to exceed the Capital Reserve Cap, then such monthly deposit amount will be decreased by an amount equal to the excess.

(22)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 17, 2000 Park Lane, the Largest Tenant, Cigna, has three separate lease expiration dates for its combined 156,589 square feet of space: (i) the lease for 18,487 square feet will expire on December 31, 2021; (ii) the lease for 36,417 square feet will expire on December 31, 2022 and (iii) the lease for 101,685 square feet will expire on December 31, 2024.

With respect to Loan No. 28, Holly Office Park, the Largest Tenant, Zenetex, has six separate lease expiration dates for its combined 40,314 square feet of space: (i) the lease for 17,623 square feet will expire on May 31, 2023; (ii) the lease for 6,664 square feet will expire on April 30, 2020; (iii) the lease for 5,143 square feet will expire on April 30, 2022; (iv) the lease for 4,160 square feet will expire on March 31, 2023; (v) the lease for 4,160 square feet will expire on March 31, 2024 and (vi) the lease for 2,564 square feet will

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expire on July 31, 2024. The Second Largest Tenant, Amewas, has three separate lease expiration dates for its combined 35,366 square feet of space: (i) the lease for 17,295 square feet will expire on June 30, 2023; (ii) the lease for 12,892 square feet will expire on March 31, 2021 and (iii) the lease for 5,179 square feet will expire on January 31, 2024.

(23)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(24)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 3, Kings Plaza, the Second Largest Tenant, Primark, has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp. or a Primark successor and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; provided, however, that such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within an approximately 10 mile radius of the Kings Plaza mortgaged property, or (b) the tenant or any of its affiliates owns, operates or otherwise become financially interested in any other Primark store or any other store branded under the Primark name within an approximately 10 mile radius of the Kings Plaza Property.

With respect to Loan No. 3, Kings Plaza, the Fifth Largest Tenant, Best Buy, is currently in negotiations with the borrower for an early termination of its related lease with respect to its entire demised premises (the “Best Buy Space”). The Kings Plaza mortgage loan documents permit the borrower to enter into (i) a termination of the Best Buy lease, (ii) a modification of the Best Buy lease which results in the rent payable by Best Buy being less than an amount equal to 105% of the amount of the rent in effect as of the origination date, or (iii) a modification of the Best Buy lease which shortens the related term to a date expiring prior to
January 31, 2032 provided, among other conditions, the borrower enters into a master lease with the related guarantor requiring such guarantor to pay an amount equal to (i) 105% of the amount of rent to which the borrower would otherwise be entitled pursuant to the Best Buy lease in effect as of the origination date, minus (ii) the sum of (x) the amount of rent actually received by the borrower from tenants under any replacement lease, plus (y) the amount of rent actually received by the borrower from Best Buy under the terms of the Best Buy lease. In connection with any redevelopment of the Best Buy Space, the Kings Plaza mortgage loan documents require the borrower to, among other things, deliver a completion guaranty to the lender.

With respect to Loan No. 5. F5 Tower, the Largest Tenant, F5 Networks, has the right to terminate its lease effective as of October 1, 2030 by providing a termination notice to the landlord no later than March 1, 2029 and paying a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) the leasing commissions paid to the tenant’s broker and landlord’s broker in connection with the lease. Additionally, F5 Networks has the right to terminate its lease with respect to the two highest full floors at the F5 Tower mortgaged property, effective between September 30, 2025 and September 30, 2026 with 12 months’ notice and payment of a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term (determined on a per rentable square foot basis for such two floors) of (a) the tenant improvement allowance, (b) the base rent abatement and (c) leasing commissions paid to the tenant’s broker in connection with the lease. If F5 Networks terminates or provides notice to terminate all or at least 40,000 square feet of its space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), a lease sweep period as defined in the F5 Tower whole loan documents will commence.

With respect to Loan No. 6, Exchange on Erwin, the Fourth Largest Tenant, Smashburger, has the right to terminate its lease effective at any time by providing 120 days advance written notice subject to simultaneous receipt by the borrower of the tenant’s payment of the unamortized portion of the tenant improvement allowance, the full amount of the rent concession and all pre-paid and unamortized leasing commissions, together with 8% interest from the date of said payments by the borrower, and documentation by tenant that its annual sales for the last 12 months, prior to the 120 days advance notice to the borrower, were not greater than $1,000,000.

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With respect to Loan No. 17, 2000 Park Lane, the Second Largest Tenant, Cabot Oil & Gas, has a one-time right to terminate its lease effective July 31, 2021 (the “Accelerated Expiration Date”), subject to 12 months’ prior written notice and payment of an acceleration fee equal to the sum of (i) the unamortized amount of the allowance, leasing commissions and legal fees (such amounts amortized over the initial term at an annual rate of 8% per annum) plus (ii) a remarketing fee equal to five months of the total rent in effect. The acceleration fee must be paid in two installment payments. One half of the acceleration fee must be paid simultaneously with the delivery of the acceleration notice and the remainder on or before the Accelerated Expiration Date.

With respect to Loan No. 24, Landing At The Quarter, the Fifth Largest Tenant, Forced Physics Data Center Technology, LLC, may terminate its lease with 90 days’ notice.

With respect to Loan No. 28, Holly Office Park, the Largest Tenant, Zenetex, has the option to terminate 6,664 square feet of its leased space with four months’ notice. The Fourth Largest Tenant, Booz Allen, has the option to terminate its lease with 90 days’ notice and payment of a termination fee equal to two months of rent.

With respect to Loan No. 31, 41 University Drive, the Largest Tenant, St. Mary Medical Center, has the right to terminate its lease with respect to suite 205 and/or suite 106 effective as of November 30, 2021 by providing written notice not more than 540 days and not less than 365 days prior to November 30, 2021 and by paying the early termination fee. The early termination fee for suite 205 will be equal to $10,000 and the early termination fee for suite 106 will be equal to $72,932.79.

With respect to Loan No. 32, CVS Walgreens Portfolio, Walgreens, the sole tenant at the CVS Walgreens Portfolio – Walgreens Post Falls mortgaged property, has 12 five-year lease renewal options that are each automatically exercised unless Walgreens gives 12 months’ notice that it does not wish to renew its lease. The current lease expiration date is September 30, 2034.

With respect to Loan No. 42, North Fayette Shopping Center, the Fifth Largest Tenant, The Yard, has the right to cease business operations and “go-dark” after December 31, 2021 with 90 days’ prior notice and continuance of all other tenant obligations under its lease (including paying all rent) other than staying open for business.

(25)	With respect to Loan No. 27, 404-406 Broadway, the Third Largest Tenant, Threekingdoms Inc., is an affiliate of the borrower sponsor and non-recourse carve-out guarantor which guarantees the lease.

(26)	Each number identifies a group of related borrowers.

(27)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” for further details.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-2

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Office	CBD	2	$100,321,250	11.1%	2.91x	10.9%	50.4%	50.4%
	Suburban	4	80,737,957	8.9	2.00x	11.5%	68.0%	58.9%
	Medical	1	2,988,832	0.3	2.56x	9.4%	62.1%	62.1%
	Subtotal:	7	$184,048,039	20.4%	2.51x	11.2%	58.3%	54.4%
Retail	Freestanding	62	$75,171,168	8.3%	2.55x	9.4%	63.6%	63.6%
	Super Regional Mall	1	60,000,000	6.6%	3.07x	10.7%	54.1%	54.1%
	Anchored	4	41,700,568	4.6%	2.89x	12.7%	52.9%	46.8%
	Shadow Anchored	1	5,362,500	0.6%	2.17x	13.0%	71.5%	57.5%
	Subtotal:	68	$182,234,236	20.2%	2.79x	10.7%	58.2%	56.4%
Mixed Use	Office/Retail	1	$60,000,000	6.6%	2.74x	10.0%	48.5%	48.5%
	Multifamily/Office/Retail	2	57,300,000	6.3%	2.18x	7.8%	63.1%	63.1%
	Office/Industrial	1	28,000,000	3.1%	2.05x	12.0%	64.4%	54.8%
	Retail/Office	1	15,100,000	1.7%	1.75x	7.4%	56.7%	56.7%
	Multifamily/Retail	1	11,270,000	1.2%	1.52x	6.5%	62.6%	62.6%
	Subtotal:	6	$171,670,000	19.0%	2.27x	9.1%	57.6%	56.0%
Multifamily	High Rise/Townhome	1	$65,000,000	7.2%	4.00x	11.1%	25.9%	25.9%
	Mid Rise	7	47,400,000	5.2%	1.71x	7.0%	62.9%	62.9%
	Garden	8	41,910,000	4.6%	2.07x	10.1%	66.2%	59.3%
	Subtotal:	16	$154,310,000	17.1%	2.77x	9.6%	48.2%	46.3%
Hotel	Full Service	1	$43,750,000	4.8%	8.42x	28.3%	39.3%	39.3%
	Limited Service	4	37,532,458	4.2%	2.03x	13.3%	65.6%	52.5%
	Select Service	1	20,000,000	2.2%	2.13x	13.5%	60.6%	49.7%
	Extended Stay	1	7,916,227	0.9%	2.40x	14.9%	68.2%	54.1%
	Subtotal:	7	$109,198,686	12.1%	4.64x	19.5%	54.3%	46.8%
Industrial	Manufacturing	1	$33,800,000	3.7%	1.66x	9.6%	64.6%	58.4%
	Warehouse	4	22,675,000	2.5%	2.03x	10.1%	66.5%	66.5%
	Flex	1	15,550,000	1.7%	2.59x	10.3%	55.5%	55.5%
	Subtotal:	6	$72,025,000	8.0%	1.98x	9.9%	63.2%	60.3%
Self Storage		4	$25,273,533	2.8%	1.57x	9.2%	64.9%	55.3%
Manufactured Housing		4	$5,243,653	0.6%	1.56x	9.7%	70.8%	57.2%
Total / Weighted Average:		118	$904,003,147	100.0%	2.75x	11.2%	56.6%	53.3%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(4)	In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-1

Annex A-2

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	11	$193,770,000	21.4%	2.44x	9.1%	55.2%	55.2%
California	4	129,100,000	14.3%	3.22x	11.0%	39.9%	38.2%
Georgia	19	54,845,768	6.1%	1.81x	9.7%	69.8%	59.9%
New Jersey	2	54,288,250	6.0%	2.48x	8.8%	61.7%	61.7%
North Carolina	2	52,131,731	5.8%	2.22x	8.0%	64.6%	64.1%
Washington	1	50,000,000	5.5%	3.33x	13.0%	39.4%	39.4%
Pennsylvania	4	45,144,923	5.0%	2.02x	12.2%	67.9%	58.2%
Nevada	1	43,750,000	4.8%	8.42x	28.3%	39.3%	39.3%
Illinois	10	38,892,217	4.3%	2.30x	10.0%	63.2%	59.1%
Tennessee	4	28,689,625	3.2%	1.71x	10.0%	65.0%	56.7%
Florida	8	28,226,451	3.1%	2.28x	12.4%	61.7%	54.0%
Oregon	1	28,000,000	3.1%	2.05x	12.0%	64.4%	54.8%
Minnesota	2	19,154,518	2.1%	2.10x	10.3%	68.1%	59.9%
Arizona	2	18,950,000	2.1%	2.42x	10.2%	58.7%	56.7%
Missouri	4	15,915,618	1.8%	2.13x	10.0%	65.9%	65.9%
Indiana	3	15,419,607	1.7%	2.21x	13.2%	67.2%	55.0%
Maryland	1	14,500,000	1.6%	2.96x	13.1%	59.4%	59.4%
Virginia	4	10,725,766	1.2%	1.96x	10.4%	66.5%	59.9%
Michigan	2	10,372,796	1.1%	1.93x	12.4%	66.1%	54.9%
Ohio	5	9,729,279	1.1%	2.57x	9.4%	62.3%	62.3%
Oklahoma	1	8,519,344	0.9%	1.97x	13.6%	64.1%	52.3%
Louisiana	3	8,367,692	0.9%	2.42x	14.6%	68.0%	54.7%
Mississippi	6	4,530,886	0.5%	2.69x	9.7%	65.0%	65.0%
South Dakota	3	4,337,867	0.5%	1.56x	9.7%	70.8%	57.2%
Idaho	1	4,051,000	0.4%	2.22x	8.5%	65.0%	65.0%
Massachusetts	1	3,642,000	0.4%	2.22x	8.5%	65.0%	65.0%
Alabama	5	3,270,087	0.4%	2.61x	9.5%	63.2%	63.2%
South Carolina	3	2,176,125	0.2%	2.69x	9.7%	65.0%	65.0%
Kansas	2	1,153,021	0.1%	2.69x	9.7%	65.0%	65.0%
Nebraska	1	905,786	0.1%	1.56x	9.7%	70.8%	57.2%
New Hampshire	1	779,507	0.1%	2.69x	9.7%	65.0%	65.0%
Texas	1	663,283	0.1%	2.56x	9.4%	62.1%	62.1%
Total / Weighted Average:	118	$904,003,147	100.0%	2.75x	11.2%	56.6%	53.3%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(4)	In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-2

Annex A-2

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,992,602	-	$9,999,999	18	$117,365,644	13.0%	4.06692%	117	1.79x	9.9%	64.3%	56.6%
$10,000,000	-	$19,999,999	10	134,071,253	14.8%	3.86717%	118	2.18x	10.1%	62.4%	58.5%
$20,000,000	-	$29,999,999	8	199,695,000	22.1%	3.76880%	112	2.21x	11.3%	63.8%	57.2%
$30,000,000	-	$39,999,999	1	33,800,000	3.7%	3.77000%	120	1.66x	9.6%	64.6%	58.4%
$40,000,000	-	$49,999,999	2	83,750,000	9.3%	3.32483%	118	5.62x	19.3%	50.2%	50.2%
$50,000,000	-	$65,000,000	6	335,321,250	37.1%	3.32551%	107	3.02x	10.3%	48.1%	48.1%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
2.72457	-	3.24999	2	108,750,000	12.0%	2.90383%	82	5.78x	18.0%	31.3%	31.3%
3.25000	-	3.74999	14	464,271,707	51.4%	3.48793%	119	2.68x	10.5%	56.3%	54.7%
3.75000	-	3.99999	14	176,681,216	19.5%	3.88187%	118	1.88x	10.3%	66.1%	57.8%
4.00000	-	4.24999	10	109,769,625	12.1%	4.10569%	119	1.77x	9.3%	64.3%	58.8%
4.25000	-	4.49999	4	36,011,255	4.0%	4.38573%	76	1.84x	9.5%	65.7%	63.2%
4.50000	-	4.67000	1	8,519,344	0.9%	4.67000%	117	1.97x	13.6%	64.1%	52.3%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	3	$90,667,602	10.0%	3.19242%	58	3.43x	10.8%	37.4%	37.2%
120	42	813,335,545	90.0%	3.66386%	119	2.67x	11.3%	58.7%	55.1%
Total / Weighted Average:	45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
58	-	59	3	$90,667,602	10.0%	3.19242%	58	3.43x	10.8%	37.4%	37.2%
117	-	120	42	813,335,545	90.0%	3.66386%	119	2.67x	11.3%	58.7%	55.1%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Remaining Loan Term and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(3)	In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-3

Annex A-2

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	25	$630,626,250	69.8%	3.51304%	110	3.14x	11.2%	52.0%	52.0%
360	20	273,376,897	30.2%	3.85541%	118	1.84x	11.3%	67.3%	56.5%
Total / Weighted Average:	45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			25	$630,626,250	69.8%	3.51304%	110	3.14x	11.2%	52.0%	52.0%
357	-	360	20	273,376,897	30.2%	3.85541%	118	1.84x	11.3%	67.3%	56.5%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	23	$554,126,250	61.3%	3.49405%	109	3.14x	11.1%	52.5%	52.5%
IO-Balloon	10	193,502,500	21.4%	3.77803%	118	1.80x	10.9%	67.3%	57.5%
Balloon	10	79,874,397	8.8%	4.04285%	116	1.94x	12.4%	67.3%	54.0%
ARD-Interest Only	2	$76,500,000	8.5%	3.65064%	119	3.11x	11.9%	48.3%	48.3%
Total / Weighted Average:	45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.48x	-	1.59x	7	67,206,255	7.4%	4.07346%	116	1.52x	8.8%	67.9%	59.1%
1.60x	-	1.69x	3	66,090,931	7.3%	3.93256%	119	1.65x	9.7%	67.8%	59.0%
1.70x	-	1.79x	9	71,880,568	8.0%	4.00615%	119	1.74x	7.5%	61.6%	60.2%
1.80x	-	1.89x	3	31,737,582	3.5%	3.86807%	118	1.84x	11.7%	70.1%	56.1%
1.90x	-	1.99x	1	8,519,344	0.9%	4.67000%	117	1.97x	13.6%	64.1%	52.3%
2.00x	-	2.49x	10	193,347,217	21.4%	3.69153%	111	2.14x	11.0%	65.0%	59.2%
2.50x	-	2.99x	7	223,471,250	24.7%	3.53967%	119	2.65x	9.8%	57.5%	57.5%
3.00x	-	8.42x	5	241,750,000	26.7%	3.22835%	102	4.41x	14.8%	39.3%	39.3%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Remaining Loan Term and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(3)	In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

Annex A-2

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.9%	-	49.9%	5	$241,750,000	26.7%	3.25992%	102	4.33x	14.6%	37.9%	37.9%
50.0%	-	59.9%	7	134,150,000	14.8%	3.65617%	119	2.68x	10.1%	55.3%	55.3%
60.0%	-	64.9%	16	299,381,150	33.1%	3.68532%	119	2.11x	9.4%	63.1%	59.8%
65.0%	-	69.9%	11	141,957,887	15.7%	3.84042%	108	2.13x	11.0%	65.9%	60.1%
70.0%	-	73.5%	6	86,764,110	9.6%	3.94567%	118	1.68x	10.5%	72.9%	59.7%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.9%	-	49.9%	7	$268,730,931	29.7%	3.33596%	104	4.10x	14.4%	40.3%	39.1%
50.0%	-	59.9%	23	352,243,364	39.0%	3.74099%	118	2.17x	10.9%	62.7%	56.1%
60.0%	-	64.9%	12	222,193,852	24.6%	3.67873%	118	2.15x	8.4%	64.2%	62.8%
65.0%	-	66.5%	3	60,835,000	6.7%	3.90876%	97	2.35x	9.6%	65.6%	65.6%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	34	$528,786,198	58.5%	3.77928%	116	2.24x	10.1%	61.3%	57.2%
Defeasance or Yield Maintenance	3	$127,550,000	14.1%	3.53629%	119	4.63x	17.3%	46.0%	44.4%
Yield Maintenance	8	247,666,948	27.4%	3.31054%	102	2.86x	10.5%	52.0%	49.6%
Total / Weighted Average:	45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	26	$473,433,389	52.4%	3.59668%	110	2.59x	10.5%	54.1%	50.8%
Acquisition	18	425,326,105	47.0%	3.62862%	115	2.93x	12.0%	59.2%	56.1%
Recapitalization	1	5,243,653	0.6%	4.43600%	119	1.56x	9.7%	70.8%	57.2%
Total / Weighted Average:	45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Remaining Loan Term and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(3)	In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUP OF CROSS-COLLATERALIZED MORTGAGE LOANS

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No. 1 – Parkmerced

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No. 1 – Parkmerced

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type – Subtype:	Multifamily – High Rise/Townhome
Original Principal Balance(1):	$65,000,000	Net Rentable Area (Units):	3,165
Cut-off Date Principal Balance(1):	$65,000,000	Location:	San Francisco, CA
% of IPB:	7.2%	Year Built / Renovated:	1944, 1951 / 2009
Loan Purpose:	Refinance	Occupancy:	94.2%
Borrower:	Parkmerced Owner LLC	Occupancy Date:	9/10/2019
Borrower Sponsor:	Robert A. Rosania	4th Most Recent NOI:	$44,204,195 (12/31/2016)
Interest Rate:	2.72457%	3rd Most Recent NOI:	$49,642,357 (12/31/2017)
Note Date:	11/26/2019	2nd Most Recent NOI:	$53,685,525 (12/31/2018)
Maturity Date:	12/9/2024	Most Recent NOI:	$55,758,363 (TTM 8/31/2019)
Interest-only Period:	60 months	UW Economic Occupancy:	91.9%
Original Term:	60 months	UW Revenues:	$102,983,881
Original Amortization Term:	None	UW Expenses:	$42,514,116
Amortization Type:	Interest Only	UW NOI:	$60,469,764
Call Protection(2):	YM(57),O(3)	UW NCF:	$59,678,514
Lockbox / Cash Management:	Soft / Springing	Appraised Value / Per Unit(4):	$2,110,000,000 / $666,667
Additional Debt(1):	Yes	Appraisal Date(4):	9/3/2019
Additional Debt Balance(1):	$482,000,000; $708,000,000; $245,000,000; $275,000,000
Additional Debt Type(1):	Pari Passu; B-Notes; C-Notes; Mezzanine Loan

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
				Cut-off Date Loan / Unit:	$172,828	$473,934
Taxes:	$795,083	$795,083	N/A	Maturity Date Loan / Unit:	$172,828	$473,934
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	25.9%	71.1%
Replacement Reserve:	$0	$65,938	N/A	Maturity Date LTV(4):	25.9%	71.1%
Other:	$108,207	$0	N/A	UW NCF DSCR:	4.00x	1.22x
				UW NOI Debt Yield:	11.1%	4.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$1,500,000,000		83.6%	Payoff Existing Debt(5)	$1,581,601,056	88.1%
Mezzanine Loan(1)	275,000,000		15.3	Rate Buy-Down Fee	117,525,000	6.5
Borrower Sponsor Equity(6)	19,684,403		1.1	Preferred Equity Repayment	45,145,267	2.5
				Closing Costs	33,769,790	1.9
				Swaption Purchase(7)	15,740,000	0.9
				Reserves	903,290	0.1
Total Sources	$1,794,684,403		100.0%	Total Uses	$1,794,684,403	100.0%

(1)

The Parkmerced Mortgage Loan (as defined below) is part of a whole loan, evidenced by 10 senior pari passu notes with an aggregate original principal balance of $547.0 million (the “A Notes”), two senior subordinate notes with an aggregate original principal balance of $708.0 million (the “B Notes”) and two junior subordinate notes with an aggregate original principal balance of $245.0 million (the “C Notes”, collectively with the A Notes and the B Notes, the “Parkmerced Whole Loan”). The sole member of the borrower obtained a $275.0 million mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan”, together with the Parkmerced Whole Loan, the “Parkmerced Total Debt”).

(2)

Prior to October 9, 2024 (the “Open Date”), and provided no event of default exists, the Parkmerced Total Debt may be prepaid in whole or in part with the payment of a yield maintenance premium. Prepayments of the Parkmerced Total Debt in whole or in part along with any applicable yield maintenance premiums paid will be applied to the Parkmerced Whole Loan and Parkmerced Mezzanine Loan on a pro rata basis; provided, however, so long as no event of default or Cash Trap Period (as defined below) has occurred and is continuing under the Parkmerced Whole Loan, a $75.0 million portion of the Parkmerced Mezzanine Loan may be prepaid in whole or in part at any time (accompanied by a corresponding payment of any accrued and unpaid interest outstanding at the time of such prepayment) without the payment of a yield maintenance premium and without a corresponding pro rata prepayment of the Parkmerced Whole Loan; provided, further, so long as no event of default or Cash Trap

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No. 1 – Parkmerced

Period has occurred and is continuing under the Parkmerced Whole Loan, all accrued and unpaid interest on the Parkmerced Mezzanine Loan may be paid at any time without the simultaneous pro rata prepayment of the Parkmerced Whole Loan.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)

The Appraised Value / Per Unit, Cut-off Date LTV and Maturity Date LTV are based on the “As-Is Value Inclusive of Development Rights (Excluding all of Phase 1)” of $2.110 billion, which reflects the sum of the (i) “As-Is Value (Excluding all of Phase 1)” of $1.741 billion and (ii) “As-Is Value of Development Rights (Excluding all of Phase 1)” of $369.0 million, in each case, as of September 3, 2019. The Cut-off Date LTV and Maturity Date LTV for the A Notes based on the “As-Is Value (Excluding all of Phase 1)” of $1.741 billion are 31.4% and 31.4%, respectively.

(5)

Payoff Existing Debt consists of (i) approximately $440.5 million of outstanding mortgage debt and related fees/interest due thereon, net of credits for escrows and reserves (original balance of $450.0 million) which was securitized in LCCM 2014-PKMD and (ii) payment-in-kind mezzanine debt with an outstanding balance of $1.141 billion (original principal balance of $773.0 million), both of which matured on November 8, 2019.

(6)

Borrower Sponsor Equity was sourced through a bridge loan secured by the borrower sponsor’s fee simple interest in the non-collateral initial Phase I Property (as described in the “Planned Redevelopment” section below).

(7)

To manage rate risk for refinance at the maturity date of the Parkmerced Whole Loan, the borrower purchased a European-style swaption at the origination date with a notional amount of $1.5 billion, a fixed rate of 2.78150%, an effective date of December 9, 2024 and a termination date of December 9, 2029.

The Loan. The Parkmerced Mortgage Loan (as defined below) is secured by a first lien mortgage on the borrower’s fee interest in a portion of a 152-acre multifamily development located in San Francisco, California (the “Parkmerced Property”). The whole loan was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an outstanding principal balance as of the Cut-off Date of $1.5 billion. The Parkmerced Whole Loan is comprised of 10 senior pari passu notes with an aggregate principal balance of $547.0 million, two senior subordinate notes with an aggregate principal balance of $708.0 million and two junior subordinate notes with an aggregate principal balance of $245.0 million. The Parkmerced Whole Loan has a five-year term, is interest-only for the full term of the loan and amortizes on a 30/360 basis. Note A-3, with an outstanding principal balance as of the Cut-off Date of $65.0 million, is being contributed to the BBCMS 2020-C6 securitization trust (the “Parkmerced Mortgage Loan”). Prior to the occurrence of a control appraisal period, Note C-1 will be the controlling noteholder. The Parkmerced Mortgage Loan is serviced pursuant to the trust and servicing agreement for the MRCD 2019-PARK securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Parkmerced Whole Loan“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$123,500,000	MRCD 2019-PARK	No	(1)
A-2	$123,500,000	MRCD 2019-PARK	No	No
A-3	$65,000,000	BBCMS 2020-C6	No	No
A-4	$50,000,000	Citi Real Estate Funding Inc.	No	No
A-5	$50,000,000	An affiliate of Barclays	No	No
A-6	$12,500,000	Citi Real Estate Funding Inc.	No	No
A-7	$35,000,000	An affiliate of Barclays	No	No
A-8	$10,000,000	Citi Real Estate Funding Inc.	No	No
A-9	$40,000,000	Cantor Commercial Real Estate Lending, L.P.	No	No
A-10	$37,500,000	GSMS 2020-GC45(2)	No	No
B-1	$354,000,000	MRCD 2019-PARK	Yes	No
B-2	$354,000,000	MRCD 2019-PARK	Yes	No
C-1	$122,500,000	MRCD 2019-PRKC	No	Yes(1)
C-2	$122,500,000	MRCD 2019-PRKC	No	No
Total	$1,500,000,000

(1)

When a control appraisal period is in effect, Note A-1 will be the controlling note, and the directing certificateholder will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Parkmerced Whole Loan” in the Preliminary Prospectus.

(2)	The GSMS 2020-GC45 trust is expected to close on January 30, 2020.

The Property. Parkmerced is one of the largest multifamily communities in San Francisco, California, spread across 152 acres and containing 3,221 units (of which 3,165 units are collateral for the Parkmerced Whole Loan). Collateral units include 1,482 townhouse units and 1,683 traditional multifamily units. The majority of the Parkmerced Property was constructed from 1944 to 1951 across 11 high-rise towers and 154 garden style townhome buildings. Amenities at the Parkmerced Property include 2,502 parking spaces, on-site fitness centers, business centers, a community clubhouse, electronic car charging stations, access to Lake Merced and high speed Internet services. Select units provide views of the Pacific Ocean, Lake Merced and various golf courses. From January 2015 to September 2019, approximately $40.3 million was spent on capital expenditures at the Parkmerced Property. With approximately 10,000 residents, the Parkmerced

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Property is designated the third largest neighborhood in San Francisco by acreage, the largest multifamily development in California and the largest privately-owned urban neighborhood in North America by acreage.

As of September 10, 2019, the Parkmerced Property was 94.2% occupied. Approximately 62.9% of the units are fair market value units, 17.1% of the units are leased to students, and 12.2% of the units are Section 8 units with the remaining 7.8% as a mix of corporate and special circumstance, Good Samaritan, employee leases or unclassified units. All units are governed by the San Francisco Rent Control Ordinance, as are all apartments in San Francisco built before 1979. Under the terms of the ordinance, annual allowable rent increases cannot exceed 60.0% of the percentage increase in the CPI for all urban customers in the San Francisco-Oakland-San Jose region. However, upon a tenant vacating, the ordinance allows for the unit’s rent to be raised to market level. Due to the San Francisco rent controls, the average rents at the Parkmerced Property are approximately 24.4% below estimated market rents. Net operating income has nearly tripled from 2006 to TTM August 2019, with an average net cash flow growth of 9.2% year-over-year, with the net operating income only decreasing twice year-over-year in the past 13 years.

Planned Redevelopment: Pursuant to an agreement (the “Development Agreement”) by and among the City and County of San Francisco, a political subdivision and municipal corporation of the State of California (the “City”), and the borrower as successor in interest to Parkmerced Investors Properties LLC, the Parkmerced Property is currently entitled to develop 5,679 net new additional units, which would expand the total project to 8,900 units. The Development Agreement expires on July 9, 2041. The entitlement is among the largest private entitlements in California history. The Development Agreement had an original term of 30 years and provides a vested right to construct the project (prohibiting the City from applying new laws or regulations to the project that would adversely affect the development rights granted by the Development Agreement) during that 30-year term. Under the terms of the Development Agreement, all 1,538 garden units may be demolished and replaced with newly constructed units, and the replacement units must be completed prior to the demolition or construction of other buildings. In addition to the multifamily units, other planned developments include 6,508 parking stalls, a 64,000 square foot amenity building, 80,000 square feet of office space, 224,000 square feet of retail space, a 25,000 square foot school and 68 acres of open spaces and parks. The Development Plan also includes new San Francisco Municipal Railway (“MUNI”) stations, a property-owned shuttle to the Daly City Bay Area Rapid Transit (“BART”) station and multiple car/bike share hubs. In 2013, the Parkmerced Property received the American Institute of Architecture Urban Design award for its long-term design to create the largest carbon net-neutral neighborhood. Infrastructure improvements under the Development Agreement may include the installation of cogeneration and renewable energy sources, such as wind turbines and photovoltaic cells.

Construction under the Development Agreement is expected to be completed over a 20 to 30 year period but does not require the borrower to commence construction within a certain timeframe. The first phase of redevelopment is scheduled to commence during the Parkmerced Whole Loan term. The first phase, Phase 1 A+B (non-collateral), consists of 1,013 units over approximately three years, inclusive of five buildings containing 56 replacement units and 957 net new units. Phase 1 A+B also includes new utilities and streets, 15 acres of new landscaping, three new play areas, three new parks, community gardens and a dog park. The second phase, Phase 1 C+D, was included in the collateral for the Parkmerced Whole Loan because separate tax parcels have not yet been recorded. The Phase 1 C+D units are expected to be freely released from the collateral within the first 12 months of the Parkmerced Whole Loan term and were not included in the appraised value of the Parkmerced Property (see “Partial Release” section below) and includes demolishing 56 units, building 166 replacement units and 629 net new units. Future phases (included in the collateral for the Parkmerced Whole Loan) include the remaining buildout of 5,409 units (4,093 net new units and 1,316 replacement units to replace the existing garden style units). While only Phase 1 A+B is expected to be contemplated during the Parkmerced Whole Loan term, the borrower sponsor anticipates continuing a long-term redevelopment phased over the next 20 to 30 years.

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No. 1 – Parkmerced

Multifamily Unit Mix
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit(1)
Studio (Tower)	11	0.3%	11	100.0%	5,731	521	$2,358
One Bed, One Bath (Tower)	571	18.0%	532	93.2%	450,322	789	$2,423
One Bed, One Bath (Townhouse)	534	16.9%	503	94.2%	389,008	728	$2,388
Two Bed, One Bath (Townhouse)	786	24.8%	745	94.8%	755,865	962	$2,649
Two Bed, Two Bath (Tower)	1,058	33.4%	1,004	94.9%	1,153,124	1,090	$2,830
Three Bed, Two Bath (Townhouse)	120	3.8%	106	88.3%	148,920	1,241	$3,409
Three Bed, 2.5 Bath (Townhouse)	42	1.3%	36	85.7%	58,614	1,396	$3,955
Three Bed, Three Bath (Tower)	43	1.4%	43	100.0%	60,857	1,415	$4,207
Collateral Total	3,165	100.0%	2,980	94.2%	3,022,441	955	$2,690

(1)	Average Rent per Unit is calculated using the total rent inclusive of Section 8 subsidies and Occupied Collateral Units.

Environmental. According to a Phase I environmental assessment dated September 11, 2019, there is no evidence of any recognized environmental conditions at the Parkmerced Property.

Historical and Current Occupancy(1)
2015	2016	2017	2018	Current(2)
91.0%	87.9%	89.7%	90.5%	94.2%

(1)	Historical Occupancy is provided by the borrower. Occupancies are the annualized occupancies for each respective year.

(2)	Current Occupancy is as of September 10, 2019.

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Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)(2)	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent(4)	$130,737,590	$137,605,356	$132,069,625	$137,983,340	$136,812,045	$43,227	100.0%
(Loss to Lease)	(38,116,118)	(41,316,706)	(32,704,965)	(36,784,192)	(32,606,507)	(10,302)	(23.8)
Scheduled Rent	$92,621,472	$96,288,650	$99,364,660	$101,199,148	$104,205,538	$32,924	76.2%
Total Reimbursements	2,808,112	2,952,975	3,453,088	3,819,732	3,819,732	1,207	2.8
Net Rental Income	$95,429,584	$99,241,625	$102,817,748	$105,018,880	$108,025,269	$34,131	79.0%
(Vacancy/Credit Loss)	(15,684,578)	(12,952,736)	(11,082,811)	(9,204,100)	(8,481,722)	(2,680)	(6.2)
Other Income	3,436,071	3,763,450	3,547,300	3,686,531	3,440,333	1,087	2.5
Effective Gross Income	$83,181,077	$90,052,338	$95,282,237	$99,501,311	$102,983,881	$32,538	75.3%

Total Expenses	$38,976,882	$40,409,981	$41,596,712	$43,742,948	$42,514,116	$13,433	41.3%

Net Operating Income	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$60,469,764	$19,106	58.7%

Total TI/LC, Capex/RR	0	0	0	0	791,250	250	0.8

Net Cash Flow	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$59,678,514	$18,856	57.9%

(1)	Based on August 2019 trailing twelve months’ cash flow.

(2)	The increase in Net Operating Income from TTM to Underwritten is due to the market rent resets for vacant units as described in “The Property” section above.

(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Gross Potential Rent is based on the September 10, 2019 rent roll’s annualized rents including Section 8.

The Market. The Parkmerced Property is located in San Francisco, California in the southwest sector of the city, just east of Lake Merced in the Ingleside District. The Parkmerced Property is bounded by 19th Avenue and Junipero Serra Boulevard to the east, Brotherhood Way to the south, Lake Merced Boulevard to the west and Holloway Avenue to the north. The Parkmerced Property is located across the street from San Francisco State University, which currently enrolls nearly 30,000 students, and is also adjacent to Lake Merced, Harding Park Golf Club, San Francisco Golf Club and across the lake from the Olympic Golf Course. The Parkmerced Property is centrally located with access to two of the largest employment centers in the Bay Area, downtown San Francisco and Silicon Valley. Transportation is provided via highways I-280 and SR 1 or public transportation, such as MUNI buses, the BART and Caltrain. Google and Apple also provide private company shuttle services to Parkmerced residents via the 19th Avenue and Winston Drive shuttle stop. The overall San Francisco Bay area continues to record employment growth higher than the region and the nation, with an unemployment rate of only 2.5% in 2019. More than 30 Fortune 500 companies are based in San Francisco (second to only New York City), and the Bay Area is home to three of the five most valuable companies in the world by market cap (Apple, Alphabet and Facebook).

The Parkmerced Property is located within the West San Francisco submarket within the San Francisco-Redwood City-South San Francisco market. The submarket contains 19,525 units with a vacancy rate of 1.5%, lower than the overall market vacancy rate of 4.0%. Average rent per unit for the submarket is $2,943 with effective rents per unit of $2,798. Over the past five years, the submarket has experienced no multifamily construction, resulting in greater demand than supply.

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No. 1 – Parkmerced

See below for a chart of comparable rentals and comparable sales for the Parkmerced Property:

Comparable Rentals(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Average Asking Rent (Studio)(2)	Average Asking Rent (1 Bed)(2)	Average Asking Rent (2 Beds)(2)	Average Asking Rent (3 Beds)(2)
Parkmerced	3,165	955	1944-1951 / 2009	94.2%	$2,405	$2,880	$3,896	$4,929
Westlake Village Apartments	2,910	622	1968	100.0%	$1,883	$2,213	$2,800	$4,233
Lakewood Apartments	722	820	1973	97.0%	$2,203	$2,514	$3,612	NAP
Avalon Sunset Towers	243	847	1961	97.0%	$3,156	$3,638	$4,777	NAP
The Fillmore Center	1,114	1,346	1983	94.0%	$2,471	$2,944	$3,509	$5,355
South City Station Apartments	360	1,111	2007	95.0%	$2,440	$3,250	$3,772	NAP
Pacific Place Apartments	71	1,985	2010	96.0%	NAP	$3,128	$3,545	$4,148
Avalon Ocean Avenue	173	931	2012	97.0%	$3,191	$3,503	$4,519	NAP
Average(3)	799	1,095	1988	96.6%	$2,557	$3,027	$3,791	$4,579

(1)	Source: Appraisal, with the exception of Average Asking Rent and Occupancy figures for Parkmerced which are based on the underwritten rent roll dated September 10, 2019.

(2)

Average Asking Rent figures for the Parkmerced Property reflect the average of the respective average market rent figures as provided in the underwritten rent roll weighted based on occupied collateral units.

(3)	Calculated excluding the Parkmerced Property.

	Comparable Sales(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Sale Date	Sale Price	$/Unit	Adjusted $/Unit	Cap Rate
Blu Harbor Apartments	402	989	2017 / NAP	97.0%	July 2019	$326,000,000	$810,945	$648,756	3.95%
Lex Apartments	387	876	2017 / NAP	98.0%	June 2019	$180,500,000	$466,408	$447,519	4.50%
Jasper	320	1,077	2015 / NAP	97.0%	May 2019	$306,500,000	$957,813	$435,326	3.75%
Domain Apartments	444	1,032	2013 / NAP	97.0%	May 2019	$255,500,000	$575,450	$523,084	4.70%
Sofi Riverview Park	271	811	2015 / NAP	100.0%	April 2019	$132,250,000	$488,007	$492,887	N/A
888 San Mateo	160	850	2014 / NAP	96.0%	November 2018	$104,850,000	$655,313	$668,419	4.39%
Average	331	939		97.5%		$217,600,000	$658,989	$535,999	4.26%

(1)	Source: Appraisal

The Borrower. The borrowing entity for the loan is Parkmerced Owner LLC, a Delaware limited liability company and special purpose entity with at least two independent directors. Legal counsel for the Parkmerced Whole Loan delivered a non-consolidation opinion in connection with the Parkmerced Whole Loan. The non-recourse carveout guarantor for the Parkmerced Whole Loan is Robert A. Rosania. The guarantor is required to maintain a minimum net worth of $175.0 million and minimum liquidity of $25.0 million throughout the term of the Parkmerced Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Parkmerced Whole Loan is Robert A. Rosania. In 2012, Robert A. Rosania founded Maximus Real Estate Partners (“Maximus”), a privately-held real estate firm based in San Francisco with over 130 employees. Maximus concentrates on the acquisition, development and management of multifamily assets throughout the San Francisco Bay area. Over the past seven years, Maximus has acquired ownership interests in over 5,000 multifamily units with an estimated value of approximately $5.0 billion and has an additional 9,000 units in the development pipeline. Maximus principals Robert A. Rosania and Seth Mallen have been involved with the Parkmerced Property since 2005 when it was first acquired by Steller Management Inc. and Rockpoint Group, L.L.C. Prior to forming Maximus, Robert A. Rosania was the chief executive officer of Steller Management Inc., with Seth Mallen overseeing the company’s properties outside of New York (including the Parkmerced Property). A third principal at Maximus, Matthew Myzak, is responsible for spearheading investments and acquisitions and has been involved in approximately $3.0 billion of acquisitions and recapitalizations since he joined the firm in 2014. Upon the death or mental incapacity of Robert A. Rosania, Seth Mallen will become the non-recourse guarantor of the Parkmerced Whole Loan and upon the death or mental incapacity of both Robert A. Rosania and Seth Mallen, Matthew Myzak will become the non-recourse guarantor of the

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No. 1 – Parkmerced

Parkmerced Whole Loan, in each case subject to the satisfaction of certain conditions set forth in the Parkmerced Whole Loan documents.

Property Management. The Parkmerced Property is managed by Maximus Real Estate Partners Ltd, a Delaware corporation and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited in escrow (i) $795,083 for real estate taxes and (ii) $108,207 for required repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $795,083.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $65,938 for replacement reserves.

Lockbox / Cash Management. The Parkmerced Whole Loan is structured with a soft lockbox and springing cash management. The borrower is required to direct each non-residential tenant at the Parkmerced Property to transmit its rents directly into the lockbox account. All rents and other amounts received by the borrower or property manager attributable to the Parkmerced Property (except any rents attributable to the Release Property (as defined below)) will be required to be deposited into the lockbox account within two business days of receipt. Absent a Cash Trap Period, funds deposited into the lockbox account will be swept on a daily basis to an account designated by the borrower and to the extent a Cash Trap Period exists, into the cash management account. During a Cash Trap Period, funds will be swept to the payment of, among other things, taxes and insurance, fees due under the cash management agreement, the monthly debt service payment, capital expenditure reserves, operating expenses and other conditions set forth in the Parkmerced Whole Loan documents.

During the continuance of a Cash Trap Period, all excess cash amounts remaining after taking into account all required reserve deposits will be swept and held by the lender in a reserve as additional collateral for the Parkmerced Whole Loan. So long as no event of default has occurred and is continuing, amounts on deposit in the excess cash amounts may be disbursed for shortfalls in reserve deposits for approved capital expenses and for payment of other approved capital expenses and approved operating expenses at the Parkmerced Property as set forth in the Parkmerced Whole Loan documents.

A “Cash Trap Period” will commence following the occurrence of (i) an event of default, (ii) the failure by the borrower to maintain a DSCR of at least 1.05x for two consecutive calendar quarters or (iii) an event of default under the Parkmerced Mezzanine Loan, and will end when (A) the debt under the Parkmerced Whole Loan has been repaid in full or (B) in the case of a Cash Trap Period triggered by an event described in subclause (i) above only, (a) the applicable event of default has been cured and (b) no event that would trigger another Cash Trap Period has occurred, (C) in the case of a Cash Trap Period triggered by an event described in subclause (ii) above only, (x) for two consecutive calendar quarters since the commencement of the existing Cash Trap Period, the DSCR is at least equal to 1.05x, (y) no event of default has occurred and (z) no event that would trigger another Cash Trap Period has occurred, or (D) in the case of a Cash Trap Period triggered by an event described in subclause (iii) above only, (x) the lender has received a notice from the mezzanine lender that the event of default under the Parkmerced Mezzanine Loan has been cured or waived and (y) no event that would trigger another Cash Trap Period has occurred.

Subordinate and Mezzanine Debt. The Parkmerced Whole Loan includes 10 senior pari passu notes with an aggregate original principal balance of $547.0 million, two senior subordinate notes with an aggregate original principal balance of $708.0 million and two junior subordinate notes with an aggregate original principal balance of $245.0 million. The Parkmerced Whole Loan accrues interest at a rate of (i) 2.72457% for the A Notes, (ii) approximately 3.187777232% for the B Notes and (iii) approximately 4.602892857% for the C Notes and accrues on a 30/360 basis. The underwritten debt service coverage ratio and underwritten debt yield on the Parkmerced Whole Loan (including the related subordinate companion loans) are 1.22x and 4.0%, respectively. The sole member of the borrower obtained a $275.0 million interest-only mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan”). The mezzanine loan interest rate is 10.00000% for a five-year term with the option to extend for an additional five years at an interest rate of 12.00000% and accrues on an Actual/360 basis. The underwritten net cash flow debt service coverage ratio and

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No. 1 – Parkmerced

underwritten net operating income debt yield of the Parkmerced Mezzanine Loan collectively with the Parkmerced Whole Loan are 0.78x and 3.4%, respectively. However, all excess cash distributed by the borrower to the mezzanine borrower is required to be applied to the payment of accrued and unpaid interest on the Parkmerced Mezzanine Loan, and the mezzanine borrower will not be in default under the Parkmerced Mezzanine Loan due to the insufficiency of available cash to pay accrued and unpaid interest in full; provided that any unpaid interest under the mezzanine loan will accrue and be compounded annually.  If the mezzanine borrower extends the Parkmerced Mezzanine Loan for an additional five-year term, any modifications to or refinancing of the Parkmerced Whole Loan will be subject to certain financial restrictions described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness“ in the Preliminary Prospectus. The relative rights and obligations of the holders of the A Notes, the B Notes and the C Notes are governed by the terms of a co-lender agreement. The lender and the mezzanine lender are also governed by an intercreditor agreement that provides for the subordination of the Parkmerced Mezzanine Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Parkmerced Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Partial Release. In conjunction with the origination of the Parkmerced Whole Loan, the borrower transferred fee title to the legally subdivided non-collateral Phase 1A, Phase 1B and a portion of Phase 1C development parcels of the Parkmerced Property to affiliates of the borrower. The remaining Phase 1 development parcels, comprising the remaining portion of Phase 1C and Phase 1D (collectively, the “Release Property”), will be included in the collateral for the Parkmerced Whole Loan until such time that certain conditions set forth in the Parkmerced Whole Loan documents are satisfied, including, among other things, that the Release Property is legally subdivided from the other collateral and the borrower is permitted to transfer the Release Property to affiliates of the borrower. There is no release price payable in connection with the release of the Release Property from the collateral, and the Release Property was not included in the appraised value for the Parkmerced Property.

Ground Lease. None.

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No. 2 – 650 Madison Avenue

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No. 2 – 650 Madison Avenue

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No. 2 – 650 Madison Avenue

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No. 2 – 650 Madison Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type – Subtype:	Mixed Use – Office/Retail
Original Principal Balance(1):	$60,000,000	Net Rentable Area (SF):	600,415
Cut-off Date Principal Balance(1):	$60,000,000	Location:	New York, NY
% of IPB:	6.6%	Year Built / Renovated:	1957, 1987 / 2015
Loan Purpose:	Refinance	Occupancy:	97.4%
Borrower:	650 Madison Owner LLC	Occupancy Date:	10/1/2019
Borrower Sponsors:	Vornado Realty L.P. and OPG Investment Holdings (US), LLC	4th Most Recent NOI (As of):	$42,701,194 (12/31/2016)
Interest Rate:	3.48600%	3rd Most Recent NOI (As of):	$46,541,346 (12/31/2017)
Note Date:	11/26/2019	2nd Most Recent NOI (As of):	$48,557,496 (12/31/2018)
Maturity Date:	12/8/2029	Most Recent NOI (As of):	$50,961,537 (TTM 9/30/2019)
Interest-only Period:	120 months	UW Economic Occupancy:	96.3%
Original Term:	120 months	UW Revenues:	$87,327,989
Original Amortization Term:	None	UW Expenses:	$28,901,495
Amortization Type:	Interest Only	UW NOI:	$58,426,495
Call Protection(2):	L(26),Def(87),O(7)	UW NCF:	$56,776,391
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(4):	$1,210,000,000 / $2,015
Additional Debt(1):	Yes	Appraisal Date:	10/31/2019
Additional Debt Balance(1):	$526,800,000 / $213,200,000
Additional Debt Type(1):	Pari Passu / B-Notes

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$977	$1,332
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$977	$1,332
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(4):	48.5%	66.1%
TI/LC:	$0	Springing	N/A	Maturity Date LTV(4):	48.5%	66.1%
Outstanding TI/LC:	$3,197,699	$0	N/A	UW NCF DSCR:	2.74x	2.01x
Free Rent:	$6,378,315	$0	N/A	UW NOI Debt Yield:	10.0%	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$586,800,000	70.7%	Payoff Existing Debt	$800,000,000	96.4%
Junior Loan(1)	213,200,000	25.7	Defeasance Costs	14,157,786	1.7
Existing Debt Reserve Accounts	20,051,781	2.4	Upfront Reserves	9,576,014	1.2
Borrower Sponsor Equity	9,510,787	1.1	Closing Costs	5,828,767	0.7
Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%

(1)

The 650 Madison Avenue mortgage loan is part of a whole loan evidenced by (i) 21 senior pari passu notes with an aggregate original principal balance of $586.8 million and (ii) four subordinate B-notes with an aggregate original principal balance of $213.2 million. The financial information presented in the chart above reflects the Cut-off Date balance of the 650 Madison Avenue Senior Loan (as defined below) unless otherwise specified.

(2)

Defeasance of the 650 Madison Avenue Whole Loan (as defined below) is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the 650 Madison Avenue Whole Loan to be securitized or (ii) November 26, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)

The appraised value is based on the hypothetical “as-is” appraised value of $1,210,000,000 ($2,015 per square foot), which assumes all outstanding free rent and tenant improvements are funded in upfront reserve accounts by the borrower on the origination date. The “as-is” appraised value is $1,200,000,000 ($1,999 per square foot) and results in Cut-off Date LTV and Maturity Date LTV of 48.9% on the 650 Madison Avenue Senior Loan and a Cut-off Date LTV and Maturity Date LTV of 66.7% on the 650 Madison Avenue Whole Loan.

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No. 2 – 650 Madison Avenue

The Loan. The 650 Madison Avenue mortgage loan is part of a whole loan evidenced by (i) 21 senior pari passu promissory notes with an aggregate original principal balance of $586,800,000 (the “650 Madison Avenue Senior Loan”) and (ii) four B-notes with an aggregate original principal balance of $213,200,000, which are subordinate to the 650 Madison Avenue Senior Loan (the “650 Madison Avenue B-Notes,” and together with the 650 Madison Avenue Senior Loan, the “650 Madison Avenue Whole Loan”). The 650 Madison Avenue Whole Loan was co-originated by Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Goldman Sachs Bank USA and BMO Harris Bank N.A. The 650 Madison Avenue Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in a 600,415 square-foot Class A office and retail property located at 650 Madison Avenue in New York City (the “650 Madison Avenue Property”). Promissory Note A-3-1, with an original principal balance of $60,000,000 will be included in the BBCMS 2020-C6 securitization trust. The 650 Madison Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MAD 2019-650M securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The 650 Madison Avenue Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-1	$50,000,000	CGCMT 2019-C7	No(1)
Notes A-2-1, A-1-3	$50,000,000	GSMS 2020-GC45(2)	No
Notes A-1-4, A-1-6	$137,900,000	Citi Real Estate Funding Inc.	No
Note A-1-5	$45,000,000	Benchmark 2020-B16(3)	No
Note A-1-2-1	$40,000,000	Cantor Commercial Real Estate Lending L.P.	No
Note A-2-2	$50,000,000	Goldman Sachs Mortgage Company	No
Note A-2-3	$20,000,000	Goldman Sachs Mortgage Company	No
Note A-2-4	$20,000,000	Goldman Sachs Mortgage Company	No
Note A-2-5	$10,000,000	Goldman Sachs Mortgage Company	No
Note A-2-6	$6,450,000	Goldman Sachs Mortgage Company	No
Note A-2-7	$5,000,000	Goldman Sachs Mortgage Company	No
Note A-2-8	$5,000,000	Goldman Sachs Mortgage Company	No
Note A-3-1	$60,000,000	BBCMS 2020-C6	No
Note A-3-2	$46,450,000	An affiliate of Barclays	No
Note A-3-3	$40,000,000	An affiliate of Barclays	No
Notes A-4, A-5, A-6, A-7	$1,000,000	MAD 2019-650M	No
Notes B-1, B-2, B-3, B-4	$213,200,000	MAD 2019-650M	Yes(1)
Total	$800,000,000

(1)

The initial controlling note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be note A-1-1. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” in the Preliminary Prospectus.

(2)	The GSMS 2020-GC45 trust is expected to close on January 30, 2020.

(3)	The Benchmark 2020-B16 trust is expected to close on February 12, 2020.

The Property. The 650 Madison Avenue Property is a 27-story, 600,415 square feet Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 564,255 square feet of Class A office space and 36,160 square feet of ground floor retail space, which is inclusive of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation that added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on net rentable area (“NRA”)) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”)) and luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). Each of the top three tenants by UW rent (see “Top Tenant Summary” below) are investment grade rated and account for 64.6% of NRA and 56.1% of UW rent.

Office (94.5% of Occupied NRA; 72.0% of UW Rent)

The 564,255 square feet of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of UW rent (inclusive of storage rent derived from office tenants). 358,491 square feet of the office space (65.9% of Class A office NRA) at the 650 Madison Avenue Property is leased to two investment

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No. 2 – 650 Madison Avenue

grade-rated office tenants (Ralph Lauren and MSKCC). The largest office tenant at the 650 Madison Avenue Property, Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s NRA and accounts for 32.5% of UW rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets and distributes apparel, accessories, fragrances and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

The second largest office tenant at the 650 Madison Avenue Property, MSKCC (rated AA/Aa3/AA- by Moody’s/Fitch/S&P), occupies 16.8% of the 650 Madison Avenue Property’s NRA and accounts for 12.3% of UW rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 square feet medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street side of the 650 Madison Avenue Property and uses the space for medical purposes. MSKCC is a cancer treatment and research institution in New York City and was founded in 1884 as the New York Cancer Hospital. MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

Retail (5.5% of Occupied NRA; 28.0% of UW Rent)

The 36,160 square feet of ground floor retail space at the 650 Madison Avenue Property is currently 88.4% occupied by five tenants that collectively contribute 28.0% of UW rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on UW gross rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

The largest retail tenant by UW rent, Celine, is a wholly owned subsidiary of LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of NRA and accounts for 11.3% of UW rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. Celine owns approximately 140 stores worldwide and is distributed through a network including department stores such as Saks Fifth Avenue (New York), Harrods (London) and Galeries Lafayette (Paris).The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

Environmental. According to a Phase I environmental assessment dated October 29, 2019, there was no evidence of any recognized environmental conditions at the 650 Madison Avenue Property.

Historical and Current Occupancy
2015(1)	2016	2017	2018	Current(2)
89.8%	94.3%	92.6%	92.2%	97.4%

(1)

2015 occupancy was mainly attributable to Crate & Barrel vacating 61,351 square feet of ground level retail and second floor office space. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s, in the second floor office space.

(2)	Current Occupancy reflects in-place leases as of October 1, 2019 based on the underwritten rent roll.

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No. 2 – 650 Madison Avenue

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Rent PSF(3)	UW Rent(3)	% of Total UW Rent	Lease Expiration Date
Ralph Lauren	A2/NR/A-	277,016	46.1%	$89.41	$24,767,403	32.5%	12/31/2024
MSKCC(4)	Aa3/AA-/AA	100,700	16.8	$92.97	9,362,079	12.3	7/31/2023
Willett Advisors LLC	NR/NR/NR	25,732	4.3	$155.00	3,988,460	5.2	12/31/2024
Sotheby’s	B3/NR/B+	37,772	6.3	$91.60	3,459,915	4.5	11/30/2035
BC Partners Inc.	NR/NR/NR	19,380	3.2	$118.58	2,298,086	3.0	1/31/2027
Top Five Office Tenants / Wtd. Avg.		460,600	76.7%	$95.26	$43,875,943	57.6%

Other Office Tenants / Wtd. Avg.(5)		92,080	15.3%	$119.00	$10,957,911	14.4%

Office Tenants Subtotal / Wtd. Avg.(5)		552,680	92.0%	$99.21	$54,833,855	72.0%
Celine	A1/NR/A+	10,223	1.7%	$841.24	$8,600,017	11.3%	2/28/2029
Moncler	NR/NR/NR	8,985	1.5	667.78	6,000,000	7.9	8/31/2026
Tod’s	NR/NR/NR	7,867	1.3	680.90	5,356,615	7.0	10/13/2023
B.A.P.E.(6)	NR/NR/NR	3,705	0.6	298.52	1,106,000	1.5	7/31/2030
Domenico Vacca(6)	NR/NR/NR	1,202	0.2	239.60	288,000	0.4	3/30/2030
Retail Subtotal		31,982	5.3%	$667.58	$21,350,632	28.0%

Vacant(7)		15,753	2.6%

Grand Total / Wtd. Avg.		600,415	100.0%	$130.31	$76,184,487	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2019. Certain office tenants and retail tenants have storage/miscellaneous square feet included in their respective space.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)

UW Rent includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term. UW Rent excludes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 square feet).

(4)

MSKCC has a one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020 or not later than June 30, 2022, (b) the termination date is at least 18 months after the termination notice is received by the landlord, and (c) MSKCC has paid to the landlord the termination payment simultaneously with the giving of such termination notice.

(5)	Net Rentable Area (SF) includes a 1,196 square-foot property management office with no attributable UW Rent.

(6)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their respective spaces and are expected to take occupancy in early 2020.

(7)	Vacant Net Rentable Area (SF) includes 11,575 square feet of office space and 4,178 square feet of retail space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring(2)	% of UW Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring	Cumulative % of UW Rent Expiring
Vacant(3)	NAP	16,949	2.8%	NAP	NAP	16,949	2.8%	NAP	NAP
2020	2	20,317	3.4	$2,479,060	3.3%	37,266	6.2%	$2,479,060	3.3%
2021	2	12,888	2.1	1,538,559	2.0	50,154	8.4%	$4,017,619	5.3%
2022	1	3,218	0.5	353,980	0.5	53,372	8.9%	$4,371,599	5.7%
2023	4	114,905	19.1	15,320,804	20.1	168,277	28.0%	$19,692,403	25.8%
2024	10	313,250	52.2	30,121,123	39.5	481,527	80.2%	$49,813,526	65.4%
2025	1	6,341	1.1	729,215	1.0	487,868	81.3%	$50,542,741	66.3%
2026	2	16,755	2.8	6,971,250	9.1	504,623	84.0%	$57,513,991	75.5%
2027	4	30,029	5.0	3,866,158	5.1	534,652	89.0%	$61,380,150	80.6%
2028	1	0	0.0	10,080	0.0	534,652	89.0%	$61,390,230	80.6%
2029	1	10,223	1.7	8,600,017	11.3	544,875	90.7%	$69,990,246	91.9%
2030	4	17,768	3.0	2,744,405	3.6	562,643	93.7%	$72,734,652	95.5%
2031 & Beyond	1	37,772	6.3	3,459,915	4.5	600,415	100.0%	$76,194,567	100.0%
Total	33	600,415	100.0%	$76,194,567	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	UW Rent Expiring includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.

(3)	Vacant includes 1,196 square foot property management office.

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Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM 9/30/2019(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56	82.8%
Rent Steps(3)	0	0	0	0	1,406,588	2.34	1.6
Vacant Income	0	0	0	0	3,327,410	5.54	3.7
Gross Potential Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$79,521,977	$132.45	88.1%
Total Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	17.92	11.9
Net Rental Income	$67,042,484	$73,052,166	$74,720,440	$77,851,117	$90,283,992	$150.37	100.0%
Other Income	222,390	265,643	319,055	362,098	371,407	0.62	0.4
(Vacancy/Credit Loss)	(86,339)	(829,105)	0	75,003	(3,327,410)	(5.54)	(3.7)
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45	96.7%

Total Expenses	$24,477,341	$25,947,358	$26,481,999	$27,326,681	$28,901,495	$48.14	33.1%

Net Operating Income	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31	66.9%

Total TI/LC, Capex/RR	0	0	0	0	1,650,104	2.75	1.9

Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56	65.0%
(1)	The increase in Rents in Place from TTM 9/30/2019 to Underwritten is primarily attributable to the signing of six new leases since December 2018.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rent Steps includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.

The Market. The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by square feet in the country and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million square feet of office space, direct asking rents of $99.29 per square foot and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million square feet of office space and direct asking rents of $102.23 per square foot. The 650 Madison Avenue Property’s weighted average office UW rent per square foot equals $99.21.

The appraiser concluded blended market rents of $108.87 per square foot and $986.96 per square foot for the office and ground level retail space, respectively. Based on the appraisal’s market rents, the 650 Madison Avenue Property’s in place rent is approximately 8.0% below market rent.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent PSF	Tenant Category	Rent PSF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

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The following table presents office rental data with respect to comparable office properties of the 650 Madison Avenue Property as identified in the appraisal:

Comparable Office Rental Summary(1)
New York City Address	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
650 Madison Avenue	1957, 1987	552,680(3)	Various	Various	$99.21(3)	Various	Various	Gross
12 East 49th Street	1967	899,000	Echo Street Capital	16,200	$128.15	Sep-2019	10	Gross
535 Madison Avenue	1981	444,293	AGL Credit Management	9,493	$123.12	Sep-2019	5	Gross
320 Park Avenue	1994	656,436	Windrose Health Investors	8,714	$92.72	Aug-2019	10	Gross
65 East 55th Street	1986	528,552	Addition Financial	14,901	$177.11	Aug-2019	12	Gross
660 Madison Avenue	1958	475,893	Trevi Health Capital	8,320	$119.92	Jul-2019	8	Gross
450 Park Avenue	1972	247,242	Nitorum Capital	10,338	$93.58	May-2019	10	Gross
65 East 55th Street	1986	528,552	Clear	10,185	$115.00	May-2019	11	Gross
499 Park Avenue	1980	265,000	Cornell Capital	11,606	$109.50	Apr-2019	6	Gross
510 Madison Avenue	2009	350,000	Stone Ridge Asset Management	5,575	$148.75	Apr-2019	5	Gross
450 Park Avenue	1972	247,242	Jones Day	10,338	$107.20	Mar-2019	10	Gross

(1)	Source: Appraisal.

(2)	Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll for occupied office tenants.

The following table presents retail rental data with respect to comparable retail properties of the 650 Madison Avenue Property as identified in the appraisal:

Comparable Retail Rental Summary(1)
New York City Address	Tenant	Lease Size (SF)	Grade Floor Rent PSF(2)	Average Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
650 Madison Avenue	Various	Various	$923.11	$667.58(3)	Various	Various	Gross
645 Madison Avenue	Byredo	1,192	$1,154.39	NAP	Sep-2019	10	Gross
680 Madison Avenue	Missoni	4,125	$1,052.62	$890.07	Apr-2019	15	Gross
432 Park Avenue	Amaffi	4,000	$429,96	NAP	Mar-2019	10	Gross
680 Madison Avenue	Sergio Rossi	1,200	$1,150.49	$874.50	Jan-2019	10	Gross
706 Madison Avenue	Hermes	34,688	$1,409.78	$375.44	Jan-2019	20	Gross
57 East 57th Street	Zilli	2,500	$550.80	NAP	Nov-2018	10	Gross
620 Madison Avenue	Balenciaga	7,600	$852.53	$655.34	Jul-2018	15	Gross
655 Madison Avenue	Schutz	1,656	$1,309.16	$945.03	Jul-2018	10	Gross
611 Madison Avenue	Deciem	400	$1,160.44	NAP	Jan-2018	10	Gross
680 Madison Avenue	Ralph & Russo	5,950	$1,136.27	$545.97	Jan-2018	15	Gross

(1)	Source: Appraisal.

(2)	Grade Floor Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll for retail tenants.

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No. 2 – 650 Madison Avenue

The Borrower. The borrowing entity for the 650 Madison Avenue Whole Loan is 650 Madison Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 Madison Avenue Whole Loan. The non-recourse carveout guarantors are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford”). Vornado and Oxford are liable on a several basis, 50% to Vornado and 50% to Oxford, subject to, with respect to each guarantor, an $80,000,000 cap on the full recourse carve-outs relating to bankruptcy and substantive consolidation and a $400,000,000 cap on all other guaranteed obligations.

The Borrower Sponsors. The borrower sponsors of the 650 Madison Avenue Whole Loan are Vornado and Oxford. Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types, primarily located in New York City, aggregating over 37.1 million square feet. Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System, one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 square-foot office tower with retail space, which includes the Cartier Mansion, Versace townhouse, Furla and Armani Exchange), and with the related companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors, such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

Property Management. The 650 Madison Avenue Whole Loan is managed by 650 Madison Office Manager LLC with respect to the office space and 650 Madison Retail Manager LLC with respect to the retail space, each an affiliate of Vornado, pursuant to separate management agreements.

Escrows and Reserves. At origination, the borrower was required to escrow $6,378,315 for free rent and $3,197,699 for outstanding tenant improvements and leasing commissions.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below) or Specified Tenant Trigger Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments for the next ensuing 12 months.

Insurance Escrows – On a monthly basis during a Trigger Period or Specified Tenant Trigger Period, the borrower is required to escrow 1/12th of the annual estimated insurance premiums. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the 650 Madison Avenue Property is insured under a blanket insurance policy in accordance with the 650 Madison Avenue Whole Loan documents.

TI/LC Reserves – On a monthly basis during a Trigger Period, the borrower is required to escrow $125,000 for ongoing TI/LC reserves.

Replacement Reserves – On a monthly basis during a Trigger Period, the borrower is required to escrow 1/12th of $0.25 multiplied by the aggregate number of rentable square feet then contained in the 650 Madison Avenue Property (excluding rentable square footage contained in any Condominium Unit (as defined below) that was previously released from the collateral for the 650 Madison Avenue Whole Loan).

Operating Expense Reserve – On a monthly basis during a Trigger Period or Specified Tenant Trigger Period, the borrower is required to escrow an amount sufficient to pay monthly operating expenses for the month immediately preceding the month in which such payment date occurs in accordance with the approved annual budget.

Lockbox / Cash Management. The 650 Madison Avenue Whole Loan documents require a hard lockbox with springing cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. During the continuance of a Trigger Period or a Specified Tenant Trigger Period, funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, and other accounts as required by the 650 Madison Avenue Whole Loan documents. Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the 650 Madison Avenue Whole Loan documents. If a Trigger Period is continuing, excess cash in the deposit account will be transferred to an account held by the lender as additional collateral for the 650 Madison Avenue Whole Loan.

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A “Trigger Period” means a period (A) commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters or (ii) an event of default , and (B) terminating upon (x) with respect to clause (i) above, the debt yield being equal or greater than 6.00% for two consecutive quarters or the delivery by borrower to lender of cash collateral or a letter of credit in order to achieve such debt yield or (y) with respect to clause (ii) above, the event of default has been cured.

A “Specified Tenant Trigger Period” means a period commencing upon the earliest of: (i) any bankruptcy of Ralph Lauren (together with any single tenant replacing Ralph Lauren and paying no less than 30% of the total gross rent payable at the 650 Madison Avenue Property (a “Specified Tenant”), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade rated tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then current applicable lease expiration and the renewal notice period required under the applicable lease, and ending upon the occurrence of an applicable Specified Tenant Trigger Period Cure.

For the avoidance of doubt, the existence of a Specified Tenant Trigger Period will not, by itself, cause a Trigger Period.

Upon a Specified Tenant Trigger Period and prior to a Specified Tenant Trigger Period Cure (as defined below), a Specified Tenant reserve will be funded monthly until lender has swept up to $80.00 per square foot for the vacating Specified Tenant space into the Specified Tenant reserve. Funds in the Specified Tenant reserve will be released to the borrower upon the occurrence of an applicable Specified Tenant Trigger Period Cure.

A “Specified Tenant Trigger Period Cure“ means as applicable, (a) the Specified Tenant affirming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order, (b) the lender’s receipt of reasonably satisfactory evidence that, among other things, the applicable vacant or dark space referred to in clause (iv) of the definition of “Specified Tenant Trigger Period” is leased, open for business and the applicable tenant is paying full unabated rent, (c) the lender’s receipt of evidence reasonably satisfactory that the default under the Specified Tenant’s lease has been cured, (d) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the Specified Tenant’s lease and reaffirmation that the Specified Tenant’s lease is in full force and effect and/or (e) the lender receives reasonably satisfactory evidence that (i) that Specified Tenant has renewed its lease prior to its then applicable lease expiration or (ii) the Specified Tenant’s space is leased for a minimum term of five years, the replacement tenant has taken actual physical possession of the Specified Tenant’s space and the replacement tenant is paying full unabated rent. A Specified Tenant Trigger Period Cure will also be deemed to have occurred if the debt yield is equal to or greater than 7.5% (excluding gross revenue from any Specified Tenant who is then subject to a Specified Tenant Trigger Period, but including revenue on a pro forma basis from any new lease with respect to all or any portion of the space demised to such Specified Tenant that was entered into in accordance with the terms of the 650 Madison Avenue Whole Loan documents).

Subordinate and Mezzanine Debt. The 650 Madison Avenue B-Notes, which have an aggregate original principal balance of $213,200,000, are subordinate to the 650 Madison Avenue Senior Loan and accrue interest at a rate of 3.48600% per annum. The 650 Madison Avenue B-Notes are coterminous with the 650 Madison Avenue Senior Loan. The holders of the 650 Madison Avenue B-Notes have entered into a co-lender agreement that sets forth the allocation of collections on the 650 Madison Avenue Whole Loan. Based on the 650 Madison Avenue Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 66.1%, 2.01x and 7.3%, respectively.

Condominium Conversion. The borrower has the right to convert the entire 650 Madison Avenue Property to a commercial condominium form of ownership (a “Condominium Conversion”), provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, and each, a “Condominium Unit”) identified in the 650 Madison Avenue Whole Loan documents, (ii) no event of default is continuing, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively, the “Condominium Documents”) will be in the respective forms indicated in the 650 Madison Avenue Whole Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but

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not limited to, an amendment to the mortgage and amendments and reaffirmations to the terms and conditions of the 650 Madison Avenue Whole Loan documents reasonably required by the lender, (v) the borrower delivers a REMIC opinion and (vi) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the 650 Madison Avenue Whole Loan documents, provided (A) such transferee borrowers must be either (I) controlled by an eligible qualified owner in accordance with the 650 Madison Avenue Whole Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the 650 Madison Avenue Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the 650 Madison Avenue Whole Loan assumption and the related legal opinions.

Partial Release. Provided no event of default is continuing and a Condominium Conversion has occurred, the borrower has the right at any time after the earlier of (a) November 26, 2022 and (b) the date that is two years after the closing date of the securitization that includes the last note comprising the 650 Madison Avenue Whole Loan to be securitized, to obtain the release of one or more Condominium Units solely in connection with a partial defeasance, subject to the satisfaction of certain conditions including, without limitation, (i) the defeasance of a portion of the 650 Madison Avenue Whole Loan in an amount that is equal to or greater than 125% of an allocated loan amount for the applicable Condominium Unit determined by dividing the 650 Madison Avenue Whole Loan among the various condominium units pro rata according to their respective appraised values based upon an appraisal of the 650 Madison Avenue Property at the time of the release, provided that (x) the debt yield with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance must, in the aggregate, be equal to or greater than 7.3% and (y) the loan-to-value ratio with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance must be equal to or less than 67.0%, in each case unless approved by the lender in its reasonable discretion, (ii) after giving effect to the partial defeasance, the debt yield for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the 650 Madison Avenue Property that continues to be subject to the liens of the 650 Madison Avenue Whole Loan documents after the contemplated defeasance and to exclude the interest expense on the aggregate amount defeased, being no less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release and (b) 9.125%, and (iii) at the lender’s request, delivery of a rating agency confirmation.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SGFC	Single Asset / Portfolio:	Single Asset
		Title:	Fee/Leasehold
		Property Type - Subtype:	Retail – Super Regional Mall
Original Principal Balance(2):	$60,000,000	Net Rentable Area (SF):	811,797
Cut-off Date Principal Balance(2):	$60,000,000	Location:	Brooklyn, NY
% of IPB:	6.6%	Year Built / Renovated:	1969 / 2018
Loan Purpose:	Refinance	Occupancy(6):	96.7%
Borrowers:	Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC	Occupancy Date:	10/31/2019
Borrower Sponsor:	The Macerich Partnership, L.P.	4th Most Recent NOI (As of):	$42,598,711 (12/31/2016)
Interest Rate:	3.35880%	3rd Most Recent NOI (As of):	$39,436,748 (12/31/2017)
Note Date:	12/3/2019	2nd Most Recent NOI (As of):	$42,088,187 (12/31/2018)
Maturity Date:	1/1/2030	Most Recent NOI (As of)(7):	$47,457,344 (TTM 9/30/2019)
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$81,045,187
Original Amortization Term:	None	UW Expenses:	$29,004,262
Amortization Type:	Interest Only	UW NOI(7):	$52,040,925
Call Protection(3):	L(25),Grtr1%orYM(90),O(5)	UW NCF:	$50,905,970
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$900,000,000 / $1,109
Additional Debt(2)(4):	Yes	Appraisal Date:	10/17/2019
Additional Debt Balance(2)(4):	$427,000,000; $53,000,000
Additional Debt Type(2)(4):	Pari Passu; Mezzanine

Escrows and Reserves(5)				Financial Information(1)(2)
	Initial	Monthly	Initial Cap		A-Notes	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$600	$665
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$600	$600
Replacement Reserves:	$0	Springing	$348,899	Cut-off Date LTV:	54.1%	60.0%
TI/LC:	$0	Springing	$2,435,391	Maturity Date LTV:	54.1%	54.1%
Other:	$0	Springing	N/A	UW NCF DSCR(8):	3.07x	1.73x
				UW NOI Debt Yield:	10.7%	9.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
A Notes(2)	$487,000,000		90.2%	Loan Payoff	$428,649,060	79.4%
Mezzanine Loan	53,000,000		9.8	Return of Equity	105,237,541	19.5
				Closing Costs	6,113,399	1.1
Total Sources	$540,000,000		100.0%	Total Uses	$540,000,000	100.0%

(1)	The Kings Plaza Whole Loan (as defined below) was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, National Association (“WFB”) and SGFC. The financial information in the chart above reflects the Cut-off Date balance of the Kings Plaza Whole Loan (as defined below).

(2)	The Kings Plaza Loan (as defined below) consists of the non-controlling Note A-2-1 and is part of a whole loan evidenced by 12 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million. For additional information, see “The Loan” below.

(3)	The lockout period will be at least 25 payments beginning with February 1, 2020. The borrowers have the option to prepay the Kings Plaza Whole Loan in full, together with a yield maintenance premium equal to the greater of yield maintenance or 1% of the outstanding principal balance of the Kings Plaza Whole Loan from and after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu Kings Plaza Whole Loan note to be securitized and (ii) February 1, 2023. The actual lockout period may be longer.

(4)	For a full description see “Subordinate and Mezzanine Debt” below.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	Forever 21 Retail, Inc. (“Forever 21”) occupies 22,802 square feet of space at the Kings Plaza Property and currently pays rent but was underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 and has a lease expiring on January 31, 2020. The retailer filed for Chapter 11 bankruptcy in September 2019. The borrower is currently negotiating a three-year renewal with the tenant, which is pending court approval.

(7)	The increase in UW NOI from Most Recent NOI is primarily attributable to (i) increases in rent prior to February 1, 2021, (ii) straight-lined rents for investment grade-rated tenants and (iii) projected increases in power plant revenue as this component of the Kings Plaza Property stabilizes.

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No. 3 – Kings Plaza

(8)	The Kings Plaza Mezzanine Loan (as defined below) is interest only for the first five years of the loan term and then is fully amortizing based on a five-year schedule. Total Debt UW NCF DSCR is based on the first 12 amortizing payments on the amortization schedule for the Kings Plaza Mezzanine Loan.

The Loan. The Kings Plaza loan (the “Kings Plaza Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $487.0 million (the “Kings Plaza Whole Loan”), which is secured by a first mortgage lien on the borrowers’ fee simple and leasehold interests in a 811,797 square-foot super regional mall located in Brooklyn, New York (the “Kings Plaza Property”). The Kings Plaza Whole Loan is comprised of 12 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million. Note A-2-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the BBCMS 2020-C6 securitization trust and constitutes the Kings Plaza Loan. Note A-1-2, with an original principal balance of $50.0 million, is expected to be contributed to the Benchmark 2020-B16 securitization trust. Notes A-3-1 and A-3-4, with an aggregate original principal balance of $75.0 million, are expected to be contributed to the BANK 2020-BNK25 securitization trust. The remaining notes are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the Kings Plaza Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-1	$70,000,000	JPMCB	Yes
A-1-2	$50,000,000	Benchmark 2020-B16(1)	No
A-1-3	$30,000,000	JPMCB	No
A-1-4	$21,108,108	JPMCB	No
A-2-1	$60,000,000	BBCMS 2020-C6	No
A-2-2	$50,000,000	SGFC	No
A-2-3	$35,000,000	SGFC	No
A-2-4	$12,945,946	SGFC	No
A-3-1	$50,000,000	BANK 2020-BNK25(2)	No
A-3-2	$50,000,000	WFB	No
A-3-3	$32,945,946	WFB	No
A-3-4	$25,000,000	BANK 2020-BNK25(2)	No
Total Senior Notes	$487,000,000
(1)	The Benchmark 2020-B16 trust is expected to close on February 12, 2020.

(2)	The BANK 2020-BNK25 trust is expected to close on February 13, 2020.

The Property. The Kings Plaza Property is an 811,797 square foot enclosed, four-story super regional shopping center located in Brooklyn, New York. Built in 1969 and renovated in 2018, the collateral consists of the retail center, a power plant and a 3,739 space parking garage (3.26 spaces per 1,000 square feet). A portion of the collateral including the parking garage ingress/egress, the Marina Building (as defined below) and a portion of the ground under the parking garage is subject to a ground lease as further described under “Ground Lease” below.

The Kings Plaza Property is situated across approximately 21.6 acres of land with frontage along Flatbush Avenue and located at the intersection of Flatbush Avenue and Avenue U. The Kings Plaza Property is the only enclosed super-regional mall in Brooklyn. The collateral is anchored by Macy’s, Lowe’s Home Centers, Primark, JCPenney, Burlington and Best Buy. Additional anchors include Zara, H&M, Old Navy, Victoria’s Secret, ULTA Beauty and Forever 21. Although sales are not reported, per the appraisal, Primark has indicated that it expects its Kings Plaza Property location to generate the highest revenue in the United States, including in excess of its Boston flagship store within the next 12-24 months. Primark does not report sales at the Kings Plaza Property, however, the appraisal estimated Primark sales to be approximately $45-$50 million annually. Macy’s owns 339,000 square feet at the Kings Plaza Property (the “Macy’s Parcel”) but the Macy’s Parcel is not collateral for the Kings Plaza Whole Loan. The Macy’s at the Kings Plaza Property was selected as one of the Macy’s “Growth 100” locations for 2020. As part of the “Growth 100” program, the Macy’s at the Kings Plaza Property will receive an estimated $4 to $5 million to remodel the store in the upcoming years, with anticipated renovations including technology upgrades, dressing room upgrades, new flooring, lighting, painting and even improvements to the exterior of the space leased at the Kings Plaza Property. Forever 21 currently occupies 22,802 square feet at the Kings Plaza Property, has been in occupancy since 2010 and has a lease expiration of January 31, 2020. Forever 21 filed for Chapter 11 bankruptcy in

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September 2019 and is currently negotiating a three-year renewal at the Kings Plaza Property for $900,000 in annual base rent that is currently pending court approval. Forever 21 reported TTM September 2019 sales of approximately $237 per square foot. Forever 21 currently pays rent but was underwritten as vacant.

The Kings Plaza Property was 96.7% leased as of October 31, 2019. For the tenants reporting sales, the Kings Plaza Property generated approximately $351.98 million in gross sales as of the TTM period ending September 2019. The Kings Plaza Property generates approximately 46.8% of its top line revenue from department stores and in-line tenants over 10,000 square feet. Total in-line sales excluding temporary tenants, account for approximately 85.7% of total revenue generated at the Kings Plaza Property. Since the borrower sponsor renovated the Kings Plaza Property, in-line sales have increased from $665 per square foot in 2014 to $753 per square foot as of September 2019. Additionally, in-line occupancy costs have decreased from year end 2014 to September 2019 from 20.6% to 19.0%.

Since acquiring the Kings Plaza Property in 2012, the borrower sponsor has invested approximately $290.3 million ($358 per square foot) in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. Most notable capital projects at the Kings Plaza Property include the $144.7 million redevelopment of the 290,000 square-foot, former four-level Sears box. The borrower sponsor negotiated an early termination with Sears to recapture the space in 2016. At the center of the $144.7 million redevelopment was a four-story glass atrium, a new façade, exterior improvements and a new entry with visual and vertical connections to all four levels. In 2018, the space previously occupied by Sears re-opened with Brooklyn’s first Primark and Zara, a new JCPenney and a new Burlington Coat Factory. Combined, these retailers generate a total gross rent that is approximately 31.2% higher than that of the former Sears. Prior to the Sears re-development, the Kings Plaza Property underwent approximately $22.0 million in renovations throughout 2014 and 2015. These renovations included a refreshed interior, energy efficient LED lighting, new flooring (including both carpet and tile), a new ceiling, wall paint, new signage, the addition of six soft seating areas, free Wi-Fi for guests and security system upgrades.

The Kings Plaza Property operates a stand-alone power plant located on the roof, which provides electricity for the shopping center as well as the surrounding area. In 2019, the borrower sponsor completed a $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison (“ConEd”) grid. This connection allows the Kings Plaza Property to export its surplus electric capacity during peak load demands, which is an additional profit center for the Kings Plaza Property. Tenants at the Kings Plaza Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rates allowing the power plant to generate a profit. The power plant system went live in July 2019 and is expected to generate approximately $1.3 million in participation revenue and generated $1.3 million in operating cost savings through year end 2019. In 2020, expected revenue is approximately $1.8 million and the income stream is expected to reach stabilization in 2021 at approximately $2.1 million in participation revenue.

Environmental. According to a Phase I environmental assessment dated November 22, 2019, there was no evidence of any recognized environmental conditions at the Kings Plaza Property. Nova recommended providing secondary containment for drums containing petroleum products or hazardous substances at the Kings Plaza Property and continued compliance with an existing operations and maintenance plan for asbestos-containing materials. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus for additional information.

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Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA (square feet)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Primary Competition
Gateway Center I & II	2001 / NAP	1,200,000	$450	97.0%	6.4	BJ’s Wholesale Club, Burlington, Home Depot, JCPenney, Shoprite, Target
Queens Center	1973 / 2004	1,172,180	$1,430	99.0%	16.4	JCPenney, Macy’s
Green Acres Mall	1956 / 2016	2,075,000	$615	96.0%	14.3	JCPenney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition
Staten Island Mall	1972 / 2018	1,700,000	NAV	92.0%	19.0	JCPenney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	1956 / 2014	2,330,000	$1,200	97.0%	28.7	Bloomingdale’s, Dick’s Sporting Goods, JCPenney, Macy’s, Neiman Marcus, Nordstrom
(1)	Source: Appraisal.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)(3)
95.2%	96.6%	97.9%	96.7%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of the October 31, 2019 rent roll and includes temporary tenants, which account for 9,065 square feet at the Kings Plaza Property.

(3)	Though currently in occupancy and paying rent, Forever 21 has been underwritten as vacant with no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. Forever 21 and the Kings Plaza Borrowers are currently negotiating a three-year renewal, which is pending court approval.

The following table presents certain information relating to the historical sales at the Kings Plaza Property.

	Historical Sales(1)
	2015	2016	2017	2018	TTM September 2019 Sales	TTM September 2019 Sales PSF	TTM Occupancy Cost %
Lowe’s Home Center	$406	$398	$396	$390	$44,601,794	$391	6.3%
H&M	$587	$601	$544	$459	$11,101,789	$441	19.2%
Victoria Secret’s	$839	$771	$677	$704	$8,479,695	$705	20.5%
Old Navy	$454	$435	$445	$412	$7,352,403	$403	19.6%
JCPenney(2)	NAP	NAP	NAP	NAP	$14,361,075	$159	9.8%
ULTA Beauty(3)	NAP	NAP	NAP	$593	$6,960,000	$637	19.3%
Zara(4)	NAP	NAP	NAP	NAP	$17,275,825	$512	7.3%
Comparable In-Line Sales (<10,000 SF)	$695	$718	$685	$734	$137,113,597	$753	19.0%

(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

(2)	JCPenney’s lease commenced in July 2018.

(3)	ULTA Beauty’s lease commenced in October 2017.

(4)	Zara’s lease commenced in August 2018.

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Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent(3)	Sales PSF	Occ. Costs	Lease Exp. Date
Lowe’s Home Center	Baa1/BBB+/NR	114,000	14.0%	$19.30	$2,200,000	5.6%	$391	6.3%	5/31/2028
Primark(4)	NR/NR/NR	102,805	12.7%	$35.17	$3,615,390	9.2%	NAP	NAP	7/31/2038
JCPenney(5)	Caa3/CCC/CCC+	94,895	11.7%	$7.57	$718,054	1.8%	$159	9.8%	7/31/2038
Burlington	NR/BB+/BB+	55,078	6.8%	$22.25	$1,225,485	3.1%	NAP	NAP	7/31/2028
Best Buy	Baa1/BBB/NR	53,371	6.6%	$52.80	$2,817,989	7.2%	NAP	NAP	1/31/2032
Zara	NR/NR/NR	33,771	4.2%	$34.22	$1,155,688	2.9%	$512	7.3%	7/31/2028
H&M	NR/NR/NR	25,151	3.1%	$88.44	$2,224,409	5.7%	$441	19.2%	1/31/2024
Old Navy	Baa2/BB/NR	18,256	2.2%	$68.94	$1,258,638	3.2%	$403	19.6%	1/31/2025
Victoria’s Secret	NR/NR/NR	12,034	1.5%	$69.60	$837,566	2.1%	$705	20.5%	1/31/2023
ULTA Beauty	NR/NR/NR	10,924	1.3%	$82.50	$901,230	2.3%	$637	19.3%	10/31/2027
Top Ten Tenants		520,285	64.1%	$32.59	$16,954,448	43.3%

Non Top Ten Tenants		255,766	31.5%	$86.95	$22,239,665	56.7%

Occupied Collateral Total(6)		776,051	95.6%	$50.50	$39,194,113	100.0%

Vacant Space(7)(8)		35,746	4.4%

Collateral Total		811,797	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF, Base Rent and % of Total U/W Base Rent reflect the following: (a) in-place leases based on the October 2019 rent roll; (b) contractual rent steps of $1,139,421 through February 1, 2021; and (c) straight-lined rental income of $735,235 for investment grade related tenants including (a) Best Buy, (b) Old Navy, (c) Michael Kors, (d) Chase, (e) Vans, (f) Verizon Wireless, (g) Haagen-Dazs, (h) Starbucks Coffee and (i) Aeropostale.

(4)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp. or a Primark successor and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; provided however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within an approximately 10 mile radius of the Kings Plaza Property or (ii) the tenant or any of its affiliates owns, operates or otherwise becomes financially interested in any other Primark store or any other store branded under the Primark name within an approximately 10 mile radius of the Kings Plaza Property.

(5)	JCPenney is underwritten to percentage rent in lieu per the tenant’s lease. JCPenney percentage rent in lieu of 5.0% is based on T12 September 2019 sales.

(6)	Occupied Collateral Total Includes All Seasons Marine Corp. which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.

(7)	Vacant Space includes Forever 21, which occupies space at the Kings Plaza Property but was underwritten as vacant and has no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 and has a lease expiring on January 31, 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Kings Plaza Borrowers are currently negotiating a three-year renewal with the tenant, which is pending court approval.

(8)	Vacant space includes 9,065 square feet of space associated with temporary or kiosk tenants with no underwritten base rent.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(5)(6)	NAP	35,746	4.4%	NAP	NAP	35,746	4.4%	NAP	NAP
2020 & MTM(7)	12	42,601	5.2	$3,051,598	7.8%	78,347	9.7%	$3,051,598	7.8%
2021	7	21,346	2.6	1,511,585	3.9	99,693	12.3%	$4,563,184	11.6%
2022	14	26,624	3.3	2,485,936	6.3	126,317	15.6%	$7,049,120	18.0%
2023	9	24,161	3.0	2,299,178	5.9	150,478	18.5%	$9,348,298	23.9%
2024	10	43,309	5.3	3,868,632	9.9	193,787	23.9%	$13,216,930	33.7%
2025	9	40,150	4.9	3,153,268	8.0	233,937	28.8%	$16,370,198	41.8%
2026	13	41,603	5.1	3,894,646	9.9	275,540	33.9%	$20,264,843	51.7%
2027	8	29,981	3.7	2,567,137	6.5	305,521	37.6%	$22,831,981	58.3%
2028	10	219,491	27.0	6,129,071	15.6	525,012	64.7%	$28,961,052	73.9%
2029	13	35,714	4.4	3,081,629	7.9	560,726	69.1%	$32,042,681	81.8%
2030	0	0	0.0	0	0.0	560,726	69.1%	$32,042,681	81.8%
2031 & Beyond	3	251,071	30.9	7,151,433	18.2	811,797	100.0%	$39,194,113	100.0%
Total	108	811,797	100.0%	$39,194,113	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Number of Leases Expiring excludes temporary kiosks and storage units located across the Kings Plaza Property.

(4)	UW Base Rent Expiring and % of UW Base Rent Expiring reflect the following: (a) in-place leases based on the October 2019 rent roll; (b) contractual rent steps of $1,139,421 through February 1, 2021 and (c) straight-lined rental income of $735,235 for investment grade related tenants including: (a) Best Buy, (b) Old Navy, (c) Michael Kors, (d) Chase, (e) Vans, (f) Verizon Wireless, (g) Haagen-Dazs, (h) Starbucks Coffee and (i) Aeropostale.

(5)	Vacant space includes 9,065 square feet associated with temporary tenants currently in occupancy across the Kings Plaza Property.

(6)	Vacant space includes Forever 21, which occupies 22,802 square feet at the Kings Plaza Property but has no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 and has a lease expiring on January 31, 2020. The retailer filed for Chapter 11 bankruptcy in September 2019. The Kings Plaza Borrowers are currently negotiating a three-year renewal with the tenant, which is pending court approval.

(7)	Includes All Seasons Marine Corp, which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.

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Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$38,005,038	$46.82	48.5%
Straight-Line Rent(4)	0	0	0	0	735,253	0.91	0.9
Vacant Income	0	0	0	0	2,227,628	2.74	2.8
Gross Potential Rent	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$40,967,919	$50.47	52.3%
Total Reimbursements(5)	29,793,723	28,145,401	28,424,111	30,047,457	30,961,099	38.14	39.5
% in Lieu/Percentage Rent(6)	293,672	201,320	735,279	1,476,667	2,195,355	2.70	2.8
Temporary Specialty Leasing	3,312,047	2,761,118	2,254,340	2,411,429	2,411,429	2.97	3.1
Power Plant Income	0	0	0	960,000	1,804,680	2.22	2.3
Net Rental Income	$66,006,002	$60,098,925	$64,509,633	$71,586,146	$78,340,482	$96.50	100.0%
Bad Debt	(265,786)	(597,346)	(612,614)	(338,749)	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	0	(3,678,863)	(4.53)	(4.7)
Other Income(7)	6,019,024	5,421,663	5,787,129	5,068,245	6,383,568	7.86	8.1
Effective Gross Income	$71,759,240	$64,923,243	$69,684,148	$76,315,642	$81,045,187	$99.83	103.5%

Total Expenses	$29,160,529	$25,486,495	$27,595,961	$28,858,298	$29,004,262	$35.73	35.8%

Net Operating Income(8)	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$52,040,925	$64.11	64.2%

Total TI/LC, Capex/RR	0	0	0	0	1,134,955	1.40	1.4

Net Cash Flow	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$50,905,970	$62.71	62.8%
(1)	TTM reflects the trailing twelve month period ending September 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place reflects the following: (a) in-place leases based on the October 2019 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021.

(4)	Underwritten straight-line rental income of $735,253 for investment grade rated tenants includes: (a) Best Buy, (b) Old Navy, (c) Michael Kors, (d) Chase, (e) Vans,
(f) Verizon Wireless, (g) Haagen-Dazs, (h) Starbucks Coffee and (i) Aeropostale.

(5)	Total Reimbursements includes reimbursements from the Macy’s Parcel, which is not part of the collateral.

(6)	% in Lieu/Percentage Rents includes % in lieu for JCPenney, Charlotte Russe and Parfois.

(7)	Other Income includes storage income, business development, parking income and ground rent income associated with All Seasons Marine Corp.

(8)	The increase in Underwritten Net Operating Income and TTM Net Operating Income is primarily attributable to (i) increases in rent prior to February 1, 2021, (ii) straight-lined rents for investment grade-rated tenants and (iii) projected increases in power plant revenue as this component of the Kings Plaza Property stabilizes.

The Market. The Kings Plaza Property is located in Brooklyn, New York at the intersection of Flatbush Avenue and Avenue U. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, situated approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and is approximately 10.6 miles southwest of the John F. Kennedy International Airport. According to a third party report, over 69,000 vehicles pass through the area daily and more than 1,000 buses delivering up to 40,000 passengers to the Kings Plaza Property operate each week day. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively, with an estimated 2019 average household income of $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party report, as of the fourth quarter of 2019, the New York retail market had an inventory of approximately 593.4 million square feet, an overall vacancy rate of 4.0% and average asking rents of $42.34 per square foot. As of August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million square feet, an overall vacancy rate of 3.1% and average asking rents of approximately $42.31 per square foot. The concluded market rents for the South Brooklyn retail submarket and the New York retail market are $42.90 per square foot and $42.33 per square foot, respectively. As of October 2019, the Kings Plaza Property has a weighted average in-place asking rent of $50.50 per square foot, which is slightly above the market rent for the South Brooklyn retail submarket and the New York retail market.

The Borrowers. The borrowing entities for the Kings Plaza Whole Loan are Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC, (collectively, the “Kings Plaza Borrowers”), each organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors. Legal counsel to the Kings Plaza Borrowers delivered a non-consolidation opinion in connection with the origination of the Kings Plaza Whole Loan.

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The Borrower Sponsor. The borrower sponsor is The Macerich Partnership, L.P. (the “Kings Plaza Guarantor”). The Kings Plaza Guarantor is part of the parent organization The Macerich Company (NYST: MAC) (“Macerich”), an S&P 500 Company that ranks among the largest owners, operators and developers of retail real estate. Founded in 1964, Macerich has 47 properties in 15 different states with a large concentration in California, Arizona and New York. Additionally, Macerich reported total revenues of $960 million and $9.03 billion in total assets under management as of December 31, 2018.

Property Management. The Kings Plaza Property is managed by Macerich Property Management Company, LLC, a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers.

Escrows and Reserves. At origination, the Kings Plaza Borrowers were not required to fund any initial reserves.

Tax Escrows – On a monthly basis during the continuance of a Trigger Period (as defined below), the Kings Plaza Borrowers are required to reserve 1/12th of the estimated annual property taxes. The monthly tax reserve requirement is waived if (i) no Trigger Period is continuing and (ii) the Kings Plaza Borrowers continue to deliver evidence reasonably satisfactory to the lender that all taxes have been timely paid.

Insurance Escrows – On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve 1/12th of the estimated annual insurance premiums. The monthly insurance reserve requirement is waived if (i) no Trigger Period is continuing, (ii) the Kings Plaza Borrowers continue to deliver evidence reasonably satisfactory to the lender that all insurance premiums have been timely paid, and (iii) the Kings Plaza Borrowers provide the lender with evidence that the insurance policies required to be maintained by the Kings Plaza Borrowers are maintained pursuant to blanket policies that comply with the requirements of the Kings Plaza Whole Loan documents.

Replacement Reserves – On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve a monthly amount equal to 1/12th of the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel and the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25. At such time when the balance of the replacement reserve account reaches an amount equal to 24 times the required monthly deposit, the Kings Plaza Borrowers’ obligation to make monthly deposits into the replacement reserve account will be waived.

TI/LC Reserves – On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve an amount equal to 1/12th of the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel) multiplied by $1.50. However, the Kings Plaza Borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds 24 times the required monthly deposit.

Ground Rent Reserve – On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve the monthly ground rent payable under the ground lease as described under “Ground Lease” below. However, as long as no Trigger Period has occurred or is continuing, the Kings Plaza Borrowers’ obligations with respect to monthly deposits into the ground rent reserve account will be waived.

Lockbox / Cash Management. The Kings Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Kings Plaza Borrowers were required at loan origination to deliver tenant direction letters to the tenants at the Kings Plaza Property instructing the tenants to deposit all rents and payments directly into a lender-controlled lockbox account at a deposit bank reasonably acceptable to the lender (the “Deposit Bank”). In addition, in accordance with the Power Plant Owner Agreement (the “KPE Agreement”) between Kings Plaza Energy LLC (“KPE”), a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers, and the lender, KPE is required to deposit amounts received by KPE directly into a lockbox account established and maintained by KPE at the Deposit Bank. Each of the Kings Plaza Borrowers, the related managers and KPE is required to deposit any funds it receives into the applicable lockbox account within three business days of receipt. So long as no Trigger Period is continuing, all funds deposited into each lockbox account are required to be transferred to or at the direction of the Kings Plaza Borrowers. Upon the commencement of a Trigger Period, neither the Kings Plaza Borrowers nor KPE will have access to the funds in its lockbox account, and such funds are required to be swept on a weekly basis and on the second business day preceding each payment date into a lender-controlled cash management account.

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A “Trigger Period” commences upon (i) an event of default under the Kings Plaza Whole Loan; (ii) the commencement of a Low Debt Service Period (as defined below); and (iii) the occurrence of an event of default under the Kings Plaza Mezzanine Loan (as defined below); and ends if (a) with respect to clause (i), the event of default under the Kings Plaza Whole Loan has been cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, or (c) with respect to clause (iii), the lender has received notice from the applicable mezzanine lenders that no event of default under the Kings Plaza Mezzanine Loan is continuing.

A “Low Debt Service Period” commences if either (i) the debt service coverage ratio under the Kings Plaza Whole Loan is less than 1.43x or (ii) the aggregate debt service coverage ratio under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan is less than 1.25x, and ends (a) with respect to clause (i), if the Kings Plaza Property has achieved a debt service coverage ratio with respect to the Kings Plaza Whole Loan of at least 1.48x, or (b) with respect to clause (ii), if the Kings Plaza Property has achieved an aggregate debt service coverage ratio with respect to the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan of at least 1.30x, in each case, for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. Concurrently with the funding of the Kings Plaza Whole Loan, JPMCB, SGFC and WFB funded a mezzanine loan in the amount of $53.0 million (the “Kings Plaza Mezzanine Loan”). The Kings Plaza Mezzanine Loan is secured by the pledge of the direct equity interest in the Kings Plaza Borrowers and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule as set forth in the Kings Plaza Mezzanine Loan documents. Based on the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan, the cumulative Cut-off Date loan-to-value is 60.0%, the cumulative UW NCF debt service coverage ratio is 1.73x and the cumulative UW NOI debt yield is 9.6%. The rights of the related mezzanine lenders under the Kings Plaza Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None, other than a corporate financing arrangement with a pledge by the borrower sponsor or its affiliates of their indirect ownership of the Kings Plaza Borrowers, with respect to which, among other requirements, the value of the Kings Plaza Property constitutes no more than 15% of the value of all assets securing such credit facility.

Partial Release. The Kings Plaza Borrowers will have the right to transfer and obtain a release of all or a portion of the parking garage at the Kings Plaza Property for redevelopment, provided, that the redevelopment will not materially impair the use of the garage by customers of the mall at the Kings Plaza Property. The Kings Plaza Borrowers may eventually use some of the excess space in the parking garage to develop multifamily units. The Kings Plaza Borrowers will have the right to transfer and obtain the release of all or a portion of the parking garage (such portion of the parking garage, the “Release Parcel”) at the Kings Plaza Property provided that, among other things: (i) no event of default has occurred and is continuing under the Kings Plaza Whole Loan documents, (ii) the Kings Plaza Borrowers have delivered not less than 30 days’ prior written notice to the lender, (iii) the Kings Plaza Borrowers pay to the lender a processing fee in the amount of $15,000 and any additional reasonable costs and expenses incurred by the proposed transfer or release of the Release Parcel, (iv) the net revenue generated by parking operations at the Kings Plaza Property is not diminished by more than a de minimis amount as a result of the release of the Release Parcel, (v) the remaining Kings Plaza Property constitutes a separate tax lot, (vi) the number of parking spaces at the Kings Plaza Property is not reduced to a number below the number of parking spaces required to satisfy zoning requirements, (vii) following such release, the loan-to-value ratio (as determined by the lender in its sole discretion using only the portion of the remaining Kings Plaza Property which constitutes acceptable real estate collateral under the Code for a REMIC trust) is equal to or less than 125% or the lender receives a REMIC opinion, (viii) the development of the Release Parcel is restricted for a non-retail use; provided, however, that up to 10% of the gross leasable area may be used for retail purposes; provided, further, that none of the Kings Plaza Borrowers or the Kings Plaza Guarantor may cause or solicit any existing retail tenant at the Kings Plaza Property to lease space at the Release Parcel.

Ground Lease. A portion of the Kings Plaza Property, comprised of the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of 10,278 square feet (1.3% of the net rentable area), is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the Kings Plaza Borrowers exercised a 10-year extension option, which was their first of five extension options. Three 10-year extension options and one nine-year extension option remain for a fully extended expiration date of May 28, 2067. All Seasons Marine Corp. (the “Subtenant”) currently subleases from the Kings Plaza Borrowers the Marina Building, which is part of the ground leased land that is owned by the City of New York. The initial lease term expired in 2005,

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No. 3 – Kings Plaza

subsequent to which the Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2020 was recently executed by the Subtenant. Annual base rent equals $122,957 through the payment date occurring in May 2028. The annual ground lease payment will increase by 20% effective each time an extension term is exercised.

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No. 4 – 545 Washington Boulevard

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No. 4 – 545 Washington Boulevard

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No. 4 – 545 Washington Boulevard

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No. 4 – 545 Washington Boulevard

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,321,250	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$50,321,250	Property Type – Subtype:	Office - CBD
% of IPB:	5.6%	Net Rentable Area (SF):	866,706
Loan Purpose:	Acquisition	Location:	Jersey City, NJ
Borrowers(2):	Various	Year Built / Renovated:	2001 / N/A
Borrower Sponsors(2):	Various	Occupancy:	95.5%
Interest Rate:	3.40500%	Occupancy Date:	8/1/2019
Note Date:	1/6/2020	4th Most Recent NOI (As of):	NAV
Maturity Date:	2/5/2030	3rd Most Recent NOI (As of):	$19,827,872 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$21,825,858 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$20,411,841 (TTM 11/30/2019)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$34,549,509
Call Protection(3):	L(24),Def(89),O(7)	UW Expenses:	$12,284,114
Lockbox / Cash Management:	Springing	UW NOI:	$22,265,395
Additional Debt(1):	Yes	UW NCF:	$21,683,475
Additional Debt Balance(1):	$201,285,000	Appraised Value / Per SF(5):	$410,000,000 / $473
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/16/2019

Escrows and Reserves(4)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$290
Taxes:	$881,651	Springing	N/A	Maturity Date Loan / SF:	$290
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.4%
Replacement Reserves:	$0	$10,834	N/A	Maturity Date LTV:	61.4%
TI/LC:	$0	$72,226	$1,500,000	UW NCF DSCR:	2.50x
Existing TI/LC(5):	$4,840,935	$0	N/A	UW NOI Debt Yield:	8.8%
Rent Concession(5):	$21,201,910	$0	N/A
Major Tenant Rollover:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$251,606,250	62.1%	Purchase Price	$372,750,000	92.0%
Borrower Sponsor Equity	153,568,618	37.9	Upfront Reserves	26,924,496	6.6
Closing Costs	5,500,372	1.4
Total Sources	$405,174,868	100.0%	Total Uses	$405,174,868	100.0%

(1)	The 545 Washington Boulevard Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes with an aggregate original principal balance of $251,606,250. The financial information presented in the chart above reflects the Cut-off Date balance of the 545 Washington Boulevard Whole Loan (as defined below).

(2)	See “The Borrowers” and “The Borrower Sponsors” section below.

(3)	Defeasance of the 545 Washington Boulevard Whole Loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the 545 Washington Boulevard Whole Loan to be securitized or (ii) September 5, 2023. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in February 2020. The actual lockout period may be longer.

(4)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

(5)	The Appraised Value / Per SF is based on the assumption that the lender escrowed all outstanding tenant improvements and leasing commissions and free rent under the 545 Washington Boulevard Whole Loan documents. At origination, the lender reserved approximately $21,201,910 for rent concessions and approximately $4,840,935 for existing tenant improvements and leasing commissions.

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No. 4 – 545 Washington Boulevard

The Loan. The mortgage loan (the “545 Washington Boulevard Mortgage Loan”) is part of a whole loan (the “545 Washington Boulevard Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $251,606,250. The 545 Washington Boulevard Whole Loan is secured by a first priority fee and leasehold mortgage on an 866,706 square-foot office tower located in Jersey City, New Jersey (the “545 Washington Boulevard Property”). The 545 Washington Boulevard Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”) and Barclays. The non-controlling Note A-4, with an original principal balance of $50,321,250, will be contributed to the BBCMS 2020-C6 securitization trust. The controlling Note A-1, with an original principal balance of $81,285,000, is expected to be contributed to the BANK 2020-BNK25 securitization trust. Non-controlling promissory Notes A-2 and A-3 have an aggregate original principal balance of $120,000,000 and are expected to be contributed to future securitization trusts. The 545 Washington Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK25 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$81,285,000	BANK 2020-BNK25(1)	Yes
Note A-2	$60,000,000	MSBNA	No
Note A-3	$60,000,000	MSBNA	No
Note A-4	$50,321,250	BBCMS 2020-C6	No
Total	$251,606,250

(1)	The BANK 2020-BNK25 trust is expected to close in February 2020.

The Property. The 545 Washington Boulevard Property consists of a 22-story office building, totaling 866,706 square feet, on an approximately 2.7-acre site in Jersey City, New Jersey. Of the total 866,706 rentable area, 11,285 square feet is ground floor retail space leased to Santander Bank, N.A., Eathen Grill Inc., Newport Restaurant Group (Dorrian's), Cosi and Tobmar International Inc. The 545 Washington Boulevard Property was originally built in 2001. The 545 Washington Boulevard Property was 95.5% leased as of August 1, 2019 to nine tenants. The two largest tenants, Insurance Services Office, Inc. (“ISO”) (40.7% of NRA) and JPMorgan Chase Bank (39.7% of NRA), together comprise 80.4% of NRA and 83.2% of base rent and have leases extending through October 2032 or beyond. ISO is a wholly-owned subsidiary of Verisk Analytics (“Verisk Analytics”).

The 545 Washington Boulevard Property has a surface parking lot at the rear of the property that can accommodate up to 15 cars and is reserved for ISO executive parking. There is an irrevocable, perpetual parking easement in place pursuant to which the borrowers and all future owners of the improvements have the right to use 739 parking spaces in the parking garage located at 561 Washington Boulevard (the “North Garage”). Pursuant to a partnership (the “Garage Partnership”) between, among other parties, the owner of the North Garage and 545 Washington Parking Garage, LP, an affiliate of the borrowers (the “Garage Affiliate”), certain additional income generated from transient parking operations at the North Garage is additional collateral for the 545 Washington Boulevard Whole Loan. The Garage Affiliate’s 26.7752% interest in the Garage Partnership has been pledged as collateral for the 545 Washington Boulevard Whole Loan. Income from the parking garage represents 5.5% of underwritten effective gross income. JPMorgan Chase Bank is entitled to use 343 spaces at the North Garage pursuant to its lease, ISO is entitled to use at least 348 spaces at the North Garage pursuant to its lease, and various other tenants are also entitled to use spaces at the North Garage, in each case, subject to the terms of each respective lease, for a total of 765 parking spaces at the North Garage; i.e. an overage of 26 spaces. There is an additional parking easement in place pursuant to which the borrowers and all future owners of the improvements have the right, for a period of 25 years from the origination date, to park up to 128 cars, on a non-exclusive basis, in an adjacent garage at 90 Town Square Place. See “Description of the Mortgage Pool—Property Types—Office Properties” in the Preliminary Prospectus.

Major Tenants.

The largest tenant at the 545 Washington Boulevard Property is ISO (352,765 square feet, 40.7% of NRA, 42.2% of underwritten base rent, 12/31/2033 lease expiration). ISO has been a tenant at the 545 Washington Boulevard Property since 1999 and extended its lease in 2014. ISO has a lease expiration of December 31, 2033 with two five-year renewal options remaining. ISO provides data analytics solutions in the United States and internationally, offering predictive analytics

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and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, natural resources intelligence, economic forecasting and various other fields. The company was founded in 1971 and employs approximately 8,000 employees worldwide. ISO has one remaining option to lease one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th floors (the “Third Option Space”) by notice at least 13 months in advance of May 2021. Provided that ISO waives its option on the Third Option Space, ISO has the option to terminate its lease as to a full floor of the building, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by ISO between January 2, 2025 and December 31, 2025). In the event that ISO exercises such option to terminate a floor, it is required to pay an amount equal to the unamortized portion of the leasing commissions, free rent, landlord’s second contribution ($14,110,600), test-fit allowance (approximately $52,915) and bathroom allowance ($80,000) allocable to the giveback space.

The second largest tenant at the 545 Washington Boulevard Property is JPMorgan Chase Bank (343,805 square feet, 39.7% of NRA, 41.0% of underwritten base rent, 10/31/2032 lease expiration). JPMorgan Chase Bank has been a tenant at the 545 Washington Boulevard Property since 2016 and has a lease expiration of October 31, 2032 with two five-year renewal options remaining. At loan origination, the lender reserved approximately $21,201,910 for 27 months of free rent for JPMorgan Chase Bank, beginning on and including the due date occurring in November 2021 at a rate of (i) $916,813 for the period from November 2021 through and including July 2022, (ii) $876,828 for August 2022 and (iii) $710,221 for the period from September 2022 through and including January 2024. JP Morgan Chase & Co. operates as a financial services company worldwide. It operates through four segments: Consumer & Community Banking, Corporate & Investment Bank, Commercial Banking, and Asset & Wealth Management. The company also provides ATMs, digital covering online and mobile, and telephone banking services. JP Morgan Chase & Co.’s predecessor was founded in 1799 and is headquartered in New York, New York. JPMorgan Chase Bank also leases 100.0% of the space at an adjacent property at 575 Washington Boulevard, which is connected to the 545 Washington Boulevard Property by a skybridge.

The third largest tenant at the 545 Washington Boulevard Property is HSBC Technology & Services (USA) (“HSBC”) (77,472 square feet, 8.9% of NRA, 10.7% of underwritten base rent, 2/28/2021 lease expiration). HSBC has been a tenant at the 545 Washington Boulevard Property since 2001 and has a lease expiration of February 28, 2021 with one 5-year renewal option remaining. HSBC serves small enterprises, government, and corporate and institutional clients, as well as high net worth individuals and families. The company was founded in 1865 and is headquartered in London with 30,437 employees.

Environmental. A Phase I environmental site assessment dated August 15, 2019 identified a controlled recognized environmental condition stemming from the 545 Washington Boulevard Property’s location within a district historically occupied by a large industrial rail yard, the operations of which resulted in soil and groundwater contamination in and around the 545 Washington Boulevard Property. According to the environmental site assessment, no further action is warranted at this time. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2015(1)(2)	2016(1)(2)	2017(2)	2018(2)	Current(3)
81.6%	100.0%	95.5%	95.5%	95.5%
(1)	The increase in occupancy from 2015 to 2016 was due to JPMorgan Chase Bank commencing its lease in February 2016.

(2)	Historical occupancies are as of December 31 of the respective year.

(3)	Current Occupancy reflects in-place leases as of August 1, 2019 based on the underwritten rent roll.

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No. 4 – 545 Washington Boulevard

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Exp. Date
ISO(4)	Baa2/BBB/BBB+	352,765	40.7%	$33.75	$11,905,819	42.2%	12/31/2033
JPMorgan Chase Bank(5)(6)	A2/A-/AA-	343,805	39.7	$33.67	$11,576,304	41.0	10/31/2032
HSBC Technology & Services	A2/A/AA-	77,472	8.9	$39.00	$3,021,408	10.7	2/28/2021
VF Sportswear(7)	A3/A/NR	42,643	4.9	$28.00	$1,194,004	4.2	2/28/2025
Major Tenants		816,685	94.2%	$33.91	$27,697,534	98.1%

Other Tenants		11,285	1.3%	$46.94	$529,719	1.9%

Occupied Collateral Total		827,970	95.5%	$34.09	$28,227,253	100.0%

Vacant Space		38,736	4.5%

Collateral Total		866,706	100.0%

(1)	Based on underwritten rent roll dated August 1, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent and Base Rent PSF are based on the underwritten in-place base rent as of August 1, 2019. Base Rent is inclusive of $128,894 of contractual rent steps through December 2020 for non-investment grade rated tenants and $1,191,882 of straight line rent for the investment grade tenants.

(4)	ISO has one remaining option to lease one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by providing notice at least 13 months in advance of May 2021. Provided that ISO waives its option on the third expansion space, ISO has the option to terminate its lease as to a full floor of the building, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by ISO between January 2, 2025 and December 31, 2025). ISO is required to pay the unamortized portion of the leasing commissions, free rent, landlord’s second contribution ($14,110,600), test-fit allowance (approximately $52,915) and bathroom allowance ($80,000) allocable to the giveback space.

(5)	At origination, the lender reserved approximately $21,201,910 for 27 months of free rent for JPMorgan Chase Bank, beginning on and including the due date occurring in November 2021 at a rate of (i) $916,813 for the period from November 2021 through and including July 2022, (ii) $876,828 for August 2022 and (iii) $710,221 for the period from September 2022 through and including January 2024.

(6)	JPMorgan Chase Bank has a right of first refusal to purchase the 545 Washington Property pursuant to its lease. Pursuant to a subordination, non-disturbance, and attornment agreement entered into at origination of the 545 Washington Boulevard Whole Loan, such right does not apply to a foreclosure or deed-in-lieu thereof but would apply to subsequent transfers following a foreclosure or a deed-in-lieu thereof.

(7)	VF Sportswear is currently dark and is considering marketing its space for sublease. The lease has a payment guarantee from its parent company, VF Corporation, which is considered an investment grade company.

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No. 4 – 545 Washington Boulevard

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	U/W Rent Expiring(2)	% of U/W Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative U/W Rent Expiring	Cumulative % of U/W Rent Expiring
Vacant	NAP	38,736	4.5%	NAP	NAP	38,736	4.5%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	38,736	4.5%	$0	0.0%
2021	2	77,897	9.0	3,054,507	10.8	116,633	13.5%	$3,054,507	10.8%
2022	1	595	0.1	35,700	0.1	117,228	13.5%	$3,090,207	10.9%
2023	0	0	0.0	0	0.0	117,228	13.5%	$3,090,207	10.9%
2024	0	0	0.0	0	0.0	117,228	13.5%	$3,090,207	10.9%
2025	1	42,643	4.9	1,194,004	4.2	159,871	18.4%	$4,284,211	15.2%
2026	0	0	0.0	0	0.0	159,871	18.4%	$4,284,211	15.2%
2027	2	5,505	0.6	266,046	0.9	165,376	19.1%	$4,550,257	16.1%
2028	0	0	0.0	0	0.0	165,376	19.1%	$4,550,257	16.1%
2029	0	0	0.0	0	0.0	165,376	19.1%	$4,550,257	16.1%
2030	0	0	0.0	0	0.0	165,376	19.1%	$4,550,257	16.1%
2031 & Beyond	3	701,330	80.9	23,676,997	83.9	866,706	100.0%	$28,227,253	100.0%
Total	9	866,706	100.0%	$28,227,253	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2019.

(2)	U/W Rent Expiring is based on the underwritten in-place base rent as of August 1, 2019. U/W Rent Expiring is inclusive of $128,894 of contractual rent steps through December 2020 for non-investment grade rated tenants and $1,191,882 of straight line rent for the investment grade tenants.

Operating History and Underwritten Net Cash Flow
	2017	2018	TTM 11/30/2019(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$25,997,762	$25,521,204	$26,044,146	$26,906,477	$31.04	87.7%
Rent Steps(3)	0	0	0	1,320,776	1.52	4.3
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$25,997,762	$25,521,204	$26,044,146	$28,227,253	$32.57	92.0%
Total Reimbursements	3,207,532	2,532,145	2,502,662	2,467,803	2.85	8.0
Net Rental Income	$29,205,295	$28,053,349	$28,546,808	$30,695,056	$35.42	100.0%
Other Income	5,818,330	8,294,434	5,571,786	3,854,453	4.45	12.6
(Vacancy/Credit Loss)	0	0	0	0	0.00	0.0
Effective Gross Income	$35,023,625	$36,347,783	$34,118,594	$34,549,509	$39.86	112.6%

Total Expenses	$15,195,753	$14,521,925	$13,706,753	$12,284,114	$14.17	35.6%

Net Operating Income	$19,827,872	$21,825,858	$20,411,841	$22,265,395	$25.69	64.4%

Total TI/LC, Capex/RR	0	0	0	581,920	0.67	1.7

Net Cash Flow	$19,827,872	$21,825,858	$20,411,841	$21,683,475	$25.02	62.8%
(1)	The increase in Gross Potential Rent from TTM 11/30/2019 to Underwritten is primarily attributable to $128,894 of rent steps through December 2020 and $1,191,882 of straight line rent for the investment grade tenants.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rent Steps includes contractual rent steps through December 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.

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No. 4 – 545 Washington Boulevard

The Market. The 545 Washington Boulevard Property is located within Jersey City, New Jersey. The 545 Washington Boulevard Property is located along the Hudson River waterfront in Jersey City, which is at the southeastern section of Hudson County. Jersey City is the largest city in Hudson County and the second largest in the state, containing approximately 19.2 square miles. The immediate area provides accessibility to the highway system, as well as its proximity to New York City, Jersey City waterfront, and access to public transportation. Primary access to the 545 Washington Boulevard Property is provided by the ferry, bus, PATH and light rail, as well as via major highways. The area is within a maximum 20-minute commute (depending on mode of transportation) from Manhattan and within a maximum of five to fifteen minutes of New Jersey’s main employment centers of Jersey City and Newark. Primary employers/employment centers consist of numerous office tenants which include a broad spectrum of financial service and service-oriented firms such as Goldman Sachs, First Chicago and Donaldson, Lufkin & Jenrette. Local businesses, Newark International Airport, and the ports of Newark and Elizabeth are also major employers offering opportunities in the general area. Major retail employers include 1.16 million square-foot Newport Centre and 300,000 square-foot Hudson Mall. According to the appraisal, as of the second quarter of 2019, the Northern New Jersey market had an inventory of approximately 105.5 million square feet, overall vacancy in the market of approximately 21.3% and direct asking rent of $30.02. The estimated 2018 population within a 0.5-, one- and three-mile radius is 27,478, 84,973 and 745,146, respectively. According to the appraisal, the estimated 2018 median household income within a 0.5-, one- and three-mile radius is $152,575, $129,094 and $96,836, respectively.

Submarket Information – According to the appraisal, as of the second quarter of 2019, the Hudson Waterfront submarket had an inventory of approximately 17.8 million square feet, overall vacancy in the submarket of approximately 13.1% and direct asking rent of $45.45 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 545 Washington Boulevard Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Office	$40.00	120	Gross + Tenant Electric	2.5% per annum
Retail	$50.00	120	Pro rata of RE Taxes	2.5% per annum
(1)	Information obtained from the appraisal.

The following table presents office rental data with respect to comparable office properties of the 545 Washington Boulevard Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Address	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
545 Washington Boulevard Jersey City, NJ	2001/N/A	866,706(3)	Various	Various	$34.09(3)	Various	Various	Various
70 Hudson Street Jersey City, NJ	2001/N/A	431,438	Gucci Federal Home Loan Fidessa Corporation	51,824 51,824 78,000	$46.00 $43.00 $41.00	Mar-2019 Jan-2018 Mar-2017	11.0 Yrs. 15.0 Yrs. 15.8 Yrs.	Mod. Gross Mod. Gross Mod. Gross
200 Hudson Street Jersey City, NJ	1930/1990	900,000	E*Trade	132,000	$40.00	Dec-2018	11.8 Yrs.	Mod. Gross
Newport Tower 525 Washington Boulevard Jersey City, NJ	1990/N/A	1,091,469	Pearl Capital Partners	13,250	$38.50	Jul-2018	10.0 Yrs.	Mod. Gross
Exchange Place 10 Exchange Place Jersey City, NJ	1988/N/A	731,445	NYSA ILA Pension Trust Appleagle, Inc.	17,840 12,960	$39.50 $39.00	Nov-2017 Mar-2017	10.2 Yrs. 11.0 Yrs.	Mod. Gross Mod. Gross
(1)	Source: Appraisal.

(2)	Comparable Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll.

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No. 4 – 545 Washington Boulevard

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
545 Washington Boulevard Jersey City, NJ	Sept-2019	866,706	95.5%	$372,750,000	$430.08
Newport Office Center VI Jersey City, NJ	Mar-2019	395,050	99.0%	$170,000,000	$430.33
One Newark Center Newark, NJ	Nov-2017	423,028	91.0%	$93,900,000	$221.97
Landmark III Secaucus, NJ	Jul-2017	445,060	99.0%	$115,000,000	$258.39
Two Riverfront Center Newark, NJ	Dec-2016	337,543	100.0%	$165,000,000	$488.83
Waterfront Corporate Center I Hoboken, NJ	Jun-2016	521,215	100.0%	$235,000,000	$450.87
(1)	Information obtained from the appraisal.

The Borrowers. The borrowers for the 545 Washington Boulevard Whole Loan consist of 18 tenant-in-common co-borrowers (nine co-borrowers for the fee interest and nine co-borrowers for the leasehold interest) which collectively own both the fee and leasehold interests in the 545 Washington Boulevard Property, with (a) one such borrower owning approximately 75% of the fee interests, another owning approximately 12% of the fee interests, and no other borrower owning more than approximately 5% of the fee interests (collectively the fee borrowers) and (b) one such borrower owning approximately 75% of the leasehold interests, another owning approximately 12% of the leasehold interests, and no other borrower owning more than approximately 5% of the leasehold interests (collectively the leasehold borrowers). Each borrower is either a single purpose Delaware limited liability company or Delaware limited partnership with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 545 Washington Boulevard Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are affiliates of, and are controlled by, principals of Harbor Group International (“HGI”), a global real estate investment and management firm. HGI invests in and manages diversified property portfolios including office, retail, and multifamily properties. Currently, HGI owns and manages 34,000 multifamily units and 3.7 million square feet of commercial real estate. HGI has over 35 years of experience in the industry and over 750 employees worldwide. The non-recourse carveout guarantors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC and HGGP Capital XIII, LLC, each a Virginia limited liability company, and HGGP Capital XIV, LP, a Delaware limited partnership. The non-recourse carveout guarantors are affiliates of the borrower sponsors.

Property Management. The 545 Washington Boulevard Whole Loan is managed by Harbor Group Management Co., LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to escrow approximately $881,651 for real estate taxes, approximately $21,201,910 for rent concessions and approximately $4,840,935 for existing tenant improvements and leasing commissions.

Tax Escrows – The ongoing monthly reserve for real estate taxes in an amount equal to 1/12th of the annual real estate taxes that the lender estimates will be payable during the next twelve months will not be required as long as (i) no Cash Sweep Event Period (as defined below) has occurred and is continuing and (b) the borrowers provide to the lender reasonably acceptable evidence that all taxes then due and payable have been paid in full on or prior to their due date.

Insurance Escrows – The ongoing monthly reserve for insurance premiums in an amount equal to 1/12th of the annual estimated insurance premiums will be waived if either (i) (x) the borrowers maintain a blanket or umbrella policy approved by the lender in its reasonable discretion and (y) the borrowers provide the lender with evidence of renewal of such policies at least 10 days prior to the expiration dates of the policies and provide paid receipts for the payment of the insurance premiums by no later than 30 days after such insurance premiums are due and payable or (ii)(x) no Cash Sweep Event Period has occurred and is continuing and (y) the borrowers provide to the lender reasonably acceptable evidence that all insurance premiums then due and payable have been paid in full on or prior to their due date.

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow approximately $72,226 for ongoing TI/LC reserves subject to a cap of $1,500,000.

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Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $10,834 for ongoing replacement reserves.

Major Tenant Rollover Reserve – The 545 Washington Boulevard Whole Loan documents provide for springing monthly deposits of $144,451 following the occurrence of a Major Tenant Rollover Reserve Trigger (as defined below).

“Major Tenant Rollover Reserve Trigger” means the earlier to occur of the following: (i) if JPMorgan Chase Bank fails to satisfy the Credit Rating Condition (as defined below), (ii) if Verisk Analytics fails to satisfy the Credit Rating Condition or (iii) if ISO fails to be a wholly-owned subsidiary of Verisk Analytics or a successor parent to ISO which satisfies the Credit Rating Condition and wholly owns ISO.

“Credit Rating Condition” means a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

Lockbox / Cash Management. The 545 Washington Boulevard Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the borrowers are required to direct tenants to deposit all rents directly into the lockbox account. If, notwithstanding such direction, any of the borrowers or the property manager receives any rents, it is required to deposit such rents into the lockbox account within two business days of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrowers are required to cooperate with a cash management bank designated by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied, among other things, (i) to make deposits into the tax and insurance escrows (if any are then required), (ii) to pay debt service on the 545 Washington Boulevard Whole Loan, (iii) to make deposits into the replacement, TI/LC and major tenant rollover reserves (if any are then required), (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during the continuance of a Cash Sweep Event Period) and extraordinary operating or capital expenses approved by the lender and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the 545 Washington Boulevard Whole Loan during the continuance of the Cash Sweep Event Period (from which operating expenses may be disbursed during such time as a Cash Sweep Event Period in effect pursuant to clauses (iii) or (iv) of such definition, if permitted by the lender in its sole discretion). If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the borrowers.

A “Cash Sweep Event Period” will commence upon the earliest of (i) an event of default; (ii) the debt service coverage ratio falling below 1.20x for the immediately preceding two consecutive calendar quarters based on a 30-year amortization schedule (a “DSCR Event”); (iii) a Major Tenant (as defined below) being subject to bankruptcy or insolvency; or (iv) a Major Tenant vacating, going dark or not being open for business with respect to 50% or more of its space.

A Cash Sweep Event Period will end upon, with respect to clause (i) above, the cure of such event of default; with respect to clause (ii) above, the debt service coverage ratio being at least 1.25x for the immediately preceding two consecutive calendar quarters (a “DSCR Cure”); with respect to clause (iii) above, the lender’s receipt of evidence that one of the following has occurred: (a) the Major Tenant is no longer subject to bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and the applicable Major Tenant is in physical occupancy of the space, operating in customary business hours in at least 50% of its space and paying full, unabated rent under its lease or (b) at least 50% of the Major Tenant’s space has been re-let to one or more replacement tenants and/or subleased to one or more unaffiliated third-party subtenants pursuant to replacement lease(s) which are reasonably acceptable to the lender with respect to replacement lease(s) which are not with a Major Tenant, and with respect to replacement lease(s) which are with a Major Tenant, are approved by the lender in its sole discretion (a “Major Tenant Space Re-Let”), open for business and paying full rent; and with respect to clause (iv) above, the lender’s receipt that either (a) such Major Tenant is in occupancy, open for business in at least 50% of the Major Tenant’s space and paying full rent or (b) a Major Tenant Space Re-Let has occurred.

The borrowers may cure a Cash Sweep Event Period based on a DSCR Event by prepaying a portion of the 545 Washington Boulevard Whole Loan in accordance with the 545 Washington Boulevard Whole Loan documents, without payment of any prepayment fee or yield maintenance premium, in an amount sufficient to achieve a DSCR Cure or by depositing with the lender a letter of credit meeting the requirements of the 545 Washington Boulevard Whole Loan documents in an amount

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that, if applied to reduce the outstanding principal balance of the 545 Washington Boulevard Whole Loan, would cause the debt service coverage ratio to be equal to or greater than required to achieve a DSCR Cure.

A “Major Tenant” is each of (i) JPMorgan Chase Bank, (ii) ISO and (iii) any other lessee(s) of the space demised pursuant to the Major Tenants listed in clause (i) and (ii) above under a lease which (together with any other leases for such tenant or its affiliates) exceeds 135,000 square feet and any guarantors of such leases.

Subordinate and Mezzanine Debt. The 545 Washington Boulevard Whole Loan documents provide a one-time right for either (but not both) of (i) the holder of 100% of the equity interests in the borrowers to obtain a mezzanine loan from a third-party lender meeting the requirements of the 545 Washington Boulevard Whole Loan documents or (ii) the borrowers to obtain a preferred equity investment from a holder of a direct or indirect preferred equity interest of the borrowers, provided that the following conditions in each case, among others, are satisfied: (a) no event of default is continuing, (b) the aggregate loan-to-value ratio of the 545 Washington Boulevard Whole Loan and the additional debt is equal to or less than 61.4% (based on an updated appraisal ordered by the lender in accordance with the 545 Washington Boulevard Whole Loan documents), (c) the aggregate debt service coverage ratio of the 545 Washington Boulevard Whole Loan and the additional debt is equal to or greater than 2.50x, (d) the aggregate debt yield of the 545 Washington Boulevard Whole Loan and the additional debt is equal to or greater than 8.6%, (e) if applicable, the lender and the mezzanine lender enter into a customary intercreditor agreement in such form acceptable to the lender in its sole discretion, or as applicable, a customary recognition agreement in such form acceptable to the lender in its sole but reasonable discretion, (f) if the lender requests, the lender has received a rating agency confirmation as to the implementation of the additional debt and (g) the additional debt is at least coterminous with the 545 Washington Boulevard Whole Loan.

Partial Release. Not permitted.

Ground Lease. The 545 Washington Boulevard Property is comprised of both a fee interest and a leasehold interest under a 98-year ground lease, dated as of July 1, 1999 and expiring June 30, 2097. Both the fee and leasehold interest are collateral for the 545 Washington Boulevard Whole Loan. The borrowers own both the fee and leasehold interests in the 545 Washington Boulevard Property.

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No. 5 – F5 Tower

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No. 5 – F5 Tower

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No. 5 – F5 Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays	Single Asset / Portfolio:	Single Asset
		Title(5):	Fee
		Property Type – Subtype:	Office – CBD
Original Principal Balance(1)(2):	$50,000,000	Net Rentable Area (SF):	515,518
Cut-off Date Principal Balance(1)(2):	$50,000,000	Location:	Seattle, WA
% of IPB:	5.5%	Year Built / Renovated:	2019 / N/A
Loan Purpose:	Acquisition	Occupancy:	100.0%
Borrower:	Seattle 801 Fifth Owner LLC	Occupancy Date:	12/19/2019
Borrower Sponsors:	FS KKR Capital Corp. and FS KKR Capital Corp. II	4th Most Recent NOI (As of)(6):	NAV
Initial Interest Rate:	3.69868%	3rd Most Recent NOI (As of)(6):	NAV
Note Date:	12/19/2019	2nd Most Recent NOI (As of)(6):	NAV
Anticipated Repayment Date(3):	1/6/2030	Most Recent NOI (As of)(7):	$22,378,232
Interest-only Period:	120 months	UW Economic Occupancy:	95.2%
Original Term:	120 months	UW Revenues:	$32,787,852
Original Amortization Term:	None	UW Expenses:	$8,792,416
Amortization Type(3):	ARD-Interest Only	UW NOI:	$23,995,436
Call Protection(4):	L(24),Grtr1%orYM(1),DeforGrtr1%orYM(88),O(7)	UW NCF:	$23,119,056
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$470,000,000 / $912
Additional Debt(2):	Yes	Appraisal Date:	11/5/2019
Additional Debt Balance(2):	$135,000,000; $112,600,000; $48,500,000
Additional Debt Type(2):	Pari Passu; Subordinate Notes; Mezzanine

Escrows and Reserves(8)				Financial Information(2)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan	Total Debt
Taxes:	$644,935	$214,978	N/A	Cut-off Date Loan / SF:	$359	$577	$671
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$359	$577	$671
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	39.4%	63.3%	73.6%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	39.4%	63.3%	73.6%
Other:	$0	Springing	Various	UW NCF DSCR:	3.33x	2.07x	1.63x
				UW NOI Debt Yield:	13.0%	8.1%	6.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds		% of Total
Whole Loan(2)	$297,600,000		64.2%	Purchase Price	$458,000,000		98.7%
Mezzanine Loan	48,500,000		10.5	Closing Costs	5,252,485		1.1
Borrower Sponsor Equity	117,797,420		25.4	Upfront Reserves	644,935		0.1
Total Sources	$463,897,420		100.0%	Total Uses	$463,897,420		100.0%

(1)	Barclays is contributing Note A-1-A of the F5 Tower Senior Loan (as defined below) to the BBCMS 2020-C6 securitization trust. Note A-1-A had an original principal balance of $50,000,000. Barclays is contributing $78,820,000 (70.0%) of the F5 Tower Subordinate Notes (as defined below) and German American Capital Corporation is contributing $33,780,000 (30.0%) of the F5 Tower Subordinate Notes in conjunction with the loan-specific certificates. For additional information, see “The Loan” below.

(2)	The F5 Tower Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu senior notes with an aggregate original principal balance of $185.0 million (the “F5 Tower Senior Loan”) and two subordinate B-notes with an aggregate original principal balance of $112.6 million (the “F5 Tower Subordinate Notes”).

(3)	The F5 Tower Whole Loan (as defined below) is structured with an anticipated repayment date of January 6, 2030 (the “ARD”). If the F5 Tower Whole Loan is not paid off before the ARD, then the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate (as defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (as defined below) (the “Accrued Interest”) will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. In addition, from and after the ARD, amounts in the cash management account after the payment of certain reserves including tax and insurance, condominium charges, and mortgage interest for the F5 Tower Senior Loan and F5 Tower Subordinate Loan (as defined below) and the mezzanine debt service as described in the F5 Tower Whole Loan documents will be applied on a monthly basis (i) first, to make reserve payments to pay operating costs, (ii) second, (x) to make monthly repayments of the outstanding principal balance of the F5 Tower Senior Loan, in the amount required to fully amortize the outstanding principal balance of the entire F5 Tower Senior Loan (based on a 30-year amortization schedule) and (y) once the F5 Tower Senior Loan has been repaid in full, to make monthly repayments of the outstanding principal balance of the F5 Tower Subordinate Notes in the amount required to fully amortize the outstanding principal balance of the F5 Tower Subordinate

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No. 5 – F5 Tower

Notes (based on a 30-year amortization schedule), (iii) third, if lender elects, to make reserve payments for capital expenditures, (iv) fourth, to repay the outstanding principal balance of the F5 Tower Senior Loan until the entire outstanding principal balance thereof is paid, (v) fifth, to repay the outstanding principal balance of the F5 Tower Subordinate Loan until the entire outstanding principal balance thereof is paid, (vi) sixth, to the payment of Accrued Interest owed under the F5 Tower Senior Loan, (vii) seventh, to the payment of Accrued Interest owed under the F5 Tower Subordinate Loan and (viii) eighth, to be remitted to, or at the direction of, the borrower. The final maturity date of the F5 Tower Whole Loan is September 6, 2033, or if F5 Networks (as defined below) exercises its Early Termination Right (as defined below) pursuant to its lease, the maturity date will be September 6, 2030

(4)	Defeasance of the F5 Tower Whole Loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the F5 Tower Whole Loan to be securitized or (ii) December 19, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in February 2020. The actual lockout period may be longer.

(5)	The collateral consists of the borrower’s fee interest in the office condominium, 217 borrower-owned spaces in a parking garage, an easement over 42 spaces and an additional 62 parking spaces leased from The Rainier Club through September 30, 2026. The 62 parking spaces subject to the leasehold interest account for 19.3% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

(6)	Historical NOI is unavailable due to the F5 Tower Property being constructed in 2019.

(7)	Most Recent NOI represents December 2019 annualized NOI and excludes parking income expected to be earned from the hotel (2020 opening).

(8)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The F5 Tower mortgage loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc. and DBR Investments Co. Limited (“DBRI”) and is evidenced by four senior pari passu promissory A-notes with an aggregate original principal balance of $185,000,000 (the “F5 Tower Senior Loan”) and two subordinate B-notes with an aggregate original principal balance of $112,600,000 (the “F5 Tower Subordinate Loan,” collectively with the F5 Tower Senior Loan, the “F5 Tower Whole Loan”). The F5 Tower Subordinate Notes will be an asset of the BBCMS 2020-C6 securitization trust but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the F5 Tower Subordinate Notes will be available to make distributions in respect of the loan-specific classes of certificates only. The F5 Tower Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in the 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington (the “F5 Tower Property”). The non-controlling Note A-1-A will be contributed to the BBCMS 2020-C6 trust (the “F5 Tower Mortgage Loan”). Non-controlling notes A-1-B, A-1-C and A-2 are expected to be contributed to future securitization transactions. Prior to the occurrence of a control appraisal period, the F5 Tower Subordinate Notes (or the related directing holder) will be the controlling noteholder. During a control appraisal period, Note A-1-B (or the directing holder of the related securitization trust) will be the controlling noteholder. The F5 Tower Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C6 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The F5 Tower Whole Loan requires interest-only payments through the ARD and accrues interest at a rate of 3.69868% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the F5 Tower Whole Loan will accrue interest at a rate of (a) 3.69868% per annum (or, when applicable pursuant to the F5 Tower Whole Loan documents, the default rate) plus (b) the positive difference between (x) a rate per annum equal to the greater of (i) the Initial Interest Rate plus 2.50% and (ii) when applicable pursuant to the F5 Tower Whole Loan documents, the default rate and (y) 3.69868% per annum (the “Adjusted Interest Rate”). In addition, after the ARD, to the extent that there is excess cash flow from the cash management account after the payment of reserves, the excess cash flow will be applied as described in footnote 3 above.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$50,000,000	BBCMS 2020-C6	No
Note A-1-B	$40,000,000	An affiliate of Barclays	No(1)
Note A-1-C	$39,500,000	An affiliate of Barclays	No
Note A-2	$55,500,000	DBRI	No
Note B-1	$78,820,000	BBCMS 2020-C6 (Loan Specific)	Yes(1)
Note B-2	$33,780,000	BBCMS 2020-C6 (Loan Specific)	Yes(1)
Total	$297,600,000
(1)	When a control appraisal period is in effect, Note A-1-B will be the controlling note, and the directing certificateholder of the related securitization will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan” in the Preliminary Prospectus.

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No. 5 – F5 Tower

The Property. The F5 Tower Property is a 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington. The three units of the condominium consist of (i) the 515,518 square-foot office portion fully leased to F5 Networks, Inc. (“F5 Networks”) located on floors 20 to 48 (collateral), (ii) 259 borrower-owned spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and an easement with respect to the use of 42 parking spaces) and 62 additional spaces leased from The Rainier Club through September 30, 2026 (collateral) and (iii) a 189-key luxury hotel (non-collateral). The combined ownership interest of the office condominium and the parking garage condominium is 76.54%. As of December 19, 2019, the F5 Tower Property was 100.0% leased to F5 Networks.

The sole tenant at the F5 Tower Property is F5 Networks (NASDAQ: FFIV; 515,518 square feet; 100.0% of the NRA; 100.0% of U/W base rent; September 30, 2033 lease expiration). F5 Networks is a leading global technology company that focuses on delivery, security, performance and availability of web applications and technologies used by a wide range of companies. F5 Networks is a supplier of application delivery controllers, which optimize performance, availability and security of network-based applications and owns 45% of market share for application delivery controllers. F5 Networks employs over 4,500 employees in 69 offices across 39 countries. Total revenue for fiscal year 2019 was approximately $2.24 billion, which was a 4% increase over fiscal year 2018. Total revenue was comprised of services revenue of approximately $1.26 billion and product revenue of approximately $986 million. Product revenue included mostly appliance sales, and software revenue grew 60% in fiscal year 2019. F5 Network’s net income for the fiscal year 2019 was approximately $427.7 million calculated using generally accepted accounting principles (“GAAP”), and its non-GAAP net income was estimated to be $643.2 million. F5 Networks has raised no outside debt funding since the company was founded in 1996. The F5 Tower Property is F5 Network’s global headquarters.

Environmental. According to a Phase I environmental assessment dated November 26, 2019, there was no evidence of any recognized environmental conditions at the F5 Tower Property.

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
NAP	NAP	NAP	NAP	100.0%
(1)	Historical Occupancies are not available for the F5 Tower Property as the improvements were constructed in 2019.

(2)	Current Occupancy reflects in-place leases based on the underwritten rent roll dated December 19, 2019.

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Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
F5 Networks, Inc.(4)(5)(6)	NR/NR/NR	515,518	100.0%	$46.89	$24,173,823	100.0%	9/30/2033
Occupied Collateral Total / Wtd. Avg.		515,518	100.0%	$46.89	$24,173,823	100.0%
Vacant Space		0	0.0%
Collateral Total		515,518	100.0%

(1)	Based on the underwritten rent roll dated December 19, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

(4)	F5 Networks has three, five-year renewal options at the fair market value at the time of the renewal.

(5)	F5 Networks has a termination option effective as of October 1, 2030 (the “Early Termination Right”) with 19 months’ written notice (March 1, 2029) and a termination payment equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) the leasing commissions paid to the tenant’s broker and landlord’s broker in connection with the lease. Additionally, F5 Networks has the right to terminate its lease with respect to the two highest full floors at the F5 Tower Property, effective between September 30, 2025 and September 30, 2026 with 12 months’ notice and payment of a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term (determined on per rentable square foot basis for such two floors) of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) leasing commissions paid to the tenant’s broker in connection with the lease. If F5 Networks terminates or provides notice to terminate all or at least 40,000 square feet of its space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), a Lease Sweep Period (as defined below) will commence. See “Lease Sweep Period” below.

(6)	F5 Networks subleases 18,886 square feet (the 22nd floor) to Foursquare Labs, Inc. through November 30, 2022 at a current rental rate of $38.00 per square foot. F5 Networks subleases 18,636 square feet (the 23rd floor) to Grab Technology Corp. through February 28, 2023 at a current rental rate of $55.00 per square foot.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031 & Beyond	1	515,518	100.0	24,173,823	100.0	515,518	100.0%	$24,173,823	100.0%
Total	1	515,518	100.0%	$24,173,823	100.0%
(1)	Based on the underwritten rent roll dated December 19, 2019.

(2)	Base Rent Expiring includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

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No. 5 – F5 Tower

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$21,136,238	$21,136,238	$41.00	64.6%
Rent Steps(4)	0	3,037,585	5.89	9.3
Vacant Income	0	0	0.00	0.0
Gross Potential Rent	$21,136,238	$24,173,823	$46.89	73.9%
Total Reimbursements	8,493,154	8,552,513	16.59	26.1
Net Rental Income	$29,629,392	$32,726,336	$63.48	100.0%
Other Income	1,480,769	1,697,833	3.29	5.2
(Vacancy/Credit Loss)(5)	0	(1,636,317)	(3.17)	(5.0)
Effective Gross Income	$31,110,161	$32,787,852	$63.60	100.2%

Total Expenses	$8,731,929	$8,792,416	$17.06	26.8%

Net Operating Income	$22,378,232	$23,995,436	$46.55	73.2%

Total TI/LC, Capex/RR	0	876,381	1.70	2.7

Net Cash Flow	$22,378,232	$23,119,056	$44.85	70.5%
(1)	Historical financials prior to TTM are not available due to the F5 Tower Property being built in 2019.

(2)	TTM represents the annualized in-place figures for the month of December 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rent Steps include $528,406 of rent steps through November 2020 and $2,509,179 of straight line rent for F5 Networks.

(5)	The underwritten economic vacancy is 5.0%. The F5 Tower Property was 100.0% physically occupied as of December 19, 2019.

The Market. The F5 Tower Property is located in the financial district of the central business district of Seattle, Washington. Seattle’s financial district contains approximately 50% of the total leasable office space in the Seattle central business district, including a number of trophy office towers such as Columbia Center, Two Union Square, 1201 Third Avenue, the Russell Investments Center, Fourth & Madison and U.S. Bank Centre. The F5 Tower Property is located on 5th Avenue between Marion Street and Columbia Street, a corner that has seen over $1.1 billion of capital investment over the past 18 months, including new Class A office space, luxury hotel keys, restaurants and entertainment. The area is also the center of Seattle’s cultural life including Benaroya Hall (home of the Seattle Symphony), the Seattle Art Museum, Pike Place Market and the Washington State Convention and Trade Center. Primary access through the Seattle metropolitan area is provided by Interstate 5, a north-south highway running from Canada to Mexico, and Highway 99, a recently completed four-lane underground tunnel providing access through downtown Seattle. The area is also served by King County Metro bus transit, Link Light Rail, Sounder Commuter Rail and two streetcar lines. King County Metro was ranked the best large transit system in 2018 by the American Public Transportation Organization. In total, there are 32 transit options within three blocks of the F5 Tower Property.

According to the appraisal, Seattle’s population has grown 18.7% since 2010. In 2018, the city was ranked as the #1 tech growth market in North America by CBRE with over 167,000 tech jobs and over 100 tech firm expansions from the Bay Area. Since 2016, the high-tech job base in Seattle has grown by 26%. Notable technology tenants with presence in the Seattle central business district are Amazon, DocuSign, F5 Networks and Dropbox.

According to the appraisal, the F5 Tower Property is located in the Downtown Seattle submarket within the Puget Sound office market. As of the third quarter of 2019, the Downtown Seattle office submarket reported a total Class A inventory of approximately 26.9 million square feet with a 5.1% vacancy rate. The concluded market rent, according to the appraisal, is $45.00 per square foot.

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The following table presents office and retail rental data with respect to comparable properties of the F5 Tower Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
F5 Tower 801 5th Avenue Seattle, WA	2019	515,518	F5 Networks	515,518	$46.89(3)	April 2019	14.5 Yrs	NNN
1201 Third 1201 Third Avenue Seattle, WA	1988	1,079,013	JP Morgan	22,571	$36.25	March 2019	10.0 Yrs	Full Service
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Indeed	199,221	$48.00	July 2019	14.0 Yrs	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Dropbox, Inc.	120,886	$45.50	October 2020	12.3 Yrs	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Spaces	90,848	$42.50	July 2019	12.5 Yrs	NNN
Fourth & Madison 925 Fourth Avenue Seattle, WA	2002	845,533	Bullivant Houser Bailey	11,670	$42.00	June 2019	10.4 Yrs	NNN
Madison Centre 505 Madison Street Seattle, WA	2018	753,869	Hulu Media Services	67,440	$42.00	October 2018	10.0 Yrs	NNN
Rainier Square Development 1301 5th Avenue Seattle, WA	2020	994,567	Amazon	722,000	$39.00	January 2020	15.0 Yrs	NNN
Two Union Square 601 Union Street Seattle, WA	1989	1,164,046	Wedbush Securities	7,219	$47.00	March 2019	5.0 Yrs	Full Service
(1)	Source: Appraisal for the comparable properties and underwritten rent roll for the F5 Tower Property.

(2)	Rent PSF is based on the NNN Equivalent Rent.

(3)	Rent PSF includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

The table below presents certain information relating to comparable sales for the F5 Tower Property:

Comparable Office Sales (1)
Property Name	Location	NRA (SF)	Sale Date	Sale Price	Sale Price (PSF)	Adjusted Sales Price (PSF)	Cap Rate
Westlake Tower	Seattle, WA	355,580	Oct-19	$236,000,000	$663.70	$896.00	4.40%
Troy Block	Seattle, WA	811,463	Mar-19	$740,000,000	$911.93	$884.00	4.45%
400 Fairview Building	Seattle, WA	349,152	Jul-18	$338,425,250	$969.28	$907.00	4.20%
202 Westlake	Seattle, WA	130,710	May-18	$129,500,000	$990.74	$876.00	4.50%
Dexter Station	Seattle, WA	345,992	May-17	$286,000,000	$826.61	$848.00	4.40%
(1)	Source: Appraisal.

The Borrower. The borrowing entity for the F5 Tower Whole Loan is Seattle 801 Fifth Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the F5 Tower Whole Loan. FS KKR Capital Corp. and FS KKR Capital Corp. II are the guarantors, on a several basis, of certain nonrecourse carve-outs and environmental indemnities under the F5 Tower Whole Loan (collectively, the “Origination Date Guarantor”). If the Origination Date Guarantor fails to maintain a net worth of $200,000,000 and liquid assets of $20,000,000, the borrower may provide a supplemental or replacement guarantor that, together with the other guarantors (but no more than five guarantors total), satisfies the net worth and liquid assets thresholds.

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The Borrower Sponsor. The F5 Tower Whole Loan borrower sponsors are FS KKR Capital Corp. and FS KKR Capital Corp. II, affiliates of Kohlberg Kravis Roberts (“KKR”) and FS Investments. KKR is a leading global investment firm with over $208.4 billion of assets under management as of September 30, 2019. KKR’s real estate division has been a part of the firm’s strategy since 1981, with over $8 billion of assets under management with over 85 employees across nine countries as of September 30, 2019. FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. As of March 31, 2019, FS Investments has over $23 billion of assets under management across 10 funds with over 300 employees nationwide.

Property Management. The F5 Tower Property is managed by Urban Renaissance Property Company LLC, a full-service commercial real estate firm engaged in acquisitions, development, management and ownership in Seattle and Bellevue, Washington, Portland, Oregon and Denver, Colorado.

Escrows and Reserves. At origination, the borrower was required to escrow approximately $644,935 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, initially equal to $214,978.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the F5 Tower Property is insured under a blanket insurance policy in accordance with the F5 Tower Whole Loan documents.

Replacement Reserves – Upon the occurrence and during the continuance of a Trigger Period (as defined below), the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will pay the lender 1/12th of $0.20 per square foot per annum each month, totaling approximately $8,592 per month.

Lease Sweep Reserve – During the continuance of a Trigger Period, the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will be required to pay to the lender, approximately $64,440 subject to the Lease Sweep Reserve Cap (as defined below) into a lease sweep reserve to be disbursed as described in the F5 Tower Whole Loan documents. During a Trigger Period, the Lease Sweep Reserve will be paid subsequent to the replacement reserves.

Lockbox / Cash Management. The F5 Tower Whole Loan documents require a hard lockbox with springing cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The F5 Tower Whole Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within two business days after receipt and that the parking manager deposit parking net operating income into the lockbox on a monthly basis in accordance with the parking management agreement as set forth in the F5 Tower Whole Loan documents.

Prior to the ARD and in the absence of a Trigger Period, funds in the lockbox account will be transferred daily to a borrower operating account. Prior to the ARD and during a Trigger Period (while no event of default is continuing), (i) all amounts in the lockbox account are to be transferred daily for the payment, among other things, of the debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan (as defined below), monthly escrows and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents and (ii) to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied at the borrower’s request to pay, among other things, operating costs and expenses, leasing costs, accounting costs, funds sufficient to make required REIT distributions and other expenses reasonably approved by the lender. After the ARD, all amounts in the lockbox account are to be transferred daily for the payment of, among other things, debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, monthly escrows, Accrued Interest and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents.

A “Trigger Period” will commence upon (i) January 6, 2030, (ii) an event of default under the F5 Tower Whole Loan documents, (iii) a Low Debt Yield Period (as defined below), (iv) a Lease Sweep Period or (v) an event of default under the F5 Tower Mezzanine Loan documents. A Trigger Period will cease upon: with respect to clause (ii), the cure and acceptance of the cure by the lender of such event of default; with respect to clause (iii), the end of a Low Debt Yield Period; with respect

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to clause (iv), the end of such Lease Sweep Period; and with respect to clause (v), receipt of notice from the mezzanine lender that the event of default has been cured or waived.

A “Low Debt Yield Period” will commence if, as of the last day of a calendar quarter, (a) the F5 Tower Property is not fully leased to F5 Networks, one or more investment grade entities in accordance with the F5 Tower Whole Loan documents or tenants otherwise approved by the lender and (b) the F5 Tower Whole Loan debt yield (with a numerator equal to the gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan) is less than 6.4% or the aggregate debt yield is less than 5.5% (with a numerator equal to gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan and any mezzanine loan). A Low Debt Yield Period will end when the F5 Tower Whole Loan debt yield is greater than or equal to 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan is greater than or equal to 5.5% for at least two consecutive calculation dates. The borrower also has the option to avoid a Low Debt Yield Period by (i) delivering a letter of credit as collateral for the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount (as defined below) or (ii) after the 24th payment date, prepaying the outstanding principal balance of the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount in accordance with the F5 Tower Whole Loan documents.

The “Low Debt Yield Avoidance Amount” is the amount that the then outstanding principal balance of the F5 Tower Whole Loan would need to be reduced in order for the F5 Tower Whole Loan debt yield to equal 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan to equal 5.5%.

A “Lease Sweep Period” will commence on the first payment date prior to the ARD following the earliest to occur of (i)(a) a Lease Sweep Tenant Party (as defined below) terminating all or at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), upon the effective date of such termination or (b) a Lease Sweep Tenant Party delivering written notice to the borrower or property manager of intent to terminate 40,000 or more square feet of space, upon the later of the date that is 36 months prior to the lease expiration date and the date the written notice is received; (ii) the date that is 10 months prior to the ARD unless F5 Networks does not exercise its Early Termination Right; (iii) a Lease Sweep Tenant Party going dark on 50% or more of its space, subject to certain exceptions set forth in the F5 Tower Whole Loan documents; (iv) a monetary default or material non-monetary default under the (a) F5 Networks lease or (b) an F5 Networks replacement lease for at least 75% of the square feet demised under the F5 Networks lease, if applicable; or (v) bankruptcy proceedings of a Lease Sweep Tenant Party. A Lease Sweep Period will end upon the earliest of, with respect to clauses (i) and (ii) above, each of (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease, (b) after giving effect to such replacement lease(s), the F5 Tower Whole Loan debt yield being at least 8.14% and the aggregate debt yield of the F5 Tower Whole Loan and F5 Tower Mezzanine Loan being at least 7.00% and (c) certain occupancy conditions as described in the F5 Tower Whole Loan documents are satisfied (and in the case of a Lease Sweep Period under clause (i) above, the borrower may prepay the outstanding principal balance of the F5 Tower Whole Loan in accordance with the F5 Tower Whole Loan documents in order to satisfy such debt yield conditions); with respect to clause (iii) above, either (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease and certain occupancy conditions under the F5 Tower Whole Loan being satisfied or (b) the entirety of the space vacated being subleased to an investment grade entity in accordance with the F5 Tower Whole Loan documents that is paying rent at a rate at least equal to the lease for the Lease Sweep Tenant Party; with respect to clause (iv) above, the default being cured and no other default occurring for a period of three consecutive months following such cure; with respect to clause (v) above, the bankruptcy proceeding being terminated or the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and with respect to clauses (i), (ii), (iii) and (iv) above, the date on which the aggregate amount of funds transferred to the lease sweep reserve account equals the Lease Sweep Reserve Cap (as defined below).

Other than a Lease Sweep Period regarding an insolvency event, the borrower may prevent the Lease Sweep Period by (i) posting a letter of credit equal to the Lease Sweep Reserve Cap or (ii) (x) delivering a guaranty satisfactory to the lender from up to two guarantors considered investment grade (“BBB–” or equivalent) by at least two of S&P, Fitch and Moody’s (or a person that is wholly owned by a qualifying person) and that maintain an aggregate minimum net worth of $350,000,000 and liquidity of $50,000,000 or (y) subject to (A) rating agency confirmation, (b) approval of the mezzanine lender and (C) lender’s receipt of a guaranty that is satisfactory in form and substance from a guarantor acceptable to the lender in an

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amount equal to the Lease Sweep Reserve Cap (if more than one event has occurred under a Lease Sweep Period, the applicable amount will be the greatest Lease Sweep Reserve Cap).

The “Lease Sweep Reserve Cap” will mean (a) with respect to a Lease Sweep Period caused by clause (i) above, $75.00 per rentable square foot of the terminated space; (b) with respect to a Lease Sweep Period caused by clause (ii) above, $38,663,850 ($75.00 per rentable square foot leased to F5 Networks); (c) with respect to a Lease Sweep Period caused by clause (iv) above, $75.00 per rentable square foot of the related defaulted lease; or (d) with respect to a Lease Sweep Period caused by clause (iii) above, $75.00 per rentable square foot of applicable dark space; provided that the aggregate Lease Sweep Reserve Cap for all concurrent Lease Sweep Period triggers may not exceed $38,663,850.

A “Lease Sweep Tenant Party” will mean (a) F5 Networks, (b) a tenant under one or more F5 Networks replacement leases for at least 75% of the rentable square feet demised under the F5 Networks lease or (c) a direct or indirect parent company of either of the foregoing.

Subordinate and Mezzanine Debt. On December 19, 2019, Barclays and DBRI funded the F5 Tower Subordinate Notes in the aggregate amount of $112,600,000. The F5 Tower Subordinate Notes will be an asset of the BBCMS 2020-C6 securitization trust but will not be pooled together with the other mortgage loans and payments of interest and principal received in respect of the F5 Tower Subordinate Notes will be available to make distributions in respect of the loan-specific classes of certificates only. The F5 Tower Subordinate Notes have an initial interest rate of 3.69868% per annum and are coterminous with the F5 Tower Senior Loan. Following the ARD, to the extent that the F5 Tower Whole Loan is outstanding, the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate. The relative rights and obligations of the holders of the F5 Tower Senior Loan and the F5 Tower Subordinate Loan are governed by the terms of a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan” in the Preliminary Prospectus. Based on the F5 Tower Whole Loan, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield are 63.3%, 63.3%, 2.07x and 8.1%, respectively.

Additionally, a $48,500,000 mezzanine loan was funded concurrently with the origination of the F5 Tower Whole Loan (the “F5 Tower Mezzanine Loan”), which is secured by the direct equity ownership in the borrower. Following loan origination, the F5 Tower Mezzanine Loan was sold to a third party investor. The F5 Tower Mezzanine Loan accrues interest at a rate of (i) prior to the ARD, 6.15000% per annum (the “Mezzanine Initial Interest Rate”) (or, when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate) and (ii) from and after the ARD, to the extent that the F5 Tower Mezzanine Loan is outstanding, the F5 Tower Mezzanine Loan will accrue interest at a rate equal to the greater of (a) the Mezzanine Initial Interest Rate plus 2.50% and (b) when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate (the “Mezzanine Adjusted Interest Rate”). The “Mezzanine Accrued Interest” is the difference between (i) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Adjusted Interest Rate and (ii) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Initial Interest Rate. The Mezzanine Accrued Interest will be deferred and will be paid on the maturity date for the F5 Tower Mezzanine Loan to the extent not paid sooner by the F5 Tower Mezzanine Loan borrower. The F5 Tower Mezzanine Loan may not be prepaid without a simultaneous prepayment of the F5 Tower Whole Loan. Including the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, the total Cut-off Date LTV, Maturity Date LTV Ratio, total UW NCF DSCR and total UW NOI Debt Yield are 73.6%, 73.6%, 1.63x and 6.9%, respectively. The lenders of the F5 Tower Whole Loan have entered into an intercreditor agreement with the F5 Tower Mezzanine Loan lenders, which agreement governs their relationship.

Partial Release. Not permitted.

Leasehold. The collateral consists of the borrower’s fee interest in the office condominium, 259 borrower-owned spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and a permanent easement with respect to the use of 42 parking spaces) and an additional 62 parking spaces leased from The Rainier Club through September 30, 2026. The 62 parking spaces subject to the leasehold interest account for 19.3% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

Earthquake Insurance. The F5 Tower Property is located within seismic zone 3 and has a probable maximum loss of 9%. The F5 Tower Whole Loan documents require earthquake insurance in amounts acceptable to the lender in form and substance. However, the borrower obtained earthquake insurance with a limit of $40.0 million per occurrence and in the annual aggregate.

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No 6 - Exchange on Erwin

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No 6 - Exchange on Erwin

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No 6 - Exchange on Erwin

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype(4):	Mixed Use – Multifamily/Office/Retail
% of IPB:	5.5%	Net Rentable Area (SF)(4):	316,061
Loan Purpose:	Acquisition	Location:	Durham, NC
Borrowers:	SREIT Erwin Residential, L.P. and SREIT Erwin Retail, L.P.	Year Built / Renovated:	2007, 2017-2018 / N/A
Borrower Sponsor:	Starwood Real Estate Income Trust, Inc.	Occupancy(5):	97.0%
Interest Rate:	3.42100%	Occupancy Date(5):	Various
Note Date:	11/21/2019	4th Most Recent NOI (As of):	NAV
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	NAV
Original Term:	120 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	None	UW Economic Occupancy(6):	94.1%
Amortization Type:	Interest Only	UW Revenues:	$8,935,023
Call Protection(2):	L(24),YM(92),O(4)	UW Expenses:	$2,992,779
Lockbox / Cash Management:	In-Place / Springing	UW NOI:	$5,942,244
Additional Debt(1):	Yes	UW NCF:	$5,858,374
Additional Debt Balance(1):	$25,450,000	Appraised Value / Per SF(7)(8):	$117,000,000 / $370
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/31/2019

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(8):	$239
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$239
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.5%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	64.5%
TI/LC:	$2,500,000	$0	N/A	UW NCF DSCR:	2.24x
Other:	$30,000	$0	N/A	UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$75,450,000		64.5%	Purchase Price	$111,250,000	95.1%
Borrower Sponsor Equity	41,572,366		35.5	Closing Costs(9)	3,242,366	2.8
				Reserves	2,530,000	2.2
Total Sources	$117,022,366		100.0%	Total Uses	$117,022,366	100.0%

(1)	The Exchange on Erwin mortgage loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $75.45 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $75.45 million Exchange on Erwin Whole Loan (as defined below).

(2)	The borrower may prepay the Exchange on Erwin Whole Loan at any time (subject to the payment of any yield maintenance premiums) in order to achieve the required debt yield set forth in the loan documents to prevent a Trigger Period (as defined below).

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	The Exchange on Erwin Property (as defined below) consists of a (i) 96,949 square-foot mixed-use property consisting of (a) 61,540 square feet of office space and (b) 35,409 square feet of retail space and (ii) three mid-rise multifamily buildings totaling 265 units and 219,112 square feet.

(5)	The Mixed-Use Property (as defined below) is 95.4% occupied as of November 21, 2019 and the Multifamily Property (as defined below) is 97.7% occupied based on square feet and 97.7% occupied based on units as of December 31, 2019.

(6)	The Multifamily Property UW Economic Occupancy is 95.0% and the Mixed-Use Property UW Economic Occupancy is 93.0%.

(7)	The appraisal assumes that the Initial TI/LC reserve of $2,500,000 was escrowed by the lender and such amount would pass to a future purchaser of the Exchange on Erwin Property.

(8)	Per SF calculations are based on total net rentable area (“NRA”) of 316,061 square feet which includes the (i) 96,949 square-foot Mixed-Use Property and (ii) 219,112 square-foot Multifamily Property.

(9)	Closing costs include $1,052,685 of borrower reserves to be used for working capital and other purposes.

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No 6 - Exchange on Erwin

The Loan. The Exchange on Erwin mortgage loan is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $75,450,000 (the “Exchange on Erwin Whole Loan”). The Exchange on Erwin Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in three Class A multifamily buildings and an adjacent office/retail mixed-use property, located in Durham, North Carolina (the “Exchange on Erwin Property”) across the street from Duke University. The controlling Note A-1, with an original principal balance of $50,000,000 (the “Exchange on Erwin Mortgage Loan”), will be included in the BBCMS 2020-C6 securitization trust. The non-controlling Note A-2, with an original principal balance of $25,450,000, is expected to be contributed to a future securitization trust. The Exchange on Erwin Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The Exchange on Erwin Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	BBCMS 2020-C6	Yes
A-2	$25,450,000	Barclays	No
Total	$75,450,000

The Property. The Exchange on Erwin Property consists of (i) three multifamily buildings totaling 265 units and 219,112 square feet of net rentable area (the “Multifamily Property”) and a (ii) 96,949 square-foot mixed-use property (the “Mixed-Use Property”) consisting of (a) 61,540 square feet of office space and (b) 35,409 square feet of retail space. The Multifamily Property was built between 2017 and 2018 and the Mixed-Use Property was built in 2007. The Multifamily Property and Mixed-Use Property are located within the same complex and are adjacent to each other, sitting on a combined approximately 8.80 acres. The Exchange on Erwin Property is part of a condominium structure (see “Condominium” section below). The Exchange on Erwin Property benefits from a five-story, 691-space parking deck, in which 346 spaces are allocated to the Multifamily Property and 290 spaces are allocated to the Mixed-Use Property. The remaining 55 spaces are dedicated to the non-collateral residential condo owners.

Exchange on Erwin Property Summary
Component	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	% of Appraised Value	Underwritten Revenue	% of Underwritten Revenue	SF	% of SF
Multifamily Property	$49,100,000	65.1%	$76,700,000	65.6%	$5,129,500	57.4%	219,112	69.3%
Mixed-Use Property	26,350,000	34.9	40,300,000	34.4	3,805,523	42.6	96,949	30.7
Total	$75,450,000	100.0%	$117,000,000	100.0%	$8,935,023	100.0%	316,061	100.0%
(1)	The Mixed-Use Property appraisal assumes that the Initial TI/LC reserve of $2,500,000 was escrowed by the lender and such amount would pass to a future purchaser of the Exchange on Erwin Property.

The Multifamily Property

The Multifamily Property consists of the Villas and the Tower. The Villas consist of two five-story multifamily buildings totaling 128 units and 112,044 net rentable square feet. The Tower is a six-story multifamily building totaling 137 units and 107,068 square feet. The Villas were built in 2018 and the Tower was built in 2017. As of December 31, 2019, 259 of the 265 units were occupied resulting in an occupancy rate equal to 97.7%. The Multifamily Property offers 64 studios, 136 one-bedroom units and 65 two-bedroom units. According to the borrower, approximately 76.0% of the residents are Duke University graduate students and the remaining 24.0% are young professionals. All units are leased by the unit (not by the bed) and at least 90% of the leases are for terms of at least one year. Additionally, the Multifamily Property units are restricted to tenants 21 years of age and older. The amenities at the Exchange on Erwin Property include a saltwater pool, meeting and study rooms, and a fitness center. The units are equipped with stainless steel appliances, oversize walk in closets and washer/dryers. Additional site features include barbecue grills, playgrounds, walking paths and a dog park. In addition to parking deck rights, the Villas benefit from 129 surface parking spaces.

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Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy(2)	Average Unit Size (SF)(2)	Avg. Monthly Rent Per Unit(2)
Studio	64	24.2%	62	96.9%	631	$1,384
1 Bed/1 Bath	136	51.3	134	98.5%	786	$1,454
2 Bed/2 Bath	65	24.5	63	96.9%	1,105	$2,102
Total/Wtd. Avg.	265	100.0%	259	97.7%	827	$1,595
(1)	Based on the borrower rent roll.

(2)	Wtd. Avg. is based on number of occupied units of each unit type.

The Mixed-Use Property

The Mixed-Use Property is a three-story building totaling 96,949 square feet comprised of first-floor retail and the majority of office space located on floors two and three.

The office portion of the Mixed-Use Property consists of 61,540 square feet and is 100.0% occupied by Duke University (Moody’s Aa1, S&P AA+) and Duke University Health Systems (Moody’s Aa2, S&P AA, Fitch AA) (together with Duke University, “Duke”). Duke accounts for 63.5% of square feet at the Mixed-Use Property. Duke’s leases expire in various months of 2024 and each lease includes at least one five-year renewal option at fair market value. Duke is required to provide notice of renewal at least 180 days but no more than 240 days prior to lease expiration. If either Duke University or Duke University Health Systems does not exercise its respective renewal option or if it provides notice to cancel its leases and the resulting debt yield of the Exchange on Erwin Whole Loan is less than 6.9%, all excess cash flow will be swept unless the borrower deposits an amount that would result in $1,850,000 being held in the TI/LC reserve account (see “Lockbox / Cash Management” below). Duke uses its space for its Center for Autism and Brain Development, Child & Family Study Center, Autism Clinic, Children’s Evaluation Center, Neuropsychology and Smoking Research Lab, among other things. Duke has occupied space at the Mixed-Use Property since it was built and has since expanded and renewed several times.

The retail portion is located on the first floor of the Mixed-Use Property and consists of 13 units totaling 35,409 square feet, of which 12 units were occupied as of the November 21, 2019 rent roll. The largest retail tenant, Hook & Reel, a Cajun seafood bar and restaurant, occupies 7,254 square feet with a lease expiration in December 2029. Other national retail tenants include Smashburger, Firehouse Subs, Dunkin Donuts, The Noodle Shop, The UPS Store and Chipotle Mexican Grill. In addition to parking deck rights, there are 80 surface parking spaces in front of the retail component of the Mixed-Use Property.

Environmental. According to a Phase I environmental assessment dated November 18, 2019, there was no evidence of any recognized environmental conditions at the Exchange on Erwin Property.

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Mixed-Use Property - Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Total SF	% of Total SF	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Exp. Date
Duke University	Aa1 / AA+ / NA	37,290	38.5%	$27.09	$1,010,364	36.9%	Various(4)
Duke University Health Systems	Aa2 / AA / AA	24,250	25.0	$30.81	$747,144	27.3%	5/31/2024
Hook & Reel	NA / NA / NA	7,254	7.5	$29.00	$210,372	7.7%	12/31/2029
Smashburger	NA / NA / NA	2,974	3.1	$23.00	$68,400	2.5%	3/31/2024
The Noodle Shop	NA / NA / NA	2,925	3.0	$29.04	$84,948	3.1%	6/30/2023
Top Five Tenants		74,693	77.0%	$28.40	$2,121,228	77.4%

Other Tenants		17,826	18.4%	$34.66	$617,928	22.6%

Occupied Collateral Total		92,519	95.4%	$29.61	$2,739,156	100.0%

Vacant Space		4,430	4.6%

Collateral Total		96,949	100.0%

(1)	Based on the underwritten rent roll dated November 21, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes rent steps through September 1, 2020 totaling $29,988.

(4)	Duke University has three separate leases with 32,493 square feet expiring August 31, 2024 and 4,797 square feet expiring May 31, 2024.

Mixed-Use Property - Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net SF Expiring	% of SF Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,430	4.6%	NAP	NAP	4,430	4.6%	NAP	NAP
2020	1	1,554	1.6	$54,852	2.0%	5,984	6.2%	54,852	2.0%
2021	3	6,432	6.6	231,420	8.4	12,416	12.8%	286,272	10.5%
2022	1	2,650	2.7	83,364	3.0	15,066	15.5%	369,636	13.5%
2023	3	7,105	7.3	227,148	8.3	22,171	22.9%	596,784	21.8%
2024	5	64,514	66.5	1,825,908	66.7	86,685	89.4%	2,422,692	88.4%
2025	0	0	0.0	0	0.0	86,685	89.4%	2,422,692	88.4%
2026	0	0	0.0	0	0.0	86,685	89.4%	2,422,692	88.4%
2027	1	1,280	1.3	49,620	1.8	87,965	90.7%	2,472,312	90.3%
2028	0	0	0.0	0	0.0	87,965	90.7%	2,472,312	90.3%
2029	2	8,984	9.3	266,844	9.7	96,949	100.0%	2,739,156	100.0%
2030	0	0	0.0	0	0.0	96,949	100.0%	2,739,156	100.0%
2031 & Beyond	0	0	0.0	0	0.0	96,949	100.0%	2,739,156	100.0%
Total	16	96,949	100.0%	2,739,156	100.0%
(1)	Based on the underwritten rent roll dated November 21, 2019.

(2)	Base Rent includes rent steps through September 1, 2020 totaling $29,988.

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Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Unit(2)	%(3)
Multifamily Rents in Place	$4,957,188	$18,706	97.8%
Multifamily Vacant Income	108,960	411	2.2
Multifamily Gross Potential Rent	$5,066,148	$19,118	100.0%
(Multifamily Vacancy/Credit Loss)	(253,300)	(956)	(5.0)
Multifamily Other Revenue(4)	316,652	1,195	6.3
Multifamily Net Rental Income	$5,129,500	$19,357	101.3%

Commercial Rents In-Place	$2,709,168	$27.94	66.2%
Commercial Rent Steps(5)	108,724	1.12	2.7
Commercial Vacant Income	184,010	1.90	4.5
Commercial Gross Potential Rent	$3,001,902	$30.96	73.3%
Commercial Reimbursements	603,675	6.23	14.7
Commercial Other Revenue(6)	487,701	5.03	11.9
Commercial Net Rental Income	$4,093,278	$42.22	100.0%
(Commercial Vacancy/Credit Loss)	(287,755)	(2.97)	(7.0)
Commercial Effective Gross Income	$3,805,523	$39.25	93.0%

Total Revenue	$8,935,023	NAP	100.0%

Total Expenses(7)	$2,992,779	NAP	33.5%

Net Operating Income	$5,942,244	NAP	66.5%

Total TI/LC, Capex/RR	83,869	NAP	0.9

Net Cash Flow	$5,858,374	NAP	65.6%
(1)	Historical operating history was not included as the Villas was still being constructed in 2018 and ramping up thereafter. In general, underwritten revenue was based off of trailing four-month period ending December 2019 and expenses were based on the borrowers’ year one estimates and taxes are underwritten to the appraiser’s conclusion for unabated taxes.
(2)	Multifamily revenue Per Unit calculations are based on 265 units. Commercial revenue Per Unit calculations are based on 96,949 square feet.

(3)	Percentage column represents percent of Multifamily Gross Potential Rent for Multifamily revenue fields. Percentage column represents percent of Commercial Net Rental Income for Commercial revenue fields. Percentage Column represents percent of Total Revenue for the remainder of the fields.

(4)	Multifamily Other Revenue includes utility reimbursements and other residential revenue.

(5)	Commercial Rent Steps includes underwritten rent steps through September 1, 2020 and straight-line rent for Duke University.

(6)	The majority of Commercial Other Revenue is comprised of commercial parking income.

(7)	The Multifamily Property was enrolled in the state’s Brownfield program to support the redevelopment with multifamily apartment buildings, and is entitled to tax abatement in the amount of $412,261 for 2019, $313,642 for 2020, $202,205 for 2021, $100,767 for 2022 and $29,646 for 2023, resulting in a total benefit of $1,058,522. The underwriting reflects the appraisals concluded unabated taxes.

The Market. The Exchange on Erwin Property is located in Durham, North Carolina, across the street from Duke University and Duke University Hospital. According to the Duke University website, Duke employs over 41,000 employees, and according to the appraisal, Duke is the largest employer in the Durham Metro area. Duke University enrolls over 15,000 students with more than half consisting of graduate and professional students. Duke Medicine integrates patient care with the clinical, training and research programs of the Duke University Health System, Duke University School of Medicine and Duke University School of Nursing. Duke University Hospital is the flagship of the broader Health System, which also includes two community hospitals (Durham Regional Hospital and Duke Raleigh Hospital) and more than 200 ambulatory care clinics. According to the Duke University website, current operating revenues equal $5.7 billion and the Duke Endowment has a market value of $8.6 billion as of June 30, 2019. Other major employers in the area include IBM Corp., UNC Chapel-Hill, Blue Cross & Blue Shield Association and Fidelity Investments.

According to the appraisal, the Exchange on Erwin Property’s 2018 estimated population within a one-, three-, and five-mile radius is 13,191, 73,367, and 165,184, respectively, with average household income of $48,256, $81,314, and $74,762, respectively. According to the appraisal, the growth of population and total households within a three-mile radius of the

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subject is projected to outpace both the Durham MSA and North Carolina. According to the appraisal, the Exchange on Erwin Property is well placed in the market to benefit from this projected growth.

The Multifamily Property is located in the Northwest Durham/Downtown Submarket which as of the third quarter of 2019 had an occupancy rate equal to 94.2%. The office portion of the Mixed-Use Property is located in the South Durham Office Submarket, which as of the third quarter of 2019 had an occupancy rate equal to 92.1%. According to the appraisal, the concluded market office rent for the Mixed-Use Property is $30.00 per square foot. The retail portion of the Mixed-Use Property is located in the South Durham Retail Market, which as of the third quarter of 2019 had an occupancy rate equal to 93.0%. According to the appraisal, the concluded market retail rent for the Mixed-Use Property is $32.00 per square foot.

Comparable Mixed-Use Property Leases(1)
Property	Tenant Name	Lease Date	Lease SF	Base Rent PSF	Reimbursement	Category
Exchange on Erwin - Office(2)	Various	Various	61,540	$28.56	Modified Gross	Office
Triangle Woman’s Center	Available	Jan-2020	11,000	$32.50	Full Service	Office
HealthPark at Kildaire Two	Available	Sep-2020	16,203	$32.50	Full Service	Office
Diamond View II	Management USA, Inc.	Mar-2019	14,560	$33.25	Full Service	Office
Venable Center	Bio Products Laboratory	Nov-2018	4,552	$30.00	Full Service	Office
Perimeter Park Six	Available	Sep-2019	33,115	$29.50	Full Service	Office
Exchange on Erwin - Retail(2)	Various	Various	35,409	$31.69	Net Lease	Retail
One City Center	b.good, LLC	Mar-2018	2,591	$33.00	Triple Net	Retail
Eastern Gate Café	Wings & Grill Sports Bar	Feb-2018	4,942	$35.20	Absolute Net	Retail
Bank of America	Bank of America	Nov-2015	3,725	$38.17	Triple Net	Retail
Greystone Village	Two Roosters Icecream	Jun-2017	1,100	$23.34	Triple Net	Retail
(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll. Base Rent PSF excludes vacant square feet from calculation. Base Rent PSF includes rent steps through September 1, 2020 totaling $29,988.

The Borrower. The borrowers are collectively, SREIT Erwin Residential, L.P. and SREIT Erwin Retail, L.P., each a Delaware limited partnership. Both entities are single-purpose, bankruptcy remote entities. The general partner of the borrowers are expected to have two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Exchange on Erwin Whole Loan. The non-recourse carve-out guarantor of the Exchange on Erwin Whole Loan is Starwood REIT Operating Partnership, L.P. Recourse to the borrower and the non-recourse carve-out guarantor with respect to the occurrence of a bankruptcy event is limited to 20.0% of the outstanding principal balance of the Exchange on Erwin Whole Loan at the time such event occurs, plus the costs of enforcement.

The Borrower Sponsor. The borrower sponsor is Starwood Real Estate Income Trust, Inc. (“SREIT”). SREIT was launched in 2018, and is a public, non-exchange traded, perpetual life real estate investment trust that leverages Starwood Capital Group’s track record of investing in high quality real estate, its knowledge of the markets where it invests and its creativity applied to property level value creation. As of August 31, 2019, SREIT’s portfolio consists of 27 properties totaling over $1.1 billion of gross asset value with a target fund size of $5.0 billion over the next two to three years. Starwood Capital Group is a private investment firm founded in 1991 and currently headquartered in Miami, Florida. Since inception in 1991, Starwood Capital Group has acquired over $100 billion of assets in every major real estate asset class and maintains more than $60 billion of assets under management.

Property Management. The Multifamily Property will be managed by Highmark Residential, LLC and the Mixed-Use Property will be managed by VPTC Management Partners, LLC.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $2,500,000 for future tenant improvements and leasing commissions and $30,000 for immediate repairs.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments for the next ensuing 12 months. The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no Trigger Period exists.

Insurance Escrows – On a monthly basis during a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums. The requirement for the borrowers to make monthly deposits to the insurance escrow is

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waived so long as (i) no Trigger Period has occurred and is continuing and (ii) the Exchange on Erwin Property is insured under a blanket insurance policy in accordance with the loan documents.

Lockbox / Cash Management. The Exchange on Erwin Whole Loan is structured with a soft lockbox for residential tenants and hard lockbox for commercial tenants with springing cash management. Tenant direction letters were required to be sent to all commercial tenants upon the origination of the Exchange on Erwin Whole Loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The Exchange on Erwin Whole Loan documents require that all rents received by the borrowers or the property manager be deposited into the lockbox account no later than two business days of receipt. Absent a Trigger Period, the funds in the lockbox account are returned to an account controlled by the borrowers. During a Trigger Period, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. Funds in the cash management account will be disbursed in accordance with the Exchange on Erwin Whole Loan documents and any excess cash flow will be held in an excess cash reserve account controlled by the lender.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default and (ii) the occurrence of a Debt Yield Trigger (as defined below); and (B) expiring upon (y) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) or waiver in lender’s sole discretion of such event of default and (z) with regard to any Trigger Period commenced in connection with clause (ii) above, the occurrence of a Debt Yield Trigger Cure (as defined below).

“Debt Yield Trigger” means the debt yield (as defined in the Exchange on Erwin Whole Loan documents) for any two consecutive calendar quarters (calculated as of the last day of any calendar quarter) is less than 6.9%; provided, that, to the extent that the amount on deposit in the TI/LC reserve account is equal to or greater than $1,850,000, any Specified Tenant Event (defined below) will not trigger a Debt Yield Trigger (unless a Debt Yield Trigger would otherwise be in effect notwithstanding the net operating income attributable to such specified tenant). To the extent the amount on deposit in the TI/LC reserve account is not equal to or greater than $1,850,000, the borrower will be permitted to deposit funds into the TI/LC reserve account in an amount necessary to avoid or terminate such Debt Yield Trigger.

“Debt Yield Trigger Cure” means the date that either (i) the debt yield is equal to or greater than 6.9% for two consecutive calendar quarters (calculated as of the last day of any calendar quarter), (ii) borrower has deposited cash or a letter of credit in an amount (the “Debt Yield Cure Amount”) that if applied to the outstanding principal balance of the Exchange on Erwin Whole Loan would result in a debt yield of 6.9%, (iii) the borrowers have prepaid the Exchange on Erwin Whole Loan in an amount equal to the Debt Yield Cure Amount together with any related yield maintenance premium, or (iv) to the extent a Debt Yield Trigger is in effect due to a Specified Tenant Event (unless a Debt Yield Trigger would otherwise be in effect notwithstanding the net operating income attributable to such specified tenant), the borrowers will be required to deposit sufficient funds into the TI/LC reserve account until such funds total $1,850,000.

“Specified Tenant Event” means if Duke University or Duke University Health Systems delivers any notice to vacate (or notice of its intent to vacate) all or substantially all of its space or any notice to terminate or cancel (or notice of its intent to terminate or cancel) any of its leases. Each Duke lease requires the tenant to provide renewal notice of at least 180 days.

Condominium. The Exchange on Erwin Property is subject to three owners associations as described below.

The Exchange on Erwin Property is part of a master declaration (the “Master Declaration”) consisting of five lots with membership interests and percentage of votes per lot as follows: (i) lot 1 (1.19%); (ii) lot 2 (23.81%); (iii) lot 3 (36.31%); (iv) lot 4 (34.52%); and (v) lot 5 (4.17%). The collateral for the Exchange on Erwin Whole Loan includes the entirety of lot 2 (the Villas component of the Multifamily Property) and a portion of lot 4 (Pavilion at Lakeview Park Land Condominium), which collectively account for a total interest of 56.1% in the Master Declaration.

The Pavilion at Lakeview Park Land Condominium consists of (i) Unit 1 (51.6%) (the Pavilion East Condominium) and Unit 2 (48.4%) (the Tower component of the Multifamily Property) and (ii) common elements, which include a parking deck, surface parking and other common elements. The collateral for the Exchange on Erwin Whole Loan includes a portion of Unit 1 and the entirety of Unit 2 of the Pavilion at Lakeview Park Land Condominium, which collectively account for a total interest of 93.6% in the Pavilion at Lakeview Park Land Condominium.

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The Pavilion East Condominium consists of Unit 1 (40.50%) (1st floor of the Mixed-Use Property), Unit 2 (23.55%) (2nd floor of the Mixed-Use Property), Unit 3 (23.55%) (3rd floor of the Mixed-Use Property), and Unit 4 (12.40%) (non-collateral residential units located on the 4th floor of the Mixed-Use Property). The collateral for the Exchange on Erwin Whole Loan includes Unit 1, Unit 2 and Unit 3 of the Pavilion East Condominium, which collectively account for a total interest of 87.6% in the Pavilion East Condominium.

Subordinate and Mezzanine Debt. None.

Partial Release. After December 6, 2021, the borrowers may obtain the release of the Mixed-Use Property, upon the satisfaction of the conditions set forth in the Exchange on Erwin Whole Loan documents, including, but not limited to, (a) the borrowers prepay the Exchange on Erwin Whole Loan, in an amount equal to 120% of the allocated loan amount ($26,350,000), (b) after the release, the loan-to-value ratio for the Multifamily Property then remaining is no greater than 125% and (c) after the release, the debt yield for the Multifamily Property then remaining must be equal or greater than the greater of (i) the debt yield on the origination date and (ii) the debt yield immediately preceding the release; provided, however, that notwithstanding the foregoing, in no event will the debt yield be required to be greater than 9.5%.

Ground Lease. None.

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No. 7 – Bellagio Hotel and Casino

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
		Title:	Fee / Leasehold
		Property Type - Subtype:	Hotel - Full Service
Original Principal Balance(1):	$43,750,000	Net Rentable Area (Rooms):	3,933
Cut-off Date Principal Balance(1):	$43,750,000	Location:	Las Vegas, NV
% of IPB:	4.8%	Year Built / Renovated:	1997 / 2019
Loan Purpose:	Acquisition	Occupancy / ADR / RevPAR(5):	94.8% / $281.69 / $267.18
Borrower:	BCORE Paradise LLC	Occupancy / ADR / RevPAR Date:	9/30/2019
Borrower Sponsor:	BREIT Operating Partnership L.P.	4th Most Recent NOI (As of):	$480,822,095 (12/31/2016)
Interest Rate(2):	3.170153%	3rd Most Recent NOI (As of):	$505,736,234 (12/31/2017)
Note Date:	11/15/2019	2nd Most Recent NOI (As of):	$489,866,042 (12/31/2018)
Maturity Date:	12/5/2029	Most Recent NOI (As of):	$474,065,315 (TTM 9/30/2019)
Interest-only Period:	120 months	UW Occupancy / ADR / RevPAR(5):	94.8% / $281.69 / $267.18
Original Term:	120 months	UW Revenues:	$1,349,062,464
Original Amortization Term:	None	UW Expenses:	$874,997,149
Amortization Type:	Interest Only	UW NOI:	$474,065,315
Call Protection(3):	Grtr0.5%orYM(26),DeforGrtr0.5%orYM(87),O(7)	UW NCF:	$453,829,378
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per Room(6):	$4,260,000,000 / $1,083,143
Additional Debt(1):	Yes	Appraisal Date:	10/16/2019
Additional Debt Balance(1):	$1,632,450,000; $650,500,000; $683,300,000
Additional Debt Type(1):	Pari Passu; B Notes; C Notes

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Room:	$426,189	$765,319
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$426,189	$765,319
FF&E Reserves:	$0	Springing	N/A	Cut-off Date LTV(6):	39.3%	70.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV(6):	39.3%	70.7%
Other:	$0	$0	N/A	UW NCF DSCR(7):	8.42x	4.06x
				UW NOI Debt Yield(7):	28.3%	15.7%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)		$1,676,200,000	39.3%	Purchase Price	$4,250,000,000	99.8%
Subordinate Loan(1)		1,333,800,000	31.3	Closing Costs	10,591,035	0.2
Borrower Sponsor Equity(8)		1,250,591,035	29.4

Total Sources		$4,260,591,035	100.0%	Total Uses	$4,260,591,035	100.0%
(1)	The Bellagio Hotel and Casino Mortgage Loan (as defined below) is part of the Bellagio Hotel and Casino Whole Loan (as defined below), which is comprised of 23 pari passu senior promissory notes with an aggregate original principal balance of $1,676,200,000 (the "Bellagio Hotel and Casino Senior Notes"), six promissory notes with an aggregate original principal balance of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the "Bellagio Hotel and Casino Junior A Notes") and three promissory notes with an aggregate original principal balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the "Bellagio Hotel and Casino Junior B Notes" and collectively with the Bellagio Hotel and Casino Junior A Notes, the "Bellagio Hotel and Casino Subordinate Companion Loans"). The Bellagio Hotel and Casino Property (as defined below) was acquired by the Bellagio Hotel and Casino Borrower (as defined below) in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property.

(2)	Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.1701530% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at 5.3500000% per annum.

(3)	The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020. Defeasance in whole is permitted at any time after the earlier to occur of (A) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Bellagio Hotel and Casino Whole Loan to be securitized and (B) November 15, 2022. The Bellagio Hotel and Casino Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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(5)	UW Occupancy is based solely on the hotels at the Bellagio Hotel and Casino Property. As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

(6)	The Appraised Value of $4,260,000,000 is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the "As-Is Real Property Appraised Value"). The appraisal also includes an "As Leased-Sale-Leaseback Appraised Value," which is equal to the As-Is Real Property Appraised Value. The appraisal also included an Appraised Value of $6,500,000,000 ("As-Is Total Appraised Value"), which includes real property, personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant (as defined below), as more particularly provided in the Bellagio Lease (as defined below). The Bellagio Tenant granted a security interest in certain property of the Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the As-Is Total Appraised Value are 25.8% and 25.8%, respectively, with respect to the Bellagio Hotel and Casino Senior Notes.

(7)	The Bellagio Tenant owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a "look through" basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and the DSCR and Debt Yield for the Bellagio Hotel and Casino Whole Loan as defined below based on such initial annual rent are 2.19x and 8.1% respectively.

(8)	Includes MGM's approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

The Loan. The mortgage loan (the “Bellagio Hotel and Casino Mortgage Loan”) is part of a whole loan (the “Bellagio Hotel and Casino Whole Loan”) in the aggregate original principal balance of $3,010,000,000. The Bellagio Hotel and Casino Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a full service luxury resort and casino in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property” or the “Bellagio”). The Bellagio Hotel and Casino Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”). Societe Generale Financial Corporation (“SGFC”) subsequently acquired promissory notes A-3-C3 and A-3-C4 in the aggregate original principal amount of $43,750,000 from JPMCB. The Bellagio Hotel and Casino Whole Loan is comprised of (i) the 23 Bellagio Hotel and Casino Senior Notes with an aggregate original principal balance of $1,676,200,000, (ii) the Bellagio Hotel and Casino Junior A Notes, consisting of six subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes, with an aggregate original principal balance of $650,500,000, and (iii) the Bellagio Hotel and Casino Junior B Notes, consisting of three subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes, with an aggregate original principal balance of $683,300,000, each as described in the table below. Promissory Note A-3-C3 and Promissory Note A-3-C4, in the aggregate original principal balance of $43,750,000, represent the Bellagio Hotel and Casino Mortgage Loan and will be included in the BBCMS 2020-C6 securitization trust. Of the remaining Bellagio Hotel and Casino Senior Notes (collectively, the “Bellagio Hotel and Casino Pari Passu Companion Loans”), the Bellagio Hotel and Casino Pari Passu Companion Loans evidenced by promissory notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1 and A-3-S2 in the aggregate original principal balance of $716,000,000, as well as $510,700,000 of the Bellagio Hotel and Casino Junior A Notes and all of the Bellagio Hotel and Casino Junior B Notes were contributed to the BX 2019-OC11 securitization trust. Promissory note A-1-C1, in the original principal balance of $100,000,000 is expected to be contributed to the BANK 2020-BNK25 securitization trust. Promissory note A-2-C1, in the original principal balance of $60,000,000 is expected to be contributed to the GSMS 2020-GC45 securitization trust. Note A-2-C2 and Note A-3-C2, in an aggregate original principal balance of $60,000,000 are expected to be contributed to the Benchmark 2020-C16 securitization trust. In addition, $360,200,000 of the Bellagio Hotel and Casino Senior Notes and $139,800,000 of the Bellagio Hotel and Casino Junior A Notes were sold in a private sale to a third party purchaser. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2019-OC11 securitization trust. The remaining Bellagio Hotel and Casino Pari Passu Companion Loans, with an aggregate original principal balance of $336,250,000, are expected to be contributed to future securitization trusts. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Bellagio Hotel and Casino Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

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Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Bellagio Hotel and Casino Mortgage Loan
A-3-C3 and A-3-C4	$43,750,000	BBCMS 2020-C6	No
Bellagio Hotel and Casino Pari Passu Companion Loans
A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	BX 2019-OC11	Yes(1)
A-1-RL, A-2-RL, A-3-RL	$360,200,000	Third Party Purchaser	No
A-1-C1	$100,000,000	BANK 2020-BNK25(2)	No
A-1-C2, A-1-C3, A-1-C4, A-1-C5	$200,000,000	MSBNA	No
A-2-C1	$60,000,000	GSMS 2020-GC45(3)	No
A-2-C2, A-3-C2	$60,000,000	Benchmark 2020-B16(4)	No
A-2-C3	$60,000,000	CREFI	No
A-3-C1, A-3-C5, A-3-C6	$76,250,000	JPMCB	No
Bellagio Hotel and Casino Junior A Notes(5)
B-1-S, B-2-S, B-3-S	$510,700,000	BX 2019-OC11	No
B-1-RL, B-2-RL, B-3-RL	$139,800,000	Third Party Purchaser	No
Bellagio Hotel and Casino Junior B Notes(5)
C-1-S, C-2-S, C-3-S	$683,300,000	BX 2019-OC11	No
Total	$3,010,000,000
(1)	The controlling note is Note A-1-S1.

(2)	The BANK 2020-BNK25 transaction is expected to close on or about February 13, 2020.

(3)	The GSMS 2020-GC45 transaction is expected to close on or about January 30, 2020.

(4)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

(5)	The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.

The Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel and Casino and Bally’s Las Vegas Hotel and Casino. The Bellagio covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Bellagio Hotel and Casino Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 square feet of event space, 29 food and beverage outlets, an approximately 55,000 square-foot spa, five swimming pools, approximately 85,000 square feet of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. The Bellagio Hotel and Casino Property features an extensive list of guest room types, amenities and views of the Las Vegas Strip and surrounding areas. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio Hotel and Casino Property since 2010, including approximately $165 million on room renovations (approximately $42,000 per key). In 2011 and 2012 the Bellagio Hotel and Casino Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015, the Bellagio Hotel and Casino Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year-over-year increase compared to 2015. ADR increased 5.1% year-over-year and RevPAR increased 5.5% in the same time period.

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Approximately $12.8 million was spent on the renovation of the Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Bellagio Hotel and Casino Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first 10 years of the lease term and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of the Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Bellagio Hotel and Casino Property remains competitive with other comparable Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E).

The Bellagio Hotel and Casino Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 square feet and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Hotel and Casino Property lobby. We cannot assure you that this change will occur as expected or at all.

The hotel component of the Bellagio Hotel and Casino Property has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of the trailing twelve months ended September 30, 2019, the Bellagio Hotel and Casino Property had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM Sept. 2019	11- Year Avg. (2)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room Revenue ($mm)	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5
(1)	The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.

(2)	Average excludes TTM September 2019.

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The Bellagio Hotel and Casino Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The gaming table feature table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5- Year Avg.	11- Year Avg.
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming Revenue ($mm)	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in Gaming Revenue	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A

Appraisal. The appraiser concluded to an As-Is Real Property Appraised Value as of October 16, 2019 of $4,260,000,000, solely with respect to real property at the Bellagio, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant, as more particularly provided in the Bellagio Lease. The Bellagio Tenant granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The As-Is Total Appraised Value, including real property, personal property and intangible property attributable to the Bellagio Hotel and Casino Property, is $6,500,000,000. The appraisal also calculated an “As Leased-Sale-Leaseback Appraised Value” of $4,260,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Total Appraised Value of $6,500,000,000 are 25.8% and 25.8%, respectively for the Bellagio Hotel and Casino Whole Loan.

Environmental. According to the Phase I environmental site assessment dated November 6, 2019, there was no evidence of any recognized environmental conditions at the Bellagio Hotel and Casino Property.

The Market. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. 2018 Year-over-Year airport passenger traffic is up 2.5% and Clark County gaming revenues are up 2.7%.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,16	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of

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higher-quality room supply. All are indicative of the gradual transformation of the Las Vegas Strip hotel market from a gaming-centric operating model to the integrated resort model of today.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Bellagio Hotel and Casino Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%
(1)	Source: Based on the appraisal, except for the Bellagio Hotel and Casino Property, which is based on the operating statements provided by the Bellagio Hotel and Casino Borrower.

Property Competitive Summary(1)
Property	Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar’s Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00
(1)	Based on the appraisal, except for the “2018 Estimated Operating Statistics” for Bellagio Hotel and Casino Property, which are based on the operating statements provided by the Bellagio Hotel and Casino Borrower.

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Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	$363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	$97,340	28.4%
Food & Beverage Revenue	347,665,102	341,830,126	334,447,851	333,149,122	333,149,122	84,706	24.7
Gaming	439,662,976	435,933,726	422,862,787	399,769,284	399,769,284	101,645	29.6
Entertainment	121,953,371	119,207,719	120,427,525	121,762,603	121,762,603	30,959	9.0
Other Departmental Revenue(3)	91,179,322	100,540,676	111,236,871	111,541,617	111,541,617	28,360	8.3
Total Revenue	$1,364,138,212	$1,365,570,76	$1,367,835,267	$1,349,062,464	$1,349,062,464	$343,011	100.0%

Room Expense	$105,289,765	$107,330,702	$111,385,859	$111,344,926	$111,344,926	$28,310	29.1%
Food & Beverage Expense	266,202,142	258,789,184	257,609,113	256,340,473	256,340,473	65,177	76.9
Other Departmental Expenses(3)	335,693,118	322,639,400	332,481,659	330,066,360	330,066,360	83,922	52.1
Departmental Expenses	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	$177,410	51.7%

Departmental Profit	$656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	$165,602	48.3%

Operating Expenses	$128,812,269	$127,583,150	$128,495,099	$128,324,048	$128,324,048	$32,628	9.5%
Gross Operating Profit	$528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	$132,974	38.8%

Management Fees	$26,957,472	$24,326,134	$26,005,109	$26,682,737	$26,682,737	$6,784	2.0%
Property Taxes	17,112,907	16,070,971	18,230,324	17,763,857	17,763,857	4,517	1.3
Property Insurance	3,248,444	3,094,994	3,762,062	4,474,748	4,474,748	1,138	0.3
Total Other Expenses	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	$222,476	64.9%

Net Operating Income	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	$120,535	35.1%
FF&E	0	0	0	0	20,235,937	5,145	1.5
Net Cash Flow	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	$115,390	33.6%

(1)	The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000 and DSCR and Debt Yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1% respectively.

(2)	% of Room Expense and Food & Beverage Expense correspond to their respective revenue items. % of Other Departmental Expenses corresponds to the sum of Gaming, Entertainment and Other Departmental Revenue items.

(3)	Other Departmental Revenue and Other Departmental Expenses include retail and other operations.

The Borrower. The borrowing entity for the Bellagio Hotel and Casino Whole Loan is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bellagio Hotel and Casino Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is BREIT Operating Partnership L.P. (“BREIT OP”). BREIT OP is a subsidiary of Blackstone Real Estate Income Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating U.S. commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making the firm one of the largest hospitality investors in the United States. Blackstone’s experience in owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua and Turtle Bay Resort.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease and the Bellagio Hotel

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and Casino Borrower fails to maintain an environmental insurance policy required under the Bellagio Hotel and Casino Whole Loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan documents and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is for losses only, rather than full recourse.

Property Management. The Bellagio Hotel and Casino Property is managed by the Bellagio Tenant.

Escrows and Reserves. At origination, the Bellagio Hotel and Casino Borrower was not required to fund any initial reserves.

Tax Escrows – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Bellagio Cash Trap Period (as defined below) is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

Insurance Escrows – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Bellagio Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Replacement Reserves – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the Bellagio Hotel and Casino Whole Loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Bellagio Cash Trap Period, the Replacement Reserve Monthly Deposit (as defined below) and (ii) if a Bellagio Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

A “Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

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A “Bellagio Cash Trap Period” will commence (a) upon the occurrence of an event of default under the Bellagio Hotel and Casino Whole Loan documents, (b) upon the occurrence of a Bellagio Trigger Event (as defined below) or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event (as defined below), and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such Bellagio Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure.

A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for the Bellagio Tenant or if Bellagio Tenant is adjudicated bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by the Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) the Bellagio Tenant, as debtor in possession, or a trustee for the Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and the Bellagio Tenant has satisfied its obligations under the bankruptcy code; or (ii) the Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined below) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “Bellagio Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan documents, (i) the Whole Loan DSCR is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the Bellagio Trigger Event will terminate upon such prepayment.

An “Adjusted EBITDA” means EBITDA (as defined below) plus, without duplication, any Bellagio Lease rent reflected in Net Income (as defined below), and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines (as defined below).

“EBITDA” means for any test period and with respect to any person or facility (as applicable), the sum of (a) Net Income of such person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest charges of such person or facility for that period, less (e) interest income of such person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use, together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus (n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash

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expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in generally accepted accounting principles.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

Lockbox / Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, then (i) if it is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account no less than twice a week.

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Bellagio Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Bellagio Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Bellagio Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or Bellagio Trigger Event, subject to certain exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows and Reserves,” and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Sweep Event Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as described below), in which event such remainder will be remitted to the Bellagio Hotel and Casino Borrower), or (y) if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event (as defined below) has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents as the lender may determine in its sole discretion.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the Bellagio Hotel and Casino Whole Loan documents, (ii) amounts for

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voluntary prepayment of (A) the Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) amounts for voluntary prepayment of any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) amounts for prepayments to cure a Bellagio Trigger Event, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the Bellagio Hotel and Casino Whole Loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the Bellagio Hotel and Casino Whole Loan documents or defend any enforcement by the lender of its rights under the Bellagio Hotel and Casino Whole Loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, to pay (i) operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) costs associated with emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15.00%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the Bellagio Hotel and Casino Whole Loan documents, upon the earliest to occur of (i) a monetary event of default, (ii) a Priority Payment Cessation Event, and (iii) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount will at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

A “Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Bellagio Hotel and Casino Whole Loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Bellagio Hotel and Casino Whole Loan documents.

Subordinate and Mezzanine Debt. The Bellagio Hotel and Casino Whole Loan documents provide for a one-time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including but not limited to, (i) the principal amount of the mezzanine loan will in no event be greater than an amount equal to the amount which, will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender entering into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required

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to be coterminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a Bellagio Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

Partial Release. None.

Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option and on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the CPI since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the CPI. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Preliminary Prospectus.

Terrorism Insurance. The Bellagio Hotel and Casino Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Bellagio Hotel and Casino Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bellagio Hotel and Casino Property, and business interruption insurance covering no less than a 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, the Bellagio Hotel and Casino Borrower is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000. Notwithstanding the required amount of terrorism insurance above, if (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to carry terrorism insurance coverage, but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Bellagio Hotel and Casino Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, terrorism insurance for the Bellagio Hotel and Casino Property may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is required to be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are required to be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the Bellagio Hotel and Casino Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are required to be subject to the reasonable approval of the lender; and (v) such captive insurer is required to be licensed in the State of Nevada or other jurisdiction to the extent

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reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype(3):	Various – Various
% of IPB:	4.4%	Net Rentable Area (SF):	547,761
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased Portfolio 31 DST	Year Built / Renovated:	Various / N/A
Borrower Sponsors:	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht, Warren Thomas	Occupancy:	100.0%
Interest Rate:	3.49400%	Occupancy Date:	12/9/2019
Note Date:	12/9/2019	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	96.3%
Amortization Type:	Interest Only	UW Revenues:	$7,588,539
Call Protection(2):	L(26),Def(90),O(4)	UW Expenses:	$627,046
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,961,493
Additional Debt(1):	Yes	UW NCF:	$6,711,432
Additional Debt Balance(1):	$33,875,000	Appraised Value / Per SF:	$119,040,000 / $217
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	Various

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$135
Taxes:	$499,357	Springing	N/A	Maturity Date Loan / SF:	$135
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.1%
Replacement Reserves:	$406,650	$2,965	N/A	Maturity Date LTV:	62.1%
TI/LC:	$500,000	Springing	N/A	UW NCF DSCR:	2.56x
Other:	$819,781	$0	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$73,875,000		61.3%	Purchase Price(4)	$117,413,864	97.4%
Borrower Sponsor Equity	46,629,534		38.7	Upfront Reserves	2,225,788	1.8
				Closing Costs(7)	864,882	0.7
Total Sources	$120,504,534		100.0%	Total Uses	$120,504,534	100.0%

(1)	The ExchangeRight Net Leased Portfolio #31 mortgage loan is part of a whole loan evidenced by two senior pari passu promissory notes with an aggregate original principal balance of $73,875,000. The financial information presented in the chart above reflects the Cut-off Date Balance of the ExchangeRight Net Leased Portfolio #31 Whole Loan (as defined below).

(2)	The lockout period will be at least 26 payments beginning with and including January 6, 2020. Defeasance of the full $73,875,000 ExchangeRight Net Leased Portfolio #31 Whole Loan is permitted following the date after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 9, 2022.

(3)	The ExchangeRight Net Leased Portfolio #31 Properties (as defined below) consist of 24 single tenant retail properties and one single tenant medical office property.

(4)	The ExchangeRight Net Leased Portfolio #31 Properties were acquired between May 2019 and November 2019. As such, no historical operating history is available.

(5)	Appraisal Dates for the ExchangeRight Net Leased Portfolio #31 Properties range from October 19, 2019 to November 25, 2019.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Closing Costs include a $752,622 closing cost credit relating to the interest rate buy-up by the borrower.

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No. 8 – ExchangeRight Net Leased Portfolio #31

The Loan. The ExchangeRight Net Leased Portfolio #31 mortgage loan is part of a whole loan (the “ExchangeRight Net Leased Portfolio #31 Whole Loan”) evidenced by two senior pari passu promissory notes with an aggregate original principal balance of $73,875,000. The ExchangeRight Net Leased Portfolio #31 Whole Loan is secured by the borrower’s fee interest in a 547,761 square foot, 25 property portfolio occupied by 24 single tenant retail properties and one single tenant medical office located across Ohio, Illinois, Minnesota, Georgia, Alabama, Florida, Indiana, Missouri, Virginia and Texas (collectively, the “ExchangeRight Net Leased Portfolio #31 Properties”). The controlling Note A-1 has an original principal balance of $40,000,000 and will be included in the BBCMS 2020-C6 securitization trust. The ExchangeRight Net Leased Portfolio #31 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The ExchangeRight Net Leased Portfolio #31 Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$40,000,000	BBCMS 2020-C6	Yes
A-2	$33,875,000	An affiliate of Barclays	No
Total	$73,875,000

The Properties. The ExchangeRight Net Leased Portfolio #31 Properties are comprised of 24 single tenant retail properties and one single tenant medical office property (BioLife Plasma Services L.P. – Columbus, GA) totaling 547,761 square feet located across 10 states. The geographical concentrations by Cut-off Date Balance include Ohio (four properties, 23.0% of the allocated Cut-off Date Balance), Illinois (six properties, 20.5% of the allocated Cut-off Date Balance), Minnesota (one property, 19.1% of the allocated Cut-off Date Balance), Georgia (four properties, 12.8% of the allocated Cut-off Date Balance), Alabama (three properties, 5.0% of the allocated Cut-off Date Balance), Florida (one property, 5.0% of the allocated Cut-off Date Balance), Indiana (two properties, 4.9% of the allocated Cut-off Date Balance), Missouri (one property, 4.4% of the allocated Cut-off Date Balance), Virginia (two properties, 3.7% of the allocated Cut-off Date Balance) and Texas (one property, 1.7% of the allocated Cut-off Date Balance). Built between 1999 and 2019, the ExchangeRight Net Leased Portfolio #31 Properties range in size from 7,000 square feet to 101,278 square feet. As of December 9, 2019, the ExchangeRight Net Leased Portfolio #31 Properties were 100.0% occupied. Sixteen tenants, or their parent entities, representing 31.1% of the aggregate NRA and 42.7% of UW base rent at the ExchangeRight Net Leased Portfolio #31 Properties, are investment grade. As of December 2019, the tenants at the ExchangeRight Net Leased Portfolio #31 Properties have a weighted average remaining lease term of approximately 13.8 years and a weighted average remaining fully extended lease term of approximately 37.8 years.

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No. 8 – ExchangeRight Net Leased Portfolio #31

ExchangeRight Net Leased Portfolio #31 Properties Summary
Property Name - Location	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF(1)
Hy-Vee – Savage, MN	Retail/Freestanding	101,278	2016 / N/A	$14,100,000	19.1%	$22,400,000	$1,181,338
Giant Eagle – New Albany, OH	Retail/Freestanding	71,050	2006 / N/A	9,285,000	12.6	16,480,000	914,428
BioLife Plasma Services L.P. – Columbus, GA	Office/Medical	14,181	2019 / N/A	5,520,000	7.5	7,950,000	485,569
Walgreens – Des Plaines, IL	Retail/Freestanding	15,120	2000 / N/A	4,390,000	5.9	6,300,000	368,322
Tractor Supply – Yulee, FL	Retail/Freestanding	18,800	2019 / N/A	3,700,000	5.0	5,560,000	302,209
Hobby Lobby – Belton, MO	Retail/Freestanding	55,000	2016 / N/A	3,225,000	4.4	5,300,000	271,690
Tractor Supply – Oregon, OH	Retail/Freestanding	18,795	2004 / N/A	2,750,000	3.7	4,180,000	232,376
Hobby Lobby – Marion, OH	Retail/Freestanding	55,020	2007 / N/A	2,700,000	3.7	4,200,000	222,393
Tractor Supply – New Lenox, IL	Retail/Freestanding	19,097	2019 / N/A	2,550,000	3.5	4,050,000	216,809
Tractor Supply – Danville, IN	Retail/Freestanding	19,097	2019 / N/A	2,500,000	3.4	3,900,000	207,259
CVS Pharmacy – Milford, OH	Retail/Freestanding	10,118	1999 / N/A	2,250,000	3.0	3,450,000	191,308
CVS Pharmacy – Alton, IL	Retail/Freestanding	10,157	2000 / N/A	2,200,000	3.0	3,390,000	187,609
Walgreens – Chicago Heights, IL	Retail/Freestanding	14,725	2000 / N/A	2,085,000	2.8	4,100,000	234,105
Walgreens – Wheeling, IL	Retail/Freestanding	14,250	2000 / N/A	2,055,000	2.8	5,600,000	358,477
Tractor Supply – Kankakee, IL	Retail/Freestanding	19,097	2019 / N/A	1,850,000	2.5	3,000,000	157,842
Dollar General – Fayetteville, GA	Retail/Freestanding	9,002	2018 / N/A	1,400,000	1.9	1,920,000	117,448
CVS Pharmacy – Mobile, AL	Retail/Freestanding	10,125	2000 / N/A	1,375,000	1.9	2,100,000	115,123
Advance Auto Parts – Richmond, VA	Retail/Freestanding	7,000	2005 / N/A	1,350,000	1.8	2,180,000	117,430
Dollar General – Roanoke, VA	Retail/Freestanding	10,542	2012 / N/A	1,350,000	1.8	1,850,000	114,977
Dollar General – McDonough, GA	Retail/Freestanding	9,026	2019 / N/A	1,325,000	1.8	1,870,000	111,276
Dollar General – Alvin, TX	Retail/Freestanding	9,026	2011 / N/A	1,225,000	1.7	1,670,000	100,904
CVS Pharmacy – Lawrenceville, GA	Retail/Freestanding	10,127	1999 / N/A	1,185,000	1.6	2,830,000	155,942
Dollar General – Prattville, AL	Retail/Freestanding	9,026	2019 / N/A	1,180,000	1.6	1,575,000	99,765
Dollar General – Mobile, AL	Retail/Freestanding	9,002	2019 / N/A	1,175,000	1.6	1,625,000	99,519
Dollar General – Evansville, IN	Retail/Freestanding	9,100	2019 / N/A	1,150,000	1.6	1,560,000	97,314
Total		547,761		$73,875,000	100.0%	$119,040,000	$6,711,432
(1)	Total UW NCF includes a $50,000 credit for the $500,000 upfront TI/LC holdback.

Largest Tenants

Hobby Lobby (110,020 square feet; 20.1% of the NRA; 8.2% of underwritten rent): Hobby Lobby is a privately-owned arts and crafts retail with over 37,500 employees in more than 850 stores across 46 states. Hobby Lobby is primarily an arts-and-crafts store but also includes hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby’s headquarters is located in Oklahoma City, Oklahoma. Affiliated companies include Hemispheres, which carries home furnishings and accessories from around the world, and Mardel Christian and Education Supply, which offers books, bibles, gifts, church and education supplies, and homeschooling curriculum. Hobby Lobby also maintains offices in Hong Kong, Shenzhen, and Yiwu, China. Two ExchangeRight Net Leased Portfolio #31 Properties are single tenant Hobby Lobby properties.

Hy-Vee (101,278 square feet; 18.5% of the NRA; 18.0% of underwritten rent): Founded in the 1930s, Hy-Vee is one of the top 25 rated supermarket chains in the United States with sales of $10 billion annually. Hy-Vee operates 246 stores with over 84,000 employees located in Iowa, Illinois, Missouri, Kansas, Nebraska, South Dakota, Minnesota and Wisconsin. Hy-Vee’s corporate office is located in Des Moines, Iowa. The Hy-Vee – Savage, MN property is the largest of the ExchangeRight Net Leased Portfolio #31 Properties by both net rentable area and underwritten net cash flow.

Tractor Supply (94,886 square feet; 17.3% of the NRA; 17.2% of underwritten rent): Tractor Supply (NASDAQ: TSCO) is the largest operator of rural lifestyle retail stores in America. Founded in 1938, Tractor Supply owns and operates over 1,800 stores in 49 states supplying basic maintenance products to home, land, pet and animal owners. Tractor Supply is based in Brentwood, Tennessee and is a publicly traded company. Five ExchangeRight Net Leased Portfolio #31 Properties are single tenant Tractor Supply properties.

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No. 8 – ExchangeRight Net Leased Portfolio #31

Environmental. According to Phase I environmental assessments dated between October 15, 2019 and November 26, 2019, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio #31 Properties with the exception of the Walgreens – Wheeling, IL property which formerly operated as a dry cleaner, due in part to the duration of the dry cleaning operations and use of dry cleaning solvent in large quantities. Environmental insurance was obtained for the Walgreens – Wheeling, IL property from Zurich North America with a $3,000,000 liability limit. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)(2)
2016	2017	2018	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical and current occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio #31 Properties. Historical occupancies are as of December 31 of each respective year.

(2)	The Dollar General – Fayetteville, GA property was constructed in 2018; the BioLife Plasma Services L.P. – Columbus, GA property, the Tractor Supply – Yulee, FL property, the Tractor Supply – New Lenox, IL property, the Tractor Supply – Danville, IN property, the Tractor Supply – Kankakee, IL property, the Dollar General – McDonough, GA property, the Dollar General Prattville, AL property, the Dollar General – Mobile, AL property and the Dollar General – Evansville, IN property were constructed in 2019. These tenants are excluded from occupancy figures for the years prior to the respective build dates.

(3)	Current occupancy is as of December 9, 2019.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Number of Leases	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Weighted Average Remaining Lease Terms(3)(4)
Hobby Lobby	NA / NA / NA	2	110,020	20.1%	$5.50	$605,100	8.2%	11.3
Hy-Vee	NA / NA / NA	1	101,278	18.5	$13.16	1,332,807	18.0	20.0
Tractor Supply	NA / NA / NA	5	94,886	17.3	$13.40	1,271,900	17.2	13.9
Giant Eagle	NA / NA / NA	1	71,050	13.0	$14.50	1,029,916	13.9	12.7
Dollar General	Baa2 / BBB / NR	7	64,724	11.8	$11.73	758,958	10.3	14.0
Walgreens(5)	Baa2 / BBB / BBB	3	44,095	8.1	$23.72	1,046,000	14.1	10.8
CVS Pharmacy	Baa2 / BBB / NR	4	40,527	7.4	$17.99	729,000	9.8	10.2
BioLife Plasma Services(6)	Baa2 / NR / NR	1	14,181	2.6	$34.95	495,569	6.7	14.8
Advance Auto Parts	Baa2 / BBB- / NR	1	7,000	1.3	$19.00	133,000	1.8	10.2
Occupied Tenants / Wtd. Avg.		25	547,761	100.0%	$13.51	$7,402,250	100.0%

Vacant Space			0	0.0%

Collateral Total			547,761	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Each tenant has at least one, 5-year renewal option.
(4)	Weighted Average Remaining Lease Terms are based on the December 2019 loan origination date.

(5)	Walgreens has the rights to terminate its leases at (i) Walgreens – Des Plaines, IL, effective as of September 30, 2029, (ii) Walgreens – Wheeling, IL, effective as of June 30, 2031 and (iii) Walgreens – Chicago Heights, IL, effective as of October 31, 2030. The Weighted Average Remaining Lease Terms are calculated using the first termination option date for the Walgreens properties.

(6)	BioLife Plasma Services has the right at any time to terminate its lease by providing 30 days’ written notice and payment of the net present value of the total obligation for base rent and any additional rent for the remainder of the lease term using an annual discount rate equal to the prime rate capped at 8.25%. The additional rent component will be calculated using the actual amount of the component for the most recent lease year increased by 2.5% annually for each year remaining on the lease term. Additional rent includes all costs and expenses of operating the property including, but not limited to, (i) real estate taxes, (ii) utilities, (iii) insurance premiums and (iv) repairs and maintenance.

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No. 8 – ExchangeRight Net Leased Portfolio #31

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	2	33,915	6.2	674,000	9.1	33,915	6.2%	$674,000	9.1%
2030	6	62,252	11.4	1,127,000	15.2	96,167	17.6%	$1,801,000	24.3%
2031 & Beyond	17	451,594	82.4	5,601,250	75.7	547,761	100.0%	$7,402,250	100.0%
Total	25	547,761	100.0%	$7,402,250	100.0%
(1)	Based on the underwritten rent roll.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,402,250	$13.51	94.0%
Gross Potential Rent	$7,402,250	$13.51	94.0%
Total Reimbursements	475,275	0.87	6.0
Net Rental Income	$7,877,525	$14.38	100.0%
(Vacancy/Credit Loss)	(288,986)	(0.53)	(3.7)
Other Income	0	0.00	0.0
Effective Gross Income	$7,588,539	$13.85	96.3%

Total Expenses	$627,046	$1.14	8.3%

Net Operating Income	$6,961,493	$12.71	91.7%

Total TI/LC, Capex/RR(4)	250,061	0.46	3.3

Net Cash Flow	$6,711,432	$12.25	88.4%
(1)	The ExchangeRight Net Leased Portfolio #31 Properties were acquired between May 2019 and November 2019. As such no historical operating data was provided.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place includes (i) in-place base rent of $7,441,250; (ii) straight-line rent of $22,682 for BioLife Plasma Services L.P. – Columbus, GA and (iii) $61,682 of reduced rent for three properties, Walgreens – Chicago Heights, IL, Tractor Supply – Oregon, OH, and Advance Auto Parts – Richmond, VA, which recently executed renewals for slightly lower rent.

(4)	Total TI/LC, Capex/RR includes a $50,000 credit for the $500,000 upfront TI/LC holdback.

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No. 8 – ExchangeRight Net Leased Portfolio #31

The Market. The ExchangeRight Net Leased Portfolio #31 Properties are geographically diverse with properties located in 10 different states and 17 different markets.

ExchangeRight Net Leased Portfolio #31 Properties Market Summary(1)
Property Name - Location	Market	Submarket	Market Vacancy	UW Rental Rate PSF	Market Rent Rate PSF
Hy-Vee – Savage, MN	Minneapolis-St. Paul-Bloomington	Scott County	3.2%	$13.16	$13.00
Giant Eagle – New Albany, OH	Columbus	Westerville	2.9%	$14.50	$14.50
BioLife Plasma Services L.P. – Columbus, GA	Columbus	Greater Columbus	7.3%	$34.95	$33.35
Walgreens – Des Plaines, IL	Chicago	O’Hare	6.2%	$27.31	$27.00
Tractor Supply – Yulee, FL	Jacksonville	Nassau County	3.6%	$18.19	$18.00
Hobby Lobby – Belton, MO	Kansas City	Cass County	5.3%	$6.00	$6.50
Tractor Supply – Oregon, OH	Toledo	East Toledo/Oregon	3.0%	$13.89	$12.00
Hobby Lobby – Marion, OH	Columbus	Marion County	3.2%	$5.00	$6.00
Tractor Supply – New Lenox, IL	Chicago	Joliet/Central Will	6.2%	$12.99	$13.00
Tractor Supply – Danville, IN	Indianapolis	Hendricks County	4.7%	$12.44	$12.50
CVS Pharmacy – Milford, OH	Cincinnati	Milford/Wards Corner	4.2%	$21.15	$21.25
CVS Pharmacy – Alton, IL	St. Louis	Northeast Metro Illinois	4.5%	$20.68	$21.00
Walgreens – Chicago Heights, IL	Chicago	Far South	6.2%	$18.00	$18.00
Walgreens – Wheeling, IL	Chicago	Central North	6.2%	$25.82	$26.00
Tractor Supply – Kankakee, IL	Kankakee	60901	5.4%	$9.61	$9.50
Dollar General – Fayetteville, GA	Atlanta	Peachtree City/Fayette County	11.3%	$13.34	$13.34
CVS Pharmacy – Mobile, AL	Mobile	Outlying Mobile County	6.0%	$12.84	$12.84
Advance Auto Parts – Richmond, VA	Richmond	Lakeside/Northside/Parham East	4.4%	$19.00	$19.00
Dollar General – Roanoke, VA	Roanoke	Southwest Roanoke	3.1%	$11.16	$11.15
Dollar General – McDonough, GA	Atlanta	McDonough	11.3%	$12.63	$12.65
Dollar General – Alvin, TX	Houston	Far South	5.4%	$11.47	$11.50
CVS Pharmacy – Lawrenceville, GA	Atlanta	Lilburn/I-78	11.3%	$17.28	$17.30
Dollar General – Prattville, AL	Montgomery	Autauga County	7.3%	$11.29	$11.29
Dollar General – Mobile, AL	Mobile	Outlying Mobile County	6.0%	$11.32	$11.32
Dollar General – Evansville, IN	Evansville	Westside	3.7%	$10.99	$11.10
Weighted Average(2)			4.9%	$16.30	$16.14
(1)	Source: Appraisals.

(2)	Weighted Average is based on the allocated loan amount.

The Borrower. The borrower is ExchangeRight Net Leased Portfolio 31 DST, a Delaware statutory trust with one trustee that is an independent director. The borrower has master leased the ExchangeRight Net Leased Portfolio #31 Properties to a master lessee affiliated with the guarantors. The master lessee is structured as a special purpose entity with one independent director. The master lessee’s interest in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender.  The lender has the ability to cause the borrower to terminate the master lease. The borrower sponsors have a 100% ownership interest in the master lessee. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #31 Whole Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #31 Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsors. The borrower sponsors are ExchangeRight Real Estate, LLC (“ExchangeRight”), David Fisher, Joshua Ungerecht and Warren Thomas and nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht and Warren Thomas. David Fisher, Joshua Ungerecht and Warren Thomas are the managing members of ExchangeRight. ExchangeRight has more than $2.3 billion in assets under management that includes over 650 properties located across 38 states totaling over 14 million square feet as of June 1, 2019. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

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No. 8 – ExchangeRight Net Leased Portfolio #31

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure that settled in 2013 with respect to a property that is unrelated to the ExchangeRight Net Leased Portfolio #31 Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The ExchangeRight Net Leased Portfolio #31 Properties are managed by NLP Management, LLC, which is wholly owned by ExchangeRight.

Escrows and Reserves. At origination, the borrower deposited into escrow $500,000 for tenant improvement and leasing commissions, $69,781 for deferred maintenance, $750,000 for an SNDA holdback relating to the Tractor Supply – Yulee, FL property, $406,650 for replacement reserves and $499,357 for real estate taxes.

Tax & Insurance Escrows –The borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially $41,613) provided that the borrower will not be required to escrow such amounts if (i) no Cash Sweep Event (as defined below) has occurred and is continuing, (ii) no default exists under the lease at the applicable ExchangeRight Net Leased Portfolio #31 property, (iii) the tenant at the applicable ExchangeRight Net Leased Portfolio #31 property is liable for paying all taxes for such ExchangeRight Net Leased Portfolio #31 property and (iv) the borrower has provided written evidence that all taxes for such ExchangeRight Net Leased Portfolio #31 property have been paid in full. However, borrower is required to make monthly taxes described above beginning on the payment date in November 2020 for the BioLife Plasma Services L.P. – Columbus, GA property until the borrower has provided a separate tax parcel identification number for such property. The borrower is not required to escrow for monthly insurance payments of 1/12th of insurance premiums that the lender estimates will be payable during the next 12 months as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $2,965 for replacement reserves.

TI/LC Reserve – During an event of default under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents, the borrower is required to escrow $31,953 monthly for tenant improvements and leasing commissions.

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio #31 Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to establish a lockbox account and deliver letters to the tenants at the ExchangeRight Net Leased Portfolio #31 Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or related property manager are required to be deposited into the lockbox account within two business days upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Net Leased Portfolio #31 Whole Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Net Leased Portfolio #31 Whole Loan.

A “Cash Sweep Event” will commence upon any of the following: (i) an event of default under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents; (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule is less than 1.45x (2.20x interest-only equivalent) or (iii) December 6, 2026 (a “Qualified Transfer Trigger Event”). A Cash Sweep Event will end, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.50x (2.28x interest-only equivalent) for two consecutive calendar quarters, or with respect to clause (iii) above, a Qualified Transfer Trigger Event Cure (as defined below).

A “Qualified Transfer Trigger Event Cure” will occur upon a qualified transfer to an Approved Transferee (as defined below) provided that the Approved Transferee (i) at all times must maintain either (a) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (b) a rating of “BBB-” (or equivalent) or better by two out of three rating agencies that include S&P, Fitch and Moody’s (an “Investment Grade Rating”), (ii) must, in lieu of executing a certain guaranty described under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents and prior to the release of any guarantor, execute and deliver to the lender a full recourse guaranty acceptable to the lender guaranteeing payment of the entire debt, (iii) must at all times own 100% of the legal and beneficial ownership interests in the borrower, (iv) will not be a Delaware statutory trust and (v) will cause the borrower to convert to a Delaware limited liability company.

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No. 8 – ExchangeRight Net Leased Portfolio #31

An “Approved Transferee” is (i) an eligible institution which is, or which is wholly owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to the foregoing, (ii) any transferee that (a) is not the target of any sanctions and meets the requirements of a qualified transferee under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (b) is regularly engaged in the business of owning or operating commercial properties which are similar to the Exchange Right Net Leased Portfolio #31 Properties, (c) owns interest in or operates at least five properties with a minimum of 750,000 square feet and (d) has either (1) total assets of at least $100,000,000 or (2) an Investment Grade Rating, or (iii) an approved real estate investment trust.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,800,000	Title:	Fee
Cut-off Date Principal Balance:	$33,800,000	Property Type – Subtype:	Industrial – Manufacturing
% of IPB:	3.7%	Net Rentable Area (SF):	358,107
Loan Purpose:	Acquisition	Location:	Lathrop, CA
Borrower:	AGNL Milk, L.L.C.	Year Built / Renovated:	1992-2000 / N/A
Borrower Sponsors:	AG Net Lease IV Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.	Occupancy:	100.0%
Interest Rate:	3.77000%	Occupancy Date:	1/15/2020
Note Date:	1/15/2020	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	2/1/2030	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$3,329,418
Call Protection:	L(24),DeforGrtr1%orYM(89),O(7)	UW Expenses:	$99,883
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,229,536
Additional Debt:	No	UW NCF:	$3,123,920
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$52,300,000 / $146
Additional Debt Type:	N/A	Appraisal Date:	12/03/2019

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$94
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$85
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	58.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.66x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,800,000		65.1%	Purchase Price	$51,650,000	99.6%
Borrower Sponsor	18,081,204		34.9	Closing Costs	231,204	0.4

Total Sources	$51,881,204		100.0%	Total Uses	$51,881,204	100.0%

(1)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.

(2)	Historical operating history is unavailable as the CNP Headquarters Property (as defined below) was purchased by the borrower sponsor in October 2019.

The Loan. The CNP Headquarters mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in 358,107 square-foot industrial-manufacturing property located in Lathrop, California (the “CNP Headquarters Property”). The CNP Headquarters mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $33.80 million (the “CNP Headquarters Mortgage Loan”). The CNP Headquarters Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term followed by a 30-year amortization schedule.

The Property. The CNP Headquarters Property is a 358,107 square-foot industrial-manufacturing property consisting of three, non-contiguous properties built between 1992 and 2000, totaling 92.03 acres in Lathrop, California. The CNP Headquarters Property serves as headquarters to California Natural Products (“CNP”). The CNP Headquarters Property contains 202 surface parking spaces, resulting in a ratio of approximately 0.56 spaces per 1,000 square feet. The CNP Headquarters Property buildings range in size from 117,075 square feet to 241,032 square feet and have clear heights from

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19 feet to 50 feet. Additionally, the CNP Headquarters Property features eight drive-in doors, 22 dock-high doors and approximately 5.6% of office space.

The first property is a 15.76-acre site comprised of three adjacent parcels with seven buildings totaling 241,032 square feet. Built by CNP in 1992, the processing facility houses 10 aseptic packaging lines (estimated replacement cost of $1.5 to $3 million each) for dairy, protein, wine, and other blend mixes. On site, the facility houses 20 silos (indoor and outdoor), a separate office building, extensive water handling equipment, piping and equipment support infrastructure for the aseptic process. The facility also has the capability to process grains such as sorghum, rice, wheat and soy into a liquid / milk mix, which can then be added with other ingredients to customer blends.

The second property is a 30.04-acre site with an 117,075 square-foot distribution warehouse. Built by CNP in 2000, the distribution facility is CNP’s primary raw product storage warehouse and finished product distribution center. The facility features Class A specifications, 53-foot clear heights and 15 dock doors, and 3.60% of the net rentable area is office space. The facility is responsible for storing all of the CNP inputs for the production process and finished goods awaiting shipment. Ten acres of the property are used for water discharge from the processing facility.

The third property consists of two parcels totaling 46.24 acres utilized as a water discharge field along East Louise Avenue and Park Avenue with no improvements. During the aseptic packaging process, excess sanitized water is produced as a byproduct. Therefore, CNP invested in underground water piping infrastructure from the processing facility to the two parcels of land in order to discharge the excess water. Accordingly, this process does not create any environmental concerns that would limit the parcels from being developed in the future.

As of January 15, 2020, the CNP Headquarters Property was 100.0% leased to CNP, with a lease expiration in November 2044. CNP was acquired by Wind Point Partners (“Wind Point”) and portfolio company GF Assets Holdings Corporation (“GF Assets”), the parent company of Gehl Foods, LLC (“Gehl”), in early 2018. CNP is an aseptic packager of dairy-based and dairy alternative beverages, soups, broths, teas, nutritional drinks and wine and spirits, all in Tetra Pak cartons. CNP also manufactures specialty rice and soy-based ingredients for blue-chip consumer food brands. Founded in 1896, Gehl is a leading producer of dairy-based, shelf-stable beverages, cheese sauces and other products. Gehl Foods has a diverse group of customers, including Wal-Mart, Nestle, DOT (distributor), McLane, WhiteWave, Kroger, Organic Valley, Aldi, Costco and others. Wind Point is a Chicago-based private equity investment firm with over $2 billion in assets under management. Wind Point focuses on partnering with management teams to acquire well-positioned middle market businesses where it can establish a clear path to value creation. The firm targets investments in the consumer products, industrial products and business services sectors. Wind Point is currently investing out of Wind Point Partners VIII, a $985 million fund that was initiated in 2016.

Environmental. According to a Phase I environmental assessments dated August 15, 2019, there was no evidence of any recognized environmental conditions at the CNP Headquarters Property.

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the tenant being in occupancy since the CNP Headquarters Property was built and are as of December 31 of their respective year.

(2)	Current Occupancy is as of January 15, 2020.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
California Natural Products	NR / NR / NR	358,107	100.0%	$9.51	$3,404,768	100.0%	11/1/2044
Occupied Collateral Total / Wtd. Avg.		358,107	100.0%	$9.51	$3,404,768	100.0%

Vacant Space		0	0.0%

Collateral Total		358,107	100.0%

(1)	Based on the underwritten rent roll.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2031 & Beyond	1	358,107	100.0	$3,404,768	100.0%	358,107	100.0%	$3,404,768	100.0%
Total	1	358,107	100.0%	$3,404,768	100.0%
(1)	Based on the underwritten rent roll.

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Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,404,768	$9.51	97.1%
Vacant Income	0	$0.00	0.0
Gross Potential Rent	$3,404,768	$9.51	97.1%
Total Reimbursements	99,883	$0.28	2.9
Net Rental Income	$3,504,651	$9.79	100.0%
Other Income	0	$0.00	0.0
(Vacancy/Credit Loss)	(175,233)	($0.49)	(5.0)
Effective Gross Income	$3,329,418	$9.30	95.0%
Total Expenses	99,883	$0.28	3.0
Net Operating Income	$3,229,536	$9.02	97.0%
Capital Expenditures	35,811	$0.10	1.1
TI/LC	69,805	$0.19	2.1
Net Cash Flow	$3,123,920	$8.72	93.8%
(1)	Historical operating history is unavailable as the CNP Headquarters Property was purchased by the borrower in October 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The CNP Headquarters Property is located in Lathrop, California approximately 74 miles east of San Francisco, 59 miles south of Sacramento and nine miles south of downtown Stockton. According to the appraisal, the CNP Headquarters Property is located in the Stockton core based statistical area. Top employers in the metropolitan area include St. Joseph Medical Center, OG Packing Co., San Joaquin General Hospital and Pacific Coast Producers. The CNP Headquarters Property is located just east of Interstate 5, one of California’s major north/south thoroughfares, which extends from the Mexico border to Canada. The CNP Headquarters Property is located in an area of mostly industrial and agricultural land uses. The majority of industrial development is east of the CNP Headquarters Property while the west is primarily agricultural uses. There is also a large residential subdivision to the southwest. The Stockton Deepwater Port is located approximately 10 miles northwest of the CNP Headquarters Property and is a fully operating seaport approximately 75 nautical miles east of the Golden Gate Bridge in San Francisco. Additionally, the Stockton Metropolitan Airport is located approximately five miles north of the CNP Headquarters Property.

According to the appraisal, the CNP Headquarters Property is located in the Central Valley industrial market and the Lathrop industrial submarket. As of third quarter 2019, the Central Valley industrial market contained approximately 136.2 million square feet of industrial space with a vacancy rate of 5.5% and an overall weighted asking rent of $0.51 per square foot. As of third quarter 2019, the Central Valley industrial market reported year to date positive net absorption of approximately 4.1 million square feet. The Lathrop industrial submarket contained approximately 13.3 million square feet of industrial space with a vacancy rate of 4.4% and an overall weighted asking rent of $0.58 per square feet as of third quarter 2019. The Lathrop industrial submarket reported year to date positive net absorption of 985,828 square feet.

The Borrower. The borrowing entity for the CNP Headquarters Mortgage Loan is AGNL Milk, L.L.C. (the “CNP Headquarters Borrower”), a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CNP Headquarters Mortgage Loan. AG Net Lease IV Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P. are the guarantors of certain nonrecourse carve-outs under the CNP Headquarters Mortgage Loan.

The Borrower Sponsors. The CNP Headquarters Mortgage Loan borrower sponsors are AG Net Lease IV Corp. (“AGNL IV”) and AG Net Lease Realty Fund IV Investments (H-1), L.P. (“AGNL H-1”). AGNL IV, managed by Angelo Gordon and founded in 1988, is a privately-held alternative investment firm, managing approximately $36 billion across a broad range of credit and real estate strategies.

Property Management. The CNP Headquarters Property is self-managed.

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Escrows and Reserves.

Tax Escrows – Ongoing real estate tax reserves will not be required for so long as the CNP lease or any Major Lease (as defined below) is in full force and effect, provided (i) no event of default has occurred and is continuing, (ii) CNP is obligated under the CNP lease (or a Major Tenant (as defined below) is obligated under any Major Lease) to pay all real estate taxes and CNP (or such Major Tenant) pays the real estate taxes directly to the taxing authority, and (iii) the CNP Headquarters Borrower delivers to lender satisfactory evidence of payment of real estate taxes prior to delinquency. Upon the failure of any of the foregoing waiver conditions, the CNP Headquarters Borrower will be required to immediately commence making all deposits for real estate taxes on each payment date occurring in January, April, July and October equal to 1/4th of the real estate taxes that the lender estimates will be payable during the next 12 months that would be sufficient to pay all such real estate taxes at least 30 days prior to their respective due dates. If the CNP lease is not in effect, on each payment date, the CNP Headquarters Borrower will be required to pay 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months in order to accumulate with lender sufficient funds to pay all real estate taxes at least 30 days prior to their respective due dates.

Insurance Escrows – Ongoing insurance premium reserves will not be required for so long as the CNP lease or any Major Lease is in full force and effect, provided (i) no event of default has occurred and is continuing, (ii) CNP is obligated under the CNP lease (or a Major Tenant is obligated under any Major Lease) to maintain such insurance and pay all insurance premiums and CNP (or such Major Tenant) pays the insurance premiums directly to the applicable insurance carriers, and (iii) the CNP Headquarters Borrower delivers to lender satisfactory evidence of payment of insurance premiums prior to delinquency. Upon the failure of any of the foregoing waiver conditions and the CNP Headquarters Property is not covered under a blanket insurance policy, the CNP Headquarters Borrower will be required to immediately commence making deposits for insurance premiums on each payment date occurring in January, April, July and October equal to 1/4th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies. If the CNP lease is not in effect, on each payment date, the CNP Headquarters Borrower will be required to pay 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration of the insurance policy to accumulate with lender sufficient funds to pay all insurance premiums at least 30 days prior to their expiration date.

Replacement Reserves – Ongoing replacement reserves will not be required for so long as the CNP lease or any Major Lease is in full force and effect, provided (i) no event of default has occurred and is continuing, (ii) CNP is obligated under the CNP lease (or a Major Tenant is obligated under any Major Lease) to perform all capital improvements and pay for all capital expenditures for the CNP Headquarters Property (including without limitation CNP’s work and repairs as required within the CNP Headquarters Mortgage Loan documents), and (iii) CNP (or a Major Tenant) performs all such capital improvements and pays all capital expenditures (including without limitation CNP’s work and repairs as required within the CNP Headquarters Mortgage Loan documents). Upon the failure of any of the foregoing waiver conditions, at lender’s option, the CNP Headquarters Borrower will be required to immediately commence making all deposits for replacement reserves on each payment date occurring in January, April, July and October equal to 1/4th of the of the amounts necessary to pay all capital improvements and expenses of the CNP Headquarters Property as they come due according to a physical condition report prepared for the lender at CNP Headquarters Borrower’s expense. If the CNP lease is not in effect, on each payment date, the CNP Headquarters Borrower will be required to pay 1/12th of the amount necessary in order to accumulate with the lender sufficient funds to pay all capital improvement expenses of the CNP Headquarters Property as they come due according to a physical condition report prepared for the lender at the CNP Headquarters Borrower’s expense.

TI/LC Reserve – Ongoing tenant improvement and leasing commissions reserves will not be required for so long as the CNP lease or any Major Lease is in full force and effect, provided (i) no event of default has occurred and is continuing and (ii) no default exists under the CNP lease (or a Major Lease) beyond any applicable grace or notice and cure periods. Upon the failure of any of the foregoing waiver conditions, the CNP Headquarters Borrower is required to immediately commence making all deposits for tenant improvement and leasing commissions reserves on each payment date occurring in January, April, July and October equal to 1/4th of approximately $71,621. If the CNP lease is not in effect, on each payment date, the CNP Headquarters Borrower will be required to pay 1/12th of approximately $71,621.

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Special Rollover Reserve – On each payment date occurring during the continuance of a Lease Sweep Period as further described under “Lockbox / Cash Management” below (provided no other cash management period is then continuing), all available cash (or such portion of available cash that will be allocated by the lender for deposit into the special rollover reserve subaccount) will be paid to the lender. The CNP Headquarters Borrower will also be required to pay to lender for transfer into the special reserve subaccount (i) all fees, penalties, commissions or other payments made to the CNP Headquarters Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (including in connection with any Major Lease bankruptcy action), (ii) any security deposits or proceeds of letters of credit held by the CNP Headquarters Borrower in lieu of cash security deposits, which the CNP Headquarters Borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the CNP Headquarters Borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The CNP Headquarters Mortgage Loan documents require a hard lockbox with springing cash management. The CNP Headquarters Borrower is required to cause all rents relating to the CNP Headquarters Property to be transmitted directly into a lender controlled lockbox account. The CNP Headquarters Mortgage Loan documents require that all rents received by the CNP Headquarters Borrower or property manager to be deposited into the lockbox account within one business day of receipt. Upon the occurrence of a Cash Management Period (as defined below), all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the CNP Headquarters Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period (as defined below), to the special rollover reserve subaccount, or (b) to the extent that a Cash Management Period (other than solely as a result of a Lease Sweep Period) is in effect, to the cash collateral subaccount.

A “Cash Management Period” means (i) the occurrence of an event of default, (ii) if, as the end of any two consecutive calendar quarters, the debt service coverage ratio is less than 1.15x, (iii) the commencement of a Lease Sweep Period, or (iv) the existence of a mezzanine loan, and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give upon (a) with respect to the matters described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing, or (b) with respect to the matter described in clause (ii) above, if the lender has determined that the CNP Headquarters Property has achieved a debt service coverage ratio greater than or equal to 1.15x for one calendar quarter, (c) with respect to the matter described in clause (iii) above, if the Lease Sweep Period has ended and (d) with respect to the matter described in clause (iv) above, if the mezzanine loan is paid in full and all liens and encumbrances securing the mezzanine loan are released.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of (i) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date without prior consent of the lender, (ii) any Major Tenant discontinues the entirety of its business at the premises (i.e., “goes dark” in violation of its lease) or (iii) a bankruptcy action of the Major Tenant. A Lease Sweep Period will end upon the earlier to occur of (x) the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space covered by the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required thereunder during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) the occurrence of any of the following: (1) with respect to clause (i) above, the date that all of the space demised under the Major Lease that gave rise to the subject Lease Sweep Period has been fully leased to one or more replacement tenants approved by lender or replacement leases approved by the lender and the replacement tenants as approved by the lender has accepted its premises and taken occupancy and all approved major lease leasing expenses (as defined within the CNP Headquarters Mortgage Loan documents) have been paid in full, (2) with respect to clause (ii) above, the date on which (a) the Major Lease remains in full force and effect and the Major Tenant resumes its business operations in all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period or (b) all right, title, and interest of the Major Tenant under the Major Lease substantially in its original form existing before the occurrence of the bankruptcy proceeding and with respect to all such space is assigned to one or more replacement tenants as approved by the lender or replacement leases approved by lender, and each of the replacement tenants have assumed in writing all the tenant’s obligations under such lease, accepted the premises, taken occupancy and all approved major leasing expenses have been paid in full or (c) all such space has been fully leased to one or more replacement tenants as

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approved by the lender and each replacement tenant has accepted its premises and taken occupancy, and all approved major lease leasing expenses have been paid in full, (3) with respect to clause (iii) above, if (a) the applicable Major Lease has been assumed in full in such proceeding or action pursuant to a final order of the court of competent jurisdiction sustainably in its original form existing before the occurrence of the bankruptcy action of the Major Tenant and as to all the space covered by the Major Lease before the bankruptcy action of the Major Tenant or (b) all right, title, and interest of the Major Tenant under the Major Lease substantially in its original form existing before the occurrence of the bankruptcy action of the Major Tenant with respect to all space is assigned to one or more replacement tenants as approved by the lender or replacement leases approved by lender, and the replacement tenant has assumed in writing all of the tenant’s obligations under such lease, accepted the premises, taken occupancy and all approved major lease leasing expenses have been paid in full, all such space has been fully leased pursuant to a replacement lease or replaces leases approved by lender, the replacement tenant has accepted its premises and taken occupancy, and all approved major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full.

A “Major Lease” is the CNP lease or any other lease that covers 300,000 or more rentable square feet of the improvements at the CNP Headquarters Property.

A “Major Tenant” is any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 300,000 or more rentable square feet of the improvements at the CNP Headquarters Property.

Subordinate and Mezzanine Debt. The CNP Headquarters Borrower is permitted to incur a future mezzanine loan subject to the satisfaction of the requirements set forth in the CNP Headquarters Mortgage Loan documents including, but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the CNP Headquarters Mortgage Loan and the mezzanine loan is no greater than 64.6%; (iii) the actual combined debt service coverage ratio based on the CNP Headquarters Mortgage Loan and the mezzanine loan actual amortizing debt service is no less than 1.60x; (iv) the term of the mezzanine loan is co-terminus with the CNP Headquarters Mortgage Loan; (v) the execution of an intercreditor agreement acceptable to the lender; (vi) a cash management period will exist throughout the term of the mezzanine loan; (vii) the qualified mezzanine lender will comply with standard rating agency criteria for “qualified transferees” of the ownership interests in the CNP Headquarters Borrower; (viii) receipt of rating agency confirmation and (ix) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender.

Partial Release. Not Permitted.

Ground Lease. None.

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Crossed Mortgage Loan Information(1)		Property Information(1)
Crossed Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Five Crossed Assets
Original Principal Balance:	$29,900,000	Title:	Fee
Cut-off Date Principal Balance:	$29,900,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	3.3%	Net Rentable Area (Units):	50
Loan Purpose:	Refinance	Location:	Various, NY
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Joel Schwartz, Shaindy Schwartz	Occupancy:	100.0%
Interest Rate:	4.04000%	Occupancy Date(7):	11/26/2019, 12/31/2019
Note Date:	12/31/2019	4th Most Recent NOI(5):	NAV
Maturity Date:	1/6/2030	3rd Most Recent NOI(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(6):	$792,749 (Various)
Original Amortization Term:	None	UW Economic Occupancy:	96.5%
Amortization Type:	Interest Only	UW Revenues:	$2,471,939
Call Protection:	L(25),Def(89),O(6)	UW Expenses:	$336,149
Lockbox / Cash Management:	Springing	UW NOI:	$2,135,791
Additional Debt:	No	UW NCF:	$2,123,291
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$46,950,000 / $939,000
Additional Debt Type:	N/A	Appraisal Date(8):	Various

Escrows and Reserves(1)(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$598,000
Taxes:	$23,208	$21,977	N/A	Maturity Date Loan / Unit:	$598,000
Insurance:	$30,519	$2,805	N/A	Cut-off Date LTV:	63.7%
Replacement Reserve:	$0	$1,043	(4)	Maturity Date LTV:	63.7%
Other:	$0	$0	N/A	UW NCF DSCR:	1.73x
				UW NOI Debt Yield:	7.1%

Sources and Uses(1)
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Crossed Mortgage Loans	$29,900,000		98.3%	Payoff Existing Debt	$29,604,520	97.3%
Borrower Sponsor Equity	521,626		1.7	Closing Costs	763,379	2.5
				Reserves	53,727	0.2
Total Sources	$30,421,626		100.0%	Total Uses	$30,421,626	100.0%

(1)	The Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans (as defined below) are cross-collateralized and cross-defaulted with one another. The financial information presented in the chart above reflects the aggregate Cut-off Date balance of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans. All information herein is represented on an aggregate basis, except as otherwise specified.

(2)	The borrowers under the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans are Seneca Rentals LLC, Court Flats LLC, North 11 Flats LLC, North 7 Flats LLC and D&J Signature Holdings LLC.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	The replacement reserve is capped at $10,000 for the 482 Seneca Avenue mortgage loan. The other four mortgage loans in the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans require an uncapped monthly replacement reserve.

(5)	All of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties (as defined below) were built or renovated between 2017 and 2019. As such, historical NOI is not available.

(6)	Most Recent NOI does not include operations from the 482 Seneca Avenue property as it was constructed in 2019. Additionally, due to recent renovations at the related properties, operations for the 144 North 11th Street property and the 99 North 7th Street property only reflect the trailing four months and trailing three months ending September 30, 2019, respectively, along with the trailing 12 months ending September 30, 2019 operations for the 217 Court Street and 22 Melrose Street properties.

(7)	The Occupancy Date for each of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties is December 31, 2019, except for the 217 Court Street property, which Occupancy Date is November 26, 2019.

(8)	The Appraisal Dates for each of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties are as of November 26, 2019 or November 27, 2019.

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The Loans. The Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans are each secured by a first lien mortgage on the respective borrower’s fee interests in five multifamily properties located in Brooklyn and Ridgewood, New York (the “Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties”). The crossed mortgage loans were originated by SMC and have an aggregate outstanding principal balance as of the Cut-off Date of $29.9 million (the “Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans”). The Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans each have a 10-year term and are interest-only for the full terms of the loans and are cross-collateralized and cross-defaulted with one another.

The Properties. The Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties are located throughout the Williamsburg, Cobble Hill, Bushwick and Ridgewood neighborhoods within Brooklyn and Queens.

The following table presents certain information relating to the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties:

Crossed Group Summary
Property Name	Neighborhood	Year Built / Renovated	Units	Loan Amount	% of Cross	Appraised Value	UW NOI %
482 Seneca Avenue	Ridgewood	2019 / N/A	21	$8,600,000	28.8%	$13,700,000	28.7%
217 Court Street	Cobble Hill	1900 / 2017	6	6,694,286	22.4	10,450,000	21.8
144 North 11th Street	Williamsburg	1899 / 2018	8	6,021,654	20.1	9,400,000	20.5
99 North 7th Street	Williamsburg	1900 / 2018	7	4,868,571	16.3	7,600,000	16.1
22 Melrose Street	Bushwick	2017 / N/A	8	3,715,489	12.4	5,800,000	12.9
Total			50	$29,900,000	100.0%	$46,950,000	100.0%

482 Seneca Avenue. The 482 Seneca Avenue property is a 21-unit, five-story Class A multifamily property, located at 482 Seneca Avenue, in Ridgewood, Queens, New York. The 482 Seneca Avenue property, which was completed in 2019, offers one-, two-, three-, four- and five-bedroom units. Each unit features a modern kitchen and bathrooms, ample windows and hardwood floors throughout. Weighted average rents at the 482 Seneca Avenue property are $2,829 per month. In connection with the 482 Seneca Avenue property’s anticipated 35-year 421-a tax abatement, as further described below, there are seven units expected to be reserved for tenants earning no more than 130% of the area median income (“AMI”).

482 Seneca Avenue Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit
One Bed	6	28.6%	6	100.0%	2,706	451	$2,217
Two Bed	9	42.9%	9	100.0%	5,490	610	$2,650
Three Bed	2	9.5%	2	100.0%	1,294	647	$2,975
Four Bed	2	9.5%	2	100.0%	1,476	738	$3,700
Five Bed	2	9.5%	2	100.0%	1,634	817	$4,450
Collateral Total/Wtd. Avg.	21	100.0%	21	100.0%	12,600	600	$2,829
(1)	Source: Appraisal.

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217 Court Street. The 217 Court Street property is a four-story multifamily building containing six residential units comprised of four two-bedroom units and two four-bedroom units, along with 3,850 square feet of retail located in Cobble Hill, Brooklyn, New York. Residential units average $4,935 per month and no units are rent-regulated. There are two separate commercial units: NY INC. - Punjani, a walk-in animal hospital, which occupies 1,850 square feet on the ground floor under a lease through June 30, 2030, and Zero G Brazilian Jujitsu LLC, which occupies 2,000 square feet on the lower level under a lease through June 30, 2029. Each residential unit features a modern kitchen with stainless steel appliances, natural light, in-unit washer and dryer, and hardwood floors throughout. All units are unregulated and the 217 Court Street property is not expected to be subject to a tax abatement.

217 Court Street Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit
Two Bed	4	66.7%	4	100.0%	3,000	750	$4,340
Four Bed	2	33.3%	2	100.0%	2,000	1,000	$6,125
Collateral Total/Wtd. Avg.	6	100.0%	6	100.0%	5,000	833	$4,935
(1)	Source: Appraisal.

144 North 11th Street. The 144 North 11th Street is a four-story, eight-unit multifamily building located one block south of McCarren Park in Williamsburg, Brooklyn, New York. The unit mix includes six three-bedroom units, one four-bedroom unit and one five-bedroom unit. Each unit features a modern kitchen with stainless steel appliances, natural light and hardwood floors throughout. The first floor units are duplexes, and one unit has access to the rear yard. The fourth floor units are duplexes as well and also feature terraces. Weighted average rents for the 144 North 11th Street property are $5,150 per month. The 144 North 11th Street property is not expected to be subject to a tax abatement, and all units are unregulated.

144 North 11th Street Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit
Three Bed	6	75.0%	6	100.0%	4,500	750	$4,700
Four Bed	1	12.5%	1	100.0%	950	950	$6,500
Five Bed	1	12.5%	1	100.0%	1,250	1,250	$6,500
Collateral Total/Wtd. Avg.	8	100.0%	8	100.0%	6,700	838	$5,150
(1)	Source: Appraisal.

99 North 7th Street. The 99 North 7th Street property is a four-story, seven-unit multifamily building located six blocks southwest of McCarren Park in Williamsburg, Brooklyn, New York. The unit mix includes three two-bedroom units, two three-bedroom units and two four-bedroom units. Each unit features a modern kitchen with stainless steel appliances, natural light and hardwood floors throughout. The 99 North 7th Street property was renovated in 2018. The weighted average rents at the 99 North 7th Street property are $4,771 per month. The 99 North 7th Street property is not expected to be subject to a tax abatement, and all units are unregulated.

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99 North 7th Street Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit
Two Bed	3	42.9%	3	100.0%	2,100	700	$3,783
Three Bed	2	28.6%	2	100.0%	1,800	900	$4,575
Four Bed	2	28.6%	2	100.0%	2,100	1,050	$6,450
Collateral Total/Wtd. Avg.	7	100.0%	7	100.0%	6,000	857	$4,771
(1)	Source: Appraisal.

22 Melrose Street. The 22 Melrose Street property is a four-story, eight-unit multifamily building located in Bushwick, Brooklyn, New York. The unit mix includes five two-bedroom units, two three-bedroom units and one four-bedroom unit. Each unit features stainless steel appliances and hardwood floors throughout. Weighted average rents at the 22 Melrose Street property are $3,278 per month. In connection with the 22 Melrose Street property’s 35-year 421-a tax abatement, as further described below, three units at the 22 Melrose Street property are set aside for low-income tenants earning no more than 130% AMI.

22 Melrose Street Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit
Two Bed	5	62.5%	5	100.0%	3,700	740	$2,935
Three Bed	2	25.0%	2	100.0%	1,800	900	$3,475
Four Bed	1	12.5%	1	100.0%	1,200	1,200	$4,600
Collateral Total/Wtd. Avg.	8	100.0%	8	100.0%	6,700	838	$3,278
(1)	Source: Appraisal.

As mentioned above, the 482 Seneca Avenue property and the 22 Melrose Street property are expected to benefit from a 421-a tax incentive program granted by the New York City Department of Housing Preservation and Development (“HPD”). The 482 Seneca Avenue property and the 22 Melrose Street property are expected to benefit from a 100% tax exemption for 25 years, followed by a 30% tax exemption for years 26-35. The 482 Seneca Avenue mortgage loan and the 22 Melrose Street mortgage loan are full recourse to the related borrowers and the borrower sponsors until such time as HPD issues a final certificate of eligibility for each of the 482 Seneca Avenue and 22 Melrose Street properties. Further, if the 421-a tax exemptions are not maintained for either the 482 Seneca Avenue property or the 22 Melrose Street property after the issuance of the final certificate of eligibility, the related mortgage loans will become full recourse to the related borrowers and the borrower sponsors. Current unabated taxes for the 482 Seneca Avenue and 22 Melrose Street properties are equal, in the aggregate, to approximately $163,286 compared to underwritten abated taxes of $17,309.

Environmental. According to the Phase I environmental assessments dated December 5, 2019 and December 6, 2019, there is no evidence of any recognized environmental conditions at the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties.

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Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
NAV	NAV	NAV	NAV	100.0%
(1)	All of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties were built or renovated between 2017 and 2019. As such, Historical Occupancy is not available.

(2)	Current Occupancy is as of December 31, 2019 for each of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties except for 217 Court Street property, which occupancy is as of November 26, 2019.

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten(1)	Per Unit	%(2)
Gross Potential Rent - Multifamily	$988,402	$2,278,020	$45,560	89.9%
Gross Potential Rent - Commercial	0	256,800	5,136	10.1
Gross Potential Rent - Total	$988,402	$2,534,820	$50,696	100.0%
(Vacancy/Credit Loss - Multifamily)	0	(68,341)	(1,367)	(2.7)
(Vacancy/Credit Loss - Commercial)	0	(19,260)	(385)	(0.8)
Other Income	3,601	24,720	494	1.0
Effective Gross Income	$992,003	$2,471,939	$49,439	97.5%

Total Expenses	$199,255	$336,149	$6,723	13.6%

Net Operating Income	$792,749	$2,135,791	$42,716	86.4%

Total TI/LC, Capex/RR	0	12,500	250	0.5

Net Cash Flow	$792,749	$2,123,291	$42,466	85.9%
(1)	TTM does not include operations from the 482 Seneca Avenue property as it was constructed in 2019. Additionally, due to recent renovations at the related properties, operations for the 144 North 11th Street property and the 99 North 7th Street property only reflect the trailing four months and trailing three months ending September 30, 2019, respectively, along with the trailing 12 months ending September 30, 2019 operations for the 217 Court Street and 22 Melrose Street properties.

(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Market. According to the appraisals, vacancy in the Williamsburg multifamily market for the prior 10 years peaked in 2011 at approximately 7.8%, and the submarket is approximately 3.5% vacant as of the third quarter of 2019. The Bushwick multifamily submarket vacancy has remained equal to or less than approximately 3.7% for the prior 10 years and has a vacancy rate of approximately 2.3% as of the third quarter of 2019. The multifamily submarket vacancy for Downtown Brooklyn, of which Cobble Hill is a part, is approximately 3.0% as of the third quarter of 2019, and vacancy for the submarket has remained under approximately 7.9% for the prior 10 years. Finally, the multifamily vacancy for Central Queens, where Ridgewood is located, has remained equal to or less than approximately 1.9% for the prior 10 years, and has a vacancy rate of approximately 1.0% as of the third quarter of 2019.

The 144 North 11th Street and 99 North 7th Street properties are accessible via Routes 278 and 495, which both connect directly into Manhattan via a 15-20 minute car ride. In addition, the 144 North 11th Street and 99 North 7th Street properties are accessible by multiple subway lines (the 7 train, the L train and the 5 train). The 22 Melrose Street property is accessible via Routes 278 and 495, which both connect directly into Manhattan via a 15-30 minute car ride. In addition, the 22 Melrose Street property offers access to multiple subway lines (the M train and the J train). The 217 Court Street property is accessible via Route 278, which connects directly in Manhattan via a 15-25 minute car ride. In addition, the 217 Court Street property offers good access to multiple subway lines (the 4 train, the 5 train, the F train, the 2 train and the A train). 482 Seneca Avenue is served by public transportation via multiple subway lines within a few blocks from the 482 Seneca Avenue property (the M train and the L train).

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See below for charts of market rent comparisons for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties:

482 Seneca Avenue Market Rent Comparisons(1)
Unit Type	Market Survey			482 Seneca Avenue			Market Forecast
One Bed Monthly Range One Bed Average	$1,975	$2,391	$3,300	$2,100	$2,217	$2,250	$2,250
Two Bed Monthly Range Two Bed Average	$2,175	$2,708	$3,300	$2,400	$2,650	$2,950	$2,800
Three Bed Monthly Range Three Bed Average	$2,700	$2,961	$3,415	$2,950	$2,975	$3,000	$3,000
Four Bed Monthly Range Four Bed Average	$3,500	$3,832	$4,450	$3,600	$3,700	$3,800	$3,800
Five Bed Monthly Range Five Bed Average	$4,450	$5,290	$6,107	$4,400	$4,450	$4,500	$4,500

(1)	Source: Appraisal.

217 Court Street Market Rent Comparisons(1)
Unit Type	Market Survey			217 Court Street			Market Forecast
Two Bed Monthly Range Two Bed Average	$4,100	$4,230	$4,500	$4,100	$4,340	$4,900	$4,200
Four Bed Monthly Range Four Bed Average	$6,100	$6,260	$6,500	$6,000	$6,125	$6,250	$6,250
(1)	Source: Appraisal.

144 North 11th Street Market Rent Comparisons(1)
Unit Type	Market Survey			144 North 11th Street			Market Forecast
Three Bed Monthly Range Three Bed Average	$5,000	$5,159	$5,495	$4,600	$4,700	$5,000	$5,000
Four Bed Monthly Range Four Bed Average	$6,000	$6,510	$6,800	$6,500	$6,500	$6,500	$6,500
Five Bed Monthly Range Five Bed Average	$6,500	$6,699	$6,995	$6,500	$6,500	$6,500	$6,600
(1)	Source: Appraisal.

99 North 7th Street Market Rent Comparisons(1)
Unit Type	Market Survey			99 North 7th Street			Market Forecast
Two Bed Monthly Range Two Bed Average	$3,594	$3,789	$3,900	$3,750	$3,783	$3,800	$3,800
Three Bed Monthly Range Three Bed Average	$4,583	$4,927	$5,200	$4,250	$4,575	$4,900	$4,600
Four Bed Monthly Range Four Bed Average	$6,000	$6,510	$6,800	$6,000	$6,450	$6,900	$6,500
(1)	Source: Appraisal.

22 Melrose Street Market Rent Comparisons(1)
Unit Type	Market Survey			22 Melrose Street			Market Forecast
Two Bed Monthly Range Two Bed Average	$2,667	$3,240	$3,800	$2,500	$2,935	$3,800	$3,800
Three Bed Monthly Range Three Bed Average	$2,671	$2,967	$3,184	$3,000	$3,475	$3,950	$4,000
Four Bed Monthly Range Four Bed Average	$3,013	$3,398	$3,873	$4,600	$4,600	$4,600	$4,600
(1)	Source: Appraisal.

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The Borrowers. The borrowing entities for each of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans are Seneca Rentals LLC, Court Flats LLC, North 11 Flats LLC, North 7 Flats LLC and D&J Signature Holdings LLC, each a New York limited liability company and special purpose entity with at least one independent director. Legal counsel for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans borrowers delivered non-consolidation opinions in connection with the origination of each of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans. The non-recourse carveout guarantors for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans are Joel Schwartz and Shaindy Schwartz.

The Borrower Sponsors. The borrower sponsors of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans are Joel Schwartz and Shaindy Schwartz. The borrower sponsors have experience within the Brooklyn, New York real estate multifamily submarket and collectively own economic interests in over 65 properties. The borrower sponsors have a combined cost basis in the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties of approximately $36.8 million.

Property Management. The Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties are managed by Bedford Enterprises LLC, a New York limited liability company and an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers escrowed, in the aggregate, $23,208 for real estate taxes and $30,519 for insurance.

Tax Escrows – On a monthly basis, in the aggregate, the borrowers are required to escrow 1/12th of the annual estimated tax payments (initially $21,977).

Insurance Escrows – On a monthly basis, in the aggregate, the borrowers are required to escrow 1/12th of the annual estimated insurance payments (initially $2,805).

Replacement Reserves – On a monthly basis, in the aggregate, the borrowers are required to escrow $1,043 for replacement reserves, which equates to $250 per unit annually. The 482 Seneca Avenue mortgage loan replacement reserve is capped at $10,000.

Lockbox / Cash Management. The Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loan documents each require a springing lockbox with springing cash management upon the occurrence of a Sweep Event Period (as defined below). After the occurrence of a Sweep Event Period, the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties borrowers must establish a lockbox account and the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties borrowers or property manager, as applicable, are required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loan documents (i) to make deposits into the tax and insurance escrows, if required, (ii) to pay debt service, (iii) to make deposits into the replacement reserves, if required and (iv) to pay for monthly operating expenses in accordance with the annual budget approved by the lender. Extraordinary expenses approved by the lender and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans.

A “Sweep Event Period” will commence at such time following the earlier of the occurrence of (i) an event of default and (ii) the failure by the borrowers to maintain a debt yield (based on the trailing 12 months net operating income), as calculated by the lender, equal to or greater than 6.0%, and end when (a) in the case of a Sweep Event Period triggered by an event described in clause (i) above only, the applicable event of default has been cured and (b) in the case of a Sweep Event Period triggered by an event described in clause (ii) above only, for two consecutive calendar quarters since the commencement of the existing Sweep Event Period, the debt yield is at least equal to 7.0%.

Partial Release. Upon the expiration of the defeasance lockout period, the lender will permit the release of an individual property (the “Release Property”) from the lien of the cross-collateralization agreement, provided that the following conditions, among others, are satisfied: (a) no event of default then exists; and (b) the borrowers defease the related

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mortgage loan in amount equal to the greatest of (i) 125% of the allocated loan amount for such Release Property, (ii) an amount which would result in the DSCR on the then remaining balance of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties remaining after giving effect to the release being not less than 1.75x, (iii) an amount which would result in the loan-to-value on the then remaining balance of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans for the properties remaining after giving effect to the release being not greater than 65.0%, (iv) an amount which would result in the debt yield on the then remaining balance of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties remaining after giving effect to the release being not less than 7.0% and (v) payment of an amount required by applicable REMIC provisions. In addition, in connection with any such release, each mortgage loan remaining subject to the cross-collateralization agreement will be partially defeased in an amount equal to the amount of any full defeasance in an amount greater than the principal balance of the mortgage loan being fully defeased, allocated on a pro rata basis to each other mortgage loan remaining subject to the cross-collateralization agreement.

Additionally, the lender will permit an individual mortgage loan to be released from the cross-collateralization and the related mortgage loan on such property to be assumed by a qualified buyer, solely in connection with a sale of such property to a person or entity unaffiliated with the borrowers, subject to the following conditions, among others (unless such qualified buyer is also assuming each of the Brooklyn Flats & 482 Seneca Avenue Mortgage Loans): (a) the lender’s confirmation that the related mortgage loan, following the release, will satisfy (i) a minimum DSCR of 2.00x, (ii) a minimum debt yield of 8.0%, and (iii) a maximum loan-to-value of 60.0%, (b) the lender’s confirmation that the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans on the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties that are not subject to such release, following the release, will satisfy (i) in the case of a release for the first two individual properties, (x) a minimum DSCR of 1.75x, (y) a minimum debt yield of 7.0%, and (z) a maximum loan-to-value of 65.0% and (ii) in the case of a release of any individual property thereafter, (x) a minimum DSCR of 2.00x, (y) a minimum debt yield of 8.0%, and (z) a maximum loan-to-value of 60.0%, and (c) satisfaction of certain additional requirements contained in the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans documents.

Ground Lease. None.

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Millikan Business Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type – Subtype:	Mixed Use – Office/Industrial
% of IPB:	3.1%	Net Rentable Area (SF):	293,763
Loan Purpose:	Refinance	Location:	Beaverton, OR
Borrower:	Millikan 78 Equities LLC	Year Built / Renovated:	1970 / N/A
Borrower Sponsors:	Matthew J. Felton and William Felton	Occupancy:	88.1%
Interest Rate:	3.35730%	Occupancy Date:	9/23/2019
Note Date:	10/18/2019	4th Most Recent NOI (As of):	$2,103,786 (12/31/2016)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$2,174,802 (12/31/2017)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$2,284,519 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(3):	$2,125,130 (TTM 9/30/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	94.1%
Amortization Type:	IO-Balloon	UW Revenues:	$4,878,335
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$1,524,570
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$3,353,765
Additional Debt:	No	UW NCF:	$3,033,639
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,500,000 / $148
Additional Debt Type:	N/A	Appraisal Date:	9/10/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$95
Taxes:	$26,106	$26,106	N/A	Maturity Date Loan / SF:	$81
Insurance:	$0	Springing(1)	N/A	Cut-off Date LTV:	64.4%
Replacement Reserves:	$0	$4,896	N/A	Maturity Date LTV:	54.8%
TI/LC:	$0	$18,360	$1,101,611	UW NCF DSCR:	2.05x
Other:	$6,396,770(2)	$0	N/A	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000		100.0%	Payoff Existing Debt(4)	$12,301,587	43.9%
				Return of Equity	8,401,881	30.0
				Upfront Reserves	6,422,876	22.9
				Closing Costs	873,656	3.1
Total Sources	$28,000,000		100.0%	Total Uses	$28,000,000	100.0%

(1)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.

(2)	Other escrows include approximately $5,666,600 in outstanding tenant improvements and leasing commissions to MKS Instruments and approximately $730,170 in outstanding free rent under the MKS Instruments lease.

(3)	The increase from Most Recent NOI to UW NOI is mainly driven by the execution of the MKS Instruments lease in 2019 with a lease commencement date of July 2020.

(4)	The loan payoff includes defeasance costs to refinance a loan securitized in the UBSBB 2012-C4 trust.

The Loan. The Millikan Business Center mortgage loan (the “Millikan Business Center Mortgage Loan”) has an original and Cut-off Date principal balance of $28.0 million secured by the borrower’s fee simple interest in a 293,763 square foot mixed use office and industrial property located in Beaverton, Oregon (the “Millikan Business Center Property”). The Millikan Business Center Mortgage Loan has a 10-year term and is interest-only for the first 36 months of the term. The borrowing entity for the Millikan Business Center Mortgage Loan is Millikan 78 Equities LLC, an Oregon limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Millikan Business Center Mortgage Loan.

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Millikan Business Center

The Millikan Business Center Mortgage Loan borrower sponsors are Matthew J. Felton and William Felton. Matthew J. Felton is the chief executive officer of Felton Properties, Inc. Matthew J. Felton and William Felton founded Felton Properties Inc. in 1997. Felton Properties, Inc. owns and manages nearly three million square feet of real estate in Oregon, Washington, Colorado, Utah and Minnesota. Through institutional and private partnerships, Felton Properties, Inc. and Felton Management Corp. have closed more than 30 acquisitions over the past ten years representing over $600 million in transactional volume. Matthew Felton has one prior default on a loan in 2007. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Millikan Business Center Property is a two-story, multi-tenanted mixed use office and industrial warehouse development located in Beaverton, Oregon. Built in 1970, the office portion of the Millikan Business Center Property features 18-foot clear heights and a second floor outdoor deck, and the warehouse space offers a freight elevator, 50-foot clear heights and 20 dock doors. The Millikan Business Center Property contains 665 parking spaces, resulting in a ratio of approximately 2.3 parking spaces per 1,000 square feet. As of September 23, 2019, the Millikan Business Center Property was 88.1% occupied by five tenants (as well as one antenna tenant).

Major Tenants.

The largest tenant at the Millikan Business Center Property is MKS Instruments (113,341 square feet; 38.6% of NRA; 58.1% of UW base rent; 11/30/2030 lease expiration; Moody’s/S&P: Ba1/BB+). MKS Instruments (NYSE: MKSI) develops, manufactures and supplies instruments and components used to control and analyze gases in semiconductor and similar industrial manufacturing processes. Their primary markets include semiconductor, industrial technologies, life and health sciences, research and defense. In fiscal year 2018, MKS Instruments reported revenue of approximately $2.1 billion, up 8.3% from fiscal year 2017 and up approximately 60.2% from fiscal year 2016. Over the past five years, MKS Instruments has acquired four entities through two acquisitions worth roughly $1 billion each. In February 2019, MKS Instruments acquired Electro Scientific Industries (“ESI”). ESI was previously operating in a different location prior to the acquisition, but has since moved its headquarters and 300 employees to the Millikan Business Center Property and operates as MKS Instruments. MKS Instruments operates office, lab and warehouse space at the Millikan Business Center Property. MKS Instruments is in the process of building out its space to which the borrower is contributing tenant improvements of $5,666,600 and the borrower sponsors anticipate that MKS Instruments will be contributing approximately $7.0 million of their own money for the space. MKS Instruments is expected to move into its space in spring 2020. At origination, the borrower escrowed $730,170 for free rent related to the MKS Instruments space.

The second largest tenant at the Millikan Business Center Property is Nike Retail Services, Inc. (“Nike”) (50,000 square feet; 17.0% of NRA; 10.5% of UW base rent; 11/30/2023 lease expiration; Moody’s/S&P: A1/AA-). Nike (NYSE: NKE) is an American multinational corporation that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon, approximately one mile from the Millikan Business Center Property. Nike is the world’s largest supplier of athletic shoes and apparel and a major manufacturer of sports equipment with revenue in excess of $36 billion in fiscal year 2019 and more than 73,000 employees globally. Nike has been a tenant at the Millikan Business Center Property since 2012 and renewed its lease in May 2018. Nike utilizes its space at the Millikan Business Center Property as inventory storage space and a management office for its nearby Employee Store, which is the highest grossing Nike store in the world.

The third largest tenant at the Millikan Business Center Property is Nationstar Mortgage LLC (“Mr. Cooper”) (43,421 square feet; 14.8% of NRA; 21.6% of UW base rent; 2/28/2022 lease expiration; Moody’s/S&P: B2/B). Mr. Cooper (NASDAQ: COOP) is the consumer brand for the mortgage servicing and originations of Mr. Cooper Group Inc. Mr. Cooper is focused on delivering a variety of servicing and lending products and services and technologies to improve the home loan process. In February 2019, Mr. Cooper finalized the acquisition of Pacific Union, making the company the largest non-bank mortgage servicer in the United States, employing approximately 7,000 people and servicing a portfolio of approximately $500 billion for more than three million customers. During fiscal year 2018, Mr. Cooper generated $1.8 billion of revenue. Mr. Cooper has been a tenant at the Millikan Business Center Property since 2002 and voluntarily downsized in 2019 to accommodate the expansion of MKS Instruments. Mr. Cooper uses the Millikan Business Center Property as a call center.

The Market. The Millikan Business Center Property is located in Beaverton, Oregon, approximately 10 miles west of the Portland central business district. Beaverton is Oregon’s “Silicon Forest,” home to companies such as Nike, IBM and Tektronix with an emerging bioscience presence including Welch Allyn, Micro Power Electronics, Inovise and Blacktoe

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Millikan Business Center

Medical. The Nike world headquarters, employing approximately 7,000 people, is located one mile away from the Millikan Business Center Property. The 2,000-employee Tektronix campus is also located approximately one mile away from the Millikan Business Center Property. Access to the Millikan Business Center Property is provided by Highway 217, a bypass between I-5 Freeway (north-south) and Highway 26 (east-west). Highway 217 is approximately two miles east of the Millikan Business Center. Public transportation is offered by Tri-Met, which includes the MAX light rail and numerous bus routes. The Millikan Business Center Property is adjacent to the Millikan Way Park & Ride station, serving the MAX Blue line providing a linkage to the Portland central business district. Additionally, Bus 62, which connects Beaverton to Tualatin to the south and Lake Oswego to the east, has a stop that is directly adjacent to the Millikan Business Center Property.

According to the appraisal, the Millikan Business Center Property is situated within the North Beaverton office and industrial submarkets of the Portland office and industrial market. As of the second quarter of 2019, the North Beaverton office submarket reported a total inventory of approximately 3.2 million square feet with an approximately 2.7% vacancy rate and average asking rents of $25.14. As of the second quarter of 2019, the North Beaverton industrial submarket reported a total inventory of approximately 2.1 million square feet with an approximately 6.5% vacancy rate and average asking rent of $9.99 per square foot.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
MKS Instruments(4)	Ba1/BB+/NR	113,341	38.6%	$17.25	$1,955,132	58.1%	11/30/2030
Nike	A1/AA-/NR	50,000	17.0	$7.06	353,056	10.5	11/30/2023
Mr. Cooper(5)	B2/B/NR	43,421	14.8	$16.74	726,868	21.6	2/28/2022
Lakeside Sports Facility of Oregon	NR/NR/NR	27,000	9.2	$6.37	171,866	5.1	8/31/2025
Record Xpress of California, LLC	NR/NR/NR	25,000	8.5	$6.11	152,658	4.5	1/31/2021
Level 3 Communications	B1/BB/BB-	1	0.0	$4,017.00	4,017	0.1	2/21/2024

Occupied Collateral Total / Wtd. Avg.		258,763	88.1%	$13.00	$3,363,597	100.0%

Vacant Space		35,000	11.9%

Collateral Total		293,763	100.0%

(1)	Based on the underwritten rent roll dated September 23, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes contractual rent steps through November 2020 totaling $30,846 and straight line rent for Nike from October 2019 to November 2023 totaling $24,385.

(4)	MKS Instruments has two 8.5-year renewal options at the fair market value at the time of the renewal.

(5)	Mr. Cooper has one 10-year renewal option at the fair market value at the time of the renewal.

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Millikan Business Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	35,000	11.9%	NAP	NAP	35,000	11.9%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	35,000	11.9%	$0	0.0%
2021	1	25,000	8.5	152,658	4.5	60,000	20.4%	$152,658	4.5%
2022	1	43,421	14.8	726,868	21.6	103,421	35.2%	$879,526	26.1%
2023	1	50,000	17.0	353,056	10.5	153,421	52.2%	$1,232,582	36.6%
2024	1	1	0.0	4,017	0.1	153,422	52.2%	$1,236,599	36.8%
2025	1	27,000	9.2	171,866	5.1	180,422	61.4%	$1,408,465	41.9%
2026	0	0	0.0	0	0.0	180,422	61.4%	$1,408,465	41.9%
2027	0	0	0.0	0	0.0	180,422	61.4%	$1,408,465	41.9%
2028	0	0	0.0	0	0.0	180,422	61.4%	$1,408,465	41.9%
2029	0	0	0.0	0	0.0	180,422	61.4%	$1,408,465	41.9%
2030	1	113,341	38.6	1,955,132	58.1	293,763	100.0%	$3,363,597	100.0%
2031 & Beyond	0	0	0.0	0	0.0	293,763	100.0%	$3,363,597	100.0%
Total	6	293,763	100.0%	$3,363,597	100.0%
(1)	Based on the underwritten rent roll dated September 23, 2019.

(2)	Base Rent Expiring includes contractual rent steps through November 2020 totaling $30,846 and straight line rent for Nike from October 2019 to November 2023 totaling $24,385.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM 9/30/2019(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$2,061,067	$2,122,927	$2,196,417	$2,221,591	$3,308,366	$11.26	65.0%
Rent Steps	0	0	0	0	55,231	0.19	1.1
Vacant Income	0	0	0	0	210,000	0.71	4.1
Gross Potential Rent	$2,061,067	$2,122,927	$2,196,417	$2,221,591	$3,573,597	$12.16	70.2%
Total Reimbursements	1,305,056	1,315,418	1,485,926	1,276,813	1,514,738	5.16	29.8
Net Rental Income	$3,366,123	$3,438,345	$3,682,343	$3,498,404	$5,088,335	$17.32	100.0%
Other Income	54	57	343	3,578	0	0.00	0.0
(Vacancy/Credit Loss)(3)(4)	(5,080)	(5,233)	(5,390)	0	(210,000)	(0.71)	(5.9)
Effective Gross Income	$3,361,097	$3,433,170	$3,677,297	$3,501,982	$4,878,335	$16.61	95.9%

Total Expenses	$1,257,311	$1,258,368	$1,392,778	$1,376,852	$1,524,570	$5.19	31.3%

Net Operating Income	$2,103,786	$2,174,802	$2,284,519	$2,125,130	$3,353,765	$11.42	68.7%

Total TI/LC, Capex/RR	0	0	0	0	320,125	1.09	6.6

Net Cash Flow	$2,103,786	$2,174,802	$2,284,519	$2,125,130	$3,033,639	$10.33	62.2%

(1)	The increase in TTM 9/30/2019 to Underwritten is mainly driven by the execution of the MKS Instruments lease in 2019 which has a lease commencement date of July 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines, percent of Gross Potential Rent for Vacancy/Credit Loss and percent of Effective Gross Income for the remainder of fields.

(3)	The underwritten economic vacancy is 5.9%. The Millikan Business Center Property was 88.1% physically occupied as of September 23, 2019. The vacant space at the Millikan Business Center Property is specialized warehouse space that has an underwritten rent of $6.00 per square foot (versus a weighted average of $13.00 per square foot for the remaining Millikan Business Center Property), resulting in a lower economic vacancy than physical vacancy.

(4)	Vacancy/Credit Loss reflects free rent adjustments from 2016 to 2018.

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Satellite Flex Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio(4):	Single Asset
Original Principal Balance:	$27,300,000	Title:	Fee
Cut-off Date Principal Balance:	$27,300,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.0%	Net Rentable Area (SF):	287,816
Loan Purpose:	Refinance	Location:	Duluth, GA
Borrowers:	Satellite Commerce Property, LLC and Satellite Place Property, LLC	Year Built / Renovated:	1998-1999 / N/A
Borrower Sponsors:	Quynh Palomino and Lloyd W. Kendall, Jr.	Occupancy:	82.5%
Interest Rate:	3.92000%	Occupancy Date:	9/5/2019
Note Date:	12/10/2019	4th Most Recent NOI (As of):	$2,679,247 (12/31/2016)
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of)(1):	$2,458,978 (12/31/2017)
Interest-only Period:	12 months	2nd Most Recent NOI (As of)(1):	$2,882,178 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(1):	$3,099,937 (TTM 9/30/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	80.4%
Amortization Type:	IO-Balloon	UW Revenues:	$3,521,934
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$844,536
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,677,398
Additional Debt:	No	UW NCF:	$2,344,836
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$37,200,000 / $129
Additional Debt Type:	N/A	Appraisal Date:	10/9/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$95
Taxes:	$88,287	$29,429	N/A	Maturity Date Loan / SF:	$77
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	73.4%
Replacement Reserves:	$0	$4,797	N/A	Maturity Date LTV:	59.9%
TI/LC:	$535,125	$23,985	$1,439,080	UW NCF DSCR:	1.51x
Other(3):	$795,335	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,300,000		99.7%	Loan Payoff(5)	$25,037,492	91.5%
Borrower Sponsor Equity	75,000		0.3	Reserves	1,418,747	5.2
				Closing Costs	918,760	3.4
Total Sources	$27,375,000		100.0%	Total Uses	$27,375,000	100.0%

(1)	The increase in NOI from 2017 through TTM is due to: (i) AGS executing a lease in July 2017 for 40,192 square feet and expanding by 15,072 square feet in July 2018 and (ii) Agency Matrix renewing its 20,078 square-foot lease in September 2018 and expanding by 9,181 square feet in September 2018.

(2)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.

(3)	Other includes outstanding tenant improvements and leasing commissions for the Moreland (as defined below) lease of $505,878, Moreland free rent of $63,668, an immediate repair reserve of $11,250 and $214,540 for Moreland roof repairs.

(4)	The Satellite Flex Office Portfolio is a four building office campus that is operated as a single asset.

(5)	Loan Payoff consists of funds used to pay off existing CMBS debt previously securitized in COMM 2014-LC17 and WFCM 2016-NXS5 and pay defeasance costs regarding legal, consulting and other fees related to the defeasance for such securitizations.

The Loan. The Satellite Flex Office mortgage loan is secured by a first lien mortgage on the borrowers’ fee interest in an office flex complex consisting of four, one-story buildings totaling 287,816 square feet located in Duluth, Georgia (the “Satellite Flex Office Portfolio Property”). The Satellite Flex Office mortgage loan was originated by Barclays and has an outstanding principal balance as of the Cut-off Date of $27.3 million (the “Satellite Flex Office Mortgage Loan”). The Satellite Flex Office Mortgage Loan has a 10-year term and is interest-only for the first 12 months of the term followed by a 30-year amortization schedule.

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Satellite Flex Office Portfolio

The Portfolio. The Satellite Flex Office Portfolio Property consists of four, one-story, multi-tenant, office flex buildings with a total net rentable area of 287,816 square feet situated on an approximately 38.0-acre site in Duluth, Georgia. The Satellite Flex Office Portfolio Property is a part of 120-acre Satellite Place master-planned, mixed-used development. Built between 1998 and 1999, the Satellite Flex Office Portfolio Property serves flex users, call centers, back-office operations, financial tech companies and other high-density users. 2425 and 2405 Commerce Avenue feature 20 feet clear heights and dock high doors for flex use, and 2450 and 2400 Commerce Avenue are designed as traditional single-story office buildings with 15 feet ceiling heights. The Satellite Flex Office Portfolio Property features 1,459 parking spaces, resulting in a parking ratio of approximately 5.1 spaces per 1,000 square feet. Leasing activities at the Satellite Flex Office Portfolio since the beginning of 2018 comprises three renewals totaling 121,222 square feet, one contraction/downsize totaling 50,400 square feet and three extensions totaling 34,048 square feet. As of September 5, 2019, the Satellite Flex Office Portfolio was 82.5% leased to six tenants.

Major Tenants.

The largest tenant in the Satellite Flex Office Portfolio is American Security Insurance Company (“Assurant”) (NYSE: AIZ; Moody’s/S&P: A3/A; 69,117 square feet; 24.0% of NRA; 38.0% of U/W Base Rent; December 31, 2024 lease expiration). Assurant is the largest tenant at the Satellite Flex Office Portfolio Property. Assurant provides housing and lifestyle solutions that support, protect and connect major consumer purchases. Assurant offers mobile device solutions, extended service contracts and vehicle protection as well as pre-funded funeral, renters and lender-placed homeowners insurance worldwide. Assurant is a publicly traded Fortune 500 company. Assurant has been in occupancy in 2405 Commerce Avenue since 1999 and renewed its lease for five years beginning in January 2020 while simultaneously downsizing to 69,117 square feet (Assurant previously occupied the entire 119,517 square foot building). The extension included a rent increase to $14.97 per square foot starting in January 2020. Additionally, Assurant will be responsible for constructing a demising wall to separate its space from the 50,400 square feet space it is giving back. A triggering event will commence in conjunction with Assurant upon the occurrence of any of the following: (i) the earlier to occur of (x) the date which is 12 months prior to the expiration of Assurant’s lease and (y) the date by which Assurant is required to deliver notice of its lease renewal or extension under its lease (unless such tenant has exercised its lease renewal or extension or otherwise renewed or extended its lease on terms acceptable to lender prior to such date); (ii) Assurant giving notice of its intent to terminate or not renew its lease; (iii) Assurant going dark, vacating or abandoning 25% or more of its space; (iv) an Assurant bankruptcy proceeding or (v) Assurant defaulting under its lease. The cash flow sweep resulting from events in clauses (i) through (iv) above will be capped at the amount equal to one year of rent plus one year of reimbursable expenses applied to the Assurant space.

The second largest tenant in the Satellite Flex Office Portfolio is AGS (NYSE: AGS; 55,264 square feet; 19.2% of NRA; 19.1% of U/W Base Rent; June 30, 2028 lease expiration date). AGS is a developer, manufacturer and supplier of casino games, systems, and technology. The company is owned by Apollo Global Management and became publicly traded company after pricing its IPO in 2018. As of January 2020, AGS had a market cap of approximately $395.0 million. AGS is the sole tenant in 2400 Commerce Avenue after initially taking occupancy of 40,192 square feet in July 2017 and then expanding into the rest of the building (15,072 square feet) in July 2018.

The third largest tenant at the Satellite Flex Office Portfolio is Moreland Altobelli Associates (“Moreland”) (41,822 square feet; 14.5% of NRA; 13.9% of U/W Base Rent; May 31, 2027 lease expiration date). Moreland is a full-service engineering and program management firm established in 1987. Moreland provides technical and management services to local and state governments in the southeast in roadway design, structural engineering, community planning, landscape architecture, construction inspection, appraisal, land acquisition, surveying, geotechnical investigation and environmental review. Moreland has been located at 2450 Commerce Avenue since 2015 and recently signed a renewal and expansion for an additional 9,795 square feet (originally leased 32,027 square feet) that commences in March 2020. Moreland is headquartered at the Satellite Flex Office Portfolio Property. At loan origination, the borrower reserved approximately $214,540 for Moreland roof repairs, $505,878 for outstanding tenant improvements and leasing commissions under the Moreland lease and approximately $63,678 for free and gap rent under the Moreland lease.

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Satellite Flex Office Portfolio

The Market. The Satellite Flex Office Portfolio Property is located in the city of Duluth, Georgia, approximately 25 miles northeast of Atlanta central business district. Property uses in the immediate area include McDaniel Farm Park to the north, office properties and Gwinnett Place Mall to the south, an apartment complex and vacant land to the east and multiple car dealerships and other commercial uses to the west. The area around the Satellite Flex Office Portfolio Property is served by two large shopping malls, Gwinnett Place Mall (approximately one mile from the Satellite Flex Office Portfolio Property) and Sugarloaf Mills (approximately three miles from the Satellite Flex Office Portfolio Property), which offer a variety of shopping and dining options. Other major employers in the area include AGCO, Asbury, National Vision and Primerica.

The Satellite Flex Office Portfolio Property is located 1.5 miles from Interstate 85, a major arterial that crosses the Atlanta metro area in a north/south and east/west direction. The Satellite Flex Office Portfolio Property’s neighborhood is traversed by several primary thoroughfares including Satellite Boulevard, Pleasant Hill Road, Duluth Highway (GA Highway 120), Buford Highway, Beaver Ruin Road (GA Highway 378) and Sugarloaf Parkway, among others. The 2018 median household income within a one-, three-, and five-mile radius of the Satellite Flex Office Portfolio are $58,231, $53,682, and $59,274 respectively. The 2018 population within the same parameters is 4,942, 94,360, and 234,103, respectively.

The Satellite Flex Office Portfolio is located in the Atlanta office market and the Duluth/Suwanee/Buford office submarket. As of the third quarter of 2019, the Atlanta office market had an inventory of approximately 314.7 million square feet and a vacancy rate of 11.6%. The Duluth/Suwanee/Buford office submarket had an inventory of approximately 17.2 million square feet, a vacancy rate of 13.5% and an average asking rate of $18.36 per square foot. Additionally, the Atlanta flex/R&D market had an inventory of approximately 66.7 million square feet with a vacancy rate of 5.1%, and the Duluth/Suwanee/Buford flex/R&D submarket had an inventory of 5.6 million square feet with a vacancy rate of 7.0% as of the third quarter of 2019.

The appraiser identified five comparable office complexes. The asking rent among the comparable properties that reported ranged from $12.50 per square foot to $13.50 per square foot.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(2)	% of Total Base Rent	Lease Expiration Date
Assurant	A3 / A / NA	69,117	24.0%	$15.90	$1,098,656	38.0%	12/31/2024
AGS(3)	NA / NA / NA	55,264	19.2	$9.98	551,548	19.1	6/30/2028
Moreland Altobelli Associates	NA / NA / NA	41,822	14.5	$9.65	403,408	13.9	5/31/2027
Agency Matrix(4)	NA / NA / NA	29,259	10.2	$13.89	406,338	14.0	2/28/2026
Valmet	NA / NA / NA	27,714	9.6	$10.30	285,454	9.9	10/31/2021
Videojet(5)	NA / NA / NA	14,240	4.9	$10.38	147,824	5.1	6/30/2024
Occupied Collateral Total / Wtd. Avg.		237,416	82.5%	$12.19	$2,893,229	100.0%

Vacant Space		50,400	17.5%

Collateral Total		287,816	100.0%

(1)	Based on underwritten rent roll dated September 5, 2019.

(2)	Base Rent includes $36,256 of rent steps through December 2020 and $63,975 for straight-line rent for the Assurant lease.

(3)	AGS has one five-year extension option.

(4)	Agency Matrix has two five-year extension options.

(5)	Videojet has one five-year extension option.

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Satellite Flex Office Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	50,400	17.5%	NAP	NAP	50,400	17.5%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	50,400	17.5%	$0	0.0%
2021	1	27,714	9.6	285,454	9.9	78,114	27.1%	$285,454	9.9%
2022	0	0	0.0	0	0.0	78,114	27.1%	$285,454	9.9%
2023	0	0	0.0	0	0.0	78,114	27.1%	$285,454	9.9%
2024	2	83,357	29.0	1,246,480	43.1	161,471	56.1%	$1,531,934	52.9%
2025	0	0	0.0	0	0.0	161,471	56.1%	$1,531,934	52.9%
2026	1	29,259	10.2	406,338	14.0	190,730	66.3%	$1,938,273	67.0%
2027	1	41,822	14.5	403,408	13.9	232,552	80.8%	$2,341,680	80.9%
2028	1	55,264	19.2	551,548	19.1	287,816	100.0%	$2,893,229	100.0%
2029	0	0	0.0	0	0.0	287,816	100.0%	$2,893,229	100.0%
2030	0	0	0.0	0	0.0	287,816	100.0%	$2,893,229	100.0%
2031 & Beyond	0	0	0.0	0	0.0	287,816	100.0%	$2,893,229	100.0%
Total	6	287,816	100.0%	$2,893,229	100.0%
(1)	Based on the underwritten rent roll dated September 5, 2019.

(2)	Certain tenants have more than one lease.

(3)	Base Rent Expiring includes $36,256 of rent steps through December 2020 and $63,975 for straight-line rent for the Assurant lease.

Operating History and Underwriting Net Cash Flow
	2016	2017(1)	2018(1)	TTM (1)(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$2,924,356	$2,816,491	$2,962,266	$3,217,866	$2,792,995	$9.70	66.3%
Rent Steps(4)	0	0	0	0	100,230	0.35	2.4
Vacant Income	0	0	0	0	705,600	2.45	16.8
Gross Potential Rent	$2,924,356	$2,816,491	$2,962,266	$3,217,866	$3,598,826	$12.50	85.5%
Total Reimbursements	583,917	554,072	649,121	685,171	612,231	2.13	14.5
Prior YE CAM Reconciliation Adjustment	0	5,018	92,400	33,784	0	0.00	0.0
Net Rental Income	$3,508,273	$3,375,581	$3,703,787	$3,936,821	$4,211,057	$14.63	100.0%
Other Income	1,749	11,255	16,015	16,477	16,477	0.06	0.4
(Vacancy/Credit Loss)	0	0	0	0	(705,600)	(2.45)	(16.8)
Effective Gross Income	$3,510,022	$3,386,836	$3,719,802	$3,953,298	$3,521,934	$12.24	83.6%
Total Expenses	$830,775	$927,858	$837,624	$853,361	$844,536	$2.93	24.0
Net Operating Income	$2,679,247	$2,458,978	$2,882,178	$3,099,937	$2,677,398	$9.30	76.0%
Cap Ex, Total TI/LC(5)	0	0	0	0	332,562(5)	1.16	9.4
Net Cash Flow	$2,679,247	$2,458,978	$2,882,178	$3,099,937	$2,344,836	$8.15	66.6%
(1)	The increase in NOI from 2017 through TTM is due to: (i) AGS executing a lease in July 2017 for 40,192 square feet and expanding by 15,072 square feet in July 2018 and (ii) Agency Matrix renewing its 20,078 square-foot lease in September 2018 and expanding by 9,181 square feet in September 2018.

(2)	TTM reflects the trailing 12-month period ending September 30, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Rent Steps include $36,256 of rent steps through December 2020 and $63,975 for straight-line rent for the Assurant lease.

(5)	Total TI/LC includes a TI/LC holdback credit of $53,513, which is equal to 10% of the upfront TI/LC reserve.

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2000 Park Lane

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,910,000	Title:	Fee
Cut-off Date Principal Balance:	$26,910,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.0%	Net Rentable Area (SF):	234,859
Loan Purpose:	Acquisition	Location:	Pittsburgh, PA
Borrower:	Myla USA LLC	Year Built / Renovated:	1993 / 2012-2014
Borrower Sponsor:	Hamad Alhomaizi	Occupancy:	93.2%
Interest Rate:	3.46500%	Occupancy Date:	10/31/2019
Note Date:	11/25/2019	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	12/1/2029	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,656,181 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$3,789,899 (TTM 9/30/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.0%
Amortization Type:	IO-Balloon	UW Revenues:	$5,929,906
Call Protection:	L(60),Grtr1%orYM(56),O(4)	UW Expenses:	$2,652,384
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,277,521
Additional Debt:	No	UW NCF:	$2,948,719
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,400,000 / $176
Additional Debt Type:	N/A	Appraisal Date:	10/22/2019

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$115
Taxes:	$207,779	$69,260	N/A	Maturity Date Loan / SF:	$103
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$2,936	$2,936	N/A	Maturity Date LTV:	58.4%
TI/LC:	$24,465	$24,465	N/A	UW NCF DSCR:	2.04x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,910,000	64.3%	Purchase Price	$41,400,000	98.9%
Borrower Equity	14,956,126	35.7	Upfront Reserves	235,180	0.6
Closing Costs	230,946	0.6
Total Sources	$41,866,126	100.0%	Total Uses	$41,866,126	100.0%

(1)	Historical financials for 2016 and 2017 are unavailable as the 2000 Park Lane Property (as defined below) was acquired by the borrower sponsor in November 2019.

The Loan. The 2000 Park Lane mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 234,859 square foot office property located in Pittsburgh, Pennsylvania (the “2000 Park Lane Property”). The 2000 Park Lane mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $26.91 million (the “2000 Park Lane Mortgage Loan”). The 2000 Park Lane Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term followed by a 30-year amortization schedule.

The Property. The 2000 Park Lane Property is comprised of one seven-story, Class A LEED–certified suburban office building located on an approximately 16.97 acre parcel in Pittsburgh, Pennsylvania and totaling 234,859 square feet. The 2000 Park Lane Property contains 1,060 surface parking spaces, resulting in a ratio of approximately 4.5 parking spaces per 1,000 square feet. The 2000 Park Lane Property was built in 1993 and renovated from 2012 to 2014. The 2000 Park Lane Property obtained its LEED certification due to its utility-saving features (including low-flow toilets and LED lights) and locally sourced building materials. The 2000 Park Lane Property amenities include a fitness center with a yoga studio, a full-service cafeteria, an outdoor patio and a two-story atrium. The fitness center and cafeteria are accessible to the adjacent 3000 Park Lane property, which is 100% occupied by Connecticut General Life Insurance Company (“Cigna”). Cigna leases 156,589 square feet of space at the 2000 Park Lane Property and has contributed over $5.0 million of its own capital on interior finishes and high-end electrical systems. As of October 31, 2019, the 2000 Park Lane Property was 93.2% occupied.

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2000 Park Lane

Major Tenants.

Cigna (156,589 square feet; 66.7% of NRA; 61.1% of Base Rent): Cigna is a global health service company dedicated to improving the health and well-being of its clients. Headquartered in Bloomfield, Connecticut, Cigna traces its roots back more than 200 years and is the result of the 1982 merger of INA Corporation and Connecticut General Corporation. Cigna has sales capability in 30 countries and jurisdictions and more than 165 million customer and patient relationships throughout the world. Cigna has more than 74,000 employees worldwide and a global network of over 1.0 million health care providers, clinics and facilities, including 68,000 pharmacies. Cigna collaborates with its extensive network of health care professionals to ensure its 3.6 million customers obtain better overall health, affordability and experience.

Cigna currently occupies eight suites within the 2000 Park Lane Property and has been a tenant since 2013. The lease related to six suites totaling 101,685 square feet (43.3% of NRA, 39.6% of base rent) was signed in 2013 and has a current expiration date of December 31, 2024 with one five-year renewal option remaining. Another lease related to a suite totaling 36,417 square feet (15.5% of NRA, 14.3% of base rent) was signed in 2013 and has an expiration date of December 31, 2022 with one two-year renewal option remaining. A third lease related to a suite totaling 18,487 square feet (7.9% of NRA, 7.2% of base rent) was signed in 2013 and has a lease expiration date of December 31, 2021 with one three-year renewal option remaining. Cigna does not have any termination options.

Cabot Oil & Gas (56,447 square feet; 24.0% of NRA; 38.9% of Base Rent): Cabot Oil & Gas (“Cabot”) is an independent oil and gas company engaged in the development, exploitation, exploration and production of oil and gas properties within the United States. Cabot’s operations are primarily concentrated in the Marcellus Shale region of northeast Pennsylvania. Cabot’s properties are principally located in Susquehanna County, Pennsylvania with approximately 174,000 net acres in the dry gas window. As of December 31, 2018, Cabot had a total of 695.5 net wells in the Marcellus Shale, of which approximately 99.3% were operated by Cabot. Cabot has been a tenant at the 2000 Park Lane Property since March 1, 2015 under a lease that expires on August 31, 2025, with two, five-year renewal options remaining. Cabot has a one-time termination option effective June 30, 2021, subject to 12 months’ prior written notice and payment of an approximately $2.3 million termination fee.

The Market. The 2000 Park Lane Property is located in Pittsburgh, Pennsylvania, within the Pittsburgh Core Based Statistical Area (the “Pittsburgh CBSA”). The Pittsburgh CBSA is one of the 25 most populous metropolitan areas in the United States. The Pittsburgh CBSA is comprised of seven counties: Allegheny, Armstrong, Beaver, Butler, Fayette, Washington and Westmoreland. More than half of Pittsburgh CBSA’s population lives in Allegheny County, which is home to the City of Pittsburgh and holds a total population of 1.2 million residents. The Pittsburgh CBSA is located in the middle of the Marcus Shale region, which stretches from the southern portion of West Virginia into the southwest portion of New York State. The Marcus Shale spans approximately 104,000 square miles of land. The recent advancements in natural gas extraction techniques have caused a surge of drilling activity in the Marcellus Shale since 2008. According to the appraisal, this has been a significant generator of economic growth in the Pittsburgh CBSA, as many drilling companies and businesses that support them came to the region at a rapid pace.

The 2000 Park Lane Property is located immediately west of Interstate 376 Parkway (“I-376”) in the Parkway West submarket. Parkway West is home to a variety of office, retail, industrial and hospitality uses. The office uses are clustered around the Park Lane Drive/Summit Park Drive loop just south of Cliff Mine Drive (which dovetails directly into I-376) with some scattered uses northwest of Cliff Mine Drive. Currently, there is 1.1 million square feet of office space in this location. Further southeast are multiple large retail developments, which collectively comprise approximately 3.6 million square feet of retail space. The retail uses include Robinson Town Centre, The Mall at Robinson, The Pointe at North Fayette and Lafayette Plaza. These major retail centers include big box retailers such as Wal-Mart Supercenter, Target, Costco, Home Depot, Lowe’s and Macy’s. I-376 provides regional access to the 2000 Park Lane Property and extends through Pittsburgh. I-376 terminates at I-76, the Pennsylvania Turnpike, which extends further east to Philadelphia. According to the appraisal, as of 2019, the population within a one-, three- and five-mile radius was 1,045, 21,665 and 64,372, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $106,861, $112,135 and $98,507, respectively.

According to the appraisal, the 2000 Park Lane Property is located within the Pittsburgh office market and the Parkway West office submarket. As of second quarter 2019, the Pittsburgh office market contained approximately 133.8 million square feet of office space with a vacancy rate of 8.6% and an average quoted rental rate of $22.94 per square foot. As of second quarter 2019, the Pittsburgh office market reported approximately 1.3 million square feet under construction and positive net absorption of 5,896 square feet. The Parkway West office submarket contained approximately 8.7 million square feet of office space with a vacancy rate of 10.9% and an average rental rate of $21.67 per square foot as of second quarter 2019. The Parkway West office submarket reported no new construction and negative net absorption of 153,933 square feet.

The appraisal identified eight competitive properties built between 1970 and 2019 ranging in size from approximately 98,728 square feet to 285,654 square feet. The appraisal’s competitive set reported rent from $16.75 per square foot to $28.50 per square foot, with an average rent of $23.16 per square foot. The appraisal concluded a market rent of $16.50 per square foot on a triple net lease for office space.

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2000 Park Lane

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	Base Rent(2)	% of Total Base Rent	Lease Expiration Date
Cigna	Baa2 / A- / BBB	156,589	66.7%	$15.63	$2,447,374	61.1%	Various(3)
Cabot Oil & Gas(4)	NA / NA / NA	56,447	24.0	$27.60	1,558,051	38.9	8/31/2025
Major Tenants / Wtd. Avg.		213,036	90.7%	$18.80	$4,005,425	100.0%
Non Major Tenants / Wtd. Avg.(5)		5,749	2.4%	$0.00	$0	0.0%
Occupied Collateral Total / Wtd. Avg.		218,785	93.2%	$18.31	$4,005,425	100.0%

Vacant Space		16,074	6.8%

Collateral Total		234,859	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Base Rent PSF and Base Rent include rent steps of $72,143 through September 2020.

(3)	One suite totaling 18,487 square feet has a current lease expiration date of December 31, 2021, one suite totaling 36,417 square feet has a current lease expiration date of December 31, 2022 and six suites totaling 101,685 square feet have a current lease expiration date of December 31, 2024. The suite totaling 18,487 square feet has one three-year renewal option remaining, the suite totaling 36,417 square feet has one two-year renewal option remaining and the six suites totaling 101,685 square feet each have one five-year renewal option remaining.

(4)	Cabot Oil & Gas has two five-year renewal options remaining. Cabot Oil & Gas has the right to terminate its lease effective June 30, 2021 upon 12 months’ prior written notice to the landlord and payment of a termination fee equal to the sum of the unamortized tenant allowances, leasing commissions and legal fees, plus a remarketing fee equal to five months of the total rent in effect.

(5)	The Non Major Tenants / Wtd Avg. tenants represents two non-revenue generating suites: (i) a 4,179 square foot fitness center and (ii) a 1,570 square-foot management office.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring
Vacant	NAP	16,074	6.8%	NAP	NAP	16,074	6.8%	NAP	NAP
2020 & MTM(4)	2	5,749	2.4	$0	0.0%	21,823	9.3%	$0	0.0%
2021	1	18,487	7.9	290,246	7.2	40,310	17.2%	$290,246	7.2%
2022	1	36,417	15.5	571,747	14.3	76,727	32.7%	$861,993	21.5%
2023	0	0	0.0	0	0.0	76,727	32.7%	$861,993	21.5%
2024	5	101,685	43.3	1,585,381	39.6	178,412	76.0%	$2,447,374	61.1%
2025	1	56,447	24.0	1,558,051	38.9	234,859	100.0%	$4,005,425	100.0%
2026	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
2027	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
2028	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
2029	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
2030	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
2031 & Beyond	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
Total	10	234,859	100.0%	$4,005,425	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Base Rent Expiring and Cumulative Base Rent Expiring include rent steps of $72,143 through September 2020.

(4)	The 2020 & MTM Number of Leases Expiring represents two non-revenue generating suites: (i) a 4,179 square foot fitness center and (ii) a 1,570 square foot management office. Each is marked as occupied but no Base Rent is underwritten.

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2000 Park Lane

Operating History and Underwriting Net Cash Flow(1)
	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$4,111,020	$4,170,061	$4,454,854	$18.97	69.8%
Vacant Income	0	0	0	$0.00	0.0
Gross Potential Rent	$4,111,020	$4,170,061	$4,454,854	$18.97	69.8%
Total Reimbursements	2,102,544	2,105,616	1,923,301	$8.19	30.2
Net Rental Income	$6,213,565	$6,275,677	$6,378,155	$27.16	100.0%
Other Income(5)	488	1,180	1,180	$0.01	0.0
(Vacancy/Credit Loss)(6)	0	0	(449,429)	($1.91)	(7.0)
Effective Gross Income	$6,214,052	$6,276,857	$5,929,906	$25.25	93.0%
Total Expenses	2,557,871	2,486,958	2,652,384	$11.29	44.7
Net Operating Income	$3,656,181	$3,789,899	$3,277,521	$13.96	55.3%
Capital Expenditures	0	0	35,229	$0.15	0.6
TI/LC	0	0	293,574	$1.25	5.0
Net Cash Flow	$3,656,181	$3,789,899	$2,948,719	$12.56	49.7%

(1)	2016 and 2017 Historical financials are unavailable because the 2000 Park Lane Property was acquired by the borrower sponsor in November 2019.

(2)	TTM reflects the trailing 12-month period ending September 30, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place consist of in-place rents as of the October 31, 2019 rent roll, including (i) contractual rent steps through September 2020 totaling $72,143 and (ii) vacancy gross up totaling $449,429.

(5)	Other Income consists of miscellaneous income.

(6)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 7.0%.

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Annex A-3	BBCMS 2020-C6

Advance Auto Parts Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$26,500,000	Title:	Fee
Cut-off Date Principal Balance:	$26,500,000	Property Type – Subtype:	Retail – Freestanding
% of IPB:	2.9%	Net Rentable Area (SF):	248,790
Loan Purpose:	Refinance	Location:	Various
Borrower:	Dapper Properties I, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	WRS Advisors IV LLC	Occupancy(4):	100.0%
Interest Rate(1):	3.5600%	Occupancy Date:	1/10/2020
Note Date:	1/10/2020	4th Most Recent NOI (As of)(5):	NAV
Anticipated Repayment Date(1):	2/1/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	ARD – Interest Only	UW Revenues:	$2,622,743
Call Protection(2):	L(24),Def(92),O(4)	UW Expenses:	$52,455
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,570,288
Additional Debt:	No	UW NCF:	$2,570,288
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,795,000 / $164
Additional Debt Type:	N/A	Appraisal Date(6):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$107
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	65.0%
TI/LC:	$0	$2,073	$99,488	UW NCF DSCR:	2.69x
Other(3):	$300,000	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,500,000		100.0%	Payoff Existing Debt	$10,078,275	38.0%
				Return of Equity	14,556,411	54.9
				Closing Costs	1,565,314	5.9
				Upfront Reserves	300,000	1.1
Total Sources	$26,500,000		100.0%	Total Uses	$26,500,000	100.0%

(1)	The Advance Auto Parts Portfolio Mortgage Loan (as defined below) is structured with an anticipated repayment date of February 1, 2030 (the “ARD”). If the Advance Auto Parts Portfolio Mortgage Loan is not paid off before the ARD, then the Advance Auto Parts Portfolio Mortgage Loan will accrue interest at the Adjusted Interest Rate (as defined below). The final maturity date of the Advance Auto Parts Portfolio Mortgage Loan is February 1, 2031.

(2)	On any business day after August 31, 2023 (i.e. the date upon which the Advance Auto Parts lease expires with respect to the Advance Auto Parts – Cut Off property and the Advance Auto Parts – Baton Rouge property (together, the “Dark Properties”)), the borrower may obtain the release of either (or both) of the Dark Properties (and no other properties) from the lien of the mortgage(s) encumbering such property or properties in one or two separate transactions, provided, among other conditions, (i) the borrower defeases an amount equal to 115% of the allocated loan amount for each applicable property and satisfies all of the requirements within the Advance Auto Parts Portfolio Mortgage Loan documents, (ii) no event of default or default is continuing under the Advance Auto Parts Portfolio Mortgage Loan documents, (iii) the released property or properties is/are assigned to a person not in the ownership chain of the borrower, (iv) after the release and defeasance, the debt service coverage ratio is no less than the greater of (a) the debt service coverage ratio immediately preceding the release and (b) 2.69x, and (v) after the release and defeasance, the loan-to-value is no greater than the lesser of (a) the loan-to-value immediately preceding the release and (b) 65.0%.

(3)	The Initial Other Reserve is a $300,000 environmental reserve for both the Advance Auto Parts – York property and the Advance Auto Parts – Nashville property related to the borrower’s obligation under the Advance Auto Parts Portfolio Mortgage Loan documents to remove certain underground storage tanks and procure regulatory closure with respect to the business environmental risks identified at each property by the Phase I environmental assessments. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus for additional information.

(4)	As of January 10, 2020, the Advance Auto Parts – Cut Off property and the Advance Auto Parts – Baton Rouge property were dark. The respective leases are in place and the tenant is paying actual in place rent but were underwritten as vacant.

(5)	Historical NOI is unavailable for the Advance Auto Parts Portfolio Properties (as defined below) because certain mortgaged properties were subject to previous leases that reflected rents on a portfolio basis (which other portfolios were not the same as the Advance Auto Parts Portfolio) and not an individual property basis. The Advance Auto Parts Portfolio Mortgage Loan was underwritten based upon the new lease entered into between the borrower sponsor and Advance Auto Parts in 2019 (which lease reflects rent on an individual property basis).

(6)	Appraisal Dates for the Advance Auto Parts Portfolio Properties range from November 22, 2019 to December 7, 2019.

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Advance Auto Parts Portfolio

The Loan. The Advance Auto Parts Portfolio Mortgage Loan is secured by a first lien mortgage on the borrower’s fee interest in 35 single-tenant retail properties located in 11 states (collectively, the “Advance Auto Parts Portfolio Properties”). The Advance Auto Parts Mortgage Loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $26.5 million (the “Advance Auto Parts Portfolio Mortgage Loan”). The Advance Auto Parts Portfolio Mortgage Loan requires interest only payments through the ARD and accrues interest at 3.5600% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the Advance Auto Parts Portfolio Mortgage Loan is outstanding, the Advance Auto Parts Portfolio Mortgage Loan will accrue interest at an “Adjusted Interest Rate”, which is a rate equal to the greatest of (a) the Initial Interest Rate plus 3.50%, (b) the treasury rate plus 3.50% or (c) upon the occurrence of an event of default the default rate, which is a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law or (ii) 5% above, on and after the ARD (A) the Initial Interest Rate plus 3.50% or (B) the treasury rate plus 3.50%.

The Properties. The Advance Auto Parts Portfolio Properties are comprised of 35 single-tenant, freestanding retail buildings with an aggregate square footage of 248,790 square feet. The borrower sponsor acquired the Advance Auto Parts Portfolio Properties from US Realty after the portfolio was assembled in 2001.

The Advance Auto Parts Portfolio Properties are geographically diverse with properties located in 11 different states. The five largest states by allocated loan amount are Georgia (28.9%), Florida (23.5%), Mississippi (17.1%), South Carolina (8.2%), and Alabama (4.7%). None of the remaining properties, located in Kansas, Louisiana, Missouri, Pennsylvania, New Hampshire and Ohio individually account for more than 4.4% of the allocated loan amount.

Portfolio Summary
Property Name, Location	Property Type – Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NCF
Advance Auto Parts – Fort Lauderdale Fort Lauderdale, FL	Retail – Freestanding	6,697	1997 / N/A	$2,013,727	7.6%	$3,100,000	$117,368
Advance Auto Parts – Key Largo Key Largo, FL	Retail – Freestanding	6,622	1997 / N/A	1,104,302	4.2	1,700,000	112,672
Advance Auto Parts – Fayetteville Fayetteville, GA	Retail – Freestanding	6,432	1998 / N/A	1,006,864	3.8	1,550,000	102,016
Advance Auto Parts – Lee’s Summit Lee’s Summit, MO	Retail – Freestanding	10,686	1988 / N/A	909,425	3.4	1,400,000	95,417
Advance Auto Parts – Deltona Deltona, FL	Retail – Freestanding	6,690	1997 / 2012	883,442	3.3	1,360,000	88,437
Advance Auto Parts – Port Royal Port Royal, SC	Retail – Freestanding	6,712	1999 / N/A	876,946	3.3	1,350,000	91,993
Advance Auto Parts – Vicksburg Vicksburg, MS	Retail – Freestanding	6,686	1998 / N/A	876,946	3.3	1,350,000	88,821
Advance Auto Parts – D’iberville D’iberville, MS	Retail – Freestanding	6,697	1997 / N/A	844,466	3.2	1,300,000	84,629
Advance Auto Parts – Marietta Marietta, GA	Retail – Freestanding	6,148	1998 / N/A	844,466	3.2	1,300,000	86,029
Advance Auto Parts – Thomaston Thomaston, GA	Retail – Freestanding	6,673	1997 / N/A	844,466	3.2	1,300,000	85,009
Advance Auto Parts – Waycross Waycross, GA	Retail – Freestanding	11,975	1993 / N/A	844,466	3.2	1,300,000	86,029
Advance Auto Parts – York York, PA	Retail – Freestanding	7,768	1986 / N/A	844,466	3.2	1,300,000	81,209
Advance Auto Parts – Moultrie Moultrie, GA	Retail – Freestanding	6,510	1994 / N/A	811,987	3.1	1,250,000	82,473
Advance Auto Parts – North Augusta North Augusta, SC	Retail – Freestanding	6,741	1999 / N/A	811,987	3.1	1,250,000	84,757
Advance Auto Parts – Daphne Daphne, AL	Retail – Freestanding	6,689	1996 / N/A	779,507	2.9	1,200,000	79,429
Advance Auto Parts – Milford Milford, NH	Retail – Freestanding	8,014	1997 / N/A	779,507	2.9	1,200,000	78,665
Advance Auto Parts – Naranja Naranja, FL	Retail – Freestanding	6,460	1997 / N/A	779,507	2.9	1,200,000	74,861
Advance Auto Parts - Adel Adel, GA	Retail – Freestanding	6,717	1997 / N/A	747,028	2.8	1,150,000	75,621
Advance Auto Parts – Eatonton Eatonton, GA	Retail – Freestanding	6,702	1999 / N/A	747,028	2.8	1,150,000	75,501

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Portfolio Summary
Property Name, Location	Property Type – Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NCF
Advance Auto Parts – Meridian Meridian, MS	Retail – Freestanding	6,702	1999 / N/A	747,028	2.8	1,150,000	78,917
Advance Auto Parts – Fort Meade Fort Meade, FL	Retail – Freestanding	6,700	1996 / N/A	727,540	2.7	1,120,000	72,833
Advance Auto Parts – Cantonment Cantonment, FL	Retail – Freestanding	6,705	1996 / N/A	714,548	2.7	1,100,000	69,530
Advance Auto Parts – Topeka Topeka, KS	Retail – Freestanding	8,220	1998 / N/A	714,548	2.7	1,100,000	75,117
Advance Auto Parts – Hazlehurst Hazlehurst, MS	Retail – Freestanding	6,693	1997 / N/A	698,309	2.6	1,075,000	75,238
Advance Auto Parts – Quitman Quitman, MS	Retail – Freestanding	6,707	1999 / N/A	698,309	2.6	1,075,000	73,846
Advance Auto Parts – Ocean Springs Ocean Springs, MS	Retail – Freestanding	6,666	1997 / N/A	665,829	2.5	1,025,000	69,406
Advance Auto Parts – Albany Albany, GA	Retail – Freestanding	6,764	1996 / N/A	649,589	2.5	1,000,000	66,618
Advance Auto Parts – Eastman Eastman, GA	Retail – Freestanding	6,710	1995 / N/A	633,350	2.4	975,000	64,838
Advance Auto Parts – Lima Lima, OH	Retail – Freestanding	8,000	1998 / N/A	532,663	2.0	820,000	55,574
Advance Auto Parts – Nashville Nashville, GA	Retail – Freestanding	6,717	1996 / N/A	519,672	2.0	800,000	53,418
Advance Auto Parts – Beech Island Beech Island, SC	Retail – Freestanding	6,710	1996 / N/A	487,192	1.8	750,000	49,486
Advance Auto Parts – Andalusia Andalusia, AL	Retail – Freestanding	6,428	1995 / N/A	470,952	1.8	725,000	48,214
Advance Auto Parts – Garden City Garden City, KS	Retail – Freestanding	7,995	1989 / N/A	438,473	1.7	675,000	46,314
Advance Auto Parts – Cut Off Cut Off, LA(1)	Retail – Freestanding	6,671	1999 / N/A	243,596	0.9	375,000	N/A
Advance Auto Parts – Baton Rouge Baton Rouge, LA(1)	Retail – Freestanding	6,783	1998 / N/A	207,869	0.8	320,000	N/A
Total		248,790		$26,500,000	100.0%	$40,795,000	$2,570,288
(1)	As of the origination date, the Dark Properties were vacant and had no UW NCF.

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Market Summary(1)(2)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Advance Auto Parts – Fort Lauderdale	Fort Lauderdale, FL	8,788	86,945	239,407	$51,696	$58,101	$53,864
Advance Auto Parts – Key Largo	Key Largo, FL	2,647	6,010	9,188	$104,017	$78,892	$77,212
Advance Auto Parts – Fayetteville	Fayetteville, GA	3,862	28,586	55,825	$66,680	$75,449	$73,444
Advance Auto Parts – Lee’s Summit	Lee’s Summit, MO	9,586	53,200	91,404	$64,628	$75,610	$84,604
Advance Auto Parts – Deltona	Deltona, FL	9,757	65,828	118,953	$46,841	$50,038	$50,275
Advance Auto Parts – Port Royal	Port Royal, SC	6,089	19,200	43,985	$45,168	$52,887	$50,460
Advance Auto Parts – Vicksburg	Vicksburg, MS	1,925	19,451	29,398	$33,457	$33,154	$36,046
Advance Auto Parts – D’iberville	D’iberville, MS	6,816	32,444	70,244	$43,152	$42,815	$46,689
Advance Auto Parts – Marietta	Marietta, GA	5,112	61,885	154,598	$52,319	$62,064	$65,703
Advance Auto Parts – Thomaston	Thomaston, GA	3,438	14,909	19,745	$30,345	$33,490	$35,707
Advance Auto Parts – Waycross	Waycross, GA	1,476	18,840	28,773	$42,905	$38,041	$39,452
Advance Auto Parts – York	York, PA	5,048	84,596	140,835	$45,217	$47,293	$54,131
Advance Auto Parts – Moultrie	Moultrie, GA	3,087	17,030	26,001	$21,930	$26,285	$30,144
Advance Auto Parts – North Augusta	North Augusta, SC	3,696	16,474	40,982	$74,530	$61,128	$55,281
Advance Auto Parts – Daphne	Daphne, AL	4,256	24,180	42,956	$64,669	$70,240	$75,327
Advance Auto Parts – Milford	Milford, NH	17,987	15,981	1,386,718	$82,700	$76,822	$73,444
Advance Auto Parts – Naranja	Naranja, FL	14,110	81,428	181,312	$37,401	$49,777	$50,767
Advance Auto Parts - Adel	Adel, GA	3,472	8,079	11,536	$30,216	$37,929	$39,625
Advance Auto Parts – Eatonton	Eatonton, GA	2,910	6,827	8,386	$33,084	$36,475	$38,094
Advance Auto Parts – Meridian	Meridian, MS	4,915	29,107	42,756	$18,228	$30,154	$35,953
Advance Auto Parts – Fort Meade	Fort Meade, FL	3,846	6,806	8,438	$55,517	$50,063	$50,026
Advance Auto Parts – Cantonment	Cantonment, FL	2,998	33,014	69,698	$72,900	$61,446	$55,913
Advance Auto Parts – Topeka	Topeka, KS	4,078	30,718	82,804	$38,888	$38,677	$46,328
Advance Auto Parts – Hazlehurst	Hazlehurst, MS	1,779	6,665	8,524	$29,943	$33,335	$35,618
Advance Auto Parts – Quitman	Quitman, MS	1,262	2,920	4,311	$37,304	$35,100	$35,336
Advance Auto Parts – Albany	Albany, GA	5,343	30,506	60,534	$20,364	$22,771	$30,492
Advance Auto Parts – Ocean Springs	Ocean Springs, MS	3,590	23,685	54,083	$54,415	$57,605	$49,706
Advance Auto Parts – Eastman	Eastman, GA	4,105	8,284	10,328	$32,507	$34,219	$35,569
Advance Auto Parts – Lima	Lima, OH	13,317	52,250	71,973	$37,947	$39,248	$47,431
Advance Auto Parts – Nashville	Nashville, GA	3,595	6,075	8,248	$31,949	$31,359	$34,183
Advance Auto Parts – Beech Island	Beech Island, SC	3,517	18,710	58,459	$27,544	$39,307	$41,668
Advance Auto Parts – Andalusia	Andalusia, AL	2,104	9,234	12,135	$40,034	$38,444	$41,359
Advance Auto Parts – Garden City	Garden City, KS	7,563	29,710	32,829	$57,003	$52,007	$51,967
Advance Auto Parts – Cut Off	Cut Off, LA	2,560	9,945	15,474	$48,959	$51,059	$51,848
Advance Auto Parts – Baton Rouge	Baton Rouge, LA	12,029	74,784	150,481	$25,901	$28,415	$34,578

(1)	Source: Appraisals.

(2)	Demographic Information is as of 2019.

Advance Auto Parts, Inc. (248,790 square feet, 100.0% of NRA). Advance Auto Parts, Inc. (“Advance Auto Parts”) is an automotive aftermarket parts provider headquartered in Raleigh, North Carolina. Advance Auto Parts, Inc. is the parent company to Advance Stores Company, Inc., which is the parent company to Discount Auto Parts, LLC (formerly Discount Auto Parts, Inc.). The company was founded in 1929 as Advance Stores Company, Incorporated and operated as a retailer of general merchandise until the 1980s. During the 1980s, the company began targeting the sale of automotive parts and accessories to do-it-yourself customers. The company began its professional delivery program in 1996 and has steadily increased sales to professional customers since 2000. The company has grown significantly as a result of comparable store sales growth, new store openings and strategic acquisitions. Advance Auto Parts, Inc., a Delaware corporation, was incorporated in 2001 in conjunction with the acquisition of Discount Auto Parts, Inc. Advance Auto Parts stores and branches offer a broad selection of brand name, original equipment manufacturer and private label automotive replacement parts, accessories, batteries and maintenance items for domestic and imported cars, vans, sport utility vehicles and light and heavy duty trucks. As of October 5, 2019, Advance Auto Parts operated 4,891 stores and 152 branches under the trade names Advance Auto Parts, Autopart International, Carquest and Worldpac. The Advance Auto Parts’ stores are generally located in freestanding buildings with building sizes ranging from 6,600 square feet to 22,900 square feet. The company also serves 1,260 independently owned Carquest branded stores.

According to its quarterly report for the quarterly period that ended on October 5, 2019, Advance Auto Parts produced net sales greater than $7.60 billion, representing an approximately 1.6% increase from the same period in 2018. Advance Auto Parts earnings per share were $5.48 through the 40 weeks ending October 5, 2019, an 8.6% increase from the same period in 2018. As of October 5, 2019, Advance Auto Parts maintained cash holdings greater than $573 million and total assets greater than $11.1 billion on approximately $747 million of long-term debt.

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The borrower entered into a master lease with Advance Auto Parts in 2019 on an absolute triple net base for all 35 properties that expires on August 31, 2023 for the Dark Properties and August 31, 2031 for the other 33 properties. Advance Auto Parts has two five-year renewal options remaining with base rent increasing by 10% over the rent of the previous five-year period for each extension term. The master lease is guaranteed by Advance Stores Company, Incorporated. Advance Auto Parts has a right of first offer on the Advance Auto Parts Portfolio if the borrower desires to sell Advance Auto Parts Portfolio Properties as a whole, as long as no event of default has occurred or is continuing under the master lease.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The Advance Auto Parts – Baton Rouge property has been dark since 2002. The Advance Auto Parts – Cut Off property has been dark since 2015. The leases for both properties will expire in August 2023. Each of these properties was underwritten as vacant.

(3)	Current Occupancy is as of January 10, 2020.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Advance Auto Parts, Inc.(3)	Baa2 / BBB- / NR	248,790	100.0%	$11.27	$2,651,404	100.0%	8/31/2031

Occupied Collateral Total		248,790	100.0%	$11.27	$2,651,404	100.0%

Vacant Space		0	0.0%

Collateral Total		248,790	100.0%

(1)	Based on the underwritten rent roll dated January 10, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	The Advance Auto Parts – Baton Rouge property has been dark since 2002. The Advance Auto Parts – Cut Off property has been dark since 2015. The leases for both properties will expire in August 2023. Each of these properties was underwritten as vacant. Base Rent PSF and Base Rent exclude the Advance Auto Parts – Baton Rouge and the Advance Auto Parts – Cut Off properties. Base Rent PSF and Base Rent exclude underwritten rent associated with the Advance Auto Parts – Baton Rouge property and the Advance Auto Parts – Cut Off property.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023(2)	2	13,454	5.4	0	0.0	13,454	5.4%	$0	0.0%
2024	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2025	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2026	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2027	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2028	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2029	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2030	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2031 & Beyond	33	235,336	94.6	2,651,404	100.0	248,790	100.0%	$2,651,404	100.0%
Total	35	248,790	100.0%	$2,651,404	100.0%
(1)	Based on the underwritten rent roll dated January 10, 2020.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring exclude rent associated with the Advance Auto Parts – Baton Rouge property and the Advance Auto Parts – Cut Off property.

(3)	The Number of Leases Expiring includes 13,454 square feet associated with the Advance Auto Parts – Baton Rouge property and the Advance Auto Parts – Cut Off property for which there are no underwritten cash flows.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,651,404	$10.66	98.1%
Gross Potential Rent	$2,651,404	$10.66	98.1%
Total Reimbursements	52,455	0.21	1.9
Net Rental Income	$2,703,859	$10.87	100.0%
(Vacancy/Credit Loss)	(81,116)	(0.33)	(3.0)
Other Income	0	0.00	0.0
Effective Gross Income	$2,622,743	$10.54	97.0%

Total Expenses	$52,455	$0.21	2.0%

Net Operating Income(4)	$2,570,288	$10.33	98.0%

Total TI/LC, Capex/RR	0	0.00	0.0

Net Cash Flow	$2,570,288	$10.33	98.0%
(1)	Historical operating history is unavailable for the Advance Auto Parts Portfolio Properties because certain mortgaged properties were subject to previous leases that reflected rents on a portfolio basis (which other portfolios were not the same as the Advance Auto Parts Portfolio) and not an individual property basis. The Advance Auto Parts Portfolio Mortgage Loan was underwritten based upon the new lease entered into between the borrower sponsor and Advance Auto Parts in 2019 (which lease reflects rent on an individual property basis).

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place are based on the underwritten rent roll and includes $85,516 of straight line rent averaged over the Advance Auto Parts Portfolio Mortgage Loan term.

(4)	The Advance Auto Parts – Cut Off property and the Advance Auto Parts – Baton Rouge property are each currently vacant and were attributed no underwritten rent.

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Trinity Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,310,000	Title:	Fee
Cut-off Date Principal Balance:	$25,310,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.8%	Net Rentable Area (Units):	354
Loan Purpose:	Acquisition	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Trinity Flood	Occupancy:	95.2%
Interest Rate:	4.16000%	Occupancy Date:	12/12/2019
Note Date:	1/8/2020	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	1/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	24 months	2nd Most Recent NOI (As of)(5):	$1,909,720 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(5):	$2,510,496 (TTM 11/30/2019)
Original Amortization:	360 months	UW Economic Occupancy:	92.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,059,533
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,562,918
Lockbox / Cash Management:	Springing	UW NOI:	$2,496,616
Additional Debt:	No	UW NCF:	$2,408,116
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$34,450,000 / $97,316
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$71,497
Taxes:	$78,366	$19,591	N/A	Maturity Date Loan / Unit:	$60,497
Insurance:	$10,843	$10,843	N/A	Cut-off Date LTV:	73.5%
Replacement Reserves:	$354,000	Springing(2)	N/A	Maturity Date LTV:	62.2%
Other(3):	$12,484	$0	N/A	UW NCF DSCR:	1.63x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,310,000		73.5%	Purchase Price	$33,085,000	96.1%
Borrower Equity	9,113,002		26.5	Closing Costs	882,309	2.6
				Upfront Reserves	455,692	1.3
Total Sources	$34,423,002		100.0%	Total Uses	$34,423,002	100.0%

(1)	See “The Loan” below for more information.

(2)	Monthly replacement deposits of $7,375 are waived until the payment date on January 6, 2024.

(3)	Other escrows consists of deferred maintenance.

(4)	Historical financials are not available as the borrower sponsor acquired the Trinity Multifamily Portfolio properties in 2019.

(5)	The increase in Net Operating Income from 2018 to TTM was driven by the stabilization of the 7500 S Shore property. The prior owner acquired the 7500 S Shore Property in January 2018 and began renovating the property when it was 63.8% occupied in February 2018. Following the renovation, the occupancy has stabilized to its current occupancy of 94.6%.

The Loan. The Trinity Multifamily Portfolio mortgage loan (the “Trinity Multifamily Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $25,310,000 and is secured by a first mortgage lien on the borrowers’ fee interests in a 354-unit multifamily portfolio located in Chicago, Illinois, Sierra Vista, Arizona and Valdosta, Georgia (the “Trinity Multifamily Portfolio”). The Trinity Multifamily Portfolio Mortgage Loan has a 10-year term and is interest-only for the first 24 months of the term followed by a 30-year amortization schedule. The borrowing entities for the Trinity Multifamily Portfolio Mortgage Loan are 1708 Springhill A, LLC, 1708 Springhill B, LLC, 210 Cranford A, LLC, 210 Cranford B, LLC, 200 Cranford A, LLC, 200 Cranford B, LLC, 800 Lenzner A, LLC, 800 Lenzner B, LLC, 7500 Shore A, LLC, 7500 Shore B, LLC, 6916 Clyde A, LLC, 6916 Clyde B, LLC, 7038 Chappel A, LLC and 7038 Chappel B, LLC, each a Wisconsin limited liability company and special purpose entity. The borrower sponsor and non-recourse carveout guarantor is Trinity Flood. Trinity Flood was the president and chief executive officer of Flood Homes Inc. and has overseen the ownership and management of approximately 10,000 mobile home sites, 300 apartment and single-family home rental sites and 500 self-storage units.

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The Properties. The Trinity Multifamily Portfolio consists of seven multifamily garden properties totaling 354 units located in Chicago, Illinois, Sierra Vista, Arizona and Valdosta, Georgia.

Chicago Properties. Three of the Trinity Multifamily Portfolio properties are located in Chicago, Illinois (55.7% of the allocated loan amount, 58.8% of total units). Built in 1950 and most recently renovated in 2017, the 7500 S South Shore property has 130 studio and one-bedroom, one-bathroom units located in a four-story apartment building. Built in 1928 and most recently renovated in 2017, the South Clyde property contains 53 studio and one-bedroom, one-bathroom units in a four-story apartment building. Built in 1926 and renovated in 2017, the South Chappel property contains 25 two-bedroom, one-bathroom and three-bedroom, one-bathroom units located in a four-story apartment building. The 2017 renovations at the Chicago properties included new roofs, boilers, hot water heaters, windows, electric service and updated plumbing. Each of the Chicago properties is part of a Class 9 tax program, which provides reduced assessment levels for 10 years from the date of completion of a major rehabilitation with the possibility of 10-year renewal terms. To further qualify under the program, at least 35% of the building’s units must offer affordable housing. Some tenants at the Chicago properties receive Section 8 subsidies, including 109 of 130 units at the 7500 S South Shore property, 37 of 53 units at the South Clyde property and 22 of 25 units at the South Chappel property (168 of 208 overall units, 80.8% of units). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the Preliminary Prospectus.

Chicago Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
7500 S South Shore
Studio	1	0.5%	1	100.0%	525	$750	$1.43
1 Bedroom, 1 Bath	129	62.0%	122	94.6%	700	$994	$1.42
South Clyde
Studio	3	1.4%	3	100.0%	525	$592	$1.13
1 Bedroom, 1 Bath	50	24.0%	45	90.0%	700	$890	$1.27
South Chappel
2 Bedroom, 1 Bath	13	6.3%	12	92.3%	900	$1,092	$1.21
3 Bedroom, 1 Bath	12	5.8%	11	91.7%	1,150	$1,326	$1.15
Total/Wtd. Avg.	208	100.0%	194	93.3%	735	$987	$1.35
(1)	Based on the underwritten rent roll dated December 12, 2019.

(2)	Wtd. Avg. based on number of occupied units of each unit type.

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Annex A-3	BBCMS 2020-C6

Trinity Multifamily Portfolio

Valdosta Properties. Three of the Trinity Multifamily Portfolio properties are located in Valdosta, Georgia (30.9% of the allocated loan amount, 24.3% of the total units). The Heather Glenn property is a 30-unit townhome style apartment complex containing four two-story apartment buildings. The complex was built in 2006 and the floorplan of all the units consists of three bedrooms, 3.5 bathrooms and a single-car garage. The Woodlands property is a 38-unit garden style apartment complex featuring three two-story buildings and common amenities such as a pool, fitness center and laundry facility. The Woodlands property was built in 1977, extensively renovated in 2017 and offers one-bedroom, one-bathroom and two-bedroom, one- and two-bathroom units. The Timbers property is an 18-unit apartment complex containing four two-story apartment buildings. The property was constructed in 2013 and offers three-bedroom, 3.5 bathroom townhomes. The Valdosta properties are all located approximately one mile from Valdosta University, and approximately 50.0% of the units at the Valdosta properties are occupied by students (24 of 30 units at Heather Glenn, eight of 38 units at The Woodlands and 11 of 18 units at The Timbers). All student leases are 12-month leases with parental guarantees.

Valdosta Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Heather Glenn
3 Bedroom, 3.5 Bath	30	34.9%	30	100.0%	2,300	$1,260	$0.55
The Woodlands
1 Bedroom, 1 Bath	27	31.4%	27	100.0%	650	$828	$1.27
2 Bedroom, 1 Bath	1	1.2%	1	100.0%	1,041	$850	$0.82
2 Bedroom, 2 Bath	10	11.6%	10	100.0%	1,041	$1,200	$1.15
The Timbers
3 Bedroom, 3.5 Bath	18	20.9%	18	100.0%	2,000	$1,486	$0.74
Total/Wtd. Avg.	86	100.0%	86	100.0%	1,558	$1,160	$0.89
(1)	Based on the underwritten rent roll dated December 12, 2019.

(2)	Wtd. Avg. based on number of occupied units of each unit type.

Sierra Antigua Property. The Sierra Antigua property is located in Sierra Vista in southern Arizona (13.4% of the allocated loan amount and 16.9% of the total units). The property contains 60 units with one-bedroom, one-bathroom, two-bedroom, one-bathroom and three-bedroom, two-bathroom floorplans. The Sierra Antigua property was built in 1973 and extensively renovated in 2018. All units feature stainless steel appliances, dishwashers and private patios/balconies and select units have backyards. Common amenities include a pool, playground, resident business center, laundry facilities and outdoor grilling area.

Sierra Antigua Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 Bedroom, 1 Bath	16	26.7%	16	100.0%	625	$693	$1.11
2 Bedroom, 1 Bath	28	46.7%	25	89.3%	850	$821	$0.97
3 Bedroom, 2 Bath	16	26.7%	16	100.0%	1,050	$906	$0.86
Total/Wtd. Avg.	60	100.0%	57	95.0%	$843	$809	$0.98
(1)	Based on the underwritten rent roll dated December 12, 2019.

(2)	Wtd. Avg. based on number of occupied units of each unit type.

The Markets.

Chicago Properties. The Chicago properties are located in Chicago, Illinois, approximately 20 minutes away from the Chicago central business district in South Shore. Demand drivers in the South Shore area include the University of Chicago (and its related medical system), South Shore Cultural Center and the Stony Island Arts Bank. Additionally, there are two major projects in development in South Shore, including the Tiger Woods Golf Course, a planned 18-hole course on the South Shore lake front, and The Obama Presidential Center, a $500 million planned development housing a presidential museum, library, forum and athletic center. Access to the Chicago properties is provided by numerous major thoroughfares, the Chicago Transit Authority, Chicago Metra Rail system and the PACE bus system.

According to a third party research report, the Chicago properties of the Trinity Multifamily Portfolio are located within the South Shore multifamily submarket. As of the third quarter of 2019, the South Shore submarket contained 41,760 units with a vacancy rate of 6.2% and average asking rent of $1,477 per unit ($1,034 for studios, $1,390 for one-bedroom units, $1,843 for two-bedroom units and $2,324 for three-bedroom units). In the third quarter of 2019, the South Shore submarket had the fastest rent growth in the Midwest region, eighth

A-3-140

Annex A-3	BBCMS 2020-C6

Trinity Multifamily Portfolio

most rapid in the nation and experienced the fastest rate of increase in ten quarters. The South Shore submarket accounted for 8.5% of the Chicago metro area’s multifamily units in the third quarter of 2019.

Valdosta Properties. The Valdosta properties are located in Valdosta, Georgia, located midway between Atlanta and Orlando. The Valdosta properties are less than two radial miles from the Valdosta central business district and approximately one mile from Valdosta State University. Valdosta State University has approximately 11,200 students, over 30 undergraduate majors and over 60 graduate programs. In addition to the university, major employers in the area include Moody Air Force Base, South Georgia Medical Center, the Lowndes County and Valdosta City School Systems and the City of Valdosta. The Heather Glenn property is located adjacent to Valdosta Mall, a 573,788 square-foot shopping center with 70 stores and dining options (The Timbers property and The Woodlands property are each located less than one mile away from Valdosta Mall). Access to the Valdosta properties is primarily provided by Interstate 75, a north-south route providing access to Atlanta and Florida.

According to the appraisal, the Valdosta properties in the Trinity Multifamily Portfolio are located within the Valdosta multifamily market. Given the market’s small size, there are no submarkets. As of the third quarter of 2019, the Valdosta market contained 8,487 units with a vacancy rate of 7.7% and asking rents of $825 per unit.

Sierra Antigua Property. The Sierra Antigua property is located in Sierra Vista in southern Arizona. The main demand driver in the area is Fort Huachuca, a United States Army post and military installation. Fort Huachuca houses approximately 6,500 active duty soldiers, 7,500 military family members and 7,000 civilian employees, making it one of the busiest Army installations in the United States. Fort Huachuca produces an economic impact of nearly $3 billion through its footprint of military personnel, civilian professionals and military families. Other prominent employers in the area include Aegis Communications, Canyon Vista Medical Center and the Sierra Vista Unified School District.

According to the appraisal, the Sierra Vista property is located within the Sierra Vista-Douglas multifamily submarket. As of the second quarter of 2019, the Sierra Vista-Douglas submarket contained 6,237 multifamily units with a vacancy rate of 7.3% and asking rent of $722 per unit.

Operating History and Underwritten Net Cash Flow
	2018(2)	TTM(1)(2)	Underwritten	Per Unit	%(3)
Rents in Place	$3,103,818	$3,789,984	$4,245,288	$11,992	96.2%
Other Income(4)	148,897	166,237	166,120	469	3.8
Gross Potential Rent	$3,252,716	$3,956,221	$4,411,408	$12,462	100.0%
Total Reimbursements	0	0	0	0	0.0
Net Rental Income	$3,252,716	$3,956,221	$4,411,408	$12,462	100.0%
(Vacancy/Credit Loss)	0	0	(351,875)	(994)	(8.0)
Effective Gross Income	$3,252,716	$3,956,221	$4,059,533	$11,468	92.0%

Total Expenses	$1,342,996	$1,445,726	$1,562,918	$4,415	38.5%

Net Operating Income	$1,909,720	$2,510,496	$2,496,616	$7,053	61.5%

Total TI/LC, Capex/RR	9,960	3,736	88,500	250	2.2

Net Cash Flow	$1,899,760	$2,506,760	$2,408,116	$6,803	59.3%
(1)	TTM column represents the trailing 12 months ending November 2019.

(2)	The increase in Net Operating Income from 2018 to TTM was driven by the stabilization of the 7500 S Shore property. The prior owner acquired the 7500 S Shore Property in January 2018 and began renovating the property when it was 63.8% occupied in February 2018. Following the renovation, the occupancy has stabilized to its current occupancy of 94.6%.

(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(4)	Other Income is comprised of phone, washer and dryer, cable and other miscellaneous income.

A-3-141

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Barclays Commercial Mortgage	Midland Loan Services, a Division of PNC	Midland Loan Services, a Division of PNC Bank,	Pentalpha Surveillance LLC
Securities LLC	Bank, National Association	10851 Mastin Street	375 North French Road
745 7th Avenue, 4th Floor	10851 Mastin Street	Building 82, Suite 300	Suite 100
New York, NY 10019	Building 82, Suite 300	Overland Park, KS 66210	Amherst, NY 14228
Overland Park, KS 66210

Contact: Daniel Vinson	Contact: Heather Wagner	Contact: Heather Wagner	Contact: Don Simon
Phone Number: (212) 528-8224	Phone Number: (913) 253-9570	Phone Number: (913) 253-9570	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Int		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F5T-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F5T-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F5T-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F5T-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F5T-VRR Int		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR Int		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F5T-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F5T-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F5T-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F5T-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F5T-VRR Int		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Int	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F5T-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F5T-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F5T-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F5T-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F5T-VRR Int	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BBCMS Mortgage Trust 2020-C6 Commercial Mortgage Pass-Through Certificates Series 2020-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	3/17/20
8480 Stagecoach Circle		Record Date:	2/28/20
Frederick, MD 21701-4747		Determination Date:	3/11/20

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT2

Report Date:  This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of February 1, 2020 (the “Pooling and Servicing Agreement”).
Transaction:  BBCMS Mortgage Trust 2020-C6, Commercial Mortgage Pass-Through Certificates Series 2020-C6
Operating Advisor:  Pentalpha Surveillance LLC
Special Servicer:  Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder:  KKR Real Estate Credit Opportunity Partners II L.P.

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)

[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans.  This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued.  The Asset Status Reports may not yet be fully implemented.

2.

Prior to an Operating Advisor Consultation Event, if one Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Holder to the Operating Advisor.

3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)

with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

2    This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

II.    Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.          List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

6.     As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

7.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

8.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly.  As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

9.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement.  The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

10.  Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

11.  There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions.  As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

12.  The Operating Advisor is not empowered to speak with any investors directly.  If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

13.  This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus.  Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.  The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision.  For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus.  None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.     Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.  At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.     Loan Document Status.  Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or

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materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.     Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.     Hospitality Provisions.  The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.     Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.     Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over,

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escrowed for or insured against by the applicable Title Policy.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.     Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.  Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder.  Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.     Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.     Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage).  Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases,

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subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.  Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.  Condition of Property.  The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.  Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.  Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.  Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in

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paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.  Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.  No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.  Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements“ means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured.  Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee).  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising

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for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.  Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.  No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property:  (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.  No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.  REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury regulations section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury regulations section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable

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default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury regulations section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.  Compliance with Usury Laws.  The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.  Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

24.  Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.  Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.  The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.  Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

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27.  Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect):  (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect):  (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.  Mortgage Releases.  The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either:  (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury regulations section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a

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proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29.  Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.  Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.  Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate

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lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.  Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.  Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury regulations section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.  Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

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35.  Ground Leases.  For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)   Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

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(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.  Servicing.  The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.  Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.  No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this

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Annex D-1.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.  Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.  Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan.  An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.  Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42.  Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.  Each appraiser has represented in such appraisal or in a

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supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.  Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.  Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.  Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.  Compliance with Anti-Money Laundering Laws.  The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties).  All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Starwood Mortgage Capital LLC
Parkmerced (Loan No. 1) F5 Tower (Loan No. 5)	Kings Plaza (Loan No. 3)	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Starwood Mortgage Capital LLC
545 Washington Boulevard (Loan No. 4) Millikan Business Center (Loan No. 15)	Bellagio Hotel and Casino (Loan No. 7) CNP Headquarters (Loan No. 9)	N/A

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Starwood Mortgage Capital LLC
N/A	N/A

482 Seneca Avenue (Loan No. 10)

217 Court Street (Loan No. 11)

144 North 11th Street (Loan No. 12)

99 North 7th Street (Loan No. 13)

22 Melrose Street (Loan No. 14)

StorPlace Cool Springs (Loan No. 25)

StorPlace Hendersonville (Loan No. 26)

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Starwood Mortgage Capital LLC
N/A	N/A

482 Seneca Avenue (Loan No. 10)

217 Court Street (Loan No. 11)

144 North 11th Street (Loan No. 12)

99 North 7th Street (Loan No. 13)

22 Melrose Street (Loan No. 14)

StorPlace Cool Springs (Loan No. 25)

StorPlace Hendersonville (Loan No. 26)

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Parkmerced (Loan No. 1)

The Mortgagor transferred certain undeveloped land to its affiliates prior to origination of the Mortgage Loan, and the Mortgage Loan documents permit the Mortgagor to transfer certain additional undeveloped land and obtain a release of the lien of the related Mortgage, including after any foreclosure of the security instrument. There is a recorded memorandum of cooperation agreement governing the development of future multifamily units at and certain repurchase options rights related to the Development Parcels. In the event that the Mortgagor acquires title to any such parcels, such parcels will not be subject to the lien of the related Mortgage.

(6) Lien; Valid Assignment	545 Washington Boulevard (Loan No. 4)

JP Morgan Chase Bank, the second largest tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property, provided that the tenant occupies at least four floors of the building located at the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply in a judicial or non-judicial foreclosure, the delivery of a deed-in-lieu of judicial or non-judicial foreclosure, or any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the foregoing events.

(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #31 – Hy-Vee – Savage, MN (Loan No. 8.01)

The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property.  The tenant has agreed that such right of first refusal will not: (i) apply with respect to a foreclosure or similar sale of the Mortgaged Property by any holder of a mortgage on the Mortgaged Property or to the granting of a deed in lieu of foreclosure by the landlord to such holder; or (ii) apply to any transfer of the Mortgaged Property to an affiliate of the landlord; provided, however, the tenant’s right of first refusal will continue to apply to any transfer by such affiliated successor landlord to any sale to a non-affiliated third party.

(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #31 – Giant Eagle – New Albany, OH (Loan No. 8.02)

The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property.  The tenant has agreed that such right of first refusal will not apply with respect to any mortgage granted by the landlord or to any sale or transfer pursuant to any foreclosure proceeding, deed in lieu of foreclosure or any transfer of title to the Mortgaged Property made in connection with foreclosure or related workout or settlement proceedings relating to the Mortgaged Property. Any party acquiring title to the Mortgaged Property pursuant to any of the foregoing will, thereafter, be subject to the foregoing right of the tenant to purchase the Mortgaged Property.

(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #31 – Tractor Supply – Yulee, FL (Loan No. 8.05)

The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property.  The lender required a $750,000 holdback at the origination of the Mortgage Loan, which will be held by the lender on behalf of the Mortgagor until the Mortgagor provides (A) a fully executed tenant SNDA, which expressly subordinates the tenant’s right of first refusal to the Mortgage Loan documents and is otherwise reasonably satisfactory to the lender and (B) an endorsement to the related title insurance policy for the Mortgaged Property in a form reasonably acceptable to lender, which insures that the right of first refusal is subordinate to the lien of the Mortgage within thirty (30) days of the origination date of the Mortgage Loan; provided, however if such SNDA cannot be reasonably delivered to the lender within such thirty (30) day period, and provided that the Mortgagor has commenced to deliver such SNDA within such thirty (30) day period and thereafter is diligently and expeditiously proceeding to deliver the same, such period may be extended for such

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

time as is reasonably necessary, not to exceed forty-five (45) days. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses incurred by the lender as a result of the Mortgagor’s failure to provide such SNDA. The Mortgagor has fulfilled its requirement under the Mortgage Loan documents to provide a fully executed tenant SNDA which expressly subordinates the tenant’s right of first refusal under the Mortgage Loan documents; however, the Mortgagor has yet to provide an endorsement to the title insurance policy.

(6) Lien; Valid Assignment

ExchangeRight Net Leased Portfolio #31 – Tractor Supply – New Lenox, IL (Loan No. 8.09)

ExchangeRight Net Leased Portfolio #31 – Tractor Supply – Danville, IN (Loan No. 8.10)

ExchangeRight Net Leased Portfolio #31 – Tractor Supply – Kankakee, IL (Loan No. 8.15)

The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property.  The tenant has agreed that such right of first refusal is subject and subordinate to the Mortgage upon the Mortgaged Property.

(6) Lien; Valid Assignment

ExchangeRight Net Leased Portfolio #31 – Walgreens – Des Plaines, IL (Loan No. 8.04)

ExchangeRight Net Leased Portfolio #31 – Walgreens – Chicago Heights, IL (Loan No. 8.13)

ExchangeRight Net Leased Portfolio #31 – Walgreens – Wheeling, IL (Loan No. 8.14)

The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property.  The tenant agreed that such right of first refusal will not apply to a successor landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage, provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.

(7) Permitted Liens; Title Insurance	Parkmerced (Loan No. 1)

The Mortgagor transferred certain undeveloped land to its affiliates prior to origination of the Mortgage Loan, and the Mortgage Loan documents permit the Mortgagor to transfer certain additional undeveloped land and obtain a release of the lien of the related Mortgage, including after any foreclosure of the security instrument. There is a recorded memorandum of cooperation agreement governing the development of future multifamily units at and certain repurchase options rights related to the Development Parcels. In the event that the Mortgagor acquires title to any such parcels, such parcels will not be subject to the lien of the related Mortgage.

(17) Insurance	Parkmerced (Loan No. 1)

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property.

With respect to certain parcels that are permitted to be released from the lien of the related Mortgage, including after an event of default or a foreclosure, in connection with any casualty or condemnation related to such parcels, the related proceeds are not required to be applied to the repair or restoration of the property, or to the payment of the Mortgage Loan.

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	650 Madison Avenue (Loan No. 2)

The Mortgagor is only required to obtain flood insurance to the extent the same is commercially available. The Mortgaged Property is located in flood zone X, which is not a Special Hazard Flood Area; however, flood insurance has been obtained in an amount equal to $100,000,000 per occurrence and in the annual aggregate with a deductible of $100,000.

(17) Insurance	545 Washington Boulevard (Loan No. 4)

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property per loss.

(17) Insurance	F5 Tower (Loan No. 5)

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property.

(17) Insurance	Exchange on Erwin (Loan No. 6)

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $250,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property, subject to a minimum of $500,000.

The Mortgage Loan documents provide that the condominium board may provide property insurance with respect to certain portions of the Mortgaged Property. If at any time during the term of the Mortgage Loan, such insurance do not fully comply with the requirements of the Mortgage Loan documents, then the Mortgagor must promptly notify the lender in writing and the Mortgagor will, at its sole cost and expense, promptly either procure and maintain or cause the condominium board to procure and maintain (x) insurance coverage in the event that the condominium board does not provide the applicable insurance coverage required by the Mortgage Loan documents or (y) “excess and contingent” insurance coverage in the event that the condominium board does not have the sufficient insurance coverage required under the Mortgage Loan documents, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring such insurance coverage into full compliance with all of the terms and conditions of the Mortgage Loan documents.

A portion of the Mortgaged Property is subject to that certain Declaration Creating Unit Ownership and Establishing Restrictions, Covenants, and Conditions for the Pavilion East at Lakeview Park Condominium (the “Declaration”), which established the Pavilion East at Lakeview Park Condominium Owners Association, Inc. (the “Association”). The Mortgagor has control over approximately 87.6% of the votes in the Association and the members of the board of directors (the “Board”) must be appointed by the Mortgagor. The Mortgage Loan documents provide in the event the Declaration requires the Mortgagor to undertake and/or complete any restoration of the Mortgaged Property after a casualty or condemnation in a manner other than as provided in the Mortgage Loan documents, the Declaration will take precedence and control, and the lender will make the net insurance proceeds or condemnation awards received by the lender available to the Mortgagor to be applied to completing such restoration in accordance with the Declaration, regardless of the cost thereof. The Declaration provides if the building that is subject to the Declaration or any part thereof is damaged or destroyed by fire or other casualty, the net insurance proceeds payable under the insurance policies maintained by the Association pursuant to the Declaration will be payable to the Association or to the condominium

D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

insurance trustee if the sum is equal to or greater than $500,000 in the aggregate. However, if the damage or destruction affects only the commercial component, which represents the portion of the Mortgaged Property subject to the Declaration, the Mortgagor will have the right to make all arrangements for the prompt repair and restoration of such property, and the Association, Board or the insurance trustee, as applicable, will fully cooperate. The lender is entitled to timely written notice of any condemnation or casualty loss that affects a material portion of the common elements, the condominium or the Mortgaged Property which is subject to the Declaration. The Mortgagor covenanted in the Mortgage Loan documents that it will not, without the lender’s prior written consent, exercise any right it may have to vote for (A) in the event of casualty or condemnation of the Mortgagor’s condominium unit, vote not to repair, restore or rebuild the Mortgagor’s condominium unit if the Mortgagor has such a voting right; (B) any material and adverse change to the expenditure of any insurance proceeds or condemnation awards for the repair or restoration of the related improvements to the extent such change violates the terms of the Mortgage Loan documents; or (C) any material and adverse change in the nature and amount of any insurance covering all or a part of the condominium and the disposition of any proceeds thereof, to the extent any of the foregoing would cause of breach of the provisions of the Mortgage Loan documents.

(17) Insurance	ExchangeRight Net Leased Portfolio #31 (Loan No. 8)

The Mortgage Loan documents provide that the Mortgagor’s obligation to maintain insurance coverage as required in the Mortgage Loan documents on an individual Mortgaged Property will be suspended to the extent that (A) the related lease affecting such individual Mortgaged Property is in full force and effect, and will remain in full force and effect following a casualty or, upon termination of the lease, the related tenant must turn over all insurance proceeds, (B) no default will exist under the lease beyond any applicable notice and cure periods, (C) the tenant under such lease maintains coverage for the applicable individual Mortgaged Property that satisfies the insurance requirements of the Mortgage Loan documents (including, but not limited to, naming the lender as mortgagee/loss payee on the tenant’s property insurance) or, if not in compliance, is otherwise acceptable to the lender in its sole discretion, and (D) the tenant or the Mortgagor delivers evidence acceptable to the lender of such coverage no less frequently than annually prior to renewal of such coverage maintained by the tenant (the foregoing clauses (A) through (D) are referred to collectively herein as the “Tenant Insurance Conditions”). To the extent any of the Tenant Insurance Conditions are not satisfied, the Mortgagor will be required to obtain and maintain, at its sole cost and expense, either (x) primary insurance coverage in the event that any tenant does not provide insurance coverage required in the Mortgage Loan documents or (y) excess and contingent insurance coverage over and above any other valid and collectible coverage then in existence, in each case as will be necessary to bring the insurance for the individual Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents. Notwithstanding the foregoing, the Mortgagor will at all times be required to maintain the following coverages, regardless of any third-party insurance under any such tenant’s lease: (1) business income coverage as required pursuant to the Mortgage Loan documents; (2) general liability and umbrella liability coverage as required pursuant to the Mortgage Loan documents; and (3) in the event all or any portion of an individual Mortgaged Property is currently or at any time in the future located in a federally designated special flood hazard area, the Mortgagor will be responsible for maintaining flood insurance as required pursuant to the Mortgage Loan documents.

(17) Insurance	Millikan Business Center (Loan No. 15)

The Mortgage Loan documents permit the Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified

D-2-4

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents; provided that prior to obtaining such non-conforming policy, the Mortgagor has received (A) the lender’s prior written consent thereto and, (B) a rating agency confirmation with respect to any such non-conforming policy. The lender may deny its consent to any non-conforming policy regardless of whether or not the lender has consented to the same on any prior occasion.

(17) Insurance	41 University Drive (Loan No. 31)

The Mortgage Loan documents provide that the condominium board may provide insurance with respect to certain portions of the Mortgaged Property. If at any time during the term of the Mortgage Loan, such insurance policies do not fully comply with the requirements of the Mortgage Loan documents, then the Mortgagor must promptly notify the lender in writing and the Mortgagor will, at its sole cost and expense, promptly either procure and maintain or cause the condominium board to procure and maintain (x) insurance coverage in the event that the condominium board does not provide the applicable insurance coverage required by the Mortgage Loan documents or (y) “excess and contingent” insurance coverage in the event that the condominium board does not have the sufficient insurance coverage required under the Mortgage Loan documents, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring such insurance coverage into full compliance with all of the terms and conditions of the Mortgage Loan documents.

(18) Access; Utilities; Separate Tax Parcels	ExchangeRight Net Leased Portfolio #31 – BioLife Plasma Services L.P. – Columbus, GA (Loan No. 8.03)

The Mortgaged Property is located within another property’s tax parcel, which is not collateral for the Mortgage Loan. The Mortgagor covenanted in the Mortgage Loan documents that the Mortgagor will, immediately after the origination date of the Mortgage Loan: (a) cause the appropriate governmental authority to issue a separate tax parcel identification number for the Mortgaged Property and such tax parcel identification number will include no other property that is not a part of the Mortgaged Property; and (b) deliver to the lender a separate tax parcel identification number endorsement to the title insurance policy for the Mortgaged Property in a form acceptable to the lender and insuring the lender against loss if the Mortgaged Property is taxed as part of a larger tax parcel identification number or fails to constitute a separate tax parcel identification number from all property that is not a part of the Mortgaged Property. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for any losses incurred by the lender in connection with a breach by the Mortgagor of any covenant with respect to the foregoing.

(25) Local Law Compliance	ExchangeRight Net Leased Portfolio #31 – CVS Pharmacy – Lawrenceville, GA (Loan No. 8.22)

Pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, there are open zoning code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to deliver to the lender a zoning report for the Mortgaged Property within thirty (30) days of the origination date of the Mortgage Loan which provides that: (i) there are no outstanding permits that require inspection; (ii) there are no outstanding building or code violations; and (iii) such Mortgaged Property is otherwise in compliance with all other legal requirements; provided, however, if such zoning report cannot be reasonably delivered to the lender within such thirty (30) day period, and provided that the Mortgagor has commenced to deliver such zoning report within such thirty (30) day period and thereafter is diligently and expeditiously proceeding to deliver the same, such period may be extended for such time as is reasonably necessary not to exceed forty-five (45) days. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses incurred by the lender as a result of the Mortgagor’s failure to provide such zoning report.

D-2-5

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	ExchangeRight Net Leased Portfolio #31 – Dollar General - Roanoke, VA (Loan No. 8.19) ExchangeRight Net Leased Portfolio #31 – Dollar General - Alvin, TX (Loan No. 8.21)

Pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, there are open zoning code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to deliver to the lender a zoning report for the Mortgaged Property within ninety (90) days of the origination date of the Mortgage Loan which provides that: (i) there are no outstanding permits that require inspection; (ii) there are no outstanding building or code violations; and (iii) the applicable Mortgaged Property is otherwise in compliance with all other legal requirements. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses incurred by the lender as a result of the Mortgagor’s failure to provide such zoning report.

(25) Local Law Compliance	Trinity Multifamily Portfolio – 7500 S South Shore (Loan No. 19.01) Trinity Multifamily Portfolio – South Clyde (Loan No. 19.03) Trinity Multifamily Portfolio – South Chappel (Loan No. 19.06)

Pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, there are multiple violations issued by the City of Chicago Department of Buildings at the Mortgaged Properties dating from before the acquisition of the Mortgaged Properties. The Mortgage Loan documents contain a representation from the Mortgagor that violations have been remedied but have not been removed of record by the City of Chicago Department of Buildings as of the origination date of the Mortgage Loan. Additionally, the Mortgagor is required to use commercially reasonable efforts to have such violations removed from record within 180 days of the origination date of the Mortgage Loan. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for any losses incurred by the lender in connection with the violations issued by the City of Chicago Department of Buildings.

(25) Local Law Compliance	ABC Self Storage (Loan No. 45)

Pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, there are five (5) structures located at the Mortgaged Property with expired temporary certificates of occupancy which have not been issued final certificates of occupancy, resulting in local code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to deliver to the lender an updated zoning report, which must provide that there are no outstanding zoning violations (including, without limitation, any open permits or missing certificates of occupancy) and that the Mortgaged Property is otherwise in compliance with all legal requirements; provided, however if such zoning report cannot reasonably be delivered within ninety (90) days after the closing date of the Mortgage Loan despite diligent pursuit of cure by the Mortgagor of any outstanding violations, such ninety (90) day period may be extended as reasonably necessary, provided, further, that such period may not exceed 180 days from the closing date of the Mortgage Loan. Further, the Mortgage Loan documents are recourse to the Mortgagor and the guarantor for any losses incurred as a result of (x) any failure of any portion of the Mortgaged Property to comply with all zoning ordinances, codes or other zoning requirements and (y) any zoning violations (including, without limitation, any open permits or missing certificates of occupancy) set forth in the related zoning report; provided, however, that the Mortgagor will have no further liability pursuant to the Mortgage Loan documents from and after the date that the Mortgagor delivers an update to the related zoning report as required pursuant to the Mortgage Loan documents.

(27) Recourse Obligations	Parkmerced (Loan No. 1)

The Mortgage Loan documents are fully recourse to the Mortgagor and the guarantor in connection with violations of the transfer covenants; provided, however, the Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses if the violation results solely from a failure to timely deliver any required notice and/or copies of any documentation effectuating such transfer as and when required pursuant to the Mortgage Loan documents related to such transfer.

The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses incurred as a result of a breach of any representation, warranty, covenant or indemnification provision in the

D-2-6

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Mortgage Loan documents concerning environmental laws; provided, however, the lender will seek payment from any qualified environmental insurance policy reasonably acceptable to the lender in order to satisfy any losses prior to seeking recovery from the Mortgagor or the related guarantor, and the Mortgagor and related guarantor will have no liability to the extent such losses are covered.

(27) Recourse Obligations	545 Washington Boulevard (Loan No. 4)

The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses incurred as a result of any involuntary transfer (other than a condemnation) or conveyance by the Mortgagor of any interest in the Mortgaged Property; provided, however, the Mortgage Loan documents are fully recourse for any voluntary transfer or conveyance by the Mortgagor of any interest in the Mortgaged Property.

(27) Recourse Obligations	F5 Tower (Loan No. 5)

The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses incurred as a result of the breach of any representation, warranty, covenant or indemnification provision in the Mortgage Loan documents, unless the Mortgaged Property is subject to an environmental insurance policy reasonably satisfactory to the lender.

(27) Recourse Obligations	Exchange on Erwin (Loan No. 6)

The Mortgage Loan documents are fully recourse to the Mortgagor and the guarantor in connection with the occurrence of a bankruptcy event; provided, however, that the guarantor’s liability with respect to any such event is limited to 20% of the outstanding principal balance of the Mortgage Loan at the time such event occurs, plus the costs of enforcement.

The Mortgage Loan documents are fully recourse to the Mortgagor and the guarantor in connection with violations of the transfer covenants; provided, however, the Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses if the violation results solely from a failure to provide any required notice or information pursuant to the Mortgage Loan documents related to such transfer, and the Mortgagor promptly provides such notice or information after the Mortgagor’s knowledge of the same or notice from the lender, if earlier and the other requirements of the Mortgage Loan documents are satisfied.

(27) Recourse Obligations	650 Madison Avenue (Loan No. 2)

The liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the loan), in each case plus costs and expenses related to enforcement. The two guarantors are severally liable, rather than jointly and severally liable, under the guaranty.

The Mortgage Loan becomes fully recourse in the event that the Mortgagor consents to or files a voluntary petition under the bankruptcy code but such recourse does not include a voluntary petition for “dissolution or liquidation”. The loss carveout with respect to misappropriation of rents and security deposits is limited to intentional misappropriation of rents and security deposits. The loss carveout with respect to insurance proceeds or condemnation awards is limited to the intentional misapplication, rather than misappropriation, of insurance proceeds or condemnation awards. The loss carveout with respect to fraud is limited to fraudulent acts. The loss carveout for material physical waste is limited to material physical waste by reason of the Mortgagor’s intentional physical destruction of the Mortgaged Property or any portion thereof (other than in connection with any alteration undertaken by Mortgagor in good faith in accordance with the terms of the Mortgage Loan documents).

D-2-7

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	North Fayette Shopping Center (Loan No. 42)

The Mortgage Loan documents are fully recourse to the Mortgagor and the guarantor in connection with violations of the transfer covenants; provided, however, the Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses if the violation results solely from a failure to provide any required notice or any other deliverables (including payment of fees) or copies of instruments and/or organizational documents related to such transfer, and but for the failure to provide such items, such transfer would otherwise be a permitted transfer. Additionally, no such liability will arise if the Mortgagor promptly provides such notice or other deliverables, (including payment of fees) or copies of instruments and/or organizational documents related to such transfer within ten (10) business days after the lender’s written request therefor.

(30) Acts of Terrorism Exclusion	650 Madison Avenue (Loan No. 2)

The Mortgage Loan documents do not provide that the amount the Mortgagor is required to spend on terrorism insurance coverage if TRIPRA is not in effect must be determined without giving effect to the earthquake components of such insurance policies.

(31) Due on Sale or Encumbrance	650 Madison Avenue (Loan No. 2)

Certain transfers are permitted without the lender’s consent, including: (a) any pledge of direct or indirect equity interests in and/or right to distributions from, Vornado Realty L.P. (“VRLP”), Vornado Realty Trust (“VRT”), any Multi-Asset Person, or any of their direct or indirect equity holders or affiliates (other than the Mortgagor) to secure a loan to any such person that is secured by all or a substantial portion of any such person’s assets or (b) the transfer or issuance of any securities or any direct or indirect interests in (i) any direct or indirect owner of the Mortgagor, in either case, whose securities are publicly traded on a national exchange (including VRLP’s and VRT’s securities) (regardless of whether such transfer or issuance is of publicly traded securities or interests), (ii) any person who directly or indirectly holds such securities or interests, or (iii) any Multi- Asset Person; provided, that, after such transfer or issuance, VRLP, VRT, any entity Controlled by OMERS Administration Corporation and/or eligible qualified owners will continue to control the Mortgagor. “Multi-Asset Person” means a person in respect of which the net operating income from the property (or such portion thereof allocable to such person) is less than fifty percent (50%) of such person’s aggregate gross income.

(32) Single-Purpose Entity	Parkmerced (Loan No. 1)

The Mortgagor previously owned certain other property known as the “Initial Phase 1 Property” in addition to the collateral for the Mortgage Loan, which was transferred on the origination date of the Mortgage Loan to an affiliate of the Mortgagor.

(32) Single-Purpose Entity	Satellite Flex Office Portfolio (Loan No. 16)

The Mortgagor previously owned certain other property (the “Other Property”), which was subject to condemnation. The Mortgage Loan documents provide that at all times during the Mortgagor’s ownership of the Other Property, the Mortgagor maintained insurance coverage (including, without limitation, commercial general liability insurance) on the Other Property in amounts and with carriers that would be deemed prudent by a sophisticated owner of properties similar to the Other Property.  No written claims have been made under any such insurance policies, and to the best of the Mortgagor’s knowledge, other than cancellation of such policies upon the transfer of the Other Property, no Person, including the Mortgagor, has done, by act or omission, anything that would impair the coverage under any such insurance policies. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor as to any losses incurred by the lender as a result of the Mortgagor’s prior ownership of the Other Property.

(32) Single-Purpose Entity	ABC Self Storage (Loan No. 45)

The Mortgagor previously owned certain other property that included a vacant parcel of land and a self-storage property with approximately 19 units (the “Other Property”) in addition to the collateral for the Mortgage Loan, which was transferred prior to the origination of the Mortgage Loan to a new entity. The Phase I Environmental Report

D-2-8

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

obtained in connection with the origination of the Mortgage Loan included the Other Property. The Mortgagor represented in the Mortgage Loan documents that at all times during the Mortgagor’s ownership of the Other Property, the Mortgagor maintained insurance coverage (including, without limitation, commercial general liability insurance) on the Other Property in amounts and with carriers that would be deemed prudent by a sophisticated owner of properties similar to the Other Property. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses by the lender attributable to the Mortgagor’s ownership of the Other Property.

(33) Defeasance	650 Madison Avenue (Loan No. 2)

The Mortgage Loan documents do not provide that the Mortgagor may only pledge United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) and rather require securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which in each case are (i) not subject to prepayment, call or early redemption and (ii) in compliance with all requirements of all rating agencies.

(35) Ground Lease	F5 Tower (Loan No. 5)

The collateral for the Mortgage Loan includes (x) the Mortgagor’s fee interest in (i) the office condominium unit and (ii) the “base unit” which includes, among other things, the right to use certain specified floors in a parking garage and (y) the Mortgagor’s leasehold interest in an additional 63 parking spaces (the “Leasehold Collateral”), which are leased from The Rainier Club (the “Lessor”) pursuant to that certain garage lease (the “Lease”). The Leasehold Collateral accounts for 19.3% of the parking spaces and 11.4% of the parking income (0.7% of total effective gross income) at the Mortgaged Property. Additionally, the parking spaces provided by the Leasehold Collateral are not required for the Mortgaged Property to remain in compliance with the applicable zoning requirements. Further, pursuant to the lease of the sole tenant at the Mortgaged Property, the Mortgagor is only required to lease the parking spaces provided by the Leasehold Collateral if the Lease is in effect.

(b) The Lease and Related Documents do not provide that the Lease may not be amended, modified, cancelled or terminated without the prior written consent of the lender. The Mortgage Loan documents provide that the Mortgagor will not cancel, terminate, surrender or materially amend the Lease or amend or modify the Mortgagor’s economic obligations thereunder without the prior consent of the lender, which consent will not be unreasonably withheld or delayed; provided that, the Lessor will not be prevented from exercising any termination rights set forth in the Lease or its remedies in accordance with the Lease if the obligations of the Mortgagor under the Lease are not performed by the Mortgagor or the lender as provided in the Lease.

(c) The term of the Lease expires on September 30, 2026.

(f) The Lease and Related Documents identifies an obligation of the Mortgagor to maintain and repair the parking garage in connection with water leaks or “weeping” through the exterior walls which remains outstanding.

(g) The Lease and Related Documents do not require the Lessor to give the lender notice of a default under, or termination of, the Lease. The Mortgagor covenanted under the Mortgage Loan documents (x) to promptly notify the lender of the receipt by the Mortgagor of any written notice from the Lessor claiming the occurrence of any default by the Mortgagor under the Lease or the occurrence of any event that, with the giving of notice or passage of time, or both, would constitute a default by the Mortgagor under the Lease; and (y) to promptly deliver

D-2-9

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

to the lender a copy of any written notice of default from the Lessor upon the Mortgagor’s receipt thereof.

(h) The lender is not given the right to cure defaults under the Lease and Related Documents. The Mortgage Loan documents provide that if the Mortgagor is in default under the Lease, then, subject to the terms of the Lease, the Mortgagor grants the lender the right (but not the obligation) to cause the applicable default under the Lease to be remedied and otherwise exercise any and all rights of the Mortgagor under the Lease as may be reasonably necessary or desirable to prevent or cure such default. Additionally, the Mortgage Loan documents provide that, subject to the terms of the Lease, the lender will have the right to enter all or any portion of the parking facilities, at such times and in such manner as the lender deems necessary, to prevent or to cure any such default.

(j) Pursuant to the Lease and Related Documents, the Mortgagor is required to rebuild and restore the garage to its prior condition using any related insurance proceeds; however, the Mortgagor is not permitted to apply the proceeds of insurance to the repayment of the Mortgage Loan.

(k) Pursuant to the Lease and Related Documents, in the case of a total or substantially total taking or loss, the Mortgagor is not permitted to apply the proceeds of insurance to the repayment of the Mortgage Loan.

(l) The Lease and Related Documents do not provide that the Lessor has agreed to enter into a new lease with the lender upon termination of the Lease for any reason, including rejection of the Lease in a bankruptcy proceeding.

D-2-10

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Kings Plaza (Loan No. 3)

The Mortgage Loan documents permit the Mortgagor to obtain property-assessed clean energy loans in an amount not to exceed $10,000,000 provided, among other conditions, at lender’s sole discretion, the Mortgagor delivers a rating agency confirmation from any applicable rating agency.

(7) Permitted Liens; Title Insurance	Advance Auto Parts Portfolio (Loan No. 18)

The sole tenant, Advance Auto Parts, has a right of first offer under the related master lease to purchase the entire portfolio of Mortgaged Properties in the event of a proposed transfer of the portfolio to a third party.  The right of first offer has been waived in connection with a foreclosure or deed-in-lieu of foreclosure.

(7) Permitted Liens; Title Insurance	Fairfield Inn & Suites Lebanon (Loan No. 36)

The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property to a “Competitor” of the franchisor (as such term is defined in the related franchise agreement).  The right of first refusal does not apply to a transfer of the Mortgaged Property in connection with an exercise of the rights of a bona fide lender who is not a Competitor through a foreclosure, judicial or legal process, provided, however, that if there is a transfer to a Competitor, Marriott International, Inc. will not be obligated to enter into a  new franchise agreement with such Competitor and the Mortgaged Property may cease to operate as a Fairfield Inn & Suites.

(17) Insurance	Kings Plaza (Loan No. 3)	The Mortgage Loan documents permit a property insurance deductible of up to $500,000 (which deductible may not be considered customary).
(17) Insurance	Bellagio Hotel and Casino (Loan No. 7)

The Mortgage Loan documents permit the Mortgagor to rely on insurance provided by the sole tenant, Bellagio, LLC, provided that, among other conditions, Bellagio, LLC maintains insurance policies (the “Bellagio Policies”) on the Mortgaged Property that satisfy the requirements set forth in the Mortgage Loan documents, except that the Bellagio Policies are permitted to vary from the requirements otherwise set forth of the Mortgage Loan documents with respect to (i) the named storm sublimit, which may be as low as $700,000 per occurrence (which amount is less than the full replacement cost otherwise required under the Mortgage Loan documents) and (ii) any property or terrorism deductible, which may be an amount up to $2,500,000 (which amount is higher than the maximum deductible of $500,000 otherwise provided for under the Mortgage Loan documents).

The Mortgage Loan documents provide for certain deductibles that may not be considered customary, including (i) a deductible of up to $250,000 for “all risk” property insurance, (ii) a deductible of up to $500,000 for terrorism insurance, and (iii) a deductible for windstorm and earthquake coverage of up to 5% of the total insurable value of the Mortgaged Property, provided, that if the related non-recourse carve-out guarantor  provides a guaranty acceptable to the lender and any applicable rating agency guaranteeing any failure by the Mortgagor to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of the Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property; provided, further, (1) the Mortgagor may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood.

Pursuant to the terms of the master lease (the “Bellagio Lease”) between the Mortgagor and Bellagio, LLC, the Bellagio Lease will govern the disbursement of insurance proceeds (subject to the rights

D-2-11

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

of the ground lessor with respect to the related ground leased parcel), provided, in the event of a casualty or condemnation, the Mortgage Loan documents require the Mortgagor to demonstrate to the Mortgagee’s reasonable satisfaction that (i) Bellagio, LLC has committed to complete its restoration obligations in accordance with the terms of the Bellagio Lease within 4 years of the date Bellagio, LLC can first reasonably access the Mortgaged Property for purposes of commencing restoration (subject to any force majeure delay) and (ii) Bellagio, LLC has sufficient available funds to complete its restoration obligations under the Bellagio Lease in the event the amount of insurance proceeds or condemnation proceeds is insufficient to complete any required restoration.  The Bellagio Lease provides that in the event any fee mortgagee (which has entered into a fee mortgage that is in compliance with the Bellagio Lease) is entitled to any insurance proceeds or condemnation proceeds under the terms of any such fee mortgage, such proceeds (except business interruption proceeds not allocated to rent expenses, which are required to be paid to Bellagio, LLC) will be applied, held and/or disbursed in accordance with the terms and conditions of the fee mortgage; provided, however, that any such proceeds will be subject to Bellagio, LLC’s right to such insurance proceeds or condemnation proceeds under the master lease and the master lease requires the Mortgagor to cause any applicable fee mortgagee to make such proceeds available to Bellagio, LLC for the reasonable costs of preservation, stabilization, emergency restoration, reconstruction and repair of the Mortgaged Property.

(17) Insurance	CNP Headquarters (Loan No. 9)

The Mortgage Loan documents permit the Mortgagor to rely upon insurance provided by the sole tenant at the Mortgaged Property, California Natural Products, provided that such insurance satisfies the conditions set forth in the Mortgage Loan documents (which conditions otherwise comply with this Representation and Warranty No. 17).

(17) Insurance	Advance Auto Parts Portfolio (Loan No. 18)

The Mortgage Loan documents permit the Mortgagor to rely upon the sole tenant’s insurance or self-insurance, provided that the conditions set forth in the Mortgage Loan documents are satisfied, including (in the case of self-insurance or third-party insurance not otherwise meeting the requirements of the Mortgage Loan documents) the maintenance by the guarantor under the related master lease between the Mortgagor and the sole tenant of a credit rating of at least “BBB-” by S&P.  The sole tenant does currently maintain insurance policies through a third-party provider, provided that the related property policy contains a $1.0 million deductible (which exceeds the total insured value of each individual Mortgaged Property).  The guarantor under the related master lease, Advance Stores Company, Inc., is currently rated “BBB-” by S&P.

(18) Access; Utilities; Separate Tax Parcels	Kings Plaza (Loan No. 3)

The Mortgaged Property is part of a tax parcel that includes certain non-collateral property owned by Macy’s (the “Macy’s Parcel”).  Pursuant to a reciprocal easement agreement between the Mortgagor and Macy’s, the Mortgagor is required to make any payments due on the shared tax parcel directly to the related taxing authority and Macy’s is required to reimburse the Mortgagor for its pro rata share of any such payment.  Provided that it would be commercially reasonable to do so under the circumstances, the Mortgage Loan documents require the Mortgagor to apply for, and make commercially reasonable efforts to obtain, approval from the applicable governmental authorities for the division of the Mortgaged Property and the Macy’s Parcel into separate tax lots.  In addition, the Mortgage Loan documents (i) provide recourse for losses to the Mortgagee incurred as a result of the Mortgaged Property not constituting a separate tax lot, (ii) require the Mortgagor to cooperate with the Mortgagee to effectuate a tax lot split in connection with any enforcement of remedies by the Mortgagee under the Mortgage Loan documents, and (iii) grant a power of attorney to the Mortgagee during

D-2-12

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the continuance of an event of default to effectuate a tax lot split on behalf of the Mortgagor.
(25) Local Law Compliance	Kings Plaza (Loan No. 3)

Certain building code and fire code violations are open at the Mortgaged Property.  The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cause all notes and notices of violation issued as of the origination date to be cleared and/or removed within a reasonable period of time.

(25) Local Law Compliance	Advance Auto Parts Portfolio (Loan No. 18)

Certain of the related Mortgaged Properties, including the Marietta Mortgaged Property, the Andalusia Mortgaged Property, the Key Largo Mortgaged Property, the Daphne Mortgaged Property, the Cut Off Mortgaged Property and the D’iberville Mortgaged Property do not currently have a certificate of occupancy on file.  The absence of a certificate of occupancy is a violation with respect to each of the Marietta Mortgaged Property, the Andalusia Mortgaged Property and the Key Largo Mortgaged Property, and may be a violation with respect to the remaining Mortgaged Properties.  The Mortgage Loan documents provide recourse to the guarantor for losses to the lender related to the missing certificates of occupancy to the extent the same is a violation under applicable laws.

(25) Local Law Compliance	Advance Auto Parts Portfolio (Loan No. 18)

Final zoning consultant’s reports have not been obtained for the Advance Auto Parts – Daphne, Advance Auto Parts – Cantonment, Advance Auto Parts – Naranja, Advance Auto Parts – Albany, Advance Auto Parts – Cut Off, Advance Auto Parts – D’iberville and Advance Auto Parts Vicksburg Mortgaged Properties. Draft zoning consultant’s reports have not identified any material local law compliance issues. However, no assurances can be made that the local law compliance conclusions of the final zoning consultant’s reports for these Mortgaged Properties will not differ from the draft reports.

(26) Licenses and Permits	Bellagio Hotel and Casino (Loan No. 7)

For so long as the Mortgaged Property is subject to the master lease with Bellagio, LLC (the “Bellagio Lease”), the Mortgagor’s covenants with respect to any action (including any covenant described in this Representation and Warranty No. 26) are limited to Mortgagor (x) not directly taking such prohibited actions (or granting consent under the Bellagio Lease to permit Bellagio, LLC to take such a prohibited action to the extent such action is prohibited under the Bellagio Lease) and (y) using commercially reasonable efforts to exercise its rights under the Bellagio Lease to cause Bellagio, LLC to satisfy its obligations under the Bellagio Lease.

(26) Licenses and Permits	Advance Auto Parts Portfolio (Loan No. 18)	All exceptions to Representation and Warranty No. 25 with respect to Advance Auto Parts Portfolio (Loan No. 18) are also exceptions to this Representation and Warranty No. 26.
(27) Recourse Obligations	Bellagio Hotel and Casino (Loan No. 7)

The related non-recourse carveout guarantor’s liability for (i) any bankruptcy-related recourse events, is limited to an amount equal to 10% of the outstanding principal balance of the related whole loan as of the date of any such event and (ii) any transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents, is limited to recourse for losses to the lender (and not full recourse).  In addition, the Mortgage Loan documents only provide recourse to the Mortgagor (and not the related non-recourse carveout guarantor) for any breaches of the environmental covenants set forth in the Mortgage Loan documents; provided, however, that if the Mortgagor fails to maintain an environmental insurance policy satisfying the conditions set forth in the related Mortgage Loan documents, the non-recourse carveout guarantor will be liable for any losses to the Mortgagee relating to breaches of the environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for

D-2-13

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

any amounts recovered under the environmental policy.  At origination, the Mortgagor did obtain an environmental insurance policy issued by Evanston Insurance Company satisfying the conditions set forth in the Mortgage Loan documents, except that such policy provides for a deductible of $50,000 (which is higher than the maximum deductible of $25,000 permitted under the Mortgage Loan documents).  The environmental insurance policy expires on November 15, 2024 (which is prior to the related Mortgage Loan maturity date).

Recourse for waste is limited to willful misconduct by the related Mortgagor, guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

(27) Recourse Obligations	CNP Headquarters (Loan No. 9)	Recourse for breaches of the environmental covenants in the Mortgage Loan documents is capped at $33,800,000.
(28) Mortgage Releases	Kings Plaza (Loan No. 3)

The Mortgage Loan documents permit the Mortgagor to obtain the release of a parcel improved by a parking garage without payment of a release amount provided, among other conditions,  there is no material diminution of net revenue generated by parking operations at the Mortgaged Property, the number of parking spaces at the Mortgaged Property may not be reduced to a number below the number of parking spaces required to satisfy zoning requirements applicable to the Mortgaged Property and satisfaction of customary REMIC requirements.

(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans

If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

(30) Acts of Terrorism Exclusion	Kings Plaza (Loan No. 3)

The Mortgagor’s obligation to obtain terrorism insurance is limited to the extent of insurance that can be obtained for an amount equal to 200% of the amount of the then annual premiums paid by the Mortgagor for  all-risk coverage under a stand-alone all-risk policy

(30) Acts of Terrorism Exclusion	Bellagio Hotel and Casino (Loan No. 7)

So long as the Mortgaged Property is subject to the master lease between the Mortgagor and Bellagio, LLC (the “Bellagio Lease”), the Mortgagor is permitted to rely on terrorism insurance provided by Bellagio, LLC.  The permitted deductible for terrorism insurance for the related Mortgagor under the Mortgage Loan documents is $500,000 and for Bellagio, LLC under the Bellagio Lease (which terrorism insurance under the Bellagio Lease the Mortgagor may rely upon provided certain conditions set forth in the Mortgage Loan documents are satisfied) provided is $2,500,000, neither of which deductibles may be considered to be customary deductibles.

Terrorism insurance may be written by a non-rated captive insurer subject to certain conditions including, among other things:  (i) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is required to be in full force and effect, (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in place, provide per occurrence limits in an amount not less than the replacement cost and rent loss coverage as otherwise required, (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not required by the federal government under TRIPRA and paid to the captive insurer are required to be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the related whole loan and rates the applicable insurance company), (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are required to be

D-2-14

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

subject to the reasonable approval of the lender, and (v) such captive insurer is required to be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements.

If (A) TRIPRA is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Mortgagor (or Bellagio, LLC) will be required to maintain terrorism insurance as required by the related Mortgage Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption / rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption / rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor (or Bellagio, LLC) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

All exceptions to Representation and Warranty No. 17 with respect to the Bellagio Hotel and Casino (Loan No. 18) are also exceptions to this Representation and Warranty No. 30.

(30) Acts of Terrorism Exclusion	Advance Auto Parts Portfolio (Loan No. 18)

All exceptions to Representation and Warranty No. 17 with respect to Advance Auto Parts Portfolio (Loan No. 18) are also exceptions to this Representation and Warranty No. 30.  The sole tenant at the Mortgaged Property, Advance Auto, currently self-insures any terrorism-related risks.

(31) Due on Sale or Encumbrance	Bellagio Hotel and Casino (Loan No. 7)

The Mortgage Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Mortgage Loan or the mezzanine loan.  The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Mortgagor.  “Restricted Pledge Party” means, collectively, the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interests in the Mortgaged Property.

(32) Single-Purpose Entity	Hampton Inn & Suites Oklahoma City (Loan No. 35)

The Mortgagor is a recycled Single-Purpose Entity that previously owned property adjacent to the Mortgaged Property that was transferred to an affiliate of the Mortgagor prior to origination.  At origination, the Mortgagor provided all standard backward looking representations and the Mortgage Loan documents provide recourse to the Mortgagor and guarantor for any losses to the Mortgagee related to the previously owned property.

(33) Defeasance	Bellagio Hotel and Casino (Loan No. 7)

The Mortgage Loan documents provide that any defeasance collateral is required to be “non-redeemable” securities;  however, they do not state that such securities are not permitted to be subject to prepayment, call or early redemption.

(35) Ground Leases	Kings Plaza (Loan No. 3)

A portion of the Mortgaged Property is comprised of the Mortgagor’s leasehold interest in (i) a marina and (ii) a portion of the land underneath the  parking garage (which is otherwise held in fee by the Mortgagor) under a ground lease between the Mortgagor, as ground

D-2-15

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
lessee, and the City of New York, as ground lessor, that does not comply with clauses (b), (e), (j), (k) and (l) of this Representation and Warranty No. 35.
(35) Ground Leases	Bellagio Hotel and Casino (Loan No. 7)

A portion of the Mortgaged Property is comprised of the Mortgagor’s leasehold interest in an approximately .085 acre parcel improved by a marquee sign and a portion of the walkway leading to the hotel under a ground lease that does not comply with clauses (b), (c), (e), (g), (h), (j) or (l) of this Representation and Warranty No. 35.

D-2-16

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(4) Hospitality Provisions	Springhill Suites – New Smyrna Beach (Loan No. 22)

The comfort letter with respect to the Mortgaged Property is not assignable by the lender to the trustee of a securitization.  In connection with a securitization, the comfort letter provides that the franchisor will issue a replacement comfort letter in favor of the trustee on the franchisor’s then-current form, provided that the lender complies with certain notice requirements.

(7) Permitted Liens; Title Insurance	Springhill Suites – New Smyrna Beach (Loan No. 22)

In connection with a proposed transfer of the Mortgaged Property to a competitor of the franchisor, Marriott International, Inc., the franchisor has a right of first refusal to purchase the related Mortgaged Property. Such right of first refusal will apply if a competitor of the franchisor acquires the Mortgaged Property through foreclosure proceedings.

(7) Permitted Liens; Title Insurance	CVS Walgreens Portfolio (Loan No. 32)

With respect to the Walgreens Post Falls Mortgaged Property, Walgreen Co., the sole tenant at the related Mortgaged Property, has a right of first refusal to purchase the related Mortgaged Property in the event that the related landlord receives an offer from a third party which the landlord intends to accept. Such right of first refusal will not apply in the event of a foreclosure or deed-in-lieu thereof.

(17) Insurance	CVS Walgreens Portfolio (Loan No. 32)

With respect to all of the Mortgaged Properties, the Loan Documents provide that, if the sole tenant at each Mortgaged Property provides third party insurance in accordance with its lease, the Mortgagor’s obligations to maintain property insurance, flood insurance, earthquake insurance, boiler and machinery insurance, windstorm insurance and terrorism insurance may be suspended with respect to each related Mortgaged Property so long as, among other things, (i) the related lease is in full force and effect, (ii) the related tenant is not in default under its lease, (iii) the related tenant has satisfied all insurance requirements under its related lease, (iv) the related tenant has no right to abate rent under its related lease, (v) the related tenant is obligated to restore the applicable Mortgaged Property following the occurrence of a casualty regardless of the amount of net proceeds received from such casualty and (vi) the related borrower and lender are named as additional insureds on the related insurance policy.

(25) Local Law Compliance	Gardena Valley Shopping Center (Loan No. 20)	The Mortgaged Property is legal non-conforming as to use.
(25) Local Law Compliance	404-406 Broadway (Loan No. 27)	The Mortgaged Property is the subject of certain municipal fire code and building code violations.
(25) Local Law Compliance	The Alhambra Lofts (Loan No. 30)	The Mortgaged Property is the subject of certain municipal fire code violations.
(25) Local Law Compliance	CVS Walgreens Portfolio (Loan No. 32)	The Walgreens Post Falls Mortgaged Property is the subject of certain municipal fire code violations.
(25) Local Law Compliance	101 Stanton Street (Loan No. 34)	The Mortgaged Property is the subject of certain municipal building code violations.
(25) Local Law Compliance	Storage Xxtra Highway 92 (Loan No. 41)	The Mortgaged Property is legal non-conforming as to use.

D-2-17

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
March 2020	26,810,000.00
April 2020	26,810,000.00
May 2020	26,810,000.00
June 2020	26,810,000.00
July 2020	26,810,000.00
August 2020	26,810,000.00
September 2020	26,810,000.00
October 2020	26,810,000.00
November 2020	26,810,000.00
December 2020	26,810,000.00
January 2021	26,810,000.00
February 2021	26,810,000.00
March 2021	26,810,000.00
April 2021	26,810,000.00
May 2021	26,810,000.00
June 2021	26,810,000.00
July 2021	26,810,000.00
August 2021	26,810,000.00
September 2021	26,810,000.00
October 2021	26,810,000.00
November 2021	26,810,000.00
December 2021	26,810,000.00
January 2022	26,810,000.00
February 2022	26,810,000.00
March 2022	26,810,000.00
April 2022	26,810,000.00
May 2022	26,810,000.00
June 2022	26,810,000.00
July 2022	26,810,000.00
August 2022	26,810,000.00
September 2022	26,810,000.00
October 2022	26,810,000.00
November 2022	26,810,000.00
December 2022	26,810,000.00
January 2023	26,810,000.00
February 2023	26,810,000.00
March 2023	26,810,000.00
April 2023	26,810,000.00
May 2023	26,810,000.00
June 2023	26,810,000.00
July 2023	26,810,000.00
August 2023	26,810,000.00
September 2023	26,810,000.00
October 2023	26,810,000.00
November 2023	26,810,000.00
December 2023	26,810,000.00
January 2024	26,810,000.00
February 2024	26,810,000.00
March 2024	26,810,000.00
April 2024	26,810,000.00
May 2024	26,810,000.00
June 2024	26,810,000.00
July 2024	26,810,000.00
August 2024	26,810,000.00
September 2024	26,810,000.00
October 2024	26,810,000.00
November 2024	26,810,000.00
December 2024	26,810,000.00
January 2025	26,808,432.34
February 2025	26,442,505.51
Distribution Date	Class A-SB Planned Principal Balance ($)
March 2025	25,949,890.39
April 2025	25,535,189.85
May 2025	25,092,696.90
June 2025	24,675,156.74
July 2025	24,229,906.60
August 2025	23,809,508.16
September 2025	23,387,717.22
October 2025	22,938,339.71
November 2025	22,513,662.57
December 2025	22,061,482.66
January 2026	21,633,900.35
February 2026	21,204,901.59
March 2026	20,696,613.27
April 2026	20,264,508.02
May 2026	19,805,115.65
June 2026	19,370,056.43
July 2026	18,907,795.85
August 2026	18,469,763.24
September 2026	18,030,279.34
October 2026	17,563,722.54
November 2026	17,121,236.18
December 2026	16,651,764.09
January 2027	16,206,255.55
February 2027	15,759,270.79
March 2027	15,234,682.89
April 2027	14,784,477.33
May 2027	14,307,510.13
June 2027	13,854,231.64
July 2027	13,374,280.73
August 2027	12,917,909.13
September 2027	12,460,025.08
October 2027	11,975,602.31
November 2027	11,514,594.87
December 2027	11,027,139.38
January 2028	10,562,988.03
February 2028	10,097,298.29
March 2028	9,580,527.82
April 2028	9,111,580.87
May 2028	8,616,416.36
June 2028	8,144,273.30
July 2028	7,646,005.46
August 2028	7,170,645.28
September 2028	6,693,709.33
October 2028	6,190,787.74
November 2028	5,710,603.16
December 2028	5,204,527.24
January 2029	4,721,072.67
February 2029	4,236,015.32
March 2029	3,676,924.58
April 2029	3,188,404.37
May 2029	2,674,234.81
June 2029	2,182,389.80
July 2029	1,664,991.95
August 2029	1,169,800.28
September 2029	672,966.67
October 2029	150,725.04
November 2029 and thereafter	0.00

 E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Risk Factors	59
Description of the Mortgage Pool	143
Transaction Parties	248
Credit Risk Retention	283
Description of the Certificates	299
Description of the Mortgage Loan Purchase Agreements	341
Pooling and Servicing Agreement	353
Certain Legal Aspects of Mortgage Loans	463
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	479
Pending Legal Proceedings Involving Transaction Parties	480
Use of Proceeds	481
Yield and Maturity Considerations	481
Material Federal Income Tax Considerations	493
Certain State and Local Tax Considerations	506
Method of Distribution (Underwriter)	506
Incorporation of Certain Information by Reference	508
Where You Can Find More Information	509
Financial Information	509
Certain ERISA Considerations	509
Legal Investment	513
Legal Matters	514
Ratings	514
Index of Defined Terms	517

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$792,922,000

(Approximate)

Barclays
Commercial Mortgage
Securities LLC

Depositor

BBCMS Mortgage Trust 2020-C6
Issuing Entity

Commercial Mortgage Pass-Through

Certificates, Series 2020-C6

Class A-1	$14,352,000
Class A-2	$88,400,000
Class A-3	$0	– $230,000,000
Class A-4	$256,300,000	– $486,300,000
Class A-SB	$26,810,000
Class X-A	$615,862,000
Class X-B	$177,060,000
Class A-S	$105,576,000
Class B	$37,392,000
Class C	$34,092,000

PROSPECTUS

Barclays

Société Générale
Co-Lead Managers and Joint Bookrunners

Bancroft Capital, LLC

Drexel Hamilton
Co-Managers

February       , 2020